FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-190246-02

 PROSPECTUS SUPPLEMENT
(to Prospectus dated December 6, 2013)

$950,919,000 (Approximate)
JPMBB Commercial Mortgage Securities Trust 2013-C17
Issuing Entity
J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor
JPMorgan Chase Bank, National Association
Barclays Bank PLC
General Electric Capital Corporation
Redwood Commercial Mortgage Corporation
RAIT Funding, LLC
Sponsors and Mortgage Loan Sellers
Commercial Mortgage Pass-Through Certificates, Series 2013-C17

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2013-C17 consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class A-S, Class B, Class C and Class EC certificates. The certificates (which are comprised of the certificates offered by this prospectus supplement and the Class X-C, Class D, Class E, Class F, Class NR and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a trust named JPMBB Commercial Mortgage Securities Trust 2013-C17. The assets of the trust will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Collateral Support Deficit” in this prospectus supplement. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in January 2014.

	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Rated Final Distribution Date(3)
Class A-1	$62,159,000		1.2473%	Fixed	October 2018	January 2047
Class A-2	$67,592,000		3.0032%	Fixed	November 2018	January 2047
Class A-3	$210,000,000		3.9277%	Fixed	November 2023	January 2047
Class A-4	$319,103,000		4.1989%	Fixed	December 2023	January 2047
Class A-SB	$98,635,000		3.7050%	Fixed	September 2023	January 2047
Class X-A	$841,354,000	(5)	1.1022%	Variable(6)	December 2023	January 2047
Class A-S(7)	$83,865,000	(8)	4.4584%	Fixed	December 2023	January 2047
Class B(7)	$62,222,000	(8)	4.8873%	WAC(9)	December 2023	January 2047
Class C(7)	$47,343,000	(8)	4.8873%	WAC(9)	December 2023	January 2047
Class EC(7)(10)	$193,430,000	(8)	(11)	N/A(11)	December 2023	January 2047

(Footnotes on table on page S-2)
You should carefully consider the risk factors beginning on page S-46 of this prospectus supplement and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The underwriters, J.P. Morgan Securities LLC, Barclays Capital Inc. and RBS Securities Inc. will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities LLC and Barclays Capital Inc. are acting as co-lead managers and joint bookrunners in the following manner: J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 66.1% of each class of offered certificates and Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 33.9% of each class of offered certificates. RBS Securities Inc.  is acting as co-manager for this offering.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 30, 2013.

We expect to receive from this offering approximately 108.19% of the initial aggregate principal balance of the offered certificates, plus accrued interest from December 1, 2013, before deducting expenses payable by us.

J.P. Morgan	Barclays
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

RBS
Co-Manager

December 20, 2013

JPMBB Commercial Mortgage Securities Trust 2013-C17

Commercial Mortgage Pass-Through Certificates, Series 2013-C17

Washington
1 property
$47,580,000
4.4% of total
Idaho
1 property
$7,500,000
0.7% of total
Missouri
1 property
$8,569,595
0.8% of total
Iowa
1 property
$120,000,000
11.1% of total
Illinois
3 properties
$43,613,861
4.0% of total
Indiana
1 property
$3,300,000
0.3% of total
Michigan
6 properties
$40,343,919
3.7% of total
Pennsylvania
3 properties
$47,600,000
4.4% of total
New York
5 properties
$132,108,816
12.2% of total
Ohio
8 properties
$66,009,204
6.1% of total
Massachusetts
2 properties
$51,000,000
4.7% of total
Nevada
1 property
$6,890,930
0.6% of total
Washington, D.C.
1 property
$31,000,000
2.9% of total
Maryland
2 properties
$55,450,000
5.1% of total
California
4 properties
$35,185,249
3.3% of total
Virginia
3 properties
$13,108,577
1.2% of total
North Carolina
3 properties
$43,775,000
4.0% of total
Arizona
1 property
$3,700,000
0.3% of total
Georgia
2 properties
$78,718,612
7.3% of total
Texas
9 properties
$109,594,884
10.1% of total
Louisiana
1 property
$8,700,000
0.8% of total
Tennessee
4 properties
$44,790,337
4.1% of total
Florida
7 properties
$70,734,951
6.5% of total
Mississippi
1 property
$9,900,000
0.9% of total
Kentucky
1 property
$2,952,881
0.3% of total
0.3% – 2.0% of Initial Pool Balance
2.1% – 10.0% of Initial Pool Balance
10.1% – 12.2% of Initial Pool Balance

SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass-Through Rate	Weighted Average Life (Yrs.)(4)	Principal Window(4)
Offered Certificates
A-1	$62,159,000		30.000%	Fixed	October 2018	1.2473%	2.87	1/14-10/18
A-2	$67,592,000		30.000%	Fixed	November 2018	3.0032%	4.85	10/18-11/18
A-3	$210,000,000		30.000%	Fixed	November 2023	3.9277%	9.85	9/23-11/23
A-4	$319,103,000		30.000%	Fixed	December 2023	4.1989%	9.90	11/23-12/23
A-SB	$98,635,000		30.000%	Fixed	September 2023	3.7050%	7.44	10/18-9/23
X-A	$841,354,000	(5)	N/A	Variable(6)	December 2023	1.1022%	N/A	N/A
A-S(7)	$83,865,000	(8)	22.250%	Fixed	December 2023	4.4584%	9.96	12/23-12/23
B(7)	$62,222,000	(8)	16.500%	WAC(9)	December 2023	4.8873%	9.96	12/23-12/23
C(7)	$47,343,000	(8)	12.125%	WAC(9)	December 2023	4.8873%	9.96	12/23-12/23
EC(7)(10)	$193,430,000	(8)	12.125%	N/A(11)	December 2023	(11)	9.96	12/23-12/23
Non-Offered Certificates(12)
X-C	$82,511,815	(13)	N/A	Variable(14)	January 2024	1.0203%	N/A	N/A
D	$48,696,000		7.625%	WAC(9)	January 2024	4.8873%	10.00	12/23-1/24
E	$21,642,000		5.625%	Fixed(15)	January 2024	3.8670%	10.04	1/24-1/24
F	$12,174,000		4.500%	Fixed(15)	January 2024	3.8670%	10.04	1/24-1/24
NR	$48,695,815		0.000%	Fixed(15)	January 2024	3.8670%	10.04	1/24-1/24

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)
The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, are represented in the aggregate.

(3)
The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this prospectus supplement. The rated final distribution date for each class of offered certificates is the distribution date in January 2047. See “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this prospectus supplement.

(4)
The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates (other than the Class X-A and Class X-C certificates) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in this prospectus supplement and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(5)
The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates). The Class X-A certificates will not be entitled to distributions of principal.

(6)
The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates, weighted on the basis of their respective certificate balances immediately prior to that distribution date and calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates.  See “Description of the Certificates—Distributions” in this prospectus supplement.

(7)
A holder of Class A-S, Class B and Class C certificates may exchange and convert such classes of certificates (on an aggregate basis) for a related amount of Class EC certificates, and a holder of Class EC certificates may exchange and convert that Class for a ratable portion of each class of Class A-S, Class B and Class C certificates.

(8)
The initial certificate balance of any of the Class A-S, Class B or Class C certificates represents the principal balance of such class without giving effect to any exchange and conversion for Class EC certificates. The initial certificate balance of the Class EC certificates is equal to the aggregate of the initial certificate balances of the Class A-S, Class B and Class C certificates and represents the maximum principal balance of such class that could be issued in an exchange and conversion. In the event that none of the Class A-S, Class B and Class C certificates are converted to Class EC certificates, the Class EC certificate balance would be equal to zero. Other than for federal income tax purposes, any exchange of (i) a portion of the Class A-S, Class B or Class C certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of Class A-S, Class B and Class C certificates for, and an increase, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related certificate balances of each class of Class A-S, Class B and Class C certificates.

(9)
The pass-through rate applicable to the Class B, Class C and Class D certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(10)
Although the Class EC certificates are listed below the Class C certificates in the chart, the Class EC certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C certificates. For purposes of determining the approximate initial credit support for Class EC certificates, the calculation is based on the aggregate initial class certificate balance of the Class A-S, Class B and Class C certificates as if they were a single class.

(11)
The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest that would otherwise be distributable on the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates.  The effective pass-through rate applicable to the Class EC certificates for the initial distribution date is approximately 4.7013% per annum.

(12)	The Class R certificates are not represented in the above table.

(13)
The notional amount of the Class X-C certificates will be equal to the aggregate of the certificate balances of the Class E, Class F and Class NR certificates. The Class X-C certificates will not be entitled to distributions of principal.

(14)
The pass-through rate for the Class X-C certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class E, Class F and Class NR certificates, weighted on the basis of their respective certificate balances immediately prior to that distribution date. See “Description of the Certificates—Distributions” in this prospectus supplement.

(15)
The pass-through rate applicable to the Class E, Class F and Class NR certificates on each distribution date will be a per annum rate equal to the lesser of (i) the rate specified above or (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

The Class X-C, Class D, Class E, Class F, Class NR and Class R certificates are not offered by this prospectus supplement.  Any information in this prospectus supplement concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

SUMMARY OF CERTIFICATES	S-2	Office Properties Have Special
IMPORTANT NOTICE REGARDING		Risks	S-58
THE OFFERED CERTIFICATES	S-8	Industrial Properties Have Special
IMPORTANT NOTICE ABOUT		Risks	S-59
INFORMATION PRESENTED IN		Hotel Properties Have Special Risks	S-60
THIS PROSPECTUS		Risks Relating to Affiliation with a
SUPPLEMENT AND THE		Franchise or Hotel Management
ACCOMPANYING PROSPECTUS	S-8	Company	S-61
SUMMARY OF TERMS	S-13	Mixed Use Facilities Have Special
RISK FACTORS	S-46	Risks	S-62
Combination or “Layering” of		Manufactured Housing Community
Multiple Risks May Significantly		Properties Have Special Risks	S-62
Increase Risk of Loss	S-46	Self-Storage Properties Have
The Offered Certificates May Not Be		Special Risks	S-64
a Suitable Investment for You	S-46	Parking Garage Properties Have
The Credit Crisis and Downturn in		Special Risks	S-65
the Real Estate Market Have		Risks of Lease Early Termination
Adversely Affected and May		Options	S-66
Continue To Adversely Affect		Geographic Concentration Entails
the Value of Commercial		Risks	S-67
Mortgage-Backed Securities	S-46	Risks Relating to Mortgage Loan
Market Considerations and Limited		Concentrations and Borrower-
Liquidity	S-47	Sponsor Concentrations	S-68
Legal and Regulatory Provisions		The Borrower’s Form of Entity May
Affecting Investors Could		Cause Special Risks	S-70
Adversely Affect the Liquidity of		Tenancies-in-Common May Hinder
the Certificates	S-48	Recovery	S-72
The Volatile Economy and Credit		Additional Debt or the Ability To
Crisis May Increase Loan		Incur Other Borrowings Entails
Defaults and Affect the Value		Risk	S-73
and Liquidity of Your Investment	S-49	Borrower May Be Unable To Repay
The Prospective Performance of the		Remaining Principal Balance on
Mortgage Loans Included in the		Maturity Date or Anticipated
Trust Fund Should Be		Repayment Date; Longer
Evaluated Separately from the		Amortization Schedules and
Performance of the Mortgage		Interest-Only Provisions Create
Loans in Any of Our Other		Risks	S-74
Trusts	S-52	Tenant Concentration Entails Risk	S-76
Commercial Lending Is Dependent		Certain Additional Risks Relating to
Upon Net Operating Income	S-52	Tenants	S-76
Risks Relating to Underwritten Net		Options and Other Purchase Rights
Cash Flow	S-53	May Affect Value or Hinder
Limited Information Causes		Recovery with Respect to the
Uncertainty	S-54	Mortgaged Properties	S-78
No Reunderwriting of the Mortgage		Risks Related to Redevelopment
Loans	S-54	and Renovation at the
Risks Associated with Commercial		Mortgaged Properties	S-79
Real Estate Lending	S-54	Mortgaged Properties Leased to
Risks Associated with Retail		Borrowers or Borrower Affiliated
Properties	S-55	Entities Also Have Risks	S-80
Multifamily Properties Have Special		Tenant Bankruptcy Entails Risks	S-80
Risks	S-57

Mortgage Loans Are Nonrecourse		Potential Conflicts of Interest of
and Are Not Insured or		the Directing
Guaranteed	S-81	Certificateholder	S-94
Lack of Skillful Property		Conflicts Between
Management Entails Risks	S-81	Certificateholders and the
The Performance of a Mortgage		Holder of a Companion
Loan and the Related		Loan	S-95
Mortgaged Property Depends in		Potential Conflicts of Interest of
Part on Who Controls the		the Underwriters and Their
Borrower and the Related		Affiliates	S-95
Mortgaged Property	S-81	Other Possible Conflicts of
Some Mortgaged Properties May		Interest	S-96
Not Be Readily Convertible to		Potential Conflicts of Interest in
Alternative Uses	S-82	the Selection of the
Condominiums and Master		Mortgage Loans	S-97
Developments May Limit Use		Your Lack of Control Over the Trust
and Improvements	S-82	Can Adversely Impact Your
Mortgage Loans Secured by		Investment	S-98
Leasehold Interests May		Special Servicer May Be Directed
Expose Investors to Greater		To Take Actions	S-99
Risks of Default and Loss	S-83	The Sponsors, the Depositor and
Limitations of Appraisals	S-83	the Trust Are Subject to
Different Timing of Mortgage Loan		Bankruptcy or Insolvency Laws
Amortization Poses Certain		That May Affect the Trust
Risks	S-84	Fund’s Ownership of the
Environmental Risks Relating to the		Mortgage Loans	S-100
Mortgaged Properties	S-84	Risks Relating to the Exchangeable
Availability of Earthquake, Flood		Certificates and Class EC
and Other Insurance	S-87	Certificates	S-101
Risks Associated with Blanket		Risks Relating to Prepayments and
Insurance Policies or Self-		Repurchases	S-101
Insurance	S-88	Optional Early Termination of the
Availability of Terrorism Insurance	S-88	Trust Fund May Result in an
Zoning Compliance, Use		Adverse Impact on Your Yield or
Restrictions and Condemnation		May Result in a Loss	S-105
May Adversely Affect Property		The Mortgage Loan Sellers May Not
Value	S-89	Be Able To Make a Required
Increases in Real Estate Taxes Due		Repurchase or Substitution of a
to Termination of a PILOT		Defective Mortgage Loan	S-105
Program or Other Tax		Realization on Certain Mortgage
Abatement Arrangements May		Loans May Be Adversely
Reduce Net Cash Flow and		Affected by the Rights of the
Payments to Certificateholders	S-90	Mezzanine Lender	S-105
Litigation or Other Legal		Limited Obligations	S-105
Proceedings Could Adversely		Changes to Accounting Standards
Affect the Mortgage Loans	S-90	and Regulatory Restrictions
Certain of the Mortgage Loans Lack		Could Have an Adverse Impact
Customary Provisions	S-91	on the Certificates	S-106
Potential Conflicts of Interest	S-92	Tax Consequences Related to
Potential Conflicts of Interest of		Foreclosure	S-106
the Sponsors and Mortgage		State and Local Tax Considerations	S-106
Loan Sellers	S-92	Ratings of the Certificates	S-107
Potential Conflicts of Interest of		DESCRIPTION OF THE MORTGAGE
the Master Servicer and the		POOL	S-109
Special Servicer	S-93	General	S-109
		Mortgage Pool Characteristics	S-110

General	S-110	Lockbox Accounts	S-160
Fee & Leasehold Estates;		TRANSACTION PARTIES	S-162
Ground Leases	S-112	The Sponsors and Mortgage Loan
Mortgage Loan Concentrations	S-113	Sellers	S-162
Cross-Collateralized Mortgage		JPMorgan Chase Bank,
Loans; Multi-Property		National Association	S-162
Mortgage Loans and		Barclays Bank PLC	S-171
Related Borrower Mortgage		General Electric Capital
Loans	S-114	Corporation	S-176
Tenancies-in-Common	S-115	Redwood Commercial Mortgage
Property Type Concentrations	S-116	Corporation	S-184
Geographic Concentrations	S-118	RAIT Funding, LLC	S-191
Additional Debt	S-119	The Depositor	S-195
The Whole Loans	S-122	Significant Obligor	S-195
The Jordan Creek Town Center		The Trust	S-196
Whole Loan	S-122	The Trustee	S-196
The Aire Whole Loan	S-126	The Certificate Administrator	S-197
Net Cash Flow and Certain		Resignation and Removal of the
Underwriting Considerations	S-129	Trustee and the Certificate
Mortgaged Property Considerations	S-131	Administrator	S-199
Environmental Considerations	S-131	The Master Servicer	S-200
Property Renovation Issues	S-132	The Special Servicer	S-203
Litigation Considerations;		Replacement of the Special Servicer	S-206
Bankruptcy Issues and		Servicing and Other Compensation
Other Proceedings	S-132	and Payment of Expenses	S-207
Tenant Issues	S-136	The Senior Trust Advisor	S-217
Purchase Options, Rights of		DESCRIPTION OF THE
First Refusal and Rights of		CERTIFICATES	S-218
First Offer	S-138	General	S-218
Additional Considerations	S-138	Exchanges of Exchangeable
Assessments of Property Value and		Certificates and Class EC
Condition	S-140	Certificates	S-220
Appraisals	S-140	Exchanges	S-220
Engineering Reports	S-140	Procedures and Fees	S-221
Zoning and Building Code		Book-Entry Registration and
Compliance and		Definitive Certificates	S-222
Condemnation	S-141	List of Certificateholders	S-224
Certain Terms and Conditions of the		Distributions	S-224
Mortgage Loans	S-141	Allocation of Yield Maintenance
ARD Loan	S-145	Charges and Prepayment
Defeasance; Collateral		Premiums	S-238
Substitution; Property		Assumed Final Distribution Date;
Releases	S-145	Rated Final Distribution Date	S-239
Releases of Individual		Subordination; Allocation of
Mortgaged Properties	S-146	Collateral Support Deficit	S-240
Other Releases	S-148	Advances	S-243
“Due-on-Sale” and “Due-on-		Appraisal Reductions	S-246
Encumbrance” Provisions	S-148	Reports to Certificateholders;
Hazard, Liability and Other		Certain Available Information	S-250
Insurance	S-150	Voting Rights	S-257
Additional Mortgage Loan		Termination; Retirement of
Information	S-151	Certificates	S-258
Sale of Mortgage Loans; Mortgage		SERVICING OF THE MORTGAGE
File Delivery	S-156	LOANS	S-259
Representations and Warranties;		General	S-259
Repurchases and Substitutions	S-157	The Directing Certificateholder	S-263

Limitation on Liability of Directing		TRANSACTIONS INVOLVING
Certificateholder	S-268	TRANSACTION PARTIES	S-296
The Senior Trust Advisor	S-268	PENDING LEGAL PROCEEDINGS
Consultation Duties of the		INVOLVING TRANSACTION
Senior Trust Advisor After a		PARTIES	S-296
Control Event	S-271	USE OF PROCEEDS	S-297
Replacement of the Special		YIELD AND MATURITY
Servicer	S-272	CONSIDERATIONS	S-297
Termination and Resignation of		Yield Considerations	S-297
the Senior Trust Advisor	S-272	Weighted Average Life	S-300
Senior Trust Advisor		Yield Sensitivity of the Class X-A
Compensation	S-273	Certificates	S-306
Maintenance of Insurance	S-274	Pre-Tax Yield to Maturity Tables	S-307
Modifications, Waivers and		MATERIAL FEDERAL INCOME TAX
Amendments	S-276	CONSEQUENCES	S-311
Mortgage Loans with “Due-on-Sale”		General	S-311
and “Due-on-Encumbrance”		Tax Status of Offered Certificates	S-312
Provisions	S-278	Taxation of Offered Certificates	S-312
Realization Upon Defaulted		Taxation of the Class EC
Mortgage Loans	S-279	Certificates	S-313
Servicing of The Aire Mortgage		Taxation of Foreign Investors	S-314
Loan	S-282	Further Information	S-314
Inspections; Collection of Operating		CERTAIN STATE AND LOCAL TAX
Information	S-284	CONSIDERATIONS	S-314
Certain Matters Regarding the		METHOD OF DISTRIBUTION
Master Servicer, the Special		(UNDERWRITER CONFLICTS OF
Servicer, the Senior Trust		INTEREST)	S-314
Advisor and the Depositor	S-285	CERTAIN ERISA CONSIDERATIONS	S-316
Rating Agency Confirmations	S-287	CERTAIN LEGAL ASPECTS OF THE
Evidence as to Compliance	S-288	MORTGAGE LOANS	S-318
Servicer Termination Events	S-290	LEGAL INVESTMENT	S-319
Rights Upon Servicer Termination		LEGAL MATTERS	S-320
Event	S-291	RATINGS	S-320
Amendment	S-293	INDEX OF DEFINED TERMS	S-322
CERTAIN AFFILIATIONS,
RELATIONSHIPS AND RELATED

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-3	DESCRIPTION OF TOP TEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS

ANNEX C	FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT

ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.  References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this prospectus supplement insofar as they relate to the certificates offered by this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-2 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

Summary of Terms, commencing on page S-13 of this prospectus supplement, which gives a brief introduction of the key features of the certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-46 of this prospectus supplement, which describe risks that apply to the certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to Sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these Sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page S-322 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 132 of the prospectus.

All annexes and schedules attached to this prospectus supplement are a part of this prospectus supplement.

In this prospectus supplement, the terms “depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.  ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS SUPPLEMENT TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS SUPPLEMENT TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS SUPPLEMENT.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor
J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 383 Madison Avenue, 31st Floor, New York, New York 10179, and its telephone number is (212) 272-6858. See “Transaction Parties—The Depositor” in this prospectus supplement.

Issuing Entity
JPMBB Commercial Mortgage Securities Trust 2013-C17, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Trust” in this prospectus supplement.

Mortgage Loan Sellers
JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, Barclays Bank PLC, a public limited company registered in England and Wales, General Electric Capital Corporation, a Delaware corporation, Redwood Commercial Mortgage Corporation, a Delaware corporation and RAIT Funding, LLC, a Delaware limited liability company. JPMorgan Chase Bank, National Association is also an affiliate of each of the depositor and J.P. Morgan Securities LLC, one of the underwriters and an initial purchaser of the non-offered certificates.  Barclays Bank PLC is an affiliate of Barclays Capital Inc., one of the underwriters and an initial purchaser of the non-offered certificates.  See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this prospectus supplement.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMCB	18	$523,468,252	48.4%
Barclays	23	305,765,499	28.3
GECC	4	117,300,000	10.8
RCMC	8	74,929,899	6.9
RAIT	11	60,663,165	5.6
Total	64	$1,082,126,815	100.0%

Master Servicer
Wells Fargo Bank, National Association, a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.  See “Transaction Parties—The Master Servicer” in this prospectus supplement.

The Aire whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2013-C16, Commercial Mortgage Pass-Through Certificates, Series 2013-C16. The master servicer of The Aire whole loan under the 2013-C16 pooling and servicing agreement is Wells Fargo Bank, National Association.

See “Description of the Mortgage Pool—The Whole Loans—The Aire Whole Loan” and “Servicing of the Mortgage Loans—Servicing of The Aire Mortgage Loan” in this prospectus supplement.

Special Servicer
Situs Holdings, LLC, a Delaware limited liability company, will act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. Situs Holdings, LLC was appointed to be the special servicer by an affiliated fund of, or an entity controlled by affiliate funds of Perella Weinberg Partners Asset Based Value Master Fund I L.P., which entity (or its affiliate) is expected to be the initial directing certificateholder. Situs Holdings, LLC is not affiliated with Perella Weinberg Partners Asset Based Value Strategy or Square Mile Capital Management LLC or their affiliates. It is anticipated that (i) affiliated funds of Perella Weinberg Partners Asset Based Value Strategy and (ii) an entity controlled by affiliate funds of Square Mile Capital Management LLC will purchase an equal controlling majority of the Class F and Class NR Certificates and may purchase other classes of certificates and (iii) entities managed by Ellington Management Group, LLC will purchase 100% of the Class E and may purchase other classes of certificates.  The principal executive office of Situs Holdings, LLC is located at 4665 Southwest Freeway, Houston, Texas 77027, and its telephone number is (713) 328-4400.  Situs Holdings, LLC maintains its principal special servicing office at 2 Embarcadero Center, Suite 1300, San Francisco, California 94111. See “Transaction Parties—The Special Servicer” in this prospectus supplement.

The Aire whole loan will be specially serviced under the 2013-C16 pooling and servicing agreement. The special servicer of The Aire whole loan under the 2013-C16 pooling and servicing agreement is Midland Loan Services, a Division of PNC Bank, National Association.

See “Description of the Mortgage Pool—The Whole Loans—The Aire Whole Loan” and “Servicing of the Mortgage Loans—

Servicing of The Aire Mortgage Loan” in this prospectus supplement.

Trustee
Deutsche Bank Trust Company Americas, a New York banking corporation. The corporate trust offices of Deutsche Bank Trust Company Americas are located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration—JP1317. Its telephone number is (714) 247-6000. See “Transaction Parties—The Trustee” in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan except for The Aire mortgage loan for which U.S. Bank National Association, in its capacity as trustee, under the 2013-C16 pooling and servicing agreement, is the mortgagee of record under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2013-C16.

Certificate Administrator and Custodian

Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator, custodian, certificate registrar and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer services, at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Trustee” and “—The Certificate Administrator” in this prospectus supplement.

Sponsors
JPMorgan Chase Bank, National Association, a national banking association, Barclays Bank PLC, a public limited company registered in England and Wales, General Electric Capital Corporation, a Delaware corporation, Redwood Commercial Mortgage Corporation, a Delaware corporation and RAIT Funding, LLC, a Delaware limited liability company. For more information, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this prospectus supplement and “The Sponsor” in the prospectus.

Significant Obligor	The following mortgaged property is a “significant obligor” of the trust within the meaning given that term in Regulation AB under the Securities Act of 1933, as amended:

The Jordan Creek Town Center mortgaged property secures a mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $120,000,000, which represents approximately 11.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See Annex A-1 and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 and “Transaction Parties—Significant Obligor” in this prospectus supplement.

Senior Trust Advisor
Pentalpha Surveillance LLC, a Delaware limited liability company, will be the senior trust advisor. During such time as (x) the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance of the Class E certificates or (y) a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its right to exercise any of its rights as the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder, the senior trust advisor will generally be required to review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans. In addition, during such time, the senior trust advisor will consult on a non-binding basis with the special servicer with regard to certain matters with respect to the servicing of specially serviced mortgage loans to the extent set forth in the pooling and servicing agreement and described in this prospectus supplement. See “Transaction Parties—The Senior Trust Advisor” in this prospectus supplement.

From time to time and under certain circumstances, the senior trust advisor, in order to maintain its familiarity with the mortgage loans, is required to review promptly certain information available to privileged persons regarding the mortgage loans and certain asset status reports; however, the senior trust advisor generally will not be involved in any assessment of specific actions of the special servicer or be obligated to deliver any reports or otherwise provide feedback to investors as to any specific actions of the special servicer and, in any event, will be subject to limitations set forth in the pooling and servicing agreement and described in this prospectus supplement.

From time to time and under certain circumstances, the senior trust advisor will also prepare an annual report to be provided to the certificate administrator for the benefit of the certificateholders setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

After the occurrence of a consultation termination event, if the senior trust advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the senior trust advisor may recommend the replacement of the special servicer as described under “Transaction Parties—Replacement of the Special Servicer” in this prospectus supplement.

For additional information regarding the responsibilities of the senior trust advisor, see “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this prospectus supplement.

The senior trust advisor will be entitled to a fee payable on each distribution date calculated on the outstanding principal amount of each mortgage loan in the trust fund and the senior trust advisor fee rate, and will have certain rights to indemnification for certain expenses by the trust fund. The senior trust advisor will also be entitled under certain circumstances to a consulting fee. See “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this prospectus supplement.

Notwithstanding the foregoing, the senior trust advisor will have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to The Aire whole loan, which will be serviced pursuant to the 2013-C16 pooling and servicing agreement, or any related REO property. However, Pentalpha Surveillance LLC is also the senior trust advisor under the 2013-C16 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to The Aire whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this transaction.  See “Description of the Mortgage Pool—The Whole Loans—The Aire Whole Loan” in this prospectus supplement.

Directing Certificateholder
With respect to each mortgage loan (other than The Aire mortgage loan), the directing certificateholder will be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

The controlling class will be the most subordinate class of the Class E, Class F and Class NR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder (including the consent and consultation rights described below). No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

The directing certificateholder will have certain consent and consultation rights under the pooling and servicing agreement in certain circumstances with respect to the mortgage loans (other than The Aire mortgage loan); provided that, after and during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance, the consent rights will terminate.  After such time that none of the Class E, Class F and Class NR certificates has a then-outstanding certificate balance at least equal to 25% of the initial certificate balance of that class without regard to the application of any appraisal reductions, the consultation rights of the directing certificateholder will terminate.

The directing certificateholder under the 2013-C16 pooling and servicing agreement will have certain consent and consultation rights with respect to The Aire whole loan that are substantially similar to those of the directing certificateholder under the pooling and servicing agreement, subject to similar appraisal mechanics.  See “Description of the Mortgage Pool—The Whole Loans—The Aire Whole Loan” in this prospectus supplement.

It is anticipated that Perella Weinberg Partners Asset Based Value Master Fund I L.P. will be the initial directing certificateholder with respect to each mortgage loan (other than The Aire mortgage loan).  See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder” in this prospectus supplement.

Certain Affiliations
JPMorgan Chase Bank, National Association and its affiliates have several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, National Association. JPMorgan Chase Bank, National Association, Barclays Bank PLC, General Electric Capital Corporation, Redwood Commercial Mortgage Corporation and RAIT Funding, LLC, each have (or, as of the closing date, will have) originated or acquired their respective mortgage loans and will be selling them to the depositor.

JPMorgan Chase Bank, National Association is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates. JPMorgan Chase Bank, National Association is also a sponsor.  In addition, JPMorgan Chase Bank, National Association currently holds the Jordan Creek Town Center pari passu companion loan; however, JPMorgan Chase Bank, National Association expects to deposit such pari passu companion loan into a future securitization.

Barclays Bank PLC, one of the sponsors and a mortgage loan seller, is an affiliate of Barclays Capital Inc., an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates.  Barclays Bank PLC provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, one of the sponsors and a mortgage loan seller, through a repurchase facility.  Certain of the mortgage loans that RAIT Funding, LLC originated that will be included in the trust are subject to that repurchase facility.  Proceeds received by RAIT CMBS Conduit II, LLC will be applied, among other things, to reacquire the financed mortgage loans and make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Redwood Commercial Mortgage Corporation is a wholly-owned subsidiary of Redwood Trust, Inc.  Redwood Trust, Inc. will guarantee the performance of Redwood Commercial Mortgage Corporation’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and

“—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

RAIT Funding, LLC is a wholly-owned indirect subsidiary of RAIT Financial Trust.  RAIT Financial Trust will guarantee the performance of RAIT Funding, LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Wells Fargo Bank, National Association is the master servicer, the certificate administrator, the custodian, the certificate registrar, the 17g-5 information provider and the master servicer under the 2013-C16 pooling and servicing agreement with respect to The Aire pari passu companion loan.

Situs Holdings, LLC, which is acting as the special servicer, assisted affiliated funds of Perella Weinberg Partners Asset Based Value Strategy and an entity controlled by affiliated funds of Square Mile Capital Management LLC with due diligence relating to the mortgage loans to be included in the mortgage pool. Situs Holdings, LLC is not affiliated with Perella Weinberg Partners Asset Based Value Strategy or Square Mile Capital Management LLC or their affiliates. Situs Holdings, LLC has assisted JPMorgan Chase Bank, National Association in the preparation of loan descriptions of some of the mortgage loans prior to the origination of such mortgage loans as part of its ordinary course of business.  This included, without limitation, services such as reviewing leases and preparing lease abstracts.

These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under “Risk Factors—Potential Conflicts of Interest” in this prospectus supplement.

Cut-off Date
With respect to each mortgage loan, the related due date in December 2013, or with respect to any mortgage loan that has its first due date in January or February 2014, the earlier of the date that would have otherwise been the related due date in December 2013 or the origination date.

Closing Date	On or about December 30, 2013.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2014.

Interest Accrual Period
Interest will accrue on the offered certificates during the calendar month prior to the related distribution date. Interest will be calculated on the offered certificates assuming that each month has 30 days and each year has 360 days.

Due Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	The 11th calendar day of each month or, if the 11th calendar day is not a business day, then the business day immediately succeeding such 11th calendar day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Assumed Final Distribution Date
The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this prospectus supplement:

Class A-1	October 2018
Class A-2	November 2018
Class A-3	November 2023
Class A-4	December 2023
Class A-SB	September 2023
Class X-A	December 2023
Class A-S	December 2023
Class B	December 2023
Class C	December 2023
Class EC	December 2023

Transaction Overview

          On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee and the senior trust advisor. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and The Aire mortgage loan) in accordance with the pooling and servicing agreement and provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2013-C17:

●	Class A-1
●	Class A-2
●	Class A-3
●	Class A-4
●	Class A-SB
●	Class X-A
●	Class A-S
●	Class B
●	Class C
●	Class EC

The certificates will consist of the above classes and the following classes that are not being offered by this prospectus supplement and the accompanying prospectus: Class X-C, Class D, Class E, Class F, Class NR and Class R.

The certificates will collectively represent beneficial ownership in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 64 fixed rate commercial mortgage loans secured by first mortgage liens on 72 mortgaged properties.  The mortgage loans are comprised of (i) 62 mortgage loans (which have no related pari passu interest secured by the related mortgaged property) and (ii) two (2) mortgage loans represented by a pari passu portion of a split whole loan secured by the related mortgaged property.

For purposes of the mortgage loan and pool composition data and other information contained in this prospectus supplement (including the annexes and statistical information), the above described pari passu companion loans are not reflected in this prospectus supplement, and the term “mortgage loan” does not include any pari passu loan, unless otherwise expressly stated in this prospectus supplement.  Loan-to-value ratios, debt service coverage ratios and debt yield ratios with respect to any mortgage loan with a pari passu companion loan are calculated including the principal balance and debt service payment of the related pari passu companion loan. Whenever percentages and other information in this prospectus supplement are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or comprised of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

Certificate Balances and Notional Amount	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

	Class A-1	$62,159,000
	Class A-2	$67,592,000
	Class A-3	$210,000,000
	Class A-4	$319,103,000
	Class A-SB	$98,635,000
	Class X-A	$841,354,000
	Class A-S	$83,865,000	(1)
	Class B	$62,222,000	(1)
	Class C	$47,343,000	(1)
	Class EC	$193,430,000	(1)

	(1)
The initial certificate balance of any of the Class A-S, Class B or Class C certificates represents the principal balance of such class without giving effect to any exchange and conversion for Class EC certificates. The initial certificate balance of the Class EC certificates is equal to the aggregate of the initial certificate balances of the Class A-S, Class B and Class C certificates and represents the maximum principal balance of such class that could be issued in an exchange and conversion. In the event that none of the Class A-S, Class B and Class C certificates are converted to Class EC certificates, the Class EC certificate balance would be equal to zero. Other than for federal income tax purposes, any exchange of (i) a portion of the Class A-S, Class B or Class C certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of Class A-S, Class B and Class C certificates for, and an increase, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related certificate balances of each class of Class A-S, Class B and Class C certificates.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class:

	Class A-1	1.2473%
	Class A-2	3.0032%
	Class A-3	3.9277%
	Class A-4	4.1989%
	Class A-SB	3.7050%
	Class X-A	1.1022% (1)
	Class A-S	4.4584%
	Class B	4.8873% (2)
	Class C	4.8873% (2)
	Class EC	N/A(3)

	(1)
The interest accrual amount on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates (calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates). The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates weighted on the basis of their respective certificate balances immediately prior to that distribution date (calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) as described under “Description of the Certificates—Distributions” in this prospectus supplement.

(2)
The pass-through rate applicable to the Class B and Class C certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for such distribution date.  See “Description of the Certificates—Distributions—Pass-Through Rates” in this prospectus supplement.

(3)
The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest that would otherwise be distributable on the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates. The effective pass-through rate applicable to the Class EC certificates for the initial distribution date is approximately 4.7013% per annum.

B. Class EC and
Exchangeable Certificates
Exchangeable certificates (the Class A-S, Class B and Class C certificates), in the exchange proportion described in this prospectus supplement, may be converted in an exchange for Class EC certificates. Conversely, Class EC certificates may be converted in an exchange for a proportionate interest in the exchangeable certificates (in the exchange proportion described in this prospectus supplement). The Class EC certificates will receive principal and interest that would otherwise have been payable on the portion of the exchangeable certificates that have been exchanged for such Class EC certificates. Any such allocations of principal and interest as between Class EC certificates, on the one hand, and exchangeable certificates, on the other hand, will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this prospectus supplement. See “Description of the Certificates—Exchanges of Exchangeable Certificates and Class EC Certificates” in this prospectus supplement for a description of the conversion and exchange procedures relating to the Class EC certificates and the exchangeable certificates. See also “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to the Exchangeable Certificates and Class EC Certificates” in this prospectus supplement.

C. Interest Rate Calculation
Convention	Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount” in this prospectus supplement.

D. Servicing and
Administration Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan and the Jordan Creek Town Center companion loan and, with respect to special servicing fees, if the related loan interest payments (or other collections in respect of the related loan or property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date pursuant to the pooling and servicing agreement, which includes the master servicing fee and the portion of the servicing fee payable to any primary servicer, is calculated on the outstanding principal amount of each mortgage loan (including The Aire mortgage loan) in the trust at the servicing fee rate equal to a per annum rate ranging from 0.0050% to 0.0725%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan that is a specially serviced mortgage loan or REO loan on a loan-by-loan basis at the special servicing fee rate equal to a per annum rate of 0.25%; provided, that the special servicer will not be entitled to a special servicing fee with respect to The Aire mortgage loan, but the special servicer under the 2013-C16 pooling and servicing agreement will be entitled to a special servicing fee of 0.25% per annum. Any primary servicing fees (including fees to the master servicer under the 2013-C16 pooling and servicing agreement for The Aire companion loan) or sub-servicing fees will be paid by the master servicer or special servicer, respectively, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including The Aire mortgage loan) in the trust fund at the certificate administrator fee rate equal to a per annum rate of 0.0042%. The trustee fee is payable by the certificate administrator from the certificate administrator fee. The senior trust advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan (including The Aire mortgage loan) in the trust fund and at the senior trust advisor fee rate, which will be a per annum rate of 0.0021%. The senior trust advisor will also be entitled under certain circumstances to a consulting fee. Fees payable by the trust to the master servicer, special servicer and senior trust advisor are generally payable prior to any distributions to certificateholders. See “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” and “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this prospectus supplement.

Additionally, with respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan (but not any companion loan) in the trust will be payable to the Commercial Real Estate Finance Council as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Distributions

A. Amount and Order of
Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements, expenses and yield maintenance charges or other prepayment premiums will be distributed to the certificates in the following amounts and order of priority:

First/Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class X-C certificates: To pay interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class X-C certificates, pro rata, in each case in accordance with their interest entitlements.

Second/Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates: To the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus supplement, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance on the Class A-4 certificates has been reduced to zero, and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third/Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth/Class A-S certificates: To the Class A-S certificates as follows: (a) first, to interest on the Class A-S certificates, in an amount up to their interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates), to principal on the Class A-S certificates, until the certificate balance of the Class A-S certificates has been reduced to zero; and (c) third, to reimburse the Class A-S certificates, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Sixth/Class C certificates: To the Class C certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Seventh/Non-offered certificates (other than the Class X-C certificates): In the amounts and order of priority described in “Description of the Certificates—Distributions” in this prospectus supplement.

On each distribution date, the Class EC certificates will receive, in the aggregate, the sum of the principal and interest and other amounts otherwise distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates and will similarly be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates.

B. Interest and Principal
Entitlements
A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” in this prospectus supplement.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” in this prospectus supplement.

C. Yield Maintenance Charges and
Prepayment Premiums
Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus supplement.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

D. General
The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R certificates); provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-C or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amount of the Class X-A or Class X-C certificates and, therefore, the amount of interest they accrue.

	(1)	The Class X-A and Class X-C certificates are interest-only certificates and the Class X-C certificates are not offered by this prospectus supplement.

(2)
The Class A-S, Class B and Class C certificates may be exchanged for Class EC certificates in the manner described under “Description of the Certificates—Exchanges of Exchangeable Certificates and Class EC Certificates” in this prospectus supplement.

	(3)	Other than the Class X-C and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

On each distribution date, the Class EC certificates will receive, in the aggregate, the sum of the principal and interest and other amounts otherwise distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates and will similarly be allocated any realized losses and other shortfalls otherwise allocable to the Class A-S,

Class B and Class C certificates that are converted in an exchange for such Class EC certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-C or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates). The notional amount of the Class X-C certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class E, Class F and Class NR certificates.

See “Description of the Certificates” in this prospectus supplement.

E. Shortfalls in Available Funds
The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from the application of appraisal reductions to reduce principal and interest advances; shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the depositor, master servicer, special servicer, certificate administrator, trustee or senior trust advisor; shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and shortfalls resulting from other unanticipated or default-related expenses of the trust. Prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class EC and Class R certificates), on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus supplement. The Class EC certificates will receive the sum of the interest that would otherwise be distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates, and will therefore bear the risk of prepayment interest shortfalls that would otherwise be allocated to such certificates. See “Description of the Certificates—Distributions—Priority” in this prospectus supplement.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a due period will be distributed to the holders of the Class NR certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement. The Class NR certificates will be entitled to such distributions of excess interest notwithstanding any reduction of their related certificate balance to zero.

Advances

A. P&I Advances
The master servicer is required to advance a delinquent periodic mortgage loan payment (unless the master servicer or the special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). See “Description of the Certificates—Advances” in this prospectus supplement. There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. See “Description of the Certificates—Advances” in this prospectus supplement. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the certificate administrator’s fee and the CREFC® license fee. See “Description of the Certificates—Advances” in this prospectus supplement. None of the master servicer, special servicer or trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not part of the trust.

B. Property Protection Advances
The master servicer may be required to make advances with respect to mortgage loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances; provided, that in an urgent or emergency situation requiring the making of a property protection advance,

the special servicer may make such property protection advance, and the master servicer will be required to reimburse the special servicer for such advance (with interest on that advance) within a specified number of days as set forth in the pooling and servicing agreement, unless such advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once reimbursed, the master servicer will be deemed to have made such property protection advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that advance in accordance with the terms of the pooling and servicing agreement.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See “Description of the Certificates—Advances” in this prospectus supplement.

With respect to The Aire mortgage loan, the master servicer under the 2013-C16 pooling and servicing agreement will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances
The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Description of the Certificates—Advances” and “—Subordination; Allocation of Collateral Support Deficit” in this prospectus supplement.

The Mortgage Loans

The Mortgage Pool
The trust’s primary assets will be 64 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 72 commercial, multifamily and manufactured housing properties. See “Description of the Mortgage Pool—Additional Debt” in this prospectus supplement.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,082,126,815.

Pari Passu Whole Loans

In the case of the two (2) mortgage loans referred to in this prospectus supplement as the Jordan Creek Town Center mortgage loan and The Aire mortgage loan (identified as Loan Nos. 1 and 3, respectively, on Annex A-1 to this prospectus supplement), representing approximately 11.1% and 8.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each such mortgage loan is secured by the same mortgage instrument on the same mortgaged property as one related pari passu companion loan, that are each evidenced by a pari passu note that is not part of the trust, and that are referred to in this prospectus supplement as the respective “pari passu companion loans”.

The following table and discussion contains general information regarding the whole loans:

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Principal Balance	Approx. % of Initial Pool Balance	Pari Passu Companion Loans Original Balance
1	Jordan Creek Town Center	$120,000,000	11.1%	$100,000,000
3	The Aire	$90,000,000	8.3%	$135,000,000

Each mortgage loan identified in the above table is included in the trust; however, neither of the related companion loans are included in the trust. In the case of The Aire whole loan, the related pari passu companion loan is included in the J.P. Morgan Chase Commercial Mortgage Securities Trust 2013-C16. In the case of the Jordan Creek Town Center whole loan, such pari passu companion loan is expected to be deposited into a future securitization. In each instance, the related pari passu companion loan is pari passu in right of payment with the related mortgage loan.

The Aire mortgage loan and The Aire pari passu companion loan will each be serviced under the 2013-C16 pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2013-C16, Commercial Mortgage Pass-Through Certificates, Series 2013-C16. In addition, pursuant to the intercreditor agreement related to such companion loan, the directing certificateholder under that securitization may exercise certain rights granted to the holder of The Aire pari passu companion loan, and therefore will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the 2013-C16 master servicer and/or the 2013-C16 special servicer with respect to various servicing matters or mortgage loan modifications affecting such mortgage loan in the related split loan structure. In addition, the directing certificateholder under the 2013-C16 pooling and servicing agreement has the right (prior to a control event under the 2013-C16 pooling and servicing agreement to replace the special servicer for each such mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Aire Whole Loan” in this prospectus supplement.

The Jordan Creek Town Center mortgage loan and the Jordan Creek Town Center pari passu companion loan will be serviced in accordance with the pooling and servicing agreement for this transaction by the master servicer and the special servicer, and in accordance with the servicing standard provided in the pooling and servicing agreement. In addition, pursuant to the related intercreditor agreement, the directing certificateholder (prior to the occurrence of a control event) may exercise certain rights granted to the holder of the Jordan Creek Town Center mortgage loan and therefore will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the master servicer and/or special servicer with respect to various servicing matters or mortgage loan modifications affecting the applicable mortgage loan in the related split loan structure. See “Description of the Mortgage Pool—The Whole Loans—The Jordan Creek Town Center Whole Loan” in this prospectus supplement.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus supplement, information presented in this prospectus supplement (including loan-to-value ratios, debt service coverage ratios and debt yield ratios) with respect to any mortgage loan with a pari passu companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus supplement are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or comprised of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Aggregate outstanding principal balance(1)	$1,082,126,815
Number of mortgage loans	64
Number of mortgaged properties	72
Number of crossed loan pools	2
Crossed loan pools as a percentage	3.5%
Range of mortgage loan principal balances	$2,100,000 to $120,000,000
Average mortgage loan principal balances	$16,908,231
Range of mortgage rates	4.36600% to 5.67000%
Weighted average mortgage rate	4.90820%
Range of original terms to maturity(2)	60 months to 121 months
Weighted average original term to maturity(2)	116 months
Range of remaining terms to maturity(2)	58 months to 121 months
Weighted average remaining term to maturity(2)	115 months
Range of original amortization term(3)	240 months to 360 months
Weighted average original amortization term(3)	354 months
Range of remaining amortization terms(3)	239 months to 360 months
Weighted average remaining amortization term(3)	354 months
Range of loan-to-value ratios(4)(5)(6)	51.4% to 77.7%
Weighted average loan-to-value ratio(4)(5)(6)	66.3%
Range of loan-to-value ratios as of the maturity date(2)(4)(5)(6)	39.5% to 70.8%
Weighted average loan-to-value ratio as of the maturity date(2)(4)(5)(6)	56.3%
Range of underwritten net cash flow debt service coverage ratios(4)(6)(7)	1.15x to 2.33x
Weighted average underwritten net cash flow debt service coverage ratio(4)(6)(7)	1.49x
Percentage of aggregate outstanding principal balance consisting of:
Interest Only Balloon	56.1%
Balloon (8)	41.5%
Interest Only	1.5%
ARD-Balloon	0.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
In the case of one (1) mortgage loan with an anticipated repayment date (identified as Loan No. 31 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

(3)
Excludes one (1) mortgage loan (identified as Loan No. 18 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that is interest-only for the entire term.

(4)
In the case of three (3) mortgage loans (identified as Loan Nos. 10, 11 and 12 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loans are cross-collateralized and cross-defaulted, and in the case of two (2) mortgage loans (identified as Loan Nos. 36 and 37 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loans are cross-collateralized and cross-defaulted, and in each case, the loan-to-value ratios and debt service coverage ratios are presented on an aggregate basis.

(5)
In the case of two (2) mortgage loans (identified as Loan Nos. 8 and 24 on Annex A-1 to this prospectus supplement), representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratios were based upon a basis other than the appraised “as-is” value. For further information see Annex A-1 to this prospectus supplement. See “Risk Factors—Limitations of Appraisals” and “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” in this prospectus supplement. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

(6)
For each mortgage loan with a related pari passu companion loan, the calculation of the loan-to-value ratios and debt service coverage ratios includes the principal balance and debt service payment of the related pari passu companion loan.

(7)
For each partial interest-only loan, the debt service coverage ratio was calculated based on the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. For all interest-only loans, the debt service coverage ratio was calculated based on the sum of the first 12 interest payments following the cut-off date. With respect to seven (7) mortgaged properties (identified as Loan Nos. 3, 7, 8, 9, 26, 27 and 28 on Annex A-1 to this prospectus supplement) securing seven (7) mortgage loans, representing approximately 19.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, certain assumptions and/or adjustments were made to the occupancy, underwritten net cash flow and underwritten net cash flow debt service coverage ratios reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations”, “—Mortgaged Property Considerations—Tenant Issues—Occupancy and Tenant Concentrations” and “—Additional Mortgage Loan Information” in this prospectus supplement. See also Annex A-1 and Annex A-3 to this prospectus supplement.

(8)
With respect to two (2) mortgage loans (identified as Loan Nos. 1 and 20 on Annex A-1 to this prospectus supplement), representing approximately 12.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the first payment for such mortgage loans are in February 2014. On the closing date, the related mortgage loan seller will deposit funds sufficient to pay the interest associated with the interest due for the January 2014 payment for each such mortgage loan. The mortgage loans are considered to have a one month interest only period; however, they are included as balloon loans in the table above.

All of the mortgage loans accrue interest on an actual/360 basis.

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
IO-Balloon	23	$606,820,000	56.1%
Balloon	39	449,124,666	41.5
Interest Only	1	16,000,000	1.5
ARD-Balloon	1	10,182,149	0.9
Total:	64	$1,082,126,815	100.0%

One (1) mortgage loan (identified as Loan No. 31 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for an increase in the related interest rate after, and otherwise provides incentives to the borrower to repay the mortgage loan by, a certain date, referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest (if any, as required by the mortgage loan documents and to the extent permitted by applicable law), will be deferred and will not be paid until the principal balance of the mortgage loan has been paid, at which time the excess interest, to the extent actually collected, will be required to be paid to the Class NR certificates. After the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the mortgaged property would be applied towards the payment of principal (without payment of a yield maintenance charge or prepayment premium) of the mortgage loan until its principal balance has been reduced to zero and then to the payment of accrued excess interest. A substantial principal payment will be required to pay off each mortgage loan on its anticipated repayment date. The actual term for such mortgage loan is longer than the period up to the mortgage loan’s anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—ARD Loan” in this prospectus supplement.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection(1)(2)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Yield Maintenance	18	$543,067,468	50.2%
Defeasance	45	531,559,347	49.1
Defeasance/Yield Maintenance	1	7,500,000	0.7
Total:	64	$1,082,126,815	100.0%

(1)		See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

(2)
Certain mortgage loans may permit the application of escrows to prepay a portion of the principal balance. The application of such escrows may or may not require a payment of a yield maintenance charge or a prepayment premium based on the amount of the principal that is being paid and may be applied during a lockout/defeasance period.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or anticipated repayment date as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
2	6	$60,339,742	5.6%
3	11	292,050,400	27.0
4	42	582,792,592	53.9
5	2	9,944,082	0.9
6	2	121,000,000	11.2
7	1	16,000,000	1.5
Total:	64	$1,082,126,815	100.0%

(1)		See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases” in this prospectus supplement.

	Current Uses of the Mortgaged Properties(1)

	Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	Approx. % of Initial Pool Balance
	Retail	13	$300,292,966	27.8%
	Multifamily	23	275,623,489	25.5
	Office	10	218,993,745	20.2
	Industrial	7	93,900,000	8.7
	Hotel	6	93,068,648	8.6
	Mixed Use	4	51,784,838	4.8
	Manufactured Housing	2	21,750,000	2.0
	Self Storage	6	19,727,881	1.8
	Other	1	6,985,249	0.6
	Total:	72	$1,082,126,815	100.0%

	(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

The mortgaged properties are located in 24 states and Washington, D.C. The following table lists the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

	Geographic Distribution(1)

	Geographic Location	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	Approx. % of Initial Pool Balance
	New York	5	$132,108,816	12.2%
	Iowa	1	120,000,000	11.1
	Texas	9	109,594,884	10.1
	Georgia	2	78,718,612	7.3
	Florida	7	70,734,951	6.5
	Ohio	8	66,009,204	6.1
	Maryland	2	55,450,000	5.1
	Total:	34	$632,616,467	58.5%

	(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

Refinanced Loans
One (1) mortgage loan was a refinancing of loans in default at the time of refinancing and otherwise involved discounted pay-offs in connection with the origination of the Mortgage Loan as described below:

With respect to one (1) mortgage loan (identified as Loan No. 50 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan refinanced several loans to an affiliate of the borrower that previously owned the Mortgaged Property in the outstanding principal amount of approximately $6.8 million held by four lenders, certain of which received discounted payoffs. With respect to one lender, a formal complaint was filed and dismissed shortly thereafter pursuant to a settlement agreement which provided for a partial payment and delivery of a deficiency note for the remaining amount from certain of the nonrecourse carve-out guarantors of the current mortgage loan and their affiliate. Such settlement agreement provided that the borrower would not be liable for such deficiency note.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Litigation Considerations; Bankruptcy Issues and Other Proceedings” in this prospectus supplement.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Additional Aspects of Certificates

Denominations
The offered certificates (other than the Class X-A  certificates) that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A  certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus supplement and in the prospectus.

Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus supplement.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

	●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com and Markit;

	●	the certificate administrator’s website initially located at “www.ctslink.com”; and

	●	the master servicer’s website initially located at “www.wellsfargo.com/com”.

Optional Termination
On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class R certificates), including the Class X-C certificates (provided, however, that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class A-S, Class B, Class C and Class EC certificates are no longer outstanding, there is only one holder of the outstanding certificates and the master servicer consents to the exchange), for the mortgage loans remaining in the trust.

See “Description of the Certificates—Termination; Retirement of Certificates” in this prospectus supplement and “Description of the Certificates—Termination” in the prospectus.

Required Repurchases or
Substitutions of Mortgage Loans
Under certain circumstances, the related mortgage loan seller (or RAIT Financial Trust as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC or Redwood Trust Inc. as guarantor of the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation) may be obligated to repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the trust as a result of a material document defect or a material breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of certificateholders in the mortgage loan. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Sale of Defaulted Loans
Pursuant to the pooling and servicing agreement (and subject to any applicable intercreditor agreement), the special servicer may offer to sell to any person (or may offer to purchase) any specially serviced mortgage loan (other than The Aire mortgage loan) if it determines that no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments and such a sale would be in the best economic interest of the trust (or, in the case of any whole loan, the trust and the holder of the related companion loan, as a collective whole) on a net present value basis. The special servicer is generally required to accept the highest offer received from any person as more particularly described in “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this prospectus supplement. However, with respect to each mortgage loan with a related mezzanine loan (including if any such mezzanine loan is originated in the future), the sale by the special servicer of any defaulted mortgage loan may be subject to the rights of the holder of any related mezzanine debt, to exercise its option to purchase the related mortgage loan or REO property, as applicable, following a default to the extent set forth in the related intercreditor agreement.

If any mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer (or, with respect to The Aire mortgage loan, the applicable special servicer described in this prospectus supplement), determines to sell the related mortgage loan as described above, then the applicable special servicer will be required to sell the related pari passu companion loan together with the related mortgage loan as a single loan. In connection with any such sale, such special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this prospectus supplement, or similar procedures provided for under the other pooling and servicing agreement, as applicable.

Tax Status
Elections will be made to treat designated portions of the trust (exclusive of (a) interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the related distribution account for such deferred interest and (b) the portion, if any, of the regular interests represented by the Class A-S, Class B and Class C certificates that have been exchanged for and converted to Class EC certificates and the Class EC distribution account) as two separate REMICs – a lower-tier REMIC and an upper-tier REMIC – for federal income tax purposes. In addition, (i) the portions of the trust consisting of (a) any Class A-S, Class B and Class C certificates that have been exchanged for and converted to Class EC certificates (and the related amounts in the Class EC distribution account) and (b) the excess interest (and related amounts in the excess interest distribution account), will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class EC certificates will represent undivided beneficial interests in the portion of the grantor trust described in clause (i)(a) above and (iii) the Class NR certificates will represent undivided beneficial interests in the grantor trust described in clause (i)(b) above.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●
Each class of offered certificates will represent or beneficially represent, in the case of the Class EC certificates, “regular interests” in a REMIC as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

● Each regular interest represented by an offered certificate will be treated as a newly originated debt instrument for federal income tax purposes.

● You will be required to report income on the regular interest represented by your offered certificates using the accrual method of accounting.

●
It is anticipated that the Class X-A certificates will be issued with original issue discount, that the regular interest represented by the Class C certificates will be issued with de minimis original issue discount, and that the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the regular interests represented by the Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement and the prospectus.

Certain ERISA Considerations
Subject to important considerations described under “Certain ERISA Considerations” in this prospectus supplement and the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

See “Legal Investment” in this prospectus supplement and in the prospectus.

Ratings
The offered certificates will not be issued unless each of the offered classes receives an investment grade credit rating from two nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

The ratings address the likelihood of full and timely payment to the certificateholders of all distributions of interest at the applicable pass-through rate on the offered certificates on each distribution date and the ultimate payment in full of the certificate balance of each class of offered certificates on a date that is not later than the rated final distribution date with respect to such class of certificates. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings on the offered certificates do not address the tax attributes of such certificates or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

In general, the ratings address credit risk and not prepayment risk and do not represent any assessment of the yield to maturity that purchasers may experience as a result of the rate of principal prepayments. A security rating is not a recommendation to buy, sell, or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by the assigning rating agency. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. See “Ratings” in this prospectus supplement. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this prospectus supplement, the amounts payable with respect to the Class X-A certificates consist only of interest. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X-A certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-A certificates. The notional amount of the Class X-A certificates on which interest is calculated may be reduced by the allocation of realized losses and principal prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount, as so reduced from time to time. Therefore, the ratings of the Class X-A certificates should be evaluated independently from similar ratings on other types of securities.

The rated final distribution date will be the distribution date in January 2047. See “Yield and Maturity Considerations” and “Description of the Certificates—Advances” in this prospectus supplement.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the rating agencies engaged by the depositor, the depositor has no obligation or ability to ensure that any rating agency performs ratings surveillance. In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from or lower than any ratings assigned to the offered certificates by any other nationally recognized statistical rating organization. The issuance of an unsolicited rating of a class of the offered certificates that is lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of them to rate the offered certificates and not the other three nationally recognized statistical rating organizations due, in part, to their initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this prospectus supplement.

In addition, neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will rating agency confirmations from any such other nationally recognized statistical rating organization (except insofar as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related pari passu companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this prospectus supplement.

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the accompanying prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to the offered certificates. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair your investment. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. This prospectus supplement also contains forward looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

In connection with the information presented in this prospectus supplement relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable or that the identified mortgage loan is not subject to other risk factors described in this prospectus supplement.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For the reasons set forth in these “Risk Factors”, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of those certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the offered certificates.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of Commercial Mortgage-Backed Securities

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities, as well as the debt markets, global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate resulted in increased delinquencies and defaults on commercial mortgage loans. In addition, the most recent downturn in the general economy affected the financial strength of many commercial real estate tenants and resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.

Any further economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on the value and/or liquidity of commercial mortgage-backed securities that are backed by loans secured by such commercial real estate. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe. Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the mortgage loans and the offered certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the related borrower under the mortgage loans and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of default by a borrower under any of the mortgage loans, the trust may suffer a partial or total loss with respect to such mortgage loan and, consequently, the offered certificates. Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset backed securities or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the offered certificates. While the underwriters currently intend to make a secondary market in the offered certificates, no underwriter is obligated to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for the offered certificates. Lack of liquidity could result in a substantial decrease in the market value and may adversely affect the regulatory characteristics of the offered certificates. The market value of the offered certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. No representation is made by any person or entity as to what the market value of any offered certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the offered certificates has in the past been volatile and offered very limited liquidity from time to time. See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” in the prospectus.

The market value of the offered certificates can decline even if the offered certificates and the mortgage loans are performing at or above your expectations. The market value of the offered certificates will be sensitive to fluctuations in current interest rates. However, any change in the market value of the offered certificates may be disproportionately impacted by upward or downward movement in current interest rates.

In particular, the market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolios, that are available for securitization. In addition, recently enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial real estate. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●
investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans secured by income producing properties;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for those certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.

The liquidity of the offered certificates may also be affected by present uncertainties and future unfavorable determinations concerning legal investment. No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See “Legal Investment” in this prospectus supplement.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions, or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell such certificates in the secondary market. For example:

●
Member States of the European Economic Area (“EEA”) have implemented Article 122a of EU Directive 2006/48/EC (“Article 122a”) which applies with respect to investments by credit institutions in securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by an EEA credit institution unless, among other conditions, (a) the originator, sponsors or original lender for the securitization has explicitly disclosed to the EEA-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an ongoing basis.  For purposes of Article 122a, an EEA credit institution may be subject to such a capital charge as a result of securitization positions held by its non-EEA affiliates, including its U.S. affiliates, not complying with Article 122a. Effective January 1, 2014, Articles 404-410 (inclusive) of EU Regulation 575/2013 (“Articles 404-410”) replace Article 122a and, among other things,  will apply to EEA investment firms in addition to EEA credit institutions. Furthermore, requirements similar to those in Article 122a (“Similar Retention Requirements”) are to apply: (i) effective July 22, 2013, to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

●
None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a, Articles 404-410 or Similar Retention Requirements or take any other action which may be required by EEA-regulated investors for the purposes of its compliance with Article 122a, Articles 404-410 or Similar Retention Requirements.  Consequently, the offered certificates are not a suitable investment for EEA credit institutions or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected.  EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a, Articles 404-410 or Similar Retention Requirements and the suitability of the offered certificates for investment.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations.  New regulations were issued by the banking regulators in July 2013 and will become effective as early as January 1, 2014.  As a result of these new regulations, investments in commercial mortgage-backed securities like the certificates by institutions subject to the risk-based capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the trust, could under certain circumstances require an investor or its owner generally to consolidate the assets of the trust in its financial statements and record third parties’ investments in the trust as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

In recent years, the global economy experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. While the United States economy may technically be out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Continued downward price pressures and increasing defaults and foreclosures in residential real estate or other conditions that severely depressed the overall economy and contributed to the credit crisis have also led to increased vacancies, decreased rents or other/declines in income from, or the value of, commercial real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial borrowers from refinancing their mortgages. A substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and lead to widespread commercial mortgage defaults.

In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities. Even if the real estate market does recover, the mortgaged property underlying the mortgage loans and, therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the related borrowers and may result in the inability of the related borrowers to make interest payments on the related mortgage loans and repayment at maturity. In the event of default by the related borrowers under the related mortgage loans, the certificateholders would likely suffer a loss on their investment.

In addition, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euro, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.

Concerns regarding sovereign debt may spread to other countries at any time. In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary constraints. Market volatility or disruption could result if a state were to default on its debt, or a significant local government were to default on its debt or seek relief from their debt in bankruptcy or by agreement with their creditors. In addition, recently-enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial real estate.

Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time. Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters. We cannot predict such matters or their effect on the value or performance of the certificates.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates. In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds that would be realized in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated or acquired, the values of the mortgaged properties may have declined since the related mortgage loans were originated or acquired and may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid, which may be the case for reasons unrelated to the then-current performance of the offered certificates or the mortgage loans, and which may be the case within a relatively short period following the issuance of the offered certificates;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees and other expenses, and you may bear losses as a result, or your yield may be adversely affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies, judicial foreclosure and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing or preferred equity. See “—Potential Conflicts of Interest” in this prospectus supplement;

●
if foreclosure or similar proceedings involve mortgaged properties across multiple states, resolution may take a longer time period and involve greater expenses, resulting in a lower recovery than may have been realized than if foreclosure or similar proceedings were instituted in a single jurisdiction;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements, repurchase transactions or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we describe elsewhere under “Risk Factors” in this prospectus supplement and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

The Prospective Performance of the Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of commercial mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data that may show a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial Lending Is Dependent Upon Net Operating Income

The liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial mortgage loan at any given time.

For historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A-1 and Annex A-3 to this prospectus supplement. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information because it is newly constructed, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the mortgage loan sellers’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases (or, in some cases, based on leases that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease, or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent) and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement and “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

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the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenant, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of such assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Mortgage Loan Information”) to vary substantially from the actual net operating income of a mortgaged property. See “—Risks Relating to Underwritten Net Cash Flow” below.

Risks Relating to Underwritten Net Cash Flow

As described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the trust, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. Each investor should review these and other similar assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly adversely affected.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—

Net Cash Flow and Certain Underwriting Considerations” in this prospectus supplement for additional information on certain of the mortgage loans in the trust.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property, and certain mortgage loans may be secured by recently constructed properties. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute for or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although none of the mortgage loan sellers have made representations and warranties that they know to be untrue (subject to the exceptions to the representations and warranties described in the purchase agreement and this prospectus supplement). If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Risks Associated with Commercial Real Estate Lending

The borrower’s ability to make payments due on its related mortgage loan will be subject to the risks generally associated with real estate investments. These risks include adverse changes in general or local economic conditions, real estate values generally and in the locales of the related mortgaged properties, interest rates, real estate tax rates, other operating expenses (including costs of energy), inflation, the supply of and demand for properties of the type involved, zoning laws or other governmental rules and policies (including environmental restrictions), competitive conditions (including changes in land use and construction of new competitive properties) that may affect the ability of a borrower to obtain or maintain full occupancy of the related mortgaged properties, bankruptcy or other events adversely affecting the tenants or prospective tenants at such mortgaged properties, civil disorder, acts of war or of terrorists, acts of God, such as floods or earthquakes, and other factors beyond the control of the related borrower. Due to these and other factors, the performance of real estate has historically been cyclical. Such factors may make it difficult for the mortgaged properties to generate sufficient net operating income to make full and timely payments on the related mortgage loans. Also, if any major repair or improvement is required at a mortgaged property, we cannot assure you that the related borrower (or tenant, if required under its lease) will be able to obtain funds to make such repair or improvement. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required at a mortgaged property, changes in governmental approvals may be applicable and may materially affect the cost to, or ability of, the related borrower to effect such reconstruction, major repair or improvement. Furthermore, certain of the reciprocal easement and operating agreements or anchor tenant leases may provide that the anchor tenant is permitted to terminate its lease or operating covenant in certain circumstances, including if a mortgaged property is substantially damaged or taken by condemnation. See “—Risks Associated with Retail Properties” below.

Risks Associated with Retail Properties

Thirteen (13) of the mortgaged properties, securing thirteen (13) mortgage loans, representing approximately 27.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are retail properties.  Twelve (12) of these Mortgaged Properties, securing twelve (12) mortgage loans (identified as Loan Nos. 1, 6, 8, 14, 17, 18, 32, 38, 44, 51, 63 and 64 on Annex A-1 to this prospectus supplement), representing approximately 27.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, may have one or more “anchor tenants”, which may or may not be tenants at the mortgaged properties that represent collateral for the related mortgage loan. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew or extend its lease;

●	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

In certain instances with respect to the mortgaged properties, anchor tenant leases expire during the term of the related mortgage loan or such tenants may have the option to terminate their respective leases early. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus supplement for the lease rollover schedules for certain of the mortgage loans and see Annex A-1 to this prospectus supplement for the lease expiration dates for the five largest tenants (based on net rentable area leased) at each mortgaged property to the extent applicable. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this prospectus supplement.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property. Anchor tenants that lease their stores often have operating covenants as well. Such operating covenants may be provided for in the anchor tenant lease or in the reciprocal easement and operating agreement, if any, affecting the mortgaged property. Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the term of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property. A number of the tenant leases and reciprocal easement and operating agreements at the mortgaged properties have co-tenancy clauses which permit such stores to abate the rent payable, refrain from opening for business, cease operating and/or terminate their leases if certain anchor or other major tenants, and/or if a specified percentage of the stores at the related mortgaged property, are not occupied and operating and also have certain other termination rights related to sales targets. Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan. We cannot assure you that operating covenants will be obtained in the future for these or any of the anchor tenants.

Certain tenant (including anchor tenant) estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement and operating agreement. Such disputes, defaults or potential defaults could result in a tenant off-setting rent or could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

In addition, certain tenants may not provide estoppels, or the estoppels obtained may not be timely. In such cases material information about the related leases may not have been available for loan underwriting purposes at origination. We cannot assure you that the failure to obtain related estoppel information will not have a material adverse effect on the related mortgage loans. See also representation number 44 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this prospectus supplement.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy. See “—Certain Additional Risks Relating to Tenants” in this prospectus supplement. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “—Risks of Lease Early Termination Options” in this prospectus supplement.

Borrowers, property managers and their affiliates of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market. Factory outlet centers, discount shopping centers and clubs, video shopping networks, catalogue retailers, home shopping networks, direct mail, Internet selling and telemarketing all compete with more traditional retail properties for consumer dollars. Continued growth of these and other alternative retail outlets could adversely affect the rents collectible at the mortgaged properties secured by retail properties. Increased competition could adversely affect income from and market value of those mortgaged properties.

In some cases, the leases of certain anchor and other significant tenants prohibit the landlord from leasing space at or near the related mortgaged property to a competitor of the subject tenant, thereby adversely affecting the potential tenant pool and/or the value of the related mortgaged property in a foreclosure scenario.

In addition, certain of the retail properties have tenants that are subject to risks unique to their business, such as theaters and restaurants. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this prospectus supplement. In such cases, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

In addition, decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Entails Risks” below. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Multifamily Properties Have Special Risks

Twenty-three (23) of the mortgaged properties, securing twenty-three (23) mortgage loans, representing approximately 25.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are multifamily properties.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment or student housing building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate security, maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short term of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow on the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and the fact that student tenants have a higher turnover rate (and may be financially less able to make rent payments) than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	state and local regulations, including rent control and rent stabilization;

●	whether the property is subject to low income housing use restrictions that limit income of tenants and rent for units;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which in the event such tenant vacates would leave the property with a significant percentage of unoccupied space; and in the event such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this prospectus supplement.

Office Properties Have Special Risks

Ten (10) of the mortgaged properties, securing ten (10) mortgage loans, representing approximately 20.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are office properties.

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenants;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs, tax environment and the quality of life for employees; and

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space).

Certain of the mortgage loans identified as being secured by office properties are medical or dental office properties, which are subject to certain additional risks. The performance of a medical or dental office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. The performance of a medical or dental office property may depend on (i) its ability to attract doctors and nurses to be on staff, (ii) its ability to afford and acquire the latest medical or dental equipment, (iii) a sufficient patient base and (iv) reimbursements for patient fees and other charges from private or government sponsored insurers.  Issues related to reimbursement (ranging from non-payment to delays in payment) from insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See “—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” below and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this prospectus supplement.

Industrial Properties Have Special Risks

Seven (7) of the mortgaged properties, securing one (1) mortgage loan, representing approximately 8.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are industrial properties. Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable for a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this prospectus supplement.

Hotel Properties Have Special Risks

Six (6) of the mortgaged properties, securing six (6) mortgage loans, representing approximately 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are hotel properties. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality mortgaged properties are limited-service hotels.  Hospitality properties that are limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes, that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue therefrom. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, the current housing crisis and the credit crisis, high energy, fuel and food costs, the increased cost of travel, the potential for bank failures,  the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotels have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this prospectus supplement.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Five (5) of the mortgaged properties, securing five (5) mortgage loans (identified as Loan Nos. 5, 25, 26, 29 and 46 on Annex A-1 to this prospectus supplement), representing approximately 8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are affiliated with a franchise, licensing or hotel management company through a franchise or management agreement. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

The continuation of a franchise agreement, licensing agreement or management agreement is typically subject to specified operating standards, property improvement plans, and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement, licensing agreement or management agreement. In addition, some of these agreements applicable to the hotel mortgaged properties expire, or grant the franchisor/licensor a termination right that is exercisable, during the term of the related mortgage loan. We cannot assure you that a replacement franchise or license could be obtained in the event of a termination. In addition, replacement franchises/licenses may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor/licensor. Any provision in a franchise agreement, licensing agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The franchise agreements, license agreements and the property management agreements generally restrict transfers of the subject agreement, transfers of the ownership interests of the related borrower and/or transfers of the subject hospitality mortgaged property, and generally (a) contain certain approval rights regarding the transferee and/or (b) prohibit certain transfers for various reasons, including, without limitation, that (i) the transferee does not have sufficient financial resources to fulfill the owner’s obligations under the franchise agreement, licensing agreement or management agreement, as applicable, (ii) the transferee is among a group of specifically designated prohibited transferees and/or (iii)

the transferee is a competitor (within the meaning of the franchise agreement, licensing agreement or management agreement). Such restrictions may impact a foreclosure sale or a sale of an REO property. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor.  Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property’s losing its license or franchise.  Annex A-1 sets forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations.  We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property.  In addition, in some cases, those reserves will be maintained by the franchisor or property manager.  Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “—Hotel Properties Have Special Risks” above and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this prospectus supplement.

Mixed Use Facilities Have Special Risks

Four (4) of the mortgaged properties, securing four (4) mortgage loans, representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are mixed use properties.

Mixed use mortgaged properties consist of office and retail components, and as such, the mortgage loans secured by mixed use mortgaged properties will share risks associated with such underlying components. In addition, a mixed use property may be managed by a manager that is not experienced in managing all of the property types comprising the mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this prospectus supplement.

Manufactured Housing Community Properties Have Special Risks

Two (2) of the mortgaged properties, securing two (2) mortgage loans, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are manufactured housing community properties.

Commercial mortgage loans secured by liens on manufactured housing community properties pose risks not associated with commercial mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing community property may also include:

●	the physical attributes of the community, including its age and appearance;

●
location of the manufactured housing community property, including the seasonal effect upon occupancy, particularly with respect to seasonal sites occupied by recreational vehicles and travel-trailers, which often have short term rental contracts;

●	the percentage of owner-occupied homes versus rental homes;

●	any restrictions on the age of tenants who may reside at the property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities provided;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization as well as tenant association rights.

In general, a manufactured housing community property is a “single-purpose” property that could not be readily converted to general residential, retail or office use. Thus, if the operation of the manufactured housing community property becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity:

●	may be subject to rent control and other laws regulating the relationship between a property owner and its residential tenants;

●	may not be connected to public water and sewer systems;

●	have tenants that may not have leases or have short term or month-to-month leases and, accordingly, that are not obligated to remain at such mortgaged property for any extended period;

●	are located, in whole or in part, in a flood zone that requires the related borrower to maintain flood insurance if it owns any material structures located in a flood zone; or

●	may be deemed legally nonconforming for zoning purposes as to the underlying manufactured housing community use.

Certain manufactured housing community properties securing mortgage loans in the issuing entity may be, in whole or in part, age-restricted to individuals that, in general, are 55 years of age or older.  Such restrictions limit the potential residents of the related mortgaged properties and may affect property performance.

In the case of manufactured housing community mortgaged properties that are not connected to public water and sewer systems, the borrower could incur a substantial expense in connection with either the repair, maintenance or replacement of the existing system or the required connection to such public systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Because tenants at manufactured housing communities tend to be of modest income and means and sometimes unstable employment, they could be late or delinquent on rent, even in cases where the tenant may ultimately pay all its rent due over time. Accordingly, a higher percentage of rental payments may be delinquent than in the case of other income producing properties.

In the case of manufactured housing community mortgaged properties that are located, in whole or in part, in a flood zone, flood insurance may not be available and, even if there are no material borrower-owned structures located in that flood zone, the potential for flooding may be a deterrent to tenants.  See also representation number 18 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this prospectus supplement.

In the case of manufactured housing community mortgaged properties for which the current use or building conformation is deemed legally nonconforming for zoning purposes, limitations on rebuilding following a casualty can have significant and adverse economic effect on the related mortgaged property. First, zoning ordinances frequently establish a damage threshold beyond which the current use or conformation has to conform to current requirements. Where the units themselves are included in the calculation of the damage threshold (as opposed to the calculation being based solely on the underlying pads), or where the units themselves are separately subject to the damage threshold, it is more probable that the damage threshold will be exceeded by manufactured housing community mortgaged properties than for other types of mortgaged properties under comparable circumstances (and property value may be impaired by restrictions on replacing the units). Second, even where proceeds from casualty insurance, including law and ordinance coverage, are available, the value of insured improvements is generally much less than the loan amount. We cannot assure you that, if a casualty results in the manufactured housing community uses or other zoning characteristics, such as setbacks, no longer being permitted by the applicable zoning regulations, the lender will be able to recognize sufficient proceeds from the exercise of foreclosure or equivalent remedies or available insurance to avoid losses on the manufactured housing community mortgage loan. See “—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” in this prospectus supplement.

Depending on the location of a manufactured housing community property, occupancy and collections may be highly seasonal.  For example, a manufactured housing community in a warm weather state might earn most of its income from late fall to early spring.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity may have a material number of leased homes that are owned (currently or in the future) by the related borrower or an affiliate of the related borrower and rented by the respective tenants, like apartments.  In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  Such leased homes may, in certain cases, constitute collateral for the related mortgage loan.  The borrower or an affiliate of the related borrower may acquire, own, lease, sell and/or finance the ownership of homes at a manufactured housing community mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this prospectus supplement.

Self-Storage Properties Have Special Risks

Six (6) of the mortgaged properties securing four (4) mortgage loans, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are self-storage properties.

The self-storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self-storage leases, self-storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self-storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus the liquidation value of self-storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

Further, certain self-storage facilities may include shipping container-type units that are personal property and consist of non-structural, freestanding shipping containers that have been re-purposed as storage lockers. In addition to the risks otherwise applicable to self-storage properties, such units are personal property and, in the event of a foreclosure, the related income is unlikely to be deemed “qualifying rents from real property” for REMIC purposes. See “Risk Factors—Tax Consequences Related to Foreclosure” in this prospectus supplement.

In addition, it is difficult to assess the environmental risks posed by self-storage facilities due to tenant privacy, anonymity and unsupervised access to these facilities. Therefore, these types of facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self-storage units included in the self-storage properties. We therefore cannot provide assurance that all of the units included in the self-storage properties are free from hazardous materials, or that they will remain so in the future.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this prospectus supplement.

Parking Garage Properties Have Special Risks

One (1) of the mortgaged properties, securing one (1) mortgage loan, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a parking garage. Parking garages present risks not associated with other properties.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages, a vacant parking garage facility may not be easily converted to other uses.  See “—Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses”.

Risks of Lease Early Termination Options

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces or otherwise fails to comply with particular parking agreements, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of, or access to, the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is not permitted to exercise expansion rights at the mortgaged property, (viii) if the landlord fails to undertake various property renovations or improvement, or (ix) if the landlord defaults on its obligations under the lease. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for other tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if an anchor or shadow anchor tenant goes dark. Even if other tenants do not have termination or rent abatement rights, because an anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid the exercise of any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of anchor tenants, shadow anchors or particular significant tenants, and/or a percentage of the tenants, cease to operate at the applicable mortgaged property. Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases or reduce their rent if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition to termination options tied to certain triggers described above that are common with respect to retail properties, certain tenant leases of other property types permit the related tenant to unilaterally terminate its lease without the occurrence of any trigger. Generally, any tenants that hold termination options are required to provide advance notice and in some instances pay a termination fee to the related borrowers. We cannot assure you that tenants at any of the mortgaged properties will not exercise any such early termination and contraction rights, or will honor their obligations to pay a termination fee, and we cannot assure you that the absence or reduced presence of any such tenants at the related mortgaged properties will not have a material adverse impact on the related mortgaged properties. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus supplement for additional descriptions of lease termination rights or rights to reduce space for certain tenants with respect to the applicable mortgage loans. In addition, see Annex A-1 to this prospectus supplement and the footnotes thereto for additional information on any tenant’s rights applicable to the top five tenants at the mortgaged properties and “Description of the

Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this prospectus supplement for further information on the mortgage loans included in the trust.

Geographic Concentration Entails Risks

Mortgaged properties located in New York, Iowa, Texas and Georgia secure approximately 12.2%, 11.1%, 10.1% and 7.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount and collectively secure approximately 40.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

The remaining mortgaged properties are located throughout twenty (20) other states and Washington, D.C., with no more than 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount secured by mortgaged properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected.

In this respect, two (2) mortgaged properties, partially securing two (2) mortgage loans (identified as Loan Nos. 2.07 and 62 on Annex A-1 to this prospectus supplement), collectively representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located near Detroit, Michigan.  On July 18, 2013, the City of Detroit filed a petition for relief under Chapter 9 of the federal bankruptcy code. While the consequences of this filing are as yet unclear, steps taken by the bankruptcy court and the city during the bankruptcy proceedings and pursuant to any resulting plan of reorganization could have adverse consequences to the local economy and the performance of these mortgaged properties.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets. Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed in this prospectus supplement.

Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. Mortgaged properties in certain regional areas may be more susceptible to certain hazards (such as earthquakes, mudslides, wildfires, hurricanes or floods) than properties in other parts of the country and properties located in coastal states may be more generally susceptible to hurricanes than properties in other parts of the country. As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. Furthermore, the mortgage loans do not all require flood insurance on the related mortgaged property unless they have material improvements that are in flood zones and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance. See “Servicing of the Mortgage Loans—

Maintenance of Insurance” and “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement and “Description of the Pooling Agreements—Hazard Insurance Policies” in the prospectus.

On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including many states where mortgaged properties are located. The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuations and fire damage. The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm.  One or more mortgaged properties securing a mortgage loan included in the pool of mortgage loans may be affected by changes in the regional or local economies that have resulted or may result from the hurricane.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this prospectus supplement.

Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

●
The largest mortgage loan (or group comprised of more than one cross-collateralized mortgage loan) represents approximately 11.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

●
The three (3) largest mortgage loans (or group comprised of more than one cross-collateralized mortgage loan) represent, in the aggregate, approximately 28.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

●
The ten (10) largest mortgage loans (or group comprised of more than one cross-collateralized mortgage loan) represent, in the aggregate, approximately 54.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgage Loan Concentrations” in this prospectus supplement.

Each of the other mortgage loans (or group comprised of more than one cross-collateralized mortgage loan) represents no more than approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	Approx. % of Initial Pool Balance
Retail	13	$300,292,966	27.8%
Multifamily	23	275,623,489	25.5
Office	10	218,993,745	20.2
Industrial	7	93,900,000	8.7
Hotel	6	93,068,648	8.6
Total:	59	$981,878,847	90.7%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this prospectus supplement for information related to property type concentrations.

Certain of the mortgage loans have borrowers that are related to each other. Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1 to this prospectus supplement. Certain of the mortgage loans are cross-collateralized with each other. Mortgage loans that are cross-collateralized are identified under “Crossed Loans” on Annex A-1 to this prospectus supplement.

A concentration of mortgage loans with the same borrower or related borrowers can also pose increased risks. Any adverse circumstances relating to a borrower or an affiliate of the borrower and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. For example, if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the pool) experiences financial difficulty at one property, it could defer maintenance at a mortgaged property in order to satisfy current expenses with respect to the first property, or they could attempt to avert a foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all of the related mortgage loans.

In addition, it is possible that some or all of the properties owned or controlled by a borrower or related borrower will be managed by the same property manager (whether or not all of the properties secure mortgage loans in the pool). A concentration of mortgaged properties with a common property manager may result in a conflict of interest in that the property manager may have interests in other competing properties that may be adverse to the mortgaged properties in the pool.

Mortgaged properties owned by related borrowers are likely to:

●	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

●	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Mortgage loans involving more than one borrower or that are cross-collateralized with each other could be challenged as fraudulent conveyances by creditors of the respective borrowers in an action brought outside a bankruptcy case or, if a borrower were to become a debtor in a bankruptcy case, by a borrower’s representative. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus. This is particularly the case where multiple borrowers with respect to a mortgage loan have differing ownership structures. Having different ownership structures poses a greater risk that borrowers who own different properties securing one loan did not receive fair consideration or reasonably equivalent value when they allowed their respective mortgaged properties to be encumbered by a lien securing the entire indebtedness, and that the lien is an avoidable fraudulent conveyance.

A lien granted by a borrower could be avoided if a court were to determine that (i) the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and (ii) the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could: (i) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower; (ii) recover payments made under that mortgage loan; or (iii) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

In the case of the mortgage loan identified as Loan No. 18 on Annex A-1 to the Prospectus Supplement, representing approximately 1.5% of the Initial Pool Balance, the related sponsor of the mortgage loan is Simon Property Group “(“Simon”).  On December 13, 2013, Simon publicly announced its plan to spin off a group of 98 properties, which include its strip center business and its smaller enclosed malls.  The Mortgaged Property securing Loan No. 18 is scheduled to be included in the group of properties in that transaction.  Simon announced that the transaction is targeted to be concluded in the second quarter of 2014, and announced that the newly formed company would be led by an independent, dedicated and experienced management team.  We cannot assure you that this transaction will be completed, that such transaction will be completed in the time frame contemplated, or that, when and if such transaction is completed, such transaction will not have a negative impact on the operations at the Mortgaged Property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in this prospectus supplement for information relating to mortgage loans secured by multiple mortgaged properties and mortgage loans with related borrowers.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake aside from their interest in the properties. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”. In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties, and related ancillary activities, and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property or it is a “recycled” single-purpose vehicle that previously had other liabilities. In addition, that borrower may not have observed all covenants that typically are required to consider a borrower a “single purpose entity”. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. In addition, where a mortgage loan includes provisions imposing recourse liability on an affiliate or sponsor there is greater risk of consolidation.  In such event, consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

The organizational documents of a borrower (generally, but not in all cases, under a mortgage loan that has an original principal balance in excess of $20,000,000) may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent directors, managers or trustees (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the bankruptcy code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the In re General Growth Properties, Inc. bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances. Unless a mortgage loan had an original principal balance in excess of $20 million, it is unlikely that the originator obtained a non-consolidation opinion with respect to the related borrower. Additionally in certain circumstances where the related mortgage loan had an original principal balance in excess of $20 million, no non-consolidation opinion was obtained with respect to the related borrower at origination.  See representation number 33 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this prospectus supplement and see “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus.

In addition, certain of the mortgage loans may be secured by a mortgaged property owned by a Delaware statutory trust (or its signatory trustee if required by local law), or by a borrower that has the ability to convert to a Delaware statutory trust (including, without limitation, the borrower under Loan No. 39, which represents approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).  Delaware statutory trusts are restricted in their ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property. See “Description of the Mortgage Pool” in this prospectus supplement.

Tenancies-in-Common May Hinder Recovery

One (1) mortgage loan (identified as Loan No. 62 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have one or more borrowers that own the related mortgaged properties as tenants-in-common. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in this prospectus supplement for additional information on certain of the mortgage loans.

In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common borrower or owner exercise its right of partition, the related mortgage loan may be subject to prepayment. In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower or owner file for bankruptcy, the bankruptcy court stay will be reinstated. In each case, each related tenant-in-common borrower or owner has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenants-in-common and the guarantor or for the occurrence of an event of default under such mortgage loan documents if a tenant-in-common files for partition. In some cases, a related tenant-in-common borrower or owner is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. We cannot assure you that a bankruptcy proceeding by a single tenant-in-common borrower or owner will not delay enforcement of the related mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure. See “—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement.

Additional Debt or the Ability To Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. See “Risk Factors—Ability to Incur Other Borrowings Entails Risk” in the prospectus.

Two (2) mortgage loans (identified as Loan Nos. 1 and 3 on Annex A-1 to this prospectus supplement), representing approximately 11.1% and 8.3% respectively of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property.  In the case of The Aire whole loan, the related pari passu companion loan is included in the J.P. Morgan Chase Commercial Mortgage Securities Trust 2013-C16.  In the case of the Jordan Creek Town Center whole loan, such pari passu companion loan is expected to be deposited into a future securitization.  In each instance, the related pari passu companion loan is pari passu in right of payment with the related mortgage loan and will be allocated losses pari passu with the related mortgage loan.  See “Description of the Mortgage Pool—The Whole Loans—The Aire Whole Loan” and “—The Jordan Creek Town Center Whole Loan” in this prospectus supplement.

Although no companion loan is an asset of the trust, in each instance the related borrower is still obligated to make interest and principal payments on or in respect of each related companion loan, and whether or not such obligations are subordinate to the obligations under the related mortgage loan, the trust is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the related borrower to pay the required debt service on each related companion loan and that the value of the mortgaged property may decline as a result; and

●
the risk that it may be more difficult for the related borrower to refinance the related mortgage loan, or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of the whole loan, upon the maturity of the related mortgage loan.

See “Description of the Mortgage Pool—The Whole Loans—The Jordan Creek Town Center Whole Loan” and “—The Aire Whole Loan” in this prospectus supplement.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of limited partnership, non-managing member or other passive equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See “—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement.

Certain of the mortgage loans will have mezzanine debt secured by pledges of ownership interests in the related borrower in place on the closing date of this securitization transaction. In addition, certain of the mortgage loans permit future mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Debt” and “—Existing Mezzanine Debt” in this prospectus supplement.

See “Description of the Mortgage Pool—Additional Debt—Existing Mezzanine Debt,” “—Future Mezzanine Debt” and “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement for information related to mortgage loans with subordinate, mezzanine or other additional debt or that permit subordinate, mezzanine or other additional debt in the future.  In addition, see representation number 9 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this prospectus supplement.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Debt—Unsecured Debt” in this prospectus supplement.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Create Risks

Mortgage loans with substantial remaining principal balances on their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an actual/360 basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity. See “Risk Factors—Borrowers May Be Unable to Make Balloon Payments” in the prospectus.

The mortgage loan sellers have informed us that each mortgage loan is expected to have a substantial remaining principal balance as of the stated maturity date or anticipated repayment date of the related mortgage loan, including certain mortgage loans that pay interest-only for a portion of the related term or until the respective maturity dates or anticipated repayment dates of the related mortgage loans, and that substantially all of the mortgage loans have amortization schedules that are significantly longer than their respective terms.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, as applicable, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date, as applicable, and (ii) lead to increased losses for the trust either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.  The ability of a borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date, as applicable, depends upon its ability either to refinance the related mortgage loan (including any related companion loan) or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan (including any related companion loan) in full with interest.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial properties, which may fluctuate over time;

●	prevailing interest rates;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	tax laws; and

●	prevailing general and regional economic conditions.

See “Risk Factors—Borrowers May Be Unable to Make Balloon Payments” in the accompanying prospectus for additional risk factor considerations.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to a modification of the related mortgage loan, and any delay in collection of an anticipated repayment date payment that would otherwise be distributable on your certificates, will likely extend the weighted average life of your certificates.

Furthermore, the recent credit crisis and economic downturn resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity. These factors increased the risk that refinancing may not be available for commercial mortgage loans. See “—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this prospectus supplement. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. Although there may be financial incentives to do so, failure to pay a mortgage loan with an anticipated repayment date in full on or before that date will not be an event of default.

Additionally, none of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend the maturity of, or otherwise modify mortgage loans (other than The Aire mortgage loan, which will be serviced pursuant to the 2013-C16 pooling and servicing agreement) in a manner consistent with the servicing standard and subject to the REMIC provisions of the Internal Revenue Code of 1986, as amended, subject to the limitations described under “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this prospectus supplement.  We cannot assure you, however, that any such extension or modification will increase the present value of recoveries in a given case.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the applicable maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—General” and “—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement for information on the terms of the mortgage loans in the trust.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or whose tenants make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

With respect to some of the mortgage loans that are secured by mortgaged properties that are leased to a single tenant, leases will expire prior to, at or soon after the anticipated repayment dates or maturity dates of the related mortgage loans. In addition, certain of the mortgage loans may have mortgaged properties for which the leases of significant tenants provide the tenant with the ability to assign its lease or sublease its space, in some cases, subject to certain conditions set forth in such lease. In certain circumstances, the tenants and/or lease guarantors may be released from further liability under such leases in connection with such assignments and/or subleases. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date or anticipated repayment date, as applicable, of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration.

We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans with mortgaged properties leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this prospectus supplement for additional information on certain mortgage loans included in the trust and “Risk Factors—Tenant Concentration Entails Risk” in the prospectus.

Certain Additional Risks Relating to Tenants

Certain of the mortgaged properties may have tenants that sublet a portion or all of their space or may intend to sublet out a portion or all of their space in the future. With respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant even if the rent being paid by the sublessee is lower. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or lack of appropriations or damage to the leased premises caused by casualty or condemnation. In some of these cases, the government-sponsored tenant may have the right to terminate its lease at any time for any reason. See Annex A-1 to this prospectus supplement for an identification of any government-sponsored tenant that constitutes one of the five largest tenants at any mortgaged property. See also “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information—Carmel Crossing” in Annex A-3 to this prospectus supplement.

In addition, in certain cases a mortgaged property may be leased in whole or substantial part by the related borrower under the mortgage loan to an affiliate of the borrower.  In such cases, it may be more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant or have other non-standard, more tenant-friendly provisions.  We cannot assure you that any conflicts arising where a borrower is affiliated with a tenant at a mortgaged property would not adversely impact the value of the related mortgage loan.  In some cases an affiliated lessee may be physically occupying space related to its business; in other cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some of all of the master leased space, but may not provide additional economic support for the mortgage loan. We cannot assure you that any space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.  See “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this prospectus supplement.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month to month basis and have the right to terminate their leases on a monthly basis. Further, certain tenant leases may permit affected tenants to terminate their leases or reduce their rent if a tenant at an adjacent or nearby property terminates its lease or goes dark.

Tenant Rollover Risks. The mortgaged properties related to certain mortgage loans have one or more properties with leases to single tenants in which the lease expires prior to, at or shortly after the maturity date or anticipated repayment date, as applicable, of the related mortgage loans. In addition, the mortgaged properties related to many of the mortgage loans will experience substantial (50% or more, and as much as 100%, of gross leasable area) lease rollover prior to the maturity date or anticipated repayment date, as applicable, of the related mortgage loan and in many cases relatively near, or soon after, the maturity dates or anticipated repayment dates, as applicable, of the related mortgage loans. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this prospectus supplement for additional information relating to lease terminations and expirations with respect to certain mortgage loans in the trust. In addition, for tenant rollover information relating to each of the top ten mortgage loans, see the related summaries attached as Annex A-3 to this prospectus supplement.

Certain of the mortgaged properties securing other mortgage loans included in the trust are scheduled to have large lease rollovers prior to or shortly after the related maturity date or anticipated repayment date. Prospective investors are encouraged to review the lease expirations for the top five tenants at each mortgaged property on Annex A-1 to this prospectus supplement where applicable.

Co-tenancy. In the event certain key tenants or a certain percent of tenants terminate their respective leases or cease operations or vacate their respective premises at the related mortgaged properties, certain co-tenancy clauses may be triggered with respect to other tenants at the related mortgaged property thereby enhancing the impact of the lease expirations or terminations.

Certain examples of co-tenancy provisions and other lease termination rights affecting various mortgaged properties are identified under “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this prospectus supplement and in Annex A-1, Annex A-3 and in the footnotes thereto.

Occupancy and Other Leasing Considerations. With respect to the mortgage loans described above and certain other mortgage loans, some of the related mortgage loan documents require tenant improvement and leasing commission or other reserves (including trapping excess cash flow after notice of lease termination or failure to notify the lender of a lease term extension, or if the tenant vacates its space or files for bankruptcy protection), and in some cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, we cannot assure you that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date or anticipated repayment date, as applicable, of the related mortgage loan.

In addition, certain mortgaged properties may have tenants that have executed leases, but have not yet commenced paying rent, or are not in occupancy or may have vacant space that is not leased. In addition, in certain cases the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. Unless otherwise specifically indicated, the occupancy, underwritten net operating income and underwritten net cash flow statistics set forth in this prospectus supplement assume that those tenants are presently occupying the related leased space; however we cannot assure you that those tenants that are not currently in occupancy will ultimately occupy their respective spaces or that those tenants that are not currently paying full rent will pay that rent as required under their respective leases. For more information regarding tenants that may have executed leases, but are not yet in occupancy, see Annex A-1 to this prospectus supplement including the footnotes thereto, Annex A-3 to this prospectus supplement and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this prospectus supplement.  In addition, investors should note that mortgaged properties with significant vacant space may be more difficult to relet as compared with mortgaged properties that have the benefit of higher occupancy rates.

Certain anchor or national tenant leases permit such tenants to cease operations (or go “dark”). Any “dark” space may often be recaptured by the related borrower, as landlord, following a period of vacancy or ceased operations to the extent provided in the respective lease, however recapture is not always an available remedy if not otherwise provided in the related lease and such tenant is not otherwise in default nor may a suitable replacement tenant be willing to relet the “dark” space.

The leases with respect to certain of the mortgage loans provide that under certain circumstances the related tenant has the right to cease operating at the related mortgaged property provided that it continues to pay rent subject, in certain circumstances, to certain landlord recapture rights.

Certain tenants at the mortgaged properties may presently be dark but are continuing to pay current rent. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Occupancy and Tenant Concentrations” in this prospectus supplement.

In addition, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate rent if all or a portion of the leased property is affected by a casualty or subject to a condemnation proceeding, which in some cases is a relatively low percentage. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

For additional descriptions of lease termination rights, rights to reduce space for certain tenants and occupancy and leasing issues with respect to the applicable mortgage loans, see “—Risks of Lease Early Termination Options” and “—Certain Additional Risks Relating to Tenants”, “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this prospectus supplement, and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus supplement. See Annex A-1 to this prospectus supplement for additional information on certain occupancy and leasing issues applicable to the top five tenants at the mortgaged properties.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain of the mortgage loans, the related borrower has given to one or more tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of such a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See “—Risks Relating to Prepayments and Repurchases”, “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this prospectus supplement and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus supplement.

Rights of first refusal or rights of first offer may continue to apply after a foreclosure or comparable conversion of the related mortgaged properties, and may have a chilling effect on the special servicer’s ability to liquidate the mortgaged property, and as a result may materially adversely impact any liquidation proceeds available for distribution to certificateholders. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this prospectus supplement for additional information on certain mortgage loans in the trust relating to purchase options, rights of first offer and rights of first refusal affecting the related mortgaged properties.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. As described in “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement, the underwriting of certain of the mortgage loans relied upon hypothetical “as if renovated” values in the related appraisals. We cannot assure you that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is ongoing construction or renovation may be subject to mechanic’s or materialmen’s liens that may be senior to the lien securing the related mortgage loan.

The existence of construction at a mortgaged property may take rental units or leasable space “off-line” or otherwise make space unavailable for rental, or, in general, make such mortgaged property less attractive to tenants or their customers, and accordingly, in each case, could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions of the Internal Revenue Code of 1986, as amended, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if more than 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

In addition, we cannot assure you that any disruption caused by renovations at the mortgaged properties will not have an adverse impact on the revenue from the related mortgaged properties, and therefore on the borrower’s ability to repay the related mortgage loan with income from the related mortgaged property. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Property Renovation Issues” in this prospectus supplement for additional related information on certain mortgage loans in the trust.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the related mortgage loan or to an affiliate of the borrower, there may be conflicts of interest.

In such cases, it may be more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant or have other non-standard, more tenant-friendly provisions.  We cannot assure you that any conflicts arising where a borrower is affiliated with a tenant at a mortgaged property would not adversely impact the value of the related mortgage loan.  See “—Certain Additional Risks Relating to Tenants” above.

See “Risk Factors—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in the prospectus.

Tenant Bankruptcy Entails Risks

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Section 365(e) of the bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s solvency, but the bankruptcy code allows the debtor to assume or reject or, subject to certain conditions, assume and assign to a third party, any unexpired lease in full (which, as a practical matter, may give the debtor leverage to seek amendments to the lease in order to avoid a rejection). If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant. The amount of the claim would be limited to the amount owed for unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the lease premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim. If a tenant assigns or assumes and assigns its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Risk Factors—Tenant Bankruptcy Entails Risks” in the prospectus.

Under the Federal Deposit Insurance Act, upon the insolvency of certain banking institutions, the Federal Deposit Insurance Corporation would be appointed as receiver for such tenant and has the option to disaffirm any lease it determines to be burdensome if disaffirmance will permit the orderly administration of the failed bank. In such event, where a bank was the lessee, damages would be limited to contractual rent accruing before the later of the date (i) the notice of disaffirmance was mailed by the Federal Deposit Insurance Corporation or (ii) the disaffirmance becomes effective, unless the lessor is in breach of the lease. Upon such a disaffirmance, the landlord will also generally have a claim for unpaid rent due as the date of appointment of the receiver, subject to all defenses, and to the limitation on claims of the failed tenant’s creditors generally. To the extent the landlord’s claim for past rent is unsecured, such claim may be further limited by the depositor preference provisions of the Federal Deposit Insurance Act that could cause the bulk of the failed tenant’s assets to be paid to depositors and the Federal Deposit Insurance Corporation as the subrogee of any depositors paid by the Federal Deposit Insurance Corporation in its capacity as insurer.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

In general, the mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, certain customary non-recourse carveouts to the borrower and/or one or more principals or affiliates of the borrower.  Even if a mortgage loan is recourse to the borrower (or if a non-recourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property. Consequently, payment prior to maturity or the anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, we cannot assure you that any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Additionally, with respect to one (1) mortgaged property, securing a mortgage loan (identified as Loan No. 18 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan does not have a separate guarantor for the recourse carveout liabilities, and the borrower is the sole party responsible for any violations or breaches of the nonrecourse carveout provisions in the mortgage loan documents.

Payment at maturity or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property in relation to the unpaid balance of the related mortgage loan or the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. Certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties. We make no representation or warranty as to the skills of any present or future managers. See “Risk Factors—Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property” in the prospectus.

The Performance of a Mortgage Loan and the Related Mortgaged Property Depends in Part on Who Controls the Borrower and the Related Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of such mortgage loan may be adversely affected if control of the related borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in such borrower. Generally, the mortgage loan documents place certain restrictions on the transfer and/or pledging of equity interests in the related borrower, including specific percentage or control limitations. Oftentimes, however, the terms of the mortgage loan documents will permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the equity interests in the related borrower or a transfer of the equity interests of the borrower to an affiliate of the borrower and, in certain cases, the mortgage loans may have existing or permitted future mezzanine indebtedness. See also “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” and “Description of the Mortgage Pool—Additional Debt—Existing Mezzanine Debt” in this prospectus supplement, as well as representation number 32 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this prospectus supplement.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime. Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting self-storage space, specialty self-storage space, manufactured housing community properties, hospitals, parking garages, certain single tenant retail, office or industrial properties, fitness centers, educational institutions or gallery and showroom space to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. See “—Risks Associated with Retail Properties” above.

Zoning or other restrictions may also prevent alternative uses. See “—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” below.

Condominiums and Master Developments May Limit Use and Improvements

With respect to seven (7) mortgaged properties, securing seven (7) mortgage loans (identified as Loan Nos. 3, 10, 11, 12, 21, 30 and 51 on Annex A-1 to this prospectus supplement), representing approximately 13.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, all or part of the related mortgaged property consists of the related borrower’s interest in commercial and/or residential condominium interests in buildings and/or other improvements or in real property that is part of a master development, and related interests in the common areas and/or the related voting rights in the condominium or owners association. Additionally, with respect to Loan Nos. 10, 11 and 12, the related mortgaged properties are also units in a larger master condominium regime. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Additional Considerations” in this prospectus supplement.

Condominium interests in buildings and/or other improvements or in real property that is part of a master development may in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium or master development generally has discretion to make decisions affecting the condominium or master development and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium or by a property that is part of that master development will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium or master development and many other decisions affecting the maintenance of that condominium or master development, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests or that are part of a master development. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to such mortgage loans, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium or master development.

Further, due to the nature of condominiums and master developments, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units or part of a master development. The rights of other unit or property owners, the documents governing the management of the condominium units or properties that are part of master developments and the state and local laws applicable to condominium units or properties that are part of master developments must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit or part of a master development.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Additional Considerations” in this prospectus supplement for additional information on certain mortgage loans in the trust relating to condominium interests affecting the related mortgaged properties.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

With respect to four (4) mortgaged properties, partially securing four (4) mortgage loans (identified as Loan Nos. 2.05, 26, 32 and 48 on Annex A-1 to this prospectus supplement), representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, all or a portion of the related mortgaged property consists of a leasehold interest in the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus supplement and “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in the accompanying prospectus.   See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus supplement for an additional description of the ground lease related to Loan No. 2.05.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, notwithstanding that all of the mortgage loans were underwritten and originated within the past six (6) months (and all of the mortgage loans have appraisal dates within eight (8) months of the cut-off date), the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. Further, with respect to two (2) mortgaged properties (identified as Loan Nos. 8 and 24) on Annex A-1 to this prospectus supplement), securing two (2) mortgage loans representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the appraiser provided (a) a “hypothetical market value as-is”, based on certain assumptions, such as an assumption that the cost of the planned capital improvements and any outstanding leasing costs are paid, or (b) a “hypothetical as-renovated” value, based on certain assumptions, such as the assumption that certain deferred maintenance was completed and the outstanding tenant allowances have been paid. With respect to certain mortgage loans made in connection with acquisition of the related mortgaged properties, the acquisition price of such mortgaged properties was less than the “as is” appraised value set forth in the related appraisal.  See “—Risks Related to Redevelopment and Renovation at the Mortgaged Properties”, “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement and “Risk Factors—Limitations of Appraisals” in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding (higher priority) class or classes entitled to receive principal has been reduced to zero.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, Phase II environmental site assessments or equivalent tests also have been performed or recommended.  In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification.  In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu of such Phase II site assessments or the related lender otherwise determined not to have the Phase II site assessment performed.  Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.  Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described under “Description of the Mortgage Pool—Mortgaged Property Considerations—Environmental Considerations”, none of the environmental site assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

●	that will be remediated or abated in all material respects by the closing date;

●	for which an escrow or letter of credit for the remediation was established;

●	for which an environmental insurance policy was obtained from a third party insurer;

●
for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

●
for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental site assessments;

●	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

●
as to which the borrower or other responsible party obtained a “no further action” letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such “no further action” or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

With respect to such environmental site assessments, in certain cases the identified condition was related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint and mold, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks or hydraulic equipment and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

In addition, problems associated with mold may pose risks to mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, we cannot assure you that the presence or extent of mold will be accurately identified. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses, any of which could adversely impact collections from a mortgaged property or otherwise adversely affect the ability of the borrower to pay its loan obligations.

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

In general, different types of environmental liability insurance policies provide coverage with respect to a mortgage loan for one or more of the following losses, subject to the applicable coverage limits and deductibles, and further subject to each policy’s conditions and exclusions:

●
if, during the term of some types of lender environmental policies, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for an amount (in some cases capped at remediation costs) equal to the outstanding principal balance (or, in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default (or, in some cases, the date that the default is reported to the insurer) until the date that the outstanding principal balance is paid; or

●
if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; or

●
if the insured enforces the related mortgage loan, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the applicable government agency in accordance with applicable law.

Environmental liability insurance policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued.  In some cases, policies exclude coverage for known conditions even if disclosed.

Environmental liability insurance policies may contain additional limitations and exclusions, including, but not limited to, exclusions from coverage for mold or other microbial contamination, asbestos and lead based paint, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters.  We cannot assure you that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition.  We cannot assure you, however, that such a responsible party will be willing or financially able to remediate the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or contamination.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.  Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●
the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment.  This requirement will decrease the likelihood that the trust will become liable under any environmental law.  However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken.  There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken.  Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws.  Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Environmental Considerations” in this prospectus supplement for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the trust.  See also representation number 43 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this prospectus supplement.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—General Electric Capital Corporation—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting—Environmental Assessment”, “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Environmental Report”, and “—RAIT Funding, LLC —RAIT’s Underwriting Guidelines and Processes”, “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they have material improvements that are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties or be able to pay any deductible on a policy, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties and the amount available to make payments on the related mortgage loan and, consequently, the offered certificates could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

In addition, with respect to certain of the mortgage loans, the insurable value of the related mortgaged properties, and therefore the hazard insurance maintained, is significantly lower than the principal balance of such mortgage loans.  Moreover, certain of the related mortgaged properties have legal nonconforming uses and/or zoning characteristics that limit restoration following a casualty or condemnation under certain circumstances.  We cannot assure you that if such a mortgaged property is unable to be restored, the lender would be able to recognize sufficient proceeds from foreclosure or equivalent remedies or available insurance to avoid losses on such mortgage loans.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Releases—Hazard, Liability and Other Insurance” in this prospectus supplement.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property. In addition, with respect to some of the mortgaged properties, a tenant or an affiliate of the related borrower is permitted to provide insurance or to self-insure against risks. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be magnified if affiliated borrowers under multiple mortgage loans in the trust are covered under the same blanket policy.  See representation and warranty number 18 on Annex D-1 to this prospectus supplement and the exceptions to that representation on Annex D-2 to this prospectus supplement.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. The Terrorism Risk Insurance Program Reauthorization Act of 2007 requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the Terrorism Risk Insurance Program Reauthorization Act of 2007 at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance. Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon Terrorism Risk Insurance Program Reauthorization Act of 2007’s expiration.

If the Terrorism Risk Insurance Program Reauthorization Act of 2007 is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Risk Insurance Program Reauthorization Act of 2007. We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) waiving the requirement that such borrowers are required to maintain terrorism insurance, or limiting the amount of such insurance, for mortgaged properties in certain locations or for certain property types, (iii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount or a cap based on a percentage or multiple factor in order to obtain such terrorism insurance, or, in the event such terrorism insurance is not available from a “qualified carrier”, then the borrower may be permitted to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting certain tenants to insure or to self-insure as to risks of terrorism at mortgaged properties that may only be occupied (or are predominantly occupied) by such tenants, or (v) allowing for a deductible (which may be substantial in certain instances) for such terrorism insurance.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Releases—Hazard, Liability and Other Insurance” in this prospectus supplement for additional information on certain mortgage loans in the trust.  See also representation number 31 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this prospectus supplement.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to satisfy the remaining indebtedness of the related mortgage loan. Similarly, proceeds payable in connection with partial condemnations may not be sufficient to restore the related mortgaged property and, as a result, any partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.  See also representation numbers 14, 15 and 50 in Annex D-1 and the identified exceptions to those representations in Annex D-2 to this prospectus supplement.

Certain of the mortgaged properties have zoning violations based on current law, including those related to density, use, parking, height, setbacks, area ratio or building separation.  Many of these mortgaged properties have been determined to be (i) legal non-conforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal non-conforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period.  Certain of these are not legal non-conforming uses.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from the inability to rebuild the improvements or continue the use as it existed prior to such casualty.  However, if as a result of the applicable zoning laws the rebuilt improvements are constrained by size or square footage limitations, or otherwise are limited in the type of property that may be rebuilt as compared to the original improvements, any potential loss in income will generally not be covered by law and ordinance insurance.  See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” in this prospectus supplement for additional information on certain mortgage loans in the trust and “Risk Factors—If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited” in the prospectus.  See representation number 26 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this prospectus supplement.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans may have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement or reimbursement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower or a reduction of payments to the related borrower. An increase in real estate taxes may affect the ability of the borrower to pay debt service on the related mortgage loan. We cannot assure you that any such program will continue for the term of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.  See “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus supplement for additional descriptions of the tax abatement program with respect to Loan No. 5.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates related to the business of or arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. Any such litigation or proceedings could adversely impact the related borrower’s ability to meet its obligations under the related mortgage loan and, as a result, have a material adverse effect on your certificates.

In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the trust in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Litigation Considerations; Bankruptcy Issues and Other Proceedings” in this prospectus supplement for additional information on certain mortgage loans in the trust and “Risk Factors—Litigation Concerns” in the prospectus.  See also representation numbers 15 and 50 in Annex D-1 and the identified exceptions to those representations in Annex D-2 to this prospectus supplement.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. The borrowers with respect to those mortgage loans may not be required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the requirement to make such payments may be suspended if the related borrower or a tenant at the mortgaged property complies with the terms of the related mortgage loan documents, or the lenders under such mortgage loans may not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, as described in this prospectus supplement, the mortgage loans were generally originated in accordance with the related mortgage loan seller’s underwriting guidelines. For more information, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—RAIT’s Underwriting Guidelines and Processes”, “—General Electric Capital Corporation—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting Guidelines and Processes”, and “—Redwood Commercial Mortgage—RCMC’s Underwriting Standards and Loan Analysis” in this prospectus supplement.

Potential Conflicts of Interest

Potential Conflicts of Interest of the Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association is a sponsor and one of the mortgage loan sellers and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor and J.P. Morgan Securities LLC, an underwriter and an initial purchaser of the non-offered certificates. In addition, JPMorgan Chase Bank, National Association currently holds the Jordan Creek Town Center pari passu companion loan; however, JPMorgan Chase Bank, National Association expects to deposit such pari passu companion loan into a future securitization.

Barclays Bank PLC is a sponsor and one of the mortgage loan sellers and is an affiliate of Barclays Capital Inc., an underwriter for the offered certificates and an initial purchaser of the non-offered certificates.  Barclays Bank PLC provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, a mortgage loan seller, through a repurchase facility. Certain of the mortgage loans intended to be included in the trust that RAIT Funding, LLC originated are subject to that repurchase facility. Proceeds received by RAIT CMBS Conduit II, LLC will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

In connection with its acquisition of the Class E, Class F and Class NR certificates, each of Perella Weinberg Partners Asset Based Value Strategy (or its affiliate) (who is also expected to be the initial directing certificateholder, Ellington Management Group, LLC (or its affiliate) and Square Mile Capital Management LLC (or its affiliate) were given the opportunity to perform due diligence on the mortgage loans originally identified by the mortgage loan sellers for inclusion in the trust, or to request the removal, re-sizing or modification of other features of some or all of the mortgage loans.  We cannot assure you that a third party purchaser or an unaffiliated purchaser of the Class E, Class F and Class NR certificates would have agreed to the inclusion of any or all of such mortgage loans in the trust.

Because the incentives of the anticipated purchaser of the Class E, Class F and Class NR certificates may, in certain circumstances, differ from a purchaser who is not the same entity as, or is not affiliated with, any of the mortgage loan sellers, prospective investors should consider the potential impact of the conflicts of interest described above.

Pursuant to the related mortgage loan purchase agreement, each mortgage loan seller (or Redwood Trust Inc. as guarantor of the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation and RAIT Financial Trust as guarantor of the repurchase and substitution obligations of RAIT Funding, Inc.) is obligated to repurchase or substitute a similar commercial mortgage loan for a mortgage loan sold by it in connection with either a material breach of such mortgage loan seller’s representations and warranties or any material document defects, if the applicable mortgage loan seller does not otherwise cure such breach or defect pursuant to the related mortgage loan purchase agreement. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Conflicts may also arise because the mortgage loan sellers and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the mortgage loan sellers and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the mortgaged properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The mortgage loan sellers may also be among the largest tenants at the mortgaged properties, and they can be expected to make occupancy-related decisions based on their self-interest and not that of the Trust Fund. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this prospectus supplement and “Summaries of the Ten Largest Mortgage Loans and Additional Mortgage Loan Information—Wildwood Center” in Annex A-3 to this prospectus supplement. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller or a mortgage loan seller or its affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the mortgage loan sellers and their respective affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the related mortgage loans may create conflicts of interest.

Courts may apply the doctrine of equitable subordination to subordinate the claim or lien of a lender against a borrower to claims or liens of other creditors of the borrower, when the lender or one of its affiliates is found to have engaged in unfair, inequitable or fraudulent conduct. The courts have also applied the doctrine of equitable subordination when a lender or one of its affiliates is found to have exerted inappropriate control over a client, including control resulting from the ownership of equity interests in the borrower. Payments on a loan to a borrower in which the lender or one of its affiliates also holds an equity interest, may be subject to claims of equitable subordination. If the lender were deemed to have the ability to control or otherwise exercise influence over the business and affairs of the borrower resulting in economic hardship to other creditors of the borrower, this control or influence may constitute grounds for equitable subordination and a court may treat one or more of the loans as if it were unsecured or common equity in the borrower. In that case, if the borrower were to liquidate, the lender (which may include unaffiliated assignees in some cases) would be entitled to repayment of its loan on a pro rata basis with other unsecured debt or, if the effect of subordination was to place the lender at the level of common equity, then on an equal basis with other holders of the borrower’s common equity only after all of the borrower’s obligations relating to its debt and preferred securities had been satisfied.

The sponsors and their affiliates may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates. The sponsors will sell the mortgage loans to the depositor. To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsors’ exposure to these mortgage loans by effectively transferring the sponsors’ exposure to the purchasers of the offered certificates. The sponsors and their respective affiliates will be compensated in an amount based on, among other things, the offering price of the offered certificates and the amount of proceeds received from the sale of the offered certificates to investors.

Furthermore, the sponsors and their respective affiliates may benefit from a completed offering of the offered certificates because the offering would establish an additional market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their respective affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Servicing of the Mortgage Loans—General” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds remaining certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds remaining certificates or an interest in a companion loan might seek to reduce the potential for losses allocable to those certificates or from a related troubled mortgage loan with a split loan structure by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the certificates or any particular class of certificates than to the remaining certificates. See “—Special Servicer May Be Directed To Take Actions” below.

Situs Holdings, LLC, which is acting as the special servicer, assisted affiliated funds of Perella Weinberg Partners Asset Based Value Strategy and an entity controlled by affiliated funds of Square Mile Capital Management LLC with due diligence relating to the mortgage loans to be included in the mortgage pool. Situs Holdings, LLC is not affiliated with Perella Weinberg Partners Asset Based Value Strategy or Square Mile Capital Management LLC or their affiliates. Situs Holdings, LLC has assisted JPMorgan Chase Bank, National Association in the preparation of loan descriptions of some of the mortgage loans prior to the origination of such mortgage loans as part of its ordinary course of business.  This included, without limitation, services such as reviewing leases and preparing lease abstracts.

The master servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer.

Certain relationships and transactions between the directing certificateholder and the special servicer may result in conflicts of interest. The directing certificateholder appoints and can, without cause, remove the special servicer during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance. In addition, the directing certificateholder maintains certain consent and consultation rights with respect to the mortgage loans that relate to, and could impact, the special servicer’s duties. Additionally, these parties (and/or their affiliates) may, in the ordinary course of business, have relationships with, render services to, and engage in other transactions with each other. We cannot assure you that these transactions and relationships will not influence the actions taken by the special servicer.

In addition, The Aire mortgage loan will be serviced under the 2013-C16 pooling and servicing agreement.  It is expected that the directing certificateholder under the 2013-C16 pooling and servicing agreement will have certain consent and consultation rights with respect to The Aire whole loan that are substantially similar to those of the directing certificateholder under the pooling and servicing agreement, subject to similar appraisal mechanics.  See “Description of the Mortgage Pool—The Whole Loans—The Aire Whole Loan” in this prospectus supplement. While the directing certificateholder in this securitization has certain consultation rights with respect to actions taken by the master servicer and special servicer relating to The Aire whole loan, such master servicer and special servicer will have no obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Directing Certificateholder

The special servicer, an affiliate of the entity expected to be the initial directing certificateholder, will be required to consult with the directing certificateholder with respect to certain actions of the special servicer and in certain circumstances obtain the consent of the directing certificateholder.

The directing certificateholder and its affiliates may have interests that are in conflict with those of certificateholders, especially if the directing certificateholder or any of its affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Conflicts Between Certificateholders and the Holder of a Companion Loan

With respect to two (2) mortgage loans (identified as Loan Nos. 1 and 3 on Annex A-1 to this prospectus supplement), representing approximately 11.1% and 8.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property also secures one related pari passu companion loan. Pursuant to the related intercreditor agreement, for so long as each such mortgage loan and the related pari passu companion loan are serviced under the pooling and servicing agreement, certain decisions to be made with respect to each such mortgage loan will be subject to the consent and consultation rights of the directing certificateholder.

The Aire whole loan will be serviced pursuant to the 2013-C16 pooling and servicing agreement, and certain decisions to be made with respect to the related mortgage loan will be subject to the consent and consultation rights of the directing certificateholder of that securitization. As a result, you will have less control over the servicing of The Aire mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.  See “Description of the Mortgage Pool—The Whole Loans—The Aire Whole Loan” in this prospectus supplement.

The interests of the directing certificateholder of the other securitization or such other party specified in the 2013-C16 pooling and servicing agreement entitled to exercise various rights with respect to the servicing of The Aire whole loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates. No certificateholder may take any action against any such party for having acted solely in its respective interest.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, classes of the offered certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. Any of the underwriters or their respective affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in the offered certificates. If that were to occur, that underwriter or affiliate’s interests may not be aligned with your interests in the offered certificates that you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for such certificates. Such transactions may result in underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the offered certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates default or decrease in value. In conducting such activities, no underwriter or its respective affiliates has any obligation to take into account the interests of the certificateholders or holders of a companion loan or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders or holders of a companion loan.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee and will have no authority to advise the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee or to direct their actions.

In addition, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the trust, on the other hand.

See “Summary of Terms—Certain Affiliations” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of those relationships should be considered carefully by you before you invest in any of the offered certificates.

Other Possible Conflicts of Interest

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers, or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Pentalpha Surveillance LLC has been appointed the senior trust advisor. See “Transaction Parties—The Senior Trust Advisor”. Pursuant to the pooling and servicing agreement, during such time as (x) the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, or (y) a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its right to exercise any of its rights as the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder, the senior trust advisor will be required to consult with the special servicer with respect to certain actions of the special servicer. Additionally, during that time, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect a senior trust advisor consulting fee from the related borrower in connection with certain major decisions related to the mortgage loans, to the extent not prohibited by the related mortgage loan documents. In acting as senior trust advisor, the senior trust advisor is acting solely as a contracting party to the extent described in this prospectus supplement and will have no fiduciary duty to any party. See “Transaction Parties—The Senior Trust Advisor” in this prospectus supplement.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator, the trustee or the directing certificateholder or affiliates of any of the foregoing parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as senior trust advisor. There can be no guarantee that the existence of these relationships and other relationships in the future will not impact the manner in which the senior trust advisor performs its duties under the pooling and servicing agreement.

In addition, the senior trust advisor and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself and its affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the senior trust advisor and its affiliates and their clients may differ from, and compete with the interests of the issuing entity.

Although the senior trust advisor is required to consider the servicing standard in connection with its analysis and reporting regarding the special servicer under the pooling and servicing agreement, the senior trust advisor will not itself be bound by the servicing standard.

The senior trust advisor is prohibited from making a principal investment in any class of certificates issued by the trust. However, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the senior trust advisor or investments by an affiliate of the senior trust advisor if the senior trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the senior trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the senior trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

Each of the foregoing relationships should be considered carefully by prospective investors.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated purchasers of the Class E, Class F and Class NR certificates were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the trust, and to request the removal, re-sizing or modification of other features of some or all of the mortgage loans or to request certain price adjustments or cost mitigation arrangements in connection with its agreement to purchase those classes of certificates.

We cannot assure you that you or another investor would make requests to modify the original pool if given the opportunity or that the final pool if influenced by such buyers’ feedback would not adversely affect the performance of the offered certificates and benefit the performance of such buyers’ certificates. Because of the differing subordination levels, such buyers have interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits such buyers but that does not benefit other investors. In addition, such buyers may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates.

The anticipated purchasers of those certificates will have no liability to any certificateholder for any actions taken with respect to the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that the (i) affiliated funds of Perella Weinberg Partners Asset Based Value Strategy and (ii) an entity controlled by affiliate funds of Square Mile Capital Management LLC will purchase an equal controlling majority of the Class F and Class NR Certificates and may purchase other classes of certificates and (iii) entities managed by Ellington Management Group, LLC will purchase 100% of the Class E and may purchase other classes of certificates, and will initially appoint Perella Weinberg Partners Asset Based Value Master Fund I L.P., as the directing certificateholder, who would have certain rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Directing Certificateholder” in this prospectus supplement. In addition, each of (i) affiliated funds of Perella Weinberg Partners Asset Based Value Strategy, (ii) an entity controlled by affiliate funds of Square Mile Capital Management LLC and (iii) entities managed by Ellington Management Group, LLC may buy additional certificates that are not control eligible Certificates.

Because the incentives and actions of the anticipated purchaser of those certificates may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage loans.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Except as described in this prospectus supplement, investors in the certificates do not have the right to make decisions with respect to the administration of the trust. These decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the certificate administrator and the trustee. Any decision made by any of those parties in respect of the trust in accordance with the terms of the pooling and servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests.

Notwithstanding the foregoing, the directing certificateholder appointed by the controlling class will have certain consent rights prior to the occurrence and continuance of such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, and will have certain non-binding consultation rights prior to such time as the Class E certificates have a certificate balance (without taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance; provided, however, that the controlling class may lose any such rights upon the occurrence of certain events. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this prospectus supplement and “Risk Factors—Your Lack of Control Over Trust Fund Can Create Risks” in the prospectus.

In addition, while there is a senior trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the senior trust advisor has no control rights over actions by the special servicer at any time and the senior trust advisor has no consultation rights over actions by the special servicer prior to (i) such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance or (ii) such time as a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its controlling class rights as described in this prospectus supplement. In addition, the senior trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and the special servicer is under no obligation at any time to act upon any of the senior trust advisor’s recommendations.  In addition, the senior trust advisor has no (A) fiduciary duty or (B) other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder. It is not intended that the senior trust advisor act as a surrogate for the certificateholders. Investors should not rely on the senior trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the directing certificateholder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement. Further, the senior trust advisor will have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to The Aire whole loan, which will be serviced pursuant to the 2013-C16 pooling and servicing agreement, or any related REO Property. However, Pentalpha Surveillance LLC is also the senior trust advisor under the 2013-C16 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to The Aire whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this transaction.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases, voting is based on the outstanding certificate balance, which is reduced by realized losses, and in certain cases, also by appraisal reductions. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights” and “Transaction Parties—Replacement of the Special Servicer” in this prospectus supplement.

In addition, none of the pari passu companion loans will be included as an asset of the trust fund, but each will be serviced under the pooling and servicing agreement for this transaction (other than The Aire pari passu companion loan).  The directing certificateholder will have certain rights with respect to the related whole loan (other than The Aire Whole Loan) and the related mortgaged property, including the right, under certain conditions, to advise and direct the master servicer and/or the special servicer with respect to various servicing matters or mortgage loan modifications affecting the related whole loan.

The directing certificateholder in this securitization will have certain consultation rights with respect to actions taken by the directing certificateholder under the 2013-C16 pooling and servicing agreement, in the case of The Aire pari passu companion loan. No directing certificateholder (in this securitization or the securitization of any pari passu companion loan), in exercising any consultation, consent or direction rights, will have any obligation to consider the interests of or the impact on, the holder of the certificates in any transaction other than the related controlling class for which it is acting. The directing certificateholder for any other trust may not have the same incentives with respect to the effects on this trust as would the directing certificateholder for this securitization.

In addition, with respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan.  The holders of preferred equity interests may have similar rights as those described above of mezzanine loan holders. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Debt” in this prospectus supplement.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced mortgage loans (other than The Aire mortgage loan), the special servicer may, at the direction of the directing certificateholder (prior to the occurrence of a control event), take actions with respect to such specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder may have interests in conflict with those of the certificateholders. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Transaction Parties—Replacement of the Special Servicer”, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. The special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of the certificates (other than the Class X-A, Class X-C and Class R certificates) and (y) upon receipt of approval by certificateholders holding at least 75% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of the certificates (other than the Class X-A, Class X-C and Class R certificates)), as described in this prospectus supplement. See “Servicing of the Mortgage Loans—General”, “Transaction Parties—The Master Servicer” and “—The Special Servicer” and “Transaction Parties—Replacement of the Special Servicer” in this prospectus supplement.

Similarly, the special servicer under the 2013-C16 pooling and servicing agreement may, at the direction of the related directing certificateholder, take actions with respect to The Aire mortgage loan that could adversely affect the holders of some or all of the classes of the offered certificates. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this prospectus supplement.  Such directing certificateholder will exercise its rights in accordance with the 2013-C16 pooling and servicing agreement and The Aire intercreditor agreement, pursuant to which The Aire mortgage loan and The Aire pari passu companion loan are serviced. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this prospectus supplement.  The directing certificateholder under the 2013-C16 pooling and servicing agreement will exercise its rights in accordance with such pooling and servicing agreement and the related intercreditor agreement.  Such directing certificateholder may have interests in conflict with those of the certificateholders of the classes of the offered certificates in this transaction.  As a result, it is possible that such directing certificateholder may direct the special servicer under the 2013-C16 pooling and servicing agreement to take actions that conflict with the interests of certain classes of the offered certificates.  However, such special servicer will not be permitted to take actions that are prohibited by law or violate the servicing standards or breach the terms of the related mortgage loan documents. In addition such special servicer may be removed without cause by the related directing certificateholder as described in this prospectus supplement. See “Servicing of the Mortgage Loans—General,” “—The Directing Certificateholder” and “Transaction Parties—The Master Servicer” and “—The Special Servicer” in this prospectus supplement.

The Sponsors, the Depositor and the Trust Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6); however, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. Nevertheless, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee, if applicable, or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the offered certificates would be delayed while a court resolves the claim.

In addition, since the trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the trust is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority under which the Federal Deposit Insurance Corporation can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the acting general counsel of the Federal Deposit Insurance Corporation issued a letter in which he expressed his view that, under then-existing regulations, the Federal Deposit Insurance Corporation, as receiver under the orderly liquidation authority, would not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the Federal Deposit Insurance Corporation staff may be considering recommending further regulations under orderly liquidation authority, the acting general counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the Federal Deposit Insurance Corporation’s statutory power to disaffirm or repudiate contracts. If, however, the Federal Deposit Insurance Corporation were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur.

Risks Relating to the Exchangeable Certificates and Class EC Certificates

The characteristics of the Class EC certificates will reflect, in the aggregate, the characteristics of the exchangeable certificates that make up the components of such class.  As a result, the Class EC certificates will be subject to the same risks as each exchangeable certificate described in this prospectus supplement.  Investors are encouraged to also consider a number of factors that will limit a certificateholder’s ability to exchange and convert exchangeable certificates for Class EC certificates and vice versa:

●	At the time of a proposed exchange and conversion, a certificateholder must own exchangeable certificates in the requisite exchange proportion to make the desired exchange and conversion.

●
A certificateholder that does not own each class of the exchangeable certificates in the requisite exchange proportion may be unable to obtain the necessary exchangeable certificates because the holders of the needed certificates may be unwilling or unable to sell them or because the necessary certificates have been placed into other financial structures.

●
Principal distributions will decrease the amounts available for exchange and conversion over time and once any class of exchangeable certificates has been reduced to zero as a result of such class being paid all interest and principal on such class in full or through the allocation of collateral support deficits, conversions will no longer be permissible.

●	Certificates may only be held in authorized denominations.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or document defects.

In addition, it is important to note that previously issued commercial mortgage-backed securities (including, potentially, certain commercial mortgage-backed securities sponsored by JPMorgan Chase Bank, National Association, Barclays Bank PLC, General Electric Capital Corporation, Redwood Commercial Mortgage Corporation and RAIT Funding, LLC or affiliates of any of those parties) have recently experienced greater losses than expected, and in certain circumstances significantly greater losses, as a result of defaults and liquidations of the mortgage loans that comprise those commercial mortgage-backed securities. We cannot assure you that the losses actually incurred with respect to the mortgage loans that back the offered certificates will not similarly exceed any assumed or expected losses. See “Yield and Maturity Considerations” in this prospectus supplement.

The yield on each of the classes of certificates that have a pass-through rate equal to, limited by, or based on, the weighted-average mortgage rate would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on these classes of certificates may also be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See “Yield and Maturity Considerations” in this prospectus supplement.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-A certificates is based upon the outstanding aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates), the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related classes of certificates. In particular, the Class X-A certificates will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the trust fund ultimately affect the average life of the offered certificates will depend on the terms of the offered certificates, more particularly:

●
A class of offered certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
A class of offered certificates that entitles the holders of the offered certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this prospectus supplement.

Although the mortgage loans generally have prepayment protection in the form of lockout periods and/or one or more of the following: (a) defeasance, (b) yield maintenance or (c) prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their related mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

There are eighteen (18) mortgage loans (identified as Loan Nos. 1, 2, 3, 7, 8, 9, 10, 11, 12, 14, 16, 19, 21, 26, 30, 39, 46 and 49 on Annex A-1 to this prospectus supplement), representing approximately 50.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that permit prepayment together with the payment of a yield maintenance premium, generally following the end of a lockout period of at least 24 due dates from origination or in the case of Loan Nos. 21 and 30 representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, 11 due dates from origination). There is one (1) mortgage loan (identified as Loan No. 45 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off-date, that permits either (i) prepayment together with the payment of a yield maintenance premium following the end of a lockout period of at least 24 due dates from origination or (ii) defeasance of the related mortgage loan following the end of a lockout period of at least 24 due dates from the closing date.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. However, the rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the related mortgage loans;

●	the length of any prepayment lockout period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	any applicable yield maintenance charges and prepayment premiums;

●	the master servicer’s or special servicer’s ability to enforce those yield maintenance charges or prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

In addition, the rate at which voluntary prepayments occur may also be impacted by the existence of any purchase options related to a mortgaged property. The exercise of the purchase option could occur during what would otherwise be a lockout/defeasance period. The resulting prepayment is required to be accompanied by a yield maintenance charge. See “Yield and Maturity Considerations” in this prospectus supplement. Further, the rate at which voluntary prepayments occur may also be impacted by the ability of borrowers with respect to certain mortgage loans to affect a paydown of amounts owing under the related mortgage loan documents in connection with a release of a portion of the related mortgaged property during periods in which prepayments on the mortgage loan were otherwise prohibited. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” and “Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this prospectus supplement for additional information relating to prepayment provisions on certain mortgage loans in the trust.

We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “—Risks Relating to Prepayments and Repurchases” in this prospectus supplement. Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some jurisdictions and under federal bankruptcy law. Those provisions also may be interpreted as constituting the collection of interest for usury purposes. Also, we cannot assure you that liquidation proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation or a change in applicable laws that would allow a lender to accelerate the related mortgage loan pursuant to the related mortgage loan documents, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration; provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award and/or no event of default has occurred and is continuing under the mortgage loan. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the offered certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable.  Mezzanine lenders and holders of preferred equity in a borrower may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges.  In addition, certain of the mortgage loans are secured by mortgaged properties that have franchisors, tenants or other parties that have an option to purchase the mortgaged property. See “—Certain Additional Risks Relating to Tenants” above.  A repurchase or the exercise of such a purchase option may adversely affect the yield to maturity on the offered certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i) will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the related mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans and any REO properties in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “Description of the Certificates—Termination; Retirement of Certificates” in this prospectus supplement.

The Mortgage Loan Sellers May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

The related mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by it to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, National Association solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of a mortgage loan seller’s representations and warranties or any material document defects, if the applicable mortgage loan seller defaults on its obligation to do so. Redwood Trust, Inc., Redwood Commercial Mortgage Corporation’s ultimate parent, will, however, guarantee the performance of Redwood Commercial Mortgage Corporation’s obligations to repurchase or replace defective mortgage loans. Additionally, RAIT Financial Trust, RAIT Funding, LLC’s ultimate parent, will, however, guarantee the performance of RAIT Funding, LLC’s payment obligations in connection with the repurchase or replacement of defective mortgage loans. Notwithstanding the existence of the guarantee, we cannot assure you that the loan sellers or the related guarantors will have the financial ability or otherwise be able to effect or cause, as applicable, such a repurchase or substitution.  See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— RAIT Funding, LLC” and “—Redwood Commercial Mortgage Corporation” in this prospectus supplement.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Realization on Certain Mortgage Loans May Be Adversely Affected by the Rights of the Mezzanine Lender

Mezzanine lenders commonly hold a defaulted mortgage loan purchase option pursuant to the related intercreditor agreement, which generally permits the mezzanine lender to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event a mezzanine lender is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such party’s rights under the intercreditor agreement to purchase the related mortgage loan from the trust may result in a loss to the trust in the amount of those fees and additional expenses.  Furthermore, a mezzanine lender generally has the right to cure defaults under the related defaulted mortgage loan, thereby delaying the mortgagee’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

Limited Obligations

The certificates, when issued, will represent beneficial interests in the trust fund. The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the certificate administrator, the trustee or any other person. The primary assets of the trust fund will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement. Payments on the offered certificates are expected to be derived from payments made by the borrowers on or in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Certificates—General” in this prospectus supplement.

Changes to Accounting Standards and Regulatory Restrictions Could Have an Adverse Impact on the Certificates

None of the issuing entity, the depositor, the sponsors or the underwriters make any representation or warranty regarding any accounting implications related to the offered certificates. The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any other future changes, may impact the accounting for entities such as the trust and could require the trust to be consolidated in an investor’s financial statements. Each investor in the offered certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the offered certificates.

Tax Consequences Related to Foreclosure

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other things, the independent contractor would not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless such construction was more than 10% completed when the default on the related mortgage loan became imminent. Any (i) net income from such operation and management (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is noncustomary in the area and for the type of property involved, and (iii) rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to that personal property exceeds 15% of the total rent at the related mortgaged property for the taxable year, will subject the REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. No determination has been made whether any portion of the income from the mortgaged property constitutes “rents from real property”. The pooling and servicing agreement provides that the special servicer will be permitted to cause the REMICs to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating, e.g., net leasing the mortgaged property. See “Material Federal Income Tax Consequences” in this prospectus supplement. In addition, if the trust were to acquire any mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the certificate administrator, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the certificate administrator, the trustee, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates therefor.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Ratings of the Certificates

The ratings assigned to the offered certificates by the three nationally recognized statistical rating organizations engaged by the depositor are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. The ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. The ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of the offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates are determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis by the hired rating agencies and other nationally recognized statistical rating organizations, the assumptions by the rating agencies engaged by the depositor and other nationally recognized statistical rating organizations regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

We are not obligated to maintain any particular rating with respect to any class of the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the senior trust advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates. Changes affecting the mortgaged properties, the trustee, the certificate administrator, the master servicer, the special servicer or another person may have an adverse effect on the ratings of the offered certificates, and thus on the liquidity, market value and regulatory characteristics of the offered certificates, although such adverse changes would not necessarily be an event of default under any related mortgage loan. See “Ratings” in this prospectus supplement.

Further, a rating of any class of offered certificates below an investment grade rating by any of the rating agencies engaged by the depositor or another nationally recognized statistical rating organization, whether initially or as a result of a ratings downgrade, could adversely affect the ability of a benefit plan or other investor to purchase or retain that class. See “Certain ERISA Considerations” and “Legal Investment” in this prospectus supplement.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the rating agencies engaged by the depositor, the depositor has no obligation or ability to ensure that any rating agency performs ratings surveillance.  In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

The depositor has requested a rating on the offered certificates from three nationally recognized statistical rating organizations.  We cannot assure you as to whether another nationally recognized statistical rating organization will rate any class of the offered certificates or, if it were to rate any class of offered certificates, what rating would be assigned by it. Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of the offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by the rating agencies engaged by the depositor. The issuance of an unsolicited rating of a class of the offered certificates that is lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of them to rate the offered certificates, and did not select the other three nationally recognized statistical rating organizations due, in part, to their initial subordination levels for the various classes of the offered certificates. Had the depositor selected the other three nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that they would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of the offered certificates after the date of this prospectus supplement. In no event will rating agency confirmations from any such other nationally recognized statistical rating organization (except insofar as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Certain actions provided for in the mortgage loan agreements require, as a condition to taking such action, that a rating agency confirmation be obtained from each of the rating agencies engaged by the depositor.  In certain circumstances, this condition may be deemed to have been met or waived without any such rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings on the certificates as a result of the taking of such action.  If you invest in the certificates, the terms of the pooling and servicing agreement will be binding on you, and as a result, you should be aware of the procedures relating to no downgrade confirmations described under the definition of “Rating Agency Confirmation” in “Servicing of the Mortgage Loans—Rating Agency Confirmations” in this prospectus supplement.

Furthermore, the United States Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Ratings” in this prospectus supplement.

DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of a pool of 64 fixed rate commercial mortgage loans with an aggregate principal balance of approximately $1,082,126,815 as of the Cut-off Date (the “Initial Pool Balance”).

On or about December 30, 2013 (the “Closing Date”), J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, will acquire the mortgage loans from JPMorgan Chase Bank, National Association (“JPMCB”), Barclays Bank PLC (“Barclays”), General Electric Capital Corporation (“GECC”), Redwood Commercial Mortgage Corporation (“RCMC”) and RAIT Funding, LLC (“RAIT”)  pursuant to a separate mortgage loan purchase agreement with each mortgage loan seller (each, a “Purchase Agreement”).  We will then assign our interests in the mortgage loans, without recourse, to Deutsche Bank Trust Company Americas, as trustee for the benefit of the holders of the certificates (each, a “Certificateholder”). On the Closing Date, the depositor will deposit an amount equal to one month’s interest on two (2) mortgage loans (the “Closing Date Interest Deposit”) whose first due date under the related mortgage loan documents is not until February 2014. The Closing Date Interest Deposit will be deposited in the Certificate Account and will be part of the Available Distribution Amount for the first Distribution Date.

The “Cut-off Date” with respect to each mortgage loan is the related due date in December 2013, or with respect to any mortgage loan that has its first due date in January or February 2014, the earlier of the date that would have otherwise been the related due date in December 2013 or the origination date.  All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Cut-off Date Balances and/or allocated loan amounts.

The “Cut-off Date Balance” of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received.

The mortgage loans were originated in the period between June 10, 2013 and December 4, 2013, and were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.  Twenty-six (26) mortgage loans, representing approximately 46.2% of the Initial Pool Balance, will not have made any scheduled debt service payments as of the related Cut-off Date.

As of the Cut-off Date, none of the mortgage loans will be 30 days or more delinquent and none of the mortgage loans have been 30 days or more delinquent since origination. A mortgage loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

The mortgage loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related mortgage loan.

As used in this prospectus supplement, the term “mortgage loan” refers to the mortgage loans that are assets of the trust, which will be in the form of either a whole mortgage loan, The Aire Whole Loan and the Jordan Creek Town Center Whole Loan, includes only the related mortgage loan but does not include the related companion loans.  See “Description of Top Ten Mortgage Loans and Additional

 Mortgage Loan Information” in Annex A-3 to this prospectus supplement for additional descriptions of these mortgage loans.

Lenders typically look to the “Debt Yield” and/or “Debt Service Coverage Ratio” or “DSCR”, each of which is based on the property’s net operating income, and the “Loan-to-Value Ratio” or “LTV” as important factors in evaluating the risk of default on that loan and the likelihood of recovery of the principal balance of the loan in the event of a default and liquidation. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans” in the prospectus for a description of Debt Service Coverage Ratios, net operating income, LTV Ratios and Debt Yield, the manner in which these terms are calculated and important considerations related to their use.

Mortgage Pool Characteristics

General

For a discussion of the presentation of statistical information on the mortgage loans (or group comprised of more than one cross-collateralized mortgage loan) and Mortgaged Properties described in this prospectus supplement and the related Annexes, see “—Additional Mortgage Loan Information”. Calculations of Debt Service Coverage Ratios, LTV Ratios and Debt Yields will differ, and may differ significantly, depending on the assumptions and inputs used. The information presented in this prospectus supplement reflects assumptions and inputs provided by the mortgage loan sellers in connection with the origination of the mortgage loans. For purposes of the mortgage loan (or group comprised of more than one cross-collateralized mortgage loan) and pool composition data and other information contained in this prospectus supplement (including the annexes and all numerical and statistical information presented in this prospectus supplement, including Cut-off Date Balances, LTV Ratios, Debt Service Coverage Ratios and Debt Yields) with respect to each of the Whole Loans (each as described below), such information, unless otherwise indicated, is calculated including the principal balance and debt service payment of the related pari passu companion loan. See “Risk Factors—Commercial Lending Is Dependent Upon Net Operating Income” and “—Limitations of Appraisals” in this prospectus supplement.

The tables set forth in this prospectus supplement present certain anticipated characteristics of the mortgage loans as of the Cut-off Date (unless otherwise indicated). The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in these tables are calculated as described below under “—Additional Mortgage Loan Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans (or group comprised of more than one cross-collateralized mortgage loan) as of the Cut-off Date. The principal balance of each mortgage loan as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on or before the Cut-off Date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the Cut-off Date. Whenever percentages and other information in this prospectus supplement are presented on the Mortgaged Property level rather than the mortgage loan level, the information for mortgage loans secured by more than one Mortgaged Property (or comprised of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

General Mortgage Loan Characteristics
(As of the Cut-off Date unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,082,126,815
Number of mortgage loans	64
Number of Mortgaged Properties	72
Number of crossed loan pools	2
Crossed loan pools as a percentage	3.5%
Range of Cut-off Date Balances	$2,100,000 to $120,000,000
Average Cut-off Date Balance	$16,908,231
Range of Mortgage Rates	4.36600% to 5.67000%
Weighted average Mortgage Rate	4.90820%
Range of original terms to maturity(2)	60 months to 121 months
Weighted average original term to maturity(2)	116 months
Range of remaining terms to maturity(2)	58 months to 121 months
Weighted average remaining term to maturity(2)	115 months
Range of original amortization term(3)	240 months to 360 months
Weighted average original amortization term(3)	354 months
Range of remaining amortization terms(3)	239 months to 360 months
Weighted average remaining amortization term(3)	354 months
Range of Loan-to-Value Ratios(4)(5)(6)	51.4% to 77.7%
Weighted average Loan-to-Value Ratio(4)(5)(6)	66.3%
Range of Loan-to-Value Ratios as of the maturity date(2)(4)(5)(6)	39.5% to 70.8%
Weighted average Loan-to-Value Ratio as of the maturity date(2)(4)(5)(6)	56.3%
Range of UW NCF DSCR(4)(6)(7)	1.15x to 2.33x
Weighted average UW NCF DSCR(4)(6)(7)	1.49x
Percentage of Initial Pool Balance consisting of:
Interest Only Balloon	56.1%
Balloon(8)	41.5%
Interest Only	1.5%
ARD-Balloon	0.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
In the case of one (1) mortgage loan with an Anticipated Repayment Date (identified as Loan No. 31 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the Initial Pool Balance, calculated as of the related Anticipated Repayment Date.

(3)
Excludes one (1) mortgage loan (identified as Loan No. 18 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance, that is interest-only for the entire term.

(4)
In the case of three (3) mortgage loans (identified as Loan Nos. 10, 11 and 12 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the Initial Pool Balance, the mortgage loans are cross-collateralized and cross-defaulted, and in the case of two (2) mortgage loans (identified as Loan Nos. 36 and 37 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance, the mortgage loans are cross-collateralized and cross-defaulted, and in each case, the loan-to-value ratios and debt service coverage ratios are presented on an aggregate basis.

(5)
In the case of two (2) mortgage loans (identified as Loan Nos. 8 and 24 on Annex A-1 to this prospectus supplement), representing approximately 4.0% of the Initial Pool Balance, the Loan-to-Value Ratios were based upon hypothetical values which, (i) in the case of Loan No. 8, assumes that the costs incurred with the capital improvements and leasing costs are paid, and (ii) in the case of Loan No. 24, assumes that certain deferred maintenance has been completed and all outstanding tenant improvement allowances have been paid, rather than the appraised “as-is” value. With respect to Loan No. 8, the “hypothetical market value as-is” of $39,000,000 results in a Cut-off Date LTV Ratio of 76.9%, and the “as-is” value of $33,500,000 results in a Cut-off Date LTV Ratio of 89.6%.  With respect to Loan No. 24, the “hypothetical as-renovated value” of $18,100,000 results in a Cut-off Date LTV Ratio of 71.7%, and the “as-is” value of $17,300,000 results in a Cut-off Date LTV Ratio of 75.1%

For further information see Annex A-1 to this prospectus supplement. See “Risk Factors—Limitations of Appraisals,” “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase, National Association—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” and “—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement. The remaining mortgage loans were calculated using “as-is” values as described under “—Additional Mortgage Loan Information” in this prospectus supplement.

(6)
For each mortgage loan related to a Whole Loan (each as described below), the calculation of the Loan-to-Value Ratios and UW NCF DSCRs include the principal balance and debt service payment of the related pari passu companion loan.

(7)
For each partial interest-only loan, the UW NCF DSCR was calculated based on the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.  For all interest-only loans, the UW NCF DSCR was calculated based on the sum of the first 12 interest payments following the cut-off date.  With respect to seven (7) Mortgaged Properties (identified as Loan Nos. 3, 7, 8, 9, 26, 27 and 28 on Annex A-1 to this prospectus supplement) securing seven (7) mortgage loans, representing 19.9% of Initial Pool Balance by allocated loan amount, certain assumptions and/or adjustments were made to the occupancy, UW NCF and UW NCF DSCRs reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “—Net Cash Flow and Certain Underwriting Considerations”, “—Mortgaged Property Considerations—Tenant Issues—Occupancy and Tenant Concentrations” and “—Additional Mortgage Loan Information” in this prospectus supplement. See also Annex A-1 and Annex A-3 to this prospectus supplement.

(8)
With respect to two (2) mortgage loans (identified as Loan Nos. 1 and 20 on Annex A 1 to this prospectus supplement), representing approximately 12.4% of the Initial Pool Balance, the first payment for such mortgage loans are in February 2014.  On the closing date, the related mortgage loan seller will deposit funds sufficient to pay the interest associated with the interest due for the January 2014 payment for each such mortgage loan.  The mortgage loans are considered to have a one-month interest only period; however, they are included as balloon loans in the table above.

Fee & Leasehold Estates; Ground Leases

Each mortgage loan, including the Whole Loans, is evidenced by one or more promissory notes (each, a “Mortgage Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”). In all cases, the Mortgages create a first mortgage lien:

(1)   on a fee simple estate in one or more commercial properties;

(2)   on a leasehold estate in one or more commercial properties; and/or

(3)   on a combination of fee simple estates and leasehold estates in one or more commercial properties (each of the fee simple estates and/or leasehold estates described in clauses (1), (2) and/or this clause (3), a “Mortgaged Property”).

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee	68	$ 1,042,841,567	96.4%
Fee/Leasehold	3	28,685,249	2.7
Leasehold	1	10,600,000	1.0
Total:	72	$ 1,082,126,815	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this prospectus supplement and “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 32 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the Initial Pool Balance, the mortgaged property is comprised in part of a leasehold interest encumbered by two (2) ground leases, both leased to the related borrower by the same ground lessor.  Both ground leases are scheduled to expire on December 31, 2055.

With respect to one (1) mortgage loan (identified as Loan No. 39 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance, the related borrower is a Delaware statutory trust, and in accordance with local law, the signatory trustee owns fee simple title to the related Mortgaged Property. The signatory trustee is obligated under the related loan documents for all non-monetary obligations of the borrower.

With respect to one (1) mortgage loan (identified as Loan No. 48 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance, which matures on October 1, 2023, the mortgaged property is comprised of several parcels, one of which consists of a leasehold interest.  The related ground lease expires January 31, 2028 and provides for two fifteen year renewal options.  Ground rent is required to be re-determined for each renewal term to be equal to 8% of the fair market value of the land,  exclusive of improvements, as of the commencement date of such renewal term, based on an MAI appraisal obtained by the lessee within 120 days of the commencement of such term.  The ground lease provides that if the lessor disagrees with the lessee’s appraisal, it may obtain its own MAI appraisal, and if the lessee disagrees with such appraisal, lessor and lessee are required to obtain a third MAI appraisal from an independent MAI appraiser acceptable to both parties, and the fair market value determined by such appraiser shall be final and binding. Such provisions may result in a ground rent increase and may potentially have an adverse effect on a sale of the property.

As regards ground leases, also see representation No. 36 on Annex D-1 to this prospectus supplement and the exceptions to that representation on Annex D-2 to this prospectus supplement.  See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus supplement for an additional description of the ground lease related to Loan No. 2.05.

Mortgage Loan Concentrations

Top Ten Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the ten largest mortgage loans or groups of cross-collateralized loans by Cut-off Date Balance:

		Approx.
		% of
	Mortgage	Initial	Loan
	Loan Cut-off	Pool	per	UW NCF	Cut-off Date
Loan Name	Date Balance	Balance	Unit(1)	DSCR(1)	LTV Ratio(1)	Property Type
Jordan Creek Town Center	$120,000,000	11.1%	$ 437	1.52x	60.1%	Retail
EIP National	93,900,000	8.7	$ 29	1.38x	74.8%	Industrial
The Aire	90,000,000	8.3	$ 725,806	1.15x	61.6%	Multifamily
Wildwood Center	73,125,000	6.8	$ 106	1.67x	59.5%	Office
Residence Inn Seattle Bellevue Downtown	47,580,000	4.4	$ 205,974	1.60x	65.0%	Hotel
Rivertowne Commons	46,000,000	4.3	$ 120	1.62x	71.2%	Retail
Chinatown Row	31,000,000	2.9	$ 652	1.26x	60.8%	Mixed Use
Springfield Plaza(2)	30,000,000	2.8	$ 70	1.42x	76.9%	Retail
801 Travis	29,963,062	2.8	$ 136	1.37x	69.7%	Office
Park Central Portfolio Loans(3)	28,250,000	2.6	$ 42,545	1.39x	56.6%	Multifamily

Top 3 Total/Weighted Average	$303,900,000	28.1%		1.37x	65.1%
Top 5 Total/Weighted Average	$424,605,000	39.2%		1.45x	64.1%
Top 10 Total/Weighted Average	$589,818,062	54.5%		1.44x	65.1%

(1)
In the case of each of the mortgage loans that is part of a Whole Loan, each of which has a pari passu companion loan that are not part of the trust, the Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such mortgage loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the mortgage loan included in the trust and the related pari passu companion loan in the aggregate.

(2)
In the case of the Springfield Plaza mortgage loan, the Cut-off Date LTV was based upon a hypothetical value which assumes that the capital improvements and leasing costs are paid, rather than the appraised “as-is” value. The “hypothetical market value as-is” of $39,000,000 results in a Cut-off Date LTV Ratio of 76.9%, and the “as-is” value of $33,500,000 results in a Cut-off Date LTV Ratio of 89.6%.   For further information see Annex A-1 to this prospectus supplement. See “Risk Factors—Limitations of Appraisals,” “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase, National

Association—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” and “—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement.

(3)
The Belmont at Park Central, Charles Towne at Park Central and Manor Row at Park Central mortgage loans are cross-collateralized and cross-defaulted loans and are presented in the table above on an aggregate basis.

For more information regarding the ten largest mortgage loans or groups of cross-collateralized loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus supplement. Other than with respect to the top ten mortgage loans identified in the table above, each of the other mortgage loans or groups of cross-collateralized loans represents no more than 2.3% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this prospectus supplement.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of mortgage loans will include seven (7) mortgage loans (identified as Loan Nos. 2, 10, 11, 12, 36, 37 and 41 on Annex A-1 to this prospectus supplement), representing approximately 12.9% of the Initial Pool Balance, which are either cross-collateralized or which are each secured by two or more properties (other than through cross-collateralization of that mortgage loan with other mortgage loans) as set forth in the table below. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the mortgage loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same mortgage loan or group of cross-collateralized mortgage loans.  See “Risk Factors—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this prospectus supplement.

The table below shows each individual mortgage loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized mortgage loans.

Cross-Collateralized/Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut- off Date Balance	Approx. % of Initial Pool Balance
EIP National	$ 93,900,000	8.7%
Belmont at Park Central, Charles Towne at Park Central, Manor Row at Park Central(1)	28,250,000	2.6
Timber Creek Apartments, Park Place Apartments(2)	9,109,254	0.8
Courtyard Mini Storage Portfolio	8,325,000	0.8
Total	$139,584,254	12.9%

(1)
The Belmont at Park Central, Charles Towne at Park Central and Manor Row at Park Central mortgage loans are cross-collateralized and cross-defaulted loans and are presented in the table above on an aggregate basis.

(2)	The Timber Creek Apartments and Park Place Apartments mortgage loans are cross-collateralized and cross-defaulted loans and are presented in the table above on an aggregate basis.

Six (6) groups of mortgage loans comprised of fifteen (15) mortgage loans (identified as Loan Nos. 4, 13, 15, 21, 24, 30, 31, 36, 37, 43, 52, 56, 58, 63 and 64 on Annex A-1 to this prospectus supplement), representing approximately 18.9% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of mortgage loans having borrower sponsors that are related to each other represents more than approximately 9.1% of the Initial Pool Balance.  The following table shows each group of mortgage loans having borrowers that are related to each other.  See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this prospectus supplement in addition to Annex-A-1 to this prospectus supplement.

Related Borrower Loans (Other than Cross-Collateralized Groups)
Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance

Group 1:
Wildwood Center	$ 73,125,000	6.8%
Carmel Crossing	25,375,000	2.3
Total for Group 1:	$ 98,500,000	9.1%

Group 2:
The Palms on Westheimer	$ 24,100,000	2.2%
Meadowbrook	7,875,000	0.7
Parkside Apartments	5,025,000	0.5
Ashwood Park	4,065,000	0.4
Total for Group 2:	$ 41,065,000	3.8%

Group 3:
Oak Creek Apartments	$ 14,292,869	1.3%
Collier Park Apartments	10,487,030	1.0
Total for Group 3:	$ 24,779,899	2.3%

Group 4:
1235 North Loop West	$ 12,984,673	1.2%
Greenway Park	10,182,149	0.9
Total for Group 4:	$ 23,166,823	2.1%

Group 5:
Timber Creek Apartments	$ 5,425,730	0.5%
Park Place Apartments	3,683,523	0.3
Forum Apartments	3,434,492	0.3
Total for Group 5:	$ 12,543,746	1.2%

Group 6:
Discount Drug Mart Hills & Dale	$ 2,694,466	0.2%
Discount Drug Mart Plaza	2,100,000	0.2
Total for Group 6:	$ 4,794,466	0.4%

Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1 to this prospectus supplement. See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this prospectus supplement in addition to Annex A-1 and the footnotes related thereto.

Tenancies-in-Common

One (1) Mortgaged Property (identified as Loan No. 62 on Annex A-1 to this prospectus supplement), securing one (1) mortgage loan representing 0.3% of the Initial Pool Balance, has one or more borrowers who have signed an accommodation mortgage that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Tenancies-in-Common May Hinder Recovery” in this prospectus supplement.

Property Type Concentrations

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail	13	$ 300,292,966	27.8%
Multifamily	23	275,623,489	25.5
Office	10	218,993,745	20.2
Industrial	7	93,900,000	8.7
Hotel	6	93,068,648	8.6
Mixed Use	4	51,784,838	4.8
Manufactured Housing	2	21,750,000	2.0
Self Storage	6	19,727,881	1.8
Other	1	6,985,249	0.6
Total:	72	$ 1,082,126,815	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus supplement.

With respect to the retail properties and mixed use properties with retail components set forth in the above chart, we note in particular the following:

●
Twelve (12) of the Mortgaged Properties, securing twelve (12) mortgage loans (identified as Loan Nos. 1, 6, 8, 14, 17, 18, 32, 38, 44, 51, 63 and 64 on Annex A-1 to this prospectus supplement), representing approximately 27.0% of the Initial Pool Balance, are considered by the applicable sponsor to have an “anchor tenant” or “shadow anchor” tenant.

●
Seven (7) of the Mortgaged Properties (identified as Loan Nos. 1, 7, 14, 34, 42, 57 and 63 on Annex A-1 to this prospectus supplement), securing seven (7) mortgage loans, representing approximately 18.5% of the Initial Pool Balance, have one or more restaurants among the five largest tenants (by net rentable area leased) at the Mortgaged Property.

●
Two (2) of the Mortgaged Properties, securing two (2) mortgage loans, (identified as Loan Nos. 1 and 6 on Annex A-1 to this prospectus supplement), representing approximately 15.3% of the Initial Pool Balance are secured by a property that has a theater as one of the five largest tenants (by net rentable area leased).  The theater space for Loan No. 6 is vacant and the related borrower is in negotiation with the tenant to take occupancy. The income from the theater was not included at underwriting. We cannot assure you such tenant will enter into a lease or take occupancy. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Tenant Bankruptcy Entails Risks” in this prospectus supplement.

●
One (1) Mortgaged Property (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), securing a mortgage loan representing approximately 11.1% of the Initial Pool Balance, is identified as a retail property even though it is comprised of a mixture of retail facilities and one hotel which is ground leased by the tenant. The hotel parcel is ground leased to the tenant and the rent from such ground lease does not constitute a significant portion of the total rent.

●
Two (2) of the Mortgaged Properties (identified as Loan Nos. 8 and 18 on Annex A-1 to this prospectus supplement), securing two (2) mortgage loans, representing approximately 4.3% of the Initial Pool Balance, have a gas station on the related Mortgaged Property. See “Risk

Factors—Environmental Risks Relating to the Mortgaged Properties” in this prospectus supplement.

●
Three (3) of the Mortgaged Properties (identified as Loan Nos. 8, 44 and 57, on Annex A-1 to this prospectus supplement), securing three (3) mortgage loans, representing approximately 3.8% of the Initial Pool Balance, have one or more fitness centers as part of its retail mix. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

See “Risk Factors—Risks Associated with Retail Properties” in this prospectus supplement.

With respect to the hotel properties set forth in the above chart, we note in particular the following:

●
Five (5) Mortgaged Properties (identified as Loan Nos. 5, 25, 26, 29 and 46 on Annex A-1 to this prospectus supplement), securing five (5) mortgage loans, representing approximately 8.3% of the Initial Pool Balance, are affiliated with a franchise, licensing or hotel management company through a franchise or management agreement. See “Risk Factors—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in this prospectus supplement.

●
One  (1) Mortgaged Property (identified as Loan No. 26 on Annex A-1 to this prospectus supplement), securing a mortgage loan representing approximately 1.1% of the Initial Pool Balance, is identified as a hotel property even though it is comprised of a mixture of hotel and restaurant facilities.

●
One (1) mortgage loan (identified as Loan No. 59 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance, the building is registered as a historic building within the Knoxville Historic District.  Permission from the Knox Heritage is required for any changes to the façade of the building.

See “Risk Factors—Hotel Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in this prospectus supplement.

With respect to the multifamily properties set forth in the above chart, we note in particular the following:

●
One (1) Mortgaged Property, securing one (1) mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 8.3% of the Initial Pool Balance, the residential units are subject to New York City rent stabilization ordinances until the tax abatement at the related Mortgaged Property expires, at which point the borrower may start to lease units at market rental rates without any restrictions or limits related to the New York City rent stabilization ordinances. Even after the tax abatement expires, residential units may continue to be subject to the rent stabilization ordinances in certain circumstances, such as if the borrower provides an incorrect or improper notice to the existing tenants. At such Mortgaged Property, 247 occupied units are currently renting at a rate that is below their maximum legal rent as calculated by the governing rent guidelines board. According to the borrower-provided rent roll, on average, these units are 16.1% below their maximum legal rent level for the 2013/2014 year.  Upon expiration or renewal of these units, the related borrower may increase the annual rent by any amount up to the maximum legal level for the current year, which in the future may not be as high as market rental rates. The remaining 40 occupied units are currently renting at a level equal to the maximum legal rent for the 2013/2014 year and future rent increases are subject to an annual amount set by the rent guidelines board. For more information, see The Aire mortgage loan description under “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus supplement.

●
One (1) Mortgaged Property (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), securing a mortgage loan representing approximately 8.3% of the Initial Pool Balance, also contains units which are leased for commercial purposes. The commercial portion  of the Mortgaged Property is currently leased to a cancer treatment facility and a fitness center.

See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “Risk Factors—Risks Associated with Retail Properties” in this prospectus supplement.

●
Five (5) Mortgaged Properties (identified as Loan Nos. 36, 37, 50, 53 and 58 on Annex A-1 to this prospectus supplement), securing mortgage loans representing approximately 2.1% of the Initial Pool Balance, are predominately student housing.

In the case of the mortgage loans identified as Loan No. 62 and on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance, approximately 5% of the units at the related Mortgaged Property rely on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development. We cannot assure you that such program will be continued in its present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

See "Risk Factors—Multifamily Properties Have Special Risks" and "– Potential Conflicts of Interest" in this prospectus supplement.

With respect to the office properties set forth in the above chart and mixed use properties that include office tenants, we note in particular the following:

In the case of the mortgage loans identified as Loan Nos. 16, 22, 28, 31 and 57 on Annex A-1 to this prospectus supplement), representing approximately 5.6% of the Initial Pool Balance, have tenants operating medical or dental offices at the related mortgaged property and, in the case of Loan No. 31, the largest tenant also operates a laboratory and in-patient services. In the case of the mortgage loan identified as Loan No. 28, the single tenant at the related mortgaged property, a health insurance company, operates such property as a medical facility that includes, among other things, a pharmacy, optical center, family medicine, on-site radiology and diagnostic imaging, cardiac rehabilitation, blood work, exam rooms, waiting areas and private offices that are used for adult, family medicine and rheumatology practices. Medical offices and facilities and dental offices pose unique risks.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

See “Risk Factors—Office Properties Have Special Risks” and “Risk Factors—Mixed Use Facilities Have Special Risks” in this prospectus supplement.

Geographic Concentrations

The Mortgaged Properties are located in 24 states and Washington, D.C. The following table lists the states that have concentrations of Mortgaged Properties of 5% or more of the Initial Pool Balance:

Geographic Distribution(1)

Geographic Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
New York	5	$ 132,108,816	12.2%
Iowa	1	120,000,000	11.1
Texas	9	109,594,884	10.1
Georgia	2	78,718,612	7.3
Florida	7	70,734,951	6.5
Ohio	8	66,009,204	6.1
Maryland	2	55,450,000	5.1
Total:	34	$ 632,616,467	58.5%

(1)
Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

The remaining Mortgaged Properties are located throughout 17 other states and Washington, D.C., with no more than 4.7% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, particularly where Mortgaged Properties are concentrated in distinct geographic areas. In this regard, we note that the Mortgaged Properties included in the trust include the following:

●
Seventeen (17) Mortgaged Properties (identified as Loan Nos. 2.02, 2.05, 9, 10, 11, 12, 14, 15, 16, 23, 24, 37, 39, 43, 46, 54 and 56 on Annex A-1 to this prospectus supplement), securing sixteen (16) mortgage loans, representing approximately 20.5% of the Initial Pool Balance by allocated loan amount, are located in coastal areas in states or territories more susceptible to hurricanes.

●
Six (6) Mortgaged Properties (identified as Loan Nos. 5, 19, 28, 38, 44 and 48 on Annex A-1 to this prospectus supplement), securing six (6) mortgage loans, representing approximately 9.0% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Each of these Mortgaged Properties is located in Tennessee, California, or Washington.  Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss in excess of 18%.

See “Risk Factors—Geographic Concentration Entails Risks” in this prospectus supplement.

Additional Debt

General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.  See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this prospectus supplement.

Pari Passu Split Loans.  The mortgage loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as “The Aire” and “Jordan Creek Town Center” are each evidenced by one of two or more pari passu mortgage notes secured by a single mortgage and a single assignment of leases and rents or by the same set of mortgages and assignments of leases and rents in the case of any Whole Loan secured by multiple Mortgaged Properties.

The “Aire Mortgage Loan”, identified as Loan No. 3 on Annex A-1 to this prospectus supplement, representing approximately 8.3% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this prospectus supplement as “The Aire Pari Passu Companion Loan”. Together, The Aire Mortgage Loan and The Aire Pari Passu Companion Loan are referred to in this prospectus supplement as “The Aire Whole Loan”, and comprises the entire mortgage loan evidenced by those interests.

The “Jordan Creek Town Center Mortgage Loan”, identified as Loan No. 1 on Annex A-1 to this prospectus supplement, representing approximately 11.1% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this prospectus supplement as the “Jordan Creek Town Center Pari Passu Companion Loan”. Together, the Jordan Creek Town Center Mortgage Loan and the Jordan Creek Town Center Pari Passu Companion Loan, are referred to in this prospectus supplement as the “Jordan Creek Town Center Whole Loan”, and comprises the entire mortgage loan evidenced by those interests.

The Aire Pari Passu Companion Loan and the Jordan Creek Town Center Pari Passu Companion Loan are sometimes referred to in this prospectus supplement, individually or collectively, as the context requires, as a “Companion Loan”.  In addition, the Jordan Creek Town Center Whole Loan and The Aire Whole Loan are sometimes referred to in this prospectus supplement, individually or collectively, as the context requires, as a “Whole Loan”.

The Jordan Creek Town Center Whole Loan will be serviced by the master servicer and the special servicer pursuant to the Pooling and Servicing Agreement and the applicable intercreditor agreement. The Aire Whole Loan will be serviced pursuant to the pooling and servicing agreement (the “2013-C16 Pooling and Servicing Agreement”) entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2013-C16, Commercial Mortgage Pass-Through Certificates, Series 2013-C16 and the applicable intercreditor agreement by the master servicer under the 2013-C16 Pooling and Servicing Agreement (the “2013-C16 Master Servicer”) and the special servicer under the 2013-C16 Pooling and Servicing Agreement (the “2013-C16 Special Servicer”).

Information regarding each Whole Loan and its related Companion Loan as of the Cut-off Date is as set forth in the following table:

Pari Passu Split Loan Summary
Loan No.	Whole Loan	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Pari Passu Companion Loan Cut- off Date Principal Balance	Mortgage Loan UW NCF DSCR	Whole Loan UW NCF DSCR(2)	Mortgage Loan Cut- off Date LTV Ratio	Whole Loan Cut- off Date LTV Ratio(2)
1	Jordan Creek Town Center	$ 120,000,000	11.1%	$100,000,000	1.52x	1.52x	60.1%	60.1%
3	The Aire	$ 90,000,000	8.3%	$135,000,000	1.15x	1.15x	61.6%	61.6%

(1)	Information is presented without regard to the related Pari Passu Companion Loan.

(2)	Each Whole Loan is comprised of two pari passu Companion Loans and UW NCF DSCR and LTV Ratios are presented on an aggregate basis.

Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain mortgage loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. To the extent that a direct or indirect equity owner in a mortgage borrower has previously incurred, or in the future incurs, mezzanine debt secured by its equity interests, the holders of such mezzanine loans may have (or, in the case of the existing mezzanine loans described below, do have) the right to cure certain defaults occurring on the related mortgage loan, consent rights over certain modifications, waivers and amendments of the related mortgage loan, and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with the purchase of a mortgage loan by a mezzanine lender is equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest (other than default interest) on, and unpaid servicing expenses, liquidation fees in certain circumstances, protective advances and interest on

Advances related to, such mortgage loan. However, with respect to permitted future mezzanine loans, that price may have different components. In addition, the holder of the mezzanine debt typically is able to foreclose upon the ownership interests in the related borrower subject to the terms of an intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of offered certificates, lender approval or that the holder of the ownership interests is an entity which meets certain financial and other tests under the related intercreditor agreement.  See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this prospectus supplement.

Existing Mezzanine Debt. As of the Cut-off Date, the mortgage loan sellers have informed us that they are aware of the following mezzanine indebtedness with respect to mortgage loans the mortgage loan sellers are selling to the depositor.
Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Mezzanine Loan Cut-off Date Balance	Mortgage Loan UW NCF DSCR	Combined UW NCF DSCR(1)	Mortgage Loan Cut- off Date LTV Ratio	Combined Cut-off Date LTV Ratio(2)
2	EIP National	$ 93,900,000	8.7%	$ 16,100,000	1.38x	1.04x	74.8%	87.6%
3	The Aire	$ 90,000,000	8.3%	$ 25,000,000	1.15x(3)	1.03x(3)	61.6%(3)	68.5%(3)

(1)	The Combined UW NCF DSCR reflects the Combined UW NCF DSCR for the aggregate of all mortgage debt (regardless of lien priority) and mezzanine debt related to the Mortgaged Property.

(2)
The Combined Cut-off Date LTV Ratio reflects the combined Cut-off Date LTV Ratio for the aggregate of all mortgage debt (regardless of lien priority) and mezzanine debt related to the Mortgaged Property.

(3)	Information is calculated including the related $135,000,000 Pari Passu Companion Loan.

Certain risks relating to additional debt are described in “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement.

Future Mezzanine Debt. With respect to the mortgage loans listed in the following chart, the mortgage loan sellers have informed us that the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum loan-to-value ratio and the combined minimum DSCR, as listed in the following chart and determined in accordance with the related loan documents.
Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
1	Jordan Creek Town Center(1)	$120,000,000	54.1%	1.6398x
7	Chinatown Row	$ 31,000,000	70.0%	1.25x
8	Springfield Plaza	$ 30,000,000	75.0%	1.35x
9	801 Travis	$ 29,963,062	75.0%	1.20x
25	Radisson Rochester Riverside	$ 11,964,734	65.0%	1.50x

(1)	The mortgage loan documents also require a combined debt yield of 9.3679%.

The mortgage loans may also permit mezzanine debt in circumstances where, if the mezzanine lender were to take possession of the equity collateral, such transfer would not trigger any due-on-sale clause.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although this transfer of equity may not trigger the due-on-sale clause under the related mortgage loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related

Mortgaged Property and the related borrower’s ability to make payments on the related mortgage loan in a timely manner.

Certain risks relating to additional debt are described in “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement.

Unsecured Debt. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

With respect to one (1) mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 8.3% of the Initial Pool Balance, an upstream owner of the  related borrower has incurred two unsecured loans in the amount of $91,428,160 from affiliates of the  borrower and borrower sponsor. The unsecured loans do not require any current payments and will mature in 2030, which is after the maturity date. In connection with these loans,  the lender, mezzanine lender and the holders of the unsecured loans have entered into a subordination and standstill agreement, which has subordinated the loans to the mortgage loan. With respect to one (1) other mortgage loan (identified as Loan No. 39 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of Initial Pool Balance, the related borrower is permitted to incur one or more unsecured loans up to a maximum amount of $652,500 from the related sponsor and guarantor without the lender’s consent, under certain conditions specified in the related loan documents. The loan documents provide that the loan(s) must be subordinate to the mortgage loan and that the proceeds from such loan(s) will be used solely for various payments and expenditures related to  the mortgage loan, including debt service. Notwithstanding the foregoing, unsecured and subordinate  indebtedness presents many of the same risks set forth above with respect to other types of additional debt.

See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this prospectus supplement.

The Whole Loans

The Jordan Creek Town Center Whole Loan

General. The Jordan Creek Town Center Mortgage Loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 11.1% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Jordan Creek Town Center Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $120,000,000.  The Jordan Creek Town Center Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $100,000,000 that is not included in the trust.  Only the Jordan Creek Town Center Mortgage Loan is included in the trust.  The Jordan Creek Town Center Mortgage Loan and the Jordan Creek Town Center Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this prospectus supplement as the Jordan Creek Town Center Whole Loan.  It is anticipated that the Jordan Creek Town Center Pari Passu Companion Loan will be included in a future securitization; however, we cannot assure you that this will ultimately occur.

The holders (the “Jordan Creek Town Center Noteholders”) of each promissory note comprising the Jordan Creek Town Center Whole Loan have entered into a co-lender agreement (the “Jordan Creek Town Center Intercreditor Agreement”) that sets forth the respective rights of each Jordan Creek Town Center Noteholder.  Pursuant to the terms of the Jordan Creek Town Center Intercreditor Agreement, the Jordan Creek Town Center Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard.

The Jordan Creek Town Center Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Jordan Creek Town Center Whole Loan will be allocated on a pro rata basis to the Jordan Creek Town Center Noteholders.

Servicing. The Jordan Creek Town Center Whole Loan and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans” in this prospectus supplement, but subject to the terms of the Jordan Creek Town Center Intercreditor Agreement. In servicing the Jordan Creek Town Center Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the master servicer and the special servicer to take into account the interests, as a collective whole, of each of the Certificateholder and the holder of the Jordan Creek Town Center Pari Passu Companion Loan.

Amounts payable to the trust as holder of the Jordan Creek Town Center Mortgage Loan pursuant to the Jordan Creek Town Center Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this prospectus supplement, and amounts payable to the holder of the Jordan Creek Town Center Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the Jordan Creek Town Center Pari Passu Companion Loan as set forth in the Jordan Creek Town Center Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The Jordan Creek Town Center Intercreditor Agreement sets forth the respective rights of the holder of the Jordan Creek Town Center Mortgage Loan and the holder of the Jordan Creek Town Center Pari Passu Companion Loan with respect to distributions of funds received in respect of the Jordan Creek Town Center Whole Loan, and provides, in general, that:

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the Jordan Creek Town Center Mortgage Loan and the Jordan Creek Town Center Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

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all payments, proceeds and other recoveries on or in respect of the Jordan Creek Town Center Whole Loan or the related Mortgaged Property will be applied to the Jordan Creek Town Center Mortgage Loan and the Jordan Creek Town Center Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator and the trustee) in accordance with the terms of the Jordan Creek Town Center Intercreditor Agreement and the Pooling and Servicing Agreement; and

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costs, fees, expenses, losses and shortfalls relating to the Jordan Creek Town Center Whole Loan will be allocated, on a pro rata and pari passu basis, to the Jordan Creek Town Center Mortgage Loan and the Jordan Creek Town Center Pari Passu Companion Loan in accordance with the terms of the Jordan Creek Town Center Intercreditor Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Jordan Creek Town Center Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Jordan Creek Town Center Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this prospectus supplement, on other mortgage loans, but not out of payments or other collections on the Jordan Creek Town Center Pari Passu Companion Loan or any loans included in any future securitization trust related to the Jordan Creek Town Center Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to the Jordan Creek Town Center Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the Jordan Creek Town Center Pari Passu Companion Loan or from general collections with respect to the securitization of the Jordan Creek Town Center Pari Passu Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the Jordan Creek Town Center Intercreditor Agreement will be the trust as holder of the Jordan Creek Town Center Mortgage Loan; provided that, prior to the occurrence and continuance of a Control Event, the Controlling Class Certificateholder (or the Directing Certificateholder on its behalf) will be entitled to exercise the rights of the controlling noteholder with respect to the Jordan Creek Town Center Whole Loan.  The Directing Certificateholder will be entitled to exercise all of the rights of the trust in its capacity as the controlling noteholder under the Jordan Creek Town Center Intercreditor Agreement, as set forth under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the Jordan Creek Town Center Whole Loan, and the implementation of any recommended actions outlined in an Asset Status Report with respect to the Jordan Creek Town Center Whole Loan will require the special servicer to consult with the Directing Certificateholder as and to the extent described in this prospectus supplement under “Servicing of the Mortgage Loans—General”.  Pursuant to the terms of the Pooling and Servicing Agreement, the Directing Certificateholder and the Senior Trust Advisor will each have the same consent and/or consultation rights with respect to the Jordan Creek Town Center Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the trust.

In addition, pursuant to the terms of the Jordan Creek Town Center Intercreditor Agreement, the holder of the Jordan Creek Town Center Pari Passu Companion Loan (or its representative which, at any time the Jordan Creek Town Center Pari Passu Companion Loan is included in a securitization, may be the controlling class certificateholder for that securitization or any other party assigned the rights to exercise the rights of the holder of the Jordan Creek Town Center Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the Pooling and Servicing Agreement without regard to the occurrence of a Control Event or Consultation Termination Event) with respect to any major decisions to be taken with respect to the Jordan Creek Town Center Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Jordan Creek Town Center Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the Jordan Creek Town Center Pari Passu Companion Loan requests consultation with respect to certain major decisions to be taken with respect to the Jordan Creek Town Center Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Jordan Creek Town Center Whole Loan.  The consultation right of the holder of the Jordan Creek Town Center Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Jordan Creek Town Center Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal.  Notwithstanding the consultation rights of the holder of the Jordan Creek Town Center Pari Passu Companion Loan (or its representative) described above, the master servicer or special servicer, as applicable, is permitted to take any material action or any action set forth in the Asset Status Report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Jordan Creek Town Center Mortgage Loan and the Jordan Creek Town Center Pari Passu Companion Loan.  Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Jordan Creek Town Center Pari Passu Companion Loan (or its representative, including, if the Jordan Creek Town Center Pari Passu Companion Loan has been contributed to a securitization, the related controlling class representative).

In addition to the consultation rights of the holder of the Jordan Creek Town Center Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the Jordan Creek Town Center Intercreditor Agreement, the holder of the Jordan Creek Town Center Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the Jordan Creek Town Center Whole Loan.

Sale of Defaulted Jordan Creek Town Center Whole Loan. Pursuant to the terms of the Jordan Creek Town Center Intercreditor Agreement, if the Jordan Creek Town Center Whole Loan becomes a defaulted mortgage loan, and if the special servicer determines to sell the Jordan Creek Town Center Mortgage Loan if it has become a Specially Serviced Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the special servicer will be required to sell the Jordan Creek Town Center Pari Passu Companion Loan together with the Jordan Creek Town Center Mortgage Loan as one whole loan.  In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans”.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Jordan Creek Town Center Whole Loan if it becomes a defaulted mortgage loan without the written consent of the holder of the Jordan Creek Town Center Pari Passu Companion Loan (provided that such consent is not required if the holder of the Jordan Creek Town Center Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the Jordan Creek Town Center Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the Jordan Creek Town Center Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Jordan Creek Town Center Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Jordan Creek Town Center Pari Passu Companion Loan that are material to the price of the Jordan Creek Town Center Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the Jordan Creek Town Center Pari Passu Companion Loan may waive any of the delivery or timing requirements set forth in this sentence.  Subject to the terms of the Pooling and Servicing Agreement, the holder of the Jordan Creek Town Center Pari Passu Companion Loan (or its representative) will be permitted to bid at any sale of the Jordan Creek Town Center Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” below in this prospectus supplement.

Special Servicer Appointment Rights.  Pursuant to the Jordan Creek Town Center Intercreditor Agreement, the controlling noteholder with respect to the Jordan Creek Town Center Whole Loan (which will be the trust) will have the right, with or without cause, to replace the special servicer then acting with respect to the Jordan Creek Town Center Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the Jordan Creek Town Center Pari Passu Companion Loan.  The Directing Certificateholder (prior to a Control Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after a Control Event) will exercise the rights of the trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the Jordan Creek Town Center Whole Loan and appoint a replacement special servicer in lieu thereof, as described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this prospectus supplement.

The Aire Whole Loan

General.  The Aire Mortgage Loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 8.3% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Aire Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $90,000,000.  The Aire Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $135,000,000 and is not included in the trust.  Only The Aire Mortgage Loan is included in the trust. The Aire Mortgage Loan and The Aire Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this prospectus supplement as The Aire Whole Loan.

The holders (the “Aire Noteholders”) of each promissory note comprising The Aire Whole Loan have entered into a co-lender agreement (“The Aire Intercreditor Agreement”) that sets forth the respective rights of each Aire Noteholder. Pursuant to the terms of The Aire Intercreditor Agreement, The Aire Whole Loan will be serviced and administered pursuant to the terms of the 2013-C16 Pooling and Servicing Agreement. The Aire Intercreditor Agreement provides that expenses, losses and shortfalls relating to The Aire Whole Loan will be allocated on a pro rata basis to The Aire Noteholders.

The 2013-C16 Directing Certificateholder will be the holder of The Aire Pari Passu Companion Loan for this purpose so long as no control event has occurred under the 2013-C16 Pooling and Servicing Agreement), will have the right to consult with and advise the 2013-C16 Master Servicer and the 2013-C16 Special Servicer with respect to The Aire Whole Loan, but will be required to consult with the holder of The Aire Mortgage Loan (the Directing Certificateholder will be the holder of The Aire Mortgage Loan for this purpose so long as no Control Event has occurred under the Pooling and Servicing Agreement for this transaction) with respect to such advice, consent or action.  In the event that the parties exercising the rights of the holder of The Aire Pari Passu Companion Loan and the holder of The Aire Mortgage Loan under The Aire Intercreditor Agreement disagree, the decision of the party exercising the rights of the holder of The Aire Pari Passu Companion Loan will be binding.

Servicing.  The Aire Whole Loan and any related REO Property will be serviced and administered by the 2013-C16 Master Servicer and, if necessary, the 2013-C16 Special Servicer, according to the terms of the 2013-C16 Pooling and Servicing Agreement and the servicing standard thereunder, which requires the 2013-C16 Master Servicer and the 2013-C16 Special Servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of The Aire Pari Passu Companion Loan.

Amounts payable to the trust as holder of The Aire Mortgage Loan, net of certain fees and expenses on The Aire Mortgage Loan, pursuant to The Aire Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this prospectus supplement, and amounts payable to the holder of The Aire Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on The Aire Pari Passu Companion Loan as set forth in The Aire Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments.  The Aire Intercreditor Agreement sets forth the respective rights of the holder of The Aire Mortgage Loan and the holder of The Aire Pari Passu Companion Loan with respect to distributions of funds received in respect of The Aire Whole Loan, and provides, in general, that:

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The Aire Mortgage Loan and The Aire Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

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all payments, proceeds and other recoveries on or in respect of The Aire Whole Loan or the related Mortgaged Property will be applied to The Aire Mortgage Loan and The Aire Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator and the trustee) in accordance with the terms of The Aire Intercreditor Agreement and the 2013-C16 Pooling and Servicing Agreement; and

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costs, fees, expenses, losses and shortfalls relating to The Aire Whole Loan will be allocated, on a pro rata and pari passu basis, to The Aire Mortgage Loan and The Aire Pari Passu Companion Loan in accordance with the terms of The Aire Intercreditor Agreement and the 2013-C16 Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to The Aire Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on The Aire Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this prospectus supplement, on other mortgage loans, but not out of payments or other collections on The Aire Pari Passu Companion Loan or any loans included in any securitization trust related to The Aire Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to The Aire Whole Loan made pursuant to the 2013-C16 Pooling and Servicing Agreement) allocable to The Aire Mortgage Loan in accordance with the 2013-C16 Pooling and Servicing Agreement and The Aire Intercreditor Agreement may be paid or reimbursed out of payments and other collections on the mortgage pool.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under The Aire Intercreditor Agreement will be the trust formed pursuant to the 2013-C16 Pooling and Servicing Agreement 2013-C16 (the “2013-C16 Trust”) as holder of The Aire Pari Passu Companion Loan under the 2013-C16 Pooling and Servicing Agreement; provided that, prior to the occurrence and continuance of a control event under the 2013-C16 Pooling and Servicing Agreement, the 2013-C16 Directing Certificateholder will be entitled to exercise the rights of the controlling noteholder with respect to The Aire Whole Loan.  The 2013-C16 Directing Certificateholder will be entitled to exercise rights substantially similar to the rights of the trust, in its capacity as the controlling noteholder under The Aire Intercreditor Agreement, as set forth under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to The Aire Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to The Aire Whole Loan will require the 2013-C16 Special Servicer to consult with the 2013-C16 Directing Certificateholder in a manner substantially similar to that described herein under “Servicing of the Mortgage Loans—General”.  Pursuant to the terms of the 2013-C16 Pooling and Servicing Agreement, the 2013-C16 Directing Certificateholder will have the same consent and/or consultation rights with respect to The Aire Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in that trust.

In addition, pursuant to the terms of The Aire Intercreditor Agreement, the holder of The Aire Mortgage Loan (or its representative, which will be the Controlling Class Certificateholder or any other party assigned the rights to exercise the rights of the holder of The Aire Mortgage Loan, as and to the extent provided in the Pooling and Servicing Agreement) will (i) have the right to receive copies of all notices, information and reports that the 2013-C16 Master Servicer or 2013-C16 Special Servicer, as applicable, is required to provide to the 2013-C16 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the 2013-C16 Directing Certificateholder under the 2013-C16 Pooling and Servicing Agreement without regard to the occurrence of any control event or consultation termination event under the 2013-C16 Pooling and Servicing Agreement) with respect to any major decisions to be taken with respect to The Aire Whole Loan or the implementation of any recommended action outlined in an asset status report relating to The Aire Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of The Aire Mortgage Loan requests consultation) with respect to certain major decisions to be taken with respect to The Aire Whole Loan or the implementation of any recommended action outlined in an asset status report relating to The Aire Whole Loan.  The consultation right of the holder of The Aire Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of The Aire Mortgage Loan (or its representative) has responded within such period; provided, that if the 2013-C16 Master Servicer or 2013-C16 Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal.  Notwithstanding the consultation rights of the holder of The Aire Mortgage Loan (or its representative) described above, the 2013-C16 Master Servicer or 2013-C16 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10-business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of The Aire Mortgage Loan and The Aire Pari Passu Companion Loan.  Neither the 2013-C16 Master Servicer nor the 2013-C16 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of The Aire Mortgage Loan (or its representative, including, the directing certificateholder).  The senior trust advisor will have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to The Aire Whole Loan or any related REO Property.  However, Pentalpha Surveillance LLC is also the senior trust advisor under the 2013-C16 Pooling and Servicing Agreement and, in such capacity, will have certain obligations and consultation rights with respect to The Aire Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement for this transaction.

Neither the 2013-C16 Master Servicer nor the 2013-C16 Special Servicer will be permitted to follow any advice or consultation provided by the holder of The Aire Mortgage Loan (or its representative) that would require or cause the 2013-C16 Master Servicer or the 2013-C16 Special Servicer, as applicable, to violate any applicable law, including the applicable provisions of the Code, as well as the related regulations and announcements promulgated by the U.S. Department of the Treasury, (collectively, the “REMIC Provisions”), be inconsistent with the servicing standard under the 2013-C16 Pooling and Servicing Agreement, require or cause the 2013-C16 Master Servicer or the 2013-C16 Special Servicer, as applicable, to violate provisions of The Aire Intercreditor Agreement or the 2013-C16 Pooling and Servicing Agreement, require or cause the 2013-C16 Master Servicer or the 2013-C16 Special Servicer, as applicable, to violate the terms of The Aire Whole Loan, or materially expand the scope of any of the 2013-C16 Master Servicer’s or the 2013-C16 Special Servicer’s, as applicable, responsibilities under The Aire Intercreditor Agreement.

In addition to the consultation rights of the holder of The Aire Mortgage Loan (or its representative) described above, pursuant to the terms of The Aire Intercreditor Agreement, the holder of The Aire Mortgage Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the 2013-C16 Master Servicer or 2013-C16 Special Servicer, as applicable) annual meetings with the 2013-C16 Master Servicer or 2013-C16 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the 2013-C16 Master Servicer or 2013-C16 Special Servicer, as applicable, for the purpose of discussing servicing issues related to The Aire Whole Loan.

Sale of Defaulted The Aire Whole Loan.  Pursuant to the terms of The Aire Intercreditor Agreement, if The Aire Whole Loan becomes a defaulted mortgage loan, and if the 2013-C16 Special Servicer determines to sell The Aire Pari Passu Companion Loan that has become a specially serviced mortgage loan in accordance with the 2013-C16 Pooling and Servicing Agreement, then the 2013-C16 Special Servicer will be required to sell The Aire Mortgage Loan together with The Aire Pari Passu Companion Loan as one whole loan.  In connection with any such sale, the 2013-C16 Special Servicer will be required to follow procedures contained in the 2013-C16 Pooling and Servicing Agreement, which are substantially similar to those set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans”.

Notwithstanding the foregoing, the 2013-C16 Special Servicer will not be permitted to sell The Aire Whole Loan if it becomes a defaulted mortgage loan without the written consent of the holder of The Aire

Mortgage Loan (provided that such consent is not required if the holder of The Aire Mortgage Loan is the borrower or an affiliate of the borrower) unless the 2013-C16 Special Servicer has delivered to the holder of The Aire Mortgage Loan:  (a) at least 15 business days prior written notice of any decision to attempt to sell The Aire Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 2013-C16 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for The Aire Whole Loan, and any documents in the servicing file reasonably requested by the holder of The Aire Mortgage Loan that are material to the price of The Aire Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the 2013-C16 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 2013-C16 Master Servicer or the 2013-C16 Special Servicer in connection with the proposed sale; provided that the holder of The Aire Mortgage Loan may waive any of the delivery or timing requirements set forth in this sentence.  Subject to the terms of the 2013-C16 Pooling and Servicing Agreement, the holder of The Aire Mortgage Loan (or its representative) will be permitted to bid at any sale of The Aire Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” below in this prospectus supplement.

Special Servicer Appointment Rights.  Pursuant to The Aire Intercreditor Agreement, the controlling noteholder (or its representative) with respect to The Aire Whole Loan (which will be the 2013-C16 Trust) will have the right, with or without cause, to replace the special servicer then acting with respect to The Aire Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of The Aire Mortgage Loan.  The 2013-C16 Directing Certificateholder (prior to a control event), and the applicable Certificateholders under the 2013-C16 Pooling and Servicing Agreement with the requisite percentage of voting rights (after a control event under the 2013-C16 Pooling and Servicing Agreement) will exercise the rights of the 2013-C16 Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to The Aire Whole Loan and appoint a replacement special servicer in lieu thereof, in a manner substantially similar to that described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this prospectus supplement.

Net Cash Flow and Certain Underwriting Considerations

Underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers. Each investor should review the assumptions described in “—Additional Mortgage Loan Information” below and make its own determination of the appropriateness of the assumptions used in determining underwritten net cash flow. In addition, with respect to the mortgage loans in the trust, we note the following:

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In the case of four (4) mortgage loans (identified as Loan Nos. 3, 7, 8 and 9 on Annex A-1 to this prospectus supplement), representing approximately 16.7% of the Initial Pool Balance, the occupancy reflected in this prospectus supplement includes certain tenants that are among the five (5) largest tenants at the related Mortgaged Property or which, in the aggregate, constitute a significant portion of the related Mortgaged Property, that have signed leases but are not in occupancy of their full spaces and/or are not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for) and the Underwritten Net Cash Flow and Underwritten Net Cash Flow Debt Service Coverage Ratio reflected in this prospectus supplement includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements.  See Annex A-1 and Annex A-3 in this prospectus supplement.

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In the case of three (3) Mortgaged Properties (identified as Loan Nos. 3, 26 and 27 on Annex A-1 to this prospectus supplement), securing three (3) mortgage loans, representing approximately 10.5% of the Initial Pool Balance by allocated loan amount, the related mortgage loans are secured in whole or in part by a recently acquired or constructed Mortgaged Property that either has no or limited prior operating history or does not have historical financial information.

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With respect to one (1) mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 8.3% of the Initial Pool Balance, the related Mortgaged Property currently benefits from a 16-year New York City Department of Housing Preservation and Development 421-a property tax exemption, which commenced in June 2007  and ends in July 2022. The 16-year program allows for the Mortgaged Property’s increase in assessed value until the 2014/2015 tax year resulting from the construction of new multifamily housing to be 100% exempt and is phased in by 20% every two years beginning in the year 2014.  Full taxes are not incurred at such Mortgaged Property until the 2022/2023 tax year. The  underwritten real estate taxes are currently approximately $1.1 million which reflect the actual property tax payment for January 2014 and the estimated July 2014 payment. Property taxes are  projected to increase to approximately $6.4 million when the 421-a exemption is fully phased out in 2022. We cannot assure you that related Mortgaged Property will support such increases  in tax liability.

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In the case of one (1) mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 8.3% of the Initial Pool Balance, the borrower has entered into two master leases to cover rent payments associated with vacant commercial and residential units at the related Mortgaged Property. The Underwritten Net Cash Flow and the  Underwritten Net Cash Flow Debt Service Coverage Ratio were calculated excluding the rent from the master leases. The borrower is required to escrow $100,000 on each due date in January 2014 through and including March 2014 for rent due under the master lease for the  residential portion of the Mortgaged Property. The residential master lease will be terminated and the  reserved funds will be released and applied in accordance with the cash management agreement at such time that the rent actually received by the borrower from third party residential tenants for any month equals or exceeds $1,586,263. The lender did not reserve any funds for rent due  under the master lease related to the vacant commercial units. The commercial master lease will  terminate at such time that the vacant units are leased to one or more tenants under leases that meet the requirements of the loan documents and provide for annual rent of at least (i) $320,000  with respect to one of the vacant commercial units and (ii) $150,000 with respect to the other vacant commercial unit.

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In the case of one  (1) mortgage loan (identified as Loan No. 28 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the Initial Pool Balance, with respect to which there will be a decrease in the single tenant’s annual base rent from $33.50 to $30.60 per square foot in April 2014, followed by annual rent increases of 3% in subsequent years (over the decreased rate), the Underwritten Net Cash Flow and the Underwritten Net Cash Flow Debt Service Coverage Ratio were calculated based on the average straight lined rent of the single tenant of the related Mortgaged Property, including all rent decreases and rent steps, during the term of the mortgage loan. In the case of one  (1) other mortgage loan (identified as Loan No. 27 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the Initial Pool Balance, the Underwritten Net Cash Flow and the Underwritten Net Cash Flow Debt Service Coverage Ratio were calculated based on the average rent, $14.60 per square foot annually, of the largest tenant of the related Mortgaged Property, including all rent steps, during the term of the mortgage loan. The current rent is $13.50 per square foot annually.

See “Risk Factors—Risks Relating to Underwritten Net Cash Flow”, Annex A-1 and Annex A-3 (including the related footnotes) in this prospectus supplement.

Mortgaged Property Considerations

Environmental Considerations

In connection with the origination of the mortgage loans, the related mortgage loan seller or other originator either (i) obtained or updated an environmental site assessment for the related Mortgaged Property from a qualified environmental firm or (ii) obtained an environmental insurance policy for the related Mortgaged Property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Barclays Bank PLC—Barclays Underwriting Guidelines and Processes”, “—General Electric Capital Corporation—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting Guidelines and Processes—Environmental Assessment”, “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Environmental Assessment” and “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes—Environmental Assessment” in this prospectus supplement.

See “Risk Factors—Environmental Risks Relating to the Mortgaged Properties” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.  In addition, with respect to the mortgage loans in the trust, we note the following:

In the case of one (1) mortgage loan (identified as Loan No. 26 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the Initial Pool Balance, the environmental assessment indicated that the related Mortgaged Property is subject to a Notice of Land Use Restrictions for the benefit of the Tennessee Department of Environment and Conservation (TDEC) dated January 28, 2005, and an Amended Notice of Land Use Restrictions dated May 6, 2011, both recorded in the Hamilton County, Tennessee Register of Deeds.  The Land Use Restrictions state that the soil and groundwater at the Mortgaged Property contain paint constituents, including typical paint solvents.  The groundwater does not meet drinking water standards for several of these substances, according to the Land Use Restrictions.  The 2005 Land Use Restrictions prohibited any disturbance of soil and any access to or use of groundwater on the Mortgaged Property without advance approval from TDEC.  The 2011 Amended Land Use Restrictions lifted the restriction on disturbance of the soil and authorized the use of the Mortgaged Property for residences, but retained the limitations on the access to or use of groundwater other than use of groundwater for groundwater monitoring purposes.  Groundwater monitoring wells were located on the Mortgaged Property prior to the construction of the current improvements.  The groundwater monitoring wells on the Mortgaged Property were closed during construction with the approval of TDEC.  TDEC representatives recently stated that the agency will require the installation of some groundwater monitoring wells to replace those that were closed.  TDEC has stated that groundwater monitoring will be required until contamination on the Mortgaged Property is fully remedied.  A past owner of the Mortgaged Property has undertaken voluntary cleanup.  TDEC takes the position that if the past owner fails to complete cleanup, the borrower or any subsequent owner of the Mortgaged Property will be responsible for cleanup.  The estimated cost of cleanup is unknown. We can provide no assurances that the past owner of the Mortgaged Property or the borrower will, in fact, continue the voluntary remediation as required by the TDEC.

With respect to one (1) mortgage loan (identified as Loan No. 33 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the Initial Pool Balance, which is secured by multifamily properties, the related environmental assessments indicated potential environmental issues might exist with respect to two of the related properties and recommended a Phase II subsurface investigation be performed. The assessment for the Mortgaged Property located at 4547 North Dover Street, Chicago, Illinois, recommended a Phase II subsurface investigation due to the historic presence of a dry cleaner at the property. The Phase II investigation found no evidence of subsurface impact to the groundwater. The assessment for the property located at 4612 North Dover Street, Chicago, Illinois, recommended a Phase II subsurface investigation due to the presence of an active dry cleaner at an adjacent property and a filled-in fill port located behind another adjacent property.  The dry cleaner was listed on the regulatory database as a hazardous waste generator which was enrolled in the Illinois Environmental Protection Agency (“IEPA”) remediation program. Review of prior investigations indicated that groundwater beneath such property had been impacted by the dry cleaner release. Although such property’s water source is piped municipal water, the concern with underlying groundwater contamination was the potential for vapor intrusion. The Phase II indicated evidence of “subsurface soil vapor and groundwater impacts beneath the 4612 North Dover Street parcel…” and that the tetrachlorethylene (“PCE”) concentrations in the groundwater beneath such property were below the indoor air inhalation standard established by the IEPA; however, the PCE concentrations in the soil vapor samples exceeded the IEPA’s residential standard.  The report further stated “(t)he updated Tier 1 Evaluation guidance document recently adopted by the IEPA in July 2013 indicates that regulatory compliance for the vapor intrusion pathway is met by achieving either the soil gas or the groundwater remediation objectives; and accordingly, additional investigation to further comply with IEPA regulatory guidelines appears unwarranted”.  Nonetheless, in order to further evaluate the exposure risk with regard to indoor inhalation of PCE vapors at such property, the environmental consultant performed an indoor air simulation and concluded that at the “Best Estimate Indoor Air Prediction” the PCE concentrations would not exceed the United States Environmental Protection Agency (“USEPA” ) Regional Screening Level (“RSL” ) and at the “High Indoor Air Prediction” the PCE concentration would not exceed the RSL if the hazard quotient used by the IEPA, rather than the USEPA hazard index, is used.  The environmental consultant report stated that no additional investigation was recommended.  We cannot assure you that the environmental assessments obtained in connection with the mortgage loan have adequately identified and characterized the risks associated with any potential contamination of this property.

See also representation number 43 on Annex D-1 to this prospectus supplement and the exceptions to that representation on Annex D-2 to this prospectus supplement.

Property Renovation Issues

Certain of the Mortgaged Properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation.

With respect to one (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 4.4% of the Initial Pool Balance, a property improvement program (a “PIP”) is planned for the related Mortgaged Property pursuant to the related franchise agreement.  At origination, the borrower deposited with the lender a reserve of $1,400,000 and will continue to make monthly deposits until a total of $2,890,236 has been reserved, representing the estimated renovation costs.  We cannot assure you that the required work will be completed in accordance with the franchise agreement or that, while ongoing, such required work will not be a deterrent to guests or otherwise adversely affect the performance of the related Mortgaged Property.

With respect to one (1) mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), representing approximately 2.8% of the Initial Pool Balance, the related borrower is planning to perform certain capital improvements to the Mortgaged Property, including improvements to the roofs, parking lots and building facades.  At origination of the mortgage loan, the lender reserved $4,000,000 to pay for the costs of completing such capital improvements. We cannot assure you that the required work will be completed or that, while ongoing, such required work will not be a deterrent to customers or otherwise adversely affect the performance of the related Mortgaged Property.

We cannot assure you that any of these renovations or expansions will be completed or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties.

See “Risk Factors—Risks Related to Redevelopment and Renovation at the Mortgaged Properties” in this prospectus supplement.

Litigation Considerations; Bankruptcy Issues and Other Proceedings

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In addition, certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In some cases, Mortgaged Properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure. In this regard, we note the following with respect to the mortgage loans in the trust:

One (1) of the Mortgage Loans was a refinancing of loans in default at the time of refinancing and otherwise involved discounted pay-offs in connection with the origination of the Mortgage Loan as described below:

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With respect to one (1) mortgage loan (identified as Loan No. 50 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance, such mortgage loan refinanced several loans to an affiliate of the borrower that previously owned the Mortgaged Property in the outstanding principal amount of approximately $6.8 million held by four lenders, certain of which received discounted payoffs.  With respect to one lender, a formal complaint was filed and dismissed shortly thereafter pursuant to a settlement agreement which provided for a partial payment and delivery of a deficiency note for the remaining amount from certain of the non-recourse carve-out guarantors of the current mortgage loan and their affiliate.  Such settlement agreement provided that the borrower would not be liable for such deficiency note.

With respect to twenty-six (26) mortgage loans (identified as Loan Nos. 10, 11, 12, 14, 15, 16, 23, 27, 28, 32, 33, 34, 35, 36, 37, 38, 39, 42, 45, 46, 48, 49, 54, 58, 61 and 64 on Annex A-1 to this prospectus supplement), representing approximately 23.1% of the Initial Pool Balance, within the last ten (10) years, borrower sponsors (or affiliates of borrower sponsors) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties in this trust (which Mortgaged Properties, in certain cases, involved prior owners in connection with financings unrelated to the Mortgage Loans)) that became or are currently the subject of foreclosure proceedings, deed-in-lieu of foreclosure, short sale, loan restructuring, bankruptcy or insolvency proceedings or similar proceedings.  See “Risk Factors—Risks Associated with Commercial Real Estate Lending”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans”.

With respect to one (1) mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 11.1% of the Initial Pool Balance, the related borrower is a subsidiary of General Growth Properties, Inc. and the related borrower sponsor and guarantor were included as debtors in the bankruptcy of the parent corporation.  General Growth Properties, Inc. filed for Chapter 11 bankruptcy in 2009, together with approximately 160 property level borrowers. While the bankruptcy court specifically declined to substantively consolidate the assets of any property level subsidiary with the assets of General Growth Properties, Inc. or any of its affiliates so as to treat all the related parties as a single bankrupt entity, the court did deny motions brought by various property-level lenders to dismiss the bankruptcy cases of these property-level borrowers as being made in bad faith. Furthermore, over the objection of property level lenders, as part of the post-petition debtor-in-possession financing for General Growth Properties, Inc., the court permitted the use of cash generated from these subsidiary properties in excess of amounts necessary to pay interest (at the pre-petition rate) to be distributed to the bankrupt parent entities for general corporate purposes. The court did, however, require “adequate protection” be given to the lenders of the bankrupt property level borrowers in the form of a first lien on the cash collateral account where cash distributed to the bankrupt parent entities was on deposit. Certain characteristics of this mortgage loan may be similar to the structure employed by General Growth Properties, Inc. and this borrower prior to its bankruptcy filings in 2009. We cannot assure you that the sponsor will not, or will not cause the borrower under the related mortgage loan to, avail itself of rights in bankruptcy in the event the Mortgaged Property experiences economic hardship. See “Risk Factors—Risks Associated with Commercial Real Estate Lending”, “—The Borrower’s Form of Entity May Cause Special Risks” and “— Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in this prospectus supplement.

With respect to one (1) mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 8.3% of the Initial Pool Balance, a trust which formerly owned certain equity interests in the sole member of the mezzanine borrower (the “Company”) has filed a lawsuit against the Company and one of the borrower sponsors and guarantors of the mortgage loan in his individual capacity. The lawsuit alleges, among other claims, that certain capital calls required by the Company were defective under the Company’s operating agreement and that the plaintiff’s equity interests in the  Company were inappropriately diluted to 0% as a result of such capital calls. The lawsuit also alleges that the defendant sponsor and guarantor breached his fiduciary duty and engaged in self-dealing in connection with the Company’s business. The borrower sponsor plans to defend the lawsuit, and the loan documents contain a carve-out for any losses resulting from the lawsuit. The Company is the indirect owner of the all of the equity interests in the related borrower. We can provide no assurances regarding the outcome of this litigation or the potential consequences of the litigation on the related borrower or Mortgaged Property.

With respect to four (4) mortgage loans (identified as Loan Nos. 15, 43, 52 and 56 on Annex A-1 to this prospectus supplement) representing, in the aggregate, approximately 3.8% of the Initial Pool Balance, the sponsor of the mortgage loans reported that a civil complaint has been filed by the FDIC against the borrower sponsor and two additional defendants alleging negligence in approving seventeen loans in violation of the loan policy of a bank for which the sponsor worked.  The lawsuit alleges $6,300,000 in damages.  The complaint identifies the borrower sponsor as having participated in the approval of five loans that allegedly resulted in a combined loss of $3,440,000.  According to information from the borrower sponsor, the bank carries director’s and officer’s liability insurance in the amount of $3,000,000.  We cannot assure you that the lawsuit will not have an adverse effect on the borrower sponsor’s liquidity or net worth.

With respect to one (1) mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.9% of the Initial Pool Balance, Douglas Jemal, the founder and president of Douglas Development Corporation (“DDC” ), is the direct and indirect owner of an approximately 31% interest in the borrower.  In September 2004, Douglas Jemal, his son Norman Jemal and two other DDC executives were charged with multiple felony offenses including bribery, conspiracy, tax evasion and wire fraud.  At trial, Norman Jemal was fully acquitted of all seven charges, while Douglas Jemal was acquitted on all but one charge of wire fraud which stemmed from the prosecution’s allegation that Douglas Jemal and another DDC employee defrauded Douglas Jemal’s business partner and the applicable securitization lender for a real estate project by diverting funds held in a loan reserve for that project by submitting a fraudulent invoice.  The government alleged that this invoice was fraudulent for a number of reasons, including false claims about representation of governmental parties and a commission schedule based on a 10-year lease, when the lease had a term of 8.5 years. Shortly after receipt of the funds, $400,000 was wired out of MTD’s account and used to purchase other property in the District, with another $30,000 being paid over to DDC. At trial, both the loan officer for the lender and the business partner testified that Douglas Jemal’s actions were not prohibited by any loan documents or operating agreements. Douglas Jemal was sentenced to five years of probation subject to various conditions, including the payment of a $175,000 fine. Norman Jemal is the only carveout guarantor on the mortgage loan, and the loan documents require that Norman Jemal maintain control of both the borrower and related property manager.  The loan documents also contain nonrecourse carve-outs for fraud, willful misconduct and misappropriation of revenues.  We cannot assure you that the borrower or borrower sponsor will not engage in similar activities with respect to the mortgage loan in the future.

With respect to one (1) mortgage loan (identified as Loan No. 23 on Annex A-1 to this prospectus supplement), representing approximately 1.3% of the Initial Pool Balance, the related sponsor of such mortgage loan is the sponsor of two partnerships that filed for bankruptcy protection between July 2009 and March 2011. The bankruptcies are not related to the mortgage loan or the mortgaged property.  In addition, the borrower’s sponsor reports that the borrower’s sponsor and his former management company have been the subject of litigation brought by investors in other real estate investments.

With respect to one (1) mortgage loan (identified as Loan No. 25 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the Initial Pool Balance, an indirect owner of the borrower reported that it is currently a defendant in a suit alleging fraud in connection with the sale of certain real estate in Florida for approximately $2,810,800.  Plaintiff is seeking damages in excess of $3,000,000. The indirect owner of the borrower contends that the plaintiffs have failed to state any claim that their harm was proximately caused by such indirect owner of borrower’s actions instead of the decline in the real estate market.

With respect to one mortgage loan (identified as Loan No. 28 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the Initial Pool Balance,  an entity controlled by one of the non-recourse carveout guarantors filed under Chapter 11 of the United States Bankruptcy Code in connection with a construction loan default.  Several subcontractors sued such guarantor and various entities controlled by him, seeking an aggregate of approximately $1.08 million in amounts due under contracts for the project, plus interest, penalty interest, attorneys’ fees and costs, and have sought to impose personal liability on such guarantor on “piercing the corporate veil” or similar theories.  With respect to one such action, relating to a claimed unpaid amount of $80,000, the borrower has provided to the mortgage loan seller a letter agreement executed on behalf of the parties in May 2012 setting forth terms upon which a settlement agreement may be entered into upon satisfaction of certain conditions. With respect to the remaining claims, hearings set for October and November 2013 were recently continued. Such guarantor was also involved in a deed-in-lieu situation in connection with a second defaulted construction loan.

With respect to one mortgage loan (identified as Loan No. 47 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the Initial Pool Balance, the Pennsylvania properties owned by entities controlled by Frank Perano, the non-recourse carve-out guarantor, including the related Mortgaged Property, were the subject of a 2012 complaint by the Pennsylvania Department of Environmental Protection and the United States Environmental Protection Agency, alleging certain violations by Mr. Perano and/or his affiliated entities of the federal and state Safe Drinking Water Acts, including among other charges, violations of permits, operation of wastewater treatment plants that resulted in discharge, or threat of discharge, of raw or partially treated sewage into navigable waters, failure to perform wastewater treatment plant maintenance and failure to report violations. Although the Mortgaged Property is connected to a municipal sewage system or other wastewater treatment facility, it was covered in the complaint because it has a pump station that moves sewage from the mobile home park to the municipal sewage system, drain fields, sand mounds or wastewater treatment plant.  Simultaneously with the filing of such complaint, a Notice of Lodging of Consent Decree was entered by the United States, which consent decree was entered by the U.S. District Court for the Eastern District of Pennsylvania on January 30, 2013.  Pursuant to such consent decree, Mr. Perano paid a $1.34 million civil penalty, and agreed to implement environmental management systems at certain properties and conduct environmental audits at all of his Pennsylvania properties. An assistant counsel in the Southcentral Regional Office of the Pennsylvania Department of Environmental Protection has confirmed to the mortgage loan seller that Mr. Perano remains in compliance with his obligations under the consent decree. Violation of the consent decree is a non-recourse carveout in the loan agreement and is covered by Mr. Perano’s non-recourse carveout guaranty.

In addition, in August 2013, Mr. Perano pleaded guilty to three misdemeanors in connection with environmental violations at three Pennsylvania mobile home communities owned by him and was sentenced to one year of probation on each charge (served concurrently) and paid a fine of $75,000.

See “Risk Factors—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in this prospectus supplement and “Risk Factors—Litigation Concerns” in the prospectus.  See also representations and warranties Nos. 15, 41, 42 and 50 on Annex D-1 to this prospectus supplement and the exceptions to those representations on Annex D-2 to this prospectus supplement.

Tenant Issues

Occupancy and Tenant Concentrations.  Mortgaged Properties that are owner-occupied or leased to a single tenant, or leased to a tenant that makes up a significant portion of the rental income, are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

See “Risk Factors—Risks of Lease Early Termination Options” and “—Certain Additional Risks Relating to Tenants” in this prospectus supplement, and Annex A-3 to this prospectus supplement.

In addition, the Mortgaged Properties securing mortgage loans included in the trust have single tenant concentrations as set forth below:

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With respect to one (1) mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 8.7% of the Initial Pool Balance, all of the Mortgaged Properties making up the portfolio except two are leased to single tenants.

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Four (4) of the Mortgaged Properties securing four (4) mortgage loans (identified as Loan Nos. 28, 38, 44 and 51 on Annex A-1 to this prospectus supplement), representing approximately 3.1% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.  With respect to certain of these mortgage loans, the single tenant’s lease expires prior to the related maturity date. See Annex A-1 to this prospectus supplement for tenant lease expiration dates for the single tenants at these respective Mortgaged Properties.

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Two (2) Mortgaged Properties (identified as Loan Nos. 13 and 22 on Annex A-1 to this prospectus supplement), securing two (2) mortgage loans representing approximately 3.6% of the Initial Pool Balance, have government tenants among the five largest tenants at the related Mortgaged Property. See “Risk Factors—Certain Additional Risks Relating to Tenants” in this prospectus supplement.

●	No Mortgaged Property leased to a single tenant secures a mortgage loan representing more than approximately 2.1% of the Initial Pool Balance by allocated loan amount.

Mortgaged Properties securing certain mortgage loans have tenant lease concentrations. For certain information on the top ten tenants at each of the top ten mortgage loans, see the chart entitled “Tenant Summary” on Annex A-3 to this prospectus supplement.  In addition, see Annex A-1 for the identity and size of the top five tenants at each Mortgaged Property.  Further, we note the following with respect to the mortgage loans in the trust:

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With respect to two (2) mortgage loans (identified as Loan Nos. 18 and 27 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the Initial Pool Balance, the two largest tenants constitute approximately 94.0% and 63.9% of the net rentable area at the related Mortgaged Properties, respectively.

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With respect to three (3) Mortgaged Properties, securing three (3) mortgage loans (identified as Loan Nos. 31, 63 and 64 on Annex A-1 to this prospectus supplement), representing approximately 1.4% of the Initial Pool Balance, the related Mortgaged Properties are leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

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With respect to two (2) mortgage loans (identified as Loan Nos. 63 and 64 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, the largest tenant, Discount Drug Mart, constitutes approximately 75.6% and 52.4% of the net rentable area at the related Mortgaged Properties, respectively.

See “Risk Factors—Tenant Concentration Entails Risk” and “—Certain Additional Risks Related to Tenants” in this prospectus supplement.

Certain Mortgaged Properties securing some of the mortgage loans may have low occupancy rates.  For the occupancy rate and the date of its measurement for each mortgage loan, see Annex A-1 to this prospectus supplement.  Further, we note the following with respect to the mortgage loans in the trust:

Certain of the Mortgaged Properties are leased to affiliates of the related borrower.  In that regard, we note the following with respect to the mortgage loans in this trust:

One (1) Mortgaged Property (identified as Loan 3 on Annex A-1 to this prospectus supplement), securing one (1) mortgage loan representing approximately 8.3% of the Initial Pool Balance,  has both residential and commercial units leased to the sponsor and guarantor of the related mortgage  loan under two separate master leases. For more information, see The Aire description under “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this  prospectus supplement and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this prospectus supplement.

One (1) mortgage loan (identified as Loan No. 40 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance, two tenants representing approximately 2.5% and 1.2% of the net rentable area, respectively, are affiliated with the related borrower. Neither lease expires prior to the maturity date of the related mortgage loan.

With respect to one (1) mortgage loan (identified as Loan No. 48 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance, which is secured by a 735 space parking garage, the Mortgaged Property is subject to a parking agreement in favor of three nearby apartment buildings in which the borrower’s sponsor has an ownership interest and to parking easements in favor of two nearby condominium developments, which were initially redeveloped by the borrower sponsor, but as to which the borrower sponsor no longer retains an ownership interest.  The parking agreement with the borrower sponsor affiliate provides for a fixed monthly rent of $9,700 to the borrower in return for making 300 parking spaces available at specified levels of the parking structure, and provides for additional rents to the extent the spaces are used by tenants at the related buildings.  The right to payment under such agreement is suspended in whole or part if the spaces or a portion thereof are not made available for any reason, including due to casualty or condemnation.  The two parking easements, which require the borrower to provide 106 and 269 parking spaces, respectively, to the grantee of the easement, were paid for by a one-time payment, and generate income only to the extent that the spaces are actually rented.  The spaces covered by the parking agreement and parking easements may be rented to the public if not used by tenants at the related building.  We cannot assure you that tenants at the related buildings will continue to use the spaces available under the parking agreement or parking easements, or that absent such use by such tenants, the borrower will be able to rent such spaces to the public, to the extent permitted by the terms of such agreement and/or easements.

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related mortgage loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top ten mortgage loans, see the related summaries attached as Annex A-3 to this prospectus supplement. In addition, see Annex A-1 to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each Mortgaged Property. In addition, identified below are certain lease terminations and expirations with respect to the Mortgaged Properties securing certain of the mortgage loans included in the trust:

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In the case of ten (10) Mortgaged Properties securing four (4) mortgage loans (identified as Loan Nos. 1, 2, 22 and 32 on Annex A-1 to this prospectus supplement), representing approximately 22.0% of the Initial Pool Balance, leases representing approximately 27.4%, 41.9%, 58.5% and 33.3%, respectively, of the net rentable area at the Mortgaged Properties will rollover in 2015, 2019, 2018 and 2019, respectively.

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Nine (9) Mortgaged Properties (identified as Loan Nos. 7, 8, 9, 24, 27, 28, 44, 51 and 57 on Annex A-1 to this prospectus supplement), securing nine (9) mortgage loans, representing approximately 13.3% of the Initial Pool Balance, are each subject to tenant leases that are scheduled to have a 50% or more (based either on net rentable area or total underwritten rent)

lease rollover in the same year as, or prior to, the related maturity date or anticipated repayment date.

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In the case of one (1) mortgage loan (identified as Loan No. 18 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance, leases representing approximately 47.0% of the net rentable area at the Mortgaged Property will rollover between 2017 and 2021.

Terminations. Tenants under commercial leases often have the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions See “Risk Factors—Risks of Lease Early Termination Options” in this prospectus supplement.

Eleven (11) mortgage loans (identified as Loan Nos. 2, 3, 6, 9, 13, 16, 22, 24, 27, 31 and 34 on Annex A-1 to this prospectus supplement), representing approximately 33.7% of the Initial Pool Balance, are each secured by a Mortgaged Property that is subject to leases where one or more of the top five (5) tenants at such Mortgaged Property either has the right to terminate its lease during the term of the loan, prior to the stated expiration of the full lease term (either at such tenant’s option or for reasons other than a landlord default under the applicable lease, including as a result of the trigger of co-tenancy provisions) and/or the right to reduce such tenant’s total leased space at the related Mortgaged Property pursuant to the related lease. See Annex A-1 to this prospectus supplement and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

Purchase Options, Rights of First Refusal and Rights of First Offer

Tenants under commercial leases, franchisors, property managers, ground lessors and others may have the right to purchase all or a portion of the related Mortgaged Property under certain circumstances, including, in the event that the related borrower contemplates a sale of such Mortgaged Property. See “Risk Factors—Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties” in this prospectus supplement and representation No. 8 on Annex D-1 to this prospectus supplement and the exceptions to that representation on Annex D-2 to this prospectus supplement. With respect to the Mortgaged Properties securing the mortgage loans in the trust, we note in particular the following:

●
In the case of seven (7) Mortgaged Properties (identified as Loan Nos. 2.05, 8, 18, 26, 28, 63 and 64 on Annex A-1 to this prospectus supplement), partially securing seven (7) mortgage loans, representing approximately 7.8% of the Initial Pool Balance by allocated loan amount, certain tenants, franchisors, property managers, ground lessors, owners’ associations at such Mortgaged Properties or other parties have a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or a portion thereof, as applicable.

●
Additionally, in the case of one (1) mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 8.7% of the Initial Pool Balance, a tenant has been granted an option to purchase the related Mortgaged Property located at 7900 North Haggerty Road for a purchase price of $10,000,000.  The tenant may exercise the option any time after March 1, 2018 with six months’ notice.  In the event that the tenant exercises the purchase option, the borrower must prepay the mortgage and mezzanine loans in accordance with the related loan documents, and that Mortgaged Property will be released from the lien of the loan documents.  See “Description of the Mortgage Pool—Releases of Individual Mortgaged Properties” and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in this prospectus supplement.

Additional Considerations

One (1) Mortgaged Property (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), securing a mortgage loan representing approximately 6.8% of the Initial Pool Balance, has GE Capital

Corporation, one of the mortgage loan sellers, among its five largest tenants. The related lease also affords the tenant certain rights to terminate its lease, as well as the right to reduce its space.  See Annex A-1 to this prospectus supplement and the footnotes thereto for additional information on any tenant’s rights applicable to the top five tenants at the mortgaged properties.  Also see “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Sponsors and Mortgage Loan Sellers” in this prospectus supplement.

With respect to three (3) mortgage loans (identified as Loan Nos. 10, 11 and 12 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the Initial Pool Balance, each of the related Mortgaged Properties is part of a fractured condominium regime. The related borrower owns 57.5%, 53.3% and 83.8% of the  units at each Mortgaged Property, respectively, and in each case has the ability to affirmatively control  material decisions of the owners’ association. The Mortgaged Properties are all part of a master  condominium regime as well, and the borrower controls the master condominium association. With respect to one (1) mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance, the loan documents permit the borrower to terminate the condominium structure upon acquisition of the remaining units in the development that are not collateral for the mortgage loan by an affiliate of the borrower. With respect to one (1) other mortgage loan (identified as Loan No. 51) on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance, the related Mortgaged Property consists of fractured condominium units, which comprise two commercial units in a condominium consisting of two commercial units and eleven residential units, in which neither the borrower nor any other individual party has control of material decisions of the owners association. See “Risk Factors—Condominiums and Master Developments May Limit Use and Improvements” in this prospectus supplement.

With respect to one (1) mortgage loan (identified as Loan No. 21 on Annex A-1 to this prospectus supplement), representing approximately 1.3% of the Initial Pool Balance, a portion of the of the related Mortgaged Property is part of a fractured condominium regime. The related borrower owns 100% of all units in each of four out of five separate condominium regimes comprising the Mortgaged Property and has the ability to affirmatively control all material decisions with respect thereto. However, with respect to the fifth condominium regime that constitutes a portion of the Mortgaged Property, the borrower owns 75% of the condominium units subject to such fractured condominium regime. With respect to the portion of the Mortgaged Property subject to the fractured condominium regime, the borrower generally has the ability to affirmatively control material decisions of the owners’ association with respect to the fractured condominium regime; however, in the event of condemnation or destruction of the portion of the Mortgaged Property subject to the fractured condominium regime, the consent of 80% of the unit owners is required in connection with any decision not to rebuild the affected improvements, and the consent of 80% of the unit owners (and their related first mortgagees) are required to adopt any plan of restoration of the common elements.

With respect to one (1) mortgage loan (identified as Loan No. 38 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance, the single tenant, Orchard Supply Hardware filed for Chapter 11 bankruptcy in June 2013 and the sponsor report that the related Orchard Supply Hardware assets were acquired by Lowe’s Home Improvement. In connection with origination of the mortgage loan, the lease was affirmed and extended and Lowe’s Home Improvement has guaranteed the lease.

With respect to one (1) mortgage loan (identified as Loan No. 57 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance, the second largest tenant, which leases approximately 12.3% of square feet at the Mortgaged Property, emerged from a Chapter 11 bankruptcy proceeding in 2012, subject to compliance with its reorganization plan. The tenant has provided evidence to the mortgage loan seller that it has paid rent to the borrower on a weekly basis, averaging a payment of $22.00 per square foot, rather than its contractual rent of $36.96 per square foot.  For purposes of calculating UW NOI and UW NCF, rent for this tenant was marked to $22.00 per square foot to reflect the actual average annual rent payments the tenant has been making. We cannot assure you that the tenant will be able to continue making such payments or will not be subject to further bankruptcy proceedings.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller obtained a current (within six (6) months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Appraisal and Loan-to-Value Ratio”, “—Barclays Bank PLC—Barclays Underwriting Guidelines and Processes”, “—General Electric Capital Corporation—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting—Assessments of Property Condition—Appraisals”, and “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis —Appraisals”  and  “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes—Appraisals” in this prospectus supplement.

With respect to one (1) mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), which represents approximately 2.8% of the Initial Pool Balance, the appraiser provided a “hypothetical market value as-is” as of October 9, 2013, for the related Mortgaged Property, which assumed that (i) certain planned capital improvements have been completed and paid, and (ii) an upfront future leasing reserve was funded for tenant improvements and leasing commissions.  Notwithstanding the fact that the estimated amounts were escrowed with the lender at origination of the mortgage loan, we cannot assure you that the capital improvements will be completed or that any leasing costs will be paid.  The “hypothetical market value as-is” appraised value of $39,000,000 results in a Cut-off Date LTV Ratio of 76.9%, and the “as-is” value of $33,500,000 results in a Cut-off Date LTV Ratio of 89.6%.

With respect to one (1) mortgage loan (identified as Loan No. 24 on Annex A-1 to this prospectus supplement), which represents approximately 1.2% of the Initial Pool Balance, the appraiser provided a “hypothetical as-renovated” value as of September 24, 2013, for the related Mortgaged Property, which assumed that certain deferred maintenance at the Mortgaged Property has been completed and paid and all outstanding tenant improvement allowances.  Notwithstanding the fact that the estimated cost of the deferred maintenance was escrowed with the lender at origination of the mortgage loan, we cannot assure you that the deferred maintenance will be completed or the allowances paid as required by the loan documents.  The “hypothetical as-renovated” appraised value of $18,100,000 results in a Cut-off Date LTV Ratio of 71.7%, and the “as-is” value of $17,300,000 results in a Cut-off Date LTV Ratio of 75.1%.

With respect to certain mortgage loans made in connection with acquisition of the Mortgaged Property, the related Mortgaged Property was acquired by the borrower at a price that was less than the appraised value of the Mortgaged Property. For example, with respect to the mortgage loan identified as Loan No. 64 on Annex A-1 hereto, representing approximately 0.2% of the Initial Pool Balance, the appraised value was $2,800,000, resulting in a Cut-off Date LTV Ratio of 75.0%; however, the related borrower acquired the property for a price of approximately $2,240,000, resulting in a loan to acquisition cost ratio of 93.8%.  The term of the lease for the anchor tenant at the Mortgaged Property was extended by eight years in connection with the borrower’s acquisition of the Mortgaged Property. With respect to one (1) mortgage loan (identified as Loan No. 60 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance, the appraised value was $4,500,000, resulting in a Cut-off Date LTV Ratio of 73.3%; however, the related borrower acquired the property for a price of approximately $4,300,000, resulting in a loan to acquisition cost ratio of 76.7%.

See “Risk Factors—Limitations of Appraisals” in this prospectus supplement.

Engineering Reports

In connection with the origination of each mortgage loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within eight months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National

Association—JPMCB’s Underwriting Guidelines and Processes—Physical Assessment Report”, “—Barclays Bank PLC—Barclays Underwriting Guidelines and Processes”, “—General Electric Capital Corporation—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting —Assessments of Property Conditions”, “—Redwood Commercial Mortgage Corporation—RCMC’s Standards and Loan Analysis—Engineering Report” and  “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes” in this prospectus supplement. With respect to such engineering reports, prospective investors should note the related representation number 12 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this prospectus supplement.

See “Risk Factors—Limitations of Appraisals” in this prospectus supplement.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each mortgage loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance” , “—Barclays Bank PLC—Barclays Underwriting Guidelines and Processes”, “—General Electric Capital Corporation—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting—Zoning and Building Code Compliance”, and  “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Zoning and Building Code Compliance”  in this prospectus supplement.  In this regard we note the following:

With respect to one (1) mortgage loan (identified as Loan No. 39 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance, the Lafayette, Louisiana Consolidated Government intends to take a strip of land located at the front of the related Mortgaged Property as part of a planned road widening. According to the survey, this taking does not impact any structures or interfere with access.

With respect to one (1) mortgage loan (identified as Loan No. 33 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the Initial Pool Balance, several of the buildings included in the Mortgaged Property are located in special and landmark districts and listed  on historical registers.  The zoning report for the Mortgaged Property states that such designation would restrict expansion of the existing building or in the case of damage, would protect the existing building to be re-constructed to the state immediately prior to such damage.

See “Risk Factors—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” in this prospectus supplement and see representation number 26 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this prospectus supplement.

Certain Terms and Conditions of the Mortgage Loans

All of the mortgage loans bear interest at a mortgage rate (each, a “Mortgage Rate”) that will remain fixed for their remaining terms; provided, however, that after the Anticipated Repayment Date, the interest rate on the ARD Loan will increase as described in this prospectus supplement. See “—ARD Loan” in this prospectus supplement. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates
Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	33	$701,431,417	64.8%
5	8	74,929,899	6.9
6	23	305,765,499	28.3
Total:	64	$1,082,126,815	100.0%

As used in this prospectus supplement, “Due Date” means, with respect to each mortgage loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower on the mortgage loan.

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0	48	$888,163,651	82.1%
5	16	193,963,165	17.9
Total:	64	$1,082,126,815	100.0%

As used in this prospectus supplement, “grace period” is the number of days following the Due Date before a payment default would exist under each mortgage loan and is based solely on the express terms of the respective mortgage loans. Various states may impose statutorily longer grace periods.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
IO-Balloon	23	$606,820,000	56.1%
Balloon	39	449,124,666	41.5
Interest Only	1	16,000,000	1.5
ARD-Balloon	1	10,182,149	0.9
Total:	64	$1,082,126,815	100.0%

Overview of Prepayment Protection(1)(2)
Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Yield Maintenance	18	$543,067,468	50.2%
Defeasance	45	531,559,347	49.1
Defeasance/Yield Maintenance	1	7,500,000	0.7
Total:	64	$1,082,126,815	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

(2)
Certain mortgage loans may permit the application of escrows to prepay a portion of the principal balance. The application of such escrows may or may not require a payment of a yield maintenance charge or a prepayment premium based on the amount of the principal that is being paid and may be applied during a lockout/defeasance period.

With respect to certain mortgage loans that permit prepayment subject to yield maintenance, the “Yield Maintenance Charge” will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid and (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest (including any balloon payment) from the prepayment date through the date specified in the related mortgage loan documents (which will generally be the maturity date, the Anticipated Repayment Date or the first date on which the borrower can prepay without a yield maintenance charge) determined by discounting such payments at a Discount Rate, less the amount of principal being prepaid. See Annex A-1 to this prospectus supplement for the specific prepayment restrictions for each mortgage loan.

The term “Discount Rate” as used in the preceding paragraph will be as set forth in the related loan documents but will generally mean the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, open prepayment date and/or Anticipated Repayment Date or the remaining weighted average life, of the related mortgage loan plus, in certain circumstances, an additional specified percentage and converted to a monthly equivalent yield (as described in the respective loan documents).

With respect to certain other mortgage loans that permit prepayment subject to yield maintenance, the “Yield Maintenance Charge” will generally, subject to certain variations, be an amount (in some cases, not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential and payable on each scheduled due date over the remaining original term of the prepaid yield maintenance mortgage loan and, with respect to the principal balance of the note due to be outstanding on such date, the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable, discounted at the Reinvestment Yield as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable.

The term “Interest Payment Differential” with respect to any related prepaid yield maintenance mortgage loan will generally equal (i) the Mortgage Rate minus the Reinvestment Yield, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance of the prepaid yield maintenance mortgage loan on the date of prepayment (if the prepayment date is a scheduled due date, after the application of the monthly payment amount due), provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” means with respect to any related prepaid yield maintenance mortgage loan, will generally equal, depending on the mortgage loan, either: (a) the yield calculated by the related lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the open prepayment period, as applicable, of the prepaid yield maintenance mortgage loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable, of the prepaid yield maintenance mortgage loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid yield maintenance mortgage loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid yield maintenance mortgage loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of prepayment set forth in the related borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” means, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8), as amended, or (3) such other instruments as set forth in the related mortgage loan documents.

Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:

Prepayment Open Periods(1)
Open Period (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
2	6	$60,339,742	5.6%
3	11	292,050,400	27.0
4	42	582,792,592	53.9
5	2	9,944,082	0.9
6	2	121,000,000	11.2
7	1	16,000,000	1.5
Total:	64	$1,082,126,815	100.0%

(1)        See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

Unless a mortgage loan is relatively near its stated maturity date (or Anticipated Repayment Date), or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment to offset the effects of such prepayment on the yield to Certificateholders.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans may require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that (i) the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award and/or (ii) no event of default exists. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Certain of the mortgage loans may provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the related mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds, upon the release of individual properties securing certain mortgage loans or upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance. Such application of a holdback may or may not require a payment of a Yield Maintenance Charge or prepayment premium based upon the amount of the principal being paid.

ARD Loan

One (1) mortgage loan (identified as Loan No. 31 on Annex A-1 to this prospectus supplement) (the “ARD Loan”), representing approximately 0.9% of the Initial Pool Balance, provides that, if after a certain date (the “Anticipated Repayment Date”), the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the applicable stated Mortgage Rate (the “Initial Rate”). See Annex A-1 in this prospectus supplement for the Anticipated Repayment Date and Revised Rate for the ARD Loan. After the Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the mortgage loan documents and all escrows and property expenses required under the mortgage loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after the Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the mortgage loan documents), only after the outstanding principal balance of the ARD Loan have been paid in full, at which time the Excess Interest will be paid to the holders of the Class NR certificates.

Additionally, an account has been established for the ARD Loan into which the related tenants are required to directly deposit rents or other revenues from the related Mortgaged Property.  The foregoing features are designed to increase the likelihood that the ARD Loan will be prepaid by the related borrower on or about its Anticipated Repayment Date. However, we cannot assure you that the ARD Loan will be prepaid on its respective Anticipated Repayment Date.

Defeasance; Collateral Substitution; Property Releases

The terms of forty-five (45) mortgage loans (identified as Loan Nos. 4, 5, 6, 13, 15, 17, 18, 20, 22, 23, 24, 25, 27, 28, 29, 31, 32, 33, 34, 35, 36, 37, 38, 40, 41, 42, 43, 44, 47, 48, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59, 60, 61, 62, 63 and 64 on Annex A-1 to this prospectus supplement), representing approximately 49.1% of the Initial Pool Balance,  permit the applicable borrower on any due date after a specified period not less than two years from the Closing Date (or in the case of the Whole Loans, not less than three years after origination or two years after the latest securitization of any of the Pari Passu Companion Loans) (the “Defeasance Lockout Period”), provided that no event of default exists, to obtain a release of all of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain U.S. government securities (a “Defeasance”). In addition, there is one (1) mortgage loan (identified as Loan No. 45 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the Initial Pool Balance, that permits either (i) prepayment together with the payment of a yield maintenance premium following the end of a lockout period of at least 24 due dates from origination or (ii) defeasance of the related mortgage loan following the end of the Defeasance Lockout Period.

In general, the release is subject to certain conditions, including, among other conditions, that the borrower:

(a)      pays or delivers to the master servicer on any due date (the “Release Date”) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other government securities within the meaning of Section 2(a)(16) the Investment Company Act of 1940, as amended (“Government Securities”), providing payments (x) on or prior to all successive scheduled due dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including all outstanding principal and interest, and (y) in amounts at least equal to the scheduled payments due on these dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial Defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the Government Securities; and

(b)      delivers a security agreement granting the trust fund a first priority lien on the Government Securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

The existing borrower or, if the borrower is not required to do so under the mortgage loan documents, the master servicer, will be responsible for purchasing the Government Securities on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the applicable Mortgaged Property or Properties will be released from the lien of the Mortgage and the pledged Government Securities (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan (although in some cases involving a partial Defeasance, the Government Securities and the remaining real property collateral secure separate non-crossed notes).

In some cases, a successor borrower established or designated by the existing borrower or by the originator (or, if the existing borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the master servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the existing borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret the excess, if any, of the amount paid to purchase the Defeasance collateral over the amount of the defeased debt, as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the Defeasance provisions of any mortgage loan.

In addition to the provisions described above, certain mortgage loans permit partial Defeasances, partial releases and property substitutions as described below.

Releases of Individual Mortgaged Properties

With respect to one (1) mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 8.7% of the Initial Pool Balance, the related mortgage loan documents provide that the borrower is permitted to obtain the release of the 7900 North Haggerty Road Mortgaged Property in connection with the exercise of a purchase option by the tenant at the Mortgaged Property (which option may be exercised on or after March 1, 2018), or, in the event of a casualty or condemnation in which the lender elects to use the net proceeds or award to pay down the mortgage loan, any other individual Mortgaged Property, in either case through a partial prepayment of the mortgage loan after the lockout period and subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of (A) 125% of the allocated loan amount specified in the mortgage loan documents or (B) $8,460,000 for a release of the 7900 North Haggerty Road Mortgaged Property after exercise of the purchase option plus, if the release occurs prior to the “open period”, the yield maintenance premium specified in the mortgage loan documents, (ii) the mezzanine borrower must make a partial prepayment of the related mezzanine loan (including payment of the applicable yield maintenance premium if the prepayment occurs prior to the “open period”) and otherwise comply with the terms of the mezzanine loan documents, (iii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties based on the trailing twelve (12) month period immediately preceding the release of the applicable Mortgaged Property is greater than or equal to the greater of (A) 1.04x and (B) the debt service coverage ratio for all of the Mortgaged Properties immediately preceding the release based on the twelve (12) month period prior to the release, and (iv) after giving effect to such release, the loan-to-value ratio (including the mortgage and mezzanine loans) of the remaining Mortgaged Properties is not greater than the lesser of (A) 88.0% and (B) the loan-to-value ratio for all of the Mortgaged Properties immediately preceding such release.  If the borrower is unable to satisfy the debt service coverage ratio or loan-to-value ratio requirements set forth above, then it may prepay a portion of the mortgage loan in an amount which would satisfy the tests, which prepayment must include the yield maintenance premium if it occurs prior to the “open period”.  If, after giving effect to such release, the loan-to-value ratio of the remaining Mortgaged Properties exceeds 125%, no release will be permitted unless the borrower pays down the mortgage loan as provided by the related mortgage loan documents.

With respect to three (3) cross-collateralized and cross-defaulted mortgage loans (identified as Loan Nos. 10, 11 and 12 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the Initial Pool Balance, the related mortgage loan documents provide that the borrower is permitted to obtain the release of any individual Mortgaged Property and a severance of the related mortgage loan from the cross-collateralization provisions of the loan documents through a prepayment in full of the related mortgage loan after the expiration of the applicable lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) prepayment of the full amount of the applicable mortgage loan plus, if the release occurs prior to the “open period”, the yield maintenance premium specified in the applicable mortgage loan documents, (ii) (A) with respect to the first prepayment and severance of a mortgage loan (provided there has not been a prior severance of a mortgage loan from the cross-collateralization provisions due to a permitted sale of the Mortgaged Property and an assumption of the applicable mortgage loan), the debt service coverage ratio for the remaining Mortgaged Properties is greater than or equal to five basis points in excess of the debt service coverage ratio for the Mortgaged Properties as of the origination date of the mortgage loans either (1) based on the trailing twelve (12) month period immediately preceding the release of the applicable Mortgaged Property or (2) based on the projected debt service coverage ratio for the next twelve (12) month period immediately following the release of the applicable Mortgaged Property, and (B) with respect to the second prepayment and severance of a mortgage loan (or the first prepayment and severance of a mortgage loan if there has been a prior severance of a mortgage loan from the cross-collateralization provisions due to a permitted sale of the Mortgaged Property and an assumption of the applicable mortgage loan), the debt service coverage ratio for the remaining Mortgaged Property is greater than or equal to ten basis points in excess of the debt service coverage ratio for the Mortgaged Properties as of the origination date of the mortgage loans either (1) based on the trailing twelve (12) month period immediately preceding the release of the applicable Mortgaged Property or (2) based on the projected debt service coverage ratio for the next twelve (12) month period immediately following the release of the applicable Mortgaged Property, and (iv) (A) with respect to the first prepayment and severance of a mortgage loan (provided there has not been a prior severance of a mortgage loan from the cross-collateralization provisions due to a permitted sale of the Mortgaged Property and an assumption of the applicable mortgage loan), the loan-to-value ratio for the remaining Mortgaged Properties is less than or equal to five percent less than the loan-to-value ratio for the Mortgaged Properties as of the origination date of the mortgage loans, and (B) with respect to the second prepayment and severance of a mortgage loan (or the first prepayment and severance of a mortgage loan if there has been a prior severance of a mortgage loan from the cross-collateralization provisions due to a permitted sale of the Mortgaged Property and an assumption of the applicable mortgage loan), the loan-to-value ratio for the remaining Mortgaged Properties is less than or equal to ten percent less than the loan-to-value ratio for the remaining Mortgaged Property as of the origination date of the mortgage loans. Additionally, no severance will be permitted if, after giving effect to such release, the loan-to-value ratio of the remaining Mortgaged Properties exceeds 125%.

Other Releases

With respect to three (3) mortgage loans (identified as Loan Nos. 1, 8 and 18 on Annex A-1 to this prospectus supplement), representing approximately 15.3% of the Initial Pool Balance, the related mortgage loan documents permit a partial release for no consideration of an unimproved or minimally improved portion (which may have landscaping, parking or other non-income generating improvements or minimal improvements such as a miniature golf course and merchant facilities).

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The mortgage loans contain “due-on-sale” and “due-on-encumbrance” provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or upon the transfer or encumbrance of ownership interests in the related borrower or its equity owner(s) without the consent of the holder of the mortgage loan; provided, however, that under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See “—Additional Debt” in this prospectus supplement.

Exceptions to the “Due-On-Sale” provisions may include, but are not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●	transfers to affiliates of, or persons otherwise related to, the borrower or transferor,

●	transfers among existing members, partners, shareholders or beneficiary owners in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property mortgage loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●
transfers related to conversions of a borrower entity form, including drop-down distributions or entity conversions resulting from a borrower structured as (or converted to) a Delaware statutory trust and certain triggering conditions that may require or necessitate such transfers,

●
transfers of tenant-in-common interests or beneficial interests in a Delaware statutory trust to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day to day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the mortgage loan documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt,

●	transfers as to which a Rating Agency Confirmation is obtained, or

●
other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the mortgage loan documents.

The master servicer, with respect to non-Specially Serviced Mortgage Loans, other than The Aire Mortgage Loan, and the special servicer, with respect to Specially Serviced Mortgage Loans, other than The Aire Mortgage Loan, will be required (a) to exercise any right it may have with respect to a mortgage loan or related Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, if (i) with respect to all non-Specially Serviced Mortgage Loans, the master servicer has obtained the prior written consent (or deemed consent) of the special servicer, (ii) the special servicer has obtained, prior to the occurrence and continuance of any Control Event, the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Event, but prior to a Consultation Termination Event, upon consultation with the Directing Certificateholder), and  (ii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding, and (z) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, that is one of the ten largest mortgage loans outstanding (by Stated Principal Balance), the special servicer has received a Rating Agency Confirmation from the three NRSROs engaged by the depositor to rate the Offered Certificates; provided, however, that with respect to clauses (y) and (z) of this paragraph, such mortgage loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a mortgage loan with a “due-on-encumbrance” clause, the master servicer, with respect to non-Specially Serviced Mortgage Loans, other than The Aire Mortgage Loan, and the special servicer, with respect to Specially Serviced Mortgage Loans, other than The Aire Mortgage Loan, will be required to (a) exercise any right it may have with respect to a mortgage loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights; provided that, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the master servicer has made a recommendation and obtained the prior written consent or the deemed consent of the special servicer, (ii) the special servicer has obtained, prior to the occurrence and continuance of any Control Event, the prior written consent or the deemed consent of the Directing

Certificateholder and (iii) the master servicer or the special servicer, as the case may be, has received a Rating Agency Confirmation from each Rating Agency if such mortgage loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such mortgage loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation to apply.

The Rating Agency Confirmation described above will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the master servicer or the special servicer, as applicable, is required to use reasonable efforts to have the related borrower bear such costs and expenses.  Unless determined to be non-recoverable, any such costs not collected from the related borrower will be required to be advanced as a Servicing Advance.

The existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement.

Hazard, Liability and Other Insurance

The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible, which may be a large amount in the case of certain mortgage loans) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the applicable mortgage loan seller and, in some cases, may be significantly less than the outstanding principal amount of the mortgage loan. Moreover, with respect to certain of the mortgage loans insured for less than the full principal balance, applicable zoning ordinances may prevent restoration of the use or prevent or limit rebuilding of the related Mortgaged Properties to their current condition under certain circumstances. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant or a condominium association to self-insure or provide insurance for its premises. In some cases, required insurance is provided under a blanket policy that also insures properties that do not secure mortgage loans included in this securitization. See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the deductibles, conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000 per occurrence. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from such causes unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.  In addition, some mortgage loans permit the related borrower to satisfy its obligations to insure the related Mortgaged Property by relying on a tenant or condominium association to obtain the insurance or permit a tenant to self-insure.  See representation number 18 on Annex D-1 to this prospectus supplement and the exceptions to that representation on Annex D-2 to this prospectus supplement.

In general, the mortgage loans do not require earthquake insurance. In particular, six (6) Mortgaged Properties, securing six (6) mortgage loans (identified as Loan Nos. 5, 19, 28, 38, 44 and 48 on Annex A-1 to this prospectus supplement), representing approximately 9.0% of the Initial Pool Balance by allocated loan amount, are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). These areas include, without limitation, all or parts of the States of Tennessee, California or Washington.  A seismic report was prepared with respect to the Mortgaged Properties, and based on those reports, the Mortgaged Properties do not have a probable maximum loss in excess of 18%.

See “Risk Factors—Availability of Earthquake, Flood and Other Insurance” in this prospectus supplement for information regarding earthquake insurance coverage.

With respect to hazard, liability and other insurances required by the mortgage loans included in the trust, we note in particular the following:

●
With respect to one (1) mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 11.1% of the Initial Pool Balance, if certain of the insurance policies required by the mortgage loan documents contain an exclusion for terrorism and the Terrorism Risk Insurance Program Reauthorization Act of 2007 is no longer in effect, the related mortgage loan documents place a cap on the related borrower’s out-of-pocket cost for terrorism insurance premiums at two times the then-current aggregate premium of the property insurance policy and business interruption/rental loss insurance policy (excluding terrorism and earthquake components of such coverage).

●
With respect to one (1) mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), representing approximately 2.8% of the Initial Pool Balance, the related mortgage loan documents place a cap on the related borrower’s out-of-pocket cost for terrorism insurance premiums of two times the then-current premium for all-risk special form insurance.

●
Several additional mortgage loans provide for waivers of, or other limitations on, the requirement to maintain terrorism insurance, and/or permit a tenant to maintain the required insurance coverage with respect to the related Mortgaged Property or to self-insure or allow for a deductible for such policy, which may be substantial in certain cases. For example, with respect to one (1) mortgage loan (identified as Loan No. 18 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance, the loan documents permit the borrower to maintain a stand-alone terrorism policy with a deductible of up to $5,000,000.

See also representation numbers 18 and 31 on Annex D-1 to this prospectus supplement and the exceptions to that representation on Annex D-2 to this prospectus supplement.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column in the tables presented in Annex A-2 to this prospectus supplement may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the depositor or the mortgage loan sellers deem the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to UW NCF Debt Yield, UW NCF DSCR and LTV Ratios, as applicable, is the UW NCF Debt Yield, UW NCF DSCR or LTV Ratio of the mortgage loan based on all of the related Mortgaged Properties collectively. The UW NCF Debt Yield, UW NCF DSCR and LTV Ratio for any loan or allocated loan amount comprising a portion of these mortgage loans will vary from the UW NCF Debt Yield, UW NCF DSCR and LTV Ratio shown. See Annex A-1 for the UW NOI and UW NCF for each loan or allocated loan amount comprising these mortgage loans.

For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numerical and statistical information presented in this prospectus supplement, including Cut-off Date Balances, LTV Ratios, UW NCF DSCR and UW NCF Debt Yield, and similar numerical and statistical information with respect to each Whole Loan, is calculated on both the aggregate principal balance and aggregate debt service of the related mortgage loan and the related Pari Passu Companion Loan.

Whenever percentages and other information in this prospectus supplement are presented on the Mortgaged Property level rather than the mortgage loan level, the information for mortgage loans secured by more than one Mortgaged Property (or comprised of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

A current report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates contemporaneously with the delivery of the final prospectus supplement and will be filed, together with the Pooling and Servicing Agreement, the Underwriting Agreement and the Purchase Agreements, with the United States Securities and Exchange Commission (the “SEC”). If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this prospectus supplement. All of the numerical information included in this prospectus supplement is presented on an approximate basis and any sums presented may not equal the indicated total due to rounding.

“Occupancy” means the percentage of square feet, units, rooms, pallets or pads, as the case may be, of a Mortgaged Property that were occupied or leased as of or, in the case of certain properties, average units or rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this prospectus supplement as the “Occupancy Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “UW NCF DSCR” for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.  With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the Underwritten Net Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Net Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group.

The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “UW NOI DSCR” for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. The Underwritten Net Operating Income Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the Underwritten Net Operating Income Debt Service Coverage Ratio is the ratio of the Underwritten NOI calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group.

The “UW NCF Debt Yield” or “UW NCF DY” for any mortgage loan is calculated by dividing (x) the UW NCF for such mortgage loan by (y) the Cut-off Date Balance for such mortgage loan. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the UW NCF Debt Yield is calculated by dividing (x) the aggregate UW NCF of each mortgage loan comprising the cross-collateralized group of mortgage loans by (y) the aggregate Cut-off Date Balance of such mortgage loans.

The “UW NOI Debt Yield” or “UW NOI DY” for any mortgage loan is calculated by dividing (x) the UW NOI for such mortgage loan by (y) the Cut-off Date Balance for such mortgage loan. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the UW NOI Debt Yield is calculated by dividing (x) the aggregate UW NOI of each mortgage loan comprising the cross-collateralized group of mortgage loans by (y) the aggregate Cut-off Date Balance of such mortgage loans.

The “UW NOI Debt Yield” with respect to any class of certificates is calculated by dividing (x) the aggregate UW NOI for the pool of mortgage loans by (y) the aggregate Certificate Balance of such class of certificates and all classes of certificates senior to such class of certificates (or, in the case of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-SB certificates, the aggregate Certificate Balances of such Certificates). Although the UW NOI for the pool of mortgage loans is based on an aggregate of the mortgage loans, excess cash flow available from any particular mortgage loan will not be available to support any other mortgage loan.

The “Underwritten Net Cash Flow” or “UW NCF” for any Mortgaged Property means the Underwritten NOI for such Mortgaged Property decreased by an amount that the related mortgage loan seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

“Underwritten NOI” or “UW NOI” for any Mortgaged Property means the net operating income for such Mortgaged Property as determined by the related mortgage loan seller in accordance with its underwriting guidelines for similar properties. Operating revenues from a Mortgaged Property (“Effective Gross Income”) are generally calculated as follows: rental revenue is calculated using actual rental rates or, in some cases, estimates in the appraisal, which are usually derived from historical results, but which may include anticipated revenues from newly executed contracts, in some cases adjusted downward to market rates or upward to account for contractual rent increases that are specified in a tenant’s lease or contract (as deemed appropriate by the applicable mortgage loan seller in light of the circumstances), with vacancy rates equal to the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate (or that are effective in a lease renewal option period that a tenant has orally indicated its intent to exercise as deemed appropriate by the applicable mortgage loan seller in light of the circumstances); other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. In some cases, the related mortgage loan seller included in the operating revenues rents otherwise payable by a tenant in occupancy of its space but for the existence of an initial or periodic “free rent” period, reduced rent period or a permitted rent abatement, or rents payable by a tenant that is not in occupancy but has executed a lease, for which (in any of the foregoing cases) the related mortgage loan seller may have reserved funds as deemed appropriate by the applicable mortgage loan seller in light of the circumstances. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted in some cases to account for inflation, significant occupancy increases and a market rate management fee. However, some operating expenses are based on the budget of the borrower or the appraiser’s estimate.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus supplement. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the trust, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to Underwritten Net Cash Flow” in this prospectus supplement. The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related mortgage loan and the related Pari Passu Companion Loan. Further, in the case of five (5) mortgage loans (identified as Loan Nos. 3, 7, 8, 9 and 27 on Annex A-1 to this prospectus supplement), representing approximately 17.9% of the Initial Pool Balance by allocated loan amount, certain tenants among the five (5) largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for) and in certain cases, the UW NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements.  In certain cases the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. We cannot assure you that any of those tenants will occupy its respective space and/or pay rent as required under its respective lease.  In the case of one (1) mortgage loan (identified as Loan No. 28 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the Initial Pool Balance, with respect to which there will be a decrease in the single tenant’s annual base rent from $33.50 to $30.60 per square foot in April 2014, followed by annual rent increases of 3% in subsequent years (over the decreased rate), the Underwritten Net Cash Flow and the Underwritten Net Cash Flow Debt Service Coverage Ratio were calculated based on the average straight lined rent of the single tenant of the related Mortgaged Property, including all rent decreases and rent steps, during the term of the mortgage loan.  See Annexes A-1 and A-3 to this prospectus supplement for additional information.

The amounts representing net operating income, Underwritten NOI and Underwritten Net Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and Underwritten Net Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”). With respect to mortgage loans secured by newly constructed or recently acquired Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ appraisers’ projected expense levels. In certain cases when the information is available, UW NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.  In the case of one (1) mortgage loan (identified as Loan No. 27 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the Initial Pool Balance, UW NOI, and UW NCF  were calculated based on the average rent, $14.60 per square foot annually, to be paid by the largest tenant, including all rent steps, during the term of the mortgage loan. The current rent is $13.50 per square foot annually.

The tables presented in Annex A-2 that are entitled “Cut-off Date LTV Ratios” and “Maturity Date LTV Ratios” set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates (or, if applicable, the Anticipated Repayment Date), respectively, of the related mortgage loans, respectively. An “LTV Ratio” for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the “as-is” appraised value (or, (a) with respect to the mortgage loan identified as Loan No. 8 on Annex A-1 to this prospectus supplement, the “hypothetical market value as-is”, and (b) with respect to the mortgage loan identified as Loan No. 24 on Annex A-1 to this prospectus supplement), the “hypothetical as-renovated” appraised value, each as described under “—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement) of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the related mortgage loan. In the event that a mortgage loan is comprised of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date, (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination.  See “Risk Factors—Limitations of Appraisals” in this prospectus supplement.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under “Certain Legal Aspects of the Mortgage Loans” and “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “Barclays Bank PLC—Barclays Underwriting Guidelines and Processes”, “RAIT Funding, LLC— RAIT’s Underwriting Guidelines and Processes”, “—General Electric Capital Corporation—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting Guidelines and Processes” and “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis” in this prospectus supplement.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the depositor will acquire each of the mortgage loans from the related mortgage loan seller and will simultaneously transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. Under the related transaction documents, the depositor will require each mortgage loan seller to deliver to the custodian, among other things, the following documents with respect to each mortgage loan or Companion Loan, if applicable, sold by the applicable mortgage loan seller (except that the documents with respect to The Aire Whole Loan (other than the documents described in clause (i)) will be held by the custodian under the 2013-C16 Pooling and Servicing Agreement) (collectively, as to each mortgage loan, the “Mortgage File”): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee); (ii) the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording; (iii) an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); (iv) the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iii) or (v) above; (vii) originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller; (x) an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing); (xi) any intercreditor agreement relating to permitted debt of the borrower; (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan; (xiv) a copy of any property management agreement relating to a mortgage loan; (xv) a copy of any franchise agreements and comfort letters or similar agreements relating to a mortgage loan and, with respect to any franchise agreement, comfort letter or similar agreement related thereto, any assignment of such agreements or any notice to the franchisor of the transfer of the mortgage loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be; (xvi) a copy of any lock-box or cash management agreement relating to a mortgage loan; (xvii) a copy of any related mezzanine intercreditor agreement; and (xviii) with respect to each mortgage loan with a related Companion Loan, the related intercreditor agreement and a copy of the mortgage note related to such Companion Loan.

As provided in the Pooling and Servicing Agreement, the custodian is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan or Mortgaged Property, the applicable mortgage loan seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days (which, in certain circumstances, may be extended to 180 days) following such mortgage loan seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period (or extended period) for the Purchase Price or (2) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such mortgage loan and pay a shortfall amount within such 90-day period (or extended period). See “—Representations and Warranties; Repurchases and Substitutions” below.

The Pooling and Servicing Agreement requires that the certificate administrator take the actions specified in the Pooling and Servicing Agreement necessary to maintain the security interest of the trust in the mortgage loans. In addition, the custodian is required to maintain custody of the Mortgage File for each mortgage loan.

Representations and Warranties; Repurchases and Substitutions

In the related Purchase Agreement, it is anticipated that each mortgage loan seller will make the representations and warranties set forth in Annex D-1 to this prospectus supplement as of the Closing Date, or as of another date specifically provided in the representation and warranty, with respect to each mortgage loan sold by that mortgage loan seller, subject to certain exceptions to such representations and warranties set forth in Annex D-2 to this prospectus supplement.

In addition, the related Purchase Agreement provides that, with respect to The Aire Whole Loan, if a “material document defect” exists under the 2013-C16 Pooling and Servicing Agreement and the related seller repurchases The Aire Pari Passu Companion Loan from the J.P. Morgan Chase Commercial Mortgage Securities Trust 2013-C16, such seller is required to repurchase The Aire Mortgage Loan; provided, however, that such repurchase obligation does not apply to any material document defect related solely to the promissory note for The Aire Pari Passu Companion Loan.

Any disclosures in this prospectus supplement that are contrary to the representations and warranties included in Annex D-1 should also be considered exceptions thereto.

If the related mortgage loan seller has been notified of a breach of any of the representations and warranties included in Annex D-1 or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the related mortgage loan seller cannot cure the breach or defect within a period of 90 days following (x) except in the case of the succeeding clause (y), such mortgage loan seller’s receipt of that notice or, (y) in the case of a breach or a defect that would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the earlier of (A) the mortgage loan seller’s discovery of the breach or defect, or (B) discovery of such breach or defect by any other party identified in the Purchase Agreement, provided the mortgage loan seller has received prompt written notice of such breach or defect (such 90-day period, the “Initial Resolution Period”), then the related mortgage loan seller will be obligated pursuant to the related Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans sold thereunder, to the trustee), to (a) repurchase the affected mortgage loan (or the related REO Loan) within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the “Purchase Price”) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) (excluding, for such purpose, the related Companion Loan, if applicable), as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) (excluding, for such purpose, the related Companion Loan, if applicable) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the breach or document defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan (which will not include any Liquidation Fees if such affected mortgage loan is repurchased prior to the expiration of the Extended Resolution Period), or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted) and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, however, that the applicable mortgage loan seller generally has an additional 90-day period (the “Extended Resolution Period”) immediately following the expiration of the Initial Resolution Period to cure the breach or defect (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable) or, if applicable, substitute a Qualified Substitute Mortgage Loan as described below) (other than with respect to the Whole Loans, for which no substitution will be permitted) if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the senior trust advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the mortgage loan seller’s receipt of notice or discovery of a breach or document defect, with no extension, if such breach or document defect would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3). No delay in either the discovery of a document defect or a breach of a representation or warranty on the part of any party to the Pooling and Servicing Agreement in providing notice of such defect or breach will relieve the applicable mortgage loan seller of its obligation to repurchase the related mortgage loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such breach or defect, (ii) such delay is the result of the failure by a party to the applicable Purchase Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms of the applicable Purchase Agreement or the Pooling and Servicing Agreement after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and (iii) such delay precludes the mortgage loan seller from curing such defect or breach.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV equal to or less than the lesser of (i) the LTV for the deleted mortgage loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current DSCR at least equal to the greater of (i) the original DSCR of the deleted mortgage loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have comparable prepayment restrictions to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller); (n) have been approved, so long as a Control Event has not occurred and is not continuing, by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the lower-tier REMIC (the “Lower-Tier REMIC”) or the upper-tier REMIC (the “Upper-Tier REMIC”) or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee, the Certificate Administrator Fee and the Senior Trust Advisor Fee) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any Principal Balance Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the trustee under the Pooling and Servicing Agreement for any uncured breach of any mortgage loan seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable mortgage loan seller (or RAIT Financial Trust as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC or Redwood Trust Inc. as guarantor of the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation) will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the trust for the reasonable amount of any such costs and expenses incurred by the master servicer, the special servicer, the certificate administrator, the trustee or the trust fund that are incurred as a result of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or its guarantor) will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or its guarantor) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or its guarantor) will be deemed to have cured the breach in all respects. The respective mortgage loan seller, or RAIT Financial Trust as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC or Redwood Trust Inc. as guarantor of the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation, will be the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the guarantor) and none of the depositor, the master servicer, the special servicer, the other mortgage loan seller, the trustee, the certificate administrator, the underwriters or any of their affiliates will be obligated to repurchase or replace any affected mortgage loan in connection with a breach of the applicable mortgage loan seller’s representations and warranties or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. We cannot assure you that the applicable mortgage loan seller (or its guarantor) will have sufficient resources to repurchase or replace a defective mortgage loan. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this prospectus supplement. However, the depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a mortgage loan seller (or its guarantor) regarding the mortgage loan will not be correct in all material respects when made.

Lockbox Accounts

The mortgage loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the mortgage loans included in the trust:

Lockbox Account Types
Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
CMA Lockbox	35	$586,874,431	54.2%
Hard Lockbox	5	206,191,823	19.1
Springing Lockbox	20	170,810,561	15.8
Soft Lockbox(1)	1	90,000,000	8.3
NAP	3	28,250,000	2.6
Total:	64	$1,082,126,815	100.0%

(1)
Includes the mortgage loan identified as Loan No. 3 on Annex A-1 to this prospectus supplement, representing approximately 8.3% of the Initial Pool Balance, which features a Soft Lockbox for the collection of rents from residential tenants, but a Hard Lockbox for the collection of rents from commercial tenants.

Except as set forth in the table above and where noted below, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of the trust.

“CMA Lockbox” or “CMA” means that the related mortgage loan documents currently require tenants, or the related borrower (or its property manager), at the related Mortgaged Property to pay rent or other income directly to the lockbox account; however, thereafter funds deposited in such lockbox account are paid directly to the related borrower who pays debt service and funds all required escrow and reserve accounts (including debt service) from amounts received. However, upon the occurrence of certain triggering events enumerated in the related mortgage loan documents, the lockbox account converts to a Hard Lockbox.

“Hard Lockbox” means that the related mortgage loan documents currently require tenants (or its property manager) to pay rent or other income directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

“Springing Lockbox” means that no lockbox account is currently in place and that the related borrower (or its property manager) is responsible for paying debt service and funding all escrow and reserve accounts (including debt service); however, upon the occurrence of certain triggering events enumerated in the related mortgage loan documents, the related borrower is required to implement either a Hard Lockbox, Soft Lockbox or CMA Lockbox.

“Soft Lockbox” means that the related mortgage loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

TRANSACTION PARTIES

The Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter and the depositor. Additional information, including the most recent annual report on Form 10-K for the year ended December 31, 2012, of JPMorgan Chase & Co., the 2012 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus supplement is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this prospectus supplement.

JPMCB Securitization Program. The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2012, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $75.9 billion. Of that amount, approximately $66.2 billion has been securitized by the depositor. In its fiscal year ended December 31, 2012, JPMCB originated approximately $6.5 billion of commercial mortgage loans, of which approximately $4.9 billion were securitized by the depositor.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Potential Conflicts of Interest” in this prospectus supplement.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the JPMCB mortgage loans, has conducted a review of the JPMCB mortgage loans in connection with the securitization described in this prospectus supplement. The review of the JPMCB mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB mortgage loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB mortgage loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB mortgage loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB mortgage loans in this prospectus supplement.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus supplement regarding the JPMCB mortgage loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●	comparing numerical information regarding the JPMCB mortgage loans and the related Mortgaged Properties disclosed in this prospectus supplement against the JPMCB Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JPMCB mortgage loans disclosed in this prospectus supplement.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB mortgage loans for disclosure in this prospectus supplement. In anticipation of the securitization of each JPMCB mortgage loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB mortgage loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB mortgage loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB mortgage loans marked against the standard form document, (ii) a review of the legal data records referred to above relating to the JPMCB mortgage loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB mortgage loan for compliance with the REMIC Provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3 to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB mortgage loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB mortgage loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB mortgage loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB mortgage loans to confirm that the JPMCB mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB mortgage loans in this prospectus supplement is accurate in all material respects. JPMCB also determined that the JPMCB mortgage loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” below. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution.  JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect.  JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”).  JPMCB will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.  Legal counsel will also by engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the trust by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the trust were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus supplement, see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines,” below.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”), the underwriting of the JPMCB mortgage loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and Annex A-1 and Annex A-3 to this prospectus supplement. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, JPMCB may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Releases—Hazard, Liability and Other Insurance” above.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

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Taxes - An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●
Insurance - An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Tenant Improvement/Lease Commissions— A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

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Deferred Maintenance - A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

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Environmental Remediation - An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the mortgage loans. However, one or more of JPMCB’s mortgage loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s mortgage loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

With respect to one (1) mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 11.1% of the Initial Pool Balance, JPMCB agreed to waive all reserves if there is no cash sweep period in effect. Additionally, JPMCB did not obtain certifications from the borrower sponsor as to contingent liabilities or real estate experience due to the facts that the borrower sponsor is a public company and a prior client of JPMCB. These represent exceptions to the underwriting guidelines for JPMCB. Based on the credit characteristics of the related borrower sponsor, JPMCB approved inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this prospectus supplement.

With respect to one (1) mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), representing approximately 2.8% of the Initial Pool Balance, the UW NCF DSCR and the LTV Ratio are based on a “hypothetical market value as-is,” which includes assumptions that certain planned capital improvements to the Mortgaged Property will be completed and that certain outstanding leasing expenses will be paid. The use of the “hypothetical market value as-is” represents an exception to the underwriting guidelines for JPMCB. JPMCB’s determination to include the mortgage loan notwithstanding this exception was supported by the  compensating factor that the full estimated cost of the capital improvements and outstanding leasing expenses was escrowed by JPMCB at origination. Based on this compensating factor, JPMCB believes that the “hypothetical market value as-is” is the accurate reflection of the UW NCF DSCR and the LTV Ratio for this mortgage loan and approved the inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this prospectus supplement.

With respect to one (1) mortgage loan (identified as Loan No. 18 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance, JPMCB agreed to waive all reserves if the mortgage loan meets a certain debt service coverage ratio threshold specified in the mortgage loan documents. Additionally, there is no non-recourse carveout guarantor for the mortgage loan, and the borrower is solely responsible for violations of the non-recourse carveout provisions in the related loan documents. Finally, JPMCB did not conduct credit searches or obtain certifications for real estate experience or contingent liabilities for the related borrower sponsor due to the facts that the borrower sponsor is a public company and a prior client of JPMCB. These represent exceptions to the underwriting guidelines for JPMCB. Based on the credit characteristics of the borrower sponsor and the debt service coverage ratio requirement, JPMCB approved inclusion of this mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this prospectus supplement. Additionally, see “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus supplement.

With respect to one (1) mortgage loan (identified as Loan No. 24 on Annex A-1 to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance, the UW NCF DSCR and the LTV Ratio are based on a “hypothetical as-renovated” appraised value, which includes an assumption that certain deferred maintenance for the Mortgaged Property will be completed and paid and that all outstanding tenant allowances are paid. The use of the “hypothetical as-renovated” value represents an exception to the underwriting guidelines for JPMCB. JPMCB’s determination to include the mortgage loan notwithstanding this exception was supported by the compensating factor that the full estimated cost of the deferred maintenance and the amount of that outstanding tenant improvement allowances was escrowed by JPMCB at origination. Based on this compensating factor, JPMCB believes that the “hypothetical as-renovated” is the accurate reflection of the UW NCF DSCR and the LTV Ratio for this mortgage loan and approved the inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this prospectus supplement.

With respect to one (1) mortgage loan (identified as Loan No. 39 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance, JPMCB agreed to waive the reserve for taxes if the loan meets a certain debt service coverage ratio  threshold specified in the mortgage loan documents. Additionally, JPMCB agreed to waive the deferred maintenance reserve for such mortgage loan. The waiver of these reserves represent exceptions to the  underwriting guidelines for JPMCB. Based on the credit characteristics of the borrower sponsor and the  debt service coverage ratio requirement, JPMCB approved inclusion of this mortgage loan in this  transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this prospectus supplement.

            Compliance with Rule 15Ga-1 under the Exchange Act

The depositor’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on November 13, 2013. The depositor’s CIK number is 0001013611. JPMCB’s most recently filed Form ABS-15G was filed with the SEC on February 13, 2013. JPMCB’s CIK number is 0000835271. With respect to the period from and including January 1, 2011 to and including September 30, 2013, JPMCB has the following activity to report as required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand(1)			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(1)			Demand Withdrawn			Demand Rejected
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2008-C2 (CIK# 0001432823)	X	JPMorgan Chase Bank, N.A.	29	662,438,813	56.8	1	123,979,548	12.40	0	0.00	0.00	0	0.00	0.00	1	123,979,549	12.4	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificates, Series 1997-C5 (CIK# 0001046305)	X	Smith Barney Mortgage Capital Group, Inc.	71	234,889,102	22.7	1	1,336,954	2.94	0	0.00	0.00	0	0.00	0.00	0	0	0	1	1,336,954(3)	2.94	0	0.00	0.00
J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificates, Series 1997-C5 (CIK# 0001046305)	X	Morgan Guaranty Trust Company of New York	93	401,244,372	38.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

(1)
This column does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

(2)
The asset subject to the repurchase request entered REO status in December 2009.  The outstanding principal balance is calculated as of the most recent trustee’s report that provided the outstanding principal balance of the asset, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as provided in the same trustee report.

(3)
The mortgage loan included on this chart that was subject to a demand to repurchase or replace for breach of a representation and warranty was paid off during the April 1, 2012 to June 30, 2012 reporting period. The outstanding principal balance reflected in the chart was calculated at the time of payoff and the percentage of principal balance reflected in the chart was calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report. Such mortgage loan was originated by Smith Barney Mortgage Capital Group, Inc. (“Smith Barney”) and sold to Morgan Guaranty Trust Company of New York (“MGT”). In connection with the securitization, MGT made the representations and warranties to the securitization trust for such mortgage loan and, as a result, the demand to repurchase or replace such mortgage loan was made to MGT and Smith Barney. JPMCB is the successor in interest to MGT.

Barclays Bank PLC

            General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters.  The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

            Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  Barclays’ role also includes participation in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004.  The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

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Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self-storage and industrial properties.  These loans are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions.  Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004.  During the period commencing in 2004 and ending on October 29, 2013, Barclays affiliates were the loan sellers in approximately 37 commercial mortgage-backed securitization transactions.  Approximately $11.67 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012 and 2013.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2013	$2,152,298,806
2012	$2,067,901,204
2011	$0
2010	$0
2009	$0
2008	$8,550,000
2007	$2,461,264,477

            Review of Barclays Mortgage Loans

Overview.  Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus supplement.  The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan.  The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process.  After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  An affiliate of Barclays engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus supplement regarding the Barclays Mortgage Loans.  These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans.  Such assistance included, among other things, (i) a review of Barclays’ internal credit memorandum for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes”, “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” and “—RAIT’s Underwriting Guidelines and Processes” below.

Findings and Conclusions.  Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus supplement is accurate in all material respects.  Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, respectively, except as described under “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below.  Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

            Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below. Barclays originates mortgage loans principally for securitization.

General.  Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office.  Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations.  Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays professionals.  These functions were all performed in substantial accordance with the mortgage loan approval procedures described in this prospectus supplement.  In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis.  Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated or table funded by Barclays must be approved by a credit committee.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  A loan-to-value generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements.  Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon triggers.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 to this prospectus supplement for instances in which reserves were not taken):

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio.

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio.

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  Barclays relies on information provided by an independent engineer to make this determination.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio.

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Barclays generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade  or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors - Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Servicing.  Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

            Exceptions to Barclays’ Disclosed Underwriting Guidelines

The Barclays Mortgage Loans were originated in accordance with the applicable underwriting guidelines set forth above, except as otherwise noted below.

            Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS 15G on May 14, 2013 in connection with it being a securitizer of certain types of mortgage loans.  Barclays’ Central Index Key is 0000312070.  It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

The information set forth under this sub-heading has been provided by Barclays.

Neither Barclays Bank PLC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Barclays Bank PLC for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays Bank PLC in the related Purchase Agreement as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitution” in this prospectus supplement.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it, and intends to defend actively each such case.

General Electric Capital Corporation

General Electric Capital Corporation (“GECC”) was incorporated in 1943 in the State of New York and reincorporated in the State of Delaware in 2001. Prior to February 22, 2012, GECC was wholly-owned by General Electric Capital Services, Inc. (“GECS”).On February 22, 2012, GECS, was merged with and into GECC.  Upon the merger, GECC became the surviving corporation and assumed all of GECS’ rights and obligations and became wholly-owned directly by General Electric Company (NYSE:GE).

GECC operates in five operating segments:  Commercial Lending and Leasing, Consumer, Energy Financial Services, GE Capital Aviation Services and Real Estate (also known as “GE Capital Real Estate”).  GECC’s operations are located in North America, South America, Europe, Australia and Asia.  GECC’s principal executive offices are located at 901 Main Avenue, Norwalk, Connecticut 06851-1168 and its telephone number is 203-840-6300.

            GE Capital Real Estate

GECC originates mortgage loans for securitization through GE Capital Real Estate, the commercial real estate operating segment of GECC.

Through GE Capital Real Estate, GECC has been lending and investing in the commercial real estate industry for over 30 years.  As of September 30, 2013, GE Capital Real Estate had total assets of $39.9 billion, including approximately $195.7 million of United States (“U.S.”) commercial and multifamily mortgage loans being held for securitization and approximately $19.0 billion of commercial and multifamily mortgage loans (including both U.S. and non-U.S. loans) being held for investment or other non-securitization purposes.  As of December 31, 2012, GE Capital Real Estate had total assets of $46.2 billion, including approximately $21.4 billion of commercial and multifamily mortgage loans (both U.S. and non-U.S.) being held for investment or other non-securitization purposes.  A substantial portion of the assets held by GE Capital Real Estate are located outside the U.S., primarily in Europe and Asia.

From July 2005 to October 1, 2012, GE Capital Real Estate also included a division known as “Business Property”, which originated single tenant and small business loans for its own portfolio and securitization.  On October 1, 2012, GECC sold a portion of Business Property, including certain commercial loans, the origination and servicing platforms and the servicing rights on previously securitized loans. The information below does not include information regarding Business Property and does not reflect Business Property’s assets, its securitization program or its underwriting standards.

GE Capital Real Estate originates loans both for its own portfolio and for securitization, utilizing separate execution strategies for such originations.  Generally, GE Capital Real Estate has a preference to retain for investment mortgage loans having relatively higher yields and shorter terms, and to securitize mortgage loans having relatively lower yields and longer terms.  Mortgage loans originated by GE Capital Real Estate for its own portfolio also may include types of loans that are unsuitable for securitization for various reasons, such as mortgage loans initially bearing interest at a floating rate but that are later convertible into fixed rate loans or have structural features that would make them less desirable securitization candidates.  Such mortgage loans may be included in a securitization at a later time if at such time they comply with securitization criteria.

            GE Capital Real Estate’s Securitization Program

Since 1997, GECC, through GE Capital Real Estate, has originated or acquired commercial mortgage loans, and transferred them to depositors for further transfer to securitization trusts.  In coordination with the underwriters and the other sponsors of securitizations in which it participates as a sponsor, GECC works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transactions.  GECC has in the past participated in securitizations as sponsor, originator and loan seller in which an affiliated entity acted as depositor, but since 2008, has participated only in securitizations in which it has transferred commercial mortgage loans to unaffiliated depositors.  Typically, securitizations in which GECC participates as sponsor have been “multi-seller” transactions, in which other sponsors have also sold mortgage loans to the related securitization depositors. As of November 30, 2013, GE Capital Real Estate had originated in the aggregate since 1997, approximately $23.6 billion of U.S. commercial and multifamily mortgage loans that have been included in 46 securitizations (3 of which were wholly private transactions), including approximately $12.6 billion of U.S. fixed rate loans that were included in 19 securitizations in which GE Commercial Mortgage Corporation or another affiliate of GECC acted as depositor, approximately $10.2 billion of U.S. fixed rate loans that were included in 25 securitizations in which an unaffiliated entity acted as depositor and approximately $820 million of U.S. floating rate loans that were included in 2 securitizations in which an affiliate of GECC acted as depositor.  GE Capital Real Estate has also originated mortgage loans in Canada which have been included in securitizations in which an affiliate of Merrill Lynch & Co., Inc. acted as depositor.

The property types that most frequently have secured mortgage loans originated by GE Capital Real Estate for securitization are office, multifamily and retail properties.  However, GE Capital Real Estate also originates mortgage loans secured by industrial, manufactured housing communities, self-storage, hotel, mixed use and other types of properties for its securitization program, as the business needs require.  States with the largest concentrations of loans have in the past included California, Texas, Florida and New York; however, each securitization may include other states with significant concentrations.

            Review of GECC Mortgage Loans

Overview.  GECC, in its capacity as the sponsor of the GECC mortgage loans, has conducted a review of the GECC mortgage loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the GECC mortgage loans is accurate in all material respects.  GECC determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the GECC mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of GECC (collectively, the “GECC Deal Team”) with the assistance of certain third parties.  The review procedures described below were employed with respect to all of the GECC mortgage loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database.  To prepare for securitization, members of the GECC Deal Team created a database of loan-level and property-level information relating to each GECC mortgage loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by GECC during the underwriting process.  Prior to securitization of each GECC mortgage loan, the GECC Deal Team may have updated the information in the database with respect to such GECC mortgage loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GECC Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

A data tape (the “GECC Data Tape”) containing detailed information regarding each GECC mortgage loan was created from the information in the database referred to in the prior paragraph.  The GECC Data Tape was used by the GECC Deal Team to provide the numerical information regarding the GECC mortgage loans in this prospectus supplement.

Data Comparisons and Recalculation.  GECC engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were approved by GECC relating to information in this prospectus supplement regarding the GECC mortgage loans.  These procedures included:

●	comparing the information in the GECC Data Tape against various source documents provided by GECC;

●
comparing numerical information regarding the GECC mortgage loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the GECC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GECC mortgage loans disclosed in this prospectus supplement.

Legal Review.  In anticipation of the securitization of each GECC mortgage loan, mortgage loan seller’s counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations.  Mortgage loan seller’s counsel reviewed the legal summaries for each GECC mortgage loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus supplement.  In addition, mortgage loan seller’s counsel reviewed GECC’s representations and warranties set forth on Annex D-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GECC mortgage loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the GECC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GECC mortgage loan with multiple Mortgaged Properties for compliance with the REMIC Provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3 to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, GECC confirmed with the related servicers for the GECC mortgage loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related mortgage loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the mortgage loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v)  bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi)  any existing or incipient material defaults.

The GECC Deal Team also consulted with GECC personnel responsible for the origination of the GECC mortgage loans to confirm that the GECC mortgage loans were originated in compliance with the origination and underwriting criteria described below under “—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria.  See “—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, GECC found and concluded with reasonable assurance that the disclosure regarding the GECC mortgage loans in this prospectus supplement is accurate in all material respects.  GECC also found and concluded with reasonable assurance that the GECC mortgage loans were originated in accordance with GECC’s origination procedures and underwriting criteria, except as described below under “—GE Capital Real Estate’s Commercial Mortgage Loan Underwriting—Exceptions”.  GECC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution.  GECC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect.  GECC, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the Qualification Criteria required under the terms of the related Purchase Agreement and the Pooling and Servicing Agreement. GECC may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by GECC and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.  Legal counsel will also be engaged by GECC to render any tax opinion required in connection with the substitution.

            GE Capital Real Estate’s Commercial Mortgage Loan Underwriting

General.  GECC, through GE Capital Real Estate, originates commercial mortgage loans through approximately nine offices located throughout the U.S. The risk-management (loan underwriting and closing) functions are separate from loan origination.

Loans originated by GE Capital Real Estate generally conform to the underwriting guidelines described below.  Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.  For example, the strength of certain underwriting metrics on a particular loan may allow adjusting other metrics for that loan. These underwriting guidelines are general, and due to the unique nature of each loan we cannot assure you that every loan originated by GE Capital Real Estate will comply in all respects with the maximum range of these guidelines.  The process and consideration of each mortgage loan are tailored to meet the specific needs of different collateral types.  For important information about the circumstances that have affected the underwriting of the GECC mortgage loans in the mortgage pool, see “Risk Factors” in this prospectus supplement and the other subsections of this heading “The Sponsors and Mortgage Loan Sellers”.  See also “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans”.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced loan sponsor(s)/guarantor(s) with financial wherewithal; and (iv) additional or increased elements of recourse included in the loan.

Loan Analysis.  All GE Capital Real Estate credit underwriting is performed by GE Capital Real Estate risk-management employees.GE Capital Real Estate performs both a credit analysis and a collateral analysis with respect to each mortgage loan, the loan applicant sponsorship, and the real estate that will secure the loan.  The credit analysis of the borrower/loan sponsor(s) includes a review of third party background reports, judgment, lien, bankruptcy and pending litigation searches.  Borrowers are generally required to be single-purpose entities.  The collateral analysis typically includes an analysis of, in each case to the extent applicable, the historical property operating statements, rent rolls or other occupancy summary, operating budgets and a review of tenant leases.  Historical cash flow verification is typically performed by third-party consultants and reviewed by GE Capital Real Estate underwriting staff.  A member of the GE Capital Real Estate underwriting staff conducts a site inspection to analyze the market, and assess the utility of the Mortgaged Property within the market and ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  For loans originated for securitization, GE Capital

Real Estate requires third party appraisals, as well as environmental assessments, engineering assessments and, if applicable, seismic reports.  Each report is reviewed for acceptability by a GE Capital Real Estate staff member.  The results of these reviews are incorporated into the underwriting report.

Since underwriting is done prior to the closing of the mortgage loan, we cannot assure you that such financial, occupancy and other information will remain accurate after the loan has closed.

Loan Approval.  Prior to loan closing, all mortgage loans must be approved by GE Capital Real Estate’s credit committee (the make-up of which varies by loan size and other factors).  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. GE Capital Real Estate’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80% at the time of loan closing for loans originated for securitization, provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related Mortgaged Property, debt service coverage, reserves or other factors.  For example, in addition to the general considerations mentioned above, tenant credit and lease terms, reserves and escrows, amortization period and historical performance or other relevant factors may justify an adjustment to these metrics.

For loans originated for securitization, the debt service coverage ratio is calculated based on Underwritten Net Cash Flow and the loan’s combined principal and interest or interest only constant payment at origination.  In addition, GE Capital Real Estate’s underwriting guidelines generally permit a maximum amortization period of 30 years.  However, certain loans may provide for interest-only payments for the entire loan term, or for an interest-only period during a portion of the term of the mortgage loan.  In addition, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and loan-to-value ratios for the mortgage loans originated by GE Capital Real Estate may vary from these guidelines depending on the qualities and unique characteristics of the mortgage collateral.  Moreover, with respect to certain mortgage loans originated by GE Capital Real Estate there may exist subordinate debt secured by the related Mortgaged Property and/or mezzanine debt secured by direct or indirect ownership interests in the related borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher combined loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus supplement with respect to the mortgage loans to be sold by GE Capital Real Estate for deposit into the trust fund.  For specific details on the calculations of debt service coverage ratios in this prospectus supplement, see “Description of the Mortgage Pool—Additional Mortgage Loan Information”.

Additional Debt.  GE Capital Real Estate will take into account whether the Mortgaged Property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan.  It is possible that GE Capital Real Estate or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, respectively, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition.  GE Capital Real Estate will analyze the condition of the real property collateral for a prospective mortgage loan.  To aid in that analysis, GE Capital Real Estate will, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.  We cannot assure you that the following property assessments and reports, to the extent obtained in connection with any mortgage loan, will fully and accurately identify any or all adverse characteristics of the related real estate collateral.

Appraisals.  GE Capital Real Estate requires that the real property collateral for a prospective securitized mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  In addition, GE Capital Real Estate will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments.  GE Capital Real Estate requires a Phase I environmental assessment be completed by an independent environmental consulting firm with respect to the real property collateral for a prospective mortgage loan.  An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  Depending on the findings of the initial environmental assessment, GE Capital Real Estate may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral, an environmental insurance policy, cash reserves or a letter-of-credit for any recommended remediation action and/or a guaranty with respect to environmental matters.  Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the Mortgaged Properties.  Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the Mortgaged Properties are described in this prospectus supplement.

Engineering Assessments.  GE Capital Real Estate requires that an independent engineering consulting firm inspect the real property collateral for any prospective mortgage loan to assess, among other items, the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, GE Capital Real Estate will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and capital expenditures recommended throughout the loan term.  In some instances, repairs or maintenance are completed before closing or cash reserves are established at loan closing generally in an amount equal to at least the amount necessary to fund the deferred maintenance or replacement items or both.  However, a guaranty or other method of addressing the deferred maintenance may be accepted in lieu of a reserve fund.

Seismic Report.  Generally, if the prospective property consists of improvements located in seismic zones 3 or 4, GE Capital Real Estate obtains a seismic report of the building(s) and, based thereon and on certain statistical information, to establish the probable maximum or bounded loss, based on the percentage of the estimated replacement cost for the building(s) at the property as a result of an earthquake.  This percentage of the replacement cost is expressed in terms of probably maximum loss (“PML”), probably loss (“PL”), or scenario expected loss (“SEL”).  Generally, if any of the mortgage loans as to which the collateral property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, are conditioned on seismic retrofit before loan closing (or appropriate reserves or letter of credit for retrofitting post loan closing), and/or have a degree of recourse to a guarantor, and/or require the related borrower to obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance.  In connection with the origination of a mortgage loan, GE Capital Real Estate will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations and maps; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, GE Capital Real Estate will consider whether—

●	any major casualty that would prevent rebuilding and/or existing use has a sufficiently remote likelihood of occurring;

●
casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by GE Capital Real Estate to be sufficient to pay off the related mortgage loan in full;

●
the real property collateral, if permitted to be repaired or restored in conformity with current law, would in GE Capital Real Estate’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or a commercially reasonable alternative mitigant is in place.

Escrow Requirements.  GE Capital Real Estate often requires borrowers to fund various escrows for taxes and insurance, capital expenditures, re-tenanting and/or replacement reserves.  In some cases, the borrower is permitted to post a letter of credit or provide a loan covenant in lieu of funding a given reserve or escrow or provide recourse for such expense.  Generally, when escrows are required for mortgage loans originated by GE Capital Real Estate, they are as follows:

●
Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GE Capital Real Estate with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.  Tax escrows may not be required for a single tenant property if the tenant is required to pay taxes directly.

●
Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GE Capital Real Estate with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates.  If the property is covered by a blanket policy of insurance, GE Capital Real Estate generally does not require the collection of insurance deposits, but generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances in the future.  Insurance escrows may not be required for a single tenant property if the tenant is required to pay insurance directly.

●
Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Certain buildings located on the property may be excluded from the calculation, such as buildings that were constructed at the tenants’ expense (so called “leased fee” properties).  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.  GE Capital Real Estate may waive this escrow requirement for new, recently constructed or renovated properties, low leverage loans, loans with strong borrower sponsorship or having a single tenant that is required to make such repairs, or under other similar circumstances.

●
Completion Repair/Environmental Remediation – Typically, a completion repair or environmental remediation reserve is required if so indicated by the engineering assessment, seismic report, or environmental assessment.  An initial deposit, upon funding of the mortgage loan, generally in an amount equal to at least the estimated costs of repairs or replacements or remediation to be completed pursuant to the engineering assessment or environmental assessment is generally required.  However, an environmental insurance policy, guaranty or other method of addressing an environmental condition and/or completion repair may be accepted in lieu of a reserve fund.

●
Tenant Improvement/Lease Commissions – In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term.  To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term or a letter of credit and/or a cash flow sweep or a combination of any of the aforementioned alternatives may be used to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.  Escrows for tenant improvements/ leasing commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the Mortgaged Property is considered below-market.

Furthermore, GE Capital Real Estate may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower, its sponsor or an affiliate, or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In certain circumstances where positive credit characteristics exist,  where the amounts involved are relatively minimal, or where GE Capital Real Estate has evaluated the ability of the Mortgaged Property, the borrower or its owners to bear the related expense as sufficient without the escrow or reserve, GE Capital Real Estate may determine that establishing an escrow or reserve is not warranted.

Exceptions.  The foregoing describes GE Capital Real Estate’s underwriting guidelines with respect to the mortgage loans. In view of the discussion above, one or more of the GECC mortgage loans may have adjustments within GE Capital Real Estate’s underwriting guidelines described above as the result of a case by case permitted variance or adjustment based upon other compensating factors, including those described above.  Except as set forth below, none of the GECC mortgage loans was originated with any material exception from GE Capital Real Estate’s underwriting guidelines and procedures.  The information set forth under this sub-heading has been provided by GECC.

            Repurchase Requests

GECC filed a Form ABS-15G with the SEC on February 14, 2012, generally relating to the three-year period ended on December 31, 2011.  Since GECC had no demand, repurchase or replacement claims to report for the initial reporting period or any quarterly reporting periods thereafter through September 30, 2013, GECC has suspended its obligation to file quarterly reports as permitted by Rule 15Ga-1, and filed a Form ABS-15G with the SEC on February 7, 2013, for the reporting period January 1, 2012, through December 31, 2012. With respect to the period from and including January 1, 2011, to and including September 30, 2013, GECC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Each Form ABS-15G of GECC is available electronically though the SEC’s EDGAR system. The Central Index Key number of GECC is 0000040554.

Neither GECC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GECC for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GECC in the related mortgage loan purchase agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Redwood Commercial Mortgage Corporation

            General

Redwood Commercial Mortgage Corporation, a Delaware corporation formed in November 2009 (“RCMC”), a sponsor and a mortgage loan seller, is wholly-owned by Redwood Trust, Inc. (“Redwood Trust”), a Maryland corporation that was formed in April 1994 and commenced operations in August 1994.  Redwood Trust (NYSE: RWT) invests in, finances and manages real estate assets.  The executive offices of RCMC are located at One Belvedere Place, Suite 300, Mill Valley, California 94941.  RCMC originates and acquires commercial real estate debt investments with a general focus on stabilized income-producing properties.  RCMC originated the mortgage loans being sold to the depositor by it.

            RCMC’s Securitization Program

This is the eighth commercial real estate debt investment securitization to which RCMC is contributing commercial real estate debt investments.  The commercial real estate debt investments originated and acquired by RCMC may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. The commercial real estate debt investments originated or acquired by RCMC may be secured by or relate to commercial or multifamily properties. RCMC began originating commercial mortgage loans for securitization in 2012. As of September 30, 2013, the total amount of commercial mortgage loans originated or acquired by RCMC and contributed to securitizations is in excess of $413,347,000.

The commercial mortgage loans RCMC primarily originates are typically secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but RCMC also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease, condominium units, and mixed use properties.

Neither RCMC nor any of its affiliates acts as master servicer of the commercial mortgage loans it contributes to securitizations.

            Review of the RCMC Mortgage Loans

Overview.  RCMC has conducted a review of the RCMC Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the RCMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of RCMC or one or more of its affiliates (the “RCMC Review Team”). The review procedures described below were employed with respect to the RCMC Mortgage Loan.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the RCMC Review Team reviewed a database of loan-level and property-level information relating to the RCMC Mortgage Loans.  RCMC engaged a third party to assist in the preparation of the database, which was compiled from, among other sources, the related mortgage loan documents, appraisal, environmental assessment report, property condition report, zoning reports, insurance review summary, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RCMC Review Team during the underwriting process.  Prior to securitization of the RCMC Mortgage Loans, the RCMC Review Team may have updated the information in the database with respect to the RCMC Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RCMC Review Team.  Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the RCMC Mortgage Loans.

A data tape (the “RCMC Data Tape”) containing detailed information regarding the RCMC Mortgage Loans was created from the information in the database referred to in the prior paragraph. The RCMC

Data Tape was used to provide the numerical information regarding the RCMC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  RCMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by RCMC and relating to information in this prospectus supplement regarding the RCMC Mortgage Loans.  These procedures included:

●	comparing the information in the RCMC Data Tape against various source documents provided by RCMC that are described above under “—Database”;

●	comparing numerical information regarding the RCMC Mortgage Loan and the related Mortgaged Properties disclosed in this prospectus supplement against the RCMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the RCMC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  RCMC engaged legal counsel to conduct certain legal reviews of the RCMC Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization described in this prospectus supplement, RCMC’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  RCMC’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the RCMC Mortgage Loans.  Such assistance included, among other things, (i) a review of any of RCMC’s internal credit memoranda for the RCMC Mortgage Loans, (ii) a review of the representations and warranties and exception reports referred to above relating to the RCMC Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the RCMC Review Team of, a due diligence questionnaire relating to the RCMC Mortgage Loans and (iv) the review of certain loan documents with respect to the RCMC Mortgage Loans.

Other Review Procedures.  The RCMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the RCMC Mortgage Loans to determine whether it materially deviated from the underwriting guidelines set forth under “—RCMC’s Underwriting Standards and Loan Analysis” and “—Underwriting Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, RCMC determined that the disclosure regarding the RCMC Mortgage Loans in this prospectus supplement is accurate in all material respects.  RCMC also determined that the RCMC Mortgage Loans were not originated with any material exceptions from RCMC’s underwriting guidelines and procedures, except as described under “—Underwriting Exceptions” below.  RCMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution.  RCMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect.  RCMC, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Purchase Agreement and the Pooling and Servicing Agreement.  RCMC will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by RCMC and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.  Legal counsel will also be engaged by RCMC to render any tax opinion required in connection with the substitution.

            RCMC’s Underwriting Standards and Loan Analysis

Overview.  RCMC is the originator of eight (8) Mortgage Loans.  Generally, RCMC performed an underwriting analysis with respect to each Mortgage Loan applicant and the related Mortgaged Property.

Set forth below is a discussion of certain current general guidelines of RCMC generally applicable with respect to RCMC’s underwriting analysis of multifamily and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by RCMC.  All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by RCMC.  Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and analyses with respect to any particular asset may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and any other factors deemed material or pertinent by RCMC.  Consequently, there can be no assurance that the underwriting analysis with respect to any asset will conform to the general guidelines described herein.

Process and Loan Analysis.  The underwriting process for each RCMC investment is performed by a transaction team comprised of real estate professionals that typically includes a loan originator and an underwriter subject to oversight by the members of the management team of RCMC.  This team conducts a review of the related real property, which typically includes an examination of some or all of the following information, among other things, to the extent applicable and available: historical operating statements, rent rolls, certain tenant leases, real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, physical condition and environmental status.  Each applicable report is reviewed for acceptability by RCMC or a third-party reviewer.  The results of these reviews are incorporated into RCMC’s underwriting analysis.  In some cases, certain of these documents may not be required or may not be reviewed due to the nature of the related real property.  For instance, historical operating statements may not be available with respect to real property with limited operating history or that has been recently acquired by its current owner.  In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties) although the forms of leases would typically be reviewed for certain of these property types.

RCMC also performs an underwriting analysis with respect to the borrower under each asset it originates.  The underwriting analysis of the borrower may include a review of third-party credit reports and reports resulting from judgment, lien or bankruptcy searches.  Borrowers are generally required to be single purpose entities (although exceptions may be made from time to time on a case-by-case basis) and, in some cases, other structural requirements may be imposed on the borrower which are intended to reduce the likelihood of the borrower becoming involved in a bankruptcy proceeding; however, there can be no assurance that any of these structural requirements will prevent a particular borrower from becoming involved in a bankruptcy proceeding.

After the compilation and review of all applicable documentation and other relevant considerations, the transaction team finalizes its detailed underwriting analysis of the real property’s cash flow in a manner generally consistent with RCMC’s underwriting guidelines.  Determinations are also made regarding the implementation of appropriate transaction terms to address certain risks, which may result in the recommendation of certain additional structural features.  A credit committee memorandum is prepared which summarizes the above referenced information and which is circulated to the credit committee for review.

Credit Approval.  All assets originated by RCMC must be approved by one or more specified internal committees.  After a review of the credit committee package and a discussion of the asset, a committee may approve a transaction as recommended, request additional due diligence, modify the transaction terms or decline a transaction entirely.

Debt Service Coverage Ratio.  The repayment of an asset is typically primarily dependent upon the successful operation of the related underlying real property and the ability of that property to generate income sufficient to make payments as required under the terms of the asset.  Accordingly, in connection with the origination of an asset, RCMC will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property.  The debt service coverage ratio is an important measure of the likelihood of default on a particular asset.  In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses, derived or expected to be derived from the related real property for a given period, to

●
the scheduled payments of principal, interest and required reserves during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.  For example, when calculating the debt service coverage ratio for a particular asset, RCMC may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

●
the assumption that a particular tenant at the related real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

●
the assumption that an unexecuted lease that is currently being negotiated or is out for signature with respect to a particular tenant at the related real property will be executed and in place on a future date;

●
the assumption that a portion of currently vacant and unleased space at the related real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

●
the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

●
assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the related real property and the anticipated effect on capital and re-leasing expenditures;

●	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

●	assumptions regarding the disruptions to revenue associated with leasing vacant space or releasing occupied space at a future date;

●	assumptions regarding the costs of future capital expenses, which may or may not be consistent with historical capital expenses at the related real property;

●	assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

●	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

We cannot assure you that the foregoing assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by RCMC, calculated as described above, will be subject to a minimum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors.  For example, RCMC may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.  RCMC also looks at the loan-to-value ratio of a prospective investment related to multifamily or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default.  In general, the loan-to-value ratio of an asset related to multifamily or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by RCMC, calculated as described above, will be subject to a maximum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors.  For example, RCMC may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt.  When underwriting an asset, RCMC will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset.  It is possible that RCMC or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.  As part of the underwriting process, RCMC will analyze the condition of the real property for a prospective asset. To aid in that analysis, RCMC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report.  RCMC will in most cases require that the real property related to the asset be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser, who will prepare an appraisal report after completing certain diligence.  The appraisal report may utilize one or more approaches to value, such as: (i) cost approach, (ii) sale comparison approach and/or (iii) income capitalization approach.  In addition, RCMC will generally require that those appraisal reports be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal report.  There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and the same method of valuing, the real property.  Moreover, such appraisal reports generally seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amounts could be significantly higher than the amount obtained from the sale of real property, particularly under a distress or liquidation sale.

Environmental Report.  RCMC may require that an environmental consultant prepare a Phase I environmental report with respect to the real property related to the asset.  However, when circumstances warrant, RCMC may utilize an update of a prior environmental report, a transaction screen or a desktop review.  Alternatively, RCMC might forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental report conducted at any particular real property will not necessarily cover all potential environmental issues.  For example, an analysis for radon and/or lead-based paint will usually be conducted only at multifamily rental properties and only when RCMC or the environmental consultant believes that special circumstances warrant such an analysis.  Depending on the findings of the initial environmental report, RCMC may sometimes require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property.  In certain cases, the Phase I or Phase II report with respect to the subject real property disclosed the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property.  In certain such cases, the related borrowers were required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report.  In connection with the origination process, RCMC generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems.  It is important to note that such engineering reports are often based on, and limited to, information available through visual inspection and that any such inspection will not necessarily reveal all potential issues.  RCMC will generally consider the engineering report in connection with determining the relevant terms of a transaction intended to address any recommended repairs, corrections or replacements and any identified deferred maintenance.  RCMC also often reviews such engineering reports in connection with making a determination about the necessity for ongoing escrows for the continued maintenance of the real property based on the conclusions of the applicable engineering report.

Seismic Report.  If the real property related to an asset consists of improvements located in California or in seismic zones 3 or 4, RCMC generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.  Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, RCMC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.  It should be noted, however, that because the seismic reports may not necessarily have used the same assumptions in assessing probable maximum loss or scenario expected loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss or scenario expected loss in excess of 20% might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.  In connection with the origination of an asset related to multifamily or commercial real estate, RCMC will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: zoning reports; legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.  In some cases, the real property may constitute a legal non-conforming use or structure.  In such cases, RCMC may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in RCMC’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by RCMC to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on its analysis of the related real property, the borrower and the principals of the borrower, RCMC may require a borrower under an asset related to multifamily or commercial real estate to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. RCMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances.  Furthermore, where escrows or reserves are required, RCMC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, RCMC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and RCMC’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under “—RCMC’s Underwriting Standards and Loan Analysis” section, RCMC may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, RCMC’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time RCMC or its affiliates originated or acquired certain assets.  In addition, in some cases, RCMC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

            Repurchase Requests

RCMC filed a Form ABS-15G on February 11, 2013, relating to the period from and including October 1, 2012 to and including December 31, 2012, which Form ABS-15G is available electronically through the SEC’s EDGAR system.  RCMC’s Central Index Key number is 0001567746.  For the period from and including January 1, 2011 to and including September 30, 2013, RCMC does not have any activity required to be reported by Rule 15Ga-1 under the Exchange Act and Item 1104(e) of Regulation AB with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

            Underwriting Exceptions

RCMC’s Mortgage Loans were not originated with any material exceptions from RCMC’s underwriting guidelines and procedures described above.

            Rights and Remedies of Certificateholders

Neither RCMC nor any of its affiliates will insure or guarantee distributions on the certificates.  The Certificateholders will have no rights or remedies against RCMC or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RCMC in the related mortgage loan purchase agreement as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

RAIT Funding, LLC

            General

RAIT Funding, LLC, a Delaware limited liability company (“RAIT“), is an operating subsidiary of RAIT Financial Trust (“RAIT Financial“), a vertically integrated and internally managed real estate investment trust that originates and services commercial real estate loans, manages and advises on commercial real estate-related assets and acquires commercial real estate assets. RAIT Financial is headquartered at 2929 Arch Street, 17th Floor, Philadelphia, PA-19104, and also has offices in New York, NY, Charlotte, NC and Chicago, IL.

Certain Relationships and Related Transactions. Barclays Bank PLC, a sponsor and mortgage loan seller, and an affiliate of Barclays Capital Inc., which is an underwriter of the Offered Certificates and initial purchaser of the Non-Offered Certificates,  provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT, through a repurchase facility. Certain of the mortgage loans intended to be included in the trust that RAIT originated are subject to that repurchase facility. Proceeds received by RAIT CMBS Conduit II, LLC will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

RAIT’s Securitization Program.  RAIT Financial, through its operating subsidiaries, RAIT and RAIT Partnership, L.P., a Delaware limited partnership (“RAIT Partnership“) originates commercial mortgages, mezzanine loans, other loans and preferred equity interests that are collateralized by office buildings, retail shopping centers, multifamily apartment complexes and other properties located throughout the United States of America. RAIT’s commercial mortgage securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, RAIT Partnership provides bridge/transitional loans, mezzanine loans and preferred equity structures.

RAIT, RAIT Partnership and their affiliates directly or indirectly contributed loans (in an aggregate principal balance of $60,831,868) to one commercial mortgage loan conduit securitization in 2011, five commercial mortgage loan conduit securitizations (in an aggregate principal balance of $96,296,175) in 2012 and nine commercial loan conduit securitizations (in an aggregate principal balance of $344,280,962) and one floating rate commercial mortgage loan securitization in 2013.  This is the second commercial mortgage securitization to which RAIT has directly contributed loans. Key members of the RAIT management team were officers at JP Morgan Chase and Wachovia Bank and have been involved in the commercial mortgage securitization business since 1997.

RAIT and its affiliates generally act either as originator, mortgage loan seller and/or sponsor in the commercial mortgage securitizations in which they participate.  In such a transaction there may be co-sponsors and/or other mortgage loan sellers or originators.  In such securitizations, the mortgage loans originated by RAIT are generally sold to a depositor, which in turn transfers such loans to an issuing entity, which issues commercial mortgage pass-through certificates or similar securities that are in whole or part backed by the cash flows from such mortgage loans.

Neither RAIT nor any of its affiliates or subsidiaries will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against RAIT or any of its affiliates or subsidiaries for any losses or other claims in connection with the Certificates or the Mortgage Loans, except with respect to the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RAIT in the related Mortgage Loan Purchase Agreement, as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

            Review of RAIT Mortgage Loans

Overview.  RAIT has conducted a review of the RAIT Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the RAIT Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of RAIT Financial or one or more of its affiliates (the “RAIT Securitization Team“).  The review procedures described below were employed with respect to all of the RAIT Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the RAIT Securitization Team created a database of loan-level and property-level information relating to each RAIT Mortgage Loan.  The database was compiled from, among other sources, the related RAIT Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RAIT Securitization Team during the underwriting process.  After origination of each RAIT Mortgage Loan, the RAIT Securitization Team updated the information in the database with respect to such RAIT Mortgage Loan based on updates from RAIT Partnership’s servicing group to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RAIT Securitization Team.

A data tape (the “RAIT Data Tape“) containing detailed information regarding each RAIT Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The RAIT Data Tape was used to provide the numerical information regarding the RAIT Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  RAIT engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by RAIT, relating to information in this prospectus supplement regarding the RAIT Mortgage Loans. These procedures included:

●	comparing the information in the RAIT Data Tape against various source documents provided by RAIT that are described above under “—Database”;

●	comparing numerical information regarding the RAIT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the RAIT Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the RAIT Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  RAIT engaged various law firms to conduct certain legal reviews of the RAIT Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each RAIT Mortgage Loan, RAIT’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. In addition, origination counsel for the RAIT Mortgage Loans completed due diligence questionnaires with respect to the RAIT Mortgage Loans. RAIT’s underwriting staff and in-house legal team performed a similar review of representations and warranties, and completed due diligence questionnaires.  Outside legal counsel was also engaged in connection with this securitization to assist in the review of the RAIT

Mortgage Loans. Such assistance included, among other things, (i) a review of RAIT’s asset summary reports for each RAIT Mortgage Loan, (ii) a review of a compilation of the exception reports to the representations and warranties referred to above relating to the RAIT Mortgage Loans, and (iii) a review of a compilation of the due diligence questionnaires relating to the RAIT Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation related to the RAIT Mortgage Loans and of which RAIT Financial was aware at the origination of any RAIT Mortgage Loan, RAIT Financial requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

Findings and Conclusions.  Based on the foregoing review procedures, RAIT determined that the disclosure regarding the RAIT Mortgage Loans in this prospectus supplement is accurate in all material respects.  RAIT also determined that the RAIT Mortgage Loans were originated in accordance with RAIT’s origination procedures and underwriting criteria.  RAIT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

            Repurchase Requests

RAIT files reports on  Form ABS 15G, and most recently filed a Form ABS 15G on November 4, 2013. RAIT’s Central Index Key is 0001587045.   RAIT Partnership, an affiliate of RAIT, files reports on Form ABS 15G, and most recently filed a Form ABS 15G on February 8, 2013. RAIT Partnership’s Central Index Key is 0001175314.  RAIT and RAIT Partnership have no demand, repurchase or replacement history to report as required by Rule 15Ga 1 under the Exchange Act.

            RAIT’s Underwriting Guidelines and Processes

General.  RAIT originates commercial mortgage loans from its headquarters in Philadelphia.  All mortgage loans must be approved by RAIT Financial’s management investment committee, as described under “—Loan Approval” below.  For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions to Disclosed Underwriting Guidelines for Loans Originated by RAIT” below.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by RAIT for securitization.

Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another and will be driven by circumstances particular to that loan and related property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of RAIT’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of Mortgage Loans in the mortgage pool originated by RAIT, see the “Risk Factors” section of this prospectus supplement and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus supplement.

Loan Analysis.  Generally, RAIT performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.  Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $15 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated by RAIT must be approved by a management investment committee of RAIT Financial.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  RAIT’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by RAIT may vary from these guidelines.

Escrow Requirements.  Generally, RAIT requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by RAIT are as follows:

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  RAIT may waive this escrow requirement under appropriate circumstances including, but not limited to, where a tenant is required to pay the taxes directly.

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, or where a tenant is required to insure the property (which tenant insurance may include self-insurance by the tenant).

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  RAIT relies on information provided by an independent engineer to make this determination.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a tenant is responsible for replacements under the terms of its lease.

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, RAIT generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (ii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  RAIT may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where rents at the mortgaged property are considered to be sufficiently below market, (ii) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

Servicing.  Except as stated below, interim servicing for all loans originated by RAIT prior to securitization is typically performed by RAIT Partnership, L.P., an affiliate of RAIT. RAIT Financial, the parent company of RAIT Partnership, is rated on Standard & Poor’s Ratings Services’ Select Servicer List as a U.S. Commercial Mortgage Primary and Special Servicer and is also a rated Commercial Mortgage Primary and Special Servicer by Morningstar Credit Ratings, LLC. In some instances, interim servicing for certain loans originated by RAIT and its affiliates is performed by Grandbridge Real Estate Capital LLC.

Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing after closing.

            Exceptions to Disclosed Underwriting Guidelines for Loans Originated by RAIT

The loans originated by RAIT were originated in accordance with the underwriting guidelines set forth above.

The information set forth under this sub-heading has been provided by RAIT.  None of the depositor, the underwriters or any other person, other than RAIT, makes any representation or warranty as to the accuracy or completeness of such information.

From time to time, RAIT (and/or its affiliates and/or subsidiaries) is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its business. Although there can be no assurance as to the ultimate outcome of such matters, RAIT has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it, and intends to defend actively each such case.

The Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is a Delaware corporation organized on September 19, 1994. The depositor is a wholly-owned subsidiary of JPMCB. The depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179. Its telephone number is (212) 272-6858. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the Pooling and Servicing Agreement for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

Significant Obligor

The Mortgaged Property that secures the Jordan Creek Town Center mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), with a principal balance as of the Cut-off Date of $120,000,000, represents approximately 11.1% of the Initial Pool Balance.  See Annex A-1 and Annex A-3 in this prospectus supplement.

The Trust

JPMBB Commercial Mortgage Securities Trust 2013-C17 (the “Issuing Entity”), will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement.

The only activities that the trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term permitted investments. The trust may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the trust, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth in this prospectus supplement under “Servicing of the Mortgage Loans—Amendment”. The trust administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer (and in the case of The Aire mortgage loan, the related master servicer and special servicer under the 2013-C16 Pooling and Servicing Agreement.  A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under “Transaction Parties—The Trustee”, “—The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Servicing of the Mortgage Loans”.

The only assets of the trust other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement, the short-term investments in which funds in the Certificate Account and other accounts are invested. The trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this prospectus supplement, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer and the special servicer. The fiscal year of the trust is the calendar year. The trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor is contributing the mortgage loans to the trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions”.

The Trustee

Deutsche Bank Trust Company Americas (“DBTCA”), a New York Banking Corporation, will act as the trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement.  DBTCA is a New York banking corporation  with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration–JP1317, and its telephone number is (714) 247-6000.

DBTCA and its affiliates have provided corporate trust services since 1991.  DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and has significant experience in this area.  As of November 29, 2013, DBTCA and its affiliates have been appointed to act as trustee or certificate administrator on 63 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $56.1 billion.  DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the Certificateholders.

In its capacity as trustee on commercial mortgage securitizations, the trustee is generally required to make an advance if the master servicer or special servicer fails to make a required advance.  In the past three years, Deutsche Bank Trust Company Americas, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

The foregoing information concerning the trustee has been provided by the trustee.  The trustee does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the trustee), the certificates, the mortgage loans, this prospectus supplement (other than as to the accuracy of the information provided by the trustee) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as custodian, and certificate administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.4 trillion in assets and 275,000 employees as of June 30, 2013, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2013, Wells Fargo Bank was acting as securities administrator with respect to more than $276 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement (other than with respect to The Aire mortgage loan).  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of June 30, 2013, Wells Fargo Bank was acting as custodian of more than 65,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by one or more of the Sponsors or an affiliate of one or more of the Sponsors, and one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2012, furnished pursuant to Item 1122 of Regulation AB by the Corporate Trust Services division of Wells Fargo Bank (the “2012 Wells Assessment”) for its platform, discloses that material instances of noncompliance occurred with respect to the servicing criteria described in Items 1122(d)(3)(i)(B) and 1122(d)(3)(ii) of Regulation AB.  Specifically, with respect to certain residential mortgage-backed securities (“RMBS”) transactions in its platform, there were (i) payment errors that occurred during the period that, when considered in the aggregate, led to Wells Fargo’s determination that there was a material instance of noncompliance for its platform with respect to Item 1122(d)(3)(i)(B) of Regulation AB (“Payment Errors”), and (ii) reporting errors that occurred during the period that, when considered in the aggregate, led to Wells Fargo’s determination that there was a material instance of noncompliance for its platform with respect to Item 1122(d)(3)(ii) of Regulation AB (“Reporting Errors”).

The 2012 Wells Assessment discloses that the identified Payment Errors and Reporting Errors that contributed to management’s determination that there were material instances of noncompliance for the platform were limited to certain RMBS transactions in the platform.  There were no identified payment errors or reporting errors for CMBS transactions like the transaction described in this prospectus supplement that contributed to management’s determination that there were material instances of noncompliance for the platform.

The 2012 Wells Assessment further discloses that the identified Payment Errors and Reporting Errors on such RMBS transactions were attributable to certain failures in processes relating to waterfall calculations and reporting that, although adapted over time, still insufficiently addressed the impact of the unprecedented levels of collateral degradation in RMBS transactions on the calculation of principal and interest payments and losses and associated investor reporting.

The 2012 Wells Assessment also discloses that (i) appropriate actions have been taken or are in the process of being taken to remediate the identified Payment Errors and Reporting Errors, and (ii) adjustments have been or will be made to the waterfall calculations and other operational processes and quality control measures applied to the RMBS transactions in Wells Fargo’s platform to minimize the risk of future payment and reporting errors.

The 2012 Wells Assessment was attached to Form 10-K filings for certain transactions in Wells Fargo’s platform that were subject to the reporting requirements of the Securities Exchange Act of 1934.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus supplement.

The foregoing information set forth under this heading “The Certificate Administrator” has been provided by the certificate administrator.

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator Fee”); provided that the Certificate Administrator Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0042% per annum (the “Certificate Administrator Fee Rate”) and the Stated Principal Balance of the mortgage loans and will be calculated in the same manner as interest is calculated on such mortgage loans. The Certificate Administrator Fee includes the trustee fee.

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated at least “Aa3” by Moody’s and “AA-” by Fitch; provided that the trustee and the certificate administrator will not become ineligible to serve based on a failure to satisfy such rating requirements as long as it maintains a long-term unsecured debt rating of no less than “A2” by Moody’s and “A+” by Fitch and the short-term debt obligations of the certificate administrator have a short-term rating of not less than “P-1” from Moody’s and “F1” from Fitch.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the mortgage loans, this prospectus supplement (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee and the certificate administrator, as applicable, were negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the trust fund, to the extent of amounts held in the Certificate Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, certificate custodian, certificate registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the Pooling and Servicing Agreement, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the Pooling and Servicing Agreement.

The certificate administrator will be the REMIC administrator and the 17g-5 Information Provider.

Resignation and Removal of the Trustee and the Certificate Administrator

The trustee and the certificate administrator will be permitted at any time to resign from their obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders (which notice will be posted to the certificate administrator’s website pursuant to the Pooling and Servicing Agreement), the senior trust advisor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator, as applicable. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the Pooling and Servicing Agreement, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the pooling and servicing agreement, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the pooling and servicing agreement, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator. In addition, holders of the certificates entitled to at least 75% of the Voting Rights may at any time, with or without cause, remove the trustee or certificate administrator under the Pooling and Servicing Agreement and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until acceptance of appointment by the successor trustee or certificate administrator, as applicable.

In addition, certain provisions regarding the obligations and duties of the trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “Servicing of the Mortgage Loans—Amendment” in this prospectus supplement.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity (including the Jordan Creek Town Center Whole Loan).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2010	As of 12/31/2011	As of 12/31/2012	As of 9/30/2013
By Approximate Number:	39,125	38,132	35,189	33,414
By Approximate Aggregate Unpaid Principal Balance (in billions):	$451.09	$437.68	$428.52	$428.97

Within this portfolio, as of September 30, 2013, are approximately 23,635 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $348.1 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2013, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master- Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
YTD Q2 2013	$342,725,226,769	$2,271,943,829	0.65%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch Ratings, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS2
Master Servicer:	CMS1-	Above Average	MOR CS2
Special Servicer:	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the master servicer will remain responsible for its duties under the Pooling and Servicing Agreement. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:
●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the mortgage loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus supplement.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the master servicer) will not have primary responsibility for custody services of original documents evidencing the mortgage loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the mortgage loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth above in this prospectus supplement under the heading “Transaction Parties—The Master Servicer” concerning the master servicer has been provided by Wells Fargo Bank.

Certain duties and obligations of the master servicer, and the provisions of the Pooling and Servicing Agreement are described under “Servicing of the Mortgage Loans—General” and “—Mortgage Loans with ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus supplement. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this prospectus supplement.

The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Description of the Certificates—Advances” in this prospectus supplement.

Certain terms of the Pooling and Servicing Agreement regarding the master servicer’s removal, replacement, resignation or transfer are described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor”, “—Servicer Termination Events” and “—Rights upon Servicer Termination Event” in this prospectus supplement. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the Pooling and Servicing Agreement, are described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this prospectus supplement.

The Special Servicer

Situs Holdings LLC, a Delaware limited liability company (“Situs”) will be appointed as Special Servicer (the “Special Servicer”), and in such capacity, will be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and Serviced REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to non-Specially Serviced Mortgage Loans, pursuant to the Pooling and Servicing Agreement.

The principal executive offices of Situs are located at 4665 Southwest Freeway, Houston, Texas 77027 and its telephone number (713) 328-4400.  Situs maintains its principal special servicing office at 2 Embarcadero Center, Suite 1300, San Francisco, California 94111.

Situs has a current Special Servicer rating for CSS2 from Fitch, MOR CS2/Stable from Morningstar and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Above Average”.  Situs is approved by Moody’s as a special servicer for CMBS transactions. As of November 2013, Situs is also the named operating advisor for fourteen (14) CMBS transactions an aggregate outstanding principal balance of approximately $17.5 billion.

In October 2011, Helios AMC, LLC acquired The Situs Companies LLC including its rated primary servicing subsidiary, Situs Asset Management LLC (“SAM”). Shortly thereafter, the name of Helios AMC, LLC was changed to Situs Holdings, LLC.  SAM has a primary servicer rating of “CPS3+” from Fitch, MOR CS2/Stable from Morningstar and SAM is on S&P’s Select Servicer list as a United States Commercial Mortgage Primary Servicer ranked “Above Average”.  As of September 31, 2013, SAM was the primary servicer for 956 loans with an approximate aggregate outstanding principal balance of $10.2 billion.  Situs Serv L.P., an affiliate of SAM, was appointed the operating advisor for the first TALF securitization, DDR I Depositor LLC Trust 2009, a CMBS securitization with an approximate outstanding principal balance of $400 million.

Situs is involved in the commercial real estate advisory business and engages principally in:

●      Real estate consulting

●      Primary Servicing

●      CMBS Special Servicing

●      Asset Management

●      Due Diligence and Underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries.  Situs has major offices located in San Francisco, New York, and Houston as well as offices in London, Copenhagen and Frankfurt.  Situs provides services to financial institutions investors and servicers as well as to agencies of the United States government.

The table below sets forth information about Situs’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:
CMBS Pools	As of 12/31/2010	As of 12/31/2011	As of 12/31/2012	As of 09/30/2013
By Approximate Number	13	13	12	12
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(1)	$28,071,631,000	$25,975,435,000	$22,993,057,250	$466,796,335
Actively Specially Serviced Portfolio By Approximate Number of Loans(2)	228	188	147	109
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(2)	$ 3,760,268,000	$ 2,810,923,000	$ 2,238,278,000	$387,908,172

(1)	Includes all loans in Situs’s portfolio for which Situs is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

As of November 30, 2013, Situs had 45 personnel involved in the special servicing of commercial real estate assets. As of September 30, 2013, Situs specially services a portfolio which included approximately 434 loans throughout the United States with a then-current face value in excess of $2.7 billion, all of which are commercial or multifamily real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the certificates. Accordingly, the assets that Situs services as well as assets owned by its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth.

Situs has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower.  Situs has recognized that technology can greatly improve its performance as a special servicer, and Situs’s Intranet based infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for improved accuracy, efficiency, transparency, monitoring and controls.

Situs occasionally engages consultants to perform property inspections. Situs has not engaged, and currently does not anticipate engaging, any sub-servicers to perform any of its duties. Situs does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer and accordingly Situs does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement nor any material impact on the mortgage pool performance or the performance of the certificates.

Situs will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Situs may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Situs has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Situs or of which any of its property is the subject, which is material to the certificateholders. Situs is not an affiliate of the depositor, the sponsors, the issuing entity, the master servicer, the trustee or any originator of any of the mortgage loans identified in this prospectus supplement.

There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Situs or any of its affiliates, on the one hand, and the depositor, the sponsors, the issuing entity, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer or the senior trust advisor, on the other hand, that currently exist or that existed during the past two (2) years. In addition, other than as disclosed in this prospectus supplement there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between Situs or any of its affiliates, on the one hand, and the depositor, the sponsors, the issuing entity, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer or the senior trust advisor, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the offered certificates.  Situs has assisted JPMorgan Chase Bank, National Association in the preparation of loan descriptions of some of the mortgage loans prior to the origination of such mortgage loans as part of its ordinary course of business.  This included, without limitation, services such as reviewing leases and preparing lease abstracts.

No securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as special servicer has experienced an event of default as a result of any action or inaction performed by Situs as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Situs with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as special servicer.

From time to time, Situs and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Situs does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as special servicer.  Situs is not an affiliate of the entity that is anticipated to be acquiring the Class E, Class F and Class NR certificates and to be, or to appoint, the initial Directing Certificateholder.  Situs did provide underwriting and due diligence services to the entity that is anticipated to acquiring the Class E, Class F and Class NR certificates.

The foregoing information has been provided by Situs. None of the depositor, the underwriters, the master servicer, the senior trust advisor, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The special servicer may be terminated, with respect to the Mortgage Loans or Companion Loans that it is servicing, without cause by (i) the applicable Certificateholders (if a Servicer Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Event has not occurred and is not continuing), as described in “Servicing of the Mortgage Loans—Servicer Termination Events” in this prospectus supplement.

The special servicer may resign under the Pooling and Servicing Agreement as described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this prospectus supplement.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this prospectus supplement.

Replacement of the Special Servicer

The special servicer may be removed, and a successor special servicer appointed at any time, other than after the occurrence of and during the continuance of a Control Event, by the Directing Certificateholder, provided that each Rating Agency provides a Rating Agency Confirmation. The reasonable fees and out-of-pocket expenses of any such termination made by the Directing Certificateholder without cause will be paid by the holders of the Controlling Class. With respect to The Aire Whole Loan, the related special servicer may be removed, and a successor special servicer appointed at any time by the related Aire directing certificateholder (and not by the Directing Certificateholder for this transaction), to the extent set forth in the 2013-C16 Pooling and Servicing Agreement and the related intercreditor agreement for The Aire Whole Loan.

After the occurrence of and during the continuance of a Control Event, upon (i) the written direction of holders of Principal Balance Certificates and Class EC certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any appraisal reductions to notionally reduce the Certificate Balances) of the Principal Balance Certificates and Class EC certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and Class EC certificates evidencing at least 75% of a Certificateholder Quorum of Certificates, the trustee will be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and appoint the successor special servicer designated by such Certificateholders; provided such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the Pooling and Servicing Agreement, which survive such termination. The certificate administrator will include on each Statement to Certificateholders a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon. A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of realized losses and the application of any appraisal reductions to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the Pooling and Servicing Agreement, (ii) is not an affiliate of the senior trust advisor, (iii) is not obligated to pay the senior trust advisor (x) any fees or otherwise compensate the senior trust advisor in respect of its obligations under the Pooling and Servicing Agreement, and (y) for the appointment of the successor special servicer or the recommendation by the senior trust advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the senior trust advisor other than compensation that is not material and is unrelated to the senior trust advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the senior trust advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, (vii) has a rating of “CSS3” from Fitch and (viii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In addition, after the occurrence of a Consultation Termination Event, if the senior trust advisor determines that the special servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the senior trust advisor will have the right to recommend the replacement of the special servicer. In such event, the senior trust advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer. The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. The senior trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates and Class EC certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any appraisal reductions to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and Class EC certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates and Class EC certificates elect to remove and replace the special servicer, the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The reasonable costs and expenses associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and Class EC certificates and the senior trust advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the senior trust advisor must be a Qualified Replacement Special Servicer.

Servicing and Other Compensation and Payment of Expenses

The master servicer, special servicer, certificate administrator, trustee and senior trust advisor will be entitled to payment of certain fees as compensation for services performed under the Pooling and Servicing Agreement. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee and senior trust advisor from amounts that the trust fund is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® investor reporting package. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee and senior trust advisor, but such amounts are not payable from amounts that the trust fund is entitled to receive.

Type/Recipient	Amount	Source(1)	Frequency
Fees
Servicing Fee / Master Servicer
With respect to the pool of mortgage loans in the trust (and the Jordan Creek Town Center Pari Passu Companion Loan) and any REO Loan, the product of the monthly portion of the related annual Servicing Fee Rate(2) calculated on the outstanding principal amount of each mortgage loan (and the Jordan Creek Town Center Pari Passu Companion Loan) or REO Loan.

First, out of recoveries of interest with respect to that mortgage loan (and the Jordan Creek Town Center Pari Passu Companion Loan) and any REO Loan and then, if the related mortgage loan (and the Jordan Creek Town Center Pari Passu Companion Loan) and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Monthly
Special Servicing Fee / Special Servicer(3)
With respect to any Specially Serviced Mortgage Loan (and the Jordan Creek Town Center Pari Passu Companion Loan) and REO Property, the product of the monthly portion of the annual Special Servicing Fee Rate(4) computed on the basis of the same principal amount in respect of which any related interest payment is due on such mortgage loan (and the related Companion Loan) or REO Loan.

First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related mortgage loan (and the Jordan Creek Town Center Pari Passu Companion Loan) or any related REO Property, and then from general funds on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Monthly
Workout Fee / Special Servicer(3) (5)
With respect to each mortgage loan (and the Jordan Creek Town Center Pari Passu Companion Loan) that is a Corrected Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject mortgage loan (and the Jordan Creek Town Center Pari Passu Companion Loan) for so long as it remains a Corrected Mortgage Loan.

Out of each collection of interest, principal, and prepayment consideration received on the related mortgage loan (and each related Companion Loan) and then from general funds on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Time to time
Liquidation Fee / Special Servicer(3) (5)
With respect to any Specially Serviced Mortgage Loan (and the Jordan Creek Town Center Pari Passu Companion Loan) and REO Property for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee Rate of 1.00% to the related payment or proceeds (exclusive of default interest).

From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related mortgage loan (and each related Companion Loan) or any related REO Property and then from general funds on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other	Related payments made by borrowers with respect to the related mortgage loans (and the Jordan Creek Town Center Pari Passu Companion Loan).	Time to time

Type/Recipient	Amount	Source(1)	Frequency
Fees
processing fees actually collected on the mortgage loans (and the Jordan Creek Town Center Pari Passu Companion Loan).(6)
Certificate Administrator Fee / Certificate Administrator
With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator Fee Rate(7) multiplied by the total outstanding principal amount of each mortgage loan in the trust.
		Out of general funds on deposit in the Certificate Account or the Distribution Account.	Monthly
Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Trustee Fee.(8)	Out of general funds on deposit in the Certificate Account or the Distribution Account.	Monthly
Senior Trust Advisor Fee / Senior Trust Advisor
With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Senior Trust Advisor Fee Rate(9) multiplied by the total outstanding principal amount of each mortgage loan in the trust and any REO Loan.

First, out of recoveries of interest with respect to that mortgage loan or REO Loan and then, if the related mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Monthly
Senior Trust Advisor Consulting Fee / Senior Trust Advisor	$10,000 for each Major Decision made with respect to a mortgage loan or such lesser amount as the related borrower agrees to pay with respect to such mortgage loan.	From the related borrower.	Time to time
Servicing Advances / Master Servicer, Special Servicer or Trustee(3)	To the extent of funds available, the amount of any servicing advances.
First, from funds collected with respect to the related mortgage loan or REO Property and then out of general funds on deposit in the Certificate Account, subject to certain limitations (and, under certain circumstances, from collections on the Jordan Creek Town Center Pari Passu Companion Loan).
Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee(3)	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.
First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account, subject to certain limitations (and, under certain circumstances, from collections on the Jordan Creek Town Center Pari Passu Companion Loan).
Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related mortgage loan (excluding the Pari Passu Companion Loan) or REO Loan and then out of general funds on	Time to time

Type/Recipient	Amount	Source(1)	Frequency
Fees
deposit in the Certificate Account, subject to certain limitations.
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.
First, out of default interest and late payment charges on the related mortgage loan (excluding the Pari Passu Companion Loan) and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Senior Trust Advisor or Special Servicer and any director, officer, employee or agent of any of the foregoing parties(3)
Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.
Out of general funds on deposit in the Certificate Account or the Distribution Account, subject to certain limitations (and, under certain circumstances, from collections on the related Companion Loan (other than The Aire Pari Passu Companion Loan)).
Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each mortgage loan in the trust.	Out of general funds on deposit in the Certificate Account.	Monthly

(1)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or the certificate administrator in the case of amounts owed to any of them) prior to distributions on the certificates.

(2)	The Servicing Fee Rate for each mortgage loan and Companion Loan will be a per annum rate ranging from 0.0050% to 0.0725%, as described below.

(3)
The related master servicer, special servicer, certificate administrator, trustee and/or senior trust advisor under the 2013-C16 Pooling and Servicing Agreement will be entitled to receive fees and reimbursements with respect to The Aire Whole Loan in amounts, from sources and at frequencies that are substantially similar to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to The Aire Whole Loan), such amounts may be reimbursable from general collections on the mortgage pool to the extent not recoverable from The Aire Whole Loan.

(4)
The Special Servicing Fee Rate for each mortgage loan and the Jordan Creek Town Center Pari Passu Companion Loan on a loan-by-loan basis will be equal to a per annum rate of 0.25%, as described in this “—Servicing and Other Compensation and Payment of Expenses” section.

(5)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “—Servicing and Other Compensation and Payment of Expenses” section.

(6)
Allocable between the master servicer and the special servicer as provided in the Pooling and Servicing Agreement. The indicated fees payable in respect to The Aire Mortgage Loan will be paid to, and allocated among the applicable master servicer and special servicer in accordance with the 2013-C16 Pooling and Servicing Agreement.

(7)	The Certificate Administrator Fee Rate will equal 0.0042% per annum, as described above under “—The Trustee” and “—The Certificate Administrator”.

(8)	The trustee fee is included in the Certificate Administrator Fee.

(9)	The Senior Trust Advisor Fee Rate will equal 0.0021% per annum, as described below under “Servicing of the Mortgage Loans—The Senior Trust Advisor—Senior Trust Advisor Compensation”.

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each mortgage loan (including The Aire Mortgage Loan) or related REO Loan, and the Jordan Creek Town Center Pari Passu Companion Loan (to the extent not prohibited under the related intercreditor agreement), and will accrue at a rate (the “Servicing Fee Rate”), equal to a per annum rate ranging from 0.0050% to 0.0725%.  The Servicing Fee payable to the master servicer with respect to the Jordan Creek Town Center Pari Passu Companion Loan will be payable, subject to the terms of the related intercreditor agreement, from amounts payable in respect of the related Companion Loan (as applicable).  In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to The Aire Mortgage Loan), the following amounts to the extent collected from the related borrower: (1) 100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any mortgage loans (including any related Companion Loan, to the extent not prohibited by the related intercreditor agreement) that are not Specially Serviced Mortgage Loans  provided, that with respect to such transactions, the consent of the special servicer is not required for the related transaction and, in the event that the special servicer’s consent is required, then the master servicer will be entitled to 50% of such fees, (2) 100% of all assumption application fees received on any mortgage loans (including any related Companion Loan, to the extent not prohibited by the related intercreditor agreement) that are not Specially Serviced Mortgage Loans (whether or not the consent of the special servicer is required) and 100% of all defeasance fees, (3) 100% of assumption, waiver, consent and earnout fees and other processing fees pursuant to the Pooling and Servicing Agreement on any mortgage loans (including any related Companion Loan, to the extent not prohibited by the related intercreditor agreement) that are not Specially Serviced Mortgage Loans, provided that with respect to such transactions, the consent of the special servicer is not required to take such actions, (4) a specified percentage of all assumption, waiver, consent and earnout fees and other processing fees (other than assumption application fees and defeasance fees), in each case, with respect to all mortgage loans and any related Companion Loan, as applicable (to the extent not prohibited by the related intercreditor agreement) that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the special servicer and only to the extent that all amounts then due and payable with respect to the related mortgage loan have been paid and (5) late payment charges and default interest paid by the borrowers (that were accrued while the related mortgage loans or any related Companion Loan, as applicable (to the extent not prohibited by the related intercreditor agreement) were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or, if provided under the related intercreditor agreement, any related Companion Loan, since the Closing Date. The master servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.  The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  In connection with the servicing and administration of the Jordan Creek Town Center Whole Loan pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the Jordan Creek Town Center Pari Passu Companion Loan as well as the related mortgage loan to the extent consistent with the Pooling and Servicing Agreement and not prohibited by the related intercreditor agreement.

“Excess Modification Fees” means, with respect to any mortgage loan  (other than The Aire Mortgage Loan) and the Jordan Creek Town Center Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan or the Jordan Creek Town Center Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees,

Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the trust with respect to the related mortgage loan or the Jordan Creek Town Center Whole Loan, if applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any mortgage loan (other than The Aire Mortgage Loan) or the Jordan Creek Town Center Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such mortgage loan documents and/or related Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable, (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or the Jordan Creek Town Center Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any mortgage loan or the Jordan Creek Town Center Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including The Aire Mortgage Loan) and, the Jordan Creek Town Center Pari Passu Companion Loan, and any REO Loan (other than the portion of such REO Loan related to The Aire Pari Passu Companion Loan) in the same manner as interest is calculated on the mortgage loans and the Jordan Creek Town Center Pari Passu Companion Loan. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the Pooling and Servicing Agreement, Wells Fargo will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan and, to the extent provided for in the related intercreditor agreement, the Companion Loan it is responsible for servicing notwithstanding any termination or resignation of Wells Fargo as master servicer; provided that Wells Fargo may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any subservicers retained by it.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The Aire Mortgage Loan will be serviced under the 2013-C16 Pooling and Servicing Agreement (including those occasions under the 2013-C16 Pooling and Servicing Agreement when the servicing of The Aire Mortgage Loan has been transferred from The Aire Master Servicer to The Aire Special Servicer). Accordingly, in its capacity as the special servicer under the Pooling and Servicing Agreement, the special servicer will not be entitled to receive any special servicing compensation for The Aire Mortgage Loan. Only The Aire Special Servicer will be entitled to special servicing compensation on The Aire Mortgage Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Mortgage Loan and REO Loan on a loan-by-loan basis at a rate equal to a per annum rate of 0.25% (the “Special Servicing

Fee Rate”) calculated on the basis of the Stated Principal Balance of the related mortgage loan (including any REO Loan) and Companion Loan, if applicable, and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Mortgage Loan and then from general collections on all the mortgage loans and any REO Properties in the trust fund.  The Aire Whole Loan will be subject to a similar special servicing fee pursuant to the related pooling and servicing agreement.

The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan (other than with respect to The Aire Mortgage Loan) and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related mortgage loan (including a Companion Loan, if applicable) that would result in the total Workout Fees payable to the special servicer in respect of that mortgage loan (including a Companion Loan, if applicable) to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Mortgage Loan and any particular modification, waiver, extension or amendment that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Companion Loan, if applicable, unless prohibited under the related intercreditor agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.  The Aire Whole Loan will be subject to a similar workout fee pursuant to the 2013-C16 Pooling and Servicing Agreement.

The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan (including a Companion Loan, if applicable) again becomes a Corrected Mortgage Loan. The Workout Fee with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related mortgage loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that no Workout Fee will be less than $25,000 in the aggregate with respect to each Mortgage Loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a mortgage loan or Companion Loan that became a Corrected Mortgage Loan during the period that it acted as special servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Mortgage Loan or REO Property (except with respect to The Aire Mortgage Loan) as to which the special servicer (a) receives a full, partial or discounted payoff from the related borrower or (b) receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including a Companion Loan, if applicable) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that no Liquidation Fee will be less than $25,000. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of the Extended Resolution Period, (ii) the purchase of any Specially Serviced Mortgage Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, (x) within the 90 days following the date such holder’s option to purchase the mortgage loan or Whole Loan first becomes exercisable pursuant to the related intercreditor agreement and, (y) if the related intercreditor agreement does not require such holder to pay a liquidation fee in connection with the exercise of its purchase option within 90 days after each time such purchase option becomes exercisable, within 90 days after each time such purchase option becomes exercisable by such holder, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) with respect to the Jordan Creek Town Center Pari Passu Companion Loan, (x) a repurchase of the Jordan Creek Town Center Pari Passu Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation under the pooling and servicing agreement for the trust that owns the Jordan Creek Town Center Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of the extended resolution period provided in such pooling and servicing agreement or (y) a purchase of the Jordan Creek Town Center Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity, (v) the purchase of any Specially Serviced Mortgage Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if prior to a Control Event, such Directing Certificateholder or its affiliate purchases any Specially Serviced Mortgage Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Mortgage Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or (vi) if a mortgage loan or the Jordan Creek Town Center Whole Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (1) of the definition of “Specially Serviced Mortgage Loan” under the heading “Servicing of the Mortgage Loans—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or the Jordan Creek Town Center Whole Loan being refinanced or otherwise repaid in full.  The Aire Whole Loan will be subject to a similar liquidation fee pursuant to the related pooling and servicing agreement.  The special servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

The special servicer will also be entitled to additional servicing compensation in the form of (i) 100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Mortgage Loans, (ii) 100% of assumption application fees and assumption fees received with respect to the Specially Serviced Mortgage Loans, (iii) 100% of waiver, consent and earnout fees on any Specially Serviced Mortgage Loan or certain other similar fees paid by the related borrower, and (iv) a specified percentage of all Excess Modification Fees and assumption, consent and earnout fees received with respect to all mortgage loans (excluding any Non Serviced Mortgage Loan) that are not Specially Serviced Mortgage Loans and for which the special servicer’s consent or approval is required. The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related mortgage loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related intercreditor agreement) were Specially Serviced Mortgage

Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related intercreditor agreement) since the Closing Date.

Although the master servicer and the special servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

The Pooling and Servicing Agreement will provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the certificate administrator, without charge and within two (2) business days following the determination date with respect to such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any mortgage loan or REO Property (other than The Aire Mortgage Loan or related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any mortgagor, any manager, any guarantor or indemnitor in respect of a mortgage loan and any purchaser of any mortgage loan or REO Property) in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any special servicer compensation to which the special servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any mortgage loan, the Jordan Creek Town Center Whole Loan or REO Property.

The Pooling and Servicing Agreement will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the trust fund, any mortgagor, any property manager, any guarantor or indemnitor) in respect of a mortgage loan and any purchaser of any mortgage loan or any REO Property in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

As and to the extent described in this prospectus supplement under “Description of the Certificates—Advances”, the master servicer, the trustee and the special servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The master servicer will be responsible for all fees payable to any sub-servicers. See

“Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement.

The master servicer and the special servicer may delegate certain of their servicing obligations in respect of the mortgage loans (and any related Companion Loan) serviced thereby to one or more third-party sub-servicers; provided that the master servicer and the special servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity, the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such parties’ rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the mortgage loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the Pooling and Servicing Agreement.

If a borrower prepays a mortgage loan or the Jordan Creek Town Center Pari Passu Companion Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a mortgage loan or the Jordan Creek Town Center Pari Passu Companion Loan in whole or in part after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the mortgage loans and the Jordan Creek Town Center Pari Passu Companion Loans will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to the Jordan Creek Town Center Pari Passu Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating

Interest Payment”) in an amount, with respect to each mortgage loan (other than The Aire Mortgage Loan) and the Jordan Creek Town Center Pari Passu Companion Loan, equal to the lesser of:

(i)   the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans and the Jordan Creek Town Center Pari Passu Companion Loan (in each case other than a Specially Serviced Mortgage Loan or a mortgage loan or the Jordan Creek Town Center Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)  the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.0025% per annum, and (B) all Prepayment Interest Excesses received by the master servicer during such Due Period with respect to the mortgage loans (and, so long as a Whole Loan is serviced under the Pooling and Servicing Agreement, the Jordan Creek Town Center Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Due Period received by the master servicer during such Due Period with respect to the mortgage loan or the Jordan Creek Town Center Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

With respect to the Jordan Creek Town Center Pari Passu Companion Loan, the master servicer will be required to make Compensating Interest Payments to the holder of the Pari Passu Companion Loan in an amount equal to the lesser of:  (A)  the amount of Prepayment Interest Shortfall incurred in connection with voluntary principal prepayments received in respect of the Jordan Creek Town Center Pari Passu Companion Loan, so long as it is not a Specially Serviced Mortgage Loan or the special servicer did not allow a prepayment on a date other than the applicable Due Date for the related Distribution Date, and (B) the Servicing Fee for the Jordan Creek Town Center Pari Passu Companion Loan, and the related Distribution Date (calculated at 0.0025% per annum).

Compensating Interest Payments with respect to the Jordan Creek Town Center Whole Loan will be allocated among the related mortgage loan and the Jordan Creek Town Center Pari Passu Companion Loan, pro rata, in accordance with their respective principal amounts.

The Senior Trust Advisor

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as senior trust advisor under the Pooling and Servicing Agreement (in such capacity, the “Senior Trust Advisor”).

Pentalpha Surveillance, located at 375 N. French Road, Amherst, New York, is privately held and primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.  Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered at Two Greenwich Office Park, Greenwich, Connecticut.  The Pentalpha group of companies was founded in 1995 and is managed by James Callahan.  Mr. Callahan has historically focused on subordinate debt trading of commercial mortgage-backed securities and residential mortgage-backed securities, as well as securities backed by consumer and corporate loans.

Pentalpha Surveillance maintains proprietary software and a team of industry operations veterans dedicated to investigating and resolving securitization matters including, but not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes.  Loans collateralized by commercial and residential real estate debt represent the majority of its focus.  Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of November 25, 2013, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 37 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $42 billion since October 2010.

Pentalpha Surveillance is not an affiliate of the Issuing Entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the directing certificateholder or any “originators” (within the meaning of Item 1110 of Regulation AB) or “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as Senior Trust Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the certificates.

The foregoing information set forth in this prospectus supplement concerning the senior trust advisor under this heading “The Senior Trust Advisor” has been provided by the senior trust advisor.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the senior trust advisor (the “Pooling and Servicing Agreement”) and will represent in the aggregate the entire beneficial ownership interest in JPMBB Commercial Mortgage Securities Trust 2013-C17, which will be a trust fund consisting of, among other things: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the trust fund’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts (including any sub-accounts), the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Excess Interest Distribution Account or the REO Account (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the trust fund’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the depositor under the Purchase Agreement relating to mortgage loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the mortgage loans it sold to the depositor.

The depositor’s Commercial Mortgage Pass-Through Certificates, Series 2013-C17 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A  and Class X-C certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class EC, Class D, Class E, Class F, Class NR and Class R certificates. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus supplement as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates are referred to collectively in this prospectus supplement as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus supplement as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus supplement as the “Regular Certificates”. The Class A Certificates and the

Subordinate Certificates are collectively referred to in this prospectus supplement as the “Principal Balance Certificates”. The Senior Certificates (other than the Class X-C certificates) and the Class A-S, Class B, Class C and Class EC certificates are also referred to in this prospectus supplement as the “Offered Certificates”.  The Class A-S, Class B and Class C certificates are collectively referred to in this prospectus supplement as the “Exchangeable Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates and the Class EC Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Principal Balance Certificates on that Distribution Date. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be increased by any Certificate Deferred Interest allocated to such class of Principal Balance Certificates and, with respect to any class of Principal Balance Certificates that has unreimbursed Collateral Support Deficit allocated to such class, the Certificate Balance of such class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such class, allocated in accordance with the distribution priorities described under “—Distributions—Priority” below. The initial Certificate Balance of each class of offered Principal Balance Certificates is expected to be the balance set forth on the cover of this prospectus supplement.

The initial Certificate Balances of the Class A-S, Class B and Class C certificates represent the principal balance of such Classes without giving effect to any exchange and conversion for Class EC certificates. The initial Certificate Balance of the Class EC certificates shown on the front cover represents the maximum principal balance of such Class that could be issued in an exchange and conversion. In the event that no Exchangeable Certificates are converted to Class EC certificates, the Certificate Balance of the Class EC certificates would be equal to zero. Any exchange of (i) a portion of the Exchangeable Certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates for, and a conversion and increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each class of certificates that are components of the Exchangeable Certificates.

For purposes of determining the Controlling Class under the Pooling and Servicing Agreement and for the exercise of certain Voting Rights as described in this prospectus supplement, the Certificate Balance of each class of Principal Balance Certificates (other than the Class A Certificates) will be notionally reduced by its share of appraisal reductions allocated as described in “—Appraisal Reductions” below.  Appraisal Reductions allocated to the Exchangeable Certificates will reduce the Voting Rights of the Class EC certificates as described in “Description of the Certificates—Voting Rights” in this prospectus supplement.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have a Certificate Balance, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates outstanding from time to time (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates). The initial Notional Amount of the Class X-A certificates will be approximately $841,354,000.  The Notional Amount of the Class X-C certificates will equal the aggregate of the Certificate Balances of the Class E, Class F and Class NR certificates outstanding from time to time. The initial Notional Amount of the Class X-C certificates will be approximately $82,511,815.

The Class NR certificates will be entitled to receive Excess Interest received on the ARD Loan, if any, irrespective of whether such Class NR certificates have a remaining outstanding Certificate Balance.

The Offered Certificates (other than the Class X-A  certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of $10,000 and, with respect to the Class X-A  certificates, will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess of $1,000,000. The “Percentage Interest” evidenced by any certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, in the case of the Exchangeable Certificates after giving effect to any exchange and conversion for Class EC certificates, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.  With respect to the Class EC certificates, the percentage interest is equal to the denomination of such certificate divided by the initial Certificate Balance as of the Closing Date of the Exchangeable Certificates exchanged and converted for such Class EC certificates.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a “Certificate Owner”) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under “—Book-Entry Registration and Definitive Certificates” below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures.

Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Exchanges of Exchangeable Certificates and Class EC Certificates

Exchanges

The Certificate Balances of the Class A-S, Class B and Class C certificates represent the principal balance of such classes without giving effect to any exchange and conversion for Class EC certificates. The initial Certificate Balance of the Class EC certificates represents the maximum principal balance of such class that could be issued in an exchange and conversion for all of the Exchangeable Certificates. In the event that no Exchangeable Certificates are converted to Class EC certificates, the Certificate Balance of the Class EC certificates would be equal to zero. Any exchange of (i) a portion of the Exchangeable Certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of the Exchangeable Certificates for, and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each class of certificates that are components of the Exchangeable Certificates.

Holders of Exchangeable Certificates may surrender their certificates to the certificate administrator and the certificate administrator will be required to convert those Exchangeable Certificates for a like amount of Class EC certificates. Similarly, holders of the Class EC certificates may surrender their certificates to the certificate administrator and the certificate administrator will be required to convert those certificates for a like amount of the related Classes of Exchangeable Certificates.

The Class EC certificates represent an interest in a grantor trust for tax purposes only, and do not represent an interest in an entity other than the issuing entity and such grantor trust is not a separate legal entity. No investor in Exchangeable Certificates or Class EC certificates will be entitled to redeem their certificates for any portion of the mortgage loans or any other assets included in the Issuing Entity or for any other consideration.

Exchangeable Certificates in the Exchange Proportion may be exchanged and converted for Class EC certificates and Class EC certificates may be exchanged and converted for all three classes of Exchangeable Certificates, in each case, in whole or in part. This process may occur repeatedly. In the event that the Certificate Balance of any class of Exchangeable Certificates is reduced to zero as a result of any such class being paid all interest and principal in full, exchanges will no longer be permissible. With respect to any exchange and conversion, all three classes of Exchangeable Certificates will be required in order to exchange and convert such Exchangeable Certificates to Class EC certificates and Class EC certificates can be exchanged and converted to all three classes of Exchangeable Certificates, such conversion being calculated using the initial Certificate Balances of the individual certificates being exchanged and converted (rather than the outstanding Certificate Balance), in each case, in the applicable Exchange Proportion. This Exchange Proportion is based on the initial Certificate Balances of the classes (rather than the outstanding Certificate Balances). The aggregate Certificate Balance of the certificates (with each class rounded down to the nearest whole dollar) received after an exchange and conversion, immediately after the exchange and conversion, must equal the aggregate Certificate Balance of the certificates (with each class rounded down to the nearest whole dollar) surrendered for conversion immediately prior to such exchange and conversion.  Each class of Exchangeable Certificates exchanged and converted or received in any exchange and conversion must be at least the minimum denomination as described under “Description of the Certificates — General” in this prospectus supplement. In addition, the depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the certificate administrator on the Closing Date.

The “Exchange Proportion” is as follows:

Class A-S:	43.35676989091660%	Class EC: 100.00000000000000%

Class B:	32.16770924882390%

Class C:	24.47552086025950%

The Class EC certificates will only receive distributions of interest and principal and other amounts that are allocated to the Exchangeable Certificates exchanged for and converted to such Class EC certificates.  Any Collateral Support Deficits or other shortfalls, including as a result of Appraisal Reduction Events, allocated to Exchangeable Certificates that were exchanged for and converted to Class EC certificates will be borne by such Class EC certificates and any recoveries of such amounts will be paid to such Class EC certificates.  In addition, any Appraisal Reductions that would otherwise be allocated to individually reduce any class of Exchangeable Certificates will be allocated to the Class EC certificates.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Class EC certificates, see “Material Federal Income Tax Consequences—Taxation of the Class EC Certificates” in this prospectus supplement.

Procedures and Fees

If a Certificateholder wishes to convert Exchangeable Certificates for Class EC certificates, or Class EC certificates for Exchangeable Certificates, such Certificateholder must notify the certificate administrator by e-mail at the email address on the certificate administrator’s website no later than three (3) business days prior to the proposed date of such exchange and conversion (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month, subject to satisfaction of the certificate administrator and the restrictions set forth in the Pooling and Servicing Agreement. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates or Class EC certificates to be exchanged and converted and the Class EC certificates or Exchangeable Certificates to be received, the Class Certificate Balance of the Exchangeable Certificates to be exchanged and converted, the Certificateholder’s DTC participant number, if applicable and the proposed Exchange Date. The Certificateholder will utilize the “deposit and withdrawal system” at DTC to affect the exchange and conversion of the Certificates.

The principal and interest entitlements of the certificates received must equal the entitlements of the certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder may be required to pay certain fees charged by DTC and such fees must be received by the certificate administrator prior to the exchange date or such exchange will not be effected. The first distribution on an Exchangeable Certificate or Class EC certificates will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such certificate.  Neither the certificate administrator nor the depositor will have any obligation to ensure the availability of the applicable certificates to accomplish any exchange.

Book-Entry Registration and Definitive Certificates

General. Certificateholders may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (“Direct Participants”). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the certificate administrator through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the certificate administrator to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under “—Reports to Certificateholders; Certain Available Information” below, Certificate Owners will not be recognized by the trustee, the certificate administrator, the special servicer or the master servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the certificates, may be limited due to the lack of a physical certificate for the certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the depositor, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Upon the occurrence of certain events, as described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates”, the certificate administrator is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the certificate administrator will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amount, as applicable, owned by individual Certificate Owners, and thereafter the trustee, the certificate administrator, the special servicer, the master servicer and the senior trust advisor will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

List of Certificateholders

Upon the written request of any Certificateholder that has provided an Investor Certification, which such request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the Pooling and Servicing Agreement or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Distributions

Method, Timing and Amount. Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus supplement, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the business day immediately succeeding such 11th calendar day) commencing in January 2014. All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Certificate Account”) as described in the Pooling and Servicing Agreement. The Certificate Account may be maintained with the master servicer, special servicer or any mortgage loan seller or with a depository institution that is an affiliate of any of the foregoing or the depositor; provided that any such entity must comply with certain standards set forth in the Pooling and Servicing Agreement. The master servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds)

all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties, and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related mortgage loan included in the trust pursuant to the related intercreditor agreement.

The certificate administrator is required to establish and maintain accounts (the “Lower-Tier REMIC Distribution Account”, the “Upper-Tier REMIC Distribution Account”, the “Class EC Distribution Account” and the “Excess Interest Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Account”)), in the name of the trustee and for the benefit of the Certificateholders. On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The certificate administrator is required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the “Withheld Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Withheld Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is required to establish and maintain an account (the “Class EC Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class EC certificates.

The certificate administrator is required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class NR certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in the name of the trustee on behalf of the Certificateholders. To the extent that gains (or, with respect to any Whole Loan, the portion of such amounts that are payable to the holder of the related mortgage loan included in the trust pursuant to the related intercreditor agreement) realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The master servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the related companion distribution account, the Class EC Distribution Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

The Available Distribution Amount. The aggregate amount available for distribution to Certificateholders on each Distribution Date (the “Available Distribution Amount”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the mortgage loans (in the case of The Aire Mortgage Loan, only to the extent received by the trust pursuant to the 2013-C16 Pooling and Servicing Agreement and/or the related intercreditor agreement) and any REO Property that is on deposit in the Certificate Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Certificate Account that is held for the benefit of the holder of any related Companion Loan), the Distribution Account and, without duplication, the REO Account (in each case, exclusive of any amount on deposit in or credited to any portion of the REO Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

(1)           all scheduled payments of principal and/or interest, including any balloon payments (the “Periodic Payments”), collected but due on a Due Date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)           all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the mortgage loans;

(3)           all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)           with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)           Excess Interest allocable to the mortgage loans (which is separately distributed to the Class NR certificates);

(6)           all Yield Maintenance Charges and prepayment premiums;

(7)           all amounts deposited in the Certificate Account, the Lower-Tier REMIC Distribution Account and, without duplication, the REO Account in error; and

(8)           any late payment charges or accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(b)      all P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) (See “Description of the Certificates—Distributions” in this prospectus supplement);

(c)      with respect to the first Distribution Date only, the Closing Date Interest Amount; and

(d)      with respect to the Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the Pooling and Servicing Agreement.

The “Closing Date Interest Amount” means an amount equal to the interest payments for the period from December 1, 2013 to December 31, 2013 on the mortgage loans that have their first due date in February 2014.

The “Due Period” for each Distribution Date and any mortgage loan (and the related Companion Loan) will be the period commencing on the day immediately following the Due Date for such mortgage loan (and the related Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such mortgage loan (and any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such mortgage loan (and any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans (and any related Companion Loan) relating to such Due Period on the business day immediately following such day will be deemed to have been received during such Due Period and not during any other Due Period.

“Due Date” means, with respect to each mortgage loan or any related Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority. On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class X-C certificates, pro rata, up to an amount equal to the aggregate Interest Distribution Amount for such class, in each case based upon their respective entitlements to interest for that Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in reduction of the Certificate Balances of those classes: (I) prior to the Cross-Over Date (a) first, to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, (b) then, to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero, (c) then, to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero, (d) then, to the Class A-3 certificates, in an amount equal to the Principal Distribution

Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero, (e) then, to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero, and (f) then, to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero and (II) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates to zero, to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates on that Distribution Date), until the Certificate Balance of the Class A-S certificates is reduced to zero (and, with respect to exchanged portions of the Class A-S certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC certificates until reduced to zero);

Sixth, to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), until all amounts of Collateral Support Deficit previously allocated to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates (including any portion that has been exchanged and converted to Class EC certificates) to zero, to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (including any portion that has been exchanged and converted to Class EC certificates) on that Distribution Date), until the Certificate Balance of the Class B certificates is reduced to zero (and, with respect to exchanged portions of the Class B certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC certificates until reduced to zero);

Ninth, to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), until all amounts of Collateral Support Deficit previously allocated to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates and Class B certificates (including any portion that has been exchanged and converted to Class EC certificates) to zero, to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and Class B certificates (including any portion that has been exchanged and converted to Class EC certificates) on that Distribution Date), until the Certificate Balance of the Class C certificates is reduced to zero (and, with respect to exchanged portions of the Class C certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC certificates until reduced to zero);

Twelfth, to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), until all amounts of Collateral Support Deficit previously allocated to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates and Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) to zero, to the Class D certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates and Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) on that Distribution Date), until the Certificate Balance of the Class D certificates is reduced to zero;

Fifteenth, to the Class D certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) and Class D certificates to zero, to the Class E certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) and Class D certificates on that Distribution Date), until the Certificate Balance of the Class E certificates is reduced to zero;

Eighteenth, to the Class E certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the

Class EC certificates), Class D certificates and Class E certificates to zero, to the Class F certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates and Class E certificates on that Distribution Date), until the Certificate Balance of the Class F certificates is reduced to zero;

Twenty-first, to the Class F certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second , to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates, Class E certificates and Class F certificates to zero, to the Class NR certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates, Class E certificates and Class F certificates on that Distribution Date), until the Certificate Balance of the Class NR certificates is reduced to zero;

Twenty-fourth, to the Class NR certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR certificates, but not previously reimbursed, have been reimbursed in full; and

Twenty-fifth, to the Class R certificates, the amount, if any, of the Available Distribution Amount remaining in the Lower-Tier REMIC Distribution Account and Upper-Tier REMIC Distribution Account with respect to that Distribution Date.

 The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (calculated without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates) have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Distributions on the Class EC Certificates.  If Class A-S, Class B and Class C certificates are exchanged and converted for Class EC certificates, the Class EC certificates received in such conversion will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, Principal Distribution Amounts, Yield Maintenance Charges and reimbursements of Collateral Support Deficits and other amounts that would otherwise be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC certificates. Similarly, any such converted Class EC certificates will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would otherwise be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC certificates.

Pass-Through Rates. The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 1.2473%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 3.0032%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 3.9277%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 4.1989%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 3.7050%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 4.4584%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to 3.8670%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to 3.8670%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class NR certificates will be a per annum rate equal to 3.8670%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate applicable to the Class X-A certificates for the initial Distribution Date will equal approximately 1.1022% per annum. The Pass-Through Rate for the Class X-A certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A Certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances (calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) immediately prior to that Distribution Date.

The Pass-Through Rate applicable to the Class X-C certificates for the initial Distribution Date will equal approximately 1.0203% per annum. The Pass-Through Rate for the Class X-C certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class E, Class F and Class NR certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class EC certificates will not have a Pass-Through Rate, but will receive the sum of the interest that would otherwise be distributable on the Class A-S, Class B and Class C certificates that have been converted in an exchange for such Class EC certificates. The effective pass-through rate applicable to the Class EC certificates for the initial Distribution Date is approximately 4.7013% per annum.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the mortgage loans as of the first day of the related Due Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each mortgage loan or any REO Loan (other than the portion of an REO Loan related to any related Companion Loan) is equal to the related Mortgage Rate in effect from time to time (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the related mortgage loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Offered Certificates, the Net Mortgage Rate of any mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate” as of any date of determination and with respect to any mortgage loan will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Senior Trust Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“CREFC® Intellectual Property Royalty License Fee” with respect to each mortgage loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such mortgage loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related mortgage loan or REO Loan is computed and will be prorated for partial periods.  For the avoidance of doubt, the CREFC® Intellectual Property Royalty License Fee will be payable by the master servicer from the Lower-Tier REMIC. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC Investor Reporting Package® in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the Trust pursuant to the Pooling and Servicing Agreement.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each mortgage loan is a rate equal to 0.0005% per annum.

“Mortgage Rate” with respect to any mortgage loan or any related Companion Loan is the per annum rate at which interest accrues on the mortgage loan or  related Companion Loan as stated in the related Mortgage Note without giving effect to any default rate or an increased interest rate.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest, to the extent permitted by applicable law and the related mortgage loan documents.

Interest Distribution Amount. Interest will accrue for each class of certificates (other than the Class EC and Class R certificates) during the related Interest Accrual Period. The “Interest Distribution Amount” of any class of Regular Certificates for any Distribution Date is an amount equal to the sum of (a) all Distributable Certificate Interest in respect of that class of certificates for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (b) any Accrued Interest From Recoveries for such class of certificates to the extent not previously paid, for all prior Distribution Dates. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all Interest Distribution Amounts that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC certificates, without duplication.

“Accrued Interest From Recoveries” in respect of each Distribution Date and any class of Principal Balance Certificates that had an increase to its Certificate Balance as a result of the trust fund’s recovery of Nonrecoverable Advances that were previously reimbursed to the master servicer or the trustee, as applicable, from general principal collections, is an amount equal to interest at the Pass-Through Rate applicable to that class for the applicable Interest Accrual Periods on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all amounts of Accrued

Interest From Recoveries that would otherwise be allocable to such converted Exchangeable Certificates will be deemed allocable to such Class EC certificates, without duplication.

The “Interest Accrual Period” in respect of each class of Regular Certificates for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis.

The “Distributable Certificate Interest” in respect of each class of Regular Certificates for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that class of certificates on that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, other than in the case of the Class X Certificates, reduced, to not less than zero, by (a) such class of certificates’ allocable share of the aggregate of any Prepayment Interest Shortfalls (calculated as described below) resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Net Aggregate Prepayment Interest Shortfall”) and (b) any Certificate Deferred Interest allocated to such class of certificates with respect to such Distribution Date.  If Exchangeable Certificates are converted in an exchange for Class EC certificates, all amounts of Distributable Certificate Interest that would otherwise by allocable to such converted Exchangeable Certificates will be deemed allocable to such Class EC certificates.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each class of Principal Balance Certificates will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount (without regard to the allocation of such Prepayment Interest Shortfalls for such Distribution Date) in respect of that class of certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount (without regard to the allocation of such Prepayment Interest Shortfalls for such Distribution Date) in respect of all classes of Principal Balance Certificates for the related Distribution Date. If any Exchangeable Certificates are converted in an exchange for Class EC certificates, the aggregate amount of Net Aggregate Prepayment Interest Shortfalls in respect of such converted Exchangeable Certificates with respect to any Distribution Date will be deemed Net Aggregate Prepayment Interest Shortfalls of the Class EC certificates, without duplication.

The “Certificate Deferred Interest” for each Distribution Date with respect to any class of Principal Balance Certificates is equal to the amount of Mortgage Deferred Interest allocated to such class of certificates (in the case of the Principal Balance Certificates, in reverse sequential order). If any Exchangeable Certificates are converted in an exchange for Class EC certificates, the aggregate amount of Certificate Deferred Interest in respect of such converted Exchangeable Certificates with respect to any Distribution Date will be deemed Certificate Deferred Interest of the Class EC certificates, without duplication.

As of any Due Date and for any mortgage loan that has been modified to (i) reduce the rate at which interest is paid currently below the Mortgage Rate and (ii) capitalize the amount of such interest reduction (such capitalized interest, “Mortgage Deferred Interest”) the excess, if any, of (a) interest accrued on the Stated Principal Balance of the related mortgage loan during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related monthly payment, as so modified or reduced, or, if applicable, the interest portion of the Assumed Scheduled Payment due on such Due Date.

Principal Distribution Amount. The “Principal Distribution Amount” for any Distribution Date with respect to the Principal Balance Certificates is an amount equal to the sum of the following amounts: (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of (A) Nonrecoverable Advances, with interest on such

Nonrecoverable Advances at the Reimbursement Rate that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs). If Exchangeable Certificates are converted in an exchange for Class EC certificates, all amounts of principal that would otherwise be distributable to such converted Exchangeable Certificates will be deemed allocable to and will be distributable to such Class EC certificates, without duplication.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the mortgage loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments with respect to the mortgage loans for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the mortgage loans to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the mortgage loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the mortgage loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan, if applicable), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such mortgage loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that mortgage loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan, if applicable) at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), Class B (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), Class C (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), Class D, Class E, Class F and Class NR certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.  If Exchangeable Certificates are converted in an exchange for Class EC certificates, all Principal Shortfalls that would otherwise be distributable to such converted Exchangeable Certificates will be deemed allocable to such Class EC certificates, without duplication.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life” in this prospectus supplement. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus supplement. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The “Stated Principal Balance” of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date, but increased by any Mortgage Deferred Interest added to the principal balance of any such mortgage loan. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related mortgage loan and each related Companion Loan on such date.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the certificates, as well as for purposes of calculating the Servicing Fee and Certificate Administrator Fee payable each month, each REO Property (including any REO Property with respect to The Aire Mortgage Loan held pursuant to the 2013-C16 Pooling and Servicing Agreement) will be treated as if there exists with respect to such REO Property an outstanding mortgage loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to mortgage loan, Companion Loan and pool of mortgage loans in this prospectus supplement, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan or any related Companion Loan, including any portion of it payable or reimbursable to the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor mortgage loan or any related Companion Loan.

Notwithstanding anything to the contrary, with respect to the Jordan Creek Town Center Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the trust, other than in the limited circumstances related to Servicing Advances incurred with respect to such Jordan Creek Town Center Whole Loan in accordance with the Pooling and Servicing Agreement.

Excess Interest. On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class NR certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.  The Class NR certificates will be entitled to such distributions of Excess Interest notwithstanding any reduction of their Certificate Balance to zero.

Application Priority of Mortgage Loan Collections. Absent express provisions in the related loan documents (including any related intercreditor agreement), other than with respect to the application of Liquidation Proceeds, all amounts collected by or on behalf of the trust in respect of a mortgage loan in the form of payments from the related borrower or Insurance and Condemnation Proceeds under the mortgage loan or proceeds (other than Liquidation Proceeds) with respect to any REO Loan (exclusive of amounts payable to any related Companion Loan pursuant to the terms of the related intercreditor agreement) will be applied in the following order of priority:

first, as a reimbursement first, to the trustee and second to the master servicer or the special servicer, as applicable, for any outstanding Advances related to such mortgage loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the master servicer or special servicer, as applicable) and interest thereon as provided in the Pooling and Servicing Agreement and unpaid servicing compensation and related additional trust fund expenses;

second, as a recovery of the accrued and unpaid interest on such mortgage loan or REO Loan, that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such mortgage loan or REO Loan then due and owing, in each case, that were paid from collections on the mortgage loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such mortgage loan to the extent of its entire unpaid principal balance; and

sixth, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such mortgage loan, including, without limitation, late payment charges and default interest and Yield Maintenance Charges;

provided that payments or proceeds received with respect to any partial release of a Mortgaged Property or any portion of a Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the related mortgage loan exceeds 125% (based solely on the value of the real property, and excluding the value of personal property and going concern value, if any) must be applied to reduce the principal balance of the mortgage loan in the manner permitted by the REMIC Provisions; provided, further, that if The Aire Mortgage Loan and any related Companion Loan comprising a Whole Loan becomes an REO Loan, the treatment of the foregoing amounts with respect to such The Aire Whole Loan will be subject to the terms of the related intercreditor agreement and the 2013-C16 Pooling and Servicing Agreement, in that order; provided, further, that with respect to the mortgage loan related to the Jordan Creek Town Center Whole Loan, amounts collected with respect to the Jordan Creek Town Center Whole Loan will be allocated first, pursuant to the terms of the related intercreditor agreement and then, any amounts allocated to the related Jordan Creek Town Center Mortgage Loan will be subject to application as described above.

Liquidation Proceeds in respect of each mortgage loan or REO Loan (exclusive of amounts payable to a Companion Loan pursuant to the terms of the related intercreditor agreement) will be applied in the following order of priority:

first, as a reimbursement first, to the trustee and second, to the master servicer or special servicer, as applicable, for any outstanding Advances related to such mortgage loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the master servicer or special servicer, as applicable) and interest thereon as provided in the Pooling and Servicing Agreement and unpaid servicing compensation, liquidation expenses and related additional trust fund expenses;

second, as a recovery of accrued and unpaid interest on such mortgage loan or REO Loan that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt less any Appraisal Reduced Interest;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such mortgage loan or REO Loan then due and owing, in each case, that were paid from collections on the mortgage loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such mortgage loan to the extent of its entire unpaid principal balance;

sixth, as a recovery of Appraisal Reduced Interest; and

seventh, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such mortgage loan including, without limitation, late payment charges and default interest and Yield Maintenance Charges.

Any Liquidation Proceeds in respect of each such mortgage loan or REO Loan in excess of the related outstanding balance will first be applied to offset any Prepayment Interest Shortfalls allocated to the Principal Balance Certificates, in sequential order and then to offset any realized losses allocated to the Principal Balance Certificates, in sequential order. Any Liquidation Proceeds remaining after such applications will be distributed to the Class R certificates.

With respect to The Aire Whole Loan, amounts collected with respect to such The Aire Whole Loan will be subject to the terms of the related intercreditor agreement and the 2013-C16 Pooling and Servicing Agreement, in that order.  With respect to the mortgage loan related to the Jordan Creek Town Center Whole Loan, amounts collected with respect to the Jordan Creek Town Center Whole Loan will be allocated first, pursuant to the terms of the related intercreditor agreement and then, any amounts allocated to the Jordan Creek Town Center Mortgage Loan will be subject to application as described above.

“Unliquidated Advances” are any Advances that have been previously reimbursed, as between the party that made the Advance(s) under the Pooling and Servicing Agreement, on the one hand, and the trust fund, on the other, as part of a Workout-Delayed Reimbursement Amount but that have not been recovered from the related borrower or otherwise from collections on or the proceeds of the mortgage loan or REO Property in respect of which the Advance(s) were made.

“Appraisal Reduced Interest” is accrued and unpaid interest at the related Mortgage Rate that is not advanced by the master servicer or the trustee solely due to the application of Appraisal Reductions as described under “—Advances” in this prospectus supplement.

In addition, the trust fund will issue an uncertificated interest (the “Class LP Uncertificated Interest”) representing a regular interest in the Lower-Tier REMIC.  The Class LP Uncertificated Interest will have a $100 principal amount, which will be paid on the first Distribution Date solely from funds transferred to the trust fund for such purpose by the depositor. The Class LP Uncertificated Interest will be entitled to receive a portion of the Yield Maintenance Charges and prepayment premiums as described below under “—Allocation of Yield Maintenance Charges and Prepayment Premiums” below.  The Class LP Uncertificated Interest will initially be held by JPMorgan Chase Bank, National Association.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates (excluding the Class X-C, Class E, Class F and Class NR certificates) and the Class LP Uncertificated Interest in the following manner:  (1) pro rata, between (x) the group (the “YM Group A”) of Class A Certificates and the Class X-A certificates, and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class B, Class C and Class D certificates and the Class LP Uncertificated Interest, based upon the aggregate of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date (calculated without giving effect to any exchange and conversion of Class A-S, Class B and Class C certificates for Class EC certificates), and (2) among the classes of certificates and the Class LP Uncertificated Interest in each YM Group, in the following manner:  (A) the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date (in each case, calculated without giving effect to any exchange and conversion of Exchangeable Certificates for Class EC certificates), (b) the Base Interest Fraction for the related principal prepayment and such class of Principal Balance Certificates, and (c) the Yield Maintenance Charges collected during the related Due Period and allocated to such YM Group (in each case, without giving effect to any exchange and conversion of the Exchangeable Certificates for Class EC certificates); provided, however, that in the case of any exchange and conversion of portions of Exchangeable Certificates, amounts that would otherwise have been distributable to such exchanged Exchangeable Certificate had they not been exchanged will be distributed to the Class EC certificates and (B) any Yield Maintenance Charges allocated to such YM Group collected during the related Due Period remaining after such distributions will be distributed to the class of Class X Certificates or the Class LP Uncertificated Interest, as applicable.  If there is more than one such class of certificates entitled to distributions of principal on any particular Distribution Date on which Yield Maintenance Charges relating to the mortgage loans are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (A) whose numerator is the greater of zero and the difference between (i) the Pass-Through Rate on such class of certificates, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if such Discount Rate is greater than or equal to the Mortgage Rate on the related mortgage loan, and is greater than or equal to the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Mortgage Rate on such mortgage loan, and is less than the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will be one.

No Yield Maintenance Charge will be distributed to the holders of the Class X-C, Class E, Class F, Class NR or Class R certificates. After the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class EC certificates have been reduced to zero, all Yield Maintenance Charges with respect to the mortgage loans will be distributed to the holder of the Class LP Uncertificated Interest.

As described above, if Exchangeable Certificates are converted in exchange for Class EC certificates, any Yield Maintenance Charges that otherwise would have been distributable to such converted Exchangeable Certificates had they not been converted will be distributed to such Class EC certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:
Class Designation	Assumed Final Distribution Date
Class A-1	October 2018
Class A-2	November 2018
Class A-3	November 2023
Class A-4	December 2023
Class A-SB	September 2023
Class X-A	December 2023
Class A-S	December 2023
Class B	December 2023
Class C	December 2023
Class EC	December 2023

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in January 2047. See “Ratings” in this prospectus supplement.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates and Class EC certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

●	the rights of the holders of the Class NR certificates will be subordinated to the rights of the holders of the Class F certificates,

●	the rights of the holders of the Class F and Class NR certificates will be subordinated to the rights of the holders of the Class E certificates,

●	the rights of the holders of the Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class D certificates,

●
the rights of the holders of the Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class C certificates (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, to any related portion of the Class EC certificates),

●
the rights of the holders of the Class C (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class B certificates (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, to any related portion of the Class EC certificates),

●
the rights of the holders of the Class B (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class C (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class A-S certificates (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, to any related portion of the Class EC certificates), and

●
the rights of the holders of the Class A-S (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class B (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class C (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Senior Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates (other than the Class A-S certificates) of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates (other than the Class A-S certificates). Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of more senior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more senior Exchangeable Certificates) of the full amount of interest payable in respect of those classes of certificates on each Distribution Date, and the ultimate receipt by the holders of more senior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more senior Exchangeable Certificates) of principal equal to the entire Certificate Balance of each of those classes as compared with more junior classes of Subordinate

Certificates (including the Class EC certificates with respect to the components representing more junior Exchangeable Certificates).

The protection afforded to the holders of more senior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more senior Exchangeable Certificates) by means of the subordination of more junior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more junior Exchangeable Certificates) will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under “—Distributions” above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2,  Class A-3, Class A-4 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates until their Certificate Balance has been reduced to zero, and sixth, to the Class A-SB certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates (and, with respect to converted portions of the Class A-S certificates, passed through to the Class EC certificates), the Class B certificates (and, with respect to converted portions of the Class B certificates, passed through to the Class EC certificates), the Class C certificates (and, with respect to converted portions of the Class C certificates, passed through to the Class EC certificates), the Class D certificates, the Class E certificates, the Class F certificates and the Class NR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date and the allocation of Certificate Deferred Interest for such date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans, including any REO Loans (excluding any portion allocable to any related Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (calculated without regard to any exchange and conversion of the Exchangeable Certificates for Class EC certificates) after giving effect to distributions of principal on that Distribution Date and the allocation of Certificate Deferred Interest (any such deficit, a “Collateral Support Deficit”).  The certificate administrator will be required to allocate any Collateral Support Deficit among the respective classes of Principal Balance Certificates in the following order:  to the Class NR certificates, Class F certificates, Class E certificates, Class D certificates, Class C certificates (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates), Class B certificates (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates) and Class A-S certificates (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates), and in each case in respect of and until the remaining Certificate Balance of that class of certificates has been reduced to zero.  Following the reduction of the Certificate Balances of all classes of Subordinate Certificates and Class EC certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit among the classes of Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata without regard to the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated among the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates may be reduced if the related classes of Principal Balance Certificates are reduced by such loan losses or such Collateral Support Deficits.

In the event that all or a portion of the Exchangeable Certificates are converted in an exchange for the Class EC certificates, such Class EC certificates will be entitled to the sum of the principal and interest and other amounts otherwise distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates and will similarly be allocated the Collateral Support Deficit and other shortfalls otherwise allocable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates. As a result, the Class EC certificates will have the benefit of the subordination afforded the underlying Exchangeable Certificates and will be subject to the corresponding risks and limitations that subordination of a related component Class of Exchangeable Certificates entails.

In general, Collateral Support Deficits with respect to the Offered Certificates could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the related mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the special servicer of any compensation as described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator” or “—The Trustee”, as applicable, in this prospectus supplement, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A class of certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates); provided that in any event the Class NR certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest.  However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority” above.

Advances

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise. On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including The Aire Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due) and each REO Loan (other than any portion of an REO Loan related to a Companion Loan), an amount equal to its Assumed Scheduled Payment. The master servicer’s obligations to make P&I Advances in respect of any mortgage loan (including The Aire Mortgage Loan) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the trustee will be required to make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, prepayment premiums or Excess Interest or with respect to any Companion Loan.

If an Appraisal Reduction has been made with respect to any mortgage loan (or, in the case of The Aire Whole Loan, an appraisal reduction has been made in accordance with the 2013-C16 Pooling and Servicing Agreement and the master servicer has notice of such Appraisal Reduction) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction (or, in the case of any Whole Loan, the portion of such Appraisal Reduction allocated to the related mortgage loan), if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In no event will either the master servicer or the trustee be required to make a P&I Advance with respect to any Companion Loan.

In addition to P&I Advances, the master servicer will also be obligated (subject to the limitations described in this prospectus supplement), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any mortgage loan or Whole Loan (other than The Aire Whole Loan), as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.  However, none of the master servicer, special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Companion Loan under the related intercreditor agreement.

The special servicer will have no obligation to make any Servicing Advances; provided, that in an urgent or emergency situation requiring the making of a Servicing Advances, the special servicer may make such Servicing Advance,  and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once reimbursed, the master servicer will be deemed to have made such Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement.

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (or, consistent with the related intercreditor agreement, the Jordan Creek Town Center Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which such P&I Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (“Related Proceeds”). Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”).

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from any other collections). The master servicer and trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer but such determination will not be binding on the master servicer or the trustee.  Amounts payable in respect of each Companion Loan pursuant to the related intercreditor agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the Pooling and Servicing Agreement and related intercreditor agreement, for the reimbursement of any Servicing Advances with respect to the related Whole Loan. If a Servicing Advance by the master servicer or special servicer (or trustee, as applicable) on the Jordan Creek Town Center Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general funds on deposit in the Certificate Account.

If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the mortgage loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Certificate Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the Rating Agencies. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the mortgage loans in the Certificate Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In addition, the special servicer may, at its option (with respect to any specially-serviced mortgage loan, in consultation with, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to the Jordan Creek Town Center Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any trust into which the Jordan Creek Town Center Pari Passu Companion Loan is deposited, and, with respect to The Aire Mortgage Loan, the related master servicer), the certificate administrator, the trustee, the senior trust advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee; however, the special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.  With respect to The Aire Whole Loan, if any servicer in connection with a securitization of The Aire Pari Passu Companion Loan determines that a P&I Advance with respect to The Aire Pari Passu Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to The Aire Mortgage Loan. In making such non-recoverability determination, such person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, and (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

No P&I Advances will be made by the master servicer or the trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any Companion Loan.  No Servicing Advances will be made with respect to any Whole Loan if the related mortgage loan is no longer part of the trust or if such Whole Loan is no longer serviced by the trust. Any requirement of the master servicer or the trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans or the related Companion Loan.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the certificate administrator to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus supplement.

Appraisal Reductions

 After an Appraisal Reduction Event has occurred with respect to a mortgage loan (other than The Aire Whole Loan), or  the Jordan Creek Town Center Whole Loan, an Appraisal Reduction is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)   120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the mortgage loan or a related Companion Loan, as applicable;

(2)   the date on which a reduction in the amount of Periodic Payments on the mortgage loan or a related Companion Loan, as applicable or a change in any other material economic term of the mortgage loan or a related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan or a related Companion Loan, as applicable, by the special servicer;

(3)         30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)   30 days after the date on which a borrower declares bankruptcy (and not otherwise dismissed within such time);

(5)   60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)   90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such mortgage loan or related Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)   immediately after a mortgage loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30 day period referenced in clauses (3) and (4) above will not apply if the related mortgage loan is a Specially Serviced Mortgage Loan

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) has been reduced to zero.

The “Appraisal Reduction” for any Distribution Date and for any mortgage loan (other than The Aire Mortgage Loan), or the Jordan Creek Town Center Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer, based upon the value determined by the special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Event, in consultation with the Senior Trust Advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal or conducts a valuation described below, equal to the excess of (a) the Stated Principal Balance of that mortgage loan or the Jordan Creek Town Center Whole Loan, as the case may be, over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that mortgage loan or the Jordan Creek Town Center Whole Loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any mortgage loan together with any other mortgage loan cross-collateralized with such mortgage loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan or the Jordan Creek Town Center Whole Loan as of the date of calculation over (2) the sum as of the Due Date occurring in the month of the date of determination of (x) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that mortgage loan or the Jordan Creek Town Center Whole Loan at a per annum rate equal to the Mortgage Rate, (y) all Advances on the related mortgage loan or the Jordan Creek Town Center Whole Loan not reimbursed from the proceeds of such mortgage loan or the Jordan Creek Town Center Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan or the Jordan Creek Town Center Whole Loan, and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid with respect to such mortgage loan or the Jordan Creek Town Center Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

The Jordan Creek Town Center Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise the Jordan Creek Town Center Whole Loan.  Any Appraisal Reduction in respect of the Jordan Creek Town Center Whole Loan will be allocated in accordance with the related intercreditor agreement or, if no allocation is specified in the related intercreditor agreement, then, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan based upon their respective Stated Principal Balances.

The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to The Aire Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, any Companion Loan holder, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, and, after the occurrence of a Control Event, the Senior Trust Advisor, the Appraisal Reduction, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction. In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan (or the Jordan Creek Town Center Whole Loan) until an MAI appraisal is received by the special servicer.

As a result of calculating one or more Appraisal Reductions (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then outstanding (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates), then to the Class B certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates) and then to the Class A-S certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates)). The Class EC certificates will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC certificates. As a result, any reduction in the amount of interest distributable to any converted Exchangeable Certificates due to the reduction of any P&I Advance described above will reduce the amount of interest distributable to the Class EC certificates. See “—Advances” above.

With respect to each mortgage loan (other than The Aire Mortgage Loan) and the Jordan Creek Town Center Whole Loan as to which an Appraisal Reduction Event has occurred (unless the mortgage loan or the Jordan Creek Town Center Whole Loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months (for such purposes taking into account any amendment or modification of such mortgage loan or the Jordan Creek Town Center Whole Loan)), the special servicer is required (i) within 30 days of each annual anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, each Companion Loan holder,  and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction with respect to the mortgage loan or the Jordan Creek Town Center Whole Loan, as applicable.  Prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan or the Jordan Creek Town Center Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan or the Jordan Creek Town Center Whole Loan, provided that the special servicer is not aware of any material change to the

Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that have occurred that would affect the validity of the appraisal or valuation.

The Aire Mortgage Loan is subject to the provisions in the 2013-C16 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the 2013-C16 Pooling and Servicing Agreement in respect of The Aire Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on The Aire Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the 2013-C16 Pooling and Servicing Agreement, The Aire Mortgage Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise The Aire Whole Loan.  Any appraisal reduction calculated with respect to The Aire Whole Loan will generally be allocated to The Aire Mortgage Loan and The Aire Pari Passu Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

Any mortgage loan or the Jordan Creek Town Center Whole Loan previously subject to an Appraisal Reduction that becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction, including with respect to The Aire Whole Loan under the 2013-C16 Pooling and Servicing Agreement.

For purposes of determining the Controlling Class, Appraisal Reductions allocated to a related mortgage loan (but not a Companion Loan) will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance until the related Certificate Balances of each such class is reduced to zero (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates (determined without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates), then to the Class B certificates (determined without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates) and then to the Class A-S certificates (determined without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates)). With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

Any Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any mortgage loan (or the Jordan Creek Town Center Whole Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared by an MAI appraiser. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted will recalculate such Appraisal Reduction based upon such second appraisal. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

With respect to The Aire Mortgage Loan, the related controlling class representatives and directing certificateholders will be subject to provisions similar to those described above.  See “Servicing of the Mortgage Loans—Servicing of The Aire Mortgage Loan” in this prospectus supplement.

Reports to Certificateholders; Certain Available Information

 On each Distribution Date, the certificate administrator will be required to prepare and make available to any Certificateholder on its website pursuant to the Pooling and Servicing Agreement a statement (a “Statement to Certificateholders”) based in part upon information provided by the master servicer in accordance with the guidelines of CREFC® (or any successor organization reasonably acceptable to the trustee, the master servicer, the special servicer, the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) setting forth, among other things:

(1)   the amount of the distribution on the Distribution Date to the holders of each class of certificates in reduction of the Certificate Balance of the certificates;

(2)   the amount of the distribution on the Distribution Date to the holders of each class of certificates allocable to Distributable Certificate Interest;

(3)   the aggregate amount of Advances made, with respect to the pool of Mortgage Loans, during the period from but not including the previous Distribution Date to and including such Distribution Date and details of P&I Advances as of the date such P&I Advances are required to be made;

(4)   the aggregate amount of compensation paid to the trustee and the certificate administrator, servicing compensation paid to the master servicer and the special servicer, the fees payable to the senior trust advisor and CREFC® Intellectual Property Royalty License Fees paid to CREFC®, in each case with respect to the Due Period for the Distribution Date;

(5)   the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)   the aggregate amount of unscheduled payments received;

(7)   the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(8)   the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 to 119 days (and for each 30-day period thereafter until liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(9)   the value of any REO Property (and, with respect to any Whole Loan, the trust’s interest in such Whole Loan)  included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(10)       the Available Distribution Amount for the Distribution Date;

(11)       the accrued certificate interest in respect of such class of certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such class of certificates;

(12)       the amount of the distribution on the Distribution Date to the holders of each class of certificates allocable to (A) Yield Maintenance Charges, (B) Excess Interest and (c) prepayment premiums;

(13)       the Pass-Through Rate for each class of certificates for the Distribution Date;

(14)       the Scheduled Principal Distribution Amount and Unscheduled Principal Distribution Amount;

(15)       the Certificate Balance or Notional Amount, as the case may be, of each class of certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date and the aggregate amount of all reductions as a result of Collateral Support Deficits in respect of the Principal Balance Certificates to date and, with respect to the Class EC certificates, the portion of such Certificates representing the Certificate Balance of the Class A-S, Class B and Class C certificates converted in an exchange for such Class EC certificates;

(16)       the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of certificates (other than the Residual Certificates) immediately following the Distribution Date;

(17)       the amount of any Appraisal Reductions (including with respect to any Whole Loan, the amount allocable to the related mortgage loan and any Companion Loan) effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(18)       the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(19)       the amount of any remaining unpaid interest shortfalls for each class of certificates as of the Distribution Date;

(20)       a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(21)       a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(22)       all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the Master Servicer Remittance Date;

(23)       the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(24)       the amount of the distribution on the Distribution Date to the holders of each class of Principal Balance Certificates and the Class EC certificates in reimbursement of Collateral Support Deficit;

(25)       the aggregate Stated Principal Balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(26)       with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) or prior to the related Determination Date (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the certificates) and (C) the amount of any Collateral Support Deficit allocated to the Principal Balance Certificates in connection with the liquidation and, with respect to the Class EC certificates, the portion of such Principal Balance Certificates representing the Certificate Balance of the Class A-S, Class B and Class C certificates converted in an exchange for such Class EC certificates;

(27)       with respect to any REO Property (including, with respect to any related Whole Loan, the trust fund’s interest in such Whole Loan) included in the trust as to which the special servicer determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the certificates) and (C) the amount of any realized loss or Collateral Support Deficit, as applicable, allocated to the Principal Balance Certificates in respect of the related REO Loan in connection with that determination and, with respect to the Class EC certificates, the portion of such Principal Balance Certificates representing the Certificate Balance of the Class A-S, Class B and Class C certificates converted in an exchange for such Class EC certificates;

(28)       the aggregate amount of interest on P&I Advances paid to the master servicer and the trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(29)       the aggregate amount of interest on Servicing Advances paid to the master servicer, the special servicer and the trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(30)       the then-current credit support levels for each class of certificates;

(31)       the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(32)       identification of any material modification, extension or waiver of a mortgage loan;

(33)       identification of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable mortgage loan seller;

(34)       the amount of any Excess Interest actually received; and

(35)       an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to the related Distribution Date.

Under the Pooling and Servicing Agreement, the master servicer is required to provide to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the Jordan Creek Town Center Whole Loan to the extent required under the related intercreditor agreement.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the senior trust advisor, any affiliate of the senior trust advisor designated by the senior trust advisor, any holder of a Companion Loan identified to the certificate administrator, any person who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website. Prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be a Privileged Person.

“Investor Certification” means a certificate, substantially in the form attached to the Pooling and Servicing Agreement, representing (i) that such person executing the certificate is a Certificateholder, a beneficial owner of a certificate, a Companion Loan holder or a prospective purchaser of a certificate (or any investment advisor or manager of the foregoing), (ii) that such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor of or investor in or of any of the foregoing or a mezzanine lender who has commenced foreclosure proceedings and (iii) that such person has received a copy of the prospectus supplement and the prospectus.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the Pooling and Servicing Agreement or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

In the case of information furnished pursuant to clauses (1), (2), (11), (12), (15), (19), (23) and (30) above, (i) the amounts will be expressed as a dollar amount in the aggregate for all certificates of each applicable class and per any definitive certificate and (ii) the Class EC certificates will receive such information allocable to the Class A-S, Class B and Class C exchanged for such Class EC certificates. In addition, within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

Copies of each Statement to Certificateholders will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Certain information concerning the mortgage loans and the certificates, including the Statements to Certificateholders, CREFC® reports and supplemental notices, may be provided by the certificate administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com and Markit, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder identified to the master servicer’s reasonable satisfaction, the master servicer may provide (or forward electronically) (at the expense of such Certificateholder) copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer; provided that, in connection therewith, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a beneficial holder of book-entry certificates (or an investment advisor for a Certificateholder or a beneficial holder of book-entry certificates) and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder) may have under the trust.

 The Pooling and Servicing Agreement requires that the certificate administrator make available to Privileged Persons (provided that the prospectus supplement, Statements to Certificateholders and the

SEC EDGAR filings referred to below will be made available to the general public) via the certificate administrator’s website, among other things, the following items, in each case to the extent prepared by or delivered to the certificate administrator:

(A)       The following documents, which will be made available under a tab or heading designated “deal documents”:

●
the final prospectus supplement and prospectus and any other disclosure document relating to the Offered Certificates, in the form most recently provided to the certificate administrator by the depositor or by any person designated by the depositor;

●	the Pooling and Servicing Agreement and any exhibits and any amendments to that agreement; and

●	the CREFC® loan setup file provided by the master servicer to the certificate administrator;

(B)       the following documents, which will be made available under a tab or heading designated “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the trust through the EDGAR system;

(C)       The following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Statements to Certificateholders;

●
certain information and reports specified in the Pooling and Servicing Agreement (including the collection of reports (other than the loan setup file) specified by CREFC® (or any successor organization reasonably acceptable to the certificate administrator and the master servicer) known as the “CREFC Investor Reporting Package®”) relating to the mortgage loans, to the extent that the certificate administrator receives such information and reports from the master servicer from time to time; and

●	the annual reports prepared by the senior trust advisor;

(D)       The following documents, which will be made available under a tab or heading designated “additional documents”:

●	summaries of Final Asset Status Reports;

●	property inspection reports; and

●	appraisals;

(E)       The following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;

●	notice of any waiver, modification or amendment of any term of any mortgage loan;

●	notice of final payment on the certificates;

●
all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice to Certificateholders of the senior trust advisor’s recommendation to replace the special servicer;

●	notice of resignation or termination of the senior trust advisor and notice of the acceptance of appointment by the successor senior trust advisor;

●	any notice of the termination of a sub-servicer;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the trust;

●	any assessment of compliance delivered to the certificate administrator; and

●	any Attestation Reports delivered to the certificate administrator;

(F)       The “Investor Q&A Forum”; and

(G)       Solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry”.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all assets of the trust that were subject of a demand to repurchase or replace for breach of the related representations and warranties and (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer.

In addition, the certificate administrator will include (i) the identity of any mortgage loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Due Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

The certificate administrator will be required to post on the certificate administrator’s website the Statements to Certificateholders and the reports included in the CREFC Investor Reporting Package® listed above on each Distribution Date. In addition, if the depositor directs the certificate administrator, and on terms acceptable to the certificate administrator, the certificate administrator will be required to make certain other information and reports related to the mortgage loans available through its internet website.

The certificate administrator will not make any representations or warranties as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance therewith.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners may (a) submit inquiries to the certificate administrator relating to the Statements to Certificateholders, (b) submit inquiries to the master servicer or the special servicer relating to servicing reports, the mortgage loans (excluding The Aire Mortgage Loan) or the related Mortgaged Properties or (c) submit inquiries to the senior trust advisor relating to annual reports prepared by the senior trust advisor or actions by the special servicer referenced in such annual reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to The Aire Mortgage Loan, to the applicable party under the 2013-C16 Pooling and Servicing Agreement. The certificate administrator, the master servicer, the special servicer or the senior trust advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the trust fund and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the mortgage loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the senior trust advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information or (vi) that answering the inquiry is otherwise not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries.  In the case of an inquiry relating to The Aire Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the 2013-C16 Pooling and Servicing Agreement; provided that the certificate administrator shall not be responsible for the content of such answer, or any delay or failure to obtain such answer.  The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The certificate administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the trust.

“17g-5 Information Provider” means the certificate administrator.

“CREFC®” means the Commercial Real Estate Finance Council.

The Pooling and Servicing Agreement will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Certificateholder, any underwriter, the sponsors, the mortgage loan sellers, any Certificate Owner or any prospective investor or investment advisor so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:  (1) 2% in the case of the Class X Certificates (allocated, pro rata, among the Class X-A and Class X-C certificates based upon their Notional Amounts as of the date of determination) and (2) in the case of any other class of Regular Certificates (other than the Class X Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and senior trust advisor as described in this prospectus supplement, taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the certificates) of the class (without giving effect to any exchange of the Exchangeable Certificates to Class EC certificates), in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the senior trust advisor as described in this prospectus supplement, taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the certificates) of the Regular Certificates (other than the Class X Certificates and without giving effect to any exchange of the

Exchangeable Certificates to Class EC certificates), each determined as of the prior Distribution Date. The Class R certificates will not be entitled to any Voting Rights. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective certificates. In addition, if Exchangeable Certificates are exchanged for Class EC certificates, Certificateholders of such Class EC certificates will be entitled to exercise the Voting Rights that would otherwise be allocated to the Exchangeable Certificates converted for such Class EC certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, or any mortgage loan seller or any of their affiliates will be entitled to exercise any Voting Rights with respect to any certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive a Servicer Termination Event under the Pooling and Servicing Agreement; provided, however, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the Pooling and Servicing Agreement; provided, further, however, that the restrictions will not apply to the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan and REO Property (as applicable) subject to the Pooling and Servicing Agreement, (2) the voluntary exchange of all the then outstanding certificates (other than the Class R certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D certificates are no longer outstanding, (b) there is only one holder of the then outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of Certificates, (3) the reasonable out of pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase) and (4) if the Mortgaged Property secures The Aire Mortgage Loan and is an REO Property under the terms of the 2013-C16 Pooling and Servicing Agreement, the pro rata portion of the fair market value of the related property, as determined by the related master servicer in accordance with clauses (2) and (3) above.  This purchase will effect early retirement of the then outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates) including the Class X-C certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each class of outstanding certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “—Distributions—Priority” in this prospectus supplement.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the certificates and would have an adverse effect on the yield of the Class X certificates, because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “Yield and Maturity Considerations” in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The servicing and administration of the mortgage loans (excluding The Aire Mortgage Loan) and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (excluding The Aire Mortgage Loan) and any REO Properties. The Aire Mortgage Loan and any related REO Property will be serviced in accordance with the related pooling and servicing agreement by the related master servicer and the related special servicer and according to the servicing standards provided for in the related pooling and servicing agreement, which require, among other things, that the related master servicer and related special servicer attempt to maximize recovery on all portions of The Aire Whole Loan.  All references to “mortgage loans” in this section, “Servicing of the Mortgage Loans,” includes the Jordan Creek Town Center Whole Loan but do not include The Aire Mortgage Loan and any related REO Property, unless otherwise specifically stated.  The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement and any related intercreditor agreement and the terms of the pooling and servicing agreements related to The Aire Whole Loan. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See “Description of the Pooling Agreements” in the prospectus.

The master servicer (directly or through one or more sub-servicers) and the special servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans for which it is responsible. The master servicer and the special servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the master servicer and the special servicer, as applicable, will remain primarily responsible for the servicing of those mortgage loans). Notwithstanding the foregoing, the special servicer may not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, prior to the occurrence and continuance of a Control Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.  In connection with the servicing and administration of the Jordan Creek Town Center Whole Loan pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Companion Loan as well as the related mortgage loan as set forth in the related intercreditor agreement and the Pooling and Servicing Agreement.

The master servicer and the special servicer will each be required to service and administer the mortgage loans (excluding The Aire Mortgage Loan), the Jordan Creek Town Center Whole Loan and REO Properties (other than any REO Property related to The Aire Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents, and in the case of the Jordan Creek Town Center Whole Loan or any related mezzanine loan, the terms of the related intercreditor agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer and the special servicer service and administer similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer services and administers similar mortgage loans owned by the master servicer and the special servicer, in either case, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans and the Jordan Creek Town Center Pari Passu Companion Loan, as applicable, and the best interests of the trust and the Certificateholders (and, in the case of the Jordan Creek Town Center Whole Loan, the holder of the related Companion Loan, taking into account the pari passu nature of the related Companion Loan) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional multifamily and commercial mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any mortgage loan seller or any other party to the Pooling and Servicing Agreement;

(B)      the ownership of any certificate or, if applicable, any related mezzanine loan or any related Companion Loan by the master servicer or special servicer or any of its affiliates;

(C)      any obligation to make advances;

(D)      the master servicer’s or special servicer’s right to receive, or adequacy of, compensation for its services and reimbursement for its costs under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)      the ownership, servicing or management for others of any other mortgage loans, subordinate interests, subordinate debt, mezzanine loans or Mortgaged Properties by the master servicer or special servicer;

(F)      any option to purchase any mortgage loan or the related Companion Loan it may have; and

(G)      any debt that the master servicer or special servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the “Servicing Standard”).

The master servicer will be responsible initially for the servicing and administration of each of the mortgage loans (other than The Aire Mortgage Loan) and the Jordan Creek Town Center Whole Loan. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any mortgage loan (including any related Companion Loan) or the Jordan Creek Town Center Whole Loan for which the master servicer is responsible for servicing:

(1)       as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer, within 60 days of the related maturity date, with a written and fully executed (subject only to customary final closing conditions) written commitment for refinancing from an acceptable lender reasonably satisfactory in form and substance to the master servicer (and the master servicer will promptly forward such commitment to the special servicer), which provides that such refinancing will occur within 120 days of such related maturity date, provided that the mortgage loan (including any related Companion Loan) will become a Specially Serviced Mortgage Loan immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or, if such refinancing does not occur, the related mortgage loan (including any related Companion Loan) will become a Specially Serviced Mortgage Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates);

(2)       as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of the Jordan Creek Town Center Whole Loan or a mortgage loan with an associated mezzanine loan, the holder of the related Companion Loan or mezzanine debt cures such delinquency);

(3)       as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan (including any related Companion Loan) will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)       as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)       as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)       as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to the Jordan Creek Town Center Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan), as a collective whole, has occurred and remains unremediated for the applicable grace period specified in the mortgage loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)       as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or related Companion Loan (if any) or otherwise materially adversely affect the interests of Certificateholders (and, with respect to the Jordan Creek Town Center Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or related Companion Loan, as applicable, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (and, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” below.

However, the master servicer will be required to continue to (w) receive payments on the mortgage loans (and the Jordan Creek Town Center Pari Passu Companion Loan) (including amounts collected by the special servicer), (x) make certain calculations with respect to the mortgage loans and the Jordan Creek Town Center Pari Passu Companion Loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loans and the Jordan Creek Town Center Pari Passu Companion Loan and (z) receive the Servicing Fee in respect of the mortgage loans (including any related Companion Loan, if applicable) at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (and the Jordan Creek Town Center Pari Passu Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. The mortgage loans (including the Jordan Creek Town Center Pari Passu Companion Loan, but excluding The Aire Whole Loan) serviced by the special servicer and any mortgage loans (including the Jordan Creek Town Center Whole Loan, but excluding The Aire Mortgage Loan or The Aire Whole Loan) that have become REO Properties are referred to in this prospectus supplement collectively as the “Specially Serviced Mortgage Loans”. If any Companion Loan becomes specially serviced, then the related mortgage loan will also become a Specially Serviced Mortgage Loan. If any mortgage loan becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will also become a Specially Serviced Mortgage Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is or becomes a cross-collateralized mortgage loan and is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least three consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such mortgage loan or Companion Loan to otherwise constitute a Specially Serviced Mortgage Loan), the special servicer will be required to return servicing of such Specially Serviced Mortgage Loan (a “Corrected Mortgage Loan”) to the master servicer.

The special servicer will be required to prepare a report (an “Asset Status Report”) for each mortgage loan (other than The Aire Mortgage Loan) and, if applicable, the Jordan Creek Town Center Whole Loan that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the senior trust advisor (but only after the occurrence and during the continuance of a Control Event), the certificate administrator, the master servicer, the trustee and the 17g-5 Information Provider. After it receives such report, the 17g-5 Information Provider will be required to post such report to the 17g-5 Information Provider’s website. Prior to the occurrence and continuance of a Control Event, if the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. In addition, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the special servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders. If, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder disapproves the Asset Status Report and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. Prior to the occurrence and continuance of a Control Event, the special servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above, until the Directing Certificateholder’s approval is no longer required or until the special servicer makes a determination that the objection is not in the best interests of the Certificateholders.

In addition, the special servicer will be required to deliver a summary of each Final Asset Status Report in accordance with the Pooling and Servicing Agreement to the certificate administrator and to the holder of the Jordan Creek Town Center Pari Passu Companion Loan pursuant to the related intercreditor agreement. Upon receipt of such summary, the certificate administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder, in each case, which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Mortgage Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, prior to a Control Event, the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder and the senior trust advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report.  After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports and the special servicer will only be obligated to consult with the senior trust advisor with respect to any Asset Status Reports as described above.  The special servicer may choose to revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the senior trust advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the senior trust advisor or the Directing Certificateholder.

The Directing Certificateholder

Except as described in this prospectus supplement regarding the mortgage loans, prior to the occurrence and continuance of any Control Event, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Mortgage Loans, (2) the special servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer, and (3) the special servicer, with respect to all mortgage loans for which an extension of maturity is being considered by the special servicer or by the master servicer, subject to consent or deemed consent of the special servicer.

Except as otherwise described in the succeeding paragraphs below, (a) the master servicer will not be permitted to take any of the following actions (each, a “Major Decision”) unless it has obtained the consent of the special servicer and (b) with respect to any mortgage loan (other than The Aire Mortgage Loan) and the Jordan Creek Town Center Whole Loan, prior to the occurrence and continuance of a Control Event, the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, nor will the special servicer itself be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days (or thirty (30) days with respect to clause (x) below) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the master servicer or the special servicer, as applicable, within such ten-business-day (or 30 day) period, the Directing Certificateholder will be deemed to have approved such action):

(i)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)    any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the trust as described under “Description of the Certificates—Termination; Retirement of Certificates” in this prospectus supplement) for less than the applicable Mortgage Loan Repurchase Price;

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)     any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan and for which there is no lender discretion;

(vi)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(vii)    any property management company changes (with respect to a mortgage loan with a principal balance greater than $2,500,000) or franchise changes (with respect to a mortgage loan for which the lender is required to consent or approve under the mortgage loan documents);

(viii)   any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan and for which there is no material lender discretion;

(ix)    any determination of an Acceptable Insurance Default;

(x)     any exercise of a material remedy with respect to a mortgage loan following a default or event of default of such mortgage loan;

(xi)    any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a mortgage loan, or any action to enforce rights with respect thereto; and

(xii)   any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related mortgage loan documents;

provided, however, that in the event that the special servicer or the master servicer (in the event the master servicer is otherwise authorized by the Pooling and Servicing Agreement to take such action), as applicable, determines that immediate action with respect to the foregoing matters (or any other matter requiring consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Event in the Pooling and Servicing Agreement (or any matter requiring consultation with the Directing Certificateholder)) is necessary to protect the interests of the Certificateholders (and, with respect to the Jordan Creek Town Center Whole Loan, the interest of the Certificateholders and the holders of the

Jordan Creek Town Center Pari Passu Companion Loan), as a collective whole, the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response. The special servicer is not required to obtain the consent of the Directing Certificateholder for any of the foregoing actions upon the occurrence and during the continuance of a Control Event; provided, however, that after the occurrence and during the continuance of a Control Event, but prior to the occurrence of a Consultation Termination Event, the special servicer will be required to consult with the Directing Certificateholder in connection with any Major Decision (and such other matters that are subject to consultation rights of the Directing Certificateholder pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision.  In the event the special servicer receives no response from the Directing Certificateholder within 10 days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable mortgage loan or any other mortgage loan.  In addition, after the occurrence and during the continuance of a Control Event, the special servicer will also be required to consult with the senior trust advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the senior trust advisor pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by the senior trust advisor in respect of such Major Decision, provided that such consultation is on a non-binding basis.  In the event the special servicer receives no response from the senior trust advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the senior trust advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the senior trust advisor on the specific matter; provided, however, that the failure of the senior trust advisor to respond will not relieve the special servicer from consulting with the senior trust advisor on any future matters with respect to the applicable mortgage loan or any other mortgage loan.

In addition, unless a Control Event has occurred and is continuing, the Directing Certificateholder may direct the special servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the special servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, any related intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Provisions, or expose the master servicer, the special servicer, the certificate administrator, the senior trust advisor, the trust fund or the trustee to liability, or materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the Pooling and Servicing Agreement or cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders (and, with respect to the Jordan Creek Town Center Whole Loan, subject to the rights of the holders of the related Companion Loan as described under “Description of the Mortgage Pool—The Whole Loans—The Jordan Creek Town Center Whole Loan” and “—The Aire Whole Loan” in this prospectus supplement).

With respect to The Aire Whole Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights, or rights substantially similar to those rights, will be exercisable by The Aire Mortgage Loan Controlling Holder; provided that nothing precludes the Directing Certificateholder from consulting with the related special servicer, regardless of whether The Aire Mortgage Loan Controlling Holder is entitled to exercise such rights.  See “Servicing of the Mortgage Loans—Servicing of The Aire Mortgage Loan” in this prospectus supplement.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class or its representative will be the Directing Certificateholder.

Provided the certificate administrator and the other parties to the Pooling and Servicing Agreement have no actual knowledge that there has been a change in the Controlling Class, such parties to the Pooling and Servicing Agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed absent notice of a replacement of the Directing Certificateholder by a majority of the Controlling Class, or the resignation of the then-current Directing Certificateholder. After the occurrence and during the continuance of a Control Event, (i) the Directing Certificateholder will only retain its consultation rights to the extent specifically provided for in the Pooling and Servicing Agreement and (ii) the holders of more than 50%, by Certificate Balance, of the most senior Class of Control Eligible Certificates then outstanding will have the right to select the Directing Certificateholder. In the event the Controlling Class Certificateholder has elected to irrevocably waive its right to appoint a Directing Certificateholder or to exercise any of the rights of the Controlling Class Certificateholder as described in this prospectus supplement, there will be no Directing Certificateholder and no party will be entitled to exercise any of the rights of the Directing Certificateholder described in this prospectus supplement until such time as a Controlling Class Certificateholder is reinstated and a new Directing Certificateholder is appointed as described below.  See “Description of the Certificates—Appraisal Reductions” in this prospectus supplement. The initial Directing Certificateholder is expected to be Perella Weinberg Partners Asset Based Value Master Fund I L.P.

Notwithstanding anything to the contrary contained in this prospectus supplement, at any time that the Controlling Class Certificateholder is the holder of a majority of the Class E Certificates and the Class E Certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder or (b) to exercise any of the Directing Certificateholder’s rights set forth in the Pooling and Servicing Agreement by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and senior trust advisor. During such time, the special servicer will be required to consult with only the senior trust advisor in connection with asset status reports and material special servicing actions to the extent set forth in the Pooling and Servicing Agreement, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions.  Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the Class E Certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of a Class E Certificate, the successor Class E Certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor Class E Certificateholder that is the Controlling Class Certificateholder. The successor Class E Certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E Certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E Certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any mortgage loan that became a Specially Serviced Mortgage Loan prior to such successor Controlling Class Certificateholder’s purchase of the Class E Certificates and had not become a Corrected Mortgage Loan prior to such purchase until such mortgage loan becomes a Corrected Mortgage Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the Pooling and Servicing Agreement.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such class, at least equal to 25% of the initial Certificate Balance of that class. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible

Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Appraisal Reductions; or (ii) a holder of the Class E Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class E Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder.  Upon the occurrence of a Consultation Termination Event, no class of certificates will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement to consent or consult with the master servicer or special servicer. The Controlling Class as of the Closing Date will be the Class NR certificates.

The “Aire Mortgage Loan Controlling Holder”, with respect to The Aire Whole Loan will be the “controlling class certificateholders” or similar party under the 2013-C16 Pooling and Servicing Agreement.

The master servicer, the special servicer, the senior trust advisor, the certificate administrator, the trustee or any Certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the certificate administrator, the master servicer, the special servicer, the senior trust advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, may request that the certificate registrar provide, and the certificate registrar must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the senior trust advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class NR certificates.

A “Control Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder. However, the Directing Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the master servicer nor the special servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Certificateholder, or because of any failure to approve an action by any such party, or because of an objection by any such party that would cause either the master servicer or the special servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related intercreditor agreements or the REMIC Provisions.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder (and, with respect to The Aire Whole Loan, The Aire Mortgage Loan Controlling Holder) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder acknowledges and agrees, by its acceptance of its certificates, that the Directing Certificateholder (and, with respect to The Aire Whole Loan, the related Aire Mortgage Loan Controlling Holder):

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class (or, with respect to The Aire Whole Loan, the related Aire Mortgage Loan Controlling Holder);

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class (or, with respect to The Aire Whole Loan, the related Aire Mortgage Loan Controlling Holder);

(d)   may take actions that favor the interests of the holders of the Controlling Class (or, with respect to The Aire Whole Loan, the related Aire Mortgage Loan Controlling Holder) over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder (or the related Aire Mortgage Loan Controlling Holder) or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the master servicer or the special servicer.

Generally, the holders of any Companion Loan and its designees (e.g. The Aire Mortgage Loan Controlling Holder) will have limitations on liability with respect to actions taken in connection with the related mortgage loan similar to the limitations of the Directing Certificateholder described above.

The Senior Trust Advisor

General Obligations. After the occurrence and during the continuance of a Control Event, the senior trust advisor will generally review the special servicer’s operational practices in respect of Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans. In addition, after the occurrence and during the continuance of a Control Event, the senior trust advisor will consult on a non-binding basis with the special servicer with regard to certain matters with respect to its servicing of the Specially Serviced Mortgage Loans to the extent set forth in the Pooling and Servicing Agreement and described in this prospectus supplement.

Notwithstanding the foregoing, the senior trust advisor will have no obligations or consultation rights under the Pooling and Servicing Agreement for this transaction with respect to The Aire Whole Loan, which will be serviced pursuant to the 2013-C16 Pooling and Servicing Agreement, or any related REO Property. However, Pentalpha Surveillance LLC is also the senior trust advisor under the 2013-C16

Pooling and Servicing Agreement and, in such capacity, will have certain obligations and consultation rights with respect to The Aire Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Aire Whole Loan” in this prospectus supplement.

The senior trust advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and described in this prospectus supplement, and will have no fiduciary duty to any party. The senior trust advisor’s duties will be limited to its specific duties under the Pooling and Servicing Agreement, and the senior trust advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The senior trust advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Mortgage Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the senior trust advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. The senior trust advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Mortgage Loan is only to provide background information to support the senior trust advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer. Potential investors should note that the senior trust advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the senior trust advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Your Lack of Control Over the Trust Can Adversely Impact Your Investment” in this prospectus supplement.

In order to maintain the senior trust advisor’s familiarity with the mortgage loans, the senior trust advisor is required to promptly review all information available to Privileged Persons on the certificate administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the certificate administrator’s website related to mortgage loans on the CREFC® watch list report prepared monthly by the master servicer and each Final Asset Status Report. The special servicer will be required to deliver to the senior trust advisor each Final Asset Status Report.  In addition, prior to the occurrence and continuance of a Control Event, the special servicer will forward any Appraisal Reduction and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the senior trust advisor after they have been finalized and the senior trust advisor will review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations. Prior to the occurrence and continuance of a Control Event, the senior trust advisor’s obligations will be limited to the review described in this paragraph and generally will not involve an assessment of specific actions of the special servicer and, in any event, will be subject to limitations set forth in the Pooling and Servicing Agreement and described in this prospectus supplement.

Prior to the occurrence and continuance of a Control Event, the senior trust advisor will have no specific involvement with respect to servicing transfers, collateral substitutions, assignments, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the Pooling and Servicing Agreement.

At all times, the senior trust advisor will be obligated to keep confidential any Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below.  As used in this prospectus supplement, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Mortgage Loan or the exercise of the Directing Certificateholder’s consent or consultation rights under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the trust fund’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The senior trust advisor will not disclose any Privileged Information to any person (including any Certificateholders which are not then holders of Control Eligible Certificates), other than to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement (which parties, in turn, will not without the prior written consent of the special servicer and the Directing Certificateholder, disclose such information to any other person), except to the extent that (a) such Privileged Information becomes generally available and known to the public other than as a result of disclosure directly or indirectly by such parties, (b) it is reasonable and necessary for such parties to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation or (d) such disclosure is required by applicable law, as evidenced by an opinion of counsel (which will be an expense of the trust) delivered to the master servicer, the senior trust advisor, the certificate administrator, the special servicer, the Directing Certificateholder and the trustee. Notwithstanding the foregoing, the senior trust advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the senior trust advisor that agree in writing to be bound by the same confidentiality provisions applicable to the senior trust advisor.

The senior trust advisor, its affiliates and any of its members, managers, directors, officers, employees or agents will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal or administrative action or claim that relates to the Pooling and Servicing Agreement or the certificates (including, without limitation, any action or claim arising from, or relating to, a recommendation by the senior trust advisor to replace the special servicer); provided that such indemnification will not extend to any loss, liability or expense incurred by reason of the senior trust advisor’s bad faith, willful misconduct or negligence in the performance of its obligations or duties under the Pooling and Servicing Agreement.

Annual Report. After the occurrence and during the continuance of a Control Event, based on the senior trust advisor’s review of any Assessment of Compliance, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the senior trust advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the senior trust advisor will (if any Mortgage Loans were Specially Serviced Mortgage Loans in the prior calendar year) prepare an annual report to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans.

The special servicer must be given an opportunity to review any annual report produced by the senior trust advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider, provided that the senior trust advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

A form of annual report is attached to this prospectus supplement as Annex C (which form may, subject to the Pooling and Servicing Agreement, be modified or supplemented from time to time to cure any ambiguity or error or to incorporate additional information). In each annual report, the senior trust advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of Specially Serviced Mortgage Loans or REO Properties (other than with respect to The Aire Mortgage Loan) based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus supplement and as provided in the Pooling and Servicing Agreement regarding Privileged Information.

Consultation Duties of the Senior Trust Advisor After a Control Event

After the occurrence and during the continuance of a Control Event, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the senior trust advisor. The senior trust advisor will be required to provide comments to the special servicer in respect of the Asset Status Reports, if any, within 10 business days following the later of (i) receipt of such Asset Status Report or (ii) such related additional information reasonably requested by the senior trust advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole.

After the occurrence and during the continuance of a Control Event, the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the senior trust advisor (and, during the continuance of such Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Reports as it deems necessary to take into account any input and/or comments from the senior trust advisor (and, during the continuance of such Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder), to the extent the special servicer determines that the senior trust advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders (or, with respect to the Jordan Creek Town Center Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole), taking into account the interests of all of the Certificateholders as a collective whole. See “Servicing of the Mortgage Loans—General” in this prospectus supplement.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the senior trust advisor or a recommendation of the senior trust advisor.

After the occurrence and during the continuance of a Control Event, the special servicer will forward any Appraisal Reduction or net present value calculations to the senior trust advisor and the senior trust advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to utilization by the special servicer. The special servicer will be required to deliver the foregoing calculations together with information and supporting materials (including such additional information reasonably requested by the senior trust advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the senior trust advisor. The senior trust advisor will recalculate and verify the accuracy of those calculations and, in the event the senior trust advisor does not agree with the mathematical calculations of the Appraisal Reduction (as calculated by the special servicer) or net present value or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the senior trust advisor and special servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within five (5) business days of delivery of such calculations. In the event the senior trust advisor and special servicer are not able to resolve such matters, the senior trust advisor is required to promptly notify the certificate administrator and the certificate administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the senior trust advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the senior trust advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the senior trust advisor from performing its duties under the Pooling and Servicing Agreement, in which case any annual report will describe any resulting limitations.

Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the senior trust advisor determines that the special servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the senior trust advisor may recommend the replacement of the special servicer in the manner described in “Transaction Parties—Replacement of the Special Servicer” in this prospectus supplement.

Termination and Resignation of the Senior Trust Advisor

After the occurrence of a Consultation Termination Event, the senior trust advisor may be removed upon (i) the written direction of holders of certificates evidencing not less than 25% of the aggregate Certificate Balance of all classes of Principal Balance Certificates and Class EC certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of classes to which such Appraisal Reductions are allocable) requesting a vote to replace the senior trust advisor with a replacement senior trust advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee and the certificate administrator of Rating Agency Confirmation from each Rating Agency that the appointment of such replacement senior trust advisor will not result in a downgrade of the Offered Certificates (which confirmations will be obtained by the certificate administrator at the expense of such holders). The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard. Upon the vote or written direction of holders of at least 75% of the aggregate Certificate Balance of all classes of Principal Balance Certificates and Class EC certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of classes to which such Appraisal Reductions are allocable), the trustee will immediately replace the senior trust advisor with the replacement senior trust advisor.

In addition, in the event that the senior trust advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, then the trustee may, and upon the written direction of Certificateholders representing at least 51% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, terminate the senior trust advisor for cause. In the event (i) of the insolvency of the senior trust advisor, or (ii) the senior trust advisor acknowledges in writing its inability to legally perform its duties under the Pooling and Servicing Agreement, then the trustee will terminate the senior trust advisor for cause. Upon the termination of the senior trust advisor, a replacement senior trust advisor meeting the eligibility requirements set forth in the Pooling and Servicing Agreement and described in this prospectus supplement will be selected by the certificate administrator. The certificate administrator may rely on a certification by the replacement senior trust advisor that it meets such criteria. If the certificate administrator is unable to find a replacement senior trust advisor within 30 days of the termination of the senior trust advisor, the depositor will be permitted to find a replacement. Unless and until a replacement senior trust advisor is appointed, no party may act as the senior trust advisor. Any replacement senior trust advisor must (or all of the personnel responsible for supervising the obligations of the senior trust advisor must) meet either of the following criteria: (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a commercial mortgage-backed securities transaction rated by Standard & Poor’s Ratings Services, Fitch, Moody’s, Morningstar Credit Ratings, LLC, KBRA, DBRS Limited or DBRS, Inc. (including, in the case of the senior trust advisor, this transaction) but has not been special servicer or senior trust advisor on a transaction for which any Rating

Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or senior trust advisor as the sole or a material factor in such rating action.

The senior trust advisor may resign upon 30 days’ prior written notice to the depositor, master servicer, special servicer, trustee, certificate administrator and the Directing Certificateholder, if the senior trust advisor has secured a replacement senior trust advisor meeting the eligibility requirements set forth in the Pooling and Servicing Agreement and described in this prospectus supplement and such replacement has accepted its appointment as the replacement senior trust advisor and the trustee has received a Rating Agency Confirmation from each Rating Agency.

Prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will have the right to consent, such consent not to be unreasonably withheld, conditioned or delayed to the identity of any replacement senior trust advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the senior trust advisor under the Pooling and Servicing Agreement will terminate without payment of any penalty or termination fee. If the senior trust advisor is terminated pursuant to the foregoing sentence, then no replacement senior trust advisor will be appointed. In the event the senior trust advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Senior Trust Advisor Expenses and any rights to indemnification provided under the Pooling and Servicing Agreement with respect to the period for which it acted as senior trust advisor.

Senior Trust Advisor Compensation

The fee of the senior trust advisor (the “Senior Trust Advisor Fee”) will be payable monthly from amounts received in respect of each mortgage loan (including The Aire Mortgage Loan) and REO Loan, and will accrue at a rate (the “Senior Trust Advisor Fee Rate”), equal to a per annum rate of 0.0021%.

A “Senior Trust Advisor Consulting Fee” will be payable to the senior trust advisor with respect to each Major Decision on which the senior trust advisor has consultation obligations and performed its duties with respect to that Major Decision. The Senior Trust Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any mortgage loan (other than The Aire Mortgage Loan); provided that the senior trust advisor may in its sole discretion reduce the Senior Trust Advisor Consulting Fee with respect to any Major Decision.

Each of the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee will be payable from funds on deposit in the Certificate Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions” in this prospectus supplement, but with respect to the Senior Trust Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the senior trust advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Senior Trust Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related mortgage loan documents. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Senior Trust Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event will take any enforcement action with respect to the collection of such Senior Trust Advisor Consulting Fee other than requests for collection; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the senior trust advisor prior to any such waiver or reduction.

In addition to the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee, the senior trust advisor will be entitled to reimbursement of Senior Trust Advisor Expenses in accordance with the terms of the Pooling and Servicing Agreement. “Senior Trust Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the senior trust advisor pursuant to the Pooling and Servicing Agreement (other than the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee).

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standard, the master servicer (with respect to the mortgage loans and any related Companion Loan but excluding The Aire Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than the Mortgaged Property securing The Aire Whole Loan) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) as long as and only as (1) the trustee has an insurable interest and (2) it is available at commercially reasonable rates. This insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related mortgage loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such mortgage loans and any related Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing The Aire Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the mortgage loans and any related Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing The Aire Whole Loan), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Releases—Hazard, Liability and Other Insurance” and “Risk Factors—Availability of Terrorism Insurance” in this prospectus supplement. Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing The Aire Mortgage Loan) such insurance was required at the time of origination of the related mortgage loan and is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing The Aire Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related mortgage loan (and any related Companion Loan, if applicable) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the mortgage loans (other than The Aire Mortgage Loan) and any related Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan and any related Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

“Acceptable Insurance Default” means, with respect to any mortgage loan (other than The Aire Mortgage Loan) or the Jordan Creek Town Center Whole Loan, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard and, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder (and after a Control Event has occurred, but prior to the occurrence of a Consultation Termination Event, after consultation with the Directing Certificateholder as provided in the Pooling and Servicing Agreement), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided, however, that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent or consultation; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (at its own expense) and the special servicer (at the expense of the trust) will be entitled to rely on insurance consultants in making the determinations described above.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to The Aire Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related mortgage loan (and any related Companion Loan) or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties (other than the Mortgaged Property securing The Aire Whole Loan), as applicable. Any losses incurred with respect to mortgage loans (and any related Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of a segregated custodial account created and maintained by the special servicer on behalf of the trustee in trust for the Certificateholders (the “REO Account”) or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to certain non-material modifications, waivers and amendments, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan and/or Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The master servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the special servicer (which such consent may be deemed received by the master servicer if the special servicer does not respond within ten (10) business days of delivery to the special servicer of the recommendation and analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the Pooling and Servicing Agreement and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the Pooling and Servicing Agreement and as permitted under the mortgage loan documents.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the trust and, if applicable, the holders of any applicable Companion Loan than liquidation of such Specially Serviced Mortgage Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any mortgage loan, prior to the occurrence and during the continuance of a Control Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the Pooling and Servicing Agreement and described in this prospectus supplement, and, (z) with respect to the Jordan Creek Town Center Whole Loan, the rights of the holder of the related Companion Loan, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a mortgage loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than the Mortgaged Property securing The Aire Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the mortgage loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related mortgage loan, then such calculation will, unless then permitted by the REMIC Provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

(1)        extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Event, with the consent of the Directing Certificateholder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)        provide for the deferral of interest unless interest accrues on the mortgage loan or the Jordan Creek Town Center Whole Loan, generally, at the related Mortgage Rate.

In the event of a modification that creates Mortgage Deferred Interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes of certificates (other than the Class X-A, Class X-C and Class R certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

If the special servicer gives notice of any modification, waiver or amendment of any term of any mortgage loan (other than The Aire Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the applicable mortgage loan seller, the senior trust advisor (after the occurrence and during the continuance of a Control Event), the certificate administrator, the trustee, the Directing Certificateholder (unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such mortgage loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, trustee, special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice to the Directing Certificateholder), the related mortgage loan seller and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus supplement.

The modification, waiver or amendment of the Jordan Creek Town Center Whole Loan or a mortgage loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this prospectus supplement.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer, with respect to non-Specially Serviced Mortgage Loans (other than The Aire Mortgage Loan), and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan and any related Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the master servicer has made a recommendation and obtained the prior written consent (or deemed consent) of the special servicer, (ii) with respect to all Specially Serviced Mortgage Loans and all non-Specially Serviced Mortgage Loans, prior to the occurrence and continuance of a Control Event, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, if applicable.

With respect to a mortgage loan (other than The Aire Mortgage Loan) and any related Companion Loan with a “due-on-encumbrance” clause, the master servicer, with respect to non-Specially Serviced Mortgage Loans, and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the master servicer has made a recommendation and obtained the prior written consent (or deemed consent) of the special servicer, (ii) with respect to all Specially Serviced Mortgage Loans and all non-Specially Serviced Mortgage Loans,  prior to the occurrence and continuance of a Control Event, the special servicer has obtained the consent of the Directing Certificateholder, if applicable.

Any modification, extension, waiver or amendment of the payment terms of The Aire Whole Loan will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related intercreditor agreement, such that neither the trust as holder of The Aire Mortgage Loan nor any holder of the related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related intercreditor agreement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a Defaulted Mortgage Loan has become a Specially Serviced Mortgage Loan, the special servicer will be required to order an appraisal of the related Mortgaged Property (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standard. The special servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The special servicer will promptly notify the master servicer in writing of the initial fair value determination and any adjustment to its fair value determination.  “Defaulted Mortgage Loan” means a mortgage loan (i) that is delinquent at least sixty (60) days in respect of its Periodic Payments or more than thirty (30) days (or sixty (60) days with respect to the circumstances described under clause (1) of the definition of Specially Serviced Mortgage Loan) delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note or (ii) as to which the master servicer or special servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Pooling and Servicing Agreement will provide that the special servicer may offer to sell to any person any Specially Serviced Mortgage Loan (to the extent consistent with the term of any related intercreditor agreement) or may offer to purchase any Specially Serviced Mortgage Loan, if and when the special servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the trust on a net present value basis. The special servicer is required to give the trustee not less than five days prior written notice of its intention to sell any Specially Serviced Mortgage Loan, in which case the special servicer is required to accept the highest offer received from any person for any Specially Serviced Mortgage Loan in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan (or REO Loan) or, if applicable, the Jordan Creek Town Center Whole Loan and any outstanding expenses of the trust relating to such mortgage loan (the “Mortgage Loan Repurchase Price”) or, at its option, if it has received no offer at least equal to the Mortgage Loan Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan at such Mortgage Loan Repurchase Price.

In the absence of any such offer (or purchase by the special servicer), the special servicer will accept the highest offer received from any person that is determined by the special servicer to be a fair price for such Specially Serviced Mortgage Loan, if the highest offeror is a person other than the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the senior trust advisor, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer, a holder of any related Companion Loan (in connection with offers related to the Jordan Creek Town Center Whole Loan), a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (any such person, an “Interested Person”). The trustee (based upon, among other things, updated independent appraisals ordered by the Special Servicer and received by the trustee (the cost of which will be a Servicing Advance by the master servicer), is required to determine the fair price for the Specially Serviced Mortgage Loan if the highest offeror is an Interested Person. The reasonable cost of such independent appraisal will be an expense of the trust. Any such determination by the trustee will be binding on all parties. Neither the trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan.

The Pooling and Servicing Agreement will not obligate the special servicer to accept the highest offer if the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of certificates. In addition, the special servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not the special servicer or a person affiliated with the special servicer. The special servicer is required to use reasonable efforts to sell all Specially Serviced Mortgage Loans prior to the Rated Final Distribution Date.

Notwithstanding the foregoing, with respect to each mortgage loan (other than The Aire Mortgage Loan) with a related mezzanine loan, the sale by the special servicer of any Specially Serviced Mortgage Loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan or REO Property, as applicable, following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of such intercreditor agreement). See “Description of the Mortgage Pool—Additional Debt—Mezzanine Debt” in this prospectus supplement.

Pursuant to the terms of the related intercreditor agreement, if the Jordan Creek Town Center Whole Loan becomes a defaulted mortgage loan, and if the special servicer determines to sell the related Serviced Mortgage Loan that has become a Specially Serviced Mortgage Loan in accordance with the terms described above, then the special servicer will be required to sell the Jordan Creek Town Center Pari Passu Companion Loan together with the related Serviced Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the certificate administrator in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount (subject to a cap of $2,500,000). Notwithstanding the foregoing, the special servicer will not be permitted to sell the Jordan Creek Town Center Whole Loan if it becomes a Specially Serviced Mortgage Loan without the written consent of the holder of the Jordan Creek Town Center Pari Passu Companion Loan (provided that such consent is not required if the holder of 50% or more of the Jordan Creek Town Center Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the Jordan Creek Town Center Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the Jordan Creek Town Center Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Jordan Creek Town Center Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Jordan Creek Town Center Pari Passu Companion Loan that are material to the sale price of the Jordan Creek Town Center Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that with respect to each of the Jordan Creek Town Center Whole Loan, the holder of the related Pari Passu Companion Loan may waive any of the delivery or timing requirements set forth in this sentence. The holder of the Jordan Creek Town Center Pari Passu Companion Loan (or its representative) will be permitted to bid at any sale of the Jordan Creek Town Center Whole Loan.  See “Description of the Mortgage Pool—The Whole Loans—The Jordan Creek Town Center Whole Loan—Amendments and Consents”, “—Sale of a Defaulted Jordan Creek Town Center Whole Loan”, “Description of the Mortgage Pool—The Whole Loans—The Aire Whole Loan—Consultation and Control”, and “—Sale of Defaulted The Aire Whole Loan” in this prospectus supplement.

Pursuant to the terms of The Aire Intercreditor Agreement, if The Aire Whole Loan becomes a defaulted mortgage loan, and if The Aire Special Servicer determines to sell the related Pari Passu Companion Loan that has become a specially serviced mortgage loan in accordance with the 2013-C16 Pooling and Servicing Agreement, then The Aire Special Servicer will be required to sell The Aire Mortgage Loan together with the Pari Passu Companion Loan as one whole loan. In connection with any such sale, The Aire Special Servicer will be required to follow procedures substantially similar to those described above. Notwithstanding the foregoing, The Aire Special Servicer will not be permitted to sell The Aire Whole Loan if it becomes a defaulted mortgage loan without the written consent of the Special Servicer (and prior to the occurrence and continuance of a Control Event (provided that such consent is not required if such party is the borrower or an affiliate of the borrower), the Directing Certificateholder) unless The Aire Special Servicer has delivered to the special servicer, who will forward to the Directing Certificateholder: (a) at least 15 business days prior written notice of any decision to attempt to sell The

Aire Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by The Aire Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for The Aire Whole Loan, and any documents in the servicing file reasonably requested by the holder of The Aire Mortgage Loan that are material to the sale price of The Aire Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by The Aire Master Servicer or The Aire Special Servicer in connection with the proposed sale; provided that the special servicer for this securitization may in accordance with the Pooling and Servicing Agreement waive any of the delivery or timing requirements set forth in this sentence.

If title to any Mortgaged Property is acquired by the trust fund, the special servicer, on behalf of the trust fund (and the holder of any related Companion Loan, if applicable), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants or has not denied an extension of time to sell the property or (2) the trustee, the certificate administrator and the master servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Lower-Tier REMIC or the Upper-Tier REMIC or cause the trust fund (or either the Lower-Tier REMIC or the Upper-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times and that the sale of the property does not result in the receipt by the trust fund or the holder of any Companion Loan of any “income from non-permitted assets” as described in Section 860F(a)(2)(B) of the Code, endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or result in the imposition of a tax upon the Lower-Tier REMIC or the Upper-Tier REMIC or the trust fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as defined in Section 860G(c)(2) of the Code). If the trust fund acquires title to any Mortgaged Property, the special servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed before default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Lower-Tier REMIC nor the Upper-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes “rents from real property,” within the meaning of Section 856(d) of the Code and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to that personal property exceeds 15% of the total rent at the related mortgaged property for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the master servicer, the special servicer, the certificate administrator, the senior trust advisor or the trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The trustee, the certificate administrator, the master servicer, the special servicer and/or the senior trust advisor will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or the trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to advance the funds to effect the restoration unless (1) the special servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and (2) the master servicer has not determined that the advance would be a Nonrecoverable Advance.

Servicing of The Aire Mortgage Loan

The Aire Mortgage Loan (the “2013-C16 Serviced Mortgage Loan” and the related Whole Loan a “2013-C16 Serviced Whole Loan”),and any related REO Property, are each being serviced under the 2013-C16 Pooling and Servicing Agreement. Accordingly, the 2013-C16 Master Servicer will generally make servicing advances and remit collections on the 2013-C16 Serviced Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the 2013-C16 Serviced Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the 2013-C16 Serviced Mortgage Loan under the terms of the related intercreditor agreement and make P&I Advances with respect to the 2013-C16 Serviced Mortgage Loan, subject to any non-recoverability determination. The servicing arrangements under the 2013-C16 Pooling and Servicing Agreement differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement. Below are certain provisions in the 2013-C16 Pooling and Servicing Agreement for your consideration:

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The master servicer, the special servicer, the certificate administrator, senior trust advisor and the trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the 2013-C16 Master Servicer, the 2013-C16 Special Servicer, or any of the trustee, certificate administrator or senior trust advisor under the 2013-C16 Pooling and Servicing Agreement or (b) make Servicing Advances with respect to the 2013-C16 Serviced Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the 2013-C16 Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the 2013-C16 Master Servicer or the 2013-C16 Special Servicer.

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Pursuant to the 2013-C16 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the 2013-C16 Serviced Mortgage Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement, although the special servicing fee on a loan-by-loan basis will be equal to a per annum rate of 0.25%.

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The master servicer for this securitization will be required to make P&I Advances with respect to the 2013-C16 Serviced Mortgage Loan, unless it has determined that such Advance would not be recoverable from collections on the related mortgage loan.

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The 2013-C16 Master Servicer is obligated to make servicing advances with respect to the 2013-C16 Serviced Whole Loan. If the 2013-C16 Master Servicer determines that a servicing advance it made with respect to the 2013-C16 Serviced Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related mortgage loan and the related Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the trust established under the 2013-C16 Pooling and Servicing Agreement and the trust established under the Pooling and Servicing Agreement for this transaction.

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With respect to the 2013-C16 Serviced Mortgage Loan, prior to the occurrence and continuance of any control event under the 2013-C16 Pooling and Servicing Agreement, the 2013-C16 Directing Certificateholder will have the right to terminate the 2013-C16 Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor 2013-C16 Special Servicer.

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In addition, with respect to the 2013-C16 Serviced Mortgage Loan, after the occurrence and during the continuance of any control event under the 2013-C16 Pooling and Servicing Agreement, at the written direction of holders of principal balance certificates under the 2013-C16 Pooling and Servicing Agreement evidencing not less than 25% of the voting rights of such certificates, a request can be made to vote to terminate the 2013-C16 Special Servicer and appoint a successor 2013-C16 Special Servicer.

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In addition, with respect to the 2013-C16 Serviced Mortgage Loan, following the occurrence of a consultation termination event under the 2013-C16 Pooling and Servicing Agreement, if the senior trust advisor under the 2013-C16 Pooling and Servicing Agreement determines that the 2013-C16 Special Servicer is not performing its duties under the 2013-C16 Pooling and Servicing Agreement or is otherwise not acting in accordance with the related servicing standard, the senior trust advisor under the 2013-C16 Pooling and Servicing Agreement will have the right to recommend the replacement of the 2013-C16 Special Servicer.

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If the 2013-C16 Serviced Mortgage Loan becomes a defaulted mortgage loan, the 2013-C16 Special Servicer will be required to take actions that are substantially similar to the actions described under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans”  in this prospectus supplement.

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With respect to the 2013-C16 Serviced Mortgage Loans, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

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The 2013-C16 Master Servicer and 2013-C16 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

Inspections; Collection of Operating Information

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a mortgage loan (other than the Mortgaged Property securing The Aire Mortgage Loan, which is subject to inspection pursuant to the related pooling and servicing agreement, and other than a Specially Serviced Mortgage Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2015 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related mortgage loan (but with respect to the Jordan Creek Town Center Whole Loan, only amounts available for such purpose under the related intercreditor agreement) and then from the Certificate Account as an expense of the trust fund, and, in the case of the Jordan Creek Town Center Whole Loan, as an expense of the holders of the Jordan Creek Town Center Pari Passu Companion Loan, pro rata, to the extent provided in the related intercreditor agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements beginning with calendar year end 2014 of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus supplement.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor

The Pooling and Servicing Agreement permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to the Jordan Creek Town Center Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus supplement); and, as to the special servicer only, for so long as a Control Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.  Other than as described under “—Servicer Termination Events” below, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the depositor, the senior trust advisor or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund, Certificateholders or holders of the related Companion Loan for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the depositor, the senior trust advisor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the master servicer, the special servicer, the depositor, the senior trust advisor and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement, the mortgage loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.  The Pooling and Servicing Agreement will also provide that any related master servicer, depositor, special servicer, senior trust advisor or trustee under the related pooling and servicing agreement with respect to The Aire Pari Passu Companion Loan and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to The Aire Mortgage Loan under the related pooling and servicing agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the related master servicer, depositor, special servicer, senior trust advisor or trustee under the related pooling and servicing agreement in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the related pooling and servicing agreement.

In addition, the Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the depositor or senior trust advisor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the master servicer, the special servicer, the depositor and the senior trust advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and, in the case of the Jordan Creek Town Center Whole Loan, the rights of the Certificateholders and the holders of the related Companion Loan (as a collective whole)) under the Pooling and Servicing Agreement; provided, however, that if the Jordan Creek Town Center Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the Jordan Creek Town Center Whole Loan in accordance with the related intercreditor agreement and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to the Jordan Creek Town Center Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a mortgage loan or Companion Loan, then any subsequent recovery on that mortgage loan or Companion Loan, as applicable, will be used to reimburse the trust for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the master servicer, the special servicer or the depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the master servicer, the special servicer, the depositor or senior trust advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor or senior trust advisor is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor or senior trust advisor, will be the successor of the master servicer, the special servicer, the depositor or senior trust advisor, as the case may be, under the Pooling and Servicing Agreement. The master servicer, the special servicer and the senior trust advisor may have other normal business relationships with the depositor or the depositor’s affiliates.

Unless and until the special servicer liquidates a mortgage loan (other than The Aire Mortgage Loan) following a default with respect to such mortgage loan, the special servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including, without limitation, workout, sale and foreclosure, consistent with the Servicing Standard and any applicable REMIC Provisions.

In connection with the master servicer and the special servicer’s duties, all net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to a mortgage loan, Jordan Creek Town Center Pari Passu Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) will be made using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on a mortgage loan or Jordan Creek Town Center Pari Passu Companion Loan, a sale of a mortgage loan by the special servicer, the higher of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on non-defaulted debt of such borrower as of such date of determination and (2) the Mortgage Rate on the applicable mortgage loan or Jordan Creek Town Center Pari Passu Companion Loan based on its outstanding principal balance and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal) of the related Mortgaged Property.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related mortgage loan documents or other provisions of the Pooling and Servicing Agreement, if any action under such mortgage loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus supplement as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any mortgage loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the mortgage loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) (i) if the replacement master servicer or the special servicer, as applicable, has not been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) if the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) if KBRA has not cited servicing concerns of the applicable replacement as the sole or material factor in such rating action or any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency.  Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter.

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the mortgage loan documents or any matter related to the mortgage loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the Pooling and Servicing Agreement or any related intercreditor agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place, provided, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement. All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement. The senior trust advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus supplement.

The Pooling and Servicing Agreement will provide that the Pooling and Servicing Agreement may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the Pooling and Servicing Agreement, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any mortgage loan documents or the Pooling and Servicing Agreement will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a mortgage loan), the custodian, the trustee and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the mortgage loans, to use reasonable efforts to cause such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

 In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of the mortgage loan), the trustee, the custodian, the certificate administrator and the senior trust advisor will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the mortgage loans, to use reasonable efforts to cause such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Servicer Termination Events

A “Servicer Termination Event” under the Pooling and Servicing Agreement with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)     (i) any failure by the master servicer to make a required deposit to the Certificate Account or remit to the companion paying agent for deposit into the related companion distribution account on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)     any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Certificate Account, or any other account required under the Pooling and Servicing Agreement, any such remittance required to be made by the special servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)     any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, five business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the Pooling and Servicing Agreement and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or, with respect to the Jordan Creek Town Center Whole Loan, by the holder of the related Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)     any breach on the part of the master servicer or the special servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any class of Certificateholders or holders of any Companion Loan (excluding the holder of The Aire Pari Passu Companion Loan) and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or, with respect to the Jordan Creek Town Center Whole Loan, by the holder of the related Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)     certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)      Moody’s (i) has qualified, downgraded or withdrawn its ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a rating downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s within 60 days of such actual knowledge by the master servicer or the special servicer, as the case may be) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action;

(g)     the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)     KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates, or (ii) has placed one or more classes of Certificates on “watch status” in contemplation of a rating downgrade or withdrawal ((and in the case of clause (i) and (ii), such action has not been withdrawn by KBRA within 60 days of such actual knowledge by the master servicer or the special servicer, as the case may be) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the Pooling and Servicing Agreement, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, or, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to any class of Offered Certificates by any Rating Agency to act as successor to the master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement and, for so long as a Control Event has not occurred and is not continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

In addition, the Depositor may direct the Trustee to terminate each of the master servicer or the special servicer, as applicable, upon five business days’ notice if there is a Servicer Termination Event under clause (c)(i) above.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Companion Loan (or, if applicable, the related trustee, acting at the direction of the related controlling class representative) will be entitled to direct the trustee to terminate the special servicer solely with respect to the Jordan Creek Town Center Whole Loan.  The appointment (or replacement) of a special servicer with respect to the Jordan Creek Town Center Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency.  A replacement special servicer will be selected by the trustee or, prior to a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to the

Jordan Creek Town Center Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Companion Loan, without the prior written consent of such holder of the related Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of the special servicer under the pooling and servicing agreement entered into in connection with the securitization of The Aire Pari Passu Companion Loan (such special servicer, the related “Non-Serviced Special Servicer”) remains unremedied and affects the holder of The Aire Mortgage Loan, and the related Non-Serviced Special Servicer has not otherwise been terminated, the holder of The Aire Mortgage Loan (or, if applicable, the Special Servicer, acting at the direction of the Directing Certificateholder) will be entitled to direct the trustee under the related pooling and servicing agreement (the “Non-Serviced Trustee”) to terminate the related Non-Serviced Special Servicer solely with respect to the related Whole Loan).  The appointment (or replacement) of a Non-Serviced Special Servicer with respect to The Aire Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency.  Such replacement special servicer will be selected by the related Non-Serviced Trustee or, prior to a consultation termination event under the related pooling and servicing agreement, by the related directing holder; provided, however, that any successor Non-Serviced Special Servicer appointed to replace the terminated Non-Serviced Special Servicer with respect to The Aire Whole Loan cannot at any time be the person (or its affiliate) that was terminated at the direction of the holder of The Aire Mortgage Loan, without the prior written consent of the Special Servicer on behalf of the holder of The Aire Mortgage Loan.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f), (g) or (h) under “—Servicer Termination Events” above, and prior to being replaced as described in the second preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor has not entered into the Pooling and Servicing Agreement as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described in the previous paragraph.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the certificates or the Pooling and Servicing Agreement unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Further, if replaced as a result of a Servicer Termination Event any master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of certificates:

(a)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(b)     to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the prospectus supplement with respect to the certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error;

(c)     to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)     to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Lower-Tier REMIC, the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)     to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; provided that the depositor may conclusively rely upon an opinion of counsel to such effect;

(f)      to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus supplement);

(g)     to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus supplement); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced by an opinion of counsel;

(h)     to modify the provisions of the Pooling and Servicing Agreement with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus supplement);

(i)      to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; and

(j)      in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided, that any amendment pursuant to this clause (j) will be at the sole cost and expense of the depositor.

With respect to paragraph (j) above, in a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA.  (See for example, in Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (SDNY Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market and SEC practice, as well as guidance provided by the Division of Corporation Finance Interpretive Response 202.01 regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988).  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this prospectus supplement the depositor informs the trustee that it has determined that the TIA does apply to the Pooling and Servicing Agreement (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended, without the consent of any Certificateholder and at the expense of the depositor, to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the

TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it shall be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement shall expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter its provisions or (y) increase the obligations, liabilities or scope of responsibility of any party thereto. Generally, the TIA provisions include additional obligations of the trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the trustee resign in the event the interests of the holders of the various classes of certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner the obligations of any mortgage loan seller under such Purchase Agreement without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus supplement).

Notwithstanding the foregoing, no amendment to the Pooling and Servicing Agreement may be made that changes in any manner the obligations of any mortgage loan seller under such Purchase Agreement or the rights of any mortgage loan seller, including as a third party beneficiary, under the Pooling and Servicing Agreement, without the consent of such mortgage loan seller.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the trustee, the certificate administrator, the master servicer, the special servicer and the senior trust advisor having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment does not conflict with the terms of the Pooling and Servicing Agreement, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMCB. JPMCB and the other mortgage loan sellers originated or acquired the mortgage loans and will be selling them to the depositor. JPMCB is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the certificates.

Barclays is a sponsor and a mortgage loan seller. It is also an affiliate of Barclays Capital Inc., an underwriter for the Offered Certificates and an initial purchaser of the non-offered certificates. Barclays also provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, one of the sponsors, through a repurchase facility.  Certain of the mortgage loans intended to be included in the trust that RAIT Funding, LLC originated are subject to that repurchase facility.  Proceeds received by RAIT CMBS Conduit II, LLC will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Situs Holdings, LLC, which is acting as the special servicer, assisted affiliated funds of Perella Weinberg Partners Asset Based Value Strategy and an entity controlled by affiliated funds of Square Mile Capital Management LLC with due diligence relating to the mortgage loans to be included in the mortgage pool. Situs Holdings, LLC is not affiliated with Perella Weinberg Partners Asset Based Value Strategy or Square Mile Capital Management LLC or their affiliates. Situs Holdings, LLC has assisted JPMorgan Chase Bank, National Association in the preparation of loan descriptions of some of the mortgage loans prior to the origination of such mortgage loans as part of its ordinary course of business.  This included, without limitation, services such as reviewing leases and preparing lease abstracts.

Wells Fargo Bank, National Association is the master servicer, the certificate administrator, the custodian, the certificate registrar, the 17g-5 Information Provider and the master servicer under the 2013-C16 pooling and servicing agreement with respect to The Aire Companion Loan.

Further, JPMCB currently holds the Jordan Creek Town Center Pari Passu Companion Loan; however, JPMCB expects to deposit each such loan into a future securitization.  See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

See “Risk Factors—Potential Conflicts of Interest” and “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this prospectus supplement. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties” in this prospectus supplement.

PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties” in this prospectus supplement.

USE OF PROCEEDS

Certain of the net proceeds from the sale of the Offered Certificates will be used by the depositor to purchase the mortgage loans and to pay certain expenses in connection with the issuance of the Offered Certificates.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any class of Offered Certificates will depend on:  (1) the Pass-Through Rate for the class; (2) the price paid for such certificates and, if the price was other than par, the rate and timing of payments (whether as a result of voluntary or involuntary prepayments received in respect of the mortgage loans) of principal on the certificate (or, in the case of the Class X-A and Class X-C certificates, reduction of the Notional Amount of the Class X-A and Class X-C certificates, as applicable (in each case, determined without giving effect to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates)); (3) the aggregate amount of distributions on the certificates (or in the case of the Class X-A and Class X-C certificates, the resulting reductions of the Notional Amount of the Class X-A and Class X-C certificates, as applicable (in each case, determined without giving effect to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates), as a result of such principal distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of certificates (or, in the case of the Class X-A and Class X-C certificates, in reduction of the Notional Amount of the Class X-A and Class X-C certificates, as applicable (in each case, determined without giving effect to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates)).

Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates (other than the Class EC certificates, which do not have a Pass-Through Rate) for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement (including additional information indicated by any relevant footnotes). See “Description of the Certificates” in this prospectus supplement.

Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, second, in respect of the Class A-1 certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB certificates, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates and the Class NR certificates, in that order, in each case until the Certificate Balance of such class of certificates is reduced to zero (calculated without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates).  On each Distribution Date, the Class EC certificates will receive, in the aggregate, the sum of the principal distributable to the Class A-S, Class B and Class C certificates that have been exchanged for such Class EC certificates.  Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges and/or other prepayment consideration in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related anticipated repayment date, property release provisions, provisions relating to the application or release of earnout reserves, any extensions of maturity dates by the master servicer or the special servicer and the rate and timing of principal prepayments and other unscheduled collections received in respect of the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the Class X Certificates are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the mortgage loans to the extent distributed to reduce the related Notional Amount of the applicable class of Class X Certificates. In addition, although the borrower under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on the Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest, other than to make requests for collection, until the scheduled maturity of the ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the trust fund’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Prepayments and, assuming the respective stated maturity dates (or, if applicable, Anticipated Repayment Dates) for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans to maturity (or, if applicable, to the related anticipated repayment date).  Defaults on the mortgage loans particularly at or near their stated maturity dates (or, if applicable, Anticipated Repayment Dates), may result in significant delays in anticipated payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” and “—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the certificates or, in the case of the Class X-A certificates applied to reduce the Notional Amount of the Class X-A certificates (determined without giving effect to any exchange of Exchangeable Certificates for Class EC certificates.  An investor should consider, in the case of any certificate (other than the Class X Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the principal balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amount of the Class X-A certificates is based on the outstanding Certificate Balances of the Class A certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates), the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may also affect the yield on the classes of certificates with a Pass-Through Rate equal to, based on, or limited by the WAC Rate, to the extent that mortgage loans with higher Mortgage Rates prepay faster than mortgage loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR certificates, the Class F certificates, the Class E certificates, the Class D certificates, the Class C certificates (and any related portion of the Class EC certificates), Class B certificates (and any related portion of the Class EC certificates) and the Class A-S certificates (and any related portion of the Class EC certificates), in that order, in each case to the extent of amounts otherwise distributable in respect of the class of Subordinate Certificates. Although losses on the Class A-S certificates (and any related portion of the Class EC certificates) will not be allocated to the Class X-A certificates directly, they will reduce the Notional Amount of the Class X-A certificates (without giving effect to any conversion and exchange of Class A-S certificates for Class EC certificates), which will reduce the yield on such Offered Certificates.  In the event of the reduction of the Certificate Balances of all those classes of Subordinate Certificates and the Class EC certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates. As is the case with losses on the Class A-S certificates as described above, although losses on such Class A Certificates will not be allocated to the Class X-A certificates directly, they will reduce the Notional Amount of the Class X-A certificates (without giving effect to any conversion and exchange of Class A-S certificates for Class EC certificates), which will reduce the yield on such Offered Certificates. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all losses and shortfalls that would otherwise be allocable to such converted Exchangeable Certificates will be borne by such Class EC certificates.

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” and “Yield and Maturity Considerations” in this prospectus supplement.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to lockout periods and/or Yield Maintenance Charges.  In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

With respect to certain mortgage loans, the related mortgage loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the mortgage loan as is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain mortgage loans, the related mortgage loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related mortgage loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the mortgage loan. For more information see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this prospectus supplement.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans or related mortgage loans.

Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest. As described under “Description of the Certificates—Distributions—Priority” in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class of certificates, then the shortfall will be distributable to holders of that class of certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related class of certificates for so long as it is outstanding. Similarly, any amounts constituting Collateral Support Deficit that are subsequently reimbursed generally will not bear interest (except as provided in this prospectus supplement with respect to Accrued Interest From Recoveries).

Weighted Average Life

The weighted average life of a Regular Certificate and the Class EC certificates refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Regular Certificate and the Class EC certificates will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, second, in respect of the Class A-1 certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB certificates, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the A-S certificates, then the Class B certificates, then the Class C certificates, then the Class D certificates, then the Class E certificates, then the Class F certificates, and then the Class NR certificates, in that order, in each case until the Certificate Balance of each such class of certificates is reduced to zero (calculated without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates).  On each Distribution Date, the Class EC certificates will receive, in the aggregate, the sum of the Principal Distribution Amount that would otherwise be distributed to the Class A-S, Class B and Class C certificates that have been converted in an exchange for such Class EC certificates.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which Defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus supplement is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which Defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPY, and we make no representation that the mortgage loans will prepay at the levels of CPY shown or at any other prepayment rate.

 The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

(a)  scheduled Periodic Payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in January 2014;

(b)  the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)  the mortgage loan sellers will not be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related mortgage loan;

(d)  any principal prepayments on the mortgage loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which Defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such mortgage loans on partial voluntary principal prepayment);

(e)  no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

(f)   the Closing Date is on December 30, 2013;

(g)  the ARD Loan prepays in full on the related Anticipated Repayment Date;

(h)  the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective classes of Offered Certificates are as described in this prospectus supplement;

(i)   the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(j)   no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related mortgage loan in whole or in part;

(k)  no additional trust fund expenses or Senior Trust Advisor Expenses are incurred;

(l)   no property releases (or related re-amortizations) occur;

(m) the optional termination is not exercised;

(n)  the Certificate Balance of the Class EC certificates at all times equals the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates; and

(o)  there are no modifications or maturity date extensions in respect of the mortgage loans.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the mortgage loans will actually prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus supplement and are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2014	89	89	89	89	89
December 2015	74	74	74	74	74
December 2016	52	52	52	52	52
December 2017	24	24	24	24	24
December 2018	0	0	0	0	0
Weighted Average Life (years)(1)	2.87	2.87	2.87	2.87	2.86

(1)
The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2014	100	100	100	100	100
December 2015	100	100	100	100	100
December 2016	100	100	100	100	100
December 2017	100	100	100	100	100
December 2018	0	0	0	0	0
Weighted Average Life (years)(1)	4.85	4.84	4.83	4.82	4.66

(1)
The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2014	100	100	100	100	100
December 2015	100	100	100	100	100
December 2016	100	100	100	100	100
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	100	100	100	100	100
December 2021	100	100	100	100	100
December 2022	100	100	100	100	100
December 2023	0	0	0	0	0
Weighted Average Life (years)(1)	9.85	9.82	9.77	9.70	9.50

(1)
The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2014	100	100	100	100	100
December 2015	100	100	100	100	100
December 2016	100	100	100	100	100
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	100	100	100	100	100
December 2021	100	100	100	100	100
December 2022	100	100	100	100	100
December 2023	0	0	0	0	0
Weighted Average Life (years)(1)	9.90	9.89	9.89	9.87	9.68

(1)
The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2014	100	100	100	100	100
December 2015	100	100	100	100	100
December 2016	100	100	100	100	100
December 2017	100	100	100	100	100
December 2018	97	97	97	97	97
December 2019	79	79	79	79	79
December 2020	60	60	60	60	60
December 2021	40	40	40	40	40
December 2022	19	19	19	19	19
December 2023	0	0	0	0	0
Weighted Average Life (years)(1)	7.44	7.44	7.44	7.44	7.44

(1)
The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2014	100	100	100	100	100
December 2015	100	100	100	100	100
December 2016	100	100	100	100	100
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	100	100	100	100	100
December 2021	100	100	100	100	100
December 2022	100	100	100	100	100
December 2023	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.95	9.74

(1)
The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2014	100	100	100	100	100
December 2015	100	100	100	100	100
December 2016	100	100	100	100	100
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	100	100	100	100	100
December 2021	100	100	100	100	100
December 2022	100	100	100	100	100
December 2023	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.79

(1)
The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2014	100	100	100	100	100
December 2015	100	100	100	100	100
December 2016	100	100	100	100	100
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	100	100	100	100	100
December 2021	100	100	100	100	100
December 2022	100	100	100	100	100
December 2023	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.79

(1)
The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Percent of the Initial Certificate Balance
of the Class EC Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2014	100	100	100	100	100
December 2015	100	100	100	100	100
December 2016	100	100	100	100	100
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	100	100	100	100	100
December 2021	100	100	100	100	100
December 2022	100	100	100	100	100
December 2023	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.77

(1)
The weighted average life of the Class EC certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class EC certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class EC certificates.

Yield Sensitivity of the Class X-A Certificates

The yield to maturity of the Class X-A certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments (whether voluntary or involuntary), principal losses and other factors described above to the extent allocated to the Class A certificates (and any portion of the Class EC certificates related to the Class A-S certificates). Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of Class X-A certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in any Class X-A certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “Description of the Certificates—Termination; Retirement of Certificates” in this prospectus supplement.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent (“CBE”) basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2013 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus supplement or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus supplement, prepayment assumptions with respect to the mortgage loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

TABLES OF PRE-TAX YIELD TO MATURITY FOR THE CLASS A-1, CLASS A-2, CLASS A-3,
CLASS A-4,  CLASS A-SB, CLASS X-A, CLASS A-S, CLASS B, CLASS C AND CLASS EC
CERTIFICATES

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.9998%	1.5930%	1.5936%	1.5939%	1.5941%	1.5944%
99.2498%	1.5026%	1.5030%	1.5033%	1.5034%	1.5036%
99.4998%	1.4125%	1.4128%	1.4129%	1.4130%	1.4132%
99.7498%	1.3227%	1.3229%	1.3229%	1.3230%	1.3230%
99.9998%	1.2333%	1.2333%	1.2332%	1.2332%	1.2332%
100.2498%	1.1441%	1.1440%	1.1438%	1.1438%	1.1437%
100.4998%	1.0553%	1.0550%	1.0548%	1.0547%	1.0545%
100.7498%	0.9668%	0.9663%	0.9660%	0.9658%	0.9656%
100.9998%	0.8785%	0.8779%	0.8775%	0.8773%	0.8770%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9999%	2.5521%	2.5517%	2.5509%	2.5495%	2.5346%
102.2499%	2.4973%	2.4969%	2.4960%	2.4944%	2.4778%
102.4999%	2.4427%	2.4422%	2.4413%	2.4395%	2.4212%
102.7499%	2.3882%	2.3877%	2.3867%	2.3848%	2.3647%
102.9999%	2.3339%	2.3334%	2.3323%	2.3302%	2.3084%
103.2499%	2.2798%	2.2792%	2.2780%	2.2757%	2.2522%
103.4999%	2.2258%	2.2252%	2.2239%	2.2214%	2.1962%
103.7499%	2.1719%	2.1713%	2.1699%	2.1673%	2.1404%
103.9999%	2.1182%	2.1175%	2.1161%	2.1133%	2.0847%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.9995%	3.9410%	3.9410%	3.9409%	3.9408%	3.9404%
100.2495%	3.9100%	3.9098%	3.9096%	3.9093%	3.9084%
100.4995%	3.8790%	3.8788%	3.8784%	3.8780%	3.8766%
100.7495%	3.8482%	3.8478%	3.8473%	3.8467%	3.8448%
100.9995%	3.8174%	3.8169%	3.8164%	3.8155%	3.8131%
101.2495%	3.7867%	3.7862%	3.7855%	3.7844%	3.7814%
101.4995%	3.7561%	3.7555%	3.7546%	3.7535%	3.7499%
101.7495%	3.7256%	3.7249%	3.7239%	3.7226%	3.7185%
101.9995%	3.6952%	3.6944%	3.6933%	3.6917%	3.6871%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9996%	3.9671%	3.9670%	3.9668%	3.9665%	3.9623%
102.2496%	3.9365%	3.9364%	3.9362%	3.9358%	3.9311%
102.4996%	3.9060%	3.9058%	3.9056%	3.9052%	3.9001%
102.7496%	3.8756%	3.8754%	3.8752%	3.8747%	3.8691%
102.9996%	3.8452%	3.8450%	3.8448%	3.8443%	3.8382%
103.2496%	3.8150%	3.8148%	3.8145%	3.8140%	3.8074%
103.4996%	3.7848%	3.7846%	3.7843%	3.7837%	3.7767%
103.7496%	3.7547%	3.7545%	3.7541%	3.7536%	3.7460%
103.9996%	3.7247%	3.7245%	3.7241%	3.7235%	3.7155%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9995%	3.4012%	3.4012%	3.4012%	3.4012%	3.4014%
102.2495%	3.3630%	3.3630%	3.3630%	3.3630%	3.3632%
102.4995%	3.3249%	3.3249%	3.3249%	3.3249%	3.3251%
102.7495%	3.2869%	3.2869%	3.2869%	3.2869%	3.2871%
102.9995%	3.2490%	3.2490%	3.2490%	3.2490%	3.2492%
103.2495%	3.2112%	3.2112%	3.2112%	3.2112%	3.2114%
103.4995%	3.1736%	3.1736%	3.1736%	3.1736%	3.1738%
103.7495%	3.1360%	3.1360%	3.1360%	3.1360%	3.1362%
103.9995%	3.0985%	3.0985%	3.0985%	3.0985%	3.0988%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
6.9341%	4.9972%	4.9646%	4.9231%	4.8624%	4.5059%
6.9441%	4.9601%	4.9275%	4.8860%	4.8252%	4.4684%
6.9541%	4.9231%	4.8905%	4.8489%	4.7881%	4.4310%
6.9641%	4.8863%	4.8536%	4.8120%	4.7511%	4.3936%
6.9741%	4.8495%	4.8167%	4.7751%	4.7141%	4.3564%
6.9841%	4.8127%	4.7800%	4.7383%	4.6773%	4.3192%
6.9941%	4.7761%	4.7433%	4.7016%	4.6405%	4.2822%
7.0041%	4.7396%	4.7067%	4.6650%	4.6038%	4.2452%
7.0141%	4.7031%	4.6702%	4.6285%	4.5672%	4.2082%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.9992%	4.2279%	4.2279%	4.2279%	4.2278%	4.2230%
102.2492%	4.1971%	4.1971%	4.1971%	4.1969%	4.1916%
102.4992%	4.1663%	4.1663%	4.1663%	4.1661%	4.1602%
102.7492%	4.1356%	4.1356%	4.1356%	4.1354%	4.1290%
102.9992%	4.1050%	4.1050%	4.1050%	4.1048%	4.0978%
103.2492%	4.0745%	4.0745%	4.0745%	4.0743%	4.0668%
103.4992%	4.0441%	4.0441%	4.0441%	4.0439%	4.0358%
103.7492%	4.0138%	4.0138%	4.0138%	4.0135%	4.0049%
103.9992%	3.9835%	3.9835%	3.9835%	3.9833%	3.9742%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
100.8198%	4.8828%	4.8827%	4.8827%	4.8826%	4.8802%
101.0698%	4.8507%	4.8506%	4.8506%	4.8505%	4.8477%
101.3198%	4.8187%	4.8187%	4.8186%	4.8185%	4.8152%
101.5698%	4.7868%	4.7868%	4.7867%	4.7866%	4.7829%
101.8198%	4.7550%	4.7550%	4.7549%	4.7548%	4.7507%
102.0698%	4.7233%	4.7233%	4.7232%	4.7231%	4.7186%
102.3198%	4.6917%	4.6917%	4.6916%	4.6915%	4.6866%
102.5698%	4.6602%	4.6602%	4.6601%	4.6600%	4.6547%
102.8198%	4.6288%	4.6288%	4.6287%	4.6286%	4.6228%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.5986%	5.4396%	5.4396%	5.4395%	5.4394%	5.4443%
96.8486%	5.4058%	5.4058%	5.4057%	5.4056%	5.4101%
97.0986%	5.3721%	5.3721%	5.3720%	5.3719%	5.3759%
97.3486%	5.3385%	5.3385%	5.3384%	5.3383%	5.3419%
97.5986%	5.3050%	5.3050%	5.3049%	5.3048%	5.3080%
97.8486%	5.2716%	5.2716%	5.2716%	5.2715%	5.2742%
98.0986%	5.2384%	5.2383%	5.2383%	5.2382%	5.2404%
98.3486%	5.2052%	5.2052%	5.2051%	5.2050%	5.2068%
98.5986%	5.1721%	5.1721%	5.1720%	5.1720%	5.1733%

Pre-Tax Yield to Maturity for the Class EC Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class EC certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
100.2980%	4.7290%	4.7289%	4.7289%	4.7289%	4.7281%
100.5480%	4.6970%	4.6970%	4.6970%	4.6970%	4.6956%
100.7980%	4.6652%	4.6652%	4.6651%	4.6651%	4.6633%
101.0480%	4.6334%	4.6334%	4.6334%	4.6334%	4.6311%
101.2980%	4.6018%	4.6018%	4.6017%	4.6017%	4.5989%
101.5480%	4.5702%	4.5702%	4.5702%	4.5701%	4.5669%
101.7980%	4.5388%	4.5387%	4.5387%	4.5387%	4.5350%
102.0480%	4.5074%	4.5074%	4.5073%	4.5073%	4.5031%
102.2980%	4.4761%	4.4761%	4.4761%	4.4760%	4.4713%

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This discussion reflects the applicable REMIC Provisions, but does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

The Lower-Tier REMIC will hold the mortgage loans and the proceeds of the mortgage loans (other than Excess Interest), and the trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (or, in the case of The Aire Mortgage Loan, a beneficial interest in an allocable portion of the property securing The Aire Mortgage Loan), and will issue certain uncertificated classes (the “Lower-Tier REMIC Regular Interests”) as the regular interests in the Lower-Tier REMIC, and will issue an uncertificated interest represented by the Class R certificates, as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests (other than the Class LP Uncertificated Interest) and the proceeds of the Lower-Tier REMIC Regular Interests and will issue the Senior Certificates and the Subordinate Certificates (other than the portion of the Class NR certificates evidencing interests in the Grantor Trust (defined below)) as regular interests in the Upper-Tier REMIC and an uncertificated interest represented by the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and any applicable intercreditor agreements, (3) compliance with the provisions of the 2013-C16 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the 2013-C16 Pooling and Servicing Agreement, and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes (a) each of the Upper-Tier REMIC and Lower-Tier REMIC will qualify as a real estate mortgage investment conduit (each, a “REMIC”) within the meaning of Sections 860A through 860G of the Code, (b) (i) the Lower-Tier REMIC Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC and (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates (other than the portion of the Class NR certificates evidencing interests in the Grantor Trust (defined below)) will evidence the “regular interests” in the Upper-Tier REMIC and (c) the Class R certificates will represent the sole class of “residual interests” in both the Lower-Tier REMIC and the Upper-Tier REMIC, within the meaning of the REMIC Provisions. For convenience, distributions are described in this prospectus supplement as if distributions on the mortgage loans were made directly on the certificates. The Offered Certificates are (or, in the case of the Class EC certificates, represent beneficial ownership of) “Regular Certificates” as defined in the prospectus.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portions of the trust consisting of (a) any Class A-S, Class B and Class C certificates that have been exchanged for and converted to Class EC certificates (and the related amounts in the Class EC Distribution Account) and (b) the Excess Interest (and related amounts in the Excess Interest Distribution Account), will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class EC certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(a) above and (iii) the Class NR certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(b) above.

Tax Status of Offered Certificates

Except as provided below, Offered Certificates (whether held directly or in the form of the Class EC certificates) held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the trust would be so treated. For purposes of the foregoing tests, the REMICs are treated as a single REMIC. If at all times 95% or more of the assets of the trust qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on mortgage loans that are reinvested pending distribution to holders of certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the mortgage loans are secured by multifamily properties. As of the Cut-off Date, twenty-three (23) of the Mortgaged Properties, securing twenty-three (23) mortgage loans (identified as Loan Nos. 3, 10, 11, 12, 15, 19, 21, 23, 30, 33, 36, 37, 39, 40, 43, 49, 50, 52, 53, 56, 58, 60 and 62 on Annex A-1 to this prospectus supplement), representing approximately 25.5% of the Initial Pool Balance by allocated loan amount, are multifamily properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, mortgage loans that have been defeased with government securities will not qualify for the foregoing tax treatments. Offered Certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of Code Section 582(c)(1). Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Section 860G(a)(3) of the Code. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Characterization of Investments in REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General. Each class of Offered Certificates (whether held directly or in the form of the Class EC certificates) generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Class EC certificates will treat the related portions of the related Exchangeable Certificates as separate debt instruments and will report the aggregate of separate amounts computed with respect thereto. Holders of such classes will be required to include in income all interest on the regular interests represented by their certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. The prepayment assumption that will be used in determining the rate of accrual of original issue discount (“OID”), if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the ARD Loan prepays on its Anticipated Repayment Date (the “Prepayment Assumption”). No representation is made that the mortgage loans will prepay at that rate or at any other rate. Treasury Regulations (the “OID Regulations”) governing the computation of OID do not address the manner of accruing OID on securities such as the Offered Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets and which are governed by Section 1272(a)(6) of the Code. The methodology for accruing OID described in this paragraph and in the prospectus will be used for reporting to investors unless and until more specific regulations are issued for obligations governed by Section 1272(a)(6) of the Code. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Premium” in the prospectus.  It is anticipated that the regular interest represented by the Class C certificates will be issued with de minimis OID.

In addition, it is anticipated that the certificate administrator will treat the Class X-A certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon, over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on the Class X-A certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently. Holders of Class X-A certificates may be entitled to a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such classes, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations, may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Premium. A Regular Certificate purchased upon initial issuance or in the secondary market at a cost, as adjusted, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the regular interests represented by the Class A-S and Class B certificates will be issued at a premium.

Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and prepayment premiums actually collected on the mortgage loans will be distributed to the Offered Certificates and to the Class LP Uncertificated Interest as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the holder of such classes of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and prepayment premiums. Yield Maintenance Charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates. The IRS may disagree with these positions. Holders of Offered Certificates should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

Taxation of the Class EC Certificates

The arrangement under which Exchangeable Certificates converted in an exchange for Class EC certificates is held will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, and the Class EC certificates will evidence beneficial ownership of a portion of the Grantor Trust. The interests in the Exchangeable Certificates that have been exchanged and converted for an interest in the Class EC certificates, including any exchanges effective on the Closing Date, will be the assets of that portion of the Grantor Trust, and such Class EC certificates will represent beneficial ownership of the Upper-Tier REMIC regular interests represented by such Exchangeable Certificates.

The Class EC certificates will represent undivided beneficial interests in the Exchangeable Certificates that have been exchanged for such Class EC certificates, which will be treated as separate debt instruments for federal income tax purposes. The holder of the Class EC certificates must account separately for its interest in each such class of Exchangeable Certificates. See “Taxation of Offered Certificates” above. A purchaser must allocate its basis in the Class EC certificates among the Exchangeable Certificates represented by each Class of Exchangeable Certificates in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Class EC certificate, the holder must allocate the amount received on the sale among the Exchangeable Certificates represented by each Class of Exchangeable Certificates in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of the Class EC certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class EC certificates.

If a beneficial owner exchanges Exchangeable Certificates for Class EC certificates, the exchange and conversion will not be taxable. Likewise, if a beneficial owner exchanges and converts Class EC certificates for Exchangeable Certificates, the exchange and conversion will not be taxable.

Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” in the prospectus.

Further Information

For a discussion of the deductibility, character and timing of losses with respect to the Offered Certificates, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Treatment of Losses” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences”, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in the underwriting agreement (the “Underwriting Agreement”), among the underwriters and the depositor, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balances or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	J.P. Morgan Securities LLC	Barclays Capital Inc.	RBS Securities Inc.
Class A-1	$62,159,000	$0	$0
Class A-2	$67,592,000	$0	$0
Class A-3	$210,000,000	$0	$0
Class A-4	$319,103,000	$0	$0
Class A-SB	$98,635,000	$0	$0
Class X-A	$841,354,000	$0	$0
Class A-S	$83,865,000	$0	$0
Class B	$62,222,000	$0	$0
Class C	$47,343,000	$0	$0

In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the

Underwriting Agreement may be terminated. Additionally, the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, the senior trust advisor and the sponsors have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 108.19% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2013, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus supplement, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in this prospectus supplement under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”, which statements will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.  See “Risk Factors—Market Considerations and Limited Liquidity” in this prospectus supplement.

J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of each of the depositor and one of the sponsors. Barclays Capital Inc., one of the underwriters, is an affiliate of one of the sponsors.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of J.P. Morgan Securities LLC, Barclays Capital Inc. and RBS Securities Inc., which are the three underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of J.P. Morgan Securities LLC, of the purchase price for the Offered Certificates and the following payments: (i) the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by JPMCB and (ii) the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by Barclays. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this prospectus supplement.

As a result of the circumstances described above in the prior paragraph, J.P. Morgan Securities LLC and Barclays Capital Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.  In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities LLC an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by an ERISA Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates (a “5% Borrower”), and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption. A fiduciary of an ERISA Plan contemplating purchasing a Certificate should determine if one or more of the Rating Agencies meets the requirements to be an Exemption Rating Agency. The depositor believes that, as of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the ERISA Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the depositor or the underwriters and an ERISA Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a Borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an “Excluded Plan” is an ERISA Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the depositor or the underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. The fiduciary of a Plan not subject to ERISA or Section 4975 of the Code, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York, Iowa and Texas that is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

New York. Five (5) Mortgaged Properties (identified as Loan Nos. 3, 22, 25, 29 and 51 on Annex A-1 to this prospectus supplement), securing five (5) mortgage loans representing 12.2% of the Initial Pool Balance by allocated loan amount are in New York.  Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Iowa. One (1) Mortgaged Property (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), securing one (1) mortgage loan representing 11.1% of the Initial Pool Balance is in Iowa.  Mortgage loans in Iowa are generally secured by mortgages on the encumbered real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings, although Iowa law authorizes certain nonjudicial foreclosure procedures.  The lender must elect whether to sue on the note or on the mortgage securing the note; this does not prevent the lender from obtaining a personal judgment on the note and later foreclosing the mortgage.  After an action for judicial foreclosure is commenced, and if the lender secures a ruling that it is entitled to foreclosure (ordinarily by motion for summary judgment), the court enters a judgment for the entire amount due, along with interest and costs, and issues a special execution order authorizing the sale of the property to satisfy the judgment.  The court only orders the sale of so much property as is sufficient to satisfy the debt.  If the sale results in an over plus, then the over plus first pays junior lien holders, and the remainder goes to the borrower.  If there is a deficiency, the court may issue a deficiency judgment unless the lender has waived its right to a deficiency.  The lender can demand execution of the judgment once it is issued, by demanding the clerk of court to issue an execution.  The sheriff then must provide notice of the sale by posting, by publication, and by service of notice on the borrower.  The sheriff’s sale is usually held at the courthouse and the property will be sold to the highest bidder.  After the sale, the successful purchaser obtains a sheriff’s certificate and, after expiration of applicable redemption periods, the sheriff issues a sheriff’s deed to that purchaser.  The normal redemption period in Iowa is one year, but this can be reduced to 180 days if the property is not residential or agricultural property.  Other provisions of law allow the parties to agree upon reduced redemption periods, often upon the condition that the lender waives the right to a deficiency judgment.  Other provisions of Iowa law allow the foreclosure of mortgages without redemption if the land is not used for agricultural purposes, and where the lender waives the right to pursue a deficiency judgment, but in most of those cases the borrower has preferential rights at the sheriff’s sale.

Texas. Nine (9) Mortgaged Properties (identified as Loan Nos. 2.05, 9, 15, 24, 31, 43, 52, 53 and 56 on Annex A-1 to this prospectus supplement), partially securing nine (9) mortgage loans, representing 10.1% of the Initial Pool Balance by allocated loan amount are in Texas.  Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4)

years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two (2) years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Other Aspects. Please see the discussion under “Certain Legal Aspects of Mortgage Loans” in the prospectus regarding other legal aspects of the mortgage loans that you should consider prior to making any investment in the certificates.

LEGAL INVESTMENT

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a Class of Certificates to less than an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity and market value of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other regulatory restrictions. See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP and for the underwriters by Sidley Austin LLP. In addition, material federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

RATINGS

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three Rating Agencies.

The ratings address the likelihood of the timely receipt of distributions of interest by the Certificateholders to which they are entitled and, the ultimate distribution of principal by the Rated Final Distribution Date. The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any underlying mortgage loan in connection with a mortgage loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the mortgage loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the mortgage loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that the Certificateholders of the Class X-A certificates might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates.

As indicated in this prospectus supplement, holders of the Class X-A certificates are entitled only to payments of interest on the related mortgage loans. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X-A certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-A certificates. The Notional Amount of the Class X-A certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the Class X-A certificates should be evaluated independently from similar ratings on other types of securities.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance.  In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor selected three of them to rate the Offered Certificates and not the other three NRSROs, due in part to those NRSROs’ initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, relying on information obtained pursuant to Rule 17g-5 or otherwise, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

INDEX OF DEFINED TERMS

17g-5 Information Provider	S-257	Clearstream	S-220
2012 Wells Assessment	S-198	Closing Date	S-109
2013-C16 Master Servicer	S-120	Closing Date Interest Amount	S-227
2013-C16 Pooling and Servicing		Closing Date Interest Deposit	S-109
Agreement	S-120	CMA	S-160
2013-C16 Serviced Mortgage Loan	S-282	CMA Lockbox	S-160
2013-C16 Serviced Whole Loan	S-282	Code	S-311
2013-C16 Special Servicer	S-120	Collateral Support Deficit	S-242
2013-C16 Trust	S-127	Companion Loan	S-120
30/360 Basis	S-212	Compensating Interest Payment	S-217
5% Borrower	S-316	Consultation Termination Event	S-266
Acceptable Insurance Default	S-275	Control Eligible Certificates	S-267
Accrued Interest From Recoveries	S-232	Control Event	S-267
Actual/360 Basis	S-142	Controlling Class	S-266
Additional Exclusions	S-275	Controlling Class Certificateholder	S-266
Administrative Cost Rate	S-232	Corrected Mortgage Loan	S-262
Advances	S-243	CPR	S-301
Aire Mortgage Loan	S-119	CPY	S-301
Aire Mortgage Loan Controlling Holder	S-267	CREFC Investor Reporting Package®	S-254
Aire Noteholders	S-126	CREFC®	S-257
Anticipated Repayment Date	S-145	CREFC® Intellectual Property Royalty
Appraisal Reduced Interest	S-238	License Fee	S-232
Appraisal Reduction	S-247	CREFC® Intellectual Property Royalty
Appraisal Reduction Event	S-246	License Fee Rate	S-232
Appraised-Out Class	S-249	Cross-Over Date	S-230
ARD Loan	S-145	Cut-off Date	S-109
Assessment of Compliance	S-289	Cut-off Date Balance	S-109
Asset Status Report	S-262	Cut-off Date LTV Ratios	S-155
Assumed Final Distribution Date	S-239	DBTCA	S-196
Assumed Scheduled Payment	S-234	DDC	S-134
Attestation Report	S-289	Defaulted Mortgage Loan	S-279
Available Distribution Amount	S-226	Defeasance	S-145
Barclays	S-109, S-171	Defeasance Lockout Period	S-145
Barclays Data Tape	S-172	Depositories	S-222
Barclays Mortgage Loans	S-172	Determination Date	S-224
Barclays Review Team	S-172	Direct Participants	S-222
Base Interest Fraction	S-238	Directing Certificateholder	S-265
BSCMI	S-162	Disclosable Special Servicer Fees	S-215
CBE	S-307	Discount Rate	S-143
Certificate Account	S-224	Distributable Certificate Interest	S-233
Certificate Administrator Fee	S-198	Distribution Account	S-225
Certificate Administrator Fee Rate	S-198	Distribution Date	S-224
Certificate Balance	S-219	DTC	S-220
Certificate Deferred Interest	S-233	Due Date	S-142, S-227
Certificate Owner	S-220	Due Period	S-227
Certificateholder	S-109	EEA	S-48
Certificateholder Quorum	S-206	Effective Gross Income	S-153
Class A Certificates	S-218	ERISA	S-316
Class A-SB Planned Principal Balance	S-235	ERISA Plan	S-316
Class EC Distribution Account	S-225	ESA	S-166
Class LP Uncertificated Interest	S-238	Escrow/Reserve Mitigating
Class X Certificates	S-218	Circumstances	S-168

Euroclear	S-220	Liquidation Fee	S-213
Excess Interest	S-232	Liquidation Fee Rate	S-214
Excess Interest Distribution Account	S-225	Liquidation Proceeds	S-225
Excess Modification Fee Amount	S-213	Lower-Tier REMIC	S-159
Excess Modification Fees	S-211	Lower-Tier REMIC Distribution Account	S-225
Exchange Act	S-170	Lower-Tier REMIC Regular Interests	S-311
Exchange Date	S-221	LTV Ratio	S-155
Exchange Proportion	S-221	MAI	S-159
Exchangeable Certificates	S-219	Major Decision	S-263
Excluded Plan	S-317	Master Servicer Remittance Date	S-243
Exemption	S-316	Maturity Date LTV Ratios	S-155
Exemption Rating Agency	S-316	MGT	S-170
Extended Resolution Period	S-158	Modeling Assumptions	S-301
Final Asset Status Report	S-263	Modification Fees	S-212
FIRREA	S-140, S-166	Morningstar	S-201
Fitch	S-201	Mortgage	S-112
Form 8-K	S-152	Mortgage Deferred Interest	S-233
FSMA	S-11	Mortgage File	S-156
Gain-on-Sale Reserve Account	S-226	Mortgage Loan Repurchase Price	S-279
GE Capital Real Estate	S-176	Mortgage Note	S-112
GECC	S-109, S-176	Mortgage Rate	S-141, S-232
GECC Data Tape	S-178	Mortgaged Property	S-112
GECC Deal Team	S-177	Net Aggregate Prepayment Interest
GECS	S-176	Shortfall	S-233
Government Securities	S-146	Net Mortgage Rate	S-231
Grantor Trust	S-311	Nonrecoverable Advance	S-244
Hard Lockbox	S-160	Non-Serviced Special Servicer	S-292
IEPA	S-131	Non-Serviced Trustee	S-292
Indirect Participants	S-222	Notional Amount	S-219
Initial Pool Balance	S-109	NRSRO	S-252
Initial Rate	S-145	NRSRO Certification	S-253
Initial Resolution Period	S-157	Occupancy	S-152
Insurance and Condemnation		Occupancy Date	S-152
Proceeds	S-225	Offered Certificates	S-219
Interest Accrual Period	S-233	OID	S-312
Interest Distribution Amount	S-232	OID Regulations	S-312
Interest Payment Differential	S-143	Operating Statements	S-155
Interest Reserve Account	S-225	P&I Advance	S-243
Interested Person	S-279	PAR	S-166
Investor Certification	S-252	Participants	S-220
Investor Q&A Forum	S-256	Pass-Through Rate	S-230
Investor Registry	S-256	Payment Errors	S-198
Issuing Entity	S-196	PCE	S-132
Jordan Creek Town Center		Pentalpha Surveillance	S-217
Intercreditor Agreement	S-122	Percentage Interest	S-220
Jordan Creek Town Center Mortgage		Periodic Payments	S-226
Loan	S-119	Permitted Investments	S-226
Jordan Creek Town Center		Permitted Special Servicer/Affiliate
Noteholders	S-122	Fees	S-215
Jordan Creek Town Center Pari Passu		PL	S-181
Companion Loan	S-119	Plan	S-316
Jordan Creek Town Center Whole		PML	S-181
Loan	S-120	Pooling and Servicing Agreement	S-218
JPMCB	S-109, S-162	Prepayment Assumption	S-312
JPMCB Data Tape	S-163	Prepayment Interest Excess	S-216
JPMCB Deal Team	S-163	Prepayment Interest Shortfall	S-216

Prime Rate	S-246	Senior Trust Advisor	S-217
Principal Balance Certificates	S-219	Senior Trust Advisor Consulting Fee	S-273
Principal Distribution Amount	S-233	Senior Trust Advisor Expenses	S-274
Principal Shortfall	S-235	Senior Trust Advisor Fee	S-273
Privileged Information	S-269	Senior Trust Advisor Fee Rate	S-273
Privileged Person	S-252	Servicer Termination Event	S-290
Purchase Agreement	S-109	Servicing Advances	S-243
Purchase Price	S-158	Servicing Fee	S-211
Qualification Criteria	S-164	Servicing Fee Rate	S-211
Qualified Replacement Special		Servicing Standard	S-260
Servicer	S-206	Similar Law	S-316
Qualified Substitute Mortgage Loan	S-158	Similar Retention Requirements	S-48
RAC No-Response Scenario	S-287	Situs	S-203
RAIT	S-109, S-191	Smith Barney	S-170
RAIT Data Tape	S-192	Soft Lockbox	S-161
RAIT Financial	S-191	Special Servicer	S-203
RAIT Partnership	S-191	Special Servicing Fee	S-212
RAIT Securitization Team	S-192	Special Servicing Fee Rate	S-213
Rated Final Distribution Date	S-239	Specially Serviced Mortgage Loans	S-262
Rating Agency Confirmation	S-288	Springing Lockbox	S-161
RCMC	S-109, S-184	Stated Principal Balance	S-235
RCMC Data Tape	S-184	Statement to Certificateholders	S-250
RCMC Review Team	S-184	Subordinate Certificates	S-218
Record Date	S-224	Sub-Servicing Agreement	S-216
Redwood Trust	S-184	The Aire Intercreditor Agreement	S-126
Regular Certificates	S-218	The Aire Pari Passu Companion Loan	S-119
Regulation AB	S-289	The Aire Whole Loan	S-119
Reimbursement Rate	S-246	TIA	S-294
Reinvestment Yield	S-143	TIA Applicability Determination	S-294
Related Proceeds	S-244	Trustee	S-196
Release Date	S-146	U.S.	S-176
REMIC	S-311	U.S. Obligations	S-144
REMIC Provisions	S-128	Underwriting Agreement	S-314
REO Account	S-276	Underwritten Net Cash Flow	S-153
REO Loan	S-235	Underwritten Net Cash Flow Debt
REO Property	S-262	Service Coverage Ratio	S-152
Reporting Errors	S-198	Underwritten Net Operating Income
Requesting Holders	S-249	Debt Service Coverage Ratio	S-153
Requesting Party	S-287	Underwritten NOI	S-153
Residual Certificates	S-218	Unliquidated Advances	S-237
Restricted Group	S-316	Unscheduled Principal Distribution
Revised Rate	S-145	Amount	S-234
RMBS	S-198	Upper-Tier REMIC	S-159
RSL	S-132	Upper-Tier REMIC Distribution Account	S-225
Rule 15Ga-1	S-170	USEPA	S-132
Rule 17g-5	S-253	UW NCF	S-153
Rules	S-223	UW NCF Debt Yield	S-153
S&P	S-201	UW NCF DSCR	S-152
SAM	S-203	UW NCF DY	S-153
Scheduled Principal Distribution		UW NOI	S-153
Amount	S-234	UW NOI Debt Yield	S-153
SEC	S-152	UW NOI DSCR	S-153
Securities Act	S-289	UW NOI DY	S-153
Securitization Accounts	S-218	Voting Rights	S-257
SEL	S-181	WAC Rate	S-231
Senior Certificates	S-218	Wachovia	S-200

Wells Fargo	S-200	Workout-Delayed Reimbursement
Wells Fargo Bank	S-197	Amount	S-245
Whole Loan	S-120	Yield Maintenance Charge	S-142, S-143
Withheld Amounts	S-225	YM Group A	S-238
Withheld Loans	S-225	YM Group B	S-238
Workout Fee	S-213	YM Groups	S-238
Workout Fee Rate	S-213

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE
MORTGAGE LOANS AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

								Number of	Property	Property
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype
1	JPMCB	Jordan Creek Town Center	101 Jordan Creek Parkway	West Des Moines	IA	50266	Dallas	1	Retail	Super Regional Mall
2	JPMCB	EIP National	Various	Various	Various	Various	Various	7	Industrial	Warehouse
2.01	JPMCB	2695 Plainfield Road	2695 Plainfield Road	Joliet	IL	60435	Will	1	Industrial	Warehouse
2.02	JPMCB	10701 Central Port Drive	10701 Central Port Drive	Orlando	FL	32824	Orange	1	Industrial	Warehouse
2.03	JPMCB	1 Geoffrey Drive	1 Geoffrey Drive	Fairless Hills	PA	19030	Bucks	1	Industrial	Warehouse
2.04	JPMCB	1506 Geoffrey Trail	1506 Geoffrey Trail	Youngstown	OH	44509	Mahoning	1	Industrial	Warehouse
2.05	JPMCB	9647 West Wingfoot Road	9647 West Wingfoot Road	Houston	TX	77041	Harris	1	Industrial	Warehouse
2.06	JPMCB	375 Distribution Circle	375 Distribution Circle	Fairfield	OH	45014	Butler	1	Industrial	Warehouse
2.07	JPMCB	7900 North Haggerty Road	7900 North Haggerty Road	Canton	MI	48187	Wayne	1	Industrial	Warehouse
3	JPMCB	The Aire	200 West 67th Street	New York	NY	10023	New York	1	Multifamily	High Rise/Retail
4	GECC	Wildwood Center	2300 Windy Ridge Parkway Southeast	Atlanta	GA	30339	Cobb	1	Office	Suburban
5	Barclays Bank PLC	Residence Inn Seattle Bellevue Downtown	605 114th Avenue Southeast	Bellevue	WA	98004	King	1	Hotel	Extended Stay
6	Barclays Bank PLC	Rivertowne Commons	6163 Oxon Hill Road	Oxon Hill	MD	20745	Prince George’s	1	Retail	Anchored
7	JPMCB	Chinatown Row	704-718 7th Street Northwest	Washington	D.C.	20001	District of Columbia	1	Mixed Use	Office/Retail
8	JPMCB	Springfield Plaza	1277 Liberty Street	Springfield	MA	01104	Hampden	1	Retail	Anchored
9	JPMCB	801 Travis	801 Travis Street	Houston	TX	77002	Harris	1	Office	CBD
10	JPMCB	Belmont at Park Central	5009 Park Central Drive	Orlando	FL	32839	Orange	1	Multifamily	Garden
11	JPMCB	Charles Towne at Park Central	5009 Park Central Drive	Orlando	FL	32839	Orange	1	Multifamily	Garden
12	JPMCB	Manor Row at Park Central	5009 Park Central Drive	Orlando	FL	32839	Orange	1	Multifamily	Garden
13	GECC	Carmel Crossing	6701 Carmel Road, 11301 Carmel Crossing Boulevard and 11440 Carmel Crossing Boulevard	Charlotte	NC	28226	Mecklenburg	1	Office	Suburban
14	Barclays Bank PLC	The Shoppes at English Village	1460 Bethlehem Pike	North Wales	PA	19454	Montgomery	1	Retail	Anchored
15	Barclays Bank PLC	The Palms on Westheimer	6425 Westheimer Road	Houston	TX	77057	Harris	1	Multifamily	Garden
16	Barclays Bank PLC	Dedham Executive Center	980-990 Washington Street	Dedham	MA	02026	Norfolk	1	Office	Suburban
17	Barclays Bank PLC	Wilsontown Shopping Center	4830 Wilson Avenue Southwest	Wyoming	MI	49418	Kent	1	Retail	Anchored
18	JPMCB	Concord Mills Marketplace	7900 Lyles Lane Northwest	Concord	NC	28027	Cabarrus	1	Retail	Anchored
19	JPMCB	Arbors at Century Center	1490 Century Arbor Lane	Memphis	TN	38134	Shelby	1	Multifamily	Garden
20	GECC	Franklin MHC	700 West Meade Boulevard	Franklin	TN	37064	Williamson	1	Manufactured Housing	Manufactured Housing
21	RCMC	Oak Creek Apartments	9000 Oak Village Boulevard	Lewis Center	OH	43035	Delaware	1	Multifamily	Garden
22	Barclays Bank PLC	Brittonfield Medical Office Complex	5000 Brittonfield Parkway	East Syracuse	NY	13057	Onondaga	1	Office	Medical
23	Barclays Bank PLC	Newport Apartments	6359 Narragansett Bay Drive	Tampa	FL	33615	Hillsborough	1	Multifamily	Garden
24	JPMCB	1235 North Loop West	1235 North Loop West	Houston	TX	77008	Harris	1	Office	Suburban
25	Barclays Bank PLC	Radisson Rochester Riverside	120 East Main Street	Rochester	NY	14604	Monroe	1	Hotel	Full Service
26	JPMCB	Springhill Suites Chattanooga Downtown	495 Riverfront Parkway	Chattanooga	TN	37402	Hamilton	1	Hotel	Select Service
27	JPMCB	111 Pfingsten Road	111 South Pfingsten Road	Deerfield	IL	60015	Cook	1	Office	Suburban
28	RAIT Funding, LLC	1033 Third Street	1033 Third Street	San Rafael	CA	94901	Marin	1	Office	Medical
29	RCMC	SpringHill Suites Albany-Colonie	8 California Avenue	Colonie	NY	12205	Albany	1	Hotel	Limited Service
30	RCMC	Collier Park Apartments	2201 Collier Crest	Grove City	OH	43123	Franklin	1	Multifamily	Garden
31	JPMCB	Greenway Park	2455 Northeast Loop 410	San Antonio	TX	78217	Bexar	1	Office	Suburban
32	Barclays Bank PLC	Deville Plaza	5250 Interstate 55 North	Jackson	MS	39211	Hinds	1	Retail	Anchored
33	RAIT Funding, LLC	Ravenswood Gardens	4537, 4543, 4547, 4612 North Dover Street and 4541, 4612, 4616 North Beacon Street	Chicago	IL	60640	Cook	1	Multifamily	Garden
34	Barclays Bank PLC	INA & Bailey Buildings	14701-14725 Detroit Avenue	Lakewood	OH	44107	Cuyahoga	1	Mixed Use	Office/Retail
35	RCMC	Dolfield Business Park	11155 Dolfield Boulevard	Owings Mills	MD	21117	Baltimore	1	Office	Suburban
36	Barclays Bank PLC	Timber Creek Apartments	3300 East Deerfield Road	Mt. Pleasant	MI	48858	Isabella	1	Multifamily	Student
37	Barclays Bank PLC	Park Place Apartments	1401 East Bellows Street	Mt. Pleasant	MI	48858	Isabella	1	Multifamily	Student
38	RCMC	Orchard Supply Hardware - Mountain View	2555 Charleston Road	Mountain View	CA	94043	Santa Clara	1	Retail	Freestanding
39	JPMCB	Highlands of Grand Pointe	3601 Kaliste Saloom Road	Lafayette	LA	70508	Lafayette	1	Multifamily	Garden
40	Barclays Bank PLC	Wireworks Loft Apartments	1435 South 18th Street	Saint Louis	MO	63104	Saint Louis City	1	Multifamily	Garden
41	Barclays Bank PLC	Courtyard Mini Storage Portfolio	Various	Various	Various	Various	Various	3	Self Storage	Self Storage
41.01	Barclays Bank PLC	Courtyard Mini Storage - Martinsville	2085 Rives Road	Martinsville	VA	24112	Henry	1	Self Storage	Self Storage
41.02	Barclays Bank PLC	Courtyard Mini Storage - Sanford	201 Amos Bridges Road	Sanford	NC	27330	Lee	1	Self Storage	Self Storage
41.03	Barclays Bank PLC	Courtyard Mini Storage - Danville	2725 Franklin Turnpike	Danville	VA	24540	Pittsylvania	1	Self Storage	Self Storage
42	RCMC	Kenwood Galleria	8118 Montgomery Road	Cincinnati	OH	45236	Hamilton	1	Retail	Unanchored
43	Barclays Bank PLC	Meadowbrook	515 South Bender Avenue	Humble	TX	77338	Harris	1	Multifamily	Garden
44	Barclays Bank PLC	24 Hour Fitness La Mirada	13395 Beach Boulevard	La Mirada	CA	90638	Los Angeles	1	Retail	Freestanding
45	RCMC	Boise Retail Portfolio	800-826 West Idaho Street	Boise	ID	83702	Ada	1	Mixed Use	Retail/Office
46	JPMCB	Hampton Inn Richmond South	4300 Commerce Road	Richmond	VA	23234	Richmond City	1	Hotel	Limited Service
47	RAIT Funding, LLC	Breezy Acres MHC	250 Lincoln Highway	Fairless Hills	PA	19030	Bucks	1	Manufactured Housing	Manufactured Housing
48	RAIT Funding, LLC	Old Bank District Garage	415-425 South Main Street	Los Angeles	CA	90013	Los Angeles	1	Other	Parking Garage
49	JPMCB	Cypress Springs Apartments	3651 North Rancho Drive	Las Vegas	NV	89130	Clark	1	Multifamily	Garden
50	RAIT Funding, LLC	Orchards at Carrollton Apartments	103 Orange Pass	Carrollton	GA	30117	Carroll	1	Multifamily	Student
51	RAIT Funding, LLC	170 5th Avenue	170 5th Avenue	New York	NY	10010	New York	1	Retail	Freestanding
52	Barclays Bank PLC	Parkside Apartments	8455 Will Clayton Parkway	Houston	TX	77338	Harris	1	Multifamily	Garden
53	RCMC	Park Place at 24th Street Apartments	1023 West 24th Street	Austin	TX	78705	Travis	1	Multifamily	Student
54	Barclays Bank PLC	Stormax Self Storage	4250 34th Street South	St. Petersburg	FL	33711	Pinellas	1	Self Storage	Self Storage
55	GECC	Self Storage Zone	420 Northwest Peacock Boulevard	Port Saint Lucie	FL	34986	Saint Lucie	1	Self Storage	Self Storage
56	Barclays Bank PLC	Ashwood Park	3520 Burke Road	Pasadena	TX	77504	Harris	1	Multifamily	Garden
57	RAIT Funding, LLC	Ventana Plaza	5415-5455 North Kolb Road	Tucson	AZ	85750	Pima	1	Mixed Use	Retail/Office
58	Barclays Bank PLC	Forum Apartments	950 Appian Way	Mt. Pleasant	MI	48858	Isabella	1	Multifamily	Student
59	Barclays Bank PLC	The Oliver Hotel	407 Union Avenue	Knoxville	TN	37902	Knox	1	Hotel	Full Service
60	RAIT Funding, LLC	Turnberry Square Apartments	5000 Prestwick Square	Marion	IN	46953	Grant	1	Multifamily	Garden
61	Barclays Bank PLC	All-Stor Prospect SS	13304 West Highway 42	Prospect	KY	40059	Oldham	1	Self Storage	Self Storage
62	RAIT Funding, LLC	Midtown Square Apartments	33095 Forest Street	Wayne	MI	48184	Wayne	1	Multifamily	Garden
63	RAIT Funding, LLC	Discount Drug Mart Hills & Dale	4730 Hills and Dales Road NW	Canton	OH	44708	Stark	1	Retail	Anchored
64	RAIT Funding, LLC	Discount Drug Mart Plaza	27300-27310 Detroit Road	Westlake	OH	44145	Cuyahoga	1	Retail	Anchored

A-1-1

ANNEX A-1

													Original		Current
				Year		Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial
Loan #	Seller(1)	Property Name	Year Built	Renovated	Units(2)	Measure	Occupancy %(3)	Date	Value ($)(4)	Date	LTV %(4)	Balance ($)(5)(6)	per Unit ($)	Balance ($)(5)(6)	per Unit ($)	Pool Balance
1	JPMCB	Jordan Creek Town Center	2004		503,034	Square Feet	94.9%	09/30/13	366,000,000	11/15/13	60.1%	120,000,000	437	120,000,000	437	11.1%
2	JPMCB	EIP National	Various	Various	3,228,734	Square Feet	100.0%	10/01/13	125,500,000	Various	74.8%	93,900,000	29	93,900,000	29	8.7%
2.01	JPMCB	2695 Plainfield Road	1991		671,040	Square Feet	100.0%	10/01/13	32,200,000	09/18/13		22,250,000		22,250,000		2.1%
2.02	JPMCB	10701 Central Port Drive	1994		555,000	Square Feet	100.0%	10/01/13	26,200,000	09/20/13		20,450,000		20,450,000		1.9%
2.03	JPMCB	1 Geoffrey Drive	1983	1987	415,000	Square Feet	100.0%	10/01/13	20,800,000	09/26/13		15,900,000		15,900,000		1.5%
2.04	JPMCB	1506 Geoffrey Trail	1992		442,162	Square Feet	100.0%	10/01/13	14,300,000	09/27/13		12,000,000		12,000,000		1.1%
2.05	JPMCB	9647 West Wingfoot Road	1980	2011	439,591	Square Feet	100.0%	10/01/13	16,700,000	09/26/13		10,600,000		10,600,000		1.0%
2.06	JPMCB	375 Distribution Circle	1986		322,941	Square Feet	100.0%	10/01/13	8,100,000	11/01/13		6,650,000		6,650,000		0.6%
2.07	JPMCB	7900 North Haggerty Road	1988		383,000	Square Feet	100.0%	10/01/13	7,200,000	09/19/13		6,050,000		6,050,000		0.6%
3	JPMCB	The Aire	2010		310	Units	91.7%	10/17/13	365,000,000	09/10/13	61.6%	90,000,000	725,806	90,000,000	725,806	8.3%
4	GECC	Wildwood Center	1987		692,707	Square Feet	91.1%	10/31/13	123,000,000	10/15/13	59.5%	73,125,000	106	73,125,000	106	6.8%
5	Barclays Bank PLC	Residence Inn Seattle Bellevue Downtown	2008		231	Rooms	83.2%	09/30/13	73,200,000	10/23/13	65.0%	47,580,000	205,974	47,580,000	205,974	4.4%
6	Barclays Bank PLC	Rivertowne Commons	1986	2000	384,343	Square Feet	89.5%	09/01/13	64,600,000	09/24/13	71.2%	46,000,000	120	46,000,000	120	4.3%
7	JPMCB	Chinatown Row	1913	2000	47,562	Square Feet	100.0%	10/18/13	51,000,000	09/18/13	60.8%	31,000,000	652	31,000,000	652	2.9%
8	JPMCB	Springfield Plaza	1958	1998	426,761	Square Feet	91.6%	08/01/13	39,000,000	10/09/13	76.9%	30,000,000	70	30,000,000	70	2.8%
9	JPMCB	801 Travis	1981	2008	220,382	Square Feet	81.6%	11/01/13	43,000,000	09/18/13	69.7%	30,000,000	136	29,963,062	136	2.8%
10	JPMCB	Belmont at Park Central	1994		253	Units	94.9%	09/26/13	17,300,000	09/18/13	56.6%	10,005,000	42,545	10,005,000	42,545	0.9%
11	JPMCB	Charles Towne at Park Central	1997		220	Units	95.0%	09/26/13	17,400,000	09/18/13	56.6%	9,305,000	42,545	9,305,000	42,545	0.9%
12	JPMCB	Manor Row at Park Central	2000		191	Units	96.3%	09/26/13	15,200,000	09/18/13	56.6%	8,940,000	42,545	8,940,000	42,545	0.8%
13	GECC	Carmel Crossing	1990		326,231	Square Feet	93.6%	09/12/13	39,600,000	10/10/13	64.1%	25,375,000	78	25,375,000	78	2.3%
14	Barclays Bank PLC	The Shoppes at English Village	2003		103,187	Square Feet	90.9%	11/18/13	40,500,000	10/21/13	60.7%	24,600,000	238	24,600,000	238	2.3%
15	Barclays Bank PLC	The Palms on Westheimer	1974	2012	798	Units	92.5%	09/30/13	34,350,000	08/26/13	70.2%	24,100,000	30,201	24,100,000	30,201	2.2%
16	Barclays Bank PLC	Dedham Executive Center	1974	2005	180,116	Square Feet	82.7%	10/24/13	30,000,000	09/16/13	70.0%	21,000,000	117	21,000,000	117	1.9%
17	Barclays Bank PLC	Wilsontown Shopping Center	2000		230,506	Square Feet	97.5%	09/30/13	28,500,000	06/14/13	66.5%	19,000,000	82	18,954,417	82	1.8%
18	JPMCB	Concord Mills Marketplace	2001		230,683	Square Feet	100.0%	08/19/13	29,000,000	09/26/13	55.2%	16,000,000	69	16,000,000	69	1.5%
19	JPMCB	Arbors at Century Center	1987		420	Units	93.8%	08/25/13	22,700,000	08/22/13	66.1%	15,000,000	35,714	15,000,000	35,714	1.4%
20	GECC	Franklin MHC	1975	2012	380	Pads	100.0%	10/01/13	19,940,000	11/11/13	73.5%	14,650,000	38,553	14,650,000	38,553	1.4%
21	RCMC	Oak Creek Apartments	1993		284	Units	95.1%	10/15/13	19,100,000	10/10/13	74.8%	14,310,000	50,387	14,292,869	50,327	1.3%
22	Barclays Bank PLC	Brittonfield Medical Office Complex	1991		163,205	Square Feet	91.0%	09/19/13	18,500,000	10/08/13	74.6%	13,800,000	85	13,800,000	85	1.3%
23	Barclays Bank PLC	Newport Apartments	1985	2010	320	Units	91.9%	10/20/13	23,200,000	10/30/13	58.6%	13,600,000	42,500	13,584,951	42,453	1.3%
24	JPMCB	1235 North Loop West	1981		216,795	Square Feet	84.7%	09/01/13	18,100,000	09/24/13	71.7%	13,000,000	60	12,984,673	60	1.2%
25	Barclays Bank PLC	Radisson Rochester Riverside	1970	2010	460	Rooms	51.7%	08/31/13	21,600,000	08/16/13	55.4%	12,000,000	26,087	11,964,734	26,010	1.1%
26	JPMCB	Springhill Suites Chattanooga Downtown	2011		116	Rooms	65.8%	10/31/13	19,000,000	10/01/13	62.1%	11,800,000	101,724	11,800,000	101,724	1.1%
27	JPMCB	111 Pfingsten Road	1986		120,968	Square Feet	91.3%	09/01/13	15,700,000	06/19/13	74.0%	11,629,000	96	11,613,861	96	1.1%
28	RAIT Funding, LLC	1033 Third Street	1999		34,025	Square Feet	100.0%	12/01/13	17,080,000	09/24/13	67.3%	11,500,000	338	11,500,000	338	1.1%
29	RCMC	SpringHill Suites Albany-Colonie	2007		119	Rooms	72.3%	09/30/13	16,500,000	10/31/13	67.9%	11,200,000	94,118	11,200,000	94,118	1.0%
30	RCMC	Collier Park Apartments	2000		232	Units	94.8%	10/15/13	14,500,000	10/09/13	72.3%	10,500,000	45,259	10,487,030	45,203	1.0%
31	JPMCB	Greenway Park	1983		109,320	Square Feet	97.0%	10/31/13	14,040,000	09/08/13	72.5%	10,200,000	93	10,182,149	93	0.9%
32	Barclays Bank PLC	Deville Plaza	1969	1995	162,376	Square Feet	94.0%	11/21/13	13,200,000	10/25/13	75.0%	9,900,000	61	9,900,000	61	0.9%
33	RAIT Funding, LLC	Ravenswood Gardens	1968, 1971, 1972	2009	151	Units	98.0%	11/07/13	13,000,000	08/22/13	75.0%	9,750,000	64,570	9,750,000	64,570	0.9%
34	Barclays Bank PLC	INA & Bailey Buildings	1927, 1964	2012	170,278	Square Feet	71.4%	05/16/13	15,000,000	07/17/13	63.9%	9,600,000	56	9,584,838	56	0.9%
35	RCMC	Dolfield Business Park	2005		71,400	Square Feet	91.1%	10/17/13	12,800,000	10/22/13	73.8%	9,450,000	132	9,450,000	132	0.9%
36	Barclays Bank PLC	Timber Creek Apartments	1969		236	Units	97.0%	09/01/13	8,300,000	08/14/13	64.6%	5,450,000	21,995	5,425,730	21,897	0.5%
37	Barclays Bank PLC	Park Place Apartments	1971		180	Units	99.4%	09/01/13	5,800,000	08/14/13	64.6%	3,700,000	21,995	3,683,523	21,897	0.3%
38	RCMC	Orchard Supply Hardware - Mountain View	1994		51,613	Square Feet	100.0%	12/05/13	12,200,000	11/25/13	73.8%	9,000,000	174	9,000,000	174	0.8%
39	JPMCB	Highlands of Grand Pointe	2008		116	Units	97.4%	09/24/13	14,600,000	09/10/13	59.6%	8,700,000	75,000	8,700,000	75,000	0.8%
40	Barclays Bank PLC	Wireworks Loft Apartments	1902	2002	83	Units	96.4%	10/30/13	11,630,000	08/27/13	73.7%	8,580,000	103,373	8,569,595	103,248	0.8%
41	Barclays Bank PLC	Courtyard Mini Storage Portfolio	Various	Various	1,467	Units	84.5%	10/30/13	11,100,000	Various	75.0%	8,325,000	5,675	8,325,000	5,675	0.8%
41.01	Barclays Bank PLC	Courtyard Mini Storage - Martinsville	2007		531	Units	91.5%	10/30/13	4,900,000	11/04/13		3,675,000		3,675,000		0.3%
41.02	Barclays Bank PLC	Courtyard Mini Storage - Sanford	2004	2009	499	Units	81.2%	10/30/13	3,200,000	10/31/13		2,400,000		2,400,000		0.2%
41.03	Barclays Bank PLC	Courtyard Mini Storage - Danville	2005		437	Units	79.6%	10/30/13	3,000,000	11/04/13		2,250,000		2,250,000		0.2%
42	RCMC	Kenwood Galleria	1985		75,265	Square Feet	92.2%	11/20/13	11,400,000	10/22/13	71.9%	8,200,000	109	8,200,000	109	0.8%
43	Barclays Bank PLC	Meadowbrook	1982		260	Units	92.3%	09/30/13	10,550,000	08/28/13	74.6%	7,875,000	30,288	7,875,000	30,288	0.7%
44	Barclays Bank PLC	24 Hour Fitness La Mirada	2002		40,738	Square Feet	100.0%	12/06/13	11,850,000	10/10/13	65.0%	7,700,000	189	7,700,000	189	0.7%
45	RCMC	Boise Retail Portfolio	1905	2007	54,258	Square Feet	87.2%	10/01/13	10,500,000	11/04/13	71.4%	7,500,000	138	7,500,000	138	0.7%
46	JPMCB	Hampton Inn Richmond South	2009		104	Rooms	62.8%	08/31/13	12,750,000	07/01/13	56.3%	7,200,000	69,231	7,183,577	69,073	0.7%
47	RAIT Funding, LLC	Breezy Acres MHC	1958	1988	213	Pads	90.1%	11/13/13	12,100,000	06/20/13	58.7%	7,100,000	33,333	7,100,000	33,333	0.7%
48	RAIT Funding, LLC	Old Bank District Garage	1961	2008	735	Units	NAP	NAP	10,900,000	04/09/13	64.1%	7,000,000	9,524	6,985,249	9,504	0.6%
49	JPMCB	Cypress Springs Apartments	1994		144	Units	92.4%	09/18/13	9,600,000	07/23/13	71.8%	6,900,000	47,917	6,890,930	47,854	0.6%
50	RAIT Funding, LLC	Orchards at Carrollton Apartments	2008		200	Units	99.0%	10/10/13	7,200,000	08/27/13	77.7%	5,600,000	28,000	5,593,612	27,968	0.5%
51	RAIT Funding, LLC	170 5th Avenue	1904	2000	2,983	Square Feet	100.0%	12/01/13	8,300,000	08/29/13	62.0%	5,150,000	1,726	5,144,082	1,724	0.5%
52	Barclays Bank PLC	Parkside Apartments	1983		160	Units	95.6%	09/30/13	6,870,000	08/28/13	73.1%	5,025,000	31,406	5,025,000	31,406	0.5%
53	RCMC	Park Place at 24th Street Apartments	2003		24	Units	100.0%	10/24/13	6,910,000	10/07/13	69.5%	4,800,000	200,000	4,800,000	200,000	0.4%
54	Barclays Bank PLC	Stormax Self Storage	1999		691	Units	87.6%	10/11/13	7,700,000	10/09/13	55.8%	4,300,000	6,223	4,300,000	6,223	0.4%
55	GECC	Self Storage Zone	2000		534	Units	95.6%	08/20/13	5,700,000	08/09/13	72.8%	4,150,000	7,772	4,150,000	7,772	0.4%
56	Barclays Bank PLC	Ashwood Park	1984		144	Units	94.4%	09/30/13	5,440,000	08/28/13	74.7%	4,065,000	28,229	4,065,000	28,229	0.4%
57	RAIT Funding, LLC	Ventana Plaza	2001		32,276	Square Feet	95.3%	11/30/13	6,150,000	10/15/13	60.2%	3,700,000	115	3,700,000	115	0.3%
58	Barclays Bank PLC	Forum Apartments	1969		144	Units	100.0%	08/13/13	5,300,000	07/25/13	64.8%	3,450,000	23,958	3,434,492	23,851	0.3%
59	Barclays Bank PLC	The Oliver Hotel	1876	2011	28	Rooms	68.1%	08/31/13	6,500,000	07/26/13	51.4%	3,350,000	119,643	3,340,337	119,298	0.3%
60	RAIT Funding, LLC	Turnberry Square Apartments	1991		100	Units	93.0%	10/17/13	4,500,000	10/04/13	73.3%	3,300,000	33,000	3,300,000	33,000	0.3%
61	Barclays Bank PLC	All-Stor Prospect SS	2004		387	Units	93.8%	09/30/13	4,050,000	07/30/13	72.9%	2,956,500	7,640	2,952,881	7,630	0.3%
62	RAIT Funding, LLC	Midtown Square Apartments	1973		108	Units	92.6%	09/30/13	3,780,000	04/25/13	74.0%	2,812,500	26,042	2,795,755	25,887	0.3%
63	RAIT Funding, LLC	Discount Drug Mart Hills & Dale	1992		34,284	Square Feet	100.0%	06/01/13	3,600,000	06/17/13	74.8%	2,700,000	79	2,694,466	79	0.2%
64	RAIT Funding, LLC	Discount Drug Mart Plaza	2005		51,460	Square Feet	100.0%	11/11/13	2,800,000	06/26/13	75.0%	2,100,000	41	2,100,000	41	0.2%

A-1-2

ANNEX A-1

							Net
			Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan
Loan #	Seller(1)	Property Name	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)	Accrual Type	Service ($)(9)(10)	Service ($)(10)	Note Date	Payment Date	Last IO Payment	First P&I Payment
1	JPMCB	Jordan Creek Town Center	No	No	4.36600	0.01180	4.35420	Actual/360	598,505.47	7,182,065.64	12/02/13	01/01/14	01/01/14	02/01/14
2	JPMCB	EIP National	No	No	4.91270	0.02180	4.89090	Actual/360	499,077.49	5,988,929.88	10/28/13	12/01/13	11/01/15	12/01/15
2.01	JPMCB	2695 Plainfield Road
2.02	JPMCB	10701 Central Port Drive
2.03	JPMCB	1 Geoffrey Drive
2.04	JPMCB	1506 Geoffrey Trail
2.05	JPMCB	9647 West Wingfoot Road
2.06	JPMCB	375 Distribution Circle
2.07	JPMCB	7900 North Haggerty Road
3	JPMCB	The Aire	No	No	4.83334	0.01180	4.82154	Actual/360	474,014.22	5,688,170.64	10/31/13	12/01/13	11/01/15	12/01/15
4	GECC	Wildwood Center	No	Yes - Group 1	4.87000	0.01180	4.85820	Actual/360	386,761.62	4,641,139.44	11/22/13	01/01/14	12/01/15	01/01/16
5	Barclays Bank PLC	Residence Inn Seattle Bellevue Downtown	No	No	4.96550	0.01180	4.95370	Actual/360	254,417.45	3,053,009.40	11/08/13	01/06/14	12/06/14	01/06/15
6	Barclays Bank PLC	Rivertowne Commons	No	No	4.95500	0.01180	4.94320	Actual/360	245,674.40	2,948,092.80	10/09/13	12/06/13	11/06/16	12/06/16
7	JPMCB	Chinatown Row	No	No	4.92000	0.04180	4.87820	Actual/360	164,902.34	1,978,828.08	10/18/13	12/01/13	11/01/16	12/01/16
8	JPMCB	Springfield Plaza	No	No	4.98750	0.03180	4.95570	Actual/360	160,817.38	1,929,808.56	11/21/13	01/01/14	12/01/16	01/01/17
9	JPMCB	801 Travis	No	No	4.86750	0.01180	4.85570	Actual/360	158,625.93	1,903,511.16	10/30/13	12/01/13
10	JPMCB	Belmont at Park Central	Yes	Yes - Group 3	5.00000	0.05930	4.94070	Actual/360	53,709.00	644,508.00	10/23/13	12/01/13	11/01/16	12/01/16
11	JPMCB	Charles Towne at Park Central	Yes	Yes - Group 3	5.00000	0.05930	4.94070	Actual/360	49,951.25	599,415.00	10/23/13	12/01/13	11/01/16	12/01/16
12	JPMCB	Manor Row at Park Central	Yes	Yes - Group 3	5.00000	0.05930	4.94070	Actual/360	47,991.85	575,902.20	10/23/13	12/01/13	11/01/16	12/01/16
13	GECC	Carmel Crossing	No	Yes - Group 1	4.74000	0.01180	4.72820	Actual/360	132,215.11	1,586,581.32	11/08/13	01/01/14	12/01/17	01/01/18
14	Barclays Bank PLC	The Shoppes at English Village	No	No	4.82500	0.06180	4.76320	Actual/360	129,439.67	1,553,276.04	11/26/13	01/06/14	12/06/15	01/06/16
15	Barclays Bank PLC	The Palms on Westheimer	No	Yes - Group 2	4.85000	0.05180	4.79820	Actual/360	127,173.73	1,526,084.76	10/04/13	11/06/13	04/06/15	05/06/15
16	Barclays Bank PLC	Dedham Executive Center	No	No	4.83600	0.01180	4.82420	Actual/360	110,637.15	1,327,645.80	11/21/13	01/06/14	12/06/16	01/06/17
17	Barclays Bank PLC	Wilsontown Shopping Center	No	No	5.12100	0.01180	5.10920	Actual/360	126,665.08	1,519,980.96	11/08/13	12/06/13
18	JPMCB	Concord Mills Marketplace	No	No	4.82000	0.01180	4.80820	Actual/360	65,159.26	781,911.11	10/22/13	12/01/13
19	JPMCB	Arbors at Century Center	No	No	4.84750	0.01180	4.83570	Actual/360	79,131.05	949,572.60	10/11/13	12/01/13	11/01/16	12/01/16
20	GECC	Franklin MHC	No	No	5.12000	0.01180	5.10820	Actual/360	79,722.28	956,667.36	12/03/13	01/01/14	01/01/14	02/01/14
21	RCMC	Oak Creek Apartments	No	Yes - Group 4	5.02000	0.05180	4.96820	Actual/360	76,994.18	923,930.16	10/31/13	12/05/13
22	Barclays Bank PLC	Brittonfield Medical Office Complex	No	No	5.08700	0.01180	5.07520	Actual/360	74,816.87	897,802.44	11/26/13	01/06/14
23	Barclays Bank PLC	Newport Apartments	No	No	5.44200	0.01180	5.43020	Actual/360	76,725.13	920,701.56	11/08/13	12/06/13
24	JPMCB	1235 North Loop West	No	Yes - Group 5	5.10240	0.01180	5.09060	Actual/360	70,602.64	847,231.68	11/01/13	12/01/13
25	Barclays Bank PLC	Radisson Rochester Riverside	No	No	5.56000	0.01180	5.54820	Actual/360	74,121.10	889,453.20	09/18/13	11/06/13
26	JPMCB	Springhill Suites Chattanooga Downtown	No	No	5.08750	0.01180	5.07570	Actual/360	63,977.47	767,729.64	11/27/13	01/01/14
27	JPMCB	111 Pfingsten Road	No	No	4.56300	0.01180	4.55120	Actual/360	59,358.54	712,302.48	10/07/13	12/01/13
28	RAIT Funding, LLC	1033 Third Street	No	No	4.90000	0.01180	4.88820	Actual/360	61,033.57	732,402.84	11/04/13	01/01/14
29	RCMC	SpringHill Suites Albany-Colonie	No	No	5.13000	0.01180	5.11820	Actual/360	61,017.00	732,204.00	12/04/13	01/05/14
30	RCMC	Collier Park Apartments	No	Yes - Group 4	4.85000	0.04180	4.80820	Actual/360	55,407.64	664,891.68	10/31/13	12/05/13
31	JPMCB	Greenway Park	No	Yes - Group 5	4.72200	0.01180	4.71020	Actual/360	57,987.82	695,853.84	10/31/13	12/01/13
32	Barclays Bank PLC	Deville Plaza	No	No	5.27300	0.01180	5.26120	Actual/360	54,809.28	657,711.36	11/27/13	01/06/14
33	RAIT Funding, LLC	Ravenswood Gardens	No	No	5.20000	0.01180	5.18820	Actual/360	53,538.31	642,459.72	11/27/13	01/01/14	12/01/15	01/01/16
34	Barclays Bank PLC	INA & Bailey Buildings	No	No	5.40800	0.01180	5.39620	Actual/360	58,426.12	701,113.44	11/07/13	12/06/13
35	RCMC	Dolfield Business Park	No	No	5.13000	0.06930	5.06070	Actual/360	51,483.10	617,797.20	11/22/13	01/05/14
36	Barclays Bank PLC	Timber Creek Apartments	Yes	Yes - Group 6	5.62000	0.01180	5.60820	Actual/360	33,859.45	406,313.40	09/10/13	10/06/13
37	Barclays Bank PLC	Park Place Apartments	Yes	Yes - Group 6	5.62000	0.01180	5.60820	Actual/360	22,987.15	275,845.80	09/10/13	10/06/13
38	RCMC	Orchard Supply Hardware - Mountain View	No	No	4.96000	0.03180	4.92820	Actual/360	48,094.17	577,130.04	12/03/13	01/05/14	12/05/15	01/05/16
39	JPMCB	Highlands of Grand Pointe	No	No	5.06000	0.01180	5.04820	Actual/360	47,023.03	564,276.36	09/30/13	11/01/13	10/01/18	11/01/18
40	Barclays Bank PLC	Wireworks Loft Apartments	No	No	4.95000	0.06180	4.88820	Actual/360	45,797.47	549,569.64	11/01/13	12/06/13
41	Barclays Bank PLC	Courtyard Mini Storage Portfolio	No	No	5.19000	0.01180	5.17820	Actual/360	45,662.07	547,944.84	12/04/13	01/06/14	12/06/15	01/06/16
41.01	Barclays Bank PLC	Courtyard Mini Storage - Martinsville
41.02	Barclays Bank PLC	Courtyard Mini Storage - Sanford
41.03	Barclays Bank PLC	Courtyard Mini Storage - Danville
42	RCMC	Kenwood Galleria	No	No	5.18000	0.04930	5.13070	Actual/360	44,925.84	539,110.08	12/02/13	01/05/14
43	Barclays Bank PLC	Meadowbrook	No	Yes - Group 2	4.90000	0.05180	4.84820	Actual/360	41,794.73	501,536.76	10/15/13	12/06/13	05/06/15	06/06/15
44	Barclays Bank PLC	24 Hour Fitness La Mirada	No	No	5.08600	0.01180	5.07420	Actual/360	51,183.12	614,197.44	11/22/13	01/06/14
45	RCMC	Boise Retail Portfolio	No	No	5.05000	0.07180	4.97820	Actual/360	40,491.12	485,893.44	11/22/13	01/05/14
46	JPMCB	Hampton Inn Richmond South	No	No	4.97400	0.01180	4.96220	Actual/360	38,536.83	462,441.96	09/30/13	11/01/13
47	RAIT Funding, LLC	Breezy Acres MHC	No	No	5.12000	0.01180	5.10820	Actual/360	38,636.74	463,640.88	11/25/13	01/01/14
48	RAIT Funding, LLC	Old Bank District Garage	No	No	5.35000	0.01180	5.33820	Actual/360	39,088.96	469,067.52	09/30/13	11/01/13
49	JPMCB	Cypress Springs Apartments	No	No	4.51000	0.01180	4.49820	Actual/360	35,002.30	420,027.60	10/10/13	12/01/13
50	RAIT Funding, LLC	Orchards at Carrollton Apartments	No	No	5.28000	0.01180	5.26820	Actual/360	31,027.54	372,330.48	10/18/13	12/01/13
51	RAIT Funding, LLC	170 5th Avenue	No	No	5.24000	0.01180	5.22820	Actual/360	28,406.60	340,879.20	10/11/13	12/01/13
52	Barclays Bank PLC	Parkside Apartments	No	Yes - Group 2	4.90000	0.05180	4.84820	Actual/360	26,669.02	320,028.24	10/15/13	12/06/13	05/06/15	06/06/15
53	RCMC	Park Place at 24th Street Apartments	No	No	5.27000	0.07930	5.19070	Actual/360	26,565.27	318,783.24	12/02/13	01/05/14
54	Barclays Bank PLC	Stormax Self Storage	No	No	5.20000	0.01180	5.18820	Actual/360	23,611.77	283,341.24	11/19/13	01/06/14
55	GECC	Self Storage Zone	No	No	5.26000	0.01180	5.24820	Actual/360	22,942.16	275,305.92	11/01/13	12/01/13	05/01/14	06/01/14
56	Barclays Bank PLC	Ashwood Park	No	Yes - Group 2	4.90000	0.05180	4.84820	Actual/360	21,574.04	258,888.48	10/15/13	12/06/13	05/06/15	06/06/15
57	RAIT Funding, LLC	Ventana Plaza	No	No	5.40000	0.01180	5.38820	Actual/360	20,776.64	249,319.68	11/12/13	01/01/14
58	Barclays Bank PLC	Forum Apartments	No	Yes - Group 6	5.56250	0.01180	5.55070	Actual/360	21,314.98	255,779.76	09/03/13	10/06/13
59	Barclays Bank PLC	The Oliver Hotel	No	No	5.67000	0.01180	5.65820	Actual/360	20,913.42	250,961.04	10/11/13	11/06/13
60	RAIT Funding, LLC	Turnberry Square Apartments	No	No	5.44000	0.01180	5.42820	Actual/360	18,613.00	223,356.00	11/08/13	01/01/14
61	Barclays Bank PLC	All-Stor Prospect SS	No	No	4.90000	0.01180	4.88820	Actual/360	15,690.94	188,291.28	10/17/13	12/06/13
62	RAIT Funding, LLC	Midtown Square Apartments	No	No	4.74000	0.01180	4.72820	Actual/360	14,654.38	175,852.56	06/10/13	08/01/13
63	RAIT Funding, LLC	Discount Drug Mart Hills & Dale	No	Yes - Group 7	5.48000	0.01180	5.46820	Actual/360	15,296.44	183,557.28	09/30/13	11/01/13
64	RAIT Funding, LLC	Discount Drug Mart Plaza	No	Yes - Group 7	5.46000	0.01180	5.44820	Actual/360	11,870.92	142,451.04	11/15/13	01/01/14

A-1-3

ANNEX A-1

			Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity	Prepayment
Loan #	Seller(1)	Property Name	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date(11)	ARD Loan(11)	Mat Date(11)	Balance ($)(5)	LTV %(4)	Provision (Payments)(12)
1	JPMCB	Jordan Creek Town Center	121	360	1	0	1	0	0	01/01/24	No		96,555,145	48.4%	L(26),Grtr1%orYM(91),O(4)
2	JPMCB	EIP National	119	360	24	1	1	0	0	11/01/23	No		81,066,989	64.6%	L(25),Grtr1%orYM(92),O(3)
2.01	JPMCB	2695 Plainfield Road											19,209,164
2.02	JPMCB	10701 Central Port Drive											17,655,164
2.03	JPMCB	1 Geoffrey Drive											13,726,998
2.04	JPMCB	1506 Geoffrey Trail											10,359,999
2.05	JPMCB	9647 West Wingfoot Road											9,151,332
2.06	JPMCB	375 Distribution Circle											5,741,166
2.07	JPMCB	7900 North Haggerty Road											5,223,166
3	JPMCB	The Aire	119	360	24	1	1	0	0	11/01/23	No		77,541,766	53.1%	L(24),Grtr1%orYM(90),O(6)
4	GECC	Wildwood Center	120	360	24	0	1	5	5	12/01/23	No		63,064,862	51.3%	L(24),Def(93),O(3)
5	Barclays Bank PLC	Residence Inn Seattle Bellevue Downtown	120	360	12	0	6	2 (once per year)	0	12/06/23	No		40,128,206	54.8%	L(24),Def(92),O(4)
6	Barclays Bank PLC	Rivertowne Commons	119	360	36	1	6	0	0	11/06/23	No		40,673,554	63.0%	L(25),Def(91),O(4)
7	JPMCB	Chinatown Row	119	360	36	1	1	0	0	11/01/23	No		27,389,399	53.7%	L(25),Grtr1%orYM(89),O(6)
8	JPMCB	Springfield Plaza	120	360	36	0	1	0	0	12/01/23	No		26,546,032	68.1%	L(25),Grtr1%orYM(92),O(3)
9	JPMCB	801 Travis	119	359	0	1	1	0	0	11/01/23	No		24,553,510	57.1%	L(25),Grtr1%orYM(91),O(4)
10	JPMCB	Belmont at Park Central	119	360	36	1	1	0	0	11/01/23	No		8,855,196	50.1%	L(25),Grtr1%orYM(93),O(2)
11	JPMCB	Charles Towne at Park Central	119	360	36	1	1	0	0	11/01/23	No		8,235,642	50.1%	L(25),Grtr1%orYM(93),O(2)
12	JPMCB	Manor Row at Park Central	119	360	36	1	1	0	0	11/01/23	No		7,912,589	50.1%	L(25),Grtr1%orYM(93),O(2)
13	GECC	Carmel Crossing	120	360	48	0	1	5	5	12/01/23	No		22,831,398	57.7%	L(24),Def(93),O(3)
14	Barclays Bank PLC	The Shoppes at English Village	120	360	24	0	6	0	0	12/06/23	No		21,191,076	52.3%	L(24),Grtr1%orYM(92),O(4)
15	Barclays Bank PLC	The Palms on Westheimer	58	360	18	2	6	0	0	10/06/18	No		22,806,029	66.4%	L(26),Def(30),O(4)
16	Barclays Bank PLC	Dedham Executive Center	120	360	36	0	6	0	0	12/06/23	No		18,520,346	61.7%	L(24),Grtr1%orYM(92),O(4)
17	Barclays Bank PLC	Wilsontown Shopping Center	119	239	0	1	6	0	0	11/06/23	No		12,029,851	42.2%	L(25),Def(91),O(4)
18	JPMCB	Concord Mills Marketplace	119	0	120	1	1	5	5	11/01/23	No		16,000,000	55.2%	L(25),Def(88),O(7)
19	JPMCB	Arbors at Century Center	119	360	36	1	1	0	0	11/01/23	No		13,231,741	58.3%	L(25),Grtr1%orYM(91),O(4)
20	GECC	Franklin MHC	121	360	1	0	1	5	5	01/01/24	No		12,089,314	60.6%	L(24),Def(94),O(3)
21	RCMC	Oak Creek Apartments	119	359	0	1	5	0	0	11/05/23	No		11,770,788	61.6%	L(11),Grtr1%orYM(105),O(4)
22	Barclays Bank PLC	Brittonfield Medical Office Complex	120	360	0	0	6	0	0	12/06/23	No		11,376,703	61.5%	L(24),Def(92),O(4)
23	Barclays Bank PLC	Newport Apartments	119	359	0	1	6	0	0	11/06/23	No		11,338,196	48.9%	L(25),Def(93),O(2)
24	JPMCB	1235 North Loop West	119	359	0	1	1	0	0	11/01/23	No		10,721,846	59.2%	L(25),Def(92),O(3)
25	Barclays Bank PLC	Radisson Rochester Riverside	118	298	0	2	6	2 (once per year)	0	10/06/23	No		9,152,480	42.4%	L(26),Def(90),O(4)
26	JPMCB	Springhill Suites Chattanooga Downtown	120	360	0	0	1	0	0	12/01/23	No		9,728,063	51.2%	L(25),Grtr1%orYM(92),O(3)
27	JPMCB	111 Pfingsten Road	59	359	0	1	1	0	0	11/01/18	No		10,651,852	67.8%	L(25),Def(33),O(2)
28	RAIT Funding, LLC	1033 Third Street	120	360	0	0	1	5	5	12/01/23	No		9,422,841	55.2%	L(24),Def(92),O(4)
29	RCMC	SpringHill Suites Albany-Colonie	120	360	0	0	5	0	0	12/05/23	No		9,246,094	56.0%	L(24),Def(92),O(4)
30	RCMC	Collier Park Apartments	119	359	0	1	5	0	0	11/05/23	No		8,588,752	59.2%	L(11),Grtr1%orYM(105),O(4)
31	JPMCB	Greenway Park	59	299	0	1	1	0	0	11/01/18	Yes	07/31/20	9,031,421	64.3%	L(25),Def(32),O(3)
32	Barclays Bank PLC	Deville Plaza	120	360	0	0	6	0	0	12/06/23	No		8,210,346	62.2%	L(24),Def(92),O(4)
33	RAIT Funding, LLC	Ravenswood Gardens	120	360	24	0	1	5	5	12/01/23	No		8,478,991	65.2%	L(24),Def(92),O(4)
34	Barclays Bank PLC	INA & Bailey Buildings	119	299	0	1	6	0	0	11/06/23	No		7,282,229	48.5%	L(25),Def(91),O(4)
35	RCMC	Dolfield Business Park	120	360	0	0	5	0	0	12/05/23	No		7,801,391	60.9%	L(24),Def(92),O(4)
36	Barclays Bank PLC	Timber Creek Apartments	117	297	0	3	6	0	0	09/06/23	No		4,165,076	49.6%	L(27),Def(89),O(4)
37	Barclays Bank PLC	Park Place Apartments	117	297	0	3	6	0	0	09/06/23	No		2,827,666	49.6%	L(27),Def(89),O(4)
38	RCMC	Orchard Supply Hardware - Mountain View	120	360	24	0	5	0	0	12/05/23	No		7,779,720	63.8%	L(24),Def(92),O(4)
39	JPMCB	Highlands of Grand Pointe	118	360	60	2	1	0	0	10/01/23	No		8,030,795	55.0%	L(25),Grtr1%orYM(92),O(3)
40	Barclays Bank PLC	Wireworks Loft Apartments	119	359	0	1	6	0	0	11/06/23	No		7,041,411	60.5%	L(25),Def(91),O(4)
41	Barclays Bank PLC	Courtyard Mini Storage Portfolio	120	360	24	0	6	0	0	12/06/23	No		7,237,958	65.2%	L(24),Def(92),O(4)
41.01	Barclays Bank PLC	Courtyard Mini Storage - Martinsville											3,195,135
41.02	Barclays Bank PLC	Courtyard Mini Storage - Sanford											2,086,619
41.03	Barclays Bank PLC	Courtyard Mini Storage - Danville											1,956,205
42	RCMC	Kenwood Galleria	120	360	0	0	5	0	0	12/05/23	No		6,780,345	59.5%	L(24),Def(92),O(4)
43	Barclays Bank PLC	Meadowbrook	59	360	18	1	6	0	0	11/06/18	No		7,457,244	70.7%	L(25),Def(31),O(4)
44	Barclays Bank PLC	24 Hour Fitness La Mirada	120	240	0	0	6	0	0	12/06/23	No		4,868,868	41.1%	L(24),Def(92),O(4)
45	RCMC	Boise Retail Portfolio	120	360	0	0	5	0	0	12/05/23	No		6,175,578	58.8%	L(24),DorYM(92),O(4)
46	JPMCB	Hampton Inn Richmond South	118	358	0	2	1	0	0	10/01/23	No		5,913,993	46.4%	L(25),Grtr1%orYM(92),O(3)
47	RAIT Funding, LLC	Breezy Acres MHC	120	360	0	0	1	5	5	12/01/23	No		5,859,473	48.4%	L(24),Def(92),O(4)
48	RAIT Funding, LLC	Old Bank District Garage	118	358	0	2	1	0	5	10/01/23	No		5,819,569	53.4%	L(26),Def(90),O(4)
49	JPMCB	Cypress Springs Apartments	59	359	0	1	1	0	0	11/01/18	No		6,314,862	65.8%	L(25),Grtr1%orYM(33),O(2)
50	RAIT Funding, LLC	Orchards at Carrollton Apartments	119	359	0	1	1	5	5	11/01/23	No		4,644,957	64.5%	L(25),Def(91),O(4)
51	RAIT Funding, LLC	170 5th Avenue	119	359	0	1	1	5	5	11/01/23	No		4,266,278	51.4%	L(25),Def(90),O(5)
52	Barclays Bank PLC	Parkside Apartments	59	360	18	1	6	0	0	11/06/18	No		4,758,432	69.3%	L(25),Def(31),O(4)
53	RCMC	Park Place at 24th Street Apartments	120	360	0	0	5	0	0	12/05/23	No		3,980,394	57.6%	L(24),Def(91),O(5)
54	Barclays Bank PLC	Stormax Self Storage	120	360	0	0	6	0	0	12/06/23	No		3,557,824	46.2%	L(24),Def(92),O(4)
55	GECC	Self Storage Zone	119	360	6	1	1	5	5	11/01/23	No		3,486,846	61.2%	L(25),Def(92),O(3)
56	Barclays Bank PLC	Ashwood Park	59	360	18	1	6	0	0	11/06/18	No		3,849,358	70.8%	L(25),Def(31),O(4)
57	RAIT Funding, LLC	Ventana Plaza	120	360	0	0	1	0	5	12/01/23	No		3,080,826	50.1%	L(24),Def(92),O(4)
58	Barclays Bank PLC	Forum Apartments	117	297	0	3	6	0	0	09/06/23	No		2,631,339	49.6%	L(27),Def(89),O(4)
59	Barclays Bank PLC	The Oliver Hotel	118	298	0	2	6	0	0	10/06/23	No		2,564,851	39.5%	L(26),Def(90),O(4)
60	RAIT Funding, LLC	Turnberry Square Apartments	120	360	0	0	1	0	5	12/01/23	No		2,751,202	61.1%	L(24),Def(92),O(4)
61	Barclays Bank PLC	All-Stor Prospect SS	59	359	0	1	6	0	0	11/06/18	No		2,722,362	67.2%	L(25),Def(31),O(4)
62	RAIT Funding, LLC	Midtown Square Apartments	115	355	0	5	1	0	5	07/01/23	No		2,292,517	60.6%	L(29),Def(87),O(4)
63	RAIT Funding, LLC	Discount Drug Mart Hills & Dale	118	358	0	2	1	5	5	10/01/23	No		2,253,839	62.6%	L(26),Def(90),O(4)
64	RAIT Funding, LLC	Discount Drug Mart Plaza	120	360	0	0	1	5	5	12/01/23	No		1,751,857	62.6%	L(24),Def(92),O(4)

A-1-4

ANNEX A-1

			HISTORICAL FINANCIALS(13)

			2010	2010	2010	2011	2011	2011	2012	2012	2012	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of
1	JPMCB	Jordan Creek Town Center	28,445,647	10,587,732	17,857,915	29,894,055	10,758,432	19,135,623	30,940,487	11,127,169	19,813,318	31,961,464	11,038,652	20,922,812	09/30/13
2	JPMCB	EIP National	10,410,159	1,891,813	8,518,346	9,722,807	2,061,004	7,661,803	9,944,998	2,066,601	7,878,397	10,481,511	2,099,959	8,381,552	08/31/13
2.01	JPMCB	2695 Plainfield Road	2,324,245	66,683	2,257,562	2,063,448	52,743	2,010,705	2,063,448	57,705	2,005,743	2,175,791	58,987	2,116,804	08/31/13
2.02	JPMCB	10701 Central Port Drive	2,356,042	473,688	1,882,354	2,355,789	506,236	1,849,553	2,472,189	493,853	1,978,336	2,350,726	487,028	1,863,698	08/31/13
2.03	JPMCB	1 Geoffrey Drive	1,553,087	31,190	1,521,897	1,547,950	34,209	1,513,741	1,547,950	29,406	1,518,544	1,568,834	27,492	1,541,342	08/31/13
2.04	JPMCB	1506 Geoffrey Trail	1,265,228	44,463	1,220,765	1,133,040	29,938	1,103,102	1,133,040	31,321	1,101,719	1,231,053	40,143	1,190,910	08/31/13
2.05	JPMCB	9647 West Wingfoot Road	1,195,085	638,210	556,875	1,295,266	777,093	518,173	1,359,841	814,539	545,302	1,757,014	846,335	910,679	08/31/13
2.06	JPMCB	375 Distribution Circle	645,014	168,214	476,800	734,450	172,732	561,718	739,754	177,717	562,037	730,493	174,782	555,711	08/31/13
2.07	JPMCB	7900 North Haggerty Road	1,071,458	469,365	602,093	592,864	488,053	104,811	628,776	462,060	166,716	667,600	465,192	202,408	08/31/13
3	JPMCB	The Aire				15,515,926	5,564,879	9,951,047	19,699,960	4,516,921	15,183,039	20,204,568	4,948,655	15,255,913	09/30/13
4	GECC	Wildwood Center				14,123,019	5,146,889	8,976,130	13,919,066	5,241,494	8,677,572	14,325,259	5,258,214	9,067,045	10/31/13
5	Barclays Bank PLC	Residence Inn Seattle Bellevue Downtown	8,936,677	5,218,182	3,718,495	9,457,894	5,499,577	3,958,317	10,460,276	5,933,483	4,526,793	11,452,713	6,317,449	5,135,264	09/30/13
6	Barclays Bank PLC	Rivertowne Commons	5,469,500	1,974,197	3,495,303	5,736,695	1,858,047	3,878,648	5,922,734	1,809,861	4,112,873	6,743,220	1,855,363	4,887,857	08/31/13
7	JPMCB	Chinatown Row	1,844,678	544,694	1,299,984	2,531,010	662,600	1,868,410	2,571,543	676,237	1,895,306	2,555,661	653,639	1,902,022	07/31/13
8	JPMCB	Springfield Plaza	5,070,212	1,833,731	3,236,481	4,807,436	1,722,556	3,084,880	4,825,143	1,734,893	3,090,250	4,617,038	1,795,788	2,821,250	10/31/13
9	JPMCB	801 Travis	2,146,104	1,829,791	316,313	2,984,737	2,043,768	940,969	3,221,064	2,213,710	1,007,354	3,980,300	2,231,904	1,748,396	08/31/13
10	JPMCB	Belmont at Park Central	2,262,120	1,457,833	804,287	2,359,243	1,486,764	872,479	2,340,171	1,447,873	892,298	2,427,779	1,505,803	921,976	09/30/13
11	JPMCB	Charles Towne at Park Central	2,083,875	1,341,768	742,107	2,212,091	1,368,660	843,431	2,174,672	1,369,894	804,778	2,303,446	1,401,363	902,083	09/30/13
12	JPMCB	Manor Row at Park Central	1,850,461	1,176,640	673,821	1,971,466	1,172,132	799,334	2,004,268	1,155,975	848,292	2,082,434	1,269,991	812,443	09/30/13
13	GECC	Carmel Crossing				4,547,657	2,019,409	2,528,248	4,924,275	1,845,532	3,078,743	5,115,415	1,931,833	3,183,581	09/30/13
14	Barclays Bank PLC	The Shoppes at English Village	3,418,544	935,759	2,482,784	3,477,071	899,936	2,577,135	3,688,416	916,418	2,771,997	4,287,585	1,784,553	2,503,032	10/31/13
15	Barclays Bank PLC	The Palms on Westheimer				1,946,793	1,179,566	767,227	4,893,103	2,952,184	1,940,919	5,583,616	3,056,957	2,526,659	06/30/13
16	Barclays Bank PLC	Dedham Executive Center	2,711,967	1,498,031	1,213,936	3,033,698	1,358,106	1,675,592	3,226,435	1,364,031	1,862,404	3,271,862	1,458,169	1,813,693	08/31/13
17	Barclays Bank PLC	Wilsontown Shopping Center	3,007,035	834,816	2,172,218	3,078,966	875,829	2,203,137	3,169,441	888,473	2,280,968	3,157,228	795,635	2,361,593	09/30/13
18	JPMCB	Concord Mills Marketplace	2,563,430	558,724	2,004,706	2,552,196	544,256	2,007,940	2,663,709	571,368	2,092,341	2,724,499	561,704	2,162,795	08/31/13
19	JPMCB	Arbors at Century Center	2,992,510	1,447,853	1,544,657	3,072,685	1,565,735	1,506,950	3,126,621	1,562,291	1,564,330	3,065,367	1,548,520	1,516,847	08/31/13
20	GECC	Franklin MHC				2,162,905	712,347	1,450,558	2,240,026	739,447	1,500,579	2,293,400	735,559	1,557,841	09/30/13
21	RCMC	Oak Creek Apartments										2,393,551	1,165,081	1,228,470	09/30/13
22	Barclays Bank PLC	Brittonfield Medical Office Complex				2,213,859	1,550,742	663,117	2,573,477	1,437,791	1,135,686	2,696,290	1,436,837	1,259,453	08/31/13
23	Barclays Bank PLC	Newport Apartments	1,941,957	1,248,394	693,563	2,350,300	1,256,283	1,094,017	2,416,635	1,188,693	1,227,942	2,523,070	1,170,227	1,352,843	08/31/13
24	JPMCB	1235 North Loop West	2,857,198	1,550,125	1,307,073	2,759,244	1,544,600	1,214,644	2,754,364	1,515,235	1,239,129
25	Barclays Bank PLC	Radisson Rochester Riverside	9,400,533	8,447,797	952,736	10,008,802	8,601,422	1,407,380	10,938,172	9,269,257	1,668,915	11,515,224	9,503,554	2,011,670	08/31/13
26	JPMCB	Springhill Suites Chattanooga Downtown										3,676,205	2,208,956	1,467,248	10/31/13
27	JPMCB	111 Pfingsten Road	2,375,927	1,744,873	631,054	2,445,682	1,764,227	681,455	2,553,685	1,680,120	873,564
28	RAIT Funding, LLC	1033 Third Street	1,259,889	197,392	1,062,497	1,309,752	249,486	1,060,266	1,303,411	193,660	1,109,751	1,316,492	190,783	1,125,709	06/30/13
29	RCMC	SpringHill Suites Albany-Colonie	2,856,055	1,954,939	901,116	3,719,309	2,326,508	1,392,801	3,796,763	2,312,630	1,484,133	3,755,216	2,314,370	1,440,846	09/30/13
30	RCMC	Collier Park Apartments										1,960,769	1,253,227	707,542	09/30/13
31	JPMCB	Greenway Park	1,835,896	758,375	1,077,521	1,828,743	753,192	1,075,551	1,891,662	716,672	1,174,990	1,955,734	580,847	1,374,887	07/31/13
32	Barclays Bank PLC	Deville Plaza				1,448,137	649,355	798,782	1,467,615	691,647	775,968
33	RAIT Funding, LLC	Ravenswood Gardens							1,400,355	584,399	815,956	1,442,782	581,875	860,907	08/31/13
34	Barclays Bank PLC	INA & Bailey Buildings	835,763	595,702	240,061	1,255,079	829,437	425,642	1,813,557	790,507	1,023,050
35	RCMC	Dolfield Business Park	1,122,004	279,602	842,402	713,012	224,411	488,601	757,910	207,180	550,730	947,022	235,176	711,846	10/31/13
36	Barclays Bank PLC	Timber Creek Apartments	1,719,900	1,085,250	634,650	1,729,955	1,157,074	572,881	1,767,654	1,076,744	690,910	1,774,246	1,086,247	687,999	07/31/13
37	Barclays Bank PLC	Park Place Apartments	1,131,061	760,918	370,143	1,198,544	799,798	398,746	1,168,357	788,650	379,707	1,254,992	833,712	421,280	07/31/13
38	RCMC	Orchard Supply Hardware - Mountain View	827,268	87,460	739,808	858,729	87,567	771,162	860,902	89,740	771,162	862,711	91,549	771,162	08/31/13
39	JPMCB	Highlands of Grand Pointe				1,582,805	724,451	858,354	1,677,352	738,602	938,750	1,719,494	736,759	982,735	07/31/13
40	Barclays Bank PLC	Wireworks Loft Apartments	1,156,194	419,482	736,712	1,206,540	412,048	794,492	1,262,370	378,813	883,557	1,264,494	467,317	797,177	09/30/13
41	Barclays Bank PLC	Courtyard Mini Storage Portfolio				951,839	191,896	759,942	1,031,083	196,817	834,266	1,015,427	187,115	828,312	09/30/13
41.01	Barclays Bank PLC	Courtyard Mini Storage - Martinsville				422,211	61,743	360,468	432,476	67,117	365,359	412,378	62,074	350,304	09/30/13
41.02	Barclays Bank PLC	Courtyard Mini Storage - Sanford				301,246	74,337	226,909	341,627	73,517	268,110	337,927	69,827	268,100	09/30/13
41.03	Barclays Bank PLC	Courtyard Mini Storage - Danville				228,382	55,816	172,565	256,980	56,183	200,797	265,122	55,214	209,908	09/30/13
42	RCMC	Kenwood Galleria				797,618	446,966	350,652	913,302	355,188	558,114	1,014,641	396,341	618,300	09/30/13
43	Barclays Bank PLC	Meadowbrook	1,598,889	1,186,777	412,112	1,701,152	1,267,751	433,401	1,821,789	1,245,614	576,175	1,950,114	1,245,671	704,443	06/30/13
44	Barclays Bank PLC	24 Hour Fitness La Mirada	898,775	98,557	800,219	900,757	89,091	811,666	998,990	110,648	888,342	1,008,360	67,454	940,906	11/30/13
45	RCMC	Boise Retail Portfolio	997,736	285,122	712,614	980,908	304,742	676,166	999,240	291,479	707,761	901,645	318,541	583,104	09/30/13
46	JPMCB	Hampton Inn Richmond South				1,890,276	1,192,780	697,495	2,360,320	1,377,473	982,847	2,207,629	1,330,327	877,302	08/31/13
47	RAIT Funding, LLC	Breezy Acres MHC	1,349,859	507,150	842,709	1,318,895	457,821	861,074	1,323,580	446,972	876,608	1,305,192	435,189	870,003	09/30/13
48	RAIT Funding, LLC	Old Bank District Garage	1,127,306	420,684	706,622	1,213,172	453,589	759,583	1,320,601	491,103	829,498	1,429,390	486,299	943,091	08/31/13
49	JPMCB	Cypress Springs Apartments	1,285,002	591,602	693,400	1,234,907	610,223	624,684	1,153,257	619,969	533,288	1,134,664	544,509	590,155	08/31/13
50	RAIT Funding, LLC	Orchards at Carrollton Apartments				755,959	252,526	503,433	841,688	271,511	570,177	851,472	255,356	596,116	08/31/13
51	RAIT Funding, LLC	170 5th Avenue	676,193	165,906	510,287	1,108,989	209,556	899,433	432,441	205,954	226,487	693,938	221,538	472,400	08/31/13
52	Barclays Bank PLC	Parkside Apartments	988,688	684,564	304,124	1,097,265	711,211	386,054	1,165,930	755,501	410,429	1,219,025	784,152	434,873	06/30/13
53	RCMC	Park Place at 24th Street Apartments	643,308	258,287	385,021	651,830	240,838	410,992	675,065	227,669	447,396	699,257	233,929	465,328	09/30/13
54	Barclays Bank PLC	Stormax Self Storage	823,554	291,012	532,542	816,693	286,214	530,480	845,408	271,454	573,955	889,429	314,736	574,693	09/30/13
55	GECC	Self Storage Zone				601,581	250,388	351,193	680,817	278,418	402,399	712,758	290,915	421,843	09/30/13
56	Barclays Bank PLC	Ashwood Park	1,025,072	632,346	392,726	989,207	645,477	343,730	1,016,443	698,663	317,780	1,057,770	726,441	331,329	06/30/13
57	RAIT Funding, LLC	Ventana Plaza	709,249	249,438	459,811	732,618	253,774	478,844	746,021	257,034	488,987	743,716	271,536	472,180	09/30/13
58	Barclays Bank PLC	Forum Apartments	858,055	507,865	350,190	943,990	538,317	405,673	913,838	508,411	405,427	967,062	537,444	429,618	07/31/13
59	Barclays Bank PLC	The Oliver Hotel							1,509,612	990,118	519,494	1,757,595	1,019,658	737,936	08/31/13
60	RAIT Funding, LLC	Turnberry Square Apartments	556,583	208,380	348,203	571,926	220,875	351,051	593,255	223,737	369,518	621,664	238,156	383,508	09/30/13
61	Barclays Bank PLC	All-Stor Prospect SS							495,255	140,558	354,697	501,534	149,868	351,666	03/31/13
62	RAIT Funding, LLC	Midtown Square Apartments	747,521	440,927	306,594	778,360	434,851	343,508	791,602	427,860	363,742	786,607	435,553	351,054	02/28/13
63	RAIT Funding, LLC	Discount Drug Mart Hills & Dale							347,099	81,950	265,149	355,333	85,563	269,770	09/30/13
64	RAIT Funding, LLC	Discount Drug Mart Plaza

A-1-5

ANNEX A-1

			UW
			Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(14)	Items ($)	NCF ($)(3)(14)	NOI DSCR(15)	DSCR(15)	Debt Yield %	Debt Yield %
1	JPMCB	Jordan Creek Town Center	93.7%	32,400,383	11,493,283	20,907,099	899,702	20,007,397	1.59	1.52	9.5%	9.1%
2	JPMCB	EIP National	95.0%	11,398,705	2,183,684	9,215,021	966,409	8,248,611	1.54	1.38	9.8%	8.8%
2.01	JPMCB	2695 Plainfield Road	95.0%	2,145,703	62,237	2,083,466	201,312	1,882,154
2.02	JPMCB	10701 Central Port Drive	95.0%	2,403,443	495,551	1,907,892	166,500	1,741,392
2.03	JPMCB	1 Geoffrey Drive	95.0%	1,502,883	25,709	1,477,174	124,500	1,352,674
2.04	JPMCB	1506 Geoffrey Trail	95.0%	1,241,427	34,854	1,206,573	130,438	1,076,135
2.05	JPMCB	9647 West Wingfoot Road	95.0%	1,919,904	893,288	1,026,616	131,877	894,739
2.06	JPMCB	375 Distribution Circle	95.0%	954,030	172,841	781,189	96,882	684,306
2.07	JPMCB	7900 North Haggerty Road	95.0%	1,231,316	499,204	732,111	114,900	617,211
3	JPMCB	The Aire	90.7%	21,541,381	5,060,180	16,481,201	62,000	16,419,201	1.16	1.15	7.3%	7.3%
4	GECC	Wildwood Center	90.2%	14,647,798	5,352,828	9,294,970	1,549,926	7,745,044	2.00	1.67	12.7%	10.6%
5	Barclays Bank PLC	Residence Inn Seattle Bellevue Downtown	83.2%	11,452,600	6,565,788	4,886,812	0	4,886,812	1.60	1.60	10.3%	10.3%
6	Barclays Bank PLC	Rivertowne Commons	94.2%	7,038,667	1,919,073	5,119,595	332,969	4,786,626	1.74	1.62	11.1%	10.4%
7	JPMCB	Chinatown Row	95.0%	3,410,893	784,889	2,626,004	137,306	2,488,698	1.33	1.26	8.5%	8.0%
8	JPMCB	Springfield Plaza	88.6%	4,788,301	1,781,362	3,006,939	276,003	2,730,936	1.56	1.42	10.0%	9.1%
9	JPMCB	801 Travis	79.4%	5,226,431	2,336,734	2,889,697	289,974	2,599,722	1.52	1.37	9.6%	8.7%
10	JPMCB	Belmont at Park Central	78.4%	2,548,038	1,515,787	1,032,251	151,883	880,367	1.59	1.39	10.3%	9.0%
11	JPMCB	Charles Towne at Park Central	74.1%	2,369,957	1,409,943	960,015	121,088	838,927	1.59	1.39	10.3%	9.0%
12	JPMCB	Manor Row at Park Central	74.6%	2,213,288	1,303,792	909,496	98,919	810,577	1.59	1.39	10.3%	9.0%
13	GECC	Carmel Crossing	88.5%	5,342,351	1,917,492	3,424,859	552,324	2,872,536	2.16	1.81	13.5%	11.3%
14	Barclays Bank PLC	The Shoppes at English Village	90.9%	3,984,732	1,353,112	2,631,620	133,490	2,498,130	1.69	1.61	10.7%	10.2%
15	Barclays Bank PLC	The Palms on Westheimer	88.9%	5,734,890	3,334,769	2,400,122	199,500	2,200,622	1.57	1.44	10.0%	9.1%
16	Barclays Bank PLC	Dedham Executive Center	83.6%	3,587,193	1,463,226	2,123,967	235,777	1,888,190	1.60	1.42	10.1%	9.0%
17	Barclays Bank PLC	Wilsontown Shopping Center	94.9%	3,153,896	890,655	2,263,241	245,856	2,017,385	1.49	1.33	11.9%	10.6%
18	JPMCB	Concord Mills Marketplace	92.6%	2,537,332	559,687	1,977,646	154,126	1,823,520	2.53	2.33	12.4%	11.4%
19	JPMCB	Arbors at Century Center	92.0%	3,171,213	1,665,321	1,505,893	105,000	1,400,893	1.59	1.48	10.0%	9.3%
20	GECC	Franklin MHC	95.0%	2,229,052	744,484	1,484,568	19,000	1,465,568	1.55	1.53	10.1%	10.0%
21	RCMC	Oak Creek Apartments	94.5%	2,425,792	1,078,802	1,346,990	71,000	1,275,990	1.46	1.38	9.4%	8.9%
22	Barclays Bank PLC	Brittonfield Medical Office Complex	87.4%	3,010,979	1,454,889	1,556,090	276,498	1,279,592	1.73	1.43	11.3%	9.3%
23	Barclays Bank PLC	Newport Apartments	88.2%	2,554,374	1,267,333	1,287,041	91,475	1,195,566	1.40	1.30	9.5%	8.8%
24	JPMCB	1235 North Loop West	83.5%	3,118,077	1,566,737	1,551,340	323,799	1,227,541	1.83	1.45	11.9%	9.5%
25	Barclays Bank PLC	Radisson Rochester Riverside	51.7%	11,517,389	10,017,463	1,499,926	0	1,499,926	1.69	1.69	12.5%	12.5%
26	JPMCB	Springhill Suites Chattanooga Downtown	68.0%	3,797,341	2,479,279	1,318,062	0	1,318,062	1.72	1.72	11.2%	11.2%
27	JPMCB	111 Pfingsten Road	87.5%	3,001,205	1,654,471	1,346,734	152,106	1,194,628	1.89	1.68	11.6%	10.3%
28	RAIT Funding, LLC	1033 Third Street	98.0%	1,349,453	237,297	1,112,155	58,863	1,053,292	1.52	1.44	9.7%	9.2%
29	RCMC	SpringHill Suites Albany-Colonie	72.3%	3,755,216	2,483,020	1,272,196	0	1,272,196	1.74	1.74	11.4%	11.4%
30	RCMC	Collier Park Apartments	94.1%	1,924,723	869,343	1,055,380	58,000	997,380	1.59	1.50	10.1%	9.5%
31	JPMCB	Greenway Park	91.0%	2,049,207	863,235	1,185,972	187,240	998,732	1.70	1.44	11.6%	9.8%
32	Barclays Bank PLC	Deville Plaza	94.7%	1,702,877	608,895	1,093,982	120,158	973,824	1.66	1.48	11.1%	9.8%
33	RAIT Funding, LLC	Ravenswood Gardens	95.0%	1,436,348	567,371	868,976	39,260	829,716	1.35	1.29	8.9%	8.5%
34	Barclays Bank PLC	INA & Bailey Buildings	78.7%	2,256,017	918,133	1,337,884	195,318	1,142,566	1.91	1.63	14.0%	11.9%
35	RCMC	Dolfield Business Park	88.0%	1,258,282	250,810	1,007,473	90,991	916,482	1.63	1.48	10.7%	9.7%
36	Barclays Bank PLC	Timber Creek Apartments	95.0%	1,795,699	1,110,482	685,217	94,400	590,817	1.69	1.45	12.7%	10.9%
37	Barclays Bank PLC	Park Place Apartments	92.0%	1,273,394	803,251	470,143	72,000	398,143	1.69	1.45	12.7%	10.9%
38	RCMC	Orchard Supply Hardware - Mountain View	100.0%	993,631	180,069	813,562	10,323	803,239	1.41	1.39	9.0%	8.9%
39	JPMCB	Highlands of Grand Pointe	92.3%	1,747,238	778,648	968,591	29,000	939,591	1.72	1.67	11.1%	10.8%
40	Barclays Bank PLC	Wireworks Loft Apartments	94.5%	1,293,132	495,574	797,558	26,029	771,529	1.45	1.40	9.3%	9.0%
41	Barclays Bank PLC	Courtyard Mini Storage Portfolio	82.0%	1,065,451	223,893	841,559	19,400	822,158	1.54	1.50	10.1%	9.9%
41.01	Barclays Bank PLC	Courtyard Mini Storage - Martinsville	85.7%	425,145	81,028	344,118	7,510	336,607
41.02	Barclays Bank PLC	Courtyard Mini Storage - Sanford	82.6%	352,486	79,439	273,047	5,785	267,262
41.03	Barclays Bank PLC	Courtyard Mini Storage - Danville	76.5%	287,820	63,426	224,394	6,105	218,289
42	RCMC	Kenwood Galleria	89.4%	1,371,885	442,923	928,961	64,376	864,586	1.72	1.60	11.3%	10.5%
43	Barclays Bank PLC	Meadowbrook	90.3%	2,009,011	1,226,334	782,677	87,880	694,797	1.56	1.39	9.9%	8.8%
44	Barclays Bank PLC	24 Hour Fitness La Mirada	95.0%	1,105,505	228,600	876,906	41,995	834,911	1.43	1.36	11.4%	10.8%
45	RCMC	Boise Retail Portfolio	90.7%	1,071,142	339,926	731,216	70,320	660,897	1.50	1.36	9.7%	8.8%
46	JPMCB	Hampton Inn Richmond South	62.8%	2,207,629	1,331,351	876,278	0	876,278	1.89	1.89	12.2%	12.2%
47	RAIT Funding, LLC	Breezy Acres MHC	90.6%	1,303,675	499,215	804,460	17,892	786,568	1.74	1.70	11.3%	11.1%
48	RAIT Funding, LLC	Old Bank District Garage	95.0%	1,282,828	500,001	782,827	31,000	751,827	1.67	1.60	11.2%	10.8%
49	JPMCB	Cypress Springs Apartments	78.4%	1,155,380	544,061	611,319	36,921	574,398	1.46	1.37	8.9%	8.3%
50	RAIT Funding, LLC	Orchards at Carrollton Apartments	93.0%	886,798	309,454	577,344	24,800	552,544	1.55	1.48	10.3%	9.9%
51	RAIT Funding, LLC	170 5th Avenue	95.2%	700,646	212,275	488,371	13,342	475,029	1.43	1.39	9.5%	9.2%
52	Barclays Bank PLC	Parkside Apartments	88.4%	1,239,978	750,819	489,160	40,000	449,160	1.53	1.40	9.7%	8.9%
53	RCMC	Park Place at 24th Street Apartments	95.0%	667,299	249,489	417,810	8,400	409,410	1.31	1.28	8.7%	8.5%
54	Barclays Bank PLC	Stormax Self Storage	79.7%	919,871	302,706	617,165	6,271	610,895	2.18	2.16	14.4%	14.2%
55	GECC	Self Storage Zone	85.1%	717,987	287,657	430,330	10,877	419,453	1.56	1.52	10.4%	10.1%
56	Barclays Bank PLC	Ashwood Park	91.6%	1,114,462	699,927	414,536	36,000	378,536	1.60	1.46	10.2%	9.3%
57	RAIT Funding, LLC	Ventana Plaza	90.4%	653,535	230,679	422,856	45,525	377,331	1.70	1.51	11.4%	10.2%
58	Barclays Bank PLC	Forum Apartments	93.0%	1,002,553	550,161	452,393	57,600	394,792	1.77	1.54	13.2%	11.5%
59	Barclays Bank PLC	The Oliver Hotel	68.1%	1,757,519	1,192,324	565,195	0	565,195	2.25	2.25	16.9%	16.9%
60	RAIT Funding, LLC	Turnberry Square Apartments	89.0%	636,278	264,743	371,535	34,400	337,135	1.66	1.51	11.3%	10.2%
61	Barclays Bank PLC	All-Stor Prospect SS	85.0%	535,775	174,334	361,442	8,333	353,109	1.92	1.88	12.2%	12.0%
62	RAIT Funding, LLC	Midtown Square Apartments	92.0%	787,866	452,725	335,142	27,000	308,142	1.91	1.75	12.0%	11.0%
63	RAIT Funding, LLC	Discount Drug Mart Hills & Dale	92.0%	390,176	106,031	284,146	31,198	252,947	1.55	1.38	10.5%	9.4%
64	RAIT Funding, LLC	Discount Drug Mart Plaza	92.0%	346,779	111,001	235,778	41,168	194,610	1.66	1.37	11.2%	9.3%

A-1-6

ANNEX A-1

				Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	Title Type(16)	Expiration	Extension Terms	PML %
1	JPMCB	Jordan Creek Town Center	Fee
2	JPMCB	EIP National	Various
2.01	JPMCB	2695 Plainfield Road	Fee
2.02	JPMCB	10701 Central Port Drive	Fee
2.03	JPMCB	1 Geoffrey Drive	Fee
2.04	JPMCB	1506 Geoffrey Trail	Fee
2.05	JPMCB	9647 West Wingfoot Road	Leasehold	07/31/61
2.06	JPMCB	375 Distribution Circle	Fee
2.07	JPMCB	7900 North Haggerty Road	Fee
3	JPMCB	The Aire	Fee
4	GECC	Wildwood Center	Fee
5	Barclays Bank PLC	Residence Inn Seattle Bellevue Downtown	Fee			11%
6	Barclays Bank PLC	Rivertowne Commons	Fee
7	JPMCB	Chinatown Row	Fee
8	JPMCB	Springfield Plaza	Fee
9	JPMCB	801 Travis	Fee
10	JPMCB	Belmont at Park Central	Fee
11	JPMCB	Charles Towne at Park Central	Fee
12	JPMCB	Manor Row at Park Central	Fee
13	GECC	Carmel Crossing	Fee
14	Barclays Bank PLC	The Shoppes at English Village	Fee
15	Barclays Bank PLC	The Palms on Westheimer	Fee
16	Barclays Bank PLC	Dedham Executive Center	Fee
17	Barclays Bank PLC	Wilsontown Shopping Center	Fee
18	JPMCB	Concord Mills Marketplace	Fee
19	JPMCB	Arbors at Century Center	Fee			6%
20	GECC	Franklin MHC	Fee
21	RCMC	Oak Creek Apartments	Fee
22	Barclays Bank PLC	Brittonfield Medical Office Complex	Fee
23	Barclays Bank PLC	Newport Apartments	Fee
24	JPMCB	1235 North Loop West	Fee
25	Barclays Bank PLC	Radisson Rochester Riverside	Fee
26	JPMCB	Springhill Suites Chattanooga Downtown	Fee/Leasehold	11/07/48
27	JPMCB	111 Pfingsten Road	Fee
28	RAIT Funding, LLC	1033 Third Street	Fee			8%
29	RCMC	SpringHill Suites Albany-Colonie	Fee
30	RCMC	Collier Park Apartments	Fee
31	JPMCB	Greenway Park	Fee
32	Barclays Bank PLC	Deville Plaza	Fee/Leasehold	Ground Lease: 12/31/2055; Trustmark Sublease: 12/31/2055
33	RAIT Funding, LLC	Ravenswood Gardens	Fee
34	Barclays Bank PLC	INA & Bailey Buildings	Fee
35	RCMC	Dolfield Business Park	Fee
36	Barclays Bank PLC	Timber Creek Apartments	Fee
37	Barclays Bank PLC	Park Place Apartments	Fee
38	RCMC	Orchard Supply Hardware - Mountain View	Fee			18%
39	JPMCB	Highlands of Grand Pointe	Fee
40	Barclays Bank PLC	Wireworks Loft Apartments	Fee
41	Barclays Bank PLC	Courtyard Mini Storage Portfolio	Fee
41.01	Barclays Bank PLC	Courtyard Mini Storage - Martinsville	Fee
41.02	Barclays Bank PLC	Courtyard Mini Storage - Sanford	Fee
41.03	Barclays Bank PLC	Courtyard Mini Storage - Danville	Fee
42	RCMC	Kenwood Galleria	Fee
43	Barclays Bank PLC	Meadowbrook	Fee
44	Barclays Bank PLC	24 Hour Fitness La Mirada	Fee			9%
45	RCMC	Boise Retail Portfolio	Fee
46	JPMCB	Hampton Inn Richmond South	Fee
47	RAIT Funding, LLC	Breezy Acres MHC	Fee
48	RAIT Funding, LLC	Old Bank District Garage	Fee/Leasehold	01/31/28	Two fifteen-year options	15%
49	JPMCB	Cypress Springs Apartments	Fee
50	RAIT Funding, LLC	Orchards at Carrollton Apartments	Fee
51	RAIT Funding, LLC	170 5th Avenue	Fee
52	Barclays Bank PLC	Parkside Apartments	Fee
53	RCMC	Park Place at 24th Street Apartments	Fee
54	Barclays Bank PLC	Stormax Self Storage	Fee
55	GECC	Self Storage Zone	Fee
56	Barclays Bank PLC	Ashwood Park	Fee
57	RAIT Funding, LLC	Ventana Plaza	Fee
58	Barclays Bank PLC	Forum Apartments	Fee
59	Barclays Bank PLC	The Oliver Hotel	Fee
60	RAIT Funding, LLC	Turnberry Square Apartments	Fee
61	Barclays Bank PLC	All-Stor Prospect SS	Fee
62	RAIT Funding, LLC	Midtown Square Apartments	Fee
63	RAIT Funding, LLC	Discount Drug Mart Hills & Dale	Fee
64	RAIT Funding, LLC	Discount Drug Mart Plaza	Fee

A-1-7

ANNEX A-1

			UPFRONT ESCROW(17)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)(18)	Reserve ($)	Reserve ($)	Reserve ($)
1	JPMCB	Jordan Creek Town Center	0	0	0	0	0	0	0
2	JPMCB	EIP National	26,906	67,985	16,875	54,167	592,685	0	238,739
2.01	JPMCB	2695 Plainfield Road
2.02	JPMCB	10701 Central Port Drive
2.03	JPMCB	1 Geoffrey Drive
2.04	JPMCB	1506 Geoffrey Trail
2.05	JPMCB	9647 West Wingfoot Road
2.06	JPMCB	375 Distribution Circle
2.07	JPMCB	7900 North Haggerty Road
3	JPMCB	The Aire	5,167	0	0	0	402,838	0	1,163,056
4	GECC	Wildwood Center	0	0	0	0	351,943	73,472	1,195,811
5	Barclays Bank PLC	Residence Inn Seattle Bellevue Downtown	0	0	0	0	28,241	0	1,400,000
6	Barclays Bank PLC	Rivertowne Commons	0	0	0	1,500,000	0	0	0
7	JPMCB	Chinatown Row	780	0	0	0	113,493	0	5,350,162
8	JPMCB	Springfield Plaza	0	0	0	1,500,000	149,309	31,085	4,000,000
9	JPMCB	801 Travis	3,674	0	0	25,000	484,951	0	560,086
10	JPMCB	Belmont at Park Central	3,175	29,375	0	0	257,728	0	61,380
11	JPMCB	Charles Towne at Park Central	2,663	4,125	0	0	247,222	0	56,629
12	JPMCB	Manor Row at Park Central	2,416	0	0	0	246,433	0	55,647
13	GECC	Carmel Crossing	0	0	0	1,000,000	179,002	27,962	386,737
14	Barclays Bank PLC	The Shoppes at English Village	0	0	0	350,000	129,752	0	100,000
15	Barclays Bank PLC	The Palms on Westheimer	0	1,011,750	0	0	496,170	64,351	0
16	Barclays Bank PLC	Dedham Executive Center	0	15,000	0	1,000,000	83,797	0	0
17	Barclays Bank PLC	Wilsontown Shopping Center	0	0	0	0	73,000	7,500	0
18	JPMCB	Concord Mills Marketplace	0	0	0	0	0	0	0
19	JPMCB	Arbors at Century Center	300,000	0	0	0	164,893	0	0
20	GECC	Franklin MHC	0	5,563	0	0	6,243	16,225	0
21	RCMC	Oak Creek Apartments	200,000	0	0	0	159,481	30,689	0
22	Barclays Bank PLC	Brittonfield Medical Office Complex	0	25,125	0	225,000	34,859	7,596	0
23	Barclays Bank PLC	Newport Apartments	346,250	4,375	0	0	22,409	48,888	0
24	JPMCB	1235 North Loop West	4,878	643,920	0	359,425	310,936	0	99,595
25	Barclays Bank PLC	Radisson Rochester Riverside	0	0	0	0	29,486	0	250,000
26	JPMCB	Springhill Suites Chattanooga Downtown	12,254	0	0	0	46,591	0	0
27	JPMCB	111 Pfingsten Road	2,420	156,094	0	11,089	183,567	0	2,629,432
28	RAIT Funding, LLC	1033 Third Street	20,000	0	0	0	50,218	7,267	0
29	RCMC	SpringHill Suites Albany-Colonie	525,000	0	0	0	60,965	30,912	0
30	RCMC	Collier Park Apartments	325,000	0	0	0	118,945	51,221	0
31	JPMCB	Greenway Park	1,822	0	0	13,655	180,694	20,844	1,650,354
32	Barclays Bank PLC	Deville Plaza	0	99,183	0	500,000	0	6,614	7,179
33	RAIT Funding, LLC	Ravenswood Gardens	0	85,175	0	0	55,207	7,211	0
34	Barclays Bank PLC	INA & Bailey Buildings	0	65,563	0	150,000	57,352	23,643	0
35	RCMC	Dolfield Business Park	0	0	0	300,000	38,228	0	0
36	Barclays Bank PLC	Timber Creek Apartments	0	53,488	0	0	76,000	41,696	0
37	Barclays Bank PLC	Park Place Apartments	0	99,375	0	0	30,000	26,973	0
38	RCMC	Orchard Supply Hardware - Mountain View	0	0	0	0	30,785	5,576	0
39	JPMCB	Highlands of Grand Pointe	153,417	0	0	0	0	0	0
40	Barclays Bank PLC	Wireworks Loft Apartments	0	0	0	0	116,500	35,953	0
41	Barclays Bank PLC	Courtyard Mini Storage Portfolio	0	0	0	0	1,000	0	0
41.01	Barclays Bank PLC	Courtyard Mini Storage - Martinsville
41.02	Barclays Bank PLC	Courtyard Mini Storage - Sanford
41.03	Barclays Bank PLC	Courtyard Mini Storage - Danville
42	RCMC	Kenwood Galleria	0	0	0	175,000	97,388	0	117,500
43	Barclays Bank PLC	Meadowbrook	0	56,875	0	0	0	23,577	0
44	Barclays Bank PLC	24 Hour Fitness La Mirada	0	0	0	0	0	0	0
45	RCMC	Boise Retail Portfolio	0	9,375	0	100,000	7,734	8,572	232,942
46	JPMCB	Hampton Inn Richmond South	7,359	0	0	0	16,900	0	0
47	RAIT Funding, LLC	Breezy Acres MHC	40,000	105,000	0	0	81,418	14,197	0
48	RAIT Funding, LLC	Old Bank District Garage	0	259,354	0	0	10,340	9,306	0
49	JPMCB	Cypress Springs Apartments	3,072	37,712	0	0	31,672	23,219	0
50	RAIT Funding, LLC	Orchards at Carrollton Apartments	0	7,313	0	0	4,773	12,633	0
51	RAIT Funding, LLC	170 5th Avenue	0	0	0	0	65,885	0	0
52	Barclays Bank PLC	Parkside Apartments	0	5,125	0	0	0	13,158	0
53	RCMC	Park Place at 24th Street Apartments	0	0	0	0	9,015	7,578	0
54	Barclays Bank PLC	Stormax Self Storage	0	0	0	0	4,485	14,746	0
55	GECC	Self Storage Zone	0	0	0	0	97,914	17,637	0
56	Barclays Bank PLC	Ashwood Park	0	14,312	0	0	0	13,364	0
57	RAIT Funding, LLC	Ventana Plaza	0	0	0	0	33,010	5,018	0
58	Barclays Bank PLC	Forum Apartments	0	35,155	0	0	22,700	21,238	0
59	Barclays Bank PLC	The Oliver Hotel	0	0	0	0	0	5,731	0
60	RAIT Funding, LLC	Turnberry Square Apartments	0	23,125	0	0	10,397	6,495	0
61	Barclays Bank PLC	All-Stor Prospect SS	0	20,000	0	0	3,751	0	0
62	RAIT Funding, LLC	Midtown Square Apartments	0	18,125	0	0	73,801	6,902	0
63	RAIT Funding, LLC	Discount Drug Mart Hills & Dale	0	62,500	0	150,000	21,061	10,000	0
64	RAIT Funding, LLC	Discount Drug Mart Plaza	0	115,375	0	0	42,099	12,698	0

A-1-8

ANNEX A-1

			MONTHLY ESCROW(18)

			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
1	JPMCB	Jordan Creek Town Center	0	0	0	0	0	0
2	JPMCB	EIP National	26,906	0	54,167	72,438	0	0
2.01	JPMCB	2695 Plainfield Road
2.02	JPMCB	10701 Central Port Drive
2.03	JPMCB	1 Geoffrey Drive
2.04	JPMCB	1506 Geoffrey Trail
2.05	JPMCB	9647 West Wingfoot Road
2.06	JPMCB	375 Distribution Circle
2.07	JPMCB	7900 North Haggerty Road
3	JPMCB	The Aire	5,167	0	0	168,735	0	100,000
4	GECC	Wildwood Center	11,545	0	115,451	117,314	12,245	0
5	Barclays Bank PLC	Residence Inn Seattle Bellevue Downtown	4% of Gross Revenues	0	0	28,241	0	124,186
6	Barclays Bank PLC	Rivertowne Commons	3,203	0	16,014	55,482	0	0
7	JPMCB	Chinatown Row	780	0	0	37,831	0	0
8	JPMCB	Springfield Plaza	0	0	20,000	76,870	15,543	0
9	JPMCB	801 Travis	3,674	0	25,000	46,186	0	0
10	JPMCB	Belmont at Park Central	3,175	0	0	19,825	0	0
11	JPMCB	Charles Towne at Park Central	2,663	0	0	19,017	0	0
12	JPMCB	Manor Row at Park Central	2,416	0	0	18,956	0	0
13	GECC	Carmel Crossing	5,981	0	27,186	44,750	2,330	0
14	Barclays Bank PLC	The Shoppes at English Village	1,290	0	8,599	54,556	0	0
15	Barclays Bank PLC	The Palms on Westheimer	18,288	0	0	49,617	32,176	0
16	Barclays Bank PLC	Dedham Executive Center	3,903	0	0	41,899	0	0
17	Barclays Bank PLC	Wilsontown Shopping Center	4,802	0	15,000	19,178	3,707	0
18	JPMCB	Concord Mills Marketplace	0	0	0	0	0	0
19	JPMCB	Arbors at Century Center	8,750	0	0	34,672	0	0
20	GECC	Franklin MHC	1,592	0	0	6,243	1,248	0
21	RCMC	Oak Creek Apartments	5,917	0	0	26,580	3,069	0
22	Barclays Bank PLC	Brittonfield Medical Office Complex	4,216	0	13,600	26,379	2,226	0
23	Barclays Bank PLC	Newport Apartments	7,622	0	0	22,409	17,470	0
24	JPMCB	1235 North Loop West	4,878	0	22,583	29,115	0	0
25	Barclays Bank PLC	Radisson Rochester Riverside	4% of Gross Revenues	0	0	32,171	0	100,000
26	JPMCB	Springhill Suites Chattanooga Downtown	4% of Gross Revenues	0	0	15,530	0	0
27	JPMCB	111 Pfingsten Road	2,420	0	11,089	46,044	8,332	0
28	RAIT Funding, LLC	1033 Third Street	652	0	4,253	10,044	1,817	0
29	RCMC	SpringHill Suites Albany-Colonie	4% of Gross Revenues	0	0	15,242	5,152	0
30	RCMC	Collier Park Apartments	4,833	0	0	19,824	5,122	0
31	JPMCB	Greenway Park	1,822	0	13,655	16,803	0	0
32	Barclays Bank PLC	Deville Plaza	3,248	0	0	18,752	3,307	0
33	RAIT Funding, LLC	Ravenswood Gardens	3,272	0	0	9,201	2,404	0
34	Barclays Bank PLC	INA & Bailey Buildings	2,846	0	11,089	14,338	2,868	0
35	RCMC	Dolfield Business Park	1,190	0	7,438	6,371	0	0
36	Barclays Bank PLC	Timber Creek Apartments	7,867	0	0	11,030	3,475	0
37	Barclays Bank PLC	Park Place Apartments	6,000	0	0	9,691	2,248	0
38	RCMC	Orchard Supply Hardware - Mountain View	860	0	0	7,697	697	0
39	JPMCB	Highlands of Grand Pointe	2,417	0	0	0	0	0
40	Barclays Bank PLC	Wireworks Loft Apartments	1,729	0	417	10,000	5,992	0
41	Barclays Bank PLC	Courtyard Mini Storage Portfolio	1,618	0	0	2,665	0	0
41.01	Barclays Bank PLC	Courtyard Mini Storage - Martinsville
41.02	Barclays Bank PLC	Courtyard Mini Storage - Sanford
41.03	Barclays Bank PLC	Courtyard Mini Storage - Danville
42	RCMC	Kenwood Galleria	1,130	0	4,705	13,913	0	0
43	Barclays Bank PLC	Meadowbrook	7,323	0	0	12,124	11,788	0
44	Barclays Bank PLC	24 Hour Fitness La Mirada	577	0	2,207	0	0	0
45	RCMC	Boise Retail Portfolio	904	0	4,522	7,734	1,072	0
46	JPMCB	Hampton Inn Richmond South	4% of Gross Revenues	0	0	4,225	0	0
47	RAIT Funding, LLC	Breezy Acres MHC	1,491	0	0	16,284	1,420	0
48	RAIT Funding, LLC	Old Bank District Garage	2,375	0	208	2,585	1,861	0
49	JPMCB	Cypress Springs Apartments	3,072	0	0	6,500	2,200	0
50	RAIT Funding, LLC	Orchards at Carrollton Apartments	2,067	0	0	4,773	2,527	0
51	RAIT Funding, LLC	170 5th Avenue	41	0	0	13,177	0	0
52	Barclays Bank PLC	Parkside Apartments	3,333	0	0	9,857	6,579	0
53	RCMC	Park Place at 24th Street Apartments	700	0	0	9,015	758	0
54	Barclays Bank PLC	Stormax Self Storage	523	0	0	4,485	3,686	0
55	GECC	Self Storage Zone	916	0	0	7,532	1,357	0
56	Barclays Bank PLC	Ashwood Park	3,000	0	0	8,877	6,682	0
57	RAIT Funding, LLC	Ventana Plaza	861	0	3,362	6,602	717	0
58	Barclays Bank PLC	Forum Apartments	4,833	0	0	7,529	1,770	0
59	Barclays Bank PLC	The Oliver Hotel	4% of Gross Revenues	0	0	4,354	2,865	0
60	RAIT Funding, LLC	Turnberry Square Apartments	2,867	0	0	2,599	2,165	0
61	Barclays Bank PLC	All-Stor Prospect SS	0	0	0	3,751	0	0
62	RAIT Funding, LLC	Midtown Square Apartments	2,700	0	0	7,380	3,624	0
63	RAIT Funding, LLC	Discount Drug Mart Hills & Dale	600	0	2,000	4,212	401	0
64	RAIT Funding, LLC	Discount Drug Mart Plaza	858	0	0	6,014	977	0

A-1-9

ANNEX A-1

RESERVE CAPS(19)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)
1	JPMCB	Jordan Creek Town Center
2	JPMCB	EIP National			1,300,000
2.01	JPMCB	2695 Plainfield Road
2.02	JPMCB	10701 Central Port Drive
2.03	JPMCB	1 Geoffrey Drive
2.04	JPMCB	1506 Geoffrey Trail
2.05	JPMCB	9647 West Wingfoot Road
2.06	JPMCB	375 Distribution Circle
2.07	JPMCB	7900 North Haggerty Road
3	JPMCB	The Aire
4	GECC	Wildwood Center
5	Barclays Bank PLC	Residence Inn Seattle Bellevue Downtown							2,890,236
6	Barclays Bank PLC	Rivertowne Commons	115,303		768,868
7	JPMCB	Chinatown Row
8	JPMCB	Springfield Plaza	140,000
9	JPMCB	801 Travis	112,000		750,000
10	JPMCB	Belmont at Park Central
11	JPMCB	Charles Towne at Park Central
12	JPMCB	Manor Row at Park Central
13	GECC	Carmel Crossing
14	Barclays Bank PLC	The Shoppes at English Village	30,956		206,374
15	Barclays Bank PLC	The Palms on Westheimer
16	Barclays Bank PLC	Dedham Executive Center	187,320
17	Barclays Bank PLC	Wilsontown Shopping Center			550,000
18	JPMCB	Concord Mills Marketplace
19	JPMCB	Arbors at Century Center
20	GECC	Franklin MHC
21	RCMC	Oak Creek Apartments
22	Barclays Bank PLC	Brittonfield Medical Office Complex	151,781		650,000
23	Barclays Bank PLC	Newport Apartments
24	JPMCB	1235 North Loop West
25	Barclays Bank PLC	Radisson Rochester Riverside							400,000
26	JPMCB	Springhill Suites Chattanooga Downtown
27	JPMCB	111 Pfingsten Road
28	RAIT Funding, LLC	1033 Third Street
29	RCMC	SpringHill Suites Albany-Colonie
30	RCMC	Collier Park Apartments
31	JPMCB	Greenway Park
32	Barclays Bank PLC	Deville Plaza
33	RAIT Funding, LLC	Ravenswood Gardens
34	Barclays Bank PLC	INA & Bailey Buildings	106,451		150,000
35	RCMC	Dolfield Business Park	42,840		500,000
36	Barclays Bank PLC	Timber Creek Apartments
37	Barclays Bank PLC	Park Place Apartments
38	RCMC	Orchard Supply Hardware - Mountain View	30,960
39	JPMCB	Highlands of Grand Pointe
40	Barclays Bank PLC	Wireworks Loft Apartments
41	Barclays Bank PLC	Courtyard Mini Storage Portfolio
41.01	Barclays Bank PLC	Courtyard Mini Storage - Martinsville
41.02	Barclays Bank PLC	Courtyard Mini Storage - Sanford
41.03	Barclays Bank PLC	Courtyard Mini Storage - Danville
42	RCMC	Kenwood Galleria	40,680		175,000
43	Barclays Bank PLC	Meadowbrook
44	Barclays Bank PLC	24 Hour Fitness La Mirada	20,775		80,000
45	RCMC	Boise Retail Portfolio
46	JPMCB	Hampton Inn Richmond South	300,000
47	RAIT Funding, LLC	Breezy Acres MHC
48	RAIT Funding, LLC	Old Bank District Garage
49	JPMCB	Cypress Springs Apartments
50	RAIT Funding, LLC	Orchards at Carrollton Apartments
51	RAIT Funding, LLC	170 5th Avenue
52	Barclays Bank PLC	Parkside Apartments
53	RCMC	Park Place at 24th Street Apartments	25,200
54	Barclays Bank PLC	Stormax Self Storage
55	GECC	Self Storage Zone
56	Barclays Bank PLC	Ashwood Park
57	RAIT Funding, LLC	Ventana Plaza
58	Barclays Bank PLC	Forum Apartments
59	Barclays Bank PLC	The Oliver Hotel
60	RAIT Funding, LLC	Turnberry Square Apartments
61	Barclays Bank PLC	All-Stor Prospect SS
62	RAIT Funding, LLC	Midtown Square Apartments
63	RAIT Funding, LLC	Discount Drug Mart Hills & Dale
64	RAIT Funding, LLC	Discount Drug Mart Plaza

A-1-10

ANNEX A-1

				LARGEST TENANT (3), (20), (21), (22)			2nd LARGEST TENANT (3), (20), (21), (22)

			Single			Lease			Lease
Loan #	Seller(1)	Property Name	Tenant	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration
1	JPMCB	Jordan Creek Town Center	No	Century Theatres	69,914	08/04/19	Barnes & Noble	29,969	01/31/15
2	JPMCB	EIP National	No
2.01	JPMCB	2695 Plainfield Road	Yes	Toys “R” Us	671,040	01/31/19
2.02	JPMCB	10701 Central Port Drive	Yes	Staples Contract & Commercial, Inc.	555,000	03/31/16
2.03	JPMCB	1 Geoffrey Drive	Yes	Rite Aid Corporation	415,000	01/14/17
2.04	JPMCB	1506 Geoffrey Trail	Yes	Toys “R” Us	442,162	01/31/19
2.05	JPMCB	9647 West Wingfoot Road	No	HEB Grocery Company, LP	295,170	10/31/17	International Paper Company	144,421	03/31/22
2.06	JPMCB	375 Distribution Circle	No	International Paper Company	239,181	03/31/19	Commonwealth, Inc.	83,760	10/31/16
2.07	JPMCB	7900 North Haggerty Road	Yes	Plastipak Packaging, Inc.	383,000	03/31/23
3	JPMCB	The Aire	No	Mandell School	15,000	07/31/27	Flywheel Sports, Inc.	9,174	05/13/23
4	GECC	Wildwood Center	No	Manhattan Associates	190,986	09/30/18	GE Capital Corporation	93,041	05/31/18
5	Barclays Bank PLC	Residence Inn Seattle Bellevue Downtown	No
6	Barclays Bank PLC	Rivertowne Commons	No	Kmart	84,640	01/31/18	Safeway	49,035	10/31/17
7	JPMCB	Chinatown Row	No	WeWork	20,423	04/01/26	Rocket Bar	8,713	02/28/18
8	JPMCB	Springfield Plaza	No	Kmart	88,425	11/30/16	Stop & Shop	60,787	03/31/19
9	JPMCB	801 Travis	No	Synergy Hotels	35,708	10/31/63	Andrews & Kurth	19,288	03/31/17
10	JPMCB	Belmont at Park Central	No
11	JPMCB	Charles Towne at Park Central	No
12	JPMCB	Manor Row at Park Central	No
13	GECC	Carmel Crossing	No	The Travelers	103,655	07/31/16	U.S. Government - ATF	27,360	01/17/18
14	Barclays Bank PLC	The Shoppes at English Village	No	Trader Joe’s	11,502	01/31/19	Talbots	10,924	01/31/16
15	Barclays Bank PLC	The Palms on Westheimer	No
16	Barclays Bank PLC	Dedham Executive Center	No	Woodard & Curran	24,076	08/31/20	Hawthorne Direct LLC	12,253	04/30/15
17	Barclays Bank PLC	Wilsontown Shopping Center	No	Best Buy	45,548	01/31/16	Bed Bath & Beyond	35,164	01/31/26
18	JPMCB	Concord Mills Marketplace	No	BJ’s Wholesale Club	108,532	09/24/21	Garden Ridge	108,338	09/30/17
19	JPMCB	Arbors at Century Center	No
20	GECC	Franklin MHC	No
21	RCMC	Oak Creek Apartments	No
22	Barclays Bank PLC	Brittonfield Medical Office Complex	No	Wellpoint Insurance	72,855	11/30/18	MMRI	20,595	08/01/18
23	Barclays Bank PLC	Newport Apartments	No
24	JPMCB	1235 North Loop West	No	Perdue, Brandon, Fielder	18,642	07/31/20	Dyonyx, L.P.	17,149	11/30/17
25	Barclays Bank PLC	Radisson Rochester Riverside	No
26	JPMCB	Springhill Suites Chattanooga Downtown	No
27	JPMCB	111 Pfingsten Road	No	Morgan Stanley Wealth Management	46,125	10/31/24	Frost, Ruttenberg & Rothblatt	31,124	07/31/17
28	RAIT Funding, LLC	1033 Third Street	Yes	Kaiser Foundation Health Plan	34,025	03/31/21
29	RCMC	SpringHill Suites Albany-Colonie	No
30	RCMC	Collier Park Apartments	No
31	JPMCB	Greenway Park	No	Worldwide Clinical Trials	83,535	07/31/23	WellMed Medical Management, Inc.	19,198	01/31/16
32	Barclays Bank PLC	Deville Plaza	No	Steinmart	51,745	06/30/19	Hibbert Sporting Goods	24,755	06/30/14
33	RAIT Funding, LLC	Ravenswood Gardens	No
34	Barclays Bank PLC	INA & Bailey Buildings	No	MF Cachat	13,033	01/31/21	University of Akron	11,154	07/31/17
35	RCMC	Dolfield Business Park	No	Tourgee & Associates	25,500	09/30/15	Susquehanna Bank	12,750	10/31/18
36	Barclays Bank PLC	Timber Creek Apartments	No
37	Barclays Bank PLC	Park Place Apartments	No
38	RCMC	Orchard Supply Hardware - Mountain View	Yes	Orchard Supply Hardware (Lowe’s)	51,613	02/28/35
39	JPMCB	Highlands of Grand Pointe	No
40	Barclays Bank PLC	Wireworks Loft Apartments	No
41	Barclays Bank PLC	Courtyard Mini Storage Portfolio	No
41.01	Barclays Bank PLC	Courtyard Mini Storage - Martinsville	No
41.02	Barclays Bank PLC	Courtyard Mini Storage - Sanford	No
41.03	Barclays Bank PLC	Courtyard Mini Storage - Danville	No
42	RCMC	Kenwood Galleria	No	Half Price Books	10,591	04/30/18	TGI Fridays	9,100	11/30/16
43	Barclays Bank PLC	Meadowbrook	No
44	Barclays Bank PLC	24 Hour Fitness La Mirada	Yes	24 Hour Fitness	40,738	01/31/22
45	RCMC	Boise Retail Portfolio	No	WhiteCloud Analytics, Inc.	11,569	10/26/18	Anthropologie	8,700	01/31/18
46	JPMCB	Hampton Inn Richmond South	No
47	RAIT Funding, LLC	Breezy Acres MHC	No
48	RAIT Funding, LLC	Old Bank District Garage	No	Gemma Sonego	1,168	05/31/14	Big Man Bakes	500	07/31/14
49	JPMCB	Cypress Springs Apartments	No
50	RAIT Funding, LLC	Orchards at Carrollton Apartments	No
51	RAIT Funding, LLC	170 5th Avenue	Yes	L’Occitane, Inc.	2,983	01/31/22
52	Barclays Bank PLC	Parkside Apartments	No
53	RCMC	Park Place at 24th Street Apartments	No
54	Barclays Bank PLC	Stormax Self Storage	No
55	GECC	Self Storage Zone	No
56	Barclays Bank PLC	Ashwood Park	No
57	RAIT Funding, LLC	Ventana Plaza	No	Sierra Fitness	11,808	05/31/19	DSDP, LLC (dba Piazza Gavi)	3,957	12/31/18
58	Barclays Bank PLC	Forum Apartments	No
59	Barclays Bank PLC	The Oliver Hotel	No
60	RAIT Funding, LLC	Turnberry Square Apartments	No
61	Barclays Bank PLC	All-Stor Prospect SS	No
62	RAIT Funding, LLC	Midtown Square Apartments	No
63	RAIT Funding, LLC	Discount Drug Mart Hills & Dale	No	Discount Drug Mart	25,909	03/31/29	Loby’s Bar & Grill, LLC	4,950	11/30/17
64	RAIT Funding, LLC	Discount Drug Mart Plaza	No	Discount Drug Mart	26,980	03/31/29	Westlake Storage	24,480	07/31/18

A-1-11

ANNEX A-1

			3rd LARGEST TENANT (3), (20), (21), (22)			4th LARGEST TENANT (3), (20), (21), (22)

					Lease			Lease
Loan #	Seller(1)	Property Name	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration
1	JPMCB	Jordan Creek Town Center	Pottery Barn	11,677	01/31/17	The Cheesecake Factory	11,141	01/31/25
2	JPMCB	EIP National
2.01	JPMCB	2695 Plainfield Road
2.02	JPMCB	10701 Central Port Drive
2.03	JPMCB	1 Geoffrey Drive
2.04	JPMCB	1506 Geoffrey Trail
2.05	JPMCB	9647 West Wingfoot Road
2.06	JPMCB	375 Distribution Circle
2.07	JPMCB	7900 North Haggerty Road
3	JPMCB	The Aire	Winthrop University Hospital	8,202	07/31/28
4	GECC	Wildwood Center	Financial Services Corporation	61,938	12/31/17	Life Office Management	41,984	10/31/15
5	Barclays Bank PLC	Residence Inn Seattle Bellevue Downtown
6	Barclays Bank PLC	Rivertowne Commons	Ross	25,069	01/31/24	Staples	24,000	05/31/14
7	JPMCB	Chinatown Row	Summit Realty Management	5,327	08/31/22	Legal Sea Foods	5,000	05/31/23
8	JPMCB	Springfield Plaza	Ocean State Job Lot	30,030	01/31/18	TJ Maxx	25,600	01/31/16
9	JPMCB	801 Travis	Intertek	17,347	10/31/18	Redding Linden Burr	11,512	10/31/24
10	JPMCB	Belmont at Park Central
11	JPMCB	Charles Towne at Park Central
12	JPMCB	Manor Row at Park Central
13	GECC	Carmel Crossing	CH2M Hill, Inc.	21,843	07/31/14	U.S. Government - OHA	21,326	09/30/14
14	Barclays Bank PLC	The Shoppes at English Village	Iron Hill Brewery	9,000	11/30/18	Banana Republic	7,006	08/31/14
15	Barclays Bank PLC	The Palms on Westheimer
16	Barclays Bank PLC	Dedham Executive Center	Hilco	9,015	01/31/18	Bank of America	8,140	05/31/16
17	Barclays Bank PLC	Wilsontown Shopping Center	MC Sports	31,108	02/29/16	Marshalls	29,678	01/31/21
18	JPMCB	Concord Mills Marketplace	Texas Land and Cattle Steak House	7,431	10/31/16	Carrabba’s Italian Grill	6,382	12/31/18
19	JPMCB	Arbors at Century Center
20	GECC	Franklin MHC
21	RCMC	Oak Creek Apartments
22	Barclays Bank PLC	Brittonfield Medical Office Complex	CNY Internists	13,407	03/31/23	CNY Woman’s Health Expension	10,823	08/31/25
23	Barclays Bank PLC	Newport Apartments
24	JPMCB	1235 North Loop West	Communities In Schools	15,031	02/28/15	Telemundo of Texas Partners	12,532	11/30/14
25	Barclays Bank PLC	Radisson Rochester Riverside
26	JPMCB	Springhill Suites Chattanooga Downtown
27	JPMCB	111 Pfingsten Road	Educational Tours	12,388	01/31/18	Lane	7,000	05/31/18
28	RAIT Funding, LLC	1033 Third Street
29	RCMC	SpringHill Suites Albany-Colonie
30	RCMC	Collier Park Apartments
31	JPMCB	Greenway Park	Alamo Area Heart Rhythm Co	2,042	MTM	Richard J. Gong, M.D., P.A	1,278	06/30/15
32	Barclays Bank PLC	Deville Plaza	YMCA	14,000	12/31/15	CVS	12,900	01/31/32
33	RAIT Funding, LLC	Ravenswood Gardens
34	Barclays Bank PLC	INA & Bailey Buildings	Newry	8,360	02/28/17	Eliza Jennings	6,200	05/31/16
35	RCMC	Dolfield Business Park	Genuine Title, LLC	8,925	10/31/15	Holbrook Center LLC (Thrivent Financial)	5,100	11/30/16
36	Barclays Bank PLC	Timber Creek Apartments
37	Barclays Bank PLC	Park Place Apartments
38	RCMC	Orchard Supply Hardware - Mountain View
39	JPMCB	Highlands of Grand Pointe
40	Barclays Bank PLC	Wireworks Loft Apartments
41	Barclays Bank PLC	Courtyard Mini Storage Portfolio
41.01	Barclays Bank PLC	Courtyard Mini Storage - Martinsville
41.02	Barclays Bank PLC	Courtyard Mini Storage - Sanford
41.03	Barclays Bank PLC	Courtyard Mini Storage - Danville
42	RCMC	Kenwood Galleria	Hot Yoga	7,747	12/31/18	Willis Music	6,475	05/31/17
43	Barclays Bank PLC	Meadowbrook
44	Barclays Bank PLC	24 Hour Fitness La Mirada
45	RCMC	Boise Retail Portfolio	North Face	8,665	08/31/18	Fatty’s Bar, LLC	6,119	02/28/18
46	JPMCB	Hampton Inn Richmond South
47	RAIT Funding, LLC	Breezy Acres MHC
48	RAIT Funding, LLC	Old Bank District Garage
49	JPMCB	Cypress Springs Apartments
50	RAIT Funding, LLC	Orchards at Carrollton Apartments
51	RAIT Funding, LLC	170 5th Avenue
52	Barclays Bank PLC	Parkside Apartments
53	RCMC	Park Place at 24th Street Apartments
54	Barclays Bank PLC	Stormax Self Storage
55	GECC	Self Storage Zone
56	Barclays Bank PLC	Ashwood Park
57	RAIT Funding, LLC	Ventana Plaza	Dance Force	3,261	07/31/14	Ginza Sushi, LLC	2,641	09/30/15
58	Barclays Bank PLC	Forum Apartments
59	Barclays Bank PLC	The Oliver Hotel
60	RAIT Funding, LLC	Turnberry Square Apartments
61	Barclays Bank PLC	All-Stor Prospect SS
62	RAIT Funding, LLC	Midtown Square Apartments
63	RAIT Funding, LLC	Discount Drug Mart Hills & Dale	Loby’s Bar & Grill, LLC	1,700	04/30/15
64	RAIT Funding, LLC	Discount Drug Mart Plaza

A-1-12

ANNEX A-1

5th LARGEST TENANT (3), (20), (21), (22)

					Lease	Loan		Lockbox
Loan #	Seller(1)	Property Name	5th Largest Tenant	Unit Size	Expiration	Purpose	Principal / Carveout Guarantor(23)	(Y/N)
1	JPMCB	Jordan Creek Town Center	Gap/Gap Body	10,402	01/31/16	Refinance	GGP Real Estate Holding I, Inc.	Yes
2	JPMCB	EIP National				Refinance	Neal Shalom, Lewis Heafitz, Donald Levine	Yes
2.01	JPMCB	2695 Plainfield Road
2.02	JPMCB	10701 Central Port Drive
2.03	JPMCB	1 Geoffrey Drive
2.04	JPMCB	1506 Geoffrey Trail
2.05	JPMCB	9647 West Wingfoot Road
2.06	JPMCB	375 Distribution Circle
2.07	JPMCB	7900 North Haggerty Road
3	JPMCB	The Aire				Refinance	Albert Kalimian, Edna Kalimian Amirian, Rita Kalimian Sakhaie	Yes
4	GECC	Wildwood Center	Scientific Research Corporation	41,222	12/31/16	Refinance	Dennis Troesh	Yes
5	Barclays Bank PLC	Residence Inn Seattle Bellevue Downtown				Acquisition	Chatham Lodging Trust	Yes
6	Barclays Bank PLC	Rivertowne Commons	CVS	12,400	09/30/17	Acquisition	Isaac D. Massry, Mark Massry	Yes
7	JPMCB	Chinatown Row	ShopHouse	2,033	07/31/23	Refinance	Norman Jemal	Yes
8	JPMCB	Springfield Plaza	Rocky’s Ace Hardware	25,500	05/31/19	Acquisition	Christopher J. Knisley	Yes
9	JPMCB	801 Travis	SPT, Inc.	8,718	12/31/19	Refinance	Robert C. Goddard, III	Yes
10	JPMCB	Belmont at Park Central				Refinance	Maranatha Holdings, LLC	Yes
11	JPMCB	Charles Towne at Park Central				Refinance	Maranatha Holdings, LLC	Yes
12	JPMCB	Manor Row at Park Central				Refinance	Maranatha Holdings, LLC	Yes
13	GECC	Carmel Crossing	Bankers Life & Casualty	12,461	04/30/15	Acquisition	Dennis Troesh	Yes
14	Barclays Bank PLC	The Shoppes at English Village	Coldwater Creek	5,522	01/31/19	Refinance	P. Jonathan Meyer, Mark Pottschmidt	Yes
15	Barclays Bank PLC	The Palms on Westheimer				Acquisition	Michael J. Menzer, White Oak Real Estate Opportunity Fund 2012-1, LP	Yes
16	Barclays Bank PLC	Dedham Executive Center	Conway Stores	6,302	03/15/15	Refinance	Kambiz Shahbazi	Yes
17	Barclays Bank PLC	Wilsontown Shopping Center	Michaels	23,898	02/28/18	Refinance	Morton Finkelstein	Yes
18	JPMCB	Concord Mills Marketplace				Refinance	SPG, LP	Yes
19	JPMCB	Arbors at Century Center				Refinance	Craig Koenigsberg, Howard Parnes	Yes
20	GECC	Franklin MHC				Refinance	James L. Bellinson	No
21	RCMC	Oak Creek Apartments				Acquisition	Brian Yeager, Michelle Yeager	Yes
22	Barclays Bank PLC	Brittonfield Medical Office Complex	USA-Comptroller	6,862	11/30/20	Refinance	Anthony F. Fiorito, John Funiciello, Charles G. Sangster, Courtney D. Wilson, Upstate Associates I, LLC, Central New York Associates, LLC	Yes
23	Barclays Bank PLC	Newport Apartments				Refinance	Chowdary Yalamanchili	Yes
24	JPMCB	1235 North Loop West	Spectaguard Acquisition	11,388	12/31/18	Refinance	Rosemont Realty, LLC	Yes
25	Barclays Bank PLC	Radisson Rochester Riverside				Refinance	Kenneth K. Kochenour	Yes
26	JPMCB	Springhill Suites Chattanooga Downtown				Refinance	Hiren Desai	Yes
27	JPMCB	111 Pfingsten Road	Great Prairie Risk	4,705	12/31/16	Acquisition	Adventus Holdings LP	Yes
28	RAIT Funding, LLC	1033 Third Street				Refinance	Jonathan Parker, Thomas M. Monahan	Yes
29	RCMC	SpringHill Suites Albany-Colonie				Refinance	Lawrence C. Gates	Yes
30	RCMC	Collier Park Apartments				Acquisition	Brian Yeager, Michelle Yeager	Yes
31	JPMCB	Greenway Park				Refinance	Rosemont Realty, LLC	Yes
32	Barclays Bank PLC	Deville Plaza	Interior Spaces LLC	10,040	01/31/15	Acquisition	Abraham Brach	Yes
33	RAIT Funding, LLC	Ravenswood Gardens				Acquisition	Bryan Pritchard, Erik Stamell, Paul Ross	Yes
34	Barclays Bank PLC	INA & Bailey Buildings	Panera Bread	5,561	10/31/19	Refinance	Bradley T. Kowit, Gregg Levy, Tori Nook, Steve S. Passov	Yes
35	RCMC	Dolfield Business Park	Butler Animal Health Supply LLC	5,100	12/31/17	Refinance	Edward St. John, LLC	No
36	Barclays Bank PLC	Timber Creek Apartments				Refinance	Matthew B. Lester	Yes
37	Barclays Bank PLC	Park Place Apartments				Refinance	Matthew B. Lester	Yes
38	RCMC	Orchard Supply Hardware - Mountain View				Acquisition	Ronald B. Russ	Yes
39	JPMCB	Highlands of Grand Pointe				Acquisition	Inland Private Capital Corporation	Yes
40	Barclays Bank PLC	Wireworks Loft Apartments				Refinance	Marshall Burton, Jr., Terry M. Weatherby, Kenneth Nuernberger	Yes
41	Barclays Bank PLC	Courtyard Mini Storage Portfolio				Refinance	Alex G. Perkins	Yes
41.01	Barclays Bank PLC	Courtyard Mini Storage - Martinsville
41.02	Barclays Bank PLC	Courtyard Mini Storage - Sanford
41.03	Barclays Bank PLC	Courtyard Mini Storage - Danville
42	RCMC	Kenwood Galleria	Golf Exchange	5,521	08/31/16	Refinance	Bret A. Caller, Steven P. Miller	Yes
43	Barclays Bank PLC	Meadowbrook				Acquisition	Michael J. Menzer, White Oak Real Estate Opportunity Fund 2012-1, LP	Yes
44	Barclays Bank PLC	24 Hour Fitness La Mirada				Refinance	Shaw Corporate Services, Inc., Charles E. Crookall, Quinn J. Johnson	Yes
45	RCMC	Boise Retail Portfolio	Aspen Leaf Yogurt (Rocky Mountain Choc. Factory, Inc.)	4,008	09/30/15	Refinance	David L. Baum	Yes
46	JPMCB	Hampton Inn Richmond South				Refinance	Neil Amin	Yes
47	RAIT Funding, LLC	Breezy Acres MHC				Refinance	Frank T. Perano	Yes
48	RAIT Funding, LLC	Old Bank District Garage				Refinance	Thomas Gilmore, Jerri Perrone a/k/a Mary G. Perrone, Peter J. McLaughlin	Yes
49	JPMCB	Cypress Springs Apartments				Refinance	Steven Donia, Philip A. Donia	Yes
50	RAIT Funding, LLC	Orchards at Carrollton Apartments				Refinance	Christopher Todd Kennedy, Jeffery Chesser, Yvonne Chesser	Yes
51	RAIT Funding, LLC	170 5th Avenue				Refinance	Anders Schroeder	Yes
52	Barclays Bank PLC	Parkside Apartments				Acquisition	Michael J. Menzer, White Oak Real Estate Opportunity Fund 2012-1, LP	Yes
53	RCMC	Park Place at 24th Street Apartments				Refinance	Marc Tavakoli	Yes
54	Barclays Bank PLC	Stormax Self Storage				Refinance	James L. Gail	Yes
55	GECC	Self Storage Zone				Refinance	Andrew J. Czekaj, Stephen Garchik	No
56	Barclays Bank PLC	Ashwood Park				Acquisition	Michael J. Menzer, White Oak Real Estate Opportunity Fund 2012-1, LP	Yes
57	RAIT Funding, LLC	Ventana Plaza	Sandra Wells Gibson DDS	1,731	08/31/18	Refinance	Stuart Antzis, Arlene Antzis	Yes
58	Barclays Bank PLC	Forum Apartments				Refinance	Matthew B. Lester	Yes
59	Barclays Bank PLC	The Oliver Hotel				Refinance	Ethan Orley, Philip Welker	Yes
60	RAIT Funding, LLC	Turnberry Square Apartments				Acquisition	Frank Romans	Yes
61	Barclays Bank PLC	All-Stor Prospect SS				Acquisition	Steven G. Osgood, Tedd Towsley, Joseph Fong	Yes
62	RAIT Funding, LLC	Midtown Square Apartments				Acquisition	Tyler Ross, Michael Colman	Yes
63	RAIT Funding, LLC	Discount Drug Mart Hills & Dale				Refinance	Edward B. Dunlap, David M. Thomas	Yes
64	RAIT Funding, LLC	Discount Drug Mart Plaza				Refinance	Edward B. Dunlap, David M. Thomas	Yes

A-1-13

ANNEX A-1

								Total Debt	Total Debt		Total Debt
			Lockbox	Additional Debt	Additional Debt	Additional Debt	Additional Debt	Current	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	Type(24)	Permitted (Y/N)	Exist (Y/N)(25)	Amount ($)	Type	Balance ($)	DSCR	Current LTV %	Debt Yield %
1	JPMCB	Jordan Creek Town Center	CMA	Yes	Yes	100,000,000	A-2 Note / Permitted Mezzanine	220,000,000	1.52	60.1%	9.5%
2	JPMCB	EIP National	Hard	No	Yes	16,100,000	Mezzanine Loan	110,000,000	1.04	87.6%	8.4%
2.01	JPMCB	2695 Plainfield Road
2.02	JPMCB	10701 Central Port Drive
2.03	JPMCB	1 Geoffrey Drive
2.04	JPMCB	1506 Geoffrey Trail
2.05	JPMCB	9647 West Wingfoot Road
2.06	JPMCB	375 Distribution Circle
2.07	JPMCB	7900 North Haggerty Road
3	JPMCB	The Aire	Soft	No	Yes	160,000,000	$135,000,000 A-1 Note / $25,000,000 Mezzanine	250,000,000	1.03	68.5%	6.6%
4	GECC	Wildwood Center	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
5	Barclays Bank PLC	Residence Inn Seattle Bellevue Downtown	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
6	Barclays Bank PLC	Rivertowne Commons	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
7	JPMCB	Chinatown Row	CMA	Yes	No	NAP	Permitted Mezzanine	NAP	NAP	NAP	NAP
8	JPMCB	Springfield Plaza	CMA	Yes	No	NAP	Permitted Mezzanine	NAP	NAP	NAP	NAP
9	JPMCB	801 Travis	CMA	Yes	No	NAP	Permitted Mezzanine	NAP	NAP	NAP	NAP
10	JPMCB	Belmont at Park Central	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
11	JPMCB	Charles Towne at Park Central	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
12	JPMCB	Manor Row at Park Central	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
13	GECC	Carmel Crossing	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
14	Barclays Bank PLC	The Shoppes at English Village	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
15	Barclays Bank PLC	The Palms on Westheimer	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
16	Barclays Bank PLC	Dedham Executive Center	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
17	Barclays Bank PLC	Wilsontown Shopping Center	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
18	JPMCB	Concord Mills Marketplace	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
19	JPMCB	Arbors at Century Center	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
20	GECC	Franklin MHC	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP
21	RCMC	Oak Creek Apartments	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
22	Barclays Bank PLC	Brittonfield Medical Office Complex	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
23	Barclays Bank PLC	Newport Apartments	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
24	JPMCB	1235 North Loop West	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
25	Barclays Bank PLC	Radisson Rochester Riverside	CMA	Yes	No	NAP	Permitted Mezzanine	NAP	NAP	NAP	NAP
26	JPMCB	Springhill Suites Chattanooga Downtown	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
27	JPMCB	111 Pfingsten Road	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
28	RAIT Funding, LLC	1033 Third Street	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
29	RCMC	SpringHill Suites Albany-Colonie	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
30	RCMC	Collier Park Apartments	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
31	JPMCB	Greenway Park	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
32	Barclays Bank PLC	Deville Plaza	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
33	RAIT Funding, LLC	Ravenswood Gardens	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
34	Barclays Bank PLC	INA & Bailey Buildings	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
35	RCMC	Dolfield Business Park	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP
36	Barclays Bank PLC	Timber Creek Apartments	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
37	Barclays Bank PLC	Park Place Apartments	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
38	RCMC	Orchard Supply Hardware - Mountain View	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
39	JPMCB	Highlands of Grand Pointe	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
40	Barclays Bank PLC	Wireworks Loft Apartments	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
41	Barclays Bank PLC	Courtyard Mini Storage Portfolio	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Barclays Bank PLC	Courtyard Mini Storage - Martinsville
41.02	Barclays Bank PLC	Courtyard Mini Storage - Sanford
41.03	Barclays Bank PLC	Courtyard Mini Storage - Danville
42	RCMC	Kenwood Galleria	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
43	Barclays Bank PLC	Meadowbrook	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
44	Barclays Bank PLC	24 Hour Fitness La Mirada	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
45	RCMC	Boise Retail Portfolio	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
46	JPMCB	Hampton Inn Richmond South	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
47	RAIT Funding, LLC	Breezy Acres MHC	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
48	RAIT Funding, LLC	Old Bank District Garage	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
49	JPMCB	Cypress Springs Apartments	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
50	RAIT Funding, LLC	Orchards at Carrollton Apartments	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
51	RAIT Funding, LLC	170 5th Avenue	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
52	Barclays Bank PLC	Parkside Apartments	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
53	RCMC	Park Place at 24th Street Apartments	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
54	Barclays Bank PLC	Stormax Self Storage	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
55	GECC	Self Storage Zone	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP
56	Barclays Bank PLC	Ashwood Park	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
57	RAIT Funding, LLC	Ventana Plaza	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
58	Barclays Bank PLC	Forum Apartments	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
59	Barclays Bank PLC	The Oliver Hotel	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
60	RAIT Funding, LLC	Turnberry Square Apartments	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
61	Barclays Bank PLC	All-Stor Prospect SS	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
62	RAIT Funding, LLC	Midtown Square Apartments	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
63	RAIT Funding, LLC	Discount Drug Mart Hills & Dale	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
64	RAIT Funding, LLC	Discount Drug Mart Plaza	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP

A-1-14

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2010	2010	2010	2011	2011	2011	2012	2012	2012	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	JPMCB	Jordan Creek Town Center																1
2	JPMCB	EIP National																2
2.01	JPMCB	2695 Plainfield Road																2.01
2.02	JPMCB	10701 Central Port Drive																2.02
2.03	JPMCB	1 Geoffrey Drive																2.03
2.04	JPMCB	1506 Geoffrey Trail																2.04
2.05	JPMCB	9647 West Wingfoot Road																2.05
2.06	JPMCB	375 Distribution Circle																2.06
2.07	JPMCB	7900 North Haggerty Road																2.07
3	JPMCB	The Aire																3
4	GECC	Wildwood Center																4
5	Barclays Bank PLC	Residence Inn Seattle Bellevue Downtown	79.4%	124.00	98.48	77.4%	135.15	104.66	79.4%	144.13	114.47	83.2%	151.49	126.10	83.2%	151.49	126.10	5
6	Barclays Bank PLC	Rivertowne Commons																6
7	JPMCB	Chinatown Row																7
8	JPMCB	Springfield Plaza																8
9	JPMCB	801 Travis																9
10	JPMCB	Belmont at Park Central																10
11	JPMCB	Charles Towne at Park Central																11
12	JPMCB	Manor Row at Park Central																12
13	GECC	Carmel Crossing																13
14	Barclays Bank PLC	The Shoppes at English Village																14
15	Barclays Bank PLC	The Palms on Westheimer																15
16	Barclays Bank PLC	Dedham Executive Center																16
17	Barclays Bank PLC	Wilsontown Shopping Center																17
18	JPMCB	Concord Mills Marketplace																18
19	JPMCB	Arbors at Century Center																19
20	GECC	Franklin MHC																20
21	RCMC	Oak Creek Apartments																21
22	Barclays Bank PLC	Brittonfield Medical Office Complex																22
23	Barclays Bank PLC	Newport Apartments																23
24	JPMCB	1235 North Loop West																24
25	Barclays Bank PLC	Radisson Rochester Riverside	41.3%	79.25	32.18	45.0%	78.21	35.22	49.2%	78.38	38.53	51.7%	80.68	41.70	51.7%	80.68	41.71	25
26	JPMCB	Springhill Suites Chattanooga Downtown										65.8%	116.50	76.68	68.0%	116.51	79.20	26
27	JPMCB	111 Pfingsten Road																27
28	RAIT Funding, LLC	1033 Third Street																28
29	RCMC	SpringHill Suites Albany-Colonie	61.9%	104.61	64.72	77.8%	108.66	84.55	75.3%	114.29	86.02	72.3%	116.21	85.34	72.3%	116.21	85.34	29
30	RCMC	Collier Park Apartments																30
31	JPMCB	Greenway Park																31
32	Barclays Bank PLC	Deville Plaza																32
33	RAIT Funding, LLC	Ravenswood Gardens																33
34	Barclays Bank PLC	INA & Bailey Buildings																34
35	RCMC	Dolfield Business Park																35
36	Barclays Bank PLC	Timber Creek Apartments																36
37	Barclays Bank PLC	Park Place Apartments																37
38	RCMC	Orchard Supply Hardware - Mountain View																38
39	JPMCB	Highlands of Grand Pointe																39
40	Barclays Bank PLC	Wireworks Loft Apartments																40
41	Barclays Bank PLC	Courtyard Mini Storage Portfolio																41
41.01	Barclays Bank PLC	Courtyard Mini Storage - Martinsville																41.01
41.02	Barclays Bank PLC	Courtyard Mini Storage - Sanford																41.02
41.03	Barclays Bank PLC	Courtyard Mini Storage - Danville																41.03
42	RCMC	Kenwood Galleria																42
43	Barclays Bank PLC	Meadowbrook																43
44	Barclays Bank PLC	24 Hour Fitness La Mirada																44
45	RCMC	Boise Retail Portfolio																45
46	JPMCB	Hampton Inn Richmond South				58.1%	85.00	49.35	70.0%	87.52	61.27	62.8%	91.70	57.58	62.8%	91.70	57.58	46
47	RAIT Funding, LLC	Breezy Acres MHC																47
48	RAIT Funding, LLC	Old Bank District Garage																48
49	JPMCB	Cypress Springs Apartments																49
50	RAIT Funding, LLC	Orchards at Carrollton Apartments																50
51	RAIT Funding, LLC	170 5th Avenue																51
52	Barclays Bank PLC	Parkside Apartments																52
53	RCMC	Park Place at 24th Street Apartments																53
54	Barclays Bank PLC	Stormax Self Storage																54
55	GECC	Self Storage Zone																55
56	Barclays Bank PLC	Ashwood Park																56
57	RAIT Funding, LLC	Ventana Plaza																57
58	Barclays Bank PLC	Forum Apartments																58
59	Barclays Bank PLC	The Oliver Hotel							66.1%	152.79	101.02	68.1%	161.84	110.20	68.1%	161.84	110.20	59
60	RAIT Funding, LLC	Turnberry Square Apartments																60
61	Barclays Bank PLC	All-Stor Prospect SS																61
62	RAIT Funding, LLC	Midtown Square Apartments																62
63	RAIT Funding, LLC	Discount Drug Mart Hills & Dale																63
64	RAIT Funding, LLC	Discount Drug Mart Plaza																64

A-1-15

Footnotes to Annex A-1

(1)
“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “Barclays Bank PLC” denotes Barclays Bank PLC, as Mortgage Loan Seller; “GECC” denotes General Electric Capital Corporation, as Mortgage Loan Seller; “RCMC” denotes Redwood Commercial Mortgage Corporation, as Mortgage Loan Seller; and “RAIT” denotes RAIT Funding, LLC, as Mortgage Loan Seller.

(2)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 8, Springfield Plaza, the collateral also includes a vacant 12,253 square foot office building that was excluded from the net rentable area and the appraised value.

With respect to Loan No. 21, Oak Creek Apartments, the collateral is comprised of 284 units of the total 304 unit complex.

(3)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With respect to Loan No. 3, The Aire, Occupancy (%) is based on square feet for the multifamily and retail portions of the collateral. Additionally, Occupancy % includes 4,460 square feet of retail space that is master leased to some of the loan’s sponsors. Occupancy (%) excluding the master lease is 91.7%. In addition, Occupancy % includes a 9,174 square foot lease to Flywheel Sports, Inc., the second largest tenant of the commercial portion of the property, and an 8,202 square foot lease to Winthrop University Hospital, the third largest tenant of the commercial portion of the property. Both leases have been executed, but the tenants have not yet taken occupancy. The tenants are expected to take occupancy in December 2013 and February 2014, respectively.

With respect to Loan No. 7, Chinatown Row, WeWork, the largest tenant at the property, has executed a lease but has not yet taken occupancy of and is not yet paying rent for 8,413 square feet out of its total 20,423 square foot space. Further, for the 12,010 square foot space which WeWork has taken occupancy, it is entitled to three months’ free rent and will not begin paying rent until February 2014.  Occupancy % reflects the entire space leased to the tenant.  In addition, Occupancy % includes a 5,327 square foot space leased to Summit Realty Management, the third largest tenant at the property, and a 2,033 square foot space leased to ShopHouse, the fifth largest tenant at the property, which have taken occupancy of their respective spaces but have not yet begun paying rent.

With respect to Loan No. 8, Springfield Plaza, Occupancy % includes a 20,000 square foot lease to Planet Fitness, the seventh largest tenant at the property. The tenant has not yet taken occupancy and is not yet paying rent.

With respect to Loan No. 9, 801 Travis, Occupancy % includes a 35,708 square foot lease to Synergy Hotels, the largest tenant at the property. The tenant has not yet taken occupancy and is not yet paying rent.

With respect to Loan No. 27, 111 Pfingsten Road, Occupancy % includes a 15,000 square foot expansion space leased to Morgan Stanley Wealth Management, the largest tenant at the property (Morgan Stanley Wealth Management already occupied 31,125 square feet of the property). The tenant has not yet taken occupancy and is not yet paying rent for the expansion space.

With respect to Loan No. 55, Self Storage Zone, Occupancy % is based on square feet.

(4)
With respect to all mortgage loans, with the exceptions of the mortgage loans listed below,  the Current LTV % and the Maturity LTV % are based on the “as-is” Appraisal Value ($) even though, for certain mortgage loans, the appraiser provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 8, Springfield Plaza, the appraiser’s “hypothetical market as-is” value was used due to the fact that $5,500,000 was escrowed for certain capital improvements planned by the sponsor and future leasing costs. The “as-is” value assuming the capital improvement reserve and upfront leasing reserve were not in place is $33,500,000.

A-1-16

With respect to Loan No. 24, 1235 North Loop West, the appraiser’s “hypothetical as renovated” value was used, which assumes that all $515,000 of capital expenditures have been completed and all outstanding tenant improvement allowances have been paid. At origination of the mortgage loan, JPMCB escrowed $643,920 for capital improvements and $99,595, which represents the remaining outstanding tenant improvement allowances.  The “as-is” appraised value for the mortgaged property is $17,300,000.

With respect to Loan No. 45, the Boise Retail Portfolio, the largest tenant, WhiteCloud Analytics, Inc., leases two spaces comprising 11,569 square feet. WhiteCloud Analytics, Inc. is in occupancy of one of the spaces comprising 6,578 square feet, while it will take occupancy of the other space comprising 4,991 square feet on February 1, 2014.

(5)
For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity/ARD Balance ($) is allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(6)
With respect to Loan No. 1, Jordan Creek Town Center, the loan is part of a $220,000,000 Whole Loan which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (the “Jordan Creek Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $120,000,000 and is being contributed to the JPMBB 2013-C17 Trust. Note A-2 (the “Jordan Creek Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $100,000,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the Whole Loan balance.

With respect to Loan No. 3, The Aire, the loan is part of a $225,000,000 Whole Loan which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (the “Aire Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $135,000,000 and was contributed to the JPMCC 2013-C16 Trust. Note A-2 (the “Aire Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $90,000,000 and is being contributed to the JPMBB 2013-C17 Trust. All loan level metrics are based on the Whole Loan balance.

With respect to Loan No. 10, Belmont at Park Central, Loan No. 11, Charles Towne at Park Central and Loan No. 12, Manor Row at Park Central, the mortgage loans are cross-collateralized and cross-defaulted with outstanding principal balances of $10,005,000, $9,305,000 and $8,940,000, respectively. All loan level metrics are based on the outstanding combined balance of $28,250,000.

With respect to Loan No. 36, Timber Creek Apartments and Loan No. 37, Park Place Apartments, the mortgage loans are cross-collateralized and cross-defaulted with outstanding principal balances of $5,425,730 and $3,683,523, respectively. All loan level metrics are based on the outstanding combined balance of $9,109,254.

(7)	Each number identifies a group of related borrowers.

(8)
For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator fee rate), the Senior Trust Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(9)
For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to all mortgage loans, the Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

(11)
With respect to Loan No. 31, Greenway Park, the mortgage loan has an ARD feature with an anticipated repayment date of November 1, 2018, with an increase in the interest rate equal to the greater of (i) 7.72200% per annum or (ii) the five-year swap yield as determined on the anticipated repayment date plus 5.00000% per annum, until the Final Mat Date of July 31, 2020.

A-1-17

(12)
The “L” component of the prepayment provision represents lockout payments.
The “Def” component of the prepayment provision represents defeasance payments.
The “YM” component of the prepayment provision represents yield maintenance payments.
The “O” component of the prepayment provision represents the free payments including the Maturity Date.

(13)	With respect to some mortgage loans, historical financial information may not be available due to when the properties were constructed and/or acquired.

With respect to Loan No. 27, 111 Pfingsten Road, the related property is newly acquired and some historical financials may not be available.

With respect to Loan No. 44, 24 Hour Fitness La Mirada, the most recent cash flows are 11 months as of November 30, 2013 annualized.

(14)	With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

With respect to Loan No. 3, The Aire, the related property benefits from a 421-a tax abatement and real estate taxes were underwritten based on the real estate taxes as reduced by the abatement. The program expires in June 2022, which is prior to the Maturity Date of the mortgage loan.

With respect to Loan No. 27, 111 Pfingsten Road, the UW NOI ($) and UW NCF ($) are based in part on the average contractual rental rate for the largest tenant at the related property, Morgan Stanley Wealth Management, during the term of the loan.

With respect to Loan No. 57, Ventana Plaza, DSDP, LLC (dba Piazza Gavi), the second largest tenant, filed for voluntary relief under Chapter 11 of the United States Bankruptcy Code in 2010.  The case closed in March 2012, subject to compliance with a reorganization plan accepted by the United States Bankruptcy Court for the District of Arizona, whereby the tenant was required to close 3 of its 4 restaurants and to make monthly payments to secured creditors on a schedule that continues until 2019.  The tenant has provided evidence to the mortgage loan seller that it has made such monthly payments to secured creditors, and that it has paid rent to the borrower on a weekly basis, averaging a payment of $22 per square foot, rather than its contractual rent of $36.96 per square foot.  For purposes of calculating UW NOI ($) and UW NCF ($), the rent for this tenant has been marked to $22 per square foot to reflect the actual average annual rent payments that the tenant has been making.

(15)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

(16)
With respect to Loans No. 2.05, EIP National (9647 West Wingfoot Road), Loan No. 26, Springhill Suites Chattanooga Downtown, Loan No. 32, Deville Plaza and Loan No. 48, Old Bank District Garage, a portion of the collateral securing the related mortgage loan consists of a leasehold interest.

With respect to Loan No. 2.03, EIP National (1 Geoffrey Drive), the affiliated owner of the mortgaged property has pledged the fee interest as security for the mortgage loan.

(17)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(18)
Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

A-1-18

With respect to Loan No. 2, EIP Portfolio, the borrower is required to deposit $26,906 into the replacement reserve on a monthly basis until March 1, 2018. Commencing on that date and continuing until the earlier of (i) the date of the release of the 7900 North Haggerty Road Mortgaged Property (Loan No. 2.07) in connection with the exercise of the purchase option by WCY Realty, LLC under its lease or (ii) March 1, 2019, the borrower will be required to deposit $13,381 into the replacement reserve.

With respect to Loan No. 5, Residence Inn Seattle Bellevue Downtown, commencing on the December 6, 2014 and each payment date thereafter the borrower is required to deposit the greater of (i) 4% of the gross income from operations for the preceding calendar year or (ii) one-twelfth of the amount required by franchisor for FF&E under the franchise agreement into the FF&E reserve account.

With respect to Loan No. 6, Rivertowne Commons, the borrower is required to make monthly deposits of $25,000 into the TI/LC reserve account, capped at $150,000, upon the failure of the Staples tenant to renew the Staples lease for at least three years (or enter into a replacement Staples lease) for at least 80% of the space demised under the Staples lease in writing pursuant to the terms and provisions of such lease on or before the date that is the earlier to occur of (i) the date that is six months prior to the then-current scheduled expiration of the Staples lease and (ii) the expiration of the notice period in the Staples lease pursuant to which the Staples tenant was required to extend the Staples lease. In addition, the borrower is required to deposit all excess cash flow into the TI/LC reserve, capped at $1,250,000, upon the occurrence of the following (i) either of the Safeway and Kmart tenants (“Specified Tenants”) fail to renew its lease in accordance with the loan documents, (ii) either of the Specified Tenants file for bankruptcy, (iii) either of the Specified Tenants terminate or cancel its lease, (iv) a monetary or any material non-monetary default under Specified Tenants’ leases, (v) either of the Specified Tenants gives notice that it is terminating its lease or (vi) either of the Specified Tenants failing to be in actual, physical possession of its space. In lieu of a cash flow sweep, the borrower may post a letter of credit.

With respect to Loan No. 8, Springfield Plaza, the borrower deposited $1,500,000 into the rollover reserve at loan closing. Upon the first payment date that the rollover reserve account balance is below $500,000, the borrower is required to make monthly deposits into the rollover reserve of $20,000. The rollover reserve is capped at $500,000. In addition, commencing on the earlier of January 1, 2016 or the date in which the $4,000,000 capital improvement reserve has been disbursed, the borrower is required to make monthly deposits into the replacement reserve account of $6,000. The replacement reserve is capped at $140,000.

With respect to Loan No. 16, Dedham Executive Center, the borrower deposited $1,000,000 into the rollover reserve at loan closing. Upon the first payment date that the rollover reserve account balance is below $500,000, the borrower is required to make monthly deposits into the rollover reserve of $10,507. The rollover reserve is capped at $500,000.

With respect to Loan No. 17, Wilsontown Shopping Center, the borrower is required to deposit all excess cash into the Best Buy reserve account capped at $1,200,000 upon the occurrence of the following: (i) borrower failure to satisfy Best Buy renewal criteria, as defined in the loan agreement, on or before the date that is six months prior to the lease expiration, (ii) Best Buy goes dark or ceases operations at the property or (iii) Best Buy becomes insolvent or a debtor in any bankruptcy or insolvency proceeding.

With respect to Loan No. 25, Radisson Rochester Riverside, the borrower deposited on the closing date $250,000 into a seasonality reserve and is required to deposit additional amounts into the seasonality reserve as follows: (i) on November 6, 2013, $100,000; (ii) on December 6, 2013, $50,000; and (iii) on December 6, 2014 and on or before December 6th of each calendar year thereafter during the term of the loan, $400,000.

With respect to Loan No. 32, Deville Plaza, the borrower deposited $500,000 into the rollover reserve at loan closing. Upon the first payment date that the rollover reserve account balance is below $250,000, the borrower is required to make monthly deposits into the rollover reserve of $6,766. The rollover reserve is capped at $250,000.

With respect to Loan No. 42, Kenwood Galleria, the borrower deposited $175,000 into the rollover reserve at loan closing. Upon the first payment date that the rollover reserve account balance is below $175,000, the borrower is required to make monthly deposits into the rollover reserve of $4,705. The rollover reserve is capped at $175,000.

With respect to Loan No. 59, The Oliver Hotel, the borrower is required to deposit all excess cash into the rollover reserve upon the earlier of (i) six months prior to the expiration of the Tupelo Honey Lease or Shonos Lease and (ii) the expiration of the notice period for renewal set forth in the Tupelo Honey Lease or Shonos Lease.

A-1-19

With respect to Loan No. 64, Discount Drug Mart Plaza, monthly deposits to the TI/LC reserve in the sum of $2,573 will commence on December 1, 2016 and are not required prior to that date.

(19)
Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 35, Dolfield Business Park, the rollover reserve cap is $500,000. However, in the event that (i) the tenant, Tourgee & Associates, renews its lease to a date expiring not earlier than September 30, 2020 or (ii) borrower leases the entirety of the space currently occupied by Tourgee & Associates, Inc. to one or more replacement tenants, the rollover reserve cap will be reduced to $400,000.

(20)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

(21)
In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

(22)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

For example, with respect to Loan No. 2, EIP National, the fourth largest tenant by square footage, International Paper Company, has the right to terminate its lease at 375 Distribution Circle on March 31, 2014 with 12 months’ notice and payment of a termination fee. International Paper Company also has the right to terminate its lease at 9647 West Wingfoot Road on March 31, 2017 with 12 months’ notice and payment of a termination fee.  Additionally, the fifth largest tenant by square footage, Plastipak Packaging, Inc., has the right to terminate its lease on February 28, 2018 with six months’ notice.  Plastipak Packaging, Inc., also has an option to purchase its leased premises anytime after February 28, 2018 for $10,000,000 with six months’ notice.

With respect to Loan No. 3, The Aire, the third largest tenant by square footage, Winthrop University Hospital, has the right to terminate its lease on the last day of the tenth year with 12 months’ notice and payment of a termination fee.

With respect to Loan No. 4, Wildwood Center, the second largest tenant by square footage, GE Capital Corporation, has the right to terminate its lease on June 1, 2015 with notice by May 30, 2014 and a payment of a termination fee; also the tenant has the right to downsize up to 20% effective June 1, 2015 with notice by August 30, 2014 and a payment of a fee.  Additionally, the fifth largest tenant by square footage, Scientific Research Corporation has the right to terminate its lease on December 31, 2015 with 12 months’ notice and payment of a termination fee.

With respect to Loan No. 9, 801 Travis, the third largest tenant by square footage, Intertek, has the right to terminate its lease as of October 31, 2015, with six months’ notice and payment of a termination fee. The tenant also has the right to contract its lease by 3,000 square feet at any time after November 1, 2015, with 180 days’ notice and payment of a termination fee.

With respect to Loan No. 13, Carmel Crossing, the second largest tenant by square footage, U.S. Government – ATF, has the right to terminate its lease any time on or after January 17, 2018 with 90 days written notice.  Additionally, U.S. Government – OHA, the fourth largest tenant by square footage, has the right to terminate its lease at any time on or after March 31, 2014 with 180 days’ written notice.

With respect to Loan No. 16, Dedham Executive Center, the fourth largest tenant by square footage, Bank of America, has a one-time right to terminate its lease on or after June 2014 with 12 months’ notice prior to the early termination date and the payment of a termination fee.

A-1-20

With respect to Loan No. 22, Brittonfield Medical Office Complex, the largest tenant by square footage, Wellpoint Insurance, has the right to terminate its lease if the Center for Medicare and Medicaid Services terminates its contract with Wellpoint Insurance by giving 180 days’ notice prior to the early termination date and the payment of a termination fee.

With respect to Loan No. 24, 1235 North Loop West, the fourth largest tenant by square footage, Telemundo of Texas Partners, has the right to terminate its lease after the 60th month of the lease term, with six months’ notice and payment of a termination fee. The tenant also has the right to contract its lease by up to 2,000 square feet at any time after the 36th month of the lease term, with six months’ notice and payment of a termination fee.

With respect to Loan No. 27, 111 Pfingsten Road, the third largest tenant by square footage, Educational Tours, has the right to terminate the lease effective as of January 31, 2016 with six months’ notice and payment of a termination fee. Additionally, the fourth largest tenant by square footage, Lane, has the right to terminate the lease effective as of May 31, 2016 with nine months’ notice and payment of a termination fee.

With respect to Loan No. 31, Greenway Park, the largest tenant by square footage, Worldwide Clinical Trials, has the right to terminate the lease on August 31, 2020, with 180 days’ notice and payment of a termination fee.

With respect to Loan No. 34, INA & Bailey Buildings, the largest tenant by square footage, MF Cachat, has the right to terminate its lease at the expiration of the 84th month after the rent commencement date by giving nine months’ notice prior to the early termination date and the payment of a termination fee.  In addition, the fourth largest tenant by square footage, Eliza Jennings, has the right to terminate the lease at the expiration of the 66th month of its lease term by giving six months’ notice prior to the early termination date and the payment of a termination fee.

(23)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With respect to Loan No. 18, Concord Mills Marketplace, there is no separate Carveout Guarantor.

(24)	The classification of the lockbox types is described in the Prospectus Supplement. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

(25)
Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Debt—Existing Mezzanine Debt,” “—Future Mezzanine Debt” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the Prospectus Supplement for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity or that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 3, The Aire, an upstream owner of the related borrower has incurred two unsecured loans from affiliates of the related guarantors, in the aggregate amount of $91,428,160.  See “Description of the Mortgage Loans – Additional Debt” in the Prospectus Supplement.

With respect to Loan No. 39, Highlands of Grand Pointe, the related borrower is permitted under the related loan documents to incur unsecured loans from the related affiliate guarantor up to the amount of $652,500. See “Description of the Mortgage Loans – Additional Debt” in the Prospectus Supplement.

A-1-21

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE
MORTGAGE LOANS AND MORTGAGED PROPERTIES

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ANNEX A-2

Trust Cut-off Date Balances

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Trust			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Cut-off Date Balances			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)(4)	DY(3)(4)	Ratio(3)(4)(5)	Maturity/ARD(1)(3)(4)(5)
$2,100,000	-	$9,999,999	35	$217,464,069	20.1%	5.14568%	112	1.51x	10.9%	67.9%	57.1%
$10,000,000	-	$19,999,999	16	208,019,685	19.2	5.03011%	113	1.55x	11.0%	66.8%	55.5%
$20,000,000	-	$24,999,999	3	69,700,000	6.4	4.83696%	99	1.49x	10.3%	66.8%	60.0%
$25,000,000	-	$49,999,999	6	209,918,062	19.4	4.91838%	119	1.52x	10.5%	68.0%	59.0%
$50,000,000	-	$99,999,999	3	257,025,000	23.8	4.87276%	119	1.38x	9.7%	65.8%	56.8%
$100,000,000	-	$120,000,000	1	120,000,000	11.1	4.36600%	120	1.52x	9.5%	60.1%	48.4%
Total / Wtd. Avg:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

Mortgage Rates

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Mortgage Rates			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)(4)	DY(3)(4)	Ratio(3)(4)(5)	Maturity/ARD(1)(3)(4)(5)
4.36600%	-	4.40000%	1	$120,000,000	11.1%	4.36600%	120	1.52x	9.5%	60.1%	48.4%
4.40001%	-	4.60000%	2	18,504,791	1.7	4.54326%	59	1.56x	10.6%	73.2%	67.1%
4.60001%	-	4.80000%	3	38,352,905	3.5	4.73522%	103	1.71x	12.9%	67.1%	59.7%
4.80001%	-	5.00000%	25	637,176,145	58.9	4.89726%	115	1.46x	10.0%	66.5%	58.0%
5.00001%	-	5.20000%	16	168,706,960	15.6	5.11181%	120	1.51x	10.9%	69.4%	55.9%
5.20001%	-	5.40000%	7	40,272,943	3.7	5.29308%	119	1.47x	10.5%	69.6%	57.9%
5.40001%	-	5.60000%	7	46,663,481	4.3	5.47700%	119	1.51x	11.7%	62.0%	49.5%
5.60001%	-	5.67000%	3	12,449,590	1.2	5.63342%	117	1.66x	13.8%	61.1%	46.9%
Total / Wtd. Avg:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

Original Term to Maturity/ARD in Months(1)(2)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)(4)	DY(3)(4)	Ratio(3)(4)(5)	Maturity/ARD(1)(3)(4)(5)
60			8	$72,704,822	6.7%	4.76770%	59	1.48x	10.4%	72.3%	67.2%
120			56	1,009,421,994	93.3	4.91832%	119	1.49x	10.3%	65.8%	55.5%
Total / Wtd. Avg:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

Remaining Term to Maturity/ARD in Months(1)(2)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)(4)	DY(3)(4)	Ratio(3)(4)(5)	Maturity/ARD(1)(3)(4)(5)
58	-	60	8	$72,704,822	6.7%	4.76770%	59	1.48x	10.4%	72.3%	67.2%
61	-	120	56	1,009,421,994	93.3	4.91832%	119	1.49x	10.3%	65.8%	55.5%
Total / Wtd. Avg:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

A-2-1

ANNEX A-2

Original Amortization Term in Months(1)(2)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)(4)	DY(3)(4)	Ratio(3)(4)(5)	Maturity/ARD(1)(3)(4)(5)
Interest Only			1	$16,000,000	1.5%	4.82000%	119	2.33x	12.4%	55.2%	55.2%
240			2	26,654,417	2.5	5.11089%	119	1.34x	11.8%	66.1%	41.9%
300			7	47,615,804	4.4	5.36958%	105	1.61x	13.0%	62.9%	50.0%
360			54	991,856,594	91.7	4.88203%	116	1.48x	10.1%	66.6%	57.0%
Total / Wtd. Avg:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

Remaining Amortization Term in Months(1)(2)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)(4)	DY(3)(4)	Ratio(3)(4)(5)	Maturity/ARD(1)(3)(4)(5)
Interest Only			1	$16,000,000	1.5%	4.82000%	119	2.33x	12.4%	55.2%	55.2%
239	-	299	9	74,270,221	6.9	5.27674%	110	1.51x	12.6%	64.1%	47.1%
331	-	360	54	991,856,594	91.7	4.88203%	116	1.48x	10.1%	66.6%	57.0%
Total / Wtd. Avg:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

Amortization Types(1)(2)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Amortization Types			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)(4)	DY(3)(4)	Ratio(3)(4)(5)	Maturity/ARD(1)(3)(4)(5)
IO-Balloon			23	$606,820,000	56.1%	4.90699%	115	1.45x	10.1%	66.7%	58.4%
Balloon			39	449,124,666	41.5	4.91721%	117	1.51x	10.6%	66.0%	53.4%
Interest Only			1	16,000,000	1.5	4.82000%	119	2.33x	12.4%	55.2%	55.2%
ARD-Balloon			1	10,182,149	0.9	4.72200%	59	1.44x	11.6%	72.5%	64.3%
Total / Wtd. Avg:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

Partial Interest Only Periods(2)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Partial Interest			Mortgage	Date	Pool	Mortgage	Term	UW	NOI	LTV	at
Only Periods			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)(4)	DY(3)(4)	Ratio(3)(4)(5)	Maturity/ARD(1)(3)(4)(5)
6	-	24	13	$401,495,000	37.1%	4.90109%	113	1.43x	9.9%	66.7%	58.0%
25	-	36	8	171,250,000	15.8	4.93777%	119	1.45x	10.1%	67.3%	59.5%
37	-	60	2	34,075,000	3.1	4.82170%	119	1.77x	12.9%	63.0%	57.0%
Total / Wtd. Avg:			23	$606,820,000	56.1%	4.90699%	115	1.45x	10.1%	66.7%	58.4%

Underwritten Net Cash Flow Debt Service Coverage Ratios(3)(4)

						Weighted Averages

Underwritten				Aggregate	% of		Stated			Cut-off
Net Cash Flow			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Debt Service			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Coverage Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)(4)	DY(3)(4)	Ratio(3)(4)(5)	Maturity/ARD(1)(3)(4)(5)
1.15x	-	1.30x	5	$149,134,951	13.8%	4.94482%	119	1.20x	7.9%	62.3%	53.8%
1.31x	-	1.40x	17	247,859,422	22.9	4.95759%	114	1.38x	10.0%	70.6%	59.1%
1.41x	-	1.50x	16	195,496,719	18.1	4.99783%	108	1.45x	10.5%	72.0%	62.3%
1.51x	-	1.60x	9	211,999,741	19.6	4.68821%	120	1.54x	10.0%	63.2%	51.8%
1.61x	-	1.75x	11	218,484,188	20.2	4.96700%	116	1.66x	11.9%	63.6%	54.6%
1.76x	-	2.00x	3	35,511,459	3.3	4.80064%	115	1.83x	13.1%	63.3%	56.2%
2.01x	-	2.25x	2	7,640,337	0.7	5.40548%	119	2.20x	15.5%	53.9%	43.3%
2.26x	-	2.33x	1	16,000,000	1.5	4.82000%	119	2.33x	12.4%	55.2%	55.2%
Total / Wtd. Avg:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

A-2-2

ANNEX A-2

Cut-off Date LTV Ratios(3)(4)(5)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Cut-off Date			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)(4)	DY(3)(4)	Ratio(3)(4)(5)	Maturity/ARD(1)(3)(4)(5)
51.4%	-	54.9%	1	$3,340,337	0.3%	5.67000%	118	2.25x	16.9%	51.4%	39.5%
55.0%	-	59.9%	11	170,208,262	15.7	5.01390%	119	1.68x	11.9%	58.0%	50.4%
60.0%	-	64.9%	13	340,732,914	31.5	4.74531%	119	1.43x	9.6%	61.4%	51.4%
65.0%	-	69.9%	8	146,697,479	13.6	4.97722%	120	1.48x	10.4%	66.8%	53.5%
70.0%	-	74.9%	25	355,479,211	32.9	4.93752%	107	1.46x	10.3%	73.0%	63.4%
75.0%	-	77.7%	6	65,668,612	6.1	5.12779%	120	1.42x	10.1%	76.1%	65.9%
Total / Wtd. Avg:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

LTV Ratio at Maturity/ARD(1)(3)(4)(5)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Maturity Date/ARD			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)(4)	DY(3)(4)	Ratio(3)(4)(5)	Maturity/ARD(1)(3)(4)(5)
39.5%	-	44.9%	4	$41,959,488	3.9%	5.28346%	119	1.51x	12.4%	61.9%	41.8%
45.0%	-	49.9%	9	174,297,112	16.1	4.67263%	120	1.54x	10.3%	60.2%	48.4%
50.0%	-	54.9%	12	322,184,330	29.8	4.91700%	119	1.44x	9.9%	61.1%	52.6%
55.0%	-	59.9%	12	161,709,765	14.9	4.92577%	119	1.61x	11.0%	66.7%	57.3%
60.0%	-	64.9%	17	271,378,448	25.1	4.98332%	117	1.45x	10.3%	73.6%	63.0%
65.0%	-	70.8%	10	110,597,672	10.2	4.90143%	85	1.45x	10.1%	74.0%	67.4%
Total / Wtd. Avg:			64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

Type of Mortgaged Properties

				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Property Type	Properties	Balance	Balance	Occupancy	DSCR(3)(4)	DY(3)(4)	Ratio(3)(4)(5)	Maturity/ARD(1)(3)(4)(5)
Retail
Anchored	8	$150,248,884	13.9%	92.9%	1.60x	11.0%	68.7%	58.7%
Super Regional Mall	1	120,000,000	11.1	94.9%	1.52x	9.5%	60.1%	48.4%
Freestanding	3	21,844,082	2.0	100.0%	1.38x	10.0%	67.9%	52.9%
Unanchored	1	8,200,000	0.8	92.2%	1.60x	11.3%	71.9%	59.5%
Subtotal:	13	$300,292,966	27.8%	94.2%	1.55x	10.4%	65.3%	54.2%

Multifamily
Garden	17	$162,686,131	15.0%	94.4%	1.42x	9.9%	67.5%	59.7%
High Rise/Retail	1	90,000,000	8.3	91.7%	1.15x	7.3%	61.6%	53.1%
Student	5	22,937,358	2.1	99.0%	1.44x	11.4%	68.8%	54.9%
Subtotal:	23	$275,623,489	25.5%	93.9%	1.34x	9.2%	65.7%	57.1%

Office
Suburban	7	$163,730,683	15.1%	90.3%	1.62x	12.2%	65.2%	56.8%
CBD	1	29,963,062	2.8	81.6%	1.37x	9.6%	69.7%	57.1%
Medical	2	25,300,000	2.3	95.1%	1.43x	10.6%	71.3%	58.6%
Subtotal:	10	$218,993,745	20.2%	89.7%	1.56x	11.6%	66.5%	57.0%

Industrial
Warehouse	7	$93,900,000	8.7%	100.0%	1.38x	9.8%	74.8%	64.6%
Subtotal:	7	$93,900,000	8.7%	100.0%	1.38x	9.8%	74.8%	64.6%

Hotel
Extended Stay	1	$47,580,000	4.4%	83.2%	1.60x	10.3%	65.0%	54.8%
Limited Service	2	18,383,577	1.7	68.6%	1.80x	11.7%	63.4%	52.2%
Full Service	2	15,305,071	1.4	55.3%	1.81x	13.5%	54.5%	41.8%
Select Service	1	11,800,000	1.1	65.8%	1.72x	11.2%	62.1%	51.2%
Subtotal:	6	$93,068,648	8.6%	73.5%	1.69x	11.2%	62.6%	51.7%

Mixed Use
Office/Retail	2	$40,584,838	3.8%	93.2%	1.35x	9.8%	61.5%	52.5%
Retail/Office	2	11,200,000	1.0	89.9%	1.41x	10.3%	67.7%	55.9%
Subtotal:	4	$51,784,838	4.8%	92.5%	1.36x	9.9%	62.9%	53.2%

Manufactured Housing	2	$21,750,000	2.0%	96.8%	1.59x	10.5%	68.7%	56.6%

Self Storage	6	$19,727,881	1.8%	89.2%	1.70x	11.4%	70.0%	60.5%

Other
Parking Garage	1	$6,985,249	0.6%	0.0%	1.60x	11.2%	64.1%	53.4%
Subtotal:	1	$6,985,249	0.6%	0.0%	1.60x	11.2%	64.1%	53.4%

Total / Wtd. Avg:	72	$1,082,126,815	100.0%	91.2%	1.49x	10.3%	66.3%	56.3%

A-2-3

ANNEX A-2

Mortgaged Properties by Location

				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgage	Date	Pool		UW NCF	NOI	LTV	at
Location	Properties	Balance	Balance	Occupancy	DSCR(3)(4)	DY(3)(4)	Ratio(3)(4)(5)	Maturity/ARD(1)(3)(4)(5)
New York	5	$132,108,816	12.2%	86.7%	1.29x	8.6%	62.9%	53.2%
Iowa	1	120,000,000	11.1	94.9%	1.52x	9.5%	60.1%	48.4%
Texas	9	109,594,884	10.1	90.3%	1.40x	10.2%	71.5%	62.9%
Georgia	2	78,718,612	7.3	91.7%	1.66x	12.5%	60.8%	52.2%
Florida	7	70,734,951	6.5	95.6%	1.42x	10.3%	63.1%	54.5%
Ohio	8	66,009,204	6.1	93.0%	1.46x	10.6%	72.5%	60.0%
Maryland	2	55,450,000	5.1	89.8%	1.60x	11.0%	71.6%	62.6%
Massachusetts	2	51,000,000	4.7	87.9%	1.42x	10.0%	74.1%	65.5%
Pennsylvania	3	47,600,000	4.4	93.8%	1.55x	10.5%	65.1%	55.8%
Washington	1	47,580,000	4.4	83.2%	1.60x	10.3%	65.0%	54.8%
Tennessee	4	44,790,337	4.1	86.5%	1.62x	10.9%	66.4%	55.8%
North Carolina	3	43,775,000	4.0	95.3%	1.98x	12.9%	61.4%	57.2%
Illinois	3	43,613,861	4.0	97.2%	1.44x	10.1%	74.6%	65.6%
Michigan	6	40,343,919	3.7	97.9%	1.41x	11.9%	67.7%	49.1%
California	4	35,185,249	3.3	80.1%	1.44x	10.2%	67.8%	54.0%
Washington, D.C.	1	31,000,000	2.9	100.0%	1.26x	8.5%	60.8%	53.7%
Virginia	3	13,108,577	1.2	73.7%	1.71x	11.3%	64.8%	54.9%
Mississippi	1	9,900,000	0.9	94.0%	1.48x	11.1%	75.0%	62.2%
Louisiana	1	8,700,000	0.8	97.4%	1.67x	11.1%	59.6%	55.0%
Missouri	1	8,569,595	0.8	96.4%	1.40x	9.3%	73.7%	60.5%
Idaho	1	7,500,000	0.7	87.2%	1.36x	9.7%	71.4%	58.8%
Nevada	1	6,890,930	0.6	92.4%	1.37x	8.9%	71.8%	65.8%
Arizona	1	3,700,000	0.3	95.3%	1.51x	11.4%	60.2%	50.1%
Indiana	1	3,300,000	0.3	93.0%	1.51x	11.3%	73.3%	61.1%
Kentucky	1	2,952,881	0.3	93.8%	1.88x	12.2%	72.9%	67.2%

Total / Wtd. Avg:	72	$1,082,126,815	100.0%	91.2%	1.49x	10.3%	66.3%	56.3%

Prepayment Protection

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Prepayment	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Protection	Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)(4)	DY(3)(4)	Ratio(3)(4)(5)	Maturity/ARD(1)(3)(4)(5)
Yield Maintenance	18	$543,067,468	50.2%	4.78007%	119	1.40x	9.4%	65.5%	55.8%
Defeasance	45	531,559,347	49.1	5.03710%	112	1.58x	11.3%	66.9%	56.8%
Defeasance/Yield Maintenance	1	7,500,000	0.7	5.05000%	120	1.36x	9.7%	71.4%	58.8%
Total / Wtd. Avg:	64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

Loan Purpose

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Loan	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Purpose	Loans	Balance	Balance	Rate	(Mos.)(1)(2)	DSCR(3)(4)	DY(3)(4)	Ratio(3)(4)(5)	Maturity/ARD(1)(3)(4)(5)
Refinance	46	$809,314,418	74.8%	4.89840%	118	1.47x	10.2%	64.8%	54.3%
Acquisition	18	272,812,397	25.2	4.93727%	107	1.55x	10.7%	70.6%	62.2%
Total / Wtd. Avg:	64	$1,082,126,815	100.0%	4.90820%	115	1.49x	10.3%	66.3%	56.3%

(1) In the case of Loan No. 31 which has an anticipated repayment date, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Stated Remaining Term (Mos.) and LTV Ratio at Maturity/ARD is as of the anticipated repayment date.

(2) In the case of Loan Nos. 1 and 20, the first payment dates for the loans are February 1, 2014. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the January 2014 payment for this loan. Stated Remaining Term (Mos.) reflect the loan’s contractual loan terms.

(3) In the case of Loan Nos. 1 and 3, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD calculations include the related Pari Passu Companion Loans.
(4) In the case of two groups of loans, Loan Nos. 10, 11 and 12 and Loan Nos. 36 and 37, the loans are cross collateralized and cross defaulted with each other. As such, UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD are based on the aggregate balance of those mortgage loans.

(5) In the case of Loan Nos. 8 and 24, the Cut-Off Date LTV Ratio and LTV Ratio at Maturity/ARD is calculated using the appraisal’s “hypothetical market as is” and “hypothetical as-renovated” appraised values, respectively.

A-2-4

ANNEX A-3

DESCRIPTION OF TOP TEN MORTGAGE LOANS
AND ADDITIONAL MORTGAGE LOAN INFORMATION

Annex A-3-1

Annex A-3	JPMBB 2013-C17

Jordan Creek Town Center

Jordan Creek
TOWN CENTER

ALL SPORTS
SCHEELS
ALL SPORTS
Jordan Creek

A-3-2

Annex A-3	JPMBB 2013-C17

Jordan Creek Town Center

Jordan Creek Town Center
101 Jordan Creek Parkway
West Des Moines, IA 50266
Minneapolis
MN
WI
SD
Rochester
Sioux Falls
Mason City
Madison
Sioux City
IOWA
Cedar Rapids
NE
Davenport
Omaha
Des Moines
Lincoln
Peoria
IL
Springfield
KS
MO
Topeka
Kansas City
St. Louis
Ankeny
CAMP DODGE
Beaver Creek Golf Course
Saylorville Lake
Des Moines Area Community College
Hyperion Field Club
Johnston
NW 66TH AVE
NW 62ND AVE
Woodland Hills Golf Course
Urbandale
Merle Hay Mall
DOUGLAS AVE
E EUCLID AVE
Grand View University
HICKMAN RD
Waukee
Clive
Windsor Heights
Glendale Cemetery
Drake University
Mercy Medical Center
Hy-Vee Corporate HQ
Valley West Mall
UNIVERSITY AVE
Waveland Golf Course
Des Moines Golf & CC
Wells Fargo Arena
Iowa Methodist Medical Center
Iowa State Capitol
DOWNTOWN
ASHWORTH RD
GRAND AVE
Science Center of Iowa
Home of the Iowa Cubs
Residence Inn Des Moines West at Jordan Creek Town Center
Valley View Park
Valley View Aquatic Center
Ashworth Park
Water Works Park
West Des Moines
Des Moines
Aviva USA Corporation
Wells Fargo West Des Moines Campus
Glen Oaks Country Club
PARK AVE
Wakonda Country Club
Walnut Woods State Park
Raccoon River
E MCKINLEY AVE
Ewing Park
DES MOINES INTERNATIONAL AIRPORT
ARMY POST RD
Southridge Mall
360TH ST
Willow Creek Golf Course
Fort Des Moines Park
Dale Maffitt Reservoir
Echo Valley Country Club
Norwalk
Cumming
CUMMING AVE
Legacy Golf Club
Countryside Golf Course
MILES
MAP © 2013 CARTIFACT, INC. DATA © BROADMAP

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Annex A-3	JPMBB 2013-C17

Jordan Creek Town Center

E.P. TRUE PKWY
JORDAN CREEK PKWY (74TH ST.)
I-80
68TH ST.
SCHEELS
Dillard's
Younkers
CENTURY THEATRES
PF CHANG'S
BRAVO!
JOE'S
ON THE BORDER
Fleming's
Residence Inn Marriott
N
Anchor / Major
Non Anchor
Ground Lease
Not Part of the Collateral

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Annex A-3	JPMBB 2013-C17

Jordan Creek Town Center

Younkers
SEPHORA
SCHEELS
TALBOTS
Dillard's
LUSH
christopher & banks
RAGSTOCK
LOFT
Coldwater Creek
VICTORIA'S SECRET
J.CREW
LEVEL 1

Younkers
SCHEELS
Dillard's
Finish Line
BARNES & NOBLE
Buckle
EXPRESS
ALDO
YANKEE CANDLE
PANDORA
HOT TOPIC
HOLLISTER
GAP
fye
FOREVER 21
wet seal
dELiA*s
The Cheesecake Factory
CENTURY THEATRES
LEVEL 2

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Annex A-3	JPMBB 2013-C17

Jordan Creek Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$120,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$120,000,000	Property Type - Subtype:	Retail - Super Regional Mall
% of Pool by IPB:	11.1%	Net Rentable Area (SF)(2):	503,034
Loan Purpose:	Refinance	Location:	West Des Moines, IA
Borrower:	Jordan Creek Town Center, LLC	Year Built / Renovated:	2004 / N/A
Sponsor:	GGP Real Estate Holding I, Inc.	Occupancy(3):	94.9%
Interest Rate:	4.36600%	Occupancy Date:	9/30/2013
Note Date:	12/2/2013	Number of Tenants:	129
Maturity Date:	1/1/2024	2010 NOI:	$17,857,915
Interest-only Period(4):	1 month	2011 NOI:	$19,135,623
Original Term(4):	121 months	2012 NOI:	$19,813,318
Original Amortization:	360 months	TTM NOI (as of 9/2013):	$20,922,812
Amortization Type(4):	Balloon	UW Economic Occupancy:	93.7%
Call Protection(4):	L(26),Grtr1%orYM(91),O(4)	UW Revenues:	$32,400,383
Lockbox:	CMA	UW Expenses:	$11,493,283
Additional Debt:	Yes	UW NOI:	$20,907,099
Additional Debt Balance:	$100,000,000	UW NCF:	$20,007,397
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$366,000,000 / $728
		Appraisal Date:	11/15/2013

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$437
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$352
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	48.4%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.52x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$220,000,000	100.0%	Payoff Existing Debt	$166,616,107	75.7%
			Return of Equity	52,215,592	23.7
			Closing Costs	1,168,301	0.5
Total Sources	$220,000,000	100.0%	Total Uses	$220,000,000	100.0%
(1)
Jordan Creek Town Center is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $220.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $220.0 million Jordan Creek Town Center Whole Loan.

(2)
Net Rentable Area excludes six ground leased outparcels totaling 133,370 and Scheels All Sports totaling 122,025 square feet. Each of the seven tenants owns its own improvements and ground leases the land from the borrower.

(3)	Occupancy includes one tenant, Lush Fresh Handmade Cosmetics, occupying 803 square feet, which has executed a lease but is not yet in occupancy. The tenant is expected to take occupancy by May 2014.
(4)
The first payment date for the loan according to the mortgage loan document is February 1, 2014. At securitization, funds sufficient to pay the interest associated with the loan on the Distribution Date in January 2014 will be deposited into the trust. Consequently, the mortgage loan term has been adjusted to reflect the additional payment of interest that the trust will receive on behalf of the mortgage loan.

(5)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The Jordan Creek Town Center loan is secured by a first mortgage lien on 503,034 square feet of a super regional mall totaling approximately 1.1 million square feet located in West Des Moines, Iowa. The whole loan has an outstanding principal balance of $220.0 million (the “Jordan Creek Town Center Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $120.0 million and is being contributed to the JPMBB 2013-C17 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $100.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “Jordan Creek Town Center Controlling Noteholder”) will be the Trustee of the JPMBB 2013-C17 Trust (or, prior to the occurrence and continuance of a control event, the Directing Certificateholder) and will be entitled to exercise all of the rights of the Jordan Creek Town Center Controlling Noteholder with respect to the Jordan Creek Town Center Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

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Annex A-3	JPMBB 2013-C17

Jordan Creek Town Center

The Jordan Creek Town Center Whole Loan has a 10-year term and amortizes on a 30-year schedule. The previously existing debt was originated by Eurohypo and was securitized in the JPMCC 2005-LDP5 transaction. The collateral for the previously existing debt also included the 260,000 square foot Village at Jordan Creek which is not included in the collateral for the Jordan Creek Town Center Whole Loan.

The Borrower. The borrowing entity for the Jordan Creek Town Center Whole Loan is Jordan Creek Town Center, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is GGP Real Estate Holding I, Inc., an affiliate of General Growth Properties, Inc. (“GGP”). GGP (NYSE: GGP) is a publicly traded, self-managed and self-administered real estate investment trust focused on owning, managing, leasing and redeveloping regional malls throughout the United States. GGP as of the Cut-off Date owns, or has an interest in, 123 regional shopping malls comprising approximately 128 million square feet of gross leasable area. GGP is headquartered in Chicago, Illinois. The related borrower is a subsidiary of General Growth Properties, Inc., which filed for Chapter 11 bankruptcy in 2009, together with approximately 160 property level borrowers. See “Description of the Mortgage Pool Mortgaged Property Considerations-Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement for additional information.

The Property.  Jordan Creek Town Center is an approximately 1.1 million square foot enclosed super regional mall, of which 503,034 square feet serves as collateral for the whole loan. Jordan Creek Town Center is considered the dominant retail property serving the greater Des Moines market. The property is part of a three element shopping and entertainment complex that consists of the mall, a three-acre Lake District and an approximately 260,000 square foot lifestyle center. The main retail component is an enclosed mall consisting of 974,819 square feet, of which 503,034 square feet are collateral for the whole loan. The Lake District, which is also collateral for the loan, provides an outdoor component comprised of a three-acre lake surrounded by bike trails and an amphitheater that complement the five restaurants that are along the lake and a Residence Inn totaling 133,370 square feet. The restaurants and hotel are each on a ground lease. The third component of the development is an approximately 260,000 square foot lifestyle center, Village at Jordan Creek, anchored by Costco, Lowe’s and Dick’s Sporting Goods, that is not included in the collateral for the Jordan Creek Town Center Whole Loan. The entire development was constructed in phases between 2004 and 2005 by the sponsor. The property is anchored by Dillard’s (197,760 square feet), Younkers, a subsidiary of The Bon-Ton, (152,000 square feet) and Scheels All Sports (122,025 square feet). Scheels All Sports, based in North Dakota, currently operates 24 stores across the Midwest, carries a diverse lineup including an extensive outdoor sports department. Dillard’s and Younkers each owns its own land and improvements while Scheels All Sports owns its own improvements and ground leases the land from the borrower. The Dillard’s and Younker’s sites are excluded from the collateral for the Jordan Creek Town Center Whole Loan. There are 6,568 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 5.93 spaces per 1,000 square feet of net rentable area.

The property is situated on approximately 142 acres in West Des Moines, Iowa, approximately two miles from both Interstate 35 and Interstate 80, which serve as major north/south and east/west thoroughfares, respectively. As of September 30, 2013, the property was approximately 94.9% occupied by 129 tenants. The property’s tenancy caters to a mid- to upper-price point customer, with tenants that include Apple, Banana Republic, Brooks Brothers, The Cheesecake Factory and J. Crew. The Apple store at the property serves as the only one of its kind in the state of Iowa. Gross mall sales for all tenants that reported as of the trailing twelve-month period ending September 30, 2013 were approximately $300.3 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $553, $595 and $571 in 2011, 2012 and the trailing twelve-month period ending September 30, 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 10.9%, 10.8% and 11.5%, respectively.

The property is located in West Des Moines, the capital of Iowa, approximately 10 miles west of the Des Moines central business district. The boundaries of the local area are provided by Interstate 80 to the north and Interstate 35 to the east, both of which are located approximately two miles from the property. The property is located less than one mile from the Wells Fargo Home Mortgage and Home Equity campus, which is home to approximately 13,000 employees and is currently undergoing an approximately $100.0 million expansion. Additionally, Microsoft operates a 100,000 square foot data center located approximately two miles south of the property, and according to the appraisal is constructing a 710,000 square foot expansion that is scheduled to open in 2015. According to the appraisal, the property has a primary trade area consisting of a seven-mile radius that contains approximately 151,750 people, with an average household income of $89,954 as of 2013. The secondary trade area, defined as being within a 15-mile radius of the property, contains approximately 442,980 people with an average household income as of 2013 of $73,265. The appraisal concluded per square foot market rents of $72.00 for spaces up to 1,000 square feet, $46.00 for spaces between 1,001 and 2,500 square feet, $35.00 for spaces between 2,501 and 5,000 square feet and $25.00 for spaces between 5,001 and 10,000. According to the appraisal, the property’s primary competition consists of the three properties that are detailed in the table below.

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Annex A-3	JPMBB 2013-C17

Jordan Creek Town Center

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Valley West Mall	1975 / 2003	980,000	$425	95.0%	3 miles	JCPenney, Von Maur, Younkers
Merle Hay Mall	1959 / 2008	1,152,887	$250	70.0%	7 miles	Kohl’s, Target, Sears, Younkers
Southridge Mall	1975 / 2012	880,853	$200	70.0%	11 miles	Des Moines Community College, Hy-Vee, Target, Younkers
Total / Weighted Average		3,013,740	$292	78.1%
(1)	Per the appraisal.

Historical and Current Occupancy(1)
2008(2)	2009(2)	2010	2011	2012	TTM(3)
96.7%	96.3%	96.1%	95.0%	93.6%	94.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	2008 and 2009 occupancies include temporary tenants.
(3)	TTM Occupancy is as of September 30, 2013.

In-line Sales and Occupancy Costs
	2010	2011	2012	TTM(1)(2)
In-line Sales PSF(3)(4)	$506	$553	$595	$571
Occupancy Costs(3)(5)	11.6%	10.9%	10.8%	11.5%
(1)	TTM In-line Sales PSF and Occupancy Costs represent the trailing twelve-months ending September 30, 2013.
(2)
TTM Occupancy includes one tenant, Lush Fresh Handmade Cosmetics, occupying 803 square feet, which has executed a lease but is not yet in occupancy. The tenant is expected to take occupancy by May 2014.

(3)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(4)	In-line Sales PSF excluding Apple were $429, $459, $490 and $470 for 2010, 2011, 2012 and TTM, respectively.
(5)	Occupancy Costs excluding Apple were 13.6%, 13.1%, 13.1% and 13.9% for 2010, 2011, 2012 and TTM, respectively.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Dillard’s(4)	Ba3 / BB+ / BBB-	197,760	N/A	N/A	N/A	N/A	N/A
Younkers(4)	Caa2 / B- / NA	152,000	N/A	N/A	N/A	N/A	N/A
Scheels All Sports(5)	NA / NA / NA	122,025	N/A	$2.89	$506	1.0%	7/31/2029
Total:		471,785

Top 10 Collateral Tenants
Century Theatres(6)	NA / NA / NA	69,914	13.9%	$20.90	$538,645	15.7%	8/4/2019
Barnes & Noble	NA / NA / NA	29,969	6.0%	$10.84	$188	5.8%	1/31/2015
Pottery Barn(7)	NA / NA / NA	11,677	2.3%	$35.04	$350	10.0%	1/31/2017
The Cheesecake Factory	NA / NA / NA	11,141	2.2%	$35.00	$740	7.5%	1/31/2025
Gap/Gap Body	Baa3 / BBB- / BBB-	10,402	2.1%	$30.00	$292	19.1%	1/31/2016
Champps Americana	NA / NA / NA	10,143	2.0%	$35.49	$284	13.0%	8/31/2019
Finish Line	NA / NA / NA	8,559	1.7%	$34.00	$387	17.5%	2/28/2015
Pottery Barn Kids	NA / NA / NA	8,144	1.6%	$22.17	$222	10.1%	1/31/2017
Express	NA / BB / NA	8,090	1.6%	$26.00	$501	10.3%	1/31/2015
Victoria’s Secret	Ba2 / BB+ / BB+	7,947	1.6%	$26.00	$930	8.1%	1/31/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending September 30, 2013 for all tenants.
(4)	Each tenant owns its own land and improvements and is excluded from the collateral for the Jordan Creek Town Center Whole Loan.
(5)
Scheels All Sports owns its own improvements but ground leases the land from the borrower. Base Rent PSF and Sales PSF are based on the square footage of the tenant owned improvements, and Lease Expiration Date represents the ground lease expiration date.

(6)	Sales PSF reflects sales per screen for Century Theaters. Sales per screen is based on a total of 20 screens.
(7)	Pottery Barn pays rent of 10% of gross sales in lieu of base rent. Base Rent PSF represents percentage rent based on trailing twelve month sales as of September 2013.

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Annex A-3	JPMBB 2013-C17

Jordan Creek Town Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring(2)	Net Rentable Area Expiring(2)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	25,601	5.1%	NAP	NAP	25,601	5.1%	NAP	NAP
2013 & MTM	0	0	0.0	$0	0.0%	25,601	5.1%	$0	0.0%
2014	8	14,174	2.8	715,067	4.3	39,775	7.9%	$715,067	4.3%
2015	57	200,628	39.9	6,557,009	39.6	240,403	47.8%	$7,272,076	43.9%
2016	19	61,152	12.2	2,069,597	12.5	301,555	59.9%	$9,341,673	56.4%
2017	9	37,352	7.4	1,273,990	7.7	338,907	67.4%	$10,615,664	64.1%
2018	5	16,263	3.2	521,870	3.2	355,170	70.6%	$11,137,533	67.3%
2019	4	81,480	16.2	1,992,266	12.0	436,650	86.8%	$13,129,799	79.3%
2020	6	14,943	3.0	594,159	3.6	451,593	89.8%	$13,723,958	82.9%
2021	1	875	0.2	78,313	0.5	452,468	89.9%	$13,802,270	83.4%
2022	6	14,178	2.8	526,544	3.2	466,646	92.8%	$14,328,814	86.5%
2023	5	12,302	2.4	643,309	3.9	478,948	95.2%	$14,972,124	90.4%
2024 & Beyond	9	24,086	4.8	1,584,729	9.6	503,034	100.0%	$16,556,853	100.0%
Total	129	503,034	100.0%	$16,556,853	100.0%
(1)	Based on the underwritten rent roll.
(2)	Number of leases expiring includes seven tenants with ground leases but excludes the 255,395 square feet of net rentable area leased by such tenants.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$15,461,953	$15,870,605	$15,903,104	$16,221,071	$16,556,853	$32.91	52.8%
Vacant Income	0	0	0	0	1,122,435	2.23	3.6
Gross Potential Rent	$15,461,953	$15,870,605	$15,903,104	$16,221,071	$17,679,288	$35.15	56.3%
Total Reimbursements	10,465,026	11,379,491	12,060,574	12,746,151	13,705,288	27.25	43.7
Net Rental Income	$25,926,979	$27,250,096	$27,963,678	$28,967,222	$31,384,576	$62.39	100.0%
(Vacancy/Credit Loss)	14,689	(30,124)	63,417	939	(1,977,496)	(3.93)	(6.3)
Other Income(4)	2,503,979	2,674,083	2,913,392	2,993,303	2,993,303	5.95	9.5
Effective Gross Income	$28,445,647	$29,894,055	$30,940,487	$31,961,464	$32,400,383	$64.41	103.2%

Total Expenses	$10,587,732	$10,758,432	$11,127,169	$11,038,652	$11,493,283	$22.85	35.5%

Net Operating Income	$17,857,915	$19,135,623	$19,813,318	$20,922,812	$20,907,099	$41.56	64.5%

Total TI/LC, Capex/RR	0	0	0	0	899,702	1.79	2.8
Net Cash Flow	$17,857,915	$19,135,623	$19,813,318	$20,922,812	$20,007,397	$39.77	61.8%
Average Annual Rent PSF(5)	$33.49	$34.19	$34.79	$35.60
(1)	TTM column represents the trailing twelve-month period ending September 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents In Place includes one tenant, Lush Fresh Handmade Cosmetics, occupying 803 square feet, which has executed a lease but is not yet in occupancy. The tenant is expected to take occupancy by May 2014.

(4)	Other Income is primarily attributable to temporary tenants, storage, gift card income and trash pad rental.
(5)	Average Annual Rent PSF is based on historical financial statements and leased square footage. Dillard’s, Younkers and vacant space are excluded from the calculation.

Property Management. The property is managed by an affiliate of the sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Lockbox Event exists.

A “Lockbox Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the property manager not dismissed within 90 days or (iii) the DSCR as calculated in the loan documents based on the trailing twelve-month period falls below 1.20x.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Lockbox Event exists. In addition, the borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

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Annex A-3	JPMBB 2013-C17

Jordan Creek Town Center

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no Lockbox Event exists. Following the occurrence and during the continuance of a Lockbox Event, the borrower is required to deposit $9,998 per month ($0.24 per square foot annually) for replacement reserves. The reserve is subject to a cap of $119,971 ($0.24 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no Lockbox Event exists. Following the occurrence and during the continuance of a Lockbox Event, the borrower is required to deposit $64,975 per month ($1.55 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $779,703 ($1.55 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Lockbox Event. During a Lockbox Event, all funds on deposit in the lockbox account are swept daily to a segregated cash management account under control of the lender. The lender will have a first priority security interest in the cash management account.

Future Additional Debt. A mezzanine loan may be obtained by the borrower’s affiliates, provided certain terms and conditions are satisfied, including, but not limited to, the following: (i) no event of default exists, (ii) the aggregate LTV of the mortgage and mezzanine loans does not exceed 54.1% based on a recent appraisal, (iii) the DSCR (taking into account the mezzanine loan) as calculated in the loan documents is not less than 1.6398x, (iv) the debt yield (taking into account the mezzanine loan) is not less than 9.3679%; (v) the maturity date of the mezzanine loan will be the same as the final maturity date of the mortgage loan or is freely prepayable from and after the maturity date of the mortgage loan and (vi) after securitization, the borrower is required to deliver a confirmation from the rating agencies that such mezzanine loan will not result in the downgrade, qualification or withdrawal of the current ratings of the certificates as a result of the mezzanine loan. Additionally, the sponsor and certain of its affiliates are permitted to pledge their direct or indirect equity interests in the borrower as part of a corporate financing.  In connection with this financing, the loan documents require, among other things, that the net asset value of the pledgor (together with any other co-borrowers or guarantors) be at least $600 million, and that there be no change in the property management or the property will be managed by a qualified manager, as provided in the loan documents, as a result of the pledge or the exercise of any remedies.

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Annex A-3	JPMBB 2013-C17

EIP National

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Annex A-3	JPMBB 2013-C17

EIP National

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1
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MAP © 2013 CARTIFACT, INC. LOS ANGELES, CA

EIP National

	Property	City	State	Zip
1	2695 Plainfield Road	Joliet	Illinois	60435
2	10701 Central Port Drive	Orlando	Florida	32824
3	1 Geoffrey Drive	Fairless Hills	Pennsylvania	19030
4	1506 Geoffrey Trail	Youngstown	Ohio	44509
5	9647 West Wingfoot Road	Houston	Texas	77041
6	375 Distribution Circle	Fairfield	Ohio	45014
7	7900 North Haggerty Road	Canton	Michigan	48187

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Annex A-3	JPMBB 2013-C17

EIP National

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$93,900,000	Title:	Various
Cut-off Date Principal Balance:	$93,900,000	Property Type - Subtype:	Industrial - Warehouse
% of Pool by IPB:	8.7%	Net Rentable Area (SF):	3,228,734
Loan Purpose:	Refinance	Location:	Various
Borrowers:	Equity Industrial II LLC and Equity Industrial IV LLC	Year Built / Renovated:	Various / Various
		Occupancy:	100.0%
Sponsors(1):	Various	Occupancy Date:	10/1/2013
Interest Rate:	4.91270%	Number of Tenants:	9
Note Date:	10/28/2013	2010 NOI:	$8,518,346
Maturity Date:	11/1/2023	2011 NOI:	$7,661,803
Interest-only Period:	24 months	2012 NOI:	$7,878,397
Original Term:	120 months	TTM NOI (as of 8/2013)(2):	$8,381,552
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$11,398,705
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$2,183,684
Lockbox:	Hard	UW NOI(2):	$9,215,021
Additional Debt:	Yes	UW NCF:	$8,248,611
Additional Debt Balance:	$16,100,000	Appraised Value / Per SF:	$125,500,000 / $39
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	September / November 2013

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:		$29
Taxes:	$592,685	$72,438	N/A	Maturity Date Loan / SF:		$25
Insurance:	$0	Springing	N/A	Cut-off Date LTV:		74.8%
Replacement Reserves:	$26,906	$26,906	N/A	Maturity Date LTV:		64.6%
TI/LC:	$54,167	$54,167	$1,300,000	UW NCF DSCR:		1.38x
Other:	$323,599	$0	N/A	UW NOI Debt Yield:		9.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$93,900,000		85.1%	Payoff Existing Debt	$107,056,885	97.0%
Mezzanine Loan	16,100,000		14.6	Closing Costs	2,275,804	2.1
Sponsor Equity	330,047		0.3	Upfront Reserves	997,357	0.9
Total Sources	$110,330,047		100.0%	Total Uses	$110,330,047	100.0%
(1)	For a full description of the sponsors, please refer to “The Sponsors” below.
(2)	UW NOI is higher than TTM NOI due to new leases with Plastipak Packaging, Inc. and Commonwealth, Inc., totaling 466,760 square feet that account for approximately $1.0 million of annual rent.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The EIP National loan has an outstanding principal balance of $93.9 million and is secured by a first mortgage lien on seven industrial properties totaling approximately 3.2 million square feet that are located in Illinois, Florida, Ohio, Pennsylvania, Texas and Michigan. The loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The previously existing debt was a balance sheet loan originated by UBS Realty Investors.

The Borrowers. The borrowing entities for the loan are Equity Industrial II LLC and Equity Industrial IV LLC, each a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Neal Shalom, Lewis Heafitz and Donald Levine. The guarantors are each principals and co-founders of Equity Industrial Partners (“EIP”). Founded in 1994, EIP is a developer and operator of industrial warehouse and distribution facilities throughout the United States. Since inception, EIP has acquired, developed and sold over 50 million square feet of industrial property and as of November 2013, EIP’s portfolio includes over 30 properties totaling over 10 million square feet.

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Annex A-3	JPMBB 2013-C17

EIP National

The Properties. The seven property EIP National portfolio consists of five single tenant properties and two multi-tenant properties. The properties are located in Illinois, Florida, Ohio, Pennsylvania, Texas and Michigan and total approximately 3.2 million square feet. The properties were constructed between 1980 and 1994 with uses consisting of warehouse, distribution and office. The properties were 100.0% leased by nine tenants as of October 2013. The sponsors acquired the properties between 1999 and 2000 as part of a larger sale lease back transactions with Toys “R” Us and have a total cost basis of approximately $113.9 million inclusive of total acquisition costs of $93.4 million and $20.5 million of capital that has been invested since acquisition. At acquisition, Toys “R” Us executed leases with initial terms of three years and have subsequently renewed its leases several times at the 2695 Plainfield Road and 1506 Geoffrey Trail properties.

Portfolio Summary
Address	Location	Net Rentable Area (SF)	Year Built / Renovated	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
2695 Plainfield Road	Joliet, IL	671,040	1991	$22,250,000	23.7%	$32,200,000	$1,882,154
10701 Central Port Drive	Orlando, FL	555,000	1994	20,450,000	21.8	26,200,000	1,741,392
1 Geoffrey Drive	Fairless Hills, PA	415,000	1983 / 1987	15,900,000	16.9	20,800,000	1,352,674
1506 Geoffrey Trail	Youngstown, OH	442,162	1992	12,000,000	12.8	14,300,000	1,076,135
9647 West Wingfoot Road	Houston, TX	439,591	1980 / 2011	10,600,000	11.3	16,700,000	894,739
375 Distribution Circle	Fairfield, OH	322,941	1986	6,650,000	7.1	8,100,000	684,306
7900 North Haggerty Road	Canton, MI	383,000	1988	6,050,000	6.4	7,200,000	617,211
Total		3,228,734		$93,900,000	100.0%	$125,500,000	$8,248,611

Historical and Current Occupancy(1)
Property	Single Tenant (Yes / No)	2009	2010	2011	2012	Current(2)
2695 Plainfield Road	Yes	100.0%	100.0%	100.0%	100.0%	100.0%
10701 Central Port Drive	Yes	100.0%	100.0%	100.0%	100.0%	100.0%
1 Geoffrey Drive	Yes	100.0%	100.0%	100.0%	100.0%	100.0%
1506 Geoffrey Trail	Yes	100.0%	100.0%	100.0%	100.0%	100.0%
9647 West Wingfoot Road	No	100.0%	100.0%	100.0%	100.0%	100.0%
375 Distribution Circle(3)	No	55.5%	74.0%	74.0%	74.0%	100.0%
7900 North Haggerty Road(4)	Yes	100.0%	68.9%	38.0%	38.0%	100.0%
Weighted Average		95.5%	93.7%	90.0%	90.0%	100.0%
(1)	Historical Occupancies represent average occupancy for each respective year.
(2)	Current Occupancy is as of October 1, 2013.
(3)
The 375 Distribution Circle property was 100.0% leased prior to 2009 to Toys “R” Us. In 2008 Toys “R” Us vacated the property. In April 2009, International Paper Company signed a lease for 74.1% of the net rentable area and in November 2013, Commonwealth, Inc. signed a lease for the remaining 25.9% of the net rentable area.

(4)
The 7900 North Haggerty Road property was previously 100.0% leased to Bay Logistics with 38.0% of its space subleased to Metro Metals. Bay Logistics began vacating the property in 2010 in phases with Metro Metals remaining in occupancy. Plastipak Packaging, Inc. signed a new lease for 100.0% of the space in March 2013 and Metro Metals continues to sublease approximately 30.0% of the net rentable area.

Property Summary
Property	Building Type / Subtype	# of Buildings	Clear Heights	# of Dock Doors	% Office	Largest Tenant	Largest Tenant Expiration	Largest Tenant % of NRA
2695 Plainfield Road	Ind – Warehouse	1	49’-56’	114	5%	Toys “R” Us	1/31/2019	100.0%
10701 Central Port Drive	Ind – Warehouse	4	40’-45’	96	4%	Staples Contract & Commercial, Inc.	3/31/2016	100.0%
1 Geoffrey Drive	Ind – Warehouse	1	23’-30’	133	3%	Rite Aid Corporation	1/14/2017	100.0%
1506 Geoffrey Trail	Ind – Warehouse	1	29’-56’	89	4%	Toys “R” Us	1/31/2019	100.0%
9647 West Wingfoot Road	Ind – Warehouse	1	22’-30’	99	7%	HEB Grocery Company, LP	10/31/2017	67.1%
375 Distribution Circle	Ind – Warehouse	1	30’	85	5%	International Paper Company	3/31/2019	74.1%
7900 North Haggerty Road	Ind – Warehouse	1	35’	91	4%	Plastipak Packaging, Inc.	3/31/2023	100.0%

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Annex A-3	JPMBB 2013-C17

EIP National

2695 Plainfield Road. Located in Joliet, Illinois, the 671,040 square foot property was constructed in 1991 on a 54.1 acre parcel and is 100% leased to a single tenant, Toys “R” Us. The Toys “R” Us’ lease expires in January 2019 after signing a nine-year renewal in 2010. The property is used as Toys “R” Us’ regional warehouse and distribution center and has improvements that include 114 loading docks, one of which is a drive-in dock and 49 to 56 foot clear heights. Of the total property square footage, approximately 5.0% of the net rentable area is used as office space. The property was acquired in May 2000 for approximately $19.2 million. Toys “R” Us is one of the world’s largest toy retailers. The property is located approximately one mile east of Interstate 55 which serves as a north-south artery that provides direct access to Chicago, 39 miles to the north, and 8 miles north of Interstate 80 which serves as a major east-west Interstate that spans the United States. According to the appraisal, the property is located in the SW/I-55 Corridor submarket which reported an industrial vacancy rate of 8.2% and asking rents of $4.61 per square foot as of the second quarter of 2013.

10701 Central Port Drive. Located in Orlando, Florida, the 555,000 square foot property was constructed in 1994 on an approximately 44.0 acre parcel and is 100% leased to a single tenant, Staples Contract & Commercial, Inc. (“Staples”). The property is leased to Staples for a 10-year term through March 2016 with three five-year renewal options remaining. The property consists of four individual buildings comprised of a 555,000 square foot warehouse building, a storage building, an equipment building and a guard house. Staples uses the property primarily as a distribution warehouse facility and has improvements that include 96 dock-high doors and 40 to 45 foot clear heights. Of the total property square footage, approximately 4.0% of the net rentable area is used as office space.  The property was acquired in June 1999 for approximately $16.3 million. Staples is a leader in office products offering office supplies, technology products and services, facilities and breakroom supplies, furniture and copy and print services that are available both in-store and online. The property is located within approximately six miles of Interstate 4, Florida’s Turnpike, State Route 528 (Martin Anderson Beachline Expressway) and State Route 417 (Central Florida Greenway). According to the appraisal, the property is located in the Southeast Orange County submarket of Orlando which reported a vacancy rate of 11.0% and asking rents of $5.25 per square foot as of the second quarter of 2013.

1 Geoffrey Drive. Located in Fairless Hills, Pennsylvania, the 415,000 square foot property was constructed in 1983 and expanded in 1987 on a 36.7 acre parcel and is 100% leased to a single tenant, Rite Aid Corporation (“Rite Aid”). The property is leased to Rite Aid for a 15-year term through January 2017 with two five-year renewal options and one three-year renewal option. The property is primarily used for distribution, and has improvements that include 133 loading docks, rail access and 23 to 30 foot clear heights. Of the total property square footage, approximately 3.4% of the net rentable area is used as office space. The property was acquired in July 1999 for approximately $13.2 million. Rite Aid is one of the largest U.S. drugstore chains with approximately 4,600 stores in 31 states and the District of Columbia. The property is located within approximately four miles of Interstate 95 and Interstate 276 (the Pennsylvania Turnpike) both of which are heavily trafficked truck routes. According to the appraisal, the property is located in the Bucks County Industrial submarket of Philadelphia which reported a vacancy rate of 5.6% and asking rents of $4.22 per square foot as of the second quarter of 2013.

1506 Geoffrey Trail. Located in Youngstown, Ohio, the 442,162 square foot property was constructed in 1992 on a 43.9 acre parcel and is 100% leased to a single tenant, Toys “R” Us. Toys “R” Us leases the property on a 19-year lease that expires in January 2019. The property is primarily used as a warehouse and distribution facility and has improvements that include 89 loading docks, rail access and 29 to 56 foot clear heights. Of the total property square footage, approximately 4.0% is used as office space. The property was acquired in May 2000 for approximately $10.7 million. According to the appraisal, the property is located in the Northeast Ohio market which reported a vacancy rate of 8.0% and asking rents of $3.21 per square foot as of the second quarter of 2013.

9647 West Wingfoot Road. Located in Houston, Texas, the property was constructed in 1980 on a 36.9 acre parcel and expanded in 1985 and 1992. The 439,591 square foot property was renovated in 2011 and is 100% leased by two tenants. The property is primarily used as a distribution center and has improvements that include 99 loading docks, 96 of which are dock-high and 22 to 30 foot clear heights. Of the total property square footage, approximately 7.0% is used as office space. The property was acquired in May 2000 for approximately $12.2 million. The largest tenant at the property, HEB Grocery Company, LP, leases approximately 67.1% of the net rentable area on a lease through October 2017 with one five-year extension option. HEB Grocery Company, LP is a privately owned supermarket chain with approximately 340 stores located throughout Texas and Mexico. The second largest tenant at the property, International Paper Company, leases approximately 32.9% of the net rentable area on a lease through March 2022 with three, five-year extension options. According to the appraisal, the property is located in the Northwest Inner Loop submarket of Houston which reported a vacancy rate of 4.5% and asking rents of $6.31 per square foot as of the third quarter of 2013.

375 Distribution Circle. Located in Fairfield, Ohio, the 322,941 square foot property was constructed in 1986 on a 24.3 acre parcel and is 100% leased by two tenants. The property is primarily used as a distribution center and has improvements that include 85 loading docks, 74 of which are dock-high, and 30 foot clear heights. Of the total property square footage, approximately 5.0% is used as office space. The property was acquired in May 2000 for approximately $8.0 million. The largest tenant at the property, International Paper Company, leases approximately 74.1% of the net rentable area on a lease through March 2019. International Paper Company is a publicly traded packaging, pulp and paper company with operations in North America, Europe, Latin America, Russia, Asia and North Africa. The second largest tenant at the property, Commonwealth, Inc., leases approximately 25.9% of the net rentable area on a lease through October 2016. Commonwealth is a third party logistics company based in Cincinnati, Ohio, specializing in providing public warehousing and contract warehousing solutions. According to the appraisal, the property is located in the Northwest Cincinnati submarket, which reported a vacancy rate of 7.6% and asking rents of $3.41 per square foot as of the second quarter of 2013.

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Annex A-3	JPMBB 2013-C17

EIP National

7900 North Haggerty Road. Located in Canton, Michigan, the 383,000 square foot property was constructed in 1988 on a 26.8 acre parcel and is 100% leased by a single tenant, Plastipak Packaging, Inc. (“Plastipak”). The property is leased to Plastipak through March 2023 with one five-year renewal option. The property is primarily used as a distribution center and has improvements that include 91 loading docks, 86 of which are dock-high, and 35 foot clear heights. Of the total property square footage, approximately 4.0% is used as office space. The property was acquired in June 1999 for approximately $13.8 million. Plastipak, which is headquartered approximately 1.5 miles from the property, manufactures plastic packaging for a variety of industries including food and beverage, consumer cleaning, automotive and personal care. Plastipak currently subleases approximately 30.0% of the net rentable area to Metro Metals on a month to month basis. According to the appraisal, the property’s submarket north and west of Detroit reported a vacancy rate of 11.0% and asking rents of $4.04 per square foot as of the year end 2012.

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Toys “R” Us(3)	Various	Caa1 / B / B-	1,113,202	34.5%	$3.12	1/31/2019
Staples	10701 Central Port Drive	Baa2 / BBB / BBB	555,000	17.2%	$3.73	3/31/2016
Rite Aid	1 Geoffrey Drive	Caa2 / B / CCC+	415,000	12.9%	$3.81	1/14/2017
International Paper Company(4)(5)	Various	Baa3 / BBB / NA	383,602	11.9%	$2.76	3/31/2019
Plastipak(6)	7900 North Haggerty Road	Caa1 / BB- / NA	383,000	11.9%	$2.15	3/31/2023
HEB Grocery Company, LP	9647 West Wingfoot Road	NA / NA / NA	295,170	9.1%	$2.76	10/31/2017
Commonwealth, Inc.(7)	375 Distribution Circle	NA / NA / NA	83,760	2.6%	$1.85	10/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Toys “R” Us leases 671,040 square feet at 2695 Plainfield Road at a rate of $3.28 per square foot through January 2019 and 442,162 square feet at 1506 Geoffrey Trail at a rate of $2.88 per square foot through January 2019.

(4)
International Paper Company leases 239,181 square feet at 375 Distribution Circle at a rate of $2.90 per square foot through March 2019 and 144,421 square feet at 9647 West Wingfoot Road at a rate of $2.53 per square foot through March 2022.

(5)
International Paper Company has the right to terminate its lease at 375 Distribution Circle on March 31, 2014 with 12 months’ notice and payment of a termination fee. International Paper Company also has the right to terminate its lease at 9647 West Wingfoot Road on March 31, 2017 with 12 months’ notice and payment of a termination fee.

(6)
Plastipak has the right to terminate its lease on February 28, 2018 with six months’ notice and has the option to purchase the property anytime after February 28, 2018 for $10,000,000 with six months’ notice.

(7)	Commonwealth, Inc. has the right to terminate its lease on October 31, 2015 with six months’ notice and payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2013 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2014	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	2	638,760	19.8	2,226,898	22.3	638,760	19.8%	$2,226,898	22.3%
2017	2	710,170	22.0	2,395,819	24.0	1,348,930	41.8%	$4,622,717	46.3%
2018	0	0	0.0	0	0.0	1,348,930	41.8%	$4,622,717	46.3%
2019	3	1,352,383	41.9	4,168,063	41.8	2,701,313	83.7%	$8,790,780	88.1%
2020	0	0	0.0	0	0.0	2,701,313	83.7%	$8,790,780	88.1%
2021	0	0	0.0	0	0.0	2,701,313	83.7%	$8,790,780	88.1%
2022	1	144,421	4.5	365,674	3.7	2,845,734	88.1%	$9,156,454	91.7%
2023	1	383,000	11.9	823,450	8.3	3,228,734	100.0%	$9,979,904	100.0%
2024 & Beyond	0	0	0.0	0	0.0	3,228,734	100.0%	$9,979,904	100.0%
Total	9	3,228,734	100.0%	$9,979,904	100.0%
(1)	Based on the underwritten rent roll.

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Annex A-3	JPMBB 2013-C17

EIP National

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)

Rents in Place(3)	$9,035,758	$8,459,758	$8,554,891	$9,153,247	$9,979,904	$3.09	83.2%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$9,035,758	$8,459,758	$8,554,891	$9,153,247	$9,979,904	$3.09	83.2%
Total Reimbursements	1,374,401	1,263,049	1,377,536	1,328,240	2,012,421	0.62	16.8
Net Rental Income	$10,410,159	$9,722,807	$9,932,427	$10,481,486	$11,992,325	$3.71	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(593,620)	(0.18)	(5.0)
Other Income	0	0	12,571	25	0	0.00	0.0
Effective Gross Income	$10,410,159	$9,722,807	$9,944,998	$10,481,511	$11,398,705	$3.53	95.1%

Total Expenses	$1,891,813	$2,061,004	$2,066,601	$2,099,959	$2,183,684	$0.68	19.2%

Net Operating Income	$8,518,346	$7,661,803	$7,878,397	$8,381,552	$9,215,021	$2.85	80.8%

Total TI/LC, Capex/RR	0	0	0	0	966,409	0.30	8.5
Net Cash Flow	$8,518,346	$7,661,803	$7,878,397	$8,381,552	$8,248,611	$2.55	72.4%
(1)	TTM column represents the trailing twelve month period ending in August 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place is higher than historical years primarily due to new leases with Plastipak Packaging, Inc. and Commonwealth, Inc. totaling 466,760 square feet that account for approximately $1.0 million of annual rent.

Ground Lease. The borrowers have a leasehold interest in a portion of the 9647 West Wingfoot Road property. The ground lease commenced in 2011 and has a final expiration on July 31, 2061. Ground rent due under the ground lease is $56,162 annually through August 2031, after which the annual rent is reset to fair market value as determined by the ground lessor and the borrowers.

Property Management. The portfolio is managed by an affiliate of the sponsors, Equity Industrial Partners Corp., which manages in excess of 17.5 million square feet of real estate nationwide.

Escrows and Reserves. At origination, the borrowers deposited into escrow $592,685 for real estate taxes, $200,000 for outstanding tenant improvements and leasing commissions associated with Commonwealth, Inc., $67,985 for required repairs, $54,167 for rollover reserves, $38,739 for free rent associated with Commonwealth, Inc., $26,906 for replacement reserves and $16,875 for environmental obligations.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $72,438.

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and (i) the borrowers provide the lender with evidence that the properties are insured pursuant to an acceptable blanket insurance policy or, (ii) for an individual property, the borrowers provide the lender with evidence that such individual property is insured by a tenant in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $26,906 (approximately $0.10 per square foot annually) for replacement reserves. Unless the Plastipak Purchase Option (defined below) has been exercised, the borrowers will be required to escrow an additional $13,381 starting on March 1, 2018 until the earlier of the release of the 7900 North Haggerty Road property or March 1, 2019.

“Plastipak Purchase Option” means the option of Plastipak to purchase the 7900 North Haggerty Road property at any time after March 1, 2018 with six months’ notice and payment of a $10.0 million purchase price. The proceeds from the sale are required to be used to pay the release premium for the mortgage and mezzanine loans, which total $8,460,000 and $1,540,000, respectively, as of the Cut-off Date. No funds resulting from the sale of the property will be returned to the borrower.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $54,167 (approximately $0.20 per square foot annually) into the TI/LC escrow.  In the event that Toys “R” Us extends both of its leases for terms that extend at least two years beyond the maturity date, or replacement leases for such spaces are entered into for terms that extend two years beyond the maturity date, the reserve is subject to a cap of $1.3 million (approximately $0.40 per square foot).

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Annex A-3	JPMBB 2013-C17

EIP National

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrowers were required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) the DSCR, including the mezzanine loan,  based on the trailing three-month period falls below 1.05x, (ii) there is an event of default under the loan documents, (iii) the borrowers or property manager becomes the subject of a bankruptcy, insolvency or similar action, (iv) there is a bankruptcy action by any current tenant or any current tenant vacates the property or (v) Toys “R” Us fails to renew either of its leases on or before January 31, 2017, then all excess cash flow after payment of debt service, required reserves and operating expenses will be deposited into the cash management account and will be held as additional collateral for the loan.

Release of Property. The borrowers may release the 383,000 square foot 7900 North Haggerty Road property from the collateral for the loan in connection with the exercise of the Plastipak Purchase Option provided that, among other things, (i) no event of default exists, (ii) payment of the $8,460,000 mortgage loan release amount and $1,540,000 of the mezzanine loan release amount, (iii) the DSCR as calculated in the loan documents (including the mezzanine loan) for the properties then remaining subject to the lien of the mortgage after giving effect to such release is equal to or greater than the greater of (a) 1.04x and (b) the DSCR as calculated in the loan documents immediately preceding the release of the individual property and (iv) after giving effect to the release for the applicable individual property, (a) the LTV for the properties then remaining is equal to or less than the lesser of 88.0% and (b) the LTV of the properties immediately preceding the release of the individual property.

Additional Debt. A mezzanine loan of $16.1 million secured by the equity interests in the borrowers were provided by JPMCB and has been sold to a third party investor. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 12.00000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 87.6%, the UW NCF DSCR is 1.04x and the UW NOI Debt Yield is 8.4%.

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Annex A-3	JPMBB 2013-C17

The Aire

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Annex A-3	JPMBB 2013-C17

The Aire

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Annex A-3	JPMBB 2013-C17

The Aire

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$90,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$90,000,000	Property Type - Subtype:	Multifamily - High Rise/Retail
% of Pool by IPB:	8.3%	Net Rentable Area (Units / SF)(2):	310 Units / 292,270 SF
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	150 Amsterdam Avenue Holdings LLC	Year Built / Renovated:	2010 / N/A
Sponsors(3):	Various	Occupancy(4)(5):	91.7%
Interest Rate:	4.83334%	Occupancy Date:	10/17/2013
Note Date:	10/31/2013	Number of Tenants(6):	3
Maturity Date:	11/1/2023	2010 NOI:	N/A
Interest-only Period:	24 months	2011 NOI:	$9,951,047
Original Term:	120 months	2012 NOI:	$15,183,039
Original Amortization:	360 months	TTM NOI (as of 9/2013):	$15,255,913
Amortization Type:	IO-Balloon	UW Economic Occupancy(4)(5):	90.7%
Call Protection:	L(24),Grtr1%orYM(90),O(6)	UW Revenues(4)(5):	$21,541,381
Lockbox:	Soft	UW Expenses:	$5,060,180
Additional Debt:	Yes	UW NOI:	$16,481,201
Additional Debt Balance:	$135,000,000 / $25,000,000	UW NCF:	$16,419,201
Additional Debt Type:	Pari Passu / Mezzanine	Appraised Value / Per Unit(7):	$365,000,000 / $1,177,419
Appraisal Date:	9/10/2013

Escrows and Reserves(8)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit(7):	$725,806
Taxes:	$402,838	$168,735	N/A	Maturity Date Loan / Unit(7):	$625,337
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.6%
Replacement Reserves:	$5,167	$5,167	N/A	Maturity Date LTV:	53.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR(4):	1.15x
Other:	$1,163,056	$100,000	N/A	UW NOI Debt Yield:	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$225,000,000	80.2%	Payoff Existing Debt	$277,027,566	98.8%
Mezzanine Loan	25,000,000	8.9	Closing Costs	1,786,300	0.6
Sponsor Equity	30,384,926	10.8	Upfront Reserves	1,571,060	0.6
Total Sources	$280,384,926	100.0%	Total Uses	$280,384,926	100.0%
(1)
The Aire is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $225.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $225.0 million The Aire whole loan.

(2)	The Net Rentable Area of 292,270 square feet represents 255,434 square feet of multifamily space (310 units) and 36,836 square feet of commercial space.
(3)	For a full description of the sponsors, please refer to “The Sponsors” below.
(4)
Occupancy, UW Economic Occupancy and UW Revenues excludes two master leases provided by the sponsors. Please refer to “Master Lease” below. Including the master leases the Occupancy, UW Economic Occupancy and UW NCF DSCR are 92.3%, 95.5% and 1.23x, respectively.

(5)
Occupancy, UW Economic Occupancy and UW Revenues include a 9,174 square foot lease to Flywheel Sports, Inc. and a 8,202 square foot lease to Winthrop University Hospital, which have been executed, but the tenants have not yet taken occupancy. The tenants are expected to take occupancy in December 2013 and February 2014, respectively.

(6)	Number of tenants reflects commercial tenants only and does not include the master lease for 4,460 square feet from the sponsors. Please refer to “Master Lease” below.
(7)
Appraised Value / Per Unit, Cut-off Date Loan / Unit and Maturity Date Loan / Unit are each calculated based on 310 multifamily units; however, an additional 10.9% of the underwritten net rental income is attributable to the commercial and parking components of the property.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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Annex A-3	JPMBB 2013-C17

The Aire

The Loan. The loan is secured by a first mortgage lien on a 310-unit multifamily property with 36,836 square feet of commercial space and a 115-space underground parking garage located in New York, New York. The loan has an outstanding principal balance of $225.0 million (“The Aire Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, which has an outstanding principal balance as of the Cut-off Date of $90.0 million, is being contributed to the JPMBB 2013-C17 Trust. The holder of the Note A-1 (the “Aire Controlling Noteholder”), which has an outstanding principal balance as of the Cut-off Date of $135.0 million, is the trustee of the JPMCC 2013-C16 Trust. The Trustee of the JPMCC 2013-C16 Trust (or, prior to the occurrence and continuance of a control event under the JPMCC 2013-C16 pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the controlling noteholder with respect to the The Aire Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Aire Whole Loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The previously existing debt was construction financing provided by affiliates of Wells Fargo.

The Borrower. The borrowing entity for the loan is 150 Amsterdam Avenue Holdings LLC, a New York limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Albert Kalimian, Edna Kalimian Amirian and Rita Kalimian Sakhaie. The loan’s sponsors are affiliated with The Kalimian Organization, which is a privately held New York based real estate investment, development and management firm focusing on new developments and restoration of historical and underutilized properties. The Kalimian Organization currently owns 12 properties located in New York City with a total net rentable area of approximately 1.4 million square feet.

The Property. The Aire is a Class A multifamily apartment building that was constructed in 2010 for approximately $356.2 million by the sponsors. The property is located at the intersection of West 67th Street and Amsterdam Avenue on the Upper West Side of Manhattan. The property was built on a 1.15 acre site and consists of a 42-story luxury apartment tower with 310 multifamily units, an adjacent three-story building with 36,836 square feet of primarily retail space located along Amsterdam Avenue and a 115-space underground parking garage located below the apartment tower that is leased to an affiliate of Icon Parking.

The property is located on Manhattan’s Upper West Side, generally known as the area bounded by Central Park on the east, the Hudson River on the west, West 59th Street on the south and 110th Street on the north. The property is within a two block walk of the Lincoln Center for the Performing Arts, the Metropolitan Opera House, the Juilliard School, Central Park and Riverside Park. Residents have transportation access to the rest of Manhattan by way of the 1 subway line one block to the east and the West Side Highway two blocks to the west.

The multifamily portion of the property consists of 310 units including studio, one-bedroom, two-bedroom and three-bedroom layouts that were 92.3% leased as of October 17, 2013. Amenities at the property include a 24-hour attended lobby, fitness center, yoga studio, indoor and outdoor children’s play areas, soundproof music rehearsal rooms, library, 25,000 square foot landscaped private park with reflecting pool and an outdoor terrace with a kitchen and wet bar. Unit features include General Electric Profile stainless steel appliances, quartz stone countertops, mahogany wood floors, ceramic tile flooring in the kitchen and bathrooms and washers and dryers in the two and three bedroom units.  According to industry research specialists, the overall New York market reported a multifamily vacancy rate of 2.0% with average asking rents of $3,071 per unit as of the second quarter of 2013. The Upper West Side submarket reported a vacancy rate of 2.0% with average asking rents of $4,402 per unit, which is up from $4,333 in the second quarter of 2012. The appraisal identified 15 competitive properties ranging from 136 units to 542 units that were constructed between 1925 and 2011. The competitive set reported an average annual rent per square foot of $76.77 for studios, $67.65 for one-bedrooms, $80.13 for two-bedrooms and $88.76 for three-bedrooms.

Due to a 421-a tax abatement currently benefiting the property (please refer to “421-a Tax Abatement” below for additional details), all of the multifamily units are considered “rent stabilized” and are governed by New York City housing laws until the tax abatement expires in June 2022. Of the 287 occupied multifamily units at the property, 247 units are currently renting at a rate that is below their maximum legal rent as calculated by the Rent Guidelines Board. On average, those units have in-place rents 16.1% below their maximum legal rent level for the 2013/2014 year. Upon lease expiration or renewal for these 247 units the sponsor may increase the annual rent by any amount up to the maximum legal level for the current year. The remaining 40 occupied units are currently renting at a level equal to the maximum legal rent for the 2013/2014 year and future rent increases, if any, are subject to an annual amount set by the Rent Guidelines Board. Since 1988, annual increases for units at their maximum legal rent have ranged from 2.0% to 6.0% with an average of 3.4%. When a tenant vacates one of the units that was renting at its maximum legal rent and the unit is re-leased, the increase over the previous rent is also subject to levels set by the Rent Guidelines Board. Over the past 15 years, rent increases for re-leased units have ranged from 16.0% to 18.0% and have averaged 17.3%. The Rent Guidelines Board recently announced the rent increase for the 2013/2014 year. For leases that are executed after October 1, 2013 on units that are at their maximum legal rent, the one year rent increase is 4.0% for renewals and 16.3% for new leases.

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Annex A-3	JPMBB 2013-C17

The Aire

As of October 17, 2013, the 36,836 square feet of commercial space was 87.9% leased by three tenants. These tenants include the Mandell School, Winthrop University Hospital (“Winthrop”) and Flywheel Sports, Inc., (“Flywheel Sports”). The largest commercial tenant, Mandell School leases 40.7% of the commercial net rentable area on a lease through July 2027. It occupies the entire second floor of the commercial building and uses the space for one of its three pre-schools within Manhattan. The second largest tenant, Flywheel Sports, leases 24.9% of the commercial net rentable area on a lease through May 2023. Flywheel Sports is expected to take occupancy in December 2013 and will occupy street level and below grade space for a cycle studio and its New York corporate offices. The third largest retail tenant, Winthrop, executed a lease in October 2013 for 22.3% of the commercial net rentable area through July 2028. Winthrop is expected to take occupancy by February 2014 and will occupy street and below grade space. Winthrop will operate a CyberKnife cancer treatment facility at this site and according to the sponsors is reportedly investing approximately $10.0 million in its space. The two vacant spaces totaling approximately 4,460 square feet are at street level with frontage on Amsterdam Avenue and West 66th Street. The sponsors are expected to start marketing the spaces for lease in December once Flywheel Sports has opened for business. At closing the sponsors entered into a master lease for the vacant commercial space, however the income from the master lease has not been included in the underwritten income.

The property also includes a 115-space underground parking garage located below the apartment tower. The garage is leased to and operated by an affiliate of Icon Parking. The 10-year lease runs through June 2021 and has a current rental rate of approximately $649,000 per year.

Historical and Current Occupancy(1)
Property Component	2010(2)	2011	2012	TTM(3)	Current(4)(5)(6)
Residential	34.7%	88.7%	96.5%	95.7%	92.3%
Commercial	0.0%	0.0%	30.5%	55.0%	87.9%
Total / Wtd. Avg.(7)	30.3%	77.6%	88.1%	90.6%	91.7%
(1)	Historical Occupancies are the average for each respective year.
(2)	Construction on the property was completed in 2010 and leasing began in June of 2010.
(3)	TTM Occupancy is as of October 17, 2013.
(4)	Current Residential Occupancy is based on the October 17, 2013 underwritten rent roll.
(5)
Current Commercial Occupancy includes a 9,174 square foot lease to Flywheel Sports and an 8,202 square foot lease to Winthrop University Hospital, which have been executed, but the tenants have not yet taken occupancy. The tenants are expected to take occupancy in December 2013 and February 2014, respectively.

(6)	Current Commercial Occupancy excludes 4,460 square feet master leased by an affiliate of the sponsor. Please refer to “Master Lease” below.
(7)	Total / Wtd. Avg. Occupancy is based on total square feet. The 310 multifamily units account for 255,434 square feet of the property’s 292,270 square feet of net rentable area.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy(2)	In-Place Rents	% of Total	Average Monthly Rents Per Unit(3)	Average Unit SF	Average Annual Rent PSF(3)
Studio	70	22.6%	67	95.5%	$2,281,261	12.8%	$2,837	459	$74.43
1 Bedroom	160	51.6	145	90.4%	7,484,787	42.0	$4,302	742	$69.78
2 Bedroom	35	11.3	32	89.5%	2,807,695	15.8	$7,312	1,110	$80.75
3 Bedroom	45	14.5	43	95.7%	5,246,392	29.4	$10,167	1,463	$83.30
Total / Wtd. Avg.	310	100.0%	287	92.3%	$17,820,134	100.0%	$5,174	824	$75.61
(1)	Multifamily Unit Mix is based on the underwritten rent roll.
(2)	Occupancy based on occupied square footage.
(3)	Average Monthly Rents Per Unit and Average Annual Rent PSF are based on occupied units only.

Commercial Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Annual Rent	Lease Expiration Date
Mandell School(2)	NA / NA / NA	15,000	40.7%	$61.53	$922,983	7/31/2027
Flywheel Sports(3)	NA / NA / NA	9,174	24.9	$47.27	433,661	5/13/2023
Winthrop University Hospital(4)	NA / NA / NA	8,202	22.3	$71.32	585,000	7/31/2028
Vacant / Master Lease(5)	NA / NA / NA	4,460	12.1	N/A	0	11/1/2023
Total		36,836	100.0%		$1,941,644
(1)	Based on the underwritten rent roll.
(2)	Mandell School has two, five-year extension options remaining.
(3)	Flywheel Sports has one, five-year extension option remaining.
(4)
Winthrop University Hospital has the right to terminate its lease as of the last day of the 10th year with 12 months notice and payment of a termination fee. In addition, Winthrop University Hospital has one five-year extension option remaining.

(5)	Please refer to “Master Lease” below for additional details. The sponsors are paying $727,500 per year in base rent, however this income has been excluded from the underwritten rents in place.

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Annex A-3	JPMBB 2013-C17

The Aire

Commercial Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	4,460	12.1%	NAP	NAP	4,460	12.1%	NAP	NAP
2013 & MTM	0	0	0.0	$0	0.0%	4,460	12.1%	$0	0.0%
2014	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2015	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2016	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2017	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2018	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2019	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2020	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2021	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2022	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2023	1	9,174	24.9	433,661	22.3	13,634	37.0%	$433,661	22.3%
2024 & Beyond	2	23,202	63.0	1,507,983	77.7	36,836	100.0%	$1,941,644	100.0%
Total	3	36,836	100.0%	$1,941,644	100.0%
(1)	Based on the underwritten rent roll.
(2)	Please refer to “Master Lease” below for additional details. The sponsors are paying $727,500 per year in base rent, however this income has been excluded from the underwritten rents in place.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Unit(2)	%(3)
Multifamily Rents in Place(4)	$15,085,284	$18,141,650	$17,920,945	$17,820,134	$57,484	75.1%
Commercial Rents in Place(4)(5)	0	609,000	883,050	1,941,644	6,263	8.2
Multifamily Vacant Income	0	0	0	1,452,468	4,685	6.1
Commercial Vacant Income	0	0	0	727,500	2,347	3.1
Gross Potential Rent	$15,085,284	$18,750,650	$18,803,995	$21,941,746	$70,780	92.5%
Commercial Reimbursement	0	0	99,602	168,045	542	0.7
Other Multifamily Income	137,203	282,016	317,074	317,074	1,023	1.3
421-a Income(6)	0	49,297	325,415	653,218	2,107	2.8
Parking Income	325,002	649,500	648,996	649,000	2,094	2.7
Net Rental Income	$15,547,489	$19,731,463	$20,195,082	$23,729,083	$76,545	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,197,188)	(7,088)	(9.3)
Other Income	(31,563)	(31,503)	9,486	9,486	31	0.0
Effective Gross Income	$15,515,926	$19,699,960	$20,204,568	$21,541,381	$69,488	90.8%

Total Expenses	$5,564,879	$4,516,921	$4,948,655	$5,060,180	16,323	23.5%

Net Operating Income	$9,951,047	$15,183,039	$15,255,913	$16,481,201	$53,165	76.5%

Total TI/LC, Capex/RR	0	0	0	62,000	200	0.3
Net Cash Flow	$9,951,047	$15,183,039	$15,255,913	$16,419,201	$52,965	76.2%

Rent Per Unit(7)	$4,055 / $0.00	$4,877 / $16.53	$4,817 / $23.97	$4,790 / $52.71
(1)	TTM represents the trailing twelve month period ending September 30, 2013.
(2)	Per Unit is based on 310 multifamily units. The collateral for the loan also includes 36,836 square feet of commercial space and a 115-space underground parking garage.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)
Underwritten Multifamily Rents In Place and Commercial Rents in Place exclude $1,289,304 of additional rent from two master leases which were entered into by the sponsors at closing. Please refer to “Master Lease” below.

(5)
Underwritten Commercial Rents in Place includes a 9,174 square foot lease to Flywheel Sports and a 8,202 square foot lease to Winthrop University Hospital, which have been executed, but the tenants have not yet taken occupancy. The tenants are expected to take occupancy in December 2013 and February 2014, respectively.

(6)	Underwritten 421-a Income based on the underwritten rent roll. Please refer to “421-a Tax Abatement” below for additional details.
(7)
Rent Per Unit reflects the average monthly rent per unit for all multifamily units and the average annual rent per square foot for all commercial square footage for each respective period. 2010 Rent Per Unit was $577 for the multifamily units and $0.00 for the commercial space and reflects partial year financials.

Property Management. The property is managed by Rose Associates, Inc., a New York City based real estate firm founded in 1928 that currently manages a portfolio of approximately 27,000 residential units. Rose Associates, Inc. services include residential and commercial management, leasing and development.

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The Aire

Master Lease. At closing, the sponsors entered into two master leases covering a portion of the commercial space and a portion of the multifamily space at the property. The total monthly master lease payment (which is not included in the underwritten income) is $107,442 which consists of $60,625 for the commercial component and $46,817 for the multifamily component. The sponsors entered into a master lease for two vacant commercial spaces totaling 4,460 square feet at an average rent of $163.12 per square foot. Portions of the commercial master lease will be terminated when the borrower executes one or more leases for the individual vacant spaces with aggregate base rental income of at least $320,000 ($110.35 per square foot) for the 2,900 square foot space and $150,000 ($96.15 per square foot) for the 1,560 square foot space for lease terms of at least five years. The multifamily master lease will remain in place until the borrower provides a monthly rent roll with total collections of $1,586,263. Occupancy including the master leased commercial space is 92.3% and the UW NCF DSCR including the cash flow from the master leases for The Aire Whole Loan is 1.23x and 1.11x for The Aire Whole Loan and related mezzanine loan, respectively.

421-a Tax Abatement. The property currently benefits from a New York City Department of Housing Preservation and Development 421-a property tax exemption, which ends in June 2022. The exemption allows for the property’s increase in assessed value resulting from the construction of new multifamily housing to be 100% exempt until the 2014/2015 tax year and phased in by 20% every two years beginning in that year. Full taxes are not incurred until the 2022/2023 tax year. The underwritten real estate taxes of $1.1 million reflect current taxes for the 2013/2014 tax year. Property taxes are projected to increase to approximately $6.4 million when the 421-a exemption is fully phased out in June 2022.

In addition to the tax exemption, the 421-a program allows a landlord to charge an additional fee to tenants that can be increased annually during the tax exemption period to help offset the declining tax savings that results from the phasing out of the abatement.  These fees are typically 2.2% of the rental amount when the property first comes online. These fees can be increased by an additional 2.2% annually up to a maximum fee equal to 19.8% of a unit’s initial rental rate.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $599,636 for outstanding rent abatements associated with two commercial tenants, $563,420 for outstanding tenant improvement and leasing commissions for commercial tenants, $402,838 for real estate taxes and $5,167 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $168,735.

Insurance Escrows - The requirement that the borrower make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $5,167 for replacement reserves.

Master Lease Reserve - During the first three months of 2014, the borrower is required to escrow $100,000 monthly to be held as a reserve for as long as the multifamily master lease is outstanding.

Lockbox / Cash Management. The loan is structured with a soft lockbox with respect to the residential units and a hard lockbox with respect to the commercial units and in-place cash management. The borrower and property manager are required to deposit all rents from residential units into a lockbox account. Additionally, the borrower and property manager were required to send tenant direction letters to commercial tenants requiring them to pay all rents directly to the lockbox account. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR as calculated under the loan documents based on the trailing six-month period falls below 1.05x (including the mezzanine loan), (ii) there is an event of default under the loan documents or (iii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

Additional Debt. A mezzanine loan of $25.0 million secured by the equity interests in the borrower was provided by JPMCB and has been sold to a third party investor. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 6.50000% coupon. Including the mezzanine loan, the Cut-off date LTV is 68.5%, the UW NCF DSCR is 1.03x and the UW NOI Debt Yield is 6.6%.

Additionally, an upstream owner of the borrower has incurred two unsecured loans from affiliates of the sponsors. There is no current payment obligation for the loans, and the loans are due to mature in 2030. The holders of the unsecured loans have signed a subordination and standstill agreement.

Current Litigation. A trust which formerly owned indirect equity interests in the sole member of the mezzanine borrower (the “Company”) has filed a lawsuit against the Company and one of the sponsors and guarantors of the mortgage loan in his individual capacity. The lawsuit alleges, among other claims, that certain capital calls required by the Company were defective under the Company’s operating agreement and that the plaintiff’s equity interests in the Company were inappropriately diluted to 0% as a result of such capital calls. The lawsuit also alleges that the defendant sponsor and guarantor breached his fiduciary duty and engaged in self-dealing in connection with the Company’s business. See “Description of the Mortgage Pool – Mortgaged Property Considerations - Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement.

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Wildwood Center

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Mortgage Loan Information				Property Information
	Mortgage Loan Seller:	GECC		Single Asset / Portfolio:	Single Asset
	Original Principal Balance:	$73,125,000		Title:	Fee
	Cut-off Date Principal Balance:	$73,125,000		Property Type - Subtype:	Office - Suburban
	% of Pool by IPB:	6.8%		Net Rentable Area (SF):	692,707
	Loan Purpose(1):	Refinance		Location:	Atlanta, GA
	Borrower:	2300 Windy Ridge LLC		Year Built / Renovated:	1987 / N/A
	Sponsor:	Dennis Troesh		Occupancy:	91.1%
	Interest Rate:	4.87000%		Occupancy Date:	10/31/2013
	Note Date:	11/22/2013		Number of Tenants:	24
	Maturity Date:	12/1/2023		2011 NOI:	$8,976,130
	Interest-only Period:	24 months		2012 NOI:	$8,677,572
	Original Term:	120 months		TTM NOI (as of 10/2013):	$9,067,045
	Original Amortization:	360 months		UW Economic Occupancy:	90.2%
	Amortization Type:	IO-Balloon		UW Revenues:	$14,647,798
	Call Protection:	L(24),Def(93),O(3)		UW Expenses:	$5,352,828
	Lockbox:	Hard		UW NOI:	$9,294,970
	Additional Debt:	N/A		UW NCF:	$7,745,044
	Additional Debt Balance:	N/A		Appraised Value / Per SF:	$123,000,000 / $178
	Additional Debt Type:	N/A		Appraisal Date:	10/15/2013

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$106
Taxes:	$351,943	$117,314	N/A	Maturity Date Loan / SF:	$91
Insurance:	$73,472	$12,245	N/A	Cut-off Date LTV:	59.5%
Replacement Reserves:	$0	$11,545	N/A	Maturity Date LTV:	51.3%
TI/LC:	$0	$115,451	N/A	UW NCF DSCR:	1.67x
Other:	$1,195,811	Springing	N/A	UW NOI Debt Yield:	12.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$73,125,000	100.0%	Return of Equity	$41,216,279	56.4%
			Payoff of Existing Debt	30,079,251	41.1
			Upfront Reserves	1,621,225	2.2
			Closing Costs	208,245	0.3
Total Sources	$73,125,000	100.0%	Total Uses	$73,125,000	100.0%
(1)	The Borrower acquired the property July 2013 for a purchase price of $97.5 million.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Wildwood Center loan has an outstanding principal balance of approximately $73.1 million and is secured by a first mortgage lien on a 692,707 square foot, 11-story high-rise office building, located in Atlanta, Georgia. The loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule.

The Borrower.  The borrowing entity for the loan is 2300 Windy Ridge LLC, a Georgia limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse guarantor is Dennis Troesh.  Dennis Troesh is the managing member of the borrower and controls and manages 15 commercial properties comprising approximately 3.1 million square feet of office, warehouse and self-storage in Georgia, California, North Carolina, Nevada and Washington and 11 multifamily properties comprising 2,715 units in California and Arizona.  Dennis Troesh is also the loan sponsor of the Carmel Crossing loan.

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Annex A-3	JPMBB 2013-C17

Wildwood Center

The Property. Wildwood Center is an 11-story, Class A, Energy Star-rated office building totaling approximately 692,707 square feet located approximately two miles north of the IH-75 and IH-285 intersection.  The collateral also includes a nine-story parking garage containing approximately 1,941 spaces, resulting in a parking ratio of 2.8 spaces per 1,000 square feet of net rentable area.  Building amenities include the Wildwood Athletic Club and a conference center.  The property is within the Wildwood mixed-use development, developed by Cousins Properties, an approximately 300 acre site that includes eight office buildings totaling 2.4 million square feet, a Hilton Garden Inn, a luxury residential community, restaurants, retailers and miles of walking trails.  The overall development is adjacent to the 1,700-acre Chattahoochee River National Recreational Area.

As of October 31, 2013, the property was 91.1% leased by 24 tenants and has averaged 88.6% occupancy over the last five years.  Manhattan Associates is the largest tenant, occupying 27.6% of the net rentable area through September 2018 and has occupied space at the property since 1997.  Manhattan Associates, which is headquartered at the property, was founded in 1990 and develops, sells, deploys, services and maintains supply chain commerce software solutions for retailers, wholesalers, manufacturers, governments and other organizations.  GE Capital Corporation is the second largest tenant, occupying 13.4% of the net rentable area through May 2018.  The third largest tenant at the property, Financial Services Corporation, occupying 8.9% of the net rentable area, is headquartered at the property.  It is wholly-owned by American International Group, Inc and is a broker-dealer serving a network of independent advisors.  No other tenant at the property accounts for more than 6.1% of the net rentable area.

The property is located within the Cumberland/Galleria submarket approximately 15 miles northwest of the Atlanta central business district.  As of the third quarter of 2013, the Cumberland/Galleria office market was comprised of approximately 30 million square feet of total office space, of which 16.5 million square feet is considered Class A.  The Class A office vacancy rate was 12.7% with average asking rent of $22.00 per square foot.  The appraiser identified seven comparable office properties that were built between 1982 and 1997 and range in size from approximately 138,068 square feet to 706,307 square feet.  The competitive set reported a weighted average occupancy of approximately 90.9% with recent initial rents ranging from $20.75 per square foot to $25.25 per square foot.

Historical and Current Occupancy(1)
2011	2012	Current(2)
91.1%	89.0%	91.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of October 31, 2013.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Manhattan Associates	NA / NA / NA	190,986	27.6%	$24.51	9/30/2018
GE Capital Corporation(3)	Aa3 / AA+ / NA	93,041	13.4%	$27.87	5/31/2018
Financial Services Corporation	Baa1 / A- / BBB+	61,938	8.9%	$16.99	12/31/2017
Life Office Management	NA / NA / NA	41,984	6.1%	$23.50	10/31/2015
Scientific Research Corporation(4)	NA / NA / NA	41,222	6.0%	$23.50	12/31/2016
PTC	NA / NA / NA	27,698	4.0%	$17.91	7/31/2015
Federal Home Loan Mortgage	Aaa / AA+ / AAA	22,569	3.3%	$23.52	2/28/2017
Morgan Stanley Smith Barney	Baa2 / A- / A	18,391	2.7%	$25.73	6/30/2014
Stanley D. Lindsey & Assoc.(5)	NA / NA / NA	14,075	2.0%	$24.00	6/30/2019
Summit Midstream Partners	NA / NA / NA	11,880	1.7%	$25.24	11/30/2019
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
GE Capital Corporation has the right to terminate its lease on June 1, 2015 with 12 months’ notice and payment of a termination fee and the right to downsize 20% of its net rentable area on June 1, 2015 with nine months’ notice and payment of a contraction fee.

(4)
Scientific Research Corporation has the right to terminate its lease on December 31, 2015 with 12 months’ notice and payment of a termination fee.  In addition, Scientific Research Corporation’s rent is abated for 4.32 months beginning December 1, 2013.  A reserve of $399,350 was collected at closing for the abated rent.

(5)	Stanley D. Lindsey & Assoc. has the right to terminate its lease on January 1, 2015 with 12 months’ notice and payment of a termination fee.

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Annex A-3	JPMBB 2013-C17

Wildwood Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	61,639	8.9%	NAP	NAP	61,639	8.9%	NAP	NAP
2013 & MTM	2	1,203	0.2	$3,600	0.0%	62,842	9.1%	$3,600	0.0%
2014	3	24,722	3.6	635,591	4.8	87,564	12.6%	$639,191	4.8%
2015	3	73,155	10.6	1,565,617	11.7	160,719	23.2%	$2,204,808	16.5%
2016	2	42,878	6.2	1,009,653	7.6	203,597	29.4%	$3,214,462	24.1%
2017	3	95,155	13.7	1,847,752	13.8	298,752	43.1%	$5,062,214	37.9%
2018	5	289,858	41.8	7,387,641	55.3	588,610	85.0%	$12,449,855	93.2%
2019	5	39,829	5.7	861,319	6.4	628,439	90.7%	$13,311,174	99.7%
2020	0	0	0.0	0	0.0	628,439	90.7%	$13,311,174	99.7%
2021	0	0	0.0	0	0.0	628,439	90.7%	$13,311,174	99.7%
2022	1	1,793	0.3	45,022	0.3	630,232	91.0%	$13,356,196	100.0%
2023	0	0	0.0	0	0.0	630,232	91.0%	$13,356,196	100.0%
2024 & Beyond(2)	NAP	62,475	9.0	NAP	0.0	692,707	100.0%	$13,356,196	100.0%
Total	24	692,707	100.0%	$13,356,196	100.0%
(1)	Based on the underwritten rent roll.
(2)
Includes building amenities comprising 32,390 square foot athletic club, 11,015 square foot management office and 2,279 square foot executive lounge.  Additionally, a building remeasurement increased the net rentable area by 16,791 square feet.  No rent is underwritten for the amenities or building remeasurement.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$12,992,166	$12,983,014	$13,345,402	$13,356,196	$19.28	83.4%
Vacant Income	0	0	0	1,454,804	2.10	9.1
Gross Potential Rent	$12,992,166	$12,983,014	$13,345,402	$14,811,000	$21.38	92.4%
Total Reimbursements	1,292,775	1,372,032	1,405,603	1,212,126	1.75	7.6
Net Rental Income	$14,284,941	$14,355,046	$14,751,006	$16,023,126	$23.13	100.0%
(Vacancy/Credit Loss)	(273,058)	(566,655)	(549,852)	(1,454,804)	(2.10)	(9.1)
Other Income	111,136	130,675	124,106	79,476	0.11	0.5
Effective Gross Income(3)	$14,123,019	$13,919,066	$14,325,259	$14,647,798	$21.15	91.4%

Total Expenses	$5,146,889	$5,241,494	$5,258,214	$5,352,828	$7.73	36.5%

Net Operating Income	$8,976,130	$8,677,572	$9,067,045	$9,294,970	$13.42	63.5%

Total TI/LC, Capex/RR	0	0	0	1,549,926	2.24	10.6
Net Cash Flow	$8,976,130	$8,677,572	$9,067,045	$7,745,044	$11.18	52.9%
(1)	TTM represents the trailing twelve-month period ending October 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Effective Gross Income is higher than historical years primarily due to burning off of tenant rent abatements.

Property Management. The property is managed by CBRE, Inc., a Delaware corporation.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $676,208 for outstanding tenant improvement obligations for four tenants, $519,603 for outstanding free rent obligations for three tenants, $351,943 for real estate taxes and $73,472 for insurance.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $117,314.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $12,245.

Replacement Reserves - On a monthly basis, the borrower is required to deposit $11,545 (approximately $0.20 per square foot annually) into the replacement reserves escrow.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $115,451 (approximately $2.00 per square foot annually) into the TI/LC escrow.

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Annex A-3	JPMBB 2013-C17

Wildwood Center

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent (i) there is an event of default under the loan documents, lender may apply funds deposited into the lockbox account in its sole discretion, or (ii) upon the occurrence and during the continuance of a Major Lease Trigger Event until an applicable cure or 12 payment dates after a Major Lease Trigger Event and provided there is no event of default, lender will apply the monthly rent otherwise payable under the related lease from excess funds to the Major Lease Trigger Event escrow fund as determined in the loan documents, or (iii) upon the occurrence and during the continuance of a Termination Option Trigger Event until an applicable cure and provided there is no event of default, lender will apply excess funds to the Termination Option Trigger Event escrow fund as determined in the loan documents.

A “Major Lease Trigger Event” will occur if Manhattan Associates or GE Capital Corporation (i) commences any bankruptcy proceeding or insolvency proceeding, (ii) provides notice to vacate, (iii) ceases doing business at the property or (iv) has not renewed its lease at least one year prior to the current expiration date.

A “Termination Option Trigger Event” will occur if GE Capital Corporation, Scientific Research Corporation, Stanley D. Lindsey & Assoc. or GMT Capital Corporation provide notice of its intent to exercise any termination option under its lease.

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Annex A-3	JPMBB 2013-C17

Residence Inn Seattle Bellevue Downtown

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Annex A-3	JPMBB 2013-C17

Residence Inn Seattle Bellevue Downtown

VUECREST
CITY CENTER NORTH
ASHWOOD
CONVENTION CENTER
DOWNTOWN
OLD BELLEVUE
CITY CENTER SOUTH
EAST MAIN
SURREY DOWNS
MEYDENBAUER
BELLEVUE
Bellevue Post Office
Bellevue North Shopping Center
Verona Apartments
Global Scholar HQ
Overlake Hospital Medical Center
Belgate Plaza
Belcarra Apartment Homes
Ashton
Ten20
Bellevue Regional Library
Avalon Bellevue
Puget Sound Blood Center
Columbia
NE 10TH ST
Ashwood Urban Market
Wendys
Washington Square
Metropolitan
QFC
University Bookstore
Avalon Towers Bellevue Pier 1
Hyatt Regency
Bartell's Drugstore
McAusland Building
SAP
Valve Corp.
Chase
Estate Interiors
US Bank Plaza
Plaza Center
Courtyard Marriot
Whole Foods
NE 8TH ST
100TH AVE NE
BELLEVUE WAY NE
108TH AVE NE
NE 110TH AVE
116TH AVE NE
Bank of America Paccar Building
Symetra
Bradford Center
Bravern Two
Bravern One
Lincoln Square
Barnes & Noble
Bellevue Square Mall
Mars Hill Church
Key Center
Bellevue Corporate Plaza & Building
Meydenbauer Convention Center
Coast Hotel
Westin
Bellevue Transit Center
FUTURE TRANSIT CENTER STATION
NE 6TH ST
NE 5TH ST
Bellevue Art Museum
Galleria Mall
City Center Bellevue
City Center Plaza
Eastside Family Chiropractic
Chevrolet
Volvo
Safeway
Bellevue City Hall
Bellevue Towers
One Bellevue Center
Washington Federal Center
Skyline Tower
NE 4TH ST
Safeway 1600
Chipotle
Expedia Inc
Bellevue Wellness
Puget Sound Energy Offices
The Learning Center
Metro 112
Bellevue Downtown Park
NE 105TH AVE
NE 106TH AVE
112TH AVE NE
Park Row
Civica Office Commons
Pinnacle Bell Center
NE 2ND PL
Melting Pot
NE 1ST ST
NE 2ND ST
Chase
Bellevue Pacific Center
Pacific Plaza
Toys "R" Us
110 Atrium
Star Plaza
Azteca
Mid-Lakes Post Office
LAKE WASHINGTON BLVD NE
Kaufman's Tall & Big
Bellevue Plaza
Office Depot
Sheraton Bellevue
Rudy's
Main Street Plaza
Windermere
MAIN ST
FUTURE EAST MAIN STATION
Surrey Building
Pryde Building
Red Lion Hotel
Westridge
Lake Washington
BELLEVUE WAY SE
108TH AVE SE
112TH AVE SE
116TH AVE SE
I-405 Corporate Center
Hilton Hotel
FUTURE SOUND TRANSIT EAST
Bellevue Club
Residence Inn Seattle Bellevue Downtown
605 114th Avenue Southeast
Bellevue, WA 98004
SE 6TH ST
LAKE WASHINGTON BLVD
Lincoln Plaza
Surrey Downs Park
Bellevue Fire Station One
SE 8TH ST
Re/max
Great Western Building
Conference Center Building
FEET
Kenmore
Cottage Lake
Shoreline
Kirkland
Redmond
Sammamish
Puget Sound
Seattle
Bellevue
Lake Washington
Columbia
Mercer Island
Eastgate
Issaquah
White Center
KING COUNTY INT'L AIRPORT
Burien
Tukwila
Renton
SeaTac
SEATTLE-TACOMA INT'L AIRPORT
Cascade-Fairwood
520
405
90
5
509

A-3-37

Annex A-3	JPMBB 2013-C17

Residence Inn Seattle Bellevue Downtown

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$47,580,000	Title:	Fee
Cut-off Date Principal Balance:	$47,580,000	Property Type - Subtype:	Hotel - Extended Stay
% of Pool by IPB:	4.4%	Rooms:	231
Loan Purpose:	Acquisition	Location:	Bellevue, WA
Borrower:	Chatham Bellevue RI LLC	Year Built / Renovated:	2008 / N/A
Sponsor:	Chatham Lodging Trust	Occupancy:	83.2%
Interest Rate:	4.96550%	Occupancy Date:	9/30/2013
Note Date:	11/8/2013	Number of Tenants:	N/A
Maturity Date:	12/6/2023	2010 NOI(1):	$3,718,495
Interest-only Period:	12 months	2011 NOI(1):	$3,958,317
Original Term:	120 months	2012 NOI(1):	$4,526,793
Original Amortization:	360 months	TTM NOI (as of 9/2013)(1):	$5,135,264
Amortization Type:	IO-Balloon	UW Economic Occupancy:	83.2%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$11,452,600
Lockbox:	CMA	UW Expenses:	$6,565,788
Additional Debt:	N/A	UW NOI:	$4,886,812
Additional Debt Balance:	N/A	UW NCF:	$4,886,812
Additional Debt Type:	N/A	Appraised Value / Per Room:	$73,200,000 / $316,883
		Appraisal Date:	10/23/2013

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$205,974
Taxes:	$28,241	$28,241	N/A	Maturity Date Loan / Room:	$173,715
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
FF&E Reserves(3):	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	54.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.60x
Other:	$1,400,000	$124,186	$2,890,236	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan		$47,580,000	63.5%	Purchase Price	$73,200,000	97.7%
Sponsor Equity		27,338,028	36.5	Upfront Reserves	1,428,241	1.9
				Closing Costs	289,787	0.4
Total Sources		$74,918,028	100.0%	Total Uses	$74,918,028	100.0%
(1)
TTM NOI increase from 2010 NOI is primarily due to increase in the average daily rate. The average daily rate was approximately $124, $135, $144 and $151 for 2010, 2011, 2012 and 09/2013 TTM respectively.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	Monthly FF&E Reserves commence on the December 2014 payment date.

The Loan. The Residence Inn Seattle Bellevue Downtown loan has an outstanding principal balance of approximately $47.6 million and is secured by a first mortgage lien on a 231-room extended stay hotel in Bellevue, Washington. The loan has a 10-year term, and subsequent to a 12-month interest-only period, amortizes on a 30-year schedule. The sponsor acquired the Residence Inn Seattle Bellevue Downtown property in October 2013 for a purchase price of approximately $73.2 million.

The Borrower. The borrowing entity for the loan is Chatham Bellevue RI LLC, a Delaware limited liability company and special purpose entity.

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Annex A-3	JPMBB 2013-C17

Residence Inn Seattle Bellevue Downtown

The Sponsor. The sponsor and nonrecourse carve-out guarantor, Chatham Lodging Trust (“Chatham”), is a self-advised REIT that was organized to invest in extended stay hotels and premium-branded, select service hotels. As of the third quarter of 2013, Chatham owned interests in 76 hotels totaling 10,526 rooms/suites, comprised of 24 wholly-owned hotels with an aggregate of 3,431 rooms/suites in 14 states and the District of Columbia and minority investments in two joint ventures that own 52 hotels with an aggregate of 7,095 rooms/suites. Wholly-owned hotels include extended stay hotels that operate under the Homewood Suites by Hilton and Residence Inn by Marriott brands, as well as hotels that operate under the Courtyard by Marriott, the Hampton Inn and Suites by Hilton, the SpringHill Suites by Marriott, Hyatt House by Hyatt and Hilton Garden Inn by Hilton brands.

The Property. The Residence Inn Seattle Bellevue Downtown is a 231-room, seven-story, extended stay hotel located in Bellevue, Washington. The property was built in 2008 and includes 3,200 square feet of meeting space, technology lounge, free internet access, fitness center, indoor pool, business center, guest laundry room, Starbucks kiosk, complimentary breakfast, suites fully equipped with standard extended-stay features and an attached four-story parking garage. An approximately $2.9 million property improvement plan (“PIP”) is planned for the property in the first quarter of 2015. The borrower deposited $1,400,000 upfront into a PIP reserve account. Additionally, the borrower is required to make monthly deposits into the PIP reserve in the amount of $124,186 per month until a total of $2,890,236 has been collected. The PIP will include upgrades to the lobby, guestrooms, guestroom bathrooms, fitness center, corridors/stairwells, pool, meeting room and technology lounge among other things.

The Residence Inn Seattle Bellevue Downtown is located in downtown Bellevue and benefits from various corporate demand generators seeking long-term stays. The property is 9.9 miles from downtown Seattle. The Residence Inn Seattle Bellevue Downtown is less than a mile from Microsoft and Expedia’s downtown Bellevue offices and less than five miles from T-Mobile’s corporate headquarters. Among the hotel’s top 40 accounts as of December 2012 were national firms including: Microsoft, Ernst & Young, PwC, SAP, HP, Deloitte, GE, Nokia, IBM, Siemens, Ericsson, General Dynamics and Accenture.

According to industry research, the broader Seattle office and retail market has seen a decrease in vacancy and increase in direct asking rents which shows continued strength and economic upturn. On a year-over-year basis, vacancy rates in Bellevue have remained the same while direct asking rents have increased by 3.1%. The Bellevue central business district currently has over 7.5 million square feet of Class A office space and continues to grow rapidly. As of the third quarter of 2013, the city of Bellevue had eight projects in review totaling approximately 2.3 million square feet of mixed-use office/retail, 1,299 residential units and 324 hotel rooms. In addition, there were five projects under construction within city limits totaling 66,000 square feet of mixed-use office/retail, 863 residential units and 376 hotel rooms. In addition, Wright Runstad & Co. and Shorenstein Properties broke ground in September 2013 on a 36-acre, $2.3 billion urban neighborhood development that will bring 5.3 million square feet of office, retail and residential to Bellevue’s Spring District.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Residence Inn Seattle Bellevue Downtown(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	71.3%	$112.61	$80.26	79.4%	$124.00	$98.48	111.4%	110.1%	122.7%
2011	71.1%	$120.54	$85.72	77.4%	$135.15	$104.66	108.9%	112.1%	122.1%
2012	76.9%	$124.95	$96.03	79.4%	$144.13	$114.47	103.3%	115.4%	119.2%
TTM(4)	77.8%	$129.24	$100.61	83.2%	$151.49	$126.10	106.9%	117.2%	125.3%
(1)
Data provided by industry research specialists. Competitive set contains the following properties: Red Lion Bellevue Inn, Sheraton Hotel Bellevue, Embassy Suites Seattle Bellevue, Larkspur Landing Bellevue and Hyatt House Seattle Bellevue.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by industry research specialists for the competitive set and based on operating statements provided by the borrower for the property.
(4)	TTM represents the trailing twelve-month period ending September 30, 2013.

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Annex A-3	JPMBB 2013-C17

Residence Inn Seattle Bellevue Downtown

The Residence Inn Seattle Bellevue Downtown primary competitive set, as defined in the appraisal consists of five hotels totaling 899 rooms.

Competitive Hotels Profile(1)
			2012 Estimated Market Mix				2012 Estimated Operating Statistics
Property	Rooms	Year Built	Commercial	Group	Leisure	Extended Stay	Occupancy	ADR	RevPAR
Residence Inn Seattle Bellevue Downtown	231	2008	30%	5%	7%	58%	79%	$144.13	$114.47
Courtyard by Marriott Bellevue Downtown	253	2005	70%	20%	10%	0%	77%	$138.00	$106.26
Hyatt House Seattle Bellevue	160	2008	25%	10%	15%	50%	79%	$134.00	$105.86
Larkspur Landing Bellevue	126	1998	20%	5%	20%	55%	72%	$117.00	$84.24
Residence Inn By Marriott Seattle Bellevue	120	1984	25%	5%	10%	60%	79%	$144.00	$113.76
Embassy Suites Seattle Bellevue	240	1990	55%	15%	30%	0%	76%	$143.00	$108.68
Total(2)	899
(1)	Based on appraisal.
(2)	Excludes subject property.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Room	% of Total Revenue(2)
Occupancy	79.4%	77.4%	79.4%	83.2%	83.2%
ADR	$124.00	$135.15	$144.13	$151.49	$151.49
RevPAR	$98.48	$104.66	$114.47	$126.10	$126.10

Room Revenue	$8,280,961	$8,800,278	$9,677,627	$10,632,258	$10,632,145	$46,027	92.8%
Food and Beverage	200,686	171,068	229,952	234,980	234,980	1,017	2.1
Other Revenue	455,030	486,548	552,697	585,475	585,475	2,535	5.1
Total Revenue	$8,936,677	$9,457,894	$10,460,276	$11,452,713	$11,452,600	$49,578	100.0%

Room Expense	$1,751,801	$1,821,638	$1,933,635	$2,046,455	$2,232,750	$9,666	21.0%
Food and Beverage Expense	86,576	111,993	137,014	121,407	121,407	526	51.7
Other Departmental Expenses	87,564	83,714	89,010	76,705	76,705	332	13.1
Departmental Expenses	$1,925,941	$2,017,345	$2,159,659	$2,244,567	$2,430,862	$10,523	21.2%

Departmental Profit	$7,010,736	$7,440,549	$8,300,617	$9,208,146	$9,021,737	$39,055	78.8%

Operating Expenses	$2,162,888	$2,137,444	$2,231,385	$2,279,067	$2,209,287	$9,564	19.3%
Gross Operating Profit	$4,847,848	$5,303,105	$6,069,232	$6,929,079	$6,812,450	$29,491	59.5%

Fixed Expenses	$392,383	$386,760	$378,797	$399,766	$494,063	$2,139	4.3%
Management Fee	536,201	579,712	732,219	801,691	343,578	1,487	3.0
Franchise Fee(3)	0	0	0	0	629,893	2,727	5.5
FF&E	200,769	378,316	431,423	592,358	458,104	1,983	4.0
Total Other Expenses	$1,129,353	$1,344,788	$1,542,439	$1,793,815	$1,925,638	$8,336	16.8%

Net Operating Income	$3,718,495	$3,958,317	$4,526,793	$5,135,264	$4,886,812	$21,155	42.7%
Net Cash Flow	$3,718,495	$3,958,317	$4,526,793	$5,135,264	$4,886,812	$21,155	42.7%
(1)	TTM column represents the trailing twelve-month period ending September 30, 2013.
(2)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(3)	The property has no historical franchise fee as it was previously owned and managed by Marriott.

Franchise Agreements. The Residence Inn Seattle Bellevue Downtown property has a franchise agreement with Marriott International, Inc. (“Marriott”), for use of the Residence Inn flag through October 2033 with no extension options. The franchise agreement provides for an aggregate franchise fee and marketing fund charge of 8.0% of the hotel’s gross room revenues.

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Residence Inn Seattle Bellevue Downtown

Escrows and Reserves. At closing, the borrower was required to deposit into escrow $1,400,000 for a PIP reserve and $28,241 for real estate taxes.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently amounts to $28,241.

Insurance Escrows - The requirement that borrower make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

FF&E Reserves - Commencing on the December 2014 payment date, the borrower is required to deposit the greater of one-twelfth of (i) 4% of the gross revenue from operations for the preceding calendar month or (ii) the amount of the deposit required by franchisor for FF&E under the franchise agreement into the FF&E reserve account.

PIP Reserve - The borrower is required to escrow a monthly amount equal to $124,186 for the PIP. The PIP reserve is capped at $2,890,236.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and the manager are required to immediately deposit all gross income from operations and all other revenue of any kind into the lockbox account. In addition, the borrower and the manager are required to direct all credit card companies to send all revenues directly to the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Triggering Event Period. During the continuance of a Triggering Event Period, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Triggering Event Period, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

“Triggering Event Period” means the occurrence of: (i) the DSCR based on the trailing 12 month period falls below 1.15x or (ii) an event of default.

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Rivertowne Commons

STAPLES
The Office Superstore
ROSS

SAFEWAY
FOOD & DRUG

Kmart

Rivertowne Commons
SAFEWAY
CINEMAS 12
STAPLES
ROSS DRESS FOR LESS
CVS/pharmacy
DOLLAR TREE
SLEEPY'S
Now Open!
FLAMING GRILL &
LEASE

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Rivertowne Commons

Washington, D.C.
Rivertowne Commons
6163 Oxon Hill Road
Oxon Hill, MD 20745
Arlington
VIRGINIA
Alexandria
DISTRICT OF COLUMBIA
MARYLAND
Capitol Heights
Coral Hills
Suitland-Silver Hill
Hillcrest Heights
Forest Heights
Oxon Hill
Rose Hill
Groveton
Hybla Valley
OLD TOWN
RONALD REAGAN WASHINGTON NATIONAL AIRPORT
BOLLING AIR FORCE BASE
ANDREWS AIR FORCE BASE
Potomac River
CAPITAL BELTWAY
National Harbor
Eastover Shopping Center
Rosecroft Raceway
MAP © 2013 CARTIFACT, INC · DATA © BROADMAP

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Rivertowne Commons

GNC Live Well
SAFEWAY
CVS
SLEEPYS
SUBWAY
QUIZNOS
H&R BLOCK
RadioShack
WELLS FARGO
IHOP
kmart
Payless
THE CHILDREN'S PLACE
STAPLES
ROSS
OUTBACK
DOLLAR TREE
Bath&BodyWorks
WashingtonFirstBANK
Checkers
CAPITAL BELTWAY I-95
OXON HILL ROAD MD ROUTE 414

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Rivertowne Commons

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$46,000,000	Title:	Fee
Cut-off Date Principal Balance:	$46,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	4.3%	Net Rentable Area (SF):	384,343
Loan Purpose:	Acquisition	Location:	Oxon Hill, MD
Borrower:	Rivertowne Center Acquisition, LLC	Year Built / Renovated:	1986 / 2000
Sponsors:	Isaac D. Massry and Mark Massry	Occupancy:	89.5%
Interest Rate:	4.95500%	Occupancy Date:	9/1/2013
Note Date:	10/9/2013	Number of Tenants:	46
Maturity Date:	11/6/2023	2010 NOI:	$3,495,303
Interest-only Period:	36 months	2011 NOI:	$3,878,648
Original Term:	120 months	2012 NOI(1):	$4,112,873
Original Amortization:	360 months	TTM NOI (as of 8/2013)(1)(2):	$4,887,857
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.2%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$7,038,667
Lockbox:	Springing	UW Expenses:	$1,919,073
Additional Debt:	N/A	UW NOI(2):	$5,119,595
Additional Debt Balance:	N/A	UW NCF:	$4,786,626
Additional Debt Type:	N/A	Appraised Value / Per SF:	$64,600,000 / $168
		Appraisal Date:	9/24/2013

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$120
Taxes:	$0	$55,482	N/A	Maturity Date Loan / SF:	$106
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.2%
Replacement Reserves:	$0	$3,203	$115,303	Maturity Date LTV:	63.0%
TI/LC:	$1,500,000	$16,014	$768,868	UW NCF DSCR:	1.62x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$46,000,000	74.9%	Net Purchase Price	$58,500,000	95.3%
Sponsor Equity	15,377,880	25.1	Upfront Reserves	1,500,000	2.4
			Closing Costs	1,377,880	2.2
Total Sources	$61,377,880	100.0%	Total Uses	$61,377,880	100.0%
(1)	TTM NOI is higher than 2012 NOI primarily due to ten new leases totaling 25,592 square feet that account for approximately $551,000 in annual rent.
(2)	UW NOI is higher than TTM NOI primarily due to two new leases totaling 10,986 square feet that account for approximately $293,000 in annual underwritten rent.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Rivertowne Commons loan has an outstanding principal balance of $46.0 million and is secured by a first mortgage lien on a 384,343 square foot, anchored retail center. The loan has a 10-year term and, subsequent to a 36-month interest-only period, amortizes on a 30-year schedule. The sponsors acquired the Rivertowne Commons property in October 2013 for a net purchase price of approximately $58.5 million. The previously existing debt was securitized in the WBCMT 2003-C8 transaction.

The Borrower. The borrowing entity for the loan is Rivertowne Center Acquisition, LLC, a Delaware limited liability company and a special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Isaac D. Massry and Mark Massry. Isaac D. Massry and Mark Massry are principals of Wharton Realty Group, Inc. (“WRG”) which was founded by the brothers’ father Daniel Massry. Wharton Realty Group, Inc. is an owner/operator with over 15 years of experience and a portfolio of over 30 commercial properties totaling approximately five million square feet across 13 states.

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Rivertowne Commons

The Property.  Rivertowne Commons was built in 1986 and is a 384,343 square foot anchored community shopping center located approximately 15 miles south of downtown Washington, D.C. in Oxon Hill, Maryland. The property collateral consists of eight buildings across 36.2 acres, consisting of two multi-tenant in-line buildings, one multi-tenant outparcel and five single tenant outparcels. The property is anchored by Kmart (84,640 square feet), Safeway (49,035 square feet), Ross (25,069 square feet), Staples (24,000 square feet), CVS (12,400 square feet) and Dollar Tree (11,407 square feet). Four of the six outparcels are occupied by restaurants and the remaining pads are occupied by a Wells Fargo branch and a Washington First Bank branch (which is ground leased by the borrower to the tenant). Outparcel restaurants at the property include IHOP, Outback Steakhouse, Checkers, Bojangle’s and Cameron Seafood. There are 1,746 parking spaces at the property resulting in a parking ratio of 4.54 spaces per 1,000 square feet of net rentable area.

As of September 2013, the property was approximately 89.5% occupied by 46 tenants and was anchored by Kmart, Safeway, Ross, Staples, CVS and Dollar Tree. No tenant contributes more than 11.5% of the underwritten base rent. Four of the six anchors have been tenants at the property since the 1980s when the property was built, with Staples joining the property in 1999 and Ross in 2012. Currently there is a vacant movie theatre space totaling 38,764 square feet, which was formerly occupied by a second-tier movie theatre operator that vacated as a condition to the sponsors’ purchase of the property. The borrower is currently in negotiations with national theater chains to take the entire 38,764 square foot space. No income from this space was underwritten. However, the borrower deposited $1,500,000 into a TI/LC reserve at loan closing to cover costs associated with leasing this space. See “Escrows and Reserves” below for further discussion.

Kmart achieved sales of $210 per square foot in 2012 (5.7% occupancy cost), which were 91% higher than its national average of $110 per square foot. CVS achieved sales of $921 per square foot in 2012 (1.9% occupancy cost), which were 36% higher than its national average. Safeway reported sales of $338 per square foot in 2012, resulting in an occupancy cost of 4.1%. Gross sales for all tenants that reported full year sales as of 2012 were approximately $70.4 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $297, $292 and $300 in 2010, 2011 and 2012, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 12.8%, 13.1% and 12.6% respectively.

Rivertowne Commons is located immediately south of the Capital Beltway along a section of five-lane Oxon Hill Road, within a suburban neighborhood that has a population of 306,852 and an average household income of $86,699 within a five-mile radius for 2013. Additionally, there is an estimated daytime population of over 126,700 employees within a five-mile radius, which includes an adjacent 178,000 square foot Class A office building. The appraisal concluded anchor space market rent of $8.00 per square foot, grocer anchor space market rent of $10.00 per square foot, junior anchor space market rent of $13.00 per square foot, in-line space market rents ranging from $22.00 to $35.00 per square foot, drug store space market rent of $13.50 per square foot, theater space market rent of $10.00 per square foot, bank space market rent of $65.00 per square foot, restaurant market rent space of $35.00 per square foot and pad site market rent of $55.00 per square foot. According to the appraisal, the average in place rents are below the average market rents.

Competitive Set Summary(1)
Property	Year Built	Total GLA	Est. 2012 Occ.	Proximity	Anchor Tenants
National Harbor	2007	215,347	93.6%	3.6 miles	N/A
National Harbor - Bldg L	2008	41,424	71.7%	3.7 miles	N/A
Sport Center	1959	17,332	90.8%	2.9 miles	Unanchored
Penn Mar Shopping Center	1958	376,117	90.1%	8.8 miles	Burlington Coat Factory, Shoppers Food Warehouse
Coral Hills Shopping Center	1988	79,400	96.0%	7.3 miles	Family Dollar, Shoppers Food Warehouse
Steeplechase 95	2010	24,968	100.0%	10.5 miles	Unanchored
Total / Weighted Average		754,588	91.1%
(1)	Per the appraisal.

Historical Occupancy, In-line Sales and Occupancy Costs(1)
	2010	2011	2012
Occupancy(2)	95.9%	95.9%	90.0%
In-line Sales PSF(3)	$297	$292	$300
Occupancy Costs(3)(4)	12.8%	13.1%	12.6%
(1)	Tenants report sales annually.
(2)	2011 and 2012 Occupancies are as of December 31 of each respective year. 2010 Occupancy is as of January 31, 2011.
(3)	In-line Sales PSF and Occupancy Costs are for comparable tenants occupying less than 10,000 square feet with full year reported sales figures.
(4)	Occupancy Costs are based on historical sales, underwritten base rent and expense reimbursements.

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Rivertowne Commons

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Kmart	B3 / CCC+ / CCC	84,640	22.0%	$7.75	$210	5.7%	1/31/2018
Safeway	Baa3 / BBB / BBB-	49,035	12.8%	$9.75	$338	4.1%	10/31/2017
Ross	N/A / A- / N/A	25,069	6.5%	$9.00	N/A	N/A	1/31/2024
Staples	Baa2 / BBB / BBB	24,000	6.2%	$12.71	N/A	N/A	5/31/2014
CVS	Baa1 / BBB+ / BBB+	12,400	3.2%	$13.50	$921	1.9%	9/30/2017
Dollar Tree	N/A / N/A / N/A	11,407	3.0%	$13.00	N/A	N/A	1/31/2020
Flaming Grill Buffet	N/A / N/A / N/A	10,039	2.6%	$22.00	N/A	N/A	12/9/2022
Salon Plaza II	N/A / N/A / N/A	9,000	2.3%	$19.00	N/A	N/A	11/7/2018
Sports Zone	N/A / N/A / N/A	8,218	2.1%	$14.86	$320	5.9%	4/20/2020
Rainbow	N/A / N/A / N/A	7,408	1.9%	$17.60	$171	12.7%	1/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF represent sales for the twelve-month period ending December 31, 2012, for all tenants.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	40,420	10.5%	NAP	NAP	40,420	10.5%	NAP	NAP
2013	0	0	0.0	$0	0.0%	40,420	10.5%	$0	0.0%
2014	4	29,331	7.6	543,328	10.3	69,751	18.1%	$543,328	10.3%
2015	4	9,256	2.4	233,966	4.4	79,007	20.6%	$777,294	14.7%
2016	6	26,573	6.9	527,754	10.0	105,580	27.5%	$1,305,048	24.7%
2017	8	75,972	19.8	1,095,588	20.8	181,552	47.2%	$2,400,636	45.5%
2018	9	115,597	30.1	1,284,014	24.3	297,149	77.3%	$3,684,650	69.8%
2019	2	6,920	1.8	144,790	2.7	304,069	79.1%	$3,829,440	72.6%
2020	5	28,490	7.4	446,661	8.5	332,559	86.5%	$4,276,101	81.0%
2021	2	6,600	1.7	146,724	2.8	339,159	88.2%	$4,422,825	83.8%
2022	2	11,102	2.9	275,603	5.2	350,261	91.1%	$4,698,428	89.1%
2023	2	4,556	1.2	209,777	4.0	354,817	92.3%	$4,908,205	93.0%
2024 & Beyond	2	29,526	7.7	367,799	7.0	384,343	100.0%	$5,276,004	100.0%
Total	46	384,343	100.0%	$5,276,004	100.0%
(1)	Based on the underwritten rent roll.

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Rivertowne Commons

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$4,111,243	$4,265,106	$4,495,407	$5,210,848	$5,276,004	$13.73	71.1%
Vacant Income	0	0	0	0	424,072	1.10	5.7
Percentage Rent	107,686	107,987	128,518	131,265	131,265	0.34	1.8
Gross Potential Rent	$4,218,929	$4,373,093	$4,623,925	$5,342,113	$5,831,341	$15.17	78.6%
Total Reimbursements	1,237,172	1,222,509	1,242,076	1,356,911	1,590,636	4.14	21.4
Net Rental Income	$5,456,101	$5,595,602	$5,866,001	$6,699,024	$7,421,977	$19.31	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(427,506)	(1.11)	(5.8)
Other Income	13,399	141,093	56,733	44,196	44,196	0.11	0.6
Effective Gross Income	$5,469,500	$5,736,695	$5,922,734	$6,743,220	$7,038,667	$18.31	94.8%

Total Expenses	$1,974,197	$1,858,047	$1,809,861	$1,855,363	$1,919,073	$4.99	27.3%

Net Operating Income	$3,495,303	$3,878,648	$4,112,873	$4,887,857	$5,119,595	$13.32	72.7%

Total TI/LC, Capex/RR	0	0	0	0	332,969	0.87	4.7
Net Cash Flow	$3,495,303	$3,878,648	$4,112,873	$4,887,857	$4,786,626	$12.45	68.0%
(1)	The TTM column represents the trailing-twelve months ending August 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	TTM Rents in Place is higher than 2012 primarily due to ten new leases totaling 25,592 square feet that account for approximately $551,000 in annual rent.
(4)	UW Rents in Place is higher than TTM primarily due to two new leases totaling 10,986 square feet that account for approximately $293,000 in annual underwritten rent.

Property Management. The property is managed by WRG USA, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,500,000 for tenant improvements obligations primarily intended for the potential costs associated with releasing the vacant theater space.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated real estate tax payments monthly, which currently equates to $55,482.

Insurance Escrows - The requirement that the borrower must make monthly deposits to the insurance escrow is waived so long as no event of default exists and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $3,203 (approximately $0.10 per square foot annually) for replacement reserves. The replacement reserve is subject to a cap of $115,303 ($0.30 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $16,014 (approximately $0.50 per square foot annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $768,868 ($2.00 per square foot), exclusive of the $1,500,000 upfront TI/LC Reserve and any amounts swept due to a Cash Sweep Event or a Staples Reserve Trigger.

Staples Reserve - During a Staples Reserve Trigger, the borrower is required to make monthly deposits of $25,000 into the TI/LC reserve account, capped at $150,000.

Kmart/Safeway Reserve - During tenant events related to Kmart or Safeway as defined under Cash Sweep Event (below) clauses (iii) through (ix), all excess cash flow will be swept into the TI/LC reserve, capped at $1,250,000. In lieu of a cash flow sweep, the borrower may post a letter of credit in an amount equal to $1,250,000.

A “Staples Reserve Trigger” means: the failure of the Staples tenant to renew the Staples lease for at least three years (or enter into a replacement Staples lease) for at least 80% of the space or net rentable area demised under the Staples lease, on or before the date that is the earlier to occur of (i) the date that is six months prior to the then-current scheduled expiration of the Staples lease and (ii) the expiration of the notice period in the which Staples is required to extend the its lease.

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Rivertowne Commons

A “Cash Sweep Event” means: (i) the occurrence of an event of default, (ii) the DSCR as calculated in the loan documents falls below 1.15x, (iii) the failure of Safeway tenant to renew the Safeway lease (or enter into a replacement Safeway lease) for at least three years and for at least either 80% of the space demised thereunder or 80% of the base rental payable thereunder, in writing pursuant to the terms and provisions of such lease, on or before the date that is at least 12 months prior to the then-current scheduled expiration of the Safeway lease, (iv) the failure of Kmart tenant to renew the Kmart lease (or enter into a replacement Kmart lease) for at least three years for at least either 80% of the space demised thereunder or 80% of the base rental payable thereunder, in writing pursuant to the terms and provisions of such lease, on or before the date that is at least 12 months prior to the then-current scheduled expiration of the Safeway lease, (v) any bankruptcy action of the Kmart or Safeway tenants, (vi) any termination or cancellation of the Kmart or Safeway leases, (vii) any monetary default or any material non-monetary default under the Kmart or Safeway leases, (viii) Kmart or Safeway giving notice of termination for any portion of their leased space or (ix) Kmart or Safeway failing to be in actual, physical possession of its space.

Lockbox / Cash Management.  The loan is structured with a springing cash management account. Following the occurrence of a Cash Sweep Event, the borrower and the manager are required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the cash management account. The lender will receive a first priority pledge of the cash management account as additional security for the loan.

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Chinatown Row

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Chinatown Row

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Chinatown Row

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type - Subtype:	Mixed Use - Office/Retail
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	47,562
Loan Purpose:	Refinance	Location:	Washington, D.C.
Borrower:	Jemal’s Chinatown II L.L.C.	Year Built / Renovated:	1913 / 2000
Sponsor:	Norman Jemal	Occupancy(1):	100.0%
Interest Rate:	4.92000%	Occupancy Date:	10/18/2013
Note Date:	10/18/2013	Number of Tenants:	10
Maturity Date:	11/1/2023	2010 NOI:	$1,299,984
Interest-only Period:	36 months	2011 NOI:	$1,868,410
Original Term:	120 months	2012 NOI:	$1,895,306
Original Amortization:	360 months	TTM NOI (as of 7/2013)(2):	$1,902,022
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(89),O(6)	UW Revenues:	$3,410,893
Lockbox:	CMA	UW Expenses:	$784,889
Additional Debt:	N/A	UW NOI(2):	$2,626,004
Additional Debt Balance:	N/A	UW NCF:	$2,488,698
Additional Debt Type:	N/A	Appraised Value / Per SF:	$51,000,000 / $1,072
		Appraisal Date:	9/18/2013

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$652
Taxes:	$113,493	$37,831	N/A	Maturity Date Loan / SF:	$576
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.8%
Replacement Reserves:	$780	$780	N/A	Maturity Date LTV:	53.7%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.26x
Other:	$5,350,162	$0	N/A	UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000		100.0%	Payoff Existing Debt	$17,830,000	57.5%
				Return of Equity	7,209,081	23.3
				Upfront Reserves	5,464,435	17.6
				Closing Costs	496,484	1.6
Total Sources	$31,000,000		100.0%	Total Uses	$31,000,000	100.0%
(1)
Occupancy includes a 20,423 square foot lease to WeWork. WeWork has taken occupancy of 12,010 of its 20,423 square feet and is expected to begin paying rent for this space in February 2014. WeWork is expected to take occupancy of its remaining space in February 2014 and commence paying full rent in September 2014.

(2)
UW NOI is higher than TTM NOI primarily due to three new retail leases with ShopHouse, It’Sugar and FroZenYo which replaced Ruby Tuesdays at current market rents. Ruby Tuesdays was paying a rent of approximately $60.52 per square foot and the three new tenants have a weighted average rent of $217.98 per square foot.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Chinatown Row loan has an outstanding principal balance of $31.0 million and is secured by a first mortgage lien on four interconnected mixed use office/retail buildings totaling 47,562 square feet in Washington, D.C.  The loan has a 10-year term, and subsequent to a three-year interest-only period, amortizes on a 30-year schedule. The previously existing debt consisted of balance sheet financing provided by RBS Citizens Bank.

The Borrower. The borrowing entity for the loan is Jemal’s Chinatown II L.L.C., a District of Columbia limited liability company and special purpose entity.

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The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Norman Jemal. Mr. Jemal is a Principal and Senior Vice President of the Douglas Development Corporation. Founded in 1985, the Douglas Development Corporation is a real estate owner and developer in the Washington, D.C. area. Douglas Development Corporation has over 150 properties totaling approximately 9.0 million square feet. Douglas Jemal, the founder and president of Douglas Development Corporation and the direct and indirect owner of an approximately 31% interest in the borrower, was charged in 2004 in the United States District Court for the District of Columbia with several offenses and was convicted on a single count of wire fraud. In 2007, he was sentenced to probation for a term of five years subject to various conditions, which probation was terminated in 2009, including payment of a $175,000 fine. Norman Jemal is the only carveout guarantor on the mortgage loan, and the loan documents require that Norman Jemal maintain control of both the borrower and the related property manager. See “Description of the Mortgage Pool—Mortgaged Property Considerations-Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement for additional information.

The Property. Chinatown Row consists of four Class A, interconnected mixed use buildings totaling 47,562 square feet in Washington, D.C. Of the total square footage, 27,125 square feet (57.0% of the net rentable area) is comprised of office space primarily on the second through fourth floors of the property and the remaining 20,437 square feet (43.0% of the net rentable area) is comprised of street and lower level retail and storage space. The sponsor acquired the properties between 1995 and 2000 and connected the properties as part of a redevelopment in 2000.  The sponsor reports a total cost basis of $12.1 million in the property.

As of October 2013, the property was 100% leased by 10 tenants. The largest tenant at the property, WeWork, recently executed a lease for 42.9% of the net rentable area through April 2026. WeWork is taking over space that was previously leased to three separate tenants, two of which vacated earlier this year and one of which is currently in the process of vacating. WeWork has taken occupancy of 12,010 of its 20,423 square feet and is expected to take occupancy of its remaining space in February 2014. Founded in 2010, WeWork offers entrepreneurs and major corporations a collaborative work environment in a variety of shared and private work spaces. Members have access to high speed internet, printing and digital resources, conference rooms, audio/visual technology, shared kitchens and lounge areas. WeWork currently has 19 locations throughout New York City, San Francisco and Los Angeles and this will be the first of two planned Washington, D.C. locations. The second largest tenant, Rocket Bar, leases 18.3% of the net rentable area through February 2018. Rocket Bar is a sports bar that occupies the lower level retail space at the property and offers billiards, shuffleboard, darts and board games to its customers. The third largest tenant, Summit Realty Management (“Summit”), leases 11.2% of the net rentable area through August 2022. Summit recently expanded its space by 1,167 square feet. Summit is an analytics advisory firm that works with Federal agencies, financial institutions and litigators on specialized analytical challenges.

The property is located within the Chinatown neighborhood of Washington, D.C., on 7th Street between H Street and G Street. The property is approximately nine blocks east of the White House and is across from the Gallery Place mixed use development. Gallery Place is a 660,000 square foot mixed use development that is anchored by the Verizon Center as well as approximately 200,000 square feet of Class A office space, 192 residential condominiums and 250,000 square feet of retail. The Verizon Center is a 20,000 seat multi-purpose sports and entertainment venue that hosts an average of 220 events per year. The arena is home to the NBA’s Washington Wizards, the NHL’s Washington Capitals, the WNBA’s Washington Mystics and the NCAA’s Georgetown Hoyas men’s basketball team. The property is also within two blocks of the new 10-acre CityCenterDC development that is currently under construction. CityCenterDC is a mixed use development that will include 515,000 square feet of office space, 295,000 square feet of retail, 674 apartment and condominium units and a 350 room hotel. The first phase of the project is expected to come online by the end of 2014. The property is immediately surrounded by a mixture of Class A office buildings, with street level retail shops, restaurants and other eateries, as well as interspersed residential buildings. Regional access to the area is provided by Interstate 66.  Public transportation is provided to the area by the Washington Metropolitan Area Transportation Authority’s (“WMATA”) Metrorail and bus systems. WMATA has four Metrorail stations located within the CBD, one of which is located across the street within the Gallery Place development. These stations serve the Red, Orange and Blue lines, which provide transportation throughout Washington, D.C. and link Washington, D.C. to the northern Virginia and Maryland suburbs.

According to the appraisal, the East End office submarket contained approximately 36.7 million square feet of space as of the second quarter of 2013. Office vacancy in the submarket was estimated at 13.0% with Class A average asking rents of $63.73 per square foot on a full service gross basis, as of the second quarter of 2013. The East End retail submarket contained approximately 1.5 million square feet of space as of the second quarter of 2013. Retail vacancy in the submarket was estimated at 5.1% with average asking rents of $37.98 per square foot on a triple net basis, as of the second quarter of 2013. Overall the appraisal concluded per square foot market rents of $42.50 for the office space, $80.00 for the Legal Sea Foods retail space, $215.00 for the small/corner retail spaces and $55.00 for the lower level retail space.

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Historical and Current Occupancy(1)
2010	2011(2)	2012	Current(3)(4)
71.5%	91.9%	100.0%	100.0%
(1)   Historical Occupancies are as of December 31 of each respective year.
(2)   The increase in occupancy from 2010 to 2011 was primarily due to a new office lease with LivingSocial. LivingSocial terminated its lease in July 2013 and the space was re-leased to WeWork.
(3)   Current Occupancy is as of October 18, 2013.
(4)   Current Occupancy includes a 20,423 square foot lease to WeWork.  WeWork has taken occupancy of 12,010 of its 20,423 square feet and is expected to begin paying rent for this space in February 2014. WeWork is expected to take occupancy of its remaining space in February 2014 and commence paying full rent in September 2014. Please refer to “WeWork Reserve” below.

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
WeWork(3)	Office	NA / NA / NA	20,423	42.9%	$40.00	4/1/2026
Rocket Bar	Lower Level Retail	NA / NA / NA	8,713	18.3%	$35.82	2/28/2018
Summit Realty Management(4)	Office	NA / NA / NA	5,327	11.2%	$46.51	8/31/2022
Legal Sea Foods	Street Level Retail	NA / NA / NA	5,000	10.5%	$76.23	5/31/2023
ShopHouse(4)	Street Level Retail	NA / NA / NA	2,033	4.3%	$215.00	7/31/2023
It’Sugar	Street Level Retail	NA / NA / NA	1,775	3.7%	$220.38	12/31/2023
Comfort One Shoes	Street Level Retail	NA / NA / NA	1,542	3.2%	$125.03	4/30/2017
FroZenYo	Street Level Retail	NA / NA / NA	1,374	2.9%	$219.30	7/31/2023
D*MNGOOD	Office	NA / NA / NA	925	1.9%	$44.52	8/31/2015
Omar Biagas	Office	NA / NA / NA	450	0.9%	$34.61	4/30/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
WeWork has taken occupancy of 12,010 of its 20,423 square feet and is expected to begin paying rent for this space in February 2014. WeWork is expected to take occupancy of its remaining space in February 2014 and commence paying rent in September 2014. Please refer to “WeWork Reserve” below.

(4)	Summit Realty Management and ShopHouse have signed leases but will not commence paying full rent for their spaces until January 2014 and February 2014, respectively.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2013	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2014	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2015	2	1,375	2.9	56,759	1.8	1,375	2.9%	$56,759	1.8%
2016	0	0	0.0	0	0.0	1,375	2.9%	$56,759	1.8%
2017	1	1,542	3.2	192,801	6.1	2,917	6.1%	$249,560	8.0%
2018	1	8,713	18.3	312,113	9.9	11,630	24.5%	$561,674	17.9%
2019	0	0	0.0	0	0.0	11,630	24.5%	$561,674	17.9%
2020	0	0	0.0	0	0.0	11,630	24.5%	$561,674	17.9%
2021	0	0	0.0	0	0.0	11,630	24.5%	$561,674	17.9%
2022	1	5,327	11.2	247,745	7.9	16,957	35.7%	$809,418	25.8%
2023	4	10,182	21.4	1,510,738	48.2	27,139	57.1%	$2,320,156	74.0%
2024 & Beyond	1	20,423	42.9	816,920	26.0	47,562	100.0%	$3,137,076	100.0%
Total	10	47,562	100.0%	$3,137,076	100.0%
(1)	Based on the underwritten rent roll.

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Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$1,558,132	$2,184,511	$2,282,430	$2,240,327	$3,137,076	$65.96	87.4%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$1,558,132	$2,184,511	$2,282,430	$2,240,327	$3,137,076	$65.96	87.4%
Total Reimbursements	281,222	352,615	333,699	360,673	453,338	9.53	12.6
Net Rental Income	$1,839,354	$2,537,126	$2,616,129	$2,601,000	$3,590,414	$75.49	100.0%
(Vacancy/Credit Loss)	4,000	(8,633)	(44,720)	(45,465)	(179,521)	(3.77)	(5.0)
Other Income	1,324	2,517	134	126	0	0.00	0.0
Effective Gross Income	$1,844,678	$2,531,010	$2,571,543	$2,555,661	$3,410,893	$71.71	95.0%

Total Expenses	$544,694	$662,600	$676,237	$653,639	$784,889	$16.50	23.0%

Net Operating Income	$1,299,984	$1,868,410	$1,895,306	$1,902,022	$2,626,004	$55.21	77.0%

Total TI/LC, Capex/RR	23,255	30,641	62,417	54,252	137,306	2.89	4.0
Net Cash Flow	$1,276,729	$1,837,769	$1,832,889	$1,847,770	$2,488,698	$52.33	73.0%

(1)	TTM column represents the trailing twelve month period ending in July 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place are higher than TTM Rents in Place primarily due to three new retail leases with ShopHouse, It’Sugar and FroZenYo which replaced Ruby Tuesdays at current market rents. Ruby Tuesdays was paying a rent of approximately $60.52 per square foot and the three new tenants have a weighted average rent of $217.98 per square foot.

(4)
Underwritten Rents in Place includes income from WeWork which has taken occupancy of 12,010 of its 20,423 square feet and is expected to begin paying rent for this space in February 2014. WeWork is expected to take occupancy of its remaining space in February 2014 and commence paying full rent in September 2014. Please refer to “WeWork Reserve” below.

Property Management. The property is managed by Douglas Development Corporation, an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow $3.1 million for the WeWork Space Reserve, approximately $1.8 million for outstanding tenant improvement and leasing commissions associated with three tenants, $410,168 for free rent associated with three tenants, $113,493 for real estate taxes and $780 for upfront replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $37,831.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the borrower provides satisfactory evidence that the property is insured under a blanket policy as set forth in the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $780 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no Tenant Trigger Event exists. Following the occurrence and during the continuance of a Tenant Trigger Event, the borrower is required to deposit 50% of all excess cash flow for TI/LC reserves. The reserve is subject to a cap of $500,000 ($10.51 per square foot).

A “Tenant Trigger Event” will occur when any tenant which occupies 6,000 square feet or more (i) is the subject of any bankruptcy action, (ii) provides notice of its intent not to renew its lease, (iii) has not provided notice to renew by the date that is six months prior to the applicable lease expiration date or (iv) goes dark or vacates its space prior to lease maturity.

WeWork Space Reserve - The loan is structured with a $3.1 million reserve that will be released to the borrower at such time as WeWork (or an acceptable replacement tenant) provides an estoppel indicating, among other things, that it has taken occupancy of an additional 8,413 square feet, is open for business and confirmation that its lease is in full force and effect.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account are swept daily to a segregated cash management account under control of the lender and all excess funds after payment of debt service, required reserves and operating expenses will be held in trust for the benefit of the lender in an excess cash reserve or the rollover reserve, as applicable, as additional security for the loan. The lender will have a first priority security interest in the cash management account.

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A “Cash Sweep Event” means: (i) there is an event of default under the loan documents, (ii) any bankruptcy action of the borrower or property manager, (iii) the DSCR as calculated in the loan documents based on the trailing three-month period falls below 1.15x or (iv) a Tenant Trigger Event.

Future Additional Debt. The loan documents permit the pledge of all of the ownership interests in the borrower in connection with a mezzanine loan provided that among other things, (i) no event of default exists, (ii) the combined LTV ratio is less than or equal to 70.0% and (iii) the combined DSCR as calculated under the terms of the loan agreement is greater than or equal to 1.25x.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,000,000	Title:	Fee
Cut-off Date Principal Balance:	$30,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.8%	Net Rentable Area (SF)(1):	426,761
Loan Purpose:	Acquisition	Location:	Springfield, MA
Borrower:	Albany Road-Springfield Plaza LLC	Year Built / Renovated:	1958 / 1998
Sponsor:	Christopher J. Knisley	Occupancy(2):	91.6%
Interest Rate:	4.98750%	Occupancy Date:	8/1/2013
Note Date:	11/21/2013	Number of Tenants:	35
Maturity Date:	12/1/2023	2010 NOI:	$3,236,481
Interest-only Period:	36 months	2011 NOI:	$3,084,880
Original Term:	120 months	2012 NOI:	$3,090,250
Original Amortization:	360 months	TTM NOI (as of 10/2013):	$2,821,250
Amortization Type:	IO-Balloon	UW Economic Occupancy:	88.6%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues(2):	$4,788,301
Lockbox:	CMA	UW Expenses:	$1,781,362
Additional Debt:	N/A	UW NOI:	$3,006,939
Additional Debt Balance:	N/A	UW NCF:	$2,730,936
Additional Debt Type:	N/A	Appraised Value / Per SF(1)(3):	$39,000,000 / $91
		Appraisal Date:	10/9/2013

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$70
Taxes:	$149,309	$76,870	N/A	Maturity Date Loan / SF:	$62
Insurance:	$31,085	Springing	N/A	Cut-off Date LTV(3):	76.9%
Replacement Reserves:	$0	$6,000	$140,000	Maturity Date LTV(3):	68.1%
TI/LC:	$1,500,000	$20,000	$500,000	UW NCF DSCR:	1.42x
Other:	$4,000,000	Springing	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,000,000	73.6%	Net Purchase Price	$32,932,194	80.8%
Sponsor Equity	10,762,554	26.4	Upfront Reserves	5,680,394	13.9
			Closing Costs	2,149,966	5.3
Total Sources	$40,762,554	100.0%	Total Uses	$40,762,554	100.0%
(1)	The improvements also include a vacant 12,253 square foot office building that was excluded from the net rentable area and the appraisal valuation.
(2)
Occupancy and UW Revenues include a 20,000 square foot lease to Planet Fitness and a 3,500 square foot lease to McDonalds. The leases have been executed but the tenants have not yet taken occupancy. The tenants are expected to take occupancy in April and May of 2014, respectively.

(3)
Based on the “hypothetical market as-is” value, which assumes that the $4.0 million proposed renovation has been completed and reflects the $1.5 million upfront future leasing reserve. At closing, $5.5 million was escrowed to cover the proposed renovations and future leasing. The “as-is” value assuming the renovation reserve and upfront leasing reserve was not in place is $33.5 million, which results in a Cut-off Date LTV of 89.6% and Maturity Date LTV of 79.2%.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Springfield Plaza loan has an outstanding principal balance of $30.0 million and is secured by a first mortgage lien on a 426,761 square foot anchored retail center in Springfield, Massachusetts. The loan has a 10-year term, and subsequent to a 36-month interest-only period, amortizes on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Albany Road-Springfield Plaza LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Christopher J. Knisley. Mr. Knisley is the President of Albany Road Real Estate Partners (“ARREP”) and one of its four founding partners. ARREP was established in July 2012 with a focus on acquisition opportunities across New England. Since its launch, ARREP has acquired eight properties totaling more than 700,000 square feet with a gross asset value of approximately $75.0 million.

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The Property.  Springfield Plaza is a 426,761 square foot, grocery anchored community shopping center located in Springfield, Massachusetts. The collateral was constructed in 1958 and renovated in 1998 and consists of 15 single-story buildings on a 66.1 acre site. Additionally, there are 3,500 surface parking spaces at the property that constitute collateral, resulting in a parking ratio of 8.2 spaces per 1,000 square feet of net rentable area. The sponsor plans on implementing a $4.0 million capital improvement plan which is expected to occur over the next 36 months. These improvements include extensive work to upgrade building facades, anchor entrances, canopy arcades, arcade columns, lighting, signage, parking lot improvements, roof replacements and landscaping.

As of August 2013, the collateral was approximately 91.6% occupied by 35 tenants and has had an averaged occupancy of 94.0% since 2006. In addition, tenants at the property representing approximately 71.5% of the net rentable area have been in occupancy for 12 years or longer. The property is anchored by a Kmart (88,425 square feet) and a Stop & Shop (60,787 square feet) along with junior anchors that include Ocean State Job Lot, TJ Maxx, Rocky’s Ace Hardware, Savers and Planet Fitness. The largest tenant, Kmart (20.7% of the net rentable area), has a lease through November 2016 with five five-year renewal options remaining. Kmart has had average sales of $135 per square foot over the last three years and in 2012 reported sales per square foot and occupancy costs of $133 and 1.6%, respectively. The second largest tenant, Stop & Shop (14.2% of the net rentable area), has a lease through March 2019 with six five-year renewal options remaining. Stop & Shop has had average sales of $492 per square foot over the last three years and in 2012 reported sales per square foot and occupancy costs of $466 and 3.2%, respectively.

The property is located on the south side of Liberty Street, a four-lane highway in Springfield. The property has frontage at the corner of the intersection of Liberty Street and St. James Avenue and, according to the appraisal, approximately 11,800 vehicles travel past the property each day. The center has two signalized entrances, one on Liberty Street and another on St. James Avenue along with multiple access points along the length of the center. According to the appraisal, the property’s estimated 2013 population and median household income within one, three and five mile radii was 17,184, 118,692 and 257,360 and $40,044, $31,749 and $37,875, respectively.

According to the appraisal the overall Hartford retail market was comprised of approximately 144.3 million square feet and reported a vacancy rate of 5.6% as of the second quarter of 2013. The property is located in the Hampden County Retail submarket which was comprised of approximately 25.8 million square feet and reported a vacancy rate of 5.1% as of the second quarter of 2013. The appraisal concluded anchor space market rent of $3.00 per square foot, grocery space market rent of $16.00 per square foot, junior anchor space market rent of $9.00 per square foot, large in-line market rent of $11.00 per square foot, small in-line space market rent of $14.00 per square foot and restaurant space market rent of $16.00 per square foot for the submarket. Overall, the appraisal concluded that in-place rents were approximately 16% below market.

Historical and Current Occupancy(1)
2010	2011(2)	2012(2)	Current(3)(4)
97.3%	92.7%	83.5%	91.6%
(1)	Historical Occupancies are as of July 31 of each respective year.
(2)	The decline in occupancy from 2011 to 2012 was a result of Airway Lanes vacating in 2012. The space was subsequently re-leased by Planet Fitness.
(3)	Current Occupancy is as of August 1, 2013.
(4)
Current Occupancy includes a 20,000 square foot lease to Planet Fitness and a 3,500 square foot lease to McDonald’s. The leases have been executed but the tenants have not yet taken occupancy. The tenants are expected to take occupancy in April and May of 2014, respectively. Occupancy excluding these tenants is 86.1%.

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Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Kmart	B3 / CCC+ / NA	88,425	20.7%	$2.10	$133	1.6%	11/30/2016
Stop & Shop	Baa3 / BBB / BBB	60,787	14.2%	$15.04	$466	3.2%	3/31/2019
Ocean State Job Lot	NA / NA / NA	30,030	7.0%	$3.30	N/A	N/A	1/31/2018
TJ Maxx(4)	A3 / A / NA	25,600	6.0%	$7.00	$157	4.5%	1/31/2016
Rocky’s Ace Hardware	NA / NA / NA	25,500	6.0%	$4.10	$78	5.3%	5/31/2019
Savers	NA / NA / NA	24,596	5.8%	$4.27	N/A	N/A	1/31/2017
Planet Fitness	NA / NA / NA	20,000	4.7%	$10.50	N/A	N/A	3/31/2025
Joey’z Shopping Spree	NA / NA / NA	13,572	3.2%	$10.89	N/A	N/A	1/31/2017
Rainbow Womens Retail	NA / NA / NA	11,023	2.6%	$12.00	N/A	N/A	1/31/2017
Plaza Package	NA / NA / NA	10,800	2.5%	$13.10	N/A	N/A	6/30/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent 2012 sales and expenses.
(4)	TJ Maxx was closed for 40 days in 2012 when it was converted from A.J. Wright to TJ Maxx.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	35,765	8.4%	NAP	NAP	35,765	8.4%	NAP	NAP
2013	1	1,000	0.2	$13,500	0.4%	36,765	8.6%	$13,500	0.4%
2014	4	8,391	2.0	120,046	3.6	45,156	10.6%	$133,546	4.1%
2015	4	19,615	4.6	206,962	6.3	64,771	15.2%	$340,508	10.3%
2016	4	118,300	27.7	431,124	13.1	183,071	42.9%	$771,632	23.4%
2017	6	66,321	15.5	611,929	18.6	249,392	58.4%	$1,383,561	42.0%
2018	3	31,812	7.5	132,839	4.0	281,204	65.9%	$1,516,400	46.0%
2019	5	98,837	23.2	1,160,190	35.2	380,041	89.1%	$2,676,590	81.3%
2020	1	600	0.1	9,090	0.3	380,641	89.2%	$2,685,680	81.5%
2021	3	10,250	2.4	159,883	4.9	390,891	91.6%	$2,845,562	86.4%
2022	0	0	0.0	0	0.0	390,891	91.6%	$2,845,562	86.4%
2023	0	0	0.0	0	0.0	390,891	91.6%	$2,845,562	86.4%
2024 & Beyond	4	35,870	8.4	448,426	13.6	426,761	100.0%	$3,293,989	100.0%
Total	35	426,761	100.0%	$3,293,989	100.0%
(1)	Based on the underwritten rent roll.

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Springfield Plaza

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,441,401	$3,301,746	$3,220,865	$3,125,111	$3,293,989	$7.72	61.0%
Vacant Income	0	0	0	0	422,734	0.99	7.8
Gross Potential Rent	$3,441,401	$3,301,746	$3,220,865	$3,125,111	$3,716,723	$8.71	68.8%
Total Reimbursements	1,628,811	1,505,690	1,604,278	1,480,823	1,686,085	3.95	31.2
Net Rental Income	$5,070,212	$4,807,436	$4,825,143	$4,605,934	$5,402,807	$12.66	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(614,507)	(1.44)	(11.4)
Other Income	0	0	0	11,104	0	0.00	0.0
Effective Gross Income	$5,070,212	$4,807,436	$4,825,143	$4,617,038	$4,788,301	$11.22	88.6%

Total Expenses	$1,833,731	$1,722,556	$1,734,893	$1,795,788	$1,781,362	$4.17	37.2%

Net Operating Income	$3,236,481	$3,084,880	$3,090,250	$2,821,250	$3,006,939	$7.05	62.8%

Total TI/LC, Capex/RR	0	0	0	0	276,003	0.65	5.8
Net Cash Flow	$3,236,481	$3,084,880	$3,090,250	$2,821,250	$2,730,936	$6.40	57.0%
(1)	TTM represents the trailing twelve-month period ending October 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Rents in Place include a 20,000 square foot lease to Planet Fitness and a 3,300 square foot lease to McDonalds. The leases have been executed but the tenants have not yet taken occupancy. The tenants are expected to take occupancy in April and May of 2014, respectively.

Property Management. The property is managed by KeyPoint Partners, LLC.

Escrows and Reserves. At origination, the borrower deposited into escrow $4.0 million for planned capital improvements, $1.5 million to prefund the tenant improvement and leasing commission reserve, $149,309 for real estate taxes and $31,085 for insurance.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated real estate tax payments monthly, which currently equates to $76,870.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured under a blanket policy as set forth in the loan documents.

Capital Improvement Reserve - At origination, the borrower deposited into escrow $4.0 million to cover outstanding capital improvements at the property. Improvements include but are not limited to façade repairs, roof replacement, canopy arcade and landscaping. The repairs are expected to occur over the first 36 months of the loan term.

Replacement Reserves - On a monthly basis, beginning on the earlier of January 1, 2016 or the date in which the capital improvement reserve has been disbursed, the borrower is required to escrow $6,000 (approximately $0.17 per square foot annually) for replacement reserves. The replacement reserve is subject to a cap of $140,000 (approximately $0.33 per square foot).

TI/LC Reserves - At origination, the borrower deposited $1.5 million to prefund the TI/LC reserve account. In addition, the borrower is required to deposit into the TI/LC reserve account $20,000 per month (approximately $0.56 per square foot annually). After disbursement of $1.0 million, the TI/LC reserve becomes subject to a cap of $500,000 (approximately $1.17 per square foot).

Six months prior to any Stop & Shop lease expiration date (the “Stop & Shop Trigger Event”) until Stop & Shop or other tenant satisfying certain requirements renews or executes a lease for the related space as more particularly described below, (i) no disbursements shall be made from the TI/LC Reserve fund other than for tenant improvement and leasing commission obligations associated with the Stop & Shop space and (ii) borrower is required to pay to lender on each payment date a pro rata monthly amount such that the aggregate amount on deposit in the TI/LC Reserve is equal to $500,000 prior to a Stop & Shop Trigger Event.

Stop & Shop Reserve - Upon the occurrence of a the date that is six months prior to the Stop & Shop lease expiration date, the borrower is required to deposit into escrow six consecutive monthly deposits of $110,000 each ($660,000 in aggregate representing approximately $10.86 per square foot for the Stop & Shop space) in addition to any payments required under the TI/LC reserve.

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Springfield Plaza

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. At origination the borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. In the event of a Cash Sweep Event, the borrower and cash management bank are required to set up a segregated cash management account to be held in trust and for the benefit of lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence of a Cash Sweep Event, all funds deposited into the lockbox after payment of debt service, required reserves and operating expenses will be swept to the cash management account and held as additional collateral for the loan.

A “Cash Sweep Event” is the period following: (i) an event of default under the loan documents, (ii) any bankruptcy action of the borrower or manager, (iii) the DSCR as calculated in the loan documents based on the trailing three-month period falling below 1.25x or (iv) a Stop & Shop Cash Sweep Event.

A “Stop & Shop Cash Sweep Event” means the occurrence of any of the following: (i) any bankruptcy action with respect to Stop & Shop or (ii) Stop & Shop or any future replacement tenant of the Stop & Shop space “goes dark”, vacates or abandons its premises at the property.

A Cash Sweep Event caused by a Stop & Shop Cash Sweep Event can be cured if the Stop & Shop lease is renewed in accordance with the terms set forth in its lease and an updated tenant estoppel is provided or (i) one or more replacement tenant leases have been executed for no less than 80% of the Stop & Shop space, (ii) each replacement tenant is in physical occupancy, open for business and paying full contractual rent and (iii) after giving effect to the replacement tenants, the property shall have a projected DSCR of no less than 1.25x for the next 12 succeeding months.

Future Additional Debt. In connection with the sale of the property to a third party, a mezzanine loan is permitted to be obtained, provided that among other things, (i) no event of default exists, (ii) the combined LTV ratio is less than or equal to 75.0% and (iii) the combined DSCR as calculated under the terms of the loan agreement is greater than or equal to 1.35x.

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801 Travis

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801 Travis

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801 Travis

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801 Travis

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,000,000	Title:	Fee
Cut-off Date Principal Balance:	$29,963,062	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.8%	Net Rentable Area (SF):	220,382
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	801 Travis Investor, L.P.	Year Built / Renovated:	1981 / 2008
Sponsor:	Robert C. Goddard, III	Occupancy(1):	81.6%
Interest Rate:	4.86750%	Occupancy Date:	11/1/2013
Note Date:	10/30/2013	Number of Tenants:	25
Maturity Date:	11/1/2023	2010 NOI:	$316,313
Interest-only Period:	None	2011 NOI:	$940,969
Original Term:	120 months	2012 NOI:	$1,007,354
Original Amortization:	360 months	TTM NOI (as of 8/2013):	$1,748,396
Amortization Type:	Balloon	UW Economic Occupancy:	79.4%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues(1):	$5,226,431
Lockbox:	CMA	UW Expenses:	$2,336,734
Additional Debt:	N/A	UW NOI(2):	$2,889,697
Additional Debt Balance:	N/A	UW NCF:	$2,599,722
Additional Debt Type:	N/A	Appraised Value / Per SF:	$43,000,000 / $195
		Appraisal Date:	9/18/2013

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$136
Taxes:	$484,951	$46,186	N/A	Maturity Date Loan / SF:	$111
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.7%
Replacement Reserves:	$3,674	$3,674	$112,000	Maturity Date LTV:	57.1%
TI/LC:	$25,000	$25,000	$750,000	UW NCF DSCR:	1.37x
Other:	$560,086	$0	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,000,000	100.0%	Payoff Existing Debt	$17,443,616	58.1%
			Return of Equity	11,288,523	37.6
			Upfront Reserves	1,073,711	3.6
			Closing Costs	194,150	0.6
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)
Occupancy and Underwritten Revenues include Synergy Hotels, which has executed a lease but is not yet in occupancy of its space or commenced paying rent. The tenant is expected to take occupancy of its space during the first quarter of 2014 and is expected to commence paying rent in May 2014.

(2)	Underwritten NOI is higher than historical years primarily due to five new leases totaling approximately 51,976 square feet that were signed between September 2012 and November 2013.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 801 Travis loan has an outstanding principal balance of approximately $30.0 million and is secured by a first mortgage lien on a 21-story, 220,382 square foot office building located in the Houston, Texas central business district. The 801 Travis loan has a 10-year term and amortizes on a 30-year schedule. The previously existing debt was provided by Wells Fargo.

The Borrower. The borrowing entity for the 801 Travis Investor, L.P., a Georgia limited partnership and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Robert C. Goddard, III. Mr. Goddard is the Chairman and Chief Executive Officer of the Goddard Investment Group, LLC (“Goddard”). Goddard is a privately held commercial real estate firm headquartered in Atlanta, Georgia. The firm has acquired over 8.0 million square feet of commercial real estate. The firm also provides third party services to the financial services industry, specializing in the resolution of distressed real estate loans and assets.

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801 Travis

The Property. 801 Travis is a 220,382 square foot Class B+ office building located in the Houston, Texas central business district. The 21-story building was constructed in 1981 and was renovated in 2008. The property has a parking garage on floors two through 11 of the property which provides 438 parking spaces resulting in a parking ratio of 1.99 spaces per 1,000 square feet of net rentable area. The sponsor acquired the property in 2007 when the property was approximately 49.0% occupied after Wells Fargo vacated a majority of its space in 2006. Wells Fargo continued to vacate its remaining space over the next few years and vacated its final space in April 2012.  After acquiring the property, the sponsor spent approximately $2.2 million to renovate and upgrade the property, which included upgrades in the building’s lobby, elevators, parking garage, restrooms and common areas. The sponsor also removed the existing fire walls on the building’s uppermost floors which created expansive views of the Houston central business district. The sponsor currently reports a cost basis of approximately $31.1 million.

As of November 2013, the property was 81.6% leased by 25 tenants. The largest tenant, Synergy Hotels, recently executed a new, 50 year lease for 16.2% of the net rentable area through October 2063. In total, Synergy Hotels leases 17.3% of the net rentable area through two leases. Synergy Hotels is currently completing an approximately $80.8 million renovation of 806 Main Street, which is located adjacent to 801 Travis, into a new JW Marriott hotel. The hotel is expected to open in the spring of 2014 and will have approximately 323 guest rooms. The new lease covers an additional two spaces at 801 Travis totaling 35,708 square feet (19,137 square feet on the 12th floor and 16,571 square feet of basement level). Both spaces will be connected to the hotel via a 12th floor raised skyway and through the basement. The majority of the 12th floor will be a fitness center and spa with the remaining area housing back office administrative functions. The northern half of the basement space will be used for hotel meeting rooms and the southern half of the basement will be back office space for the hotel staff. The second largest tenant, Andrews & Kurth, leases 8.8% of the net rentable area through March 2017 and has two five-year renewal options remaining. Andrews & Kurth is a national law firm that was founded in 1902 and has over 400 lawyers across 10 offices worldwide. Andrews & Kurth originally took occupancy in 2006 and in 2011 extended its lease to the current expiration date in March 2017. The third largest tenant at the property, Intertek, leases 7.9% of the net rentable area through October 2018 and has two five-year renewal options remaining. Intertek provides testing and inspection services for the petroleum, refining and petrochemical industries. Intertek originally took occupancy in 2010 and expanded by 3,013 square feet in March 2012.

The property is located in downtown Houston at the intersection of Travis and Rusk Avenue. Milam Street, one block to the west, provides direct access to Interstate 45 which provides access to the greater Houston area. The property also has direct access to Houston’s underground tunnel system. The tunnel system is more than six miles long, connects 95 city blocks and has two movie theaters, restaurants and retail. The tunnel system is accessible from street-level stairs, escalators and elevators located inside office buildings that are connected to the tunnel system.

According to the appraisal, the Downtown submarket contained approximately 58.2 million square feet of office space as of the second quarter of 2013. Vacancy in the submarket was estimated at 11.5% with Class B average asking rents of $25.03 per square foot on a full service gross basis. The appraisal indentified five comparable properties built between 1929 and 1982 that range in size from approximately 373,000 to 844,000 square feet and reported a weighted average occupancy of 83.7%.

Historical and Current Occupancy(1)

2010	2011	2012	Current(2)(3)
57.0%	67.0%	66.0%	81.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of November 1, 2013.
(3)
The increase in Current Occupancy from 2012 is primarily due to a new 35,708 square foot lease to Synergy Hotels. Synergy Hotels has an executed a lease but is not yet in occupancy of its space or commenced paying rent. The tenant is expected to take occupancy of its space during the first quarter of 2014 and is expected to commence paying rent in May 2014.

In 2006, prior to the sponsor’s acquisition, the property was approximately 92.0% leased to Wells Fargo. The sponsor acquired the property in 2007 after Wells Fargo had begun vacating its space in order to move into Wells Fargo Plaza and had announced plans to vacate its remaining space over the next several years. When the sponsor acquired the property in September 2007 the property was 49.0% leased and the sponsor increased occupancy to 57.0% by December 2010. Occupancy increased to approximately 67.0% by December 2011, however in April 2012 Wells Fargo vacated its remaining space bringing overall occupancy down to 53.0%. The sponsor was able to backfill the space over the next five months bringing occupancy back to 66.0% by September 2012.

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801 Travis

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Synergy Hotels(3)	NA / NA / NA	38,065	17.3%	$22.02	10/31/2063
Andrews & Kurth	NA / NA / NA	19,288	8.8%	$21.00	3/31/2017
Intertek(4)	NA / NA / NA	17,347	7.9%	$26.50	10/31/2018
Redding Linden Burr	NA / NA / NA	11,512	5.2%	$25.00	10/31/2024
SPT, Inc.	NA / NA / NA	8,718	4.0%	$27.00	12/31/2019
MG Maher	NA / NA / NA	7,592	3.4%	$18.00	12/31/2016
Blue Dolphin(5)	NA / NA / NA	6,489	2.9%	$17.50	5/31/2017
Edox	NA / NA / NA	6,488	2.9%	$19.73	7/30/2017
Frierson, Sola & Associates(6)	NA / NA / NA	6,215	2.8%	$25.50	4/30/2019
NAESB	NA / NA / NA	5,898	2.7%	$23.50	4/30/2021
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Synergy Hotels has two leases at the property and the expiration date listed above reflects the expiration date of the largest space Synergy Hotels occupies. In total, Synergy Hotels has 2,357 square feet expiring in October 2017 and 35,708 square feet expiring in October 2063.

(4)
Intertek has the right to terminate its lease on October 31, 2015 with six months notice and payment of a termination fee. The tenant also has the right to contract its leased space by 3,000 square feet at any time after November 1, 2015 with 180 days notice and payment of a termination fee.

(5)	Blue Dolphin has the right to terminate its lease at any time with 180 days notice and payment of a termination fee.
(6)	Frierson, Sola & Associates has the right to terminate its lease on December 31, 2016 with 12 months notice and payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	40,506	18.4%	NAP	NAP	40,506	18.4%	NAP	NAP
2013	1	3,748	1.7	$91,826	2.3%	44,254	20.1%	$91,826	2.3%
2014	1	2,277	1.0	45,540	1.1	46,531	21.1%	$137,366	3.4%
2015	0	0	0.0	0	0.0	46,531	21.1%	$137,366	3.4%
2016	4	16,043	7.3	337,760	8.3	62,574	28.4%	$475,126	11.7%
2017	10	64,089	29.1	1,399,080	34.6	126,663	57.5%	$1,874,205	46.3%
2018	3	22,124	10.0	581,859	14.4	148,787	67.5%	$2,456,064	60.7%
2019	2	14,933	6.8	393,869	9.7	163,720	74.3%	$2,849,932	70.4%
2020	0	0	0.0	0	0.0	163,720	74.3%	$2,849,932	70.4%
2021	1	5,898	2.7	138,603	3.4	169,618	77.0%	$2,988,535	73.8%
2022	1	3,544	1.6	0	0.0	173,162	78.6%	$2,988,535	73.8%
2023	0	0	0.0	0	0.0	173,162	78.6%	$2,988,535	73.8%
2024 & Beyond	2	47,220	21.4	1,060,164	26.2	220,382	100.0%	$4,048,699	100.0%
Total	25	220,382	100.0%	$4,048,699	100.0%
(1)	Based on the underwritten rent roll.

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801 Travis

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$1,724,784	$2,106,940	$2,204,772	$2,794,233	$4,048,699	$18.37	61.7%
Vacant Income	0	0	0	0	1,053,156	4.78	16.1
Gross Potential Rent	$1,724,784	$2,106,940	$2,204,772	$2,794,233	$5,101,855	$23.15	77.8%
Total Reimbursements	416,249	836,708	876,706	944,219	1,457,634	6.61	22.2
Net Rental Income	$2,141,033	$2,943,648	$3,081,478	$3,738,452	$6,559,489	$29.76	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,354,049)	(6.14)	(20.6)
Other Income	5,071	41,089	139,586	241,848	20,991	0.10	0.3
Effective Gross Income	$2,146,104	$2,984,737	$3,221,064	$3,980,300	$5,226,431	$23.72	79.7%

Total Expenses	$1,829,791	$2,043,768	$2,213,710	$2,231,904	$2,336,734	$10.60	44.7%

Net Operating Income	$316,313	$940,969	$1,007,354	$1,748,396	$2,889,697	$13.11	55.3%

Total TI/LC, Capex/RR	0	0	0	0	289,974	1.32	5.5
Net Cash Flow	$316,313	$940,969	$1,007,354	$1,748,396	$2,599,722	$11.80	49.7%
(1)	TTM column represents the trailing twelve month period ending in August 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are higher than historical years primarily due to five new leases totaling approximately 51,976 square feet that were signed between September 2012 and November 2013.
(4)
Underwritten Rents in Place includes rent from Synergy Hotels which has executed a lease but is not yet in occupancy of its space or commenced paying rent. The tenant is expected to take occupancy of its space and begin paying rent in the first quarter of 2014 and is expected to commence paying rent in May 2014.

Property Management. The property is managed by Heritage Plaza Property Services, LLC., an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $560,086 for rent abatements associated with two tenants, $484,951 for real estate taxes, $25,000 for TI/LC reserves and $3,674 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $46,186.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and the borrower provides the lender with evidence that the property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $3,674 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $112,000 ($0.51 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $25,000 (approximately $1.36 per square foot annually) into the TI/LC escrow.  The reserve is subject to a cap of approximately $750,000 (approximately $3.40 per square foot).

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. In the event of a Cash Sweep Event, the borrower and cash management bank are required to set up a segregated cash management account to be held in trust and for the benefit of lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence of a Cash Sweep Event, all funds deposited into the lockbox after payment of debt service, required reserves and operating expenses will be swept to the cash management account and held as additional collateral for the loan.

“Cash Sweep Event” means the occurrence of: (i) an event of default, (ii) any bankruptcy action of the borrower or manager or (iii) the DSCR based on the trailing three month period immediately preceding the date of such determination falling below 1.10x until December 31, 2016 and 1.15x thereafter.

Future Additional Debt. In connection with the sale of the property, a mezzanine loan is permitted to be obtained, provided that among other things, (i) no event of default exists, (ii) the combined LTV ratio is less than or equal to 75.0% and (iii) the combined DSCR as calculated under the terms of the loan agreement is greater than or equal to 1.20x.

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Park Central Portfolio Loans

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Park Central Portfolio Loans

Park Central Portfolio Loans
Belmont at Park Central
Charles Towne at Park Central
Manor Row at Park Central
5009 Park Central Drive
Orlando, FL 32839
DOWNTOWN ORLANDO
ORLANDO
Orlovista
Edgewood
Conway
Belle Isle
Williamsburg
ORLANDO EXECUTIVE AIRPORT
ORLANDO INTERNATIONAL AIRPORT
Orlando Fashion Square Mall
Amway Arena
Florida Citrus Bowl Stadium
Orlando Sports Complex
Orlando Regional Medical Center
Valencia Community College West
Millenia Plaza
Publix Super Market
Mall at Millenia
Ikea Orlando
Nova Southeastern University
Orlando Premium Outlets
Festival Bay Mall
Univ Of Central Florida South Orlando
The Marketplace At Dr. Phillips
Dr. P. Phillips Hospital
Orange County Convention Center
University of Central Florida Rosen College of Hospitality Management
The Florida Mall
Aquatica
SeaWorld
Darden Headquarters
FLORIDA'S TURNPIKE
BEACHLINE EXPRESSWAY
W SAND LAKE RD
W OAK RIDGE RD
HOFFNER AVE
CURRY FORD RD
CONROY RD
VINELAND RD
INTERNATIONAL DR
UNIVERSAL BLVD
S JOHN YOUNG PKWY
S FERN CREEK AVE
CONWAY RD S
S HIAWASSEE RD
Lake Buena Vista
Ocoee
Winter Garden
Winter Park
Pine Hills
Windermere
Metro West
Bay Hill
Doctor Phillips
Kissimmee
KISSIMMEE GATEWAY AIRPORT
MILES
MAP © 2013 CARTIFACT, INC · DATA © BROADMAP

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Annex A-3	JPMBB 2013-C17

Park Central Portfolio Loans

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$28,250,000	Title:	Fee
Cut-off Date Principal Balance:	$28,250,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.6%	Net Rentable Area (Units):	664
Loan Purpose:	Refinance	Location:	Orlando, FL
Borrower:	Millennial Capital Company LLC	Year Built / Renovated:	Various / N/A
Sponsor:	Maranatha Holdings, LLC	Occupancy:	95.3%
Interest Rate:	5.00000%	Occupancy Date:	9/26/2013
Note Date:	10/23/2013	Number of Tenants:	N/A
Maturity Date:	11/1/2023	2010 NOI:	$2,220,215
Interest-only Period:	36 months	2011 NOI:	$2,515,244
Original Term:	120 months	2012 NOI:	$2,545,368
Original Amortization:	360 months	TTM NOI (as of 9/2013)(1):	2,636,502
Amortization Type:	IO-Balloon	UW Economic Occupancy:	75.7%
Call Protection:	L(25),Grtr1%orYM(93),O(2)	UW Revenues:	$7,131,283
Lockbox:	CMA	UW Expenses:	$4,229,522
Additional Debt:	N/A	UW NOI:	$2,901,762
Additional Debt Balance:	N/A	UW NCF:	$2,529,871
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$49,900,000 / $75,151
		Appraisal Date:	9/18/2013

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$42,545
Taxes:	$751,384	$57,799	N/A	Maturity Date Loan / Unit:	$37,656
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.6%
Replacement Reserves:	$8,254	$8,254	N/A	Maturity Date LTV:	50.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.39x
Other:	$207,156	$0	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,250,000	95.1%	Payoff Existing Debt	$28,200,000	94.9%
Sponsor Equity	1,468,056	4.9	Upfront Reserves	966,794	3.3
			Closing Costs	551,262	1.9
Total Sources	$29,718,056	100.0%	Total Uses	$29,718,056	100.0%
(1)	TTM NOI represents the trailing twelve month period ending September 30, 2013.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loans. The Belmont at Park Central, Charles Towne at Park Central and Manor Row at Park Central loans (together, the “Park Central Portfolio Loans”) are three cross-collateralized and cross-defaulted loans with outstanding principal balances of approximately $10.0 million, $9.3 million and $8.9 million, respectively. The Park Central Portfolio Loans are secured by first mortgage liens on 664 units in three garden style multifamily properties which are each subject to condominium regimes (together, the “Park Central Portfolio”) located adjacent to each other in Orlando, Florida. An additional 417 units across the three properties are not included in the collateral for the Park Central Portfolio Loans. The Park Central Portfolio Loans each have a 10-year term and, subsequent to initial 36-month interest-only periods, amortize on 30-year schedules.

The Borrower. The borrowing entity for each loan is Millennial Capital Company LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The sponsor and nonrecourse carve-out guarantor is Maranatha Holdings, LLC. Maranatha Holdings, LLC is controlled by an affiliate of McArthur Properties, a Canadian real estate and business investment group based out of Toronto. McArthur Properties, now doing business as Cherishome, has amassed a portfolio containing over 4,547 multifamily units in Toronto, Florida and Georgia as of the Cut-off Date.

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Park Central Portfolio Loans

The Properties. The Park Central Portfolio is a 664-unit, Class A garden style multifamily portfolio consisting of three properties located in central Orlando, Florida: Belmont at Park Central, Charles Towne at Park Central and Manor Row at Park Central. The properties were originally developed as rental units and purchased for conversion to condos in 2005. However, due to underperforming sales the previous owner was foreclosed upon in 2008, and in 2009 the sponsor acquired the remaining unsold units and converted them back to rental properties. There are 417 units at the three properties that are not included in the collateral for the Park Central Portfolio Loans which are each primarily owned by separate individuals. Amenities at the properties include a 12,000 square foot clubhouse, two-level full-circuit fitness facility, 24-hour business center, media room, a convenience market, indoor basketball court, five swimming pools, on-site restaurant and bar, lighted tennis court, sand volleyball, exterior storage units, carwash, playground and gazebo areas with grills, all of which are shared by the three villages that make up the Park Central Portfolio.

Portfolio occupancy as of September 26, 2013 was 95.3%. The portfolio is located within the South Central/527/441 submarket of Orlando. According to the appraisal, the South Central/527/441 submarket included 19,179 rental units in 95 buildings that had an average occupancy of 95.4% with an average monthly rental rate of $893 per unit as of the second quarter of 2013. The three adjacent properties are approximately four miles south of the Orlando central business district and are bordered by Grand Central Parkway to the south, John Young Parkway to the east and Interstate 4 to the north and west.

Belmont at Park Central. The collateral for the Belmont at Park Central loan consists of 253 units of a 440-unit garden style condominium development located on approximately 23.07 acres. The property, built in 1994, consists of 24 three-story buildings containing 126 one-bedroom, 79 two-bedroom and 48 three-bedroom apartments that feature screened-in patios and balconies with brick exteriors. The property contains approximately 784 surface parking spaces, resulting in an overall parking ratio of 3.1 spaces per unit. Occupancy as of September 26, 2013 was approximately 94.9% at an average monthly rental rate of $974 per unit.

Charles Towne at Park Central. The collateral for the Charles Towne at Park Central loan consists of 220 units of a 413-unit garden  style condominium development located on approximately 19.89 acres. The property, built in 1997, consists of 19 two-story buildings containing 192 one-bedroom and 28 two-bedroom apartments that have wood exteriors, shutters and screened-in patios and balconies, as well as a separate leasing building. The property contains approximately 745 surface parking spaces, resulting in an overall parking ratio of 3.4 spaces per unit. Occupancy as of September 26, 2013 was approximately 95.0% at an average monthly rental rate of $1,117 per unit.

Manor Row at Park Central. The collateral for the Manor Row at Park Central loan consists of 191 units of a 228-unit garden style condominium development located on approximately 15.72 acres. The property, built in 2000, consists of 27 two-story buildings containing 76 one-bedroom and 115 two-bedroom apartments that feature large columns, private entries, formal gardens and optional amenities that include attached garages, solariums, high-speed Internet, surround sound and free security pad monitoring. The property contains approximately 445 surface parking spaces, resulting in an overall parking ratio of 2.3 spaces per unit. Occupancy as of September 26, 2013 was approximately 96.3% at an average monthly rent of $1,212 per unit.

Property Summary
Address	Location	Units	Year Built	Occupancy(1)	Appraised Value	Underwritten Net Cash Flow
Belmont at Park Central	Orlando, FL	253	1994	94.9%	$17,300,000	$880,367
Charles Towne at Park Central	Orlando, FL	220	1997	95.0%	17,400,000	838,927
Manor Row at Park Central	Orlando, FL	191	2000	96.3%	15,200,000	810,577
Total / Weighted Average		664		95.3%	$49,900,000	$2,529,871
(1) Occupancy is as of September 26, 2013 and includes only the units included in the collateral for the Park Central Portfolio Loans.

Historical and Current Occupancy(1)
Property	2010	2011	2012	Current(2)
Belmont at Park Central	91.2%	91.2%	89.5%	94.9%
Charles Towne at Park Central	88.8%	92.3%	89.3%	95.0%
Manor Row at Park Central	88.4%	91.5%	90.1%	96.3%
Weighted Average	89.6%	91.7%	89.6%	95.3%
(1) Historical Occupancies are the average for each respective year.
(2) Current Occupancy is as of September 26, 2013 and includes only the units included in the collateral for the Park Central Portfolio Loans.

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Annex A-3	JPMBB 2013-C17

Park Central Portfolio Loans

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly In-Place Rent Per Unit
1 Bed	394	59.3%	376	95.4%	905	$995
2 Bed	222	33.4	212	95.5%	1,249	$1,223
3 Bed	48	7.2	45	93.8%	1,267	$1,261
Total / Wtd. Avg.	664	100.0%	633	95.3%	1,046	$1,090
(1) Data from borrower rent roll as of September 26, 2013 and includes only the units included in the collateral for the Park Central Portfolio Loans.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$8,887,926	$8,889,922	$8,996,709	$8,832,712	$8,283,163	$12,475	88.0%
Vacant Income	0	0	0	0	373,692	563	4.0
Gross Potential Rent	$8,887,926	$8,889,922	$8,996,709	$8,832,712	$8,656,855	$13,037	91.9%
Total Reimbursements	383,152	507,182	647,514	721,382	758,594	1,142	8.1
Net Rental Income	$9,271,078	$9,397,103	$9,644,222	$9,554,095	$9,415,449	$14,180	100.0%
(Vacancy/Credit Loss)	(3,074,622)	(2,854,304)	(3,125,111)	(2,740,435)	(2,284,165)	(3,440)	(24.3)
Other Income	0	0	0	0	0	0	0.0
Effective Gross Income	$6,196,456	$6,542,800	$6,519,111	$6,813,659	$7,131,283	$10,740	75.7%

Total Expenses	$3,976,241	$4,027,556	$3,973,742	$4,177,157	$4,229,522	$6,370	59.3%

Net Operating Income	$2,220,215	$2,515,244	$2,545,368	$2,636,502	$2,901,762	$4,370	40.7%

Total TI/LC, Capex/RR	0	0	0	0	371,890	560	5.2
Net Cash Flow	$2,220,215	$2,515,244	$2,545,368	$2,636,502	$2,529,871	$3,810	35.5%
(1)	TTM column represents the trailing twelve month period ending in September 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Condominium Structure. Each of the three properties is part of a fractured condominium regime. The borrower owns 57.5%, 53.3% and 83.8% of the units at Belmont at Park Central, Charles Towne at Park Central and Manor Row at Park Central, respectively, and in each case has the ability to affirmatively control material decisions of the owners’ association since elections for the board of the associations are based on a plurality without cumulative voting.  Additionally, the properties are all part of a master condominium regime that encompasses the three properties as well as two additional lots.  The borrower, by virtue of having the right to appoint three of the five board members of the master regime, also controls the board that controls the master condominium association.

Property Management. The properties are managed by Riverstone Residential FL, LLC (“Riverstone”). Riverstone is a third-party multifamily manager of properties throughout the United States with over 170,000 apartments in more than 800 communities under management, and a combined asset value of approximately $17.0 billion.

Escrows and Reserves. At closing, the borrower deposited into escrow $751,384 for real estate taxes, $173,656 for the condominium assessments reserve, $33,500 for deferred maintenance and $8,254 for replacement reserves.

Tax Escrows - On a monthly basis the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $57,799.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured with a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,254 (approximately $149 per unit annually) for replacement reserves.

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Park Central Portfolio Loans

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and property manager are required to have all collected rents deposited into a lockbox. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account are swept daily to a segregated cash management account under control of the lender and such funds, after payments of the monthly debt service, required reserves and operating expenses, will be held in trust for the benefit of the lender in an excess cash reserve as additional security for the loan. The lender will have a first priority security interest in the cash management account.

A “Cash Sweep Event” means: (i) there is an event of default under the loan documents, (ii) any bankruptcy action of the borrower or property manager or (iii) the DSCR as calculated in the loan documents based on the trailing three-month period falls below 1.15x.

Release of Properties.  The borrower is permitted to obtain the release of any individual property and a severance of the related mortgage loan from the cross-collateralization provisions of the loan documents through a prepayment of the related loan after the expiration of the applicable lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) prepayment of the full amount of the applicable loan plus, if the release occurs prior to October 1, 2023, the yield maintenance premium, (ii) (A) with respect to the first prepayment and severance of a loan (provided there has not been a prior severance of a loan from the cross-collateralization provisions due to a permitted sale and assumption under the loan documents), the DSCR for the remaining properties is greater than or equal to five basis points in excess of the DSCR as of the closing date either (1) based on the trailing twelve-month period immediately preceding the release of the applicable property or (2) based on the projected DSCR for the twelve-month period immediately following the release of the applicable property, and (B) with respect to the second prepayment and severance of a loan (or the first prepayment and severance of a loan if there has been a prior severance of a loan from the cross-collateralization provisions due to a permitted sale and assumption under the loan documents), the DSCR for the remaining property is greater than or equal to ten basis points in excess of the DSCR for the properties as of the closing date either (1) based on the trailing twelve-month period immediately preceding the release of the applicable property or (2) based on the projected DSCR for the next twelve-month period immediately following the release of the applicable property, and (iv) (A) with respect to the first prepayment and severance of a loan (provided there has not been a prior severance of a loan from the cross-collateralization provisions due to a permitted sale and assumption under the loan documents), the LTV ratio for the remaining properties is less than or equal to five percent less than the LTV ratio for the properties as of the closing date, and (B) with respect to the second prepayment and severance of a loan (or the first prepayment and severance of a loan if there has been a prior severance of a loan from the cross-collateralization provisions due to a permitted sale and assumption under the loan documents), the LTV ratio for the remaining property is less than or equal to ten percent less than the LTV ratio for the properties as of the closing date.

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Annex A-3	JPMBB 2013-C17

Carmel Crossing

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GECC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,375,000	Title:	Fee
Cut-off Date Principal Balance:	$25,375,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	326,231
Loan Purpose:	Acquisition	Location:	Charlotte, NC
Borrower:	Carmel Crossings LLC	Year Built / Renovated(1):	1990 / N/A
Sponsor:	Dennis Troesh	Occupancy:	93.6%
Interest Rate:	4.74000%	Occupancy Date:	9/12/2013
Note Date:	11/8/2013	Number of Tenants:	37
Maturity Date:	12/1/2023	2011 NOI:	$2,528,248
Interest-only Period:	48 months	2012 NOI:	$3,078,743
Original Term:	120 months	TTM NOI (as of 9/2013):	$3,183,581
Original Amortization:	360 months	UW Economic Occupancy:	88.5%
Amortization Type:	IO-Balloon	UW Revenues:	$5,342,351
Call Protection:	L(24),Def(93),O(3)	UW Expenses:	$1,917,492
Lockbox:	CMA	UW NOI:	$3,424,859
Additional Debt:	N/A	UW NCF:	$2,872,536
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$39,600,000 / $121
Additional Debt Type:	N/A	Appraisal Date:	10/10/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$78
Taxes:	$179,002	$44,750	N/A	Maturity Date Loan / SF:	$70
Insurance:	$27,962	$2,330	N/A	Cut-off Date LTV:	64.1%
Replacement Reserves:	$0	$5,981	N/A	Maturity Date LTV:	57.7%
TI/LC:	$1,000,000	$27,186	N/A	UW NCF DSCR:	1.81x
Other(2)(3):	$386,737	Springing	N/A	UW NOI Debt Yield:	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,375,000	64.7%	Purchase Price	$37,350,000	95.2%
Sponsor Equity	13,866,158	35.3	Upfront Reserves	1,593,701	4.1
			Closing Costs	297,457	0.8
Total Sources	$39,241,158	100.0%	Total Uses	$39,241,158	100.0%
(1)	Davie building was built in 1990, Piedmont building was built in 1997 and Tarelton building was built in 1998.
(2)	Initial Other Reserves includes $110,574 for free rent obligations related to three tenants and $276,163 for outstanding tenant improvements and leasing commissions related to two tenants.
(3)
Monthly Other Reserves represent  “Major Lease Event Trigger”, which will occur if Travelers (i) commences any bankruptcy proceedings or insolvency proceedings, (ii) provides notice to vacate, (iii) ceases doing business at the property or (iv) has not renewed is lease at least one year prior to the current expiration date.

The Loan. The Carmel Crossing loan is secured by a first mortgage lien on three adjacent office buildings located in Charlotte, North Carolina that comprise 326,231 square feet. The loan has an outstanding principal balance of approximately $25.4 million. The Carmel Crossing loan has a 10-year term, and subsequent to a 48-month interest-only period, amortizes on a 30-year schedule.  The loan’s sponsor and nonrecourse guarantor is Dennis Troesh.  Dennis Troesh is the managing member of the borrower and controls and manages 15 commercial properties comprising 3.1 million square feet of office, warehouse, retail and self-storage in Georgia, California, North Carolina, Nevada and Washington, and 11 multifamily properties comprising 2,715 units in California.  Dennis Troesh is also the loan sponsor of the Wildwood Center loan.

The Properties. Carmel Crossing is comprised of three adjacent office buildings that make up 326,231 square feet and are situated on 25.9 acres in Charlotte, North Carolina.  The four-story Davie building was built in 1990 and has 128,901 square feet.  The three-story Piedmont building was built in 1997 and has 70,637 square feet.  The four-story Tarelton building was built in 1998 and has 126,693 square feet.  The properties have a reinforced concrete foundation, steel frame, and pre-cast concrete panels and glass.  The collateral also includes a total of 1,458 parking spaces that result in a parking ratio of 4.24 per 1,000 square feet of net rentable area.

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Annex A-3	JPMBB 2013-C17

Carmel Crossing

As of September 2013, the property was 93.6% leased by 37 tenants. The largest tenant at the property, The Travelers, leases 31.8% of the net rentable area through July 2016.  The Travelers has been a tenant since 1997 and currently leases 103,655 square feet. The Travelers is the second largest writer of commercial U.S. property casualty insurance based on direct written premiums and employs approximately 30,000 employees. The second largest tenant, U.S. Government – ATF, leases 8.4% of the net rentable area through January 2018 and in November 2013 expanded by 6,012 square feet. The third largest tenant, CH2M Hill, Inc., leases 6.7% of the net rentable area through July 2014 and has been a tenant since 2005. CH2M Hill, Inc. is an engineering firm that has 28,000 employees and a reported $7 billion in revenue in 2012.

The Market. The property is located in Charlotte, North Carolina just off of Interstate 485, within the Charlotte-Gastonia-Rock Hill NC-SC metropolitan statistical area. The Charlotte Douglas International Airport is located approximately 15 miles from the property and the Charlotte Central Business District is approximately nine miles north of the property.  Public transportation is provided by the Charlotte Area Transit System and provides access along Carmel Road.  According to the appraisal, the property is located in the NC 51 submarket of Charlotte, which contains approximately 5.1 million square feet of office space. Vacancy in the submarket for Class B/C properties was estimated at 18% with average asking rents of $18.21 per square foot, as of the second quarter of 2013. The appraisal identified six comparable properties with rents ranging from $16.50 to $18.50 and ranging in size from approximately 80,000 to 224,000 square feet. The comparable properties reported occupancies ranging from 65% to 95%.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
The Travelers	Aa2 / AA / AA	103,655	31.8%	$16.52	7/31/2016
U.S. Government – ATF(3)	Aaa / AA+ / AAA	27,360	8.4%	$22.33	1/17/2018
CH2M Hill, Inc.	NA / NA / NA	21,843	6.7%	$24.00	7/31/2014
U.S. Government – OHA(4)	Aaa / AA+ / AAA	21,326	6.5%	$20.50	9/30/2014
Bankers Life & Casualty	Baa3 / BBB / BBB	12,461	3.8%	$20.93	4/30/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	U.S. Government – ATF has a termination option on or after January 17, 2018 with 90 days written notice.
(4)	U.S. Government – OHA has a termination option on or after March 31, 2014 with 180 days written notice.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,314,591	$5,263,177	$5,396,195	$5,367,988	$16.45	89.1%
Vacant Income	0	0	0	593,351	1.82	9.8
Gross Potential Rent	$5,314,591	$5,263,177	$5,396,195	$5,961,339	$18.27	98.9%
Total Reimbursements	13,206	88,194	66,566	66,566	0.20	1.1
Net Rental Income	$5,327,797	$5,351,371	$5,462,760	$6,027,905	$18.48	100.0%
(Vacancy/Credit Loss)	(798,422)	(445,795)	(358,848)	(685,554)	(2.10)	(11.4)
Other Income	18,282	18,699	11,502	0	0.00	0.0
Effective Gross Income(3)	$4,547,657	$4,924,275	$5,115,415	$5,342,351	$16.38	88.6%

Total Expenses	$2,019,409	$1,845,532	$1,931,833	$1,917,492	$5.88	35.9%

Net Operating Income	$2,528,248	$3,078,743	$3,183,581	$3,424,859	$10.50	64.1%

Total TI/LC, Capex/RR	0	0	0	552,324	1.69	10.3
Net Cash Flow	$2,528,248	$3,078,743	$3,183,581	$2,872,536	$8.81	53.8%

Occupancy	91.7%	92.8%	93.6%	88.5%
(1)	TTM column represents the trailing twelve month period ending in September 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Effective Gross Income is higher than historical years primarily due to burning off of tenant rent abatements.

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Annex A-3	JPMBB 2013-C17

The Shoppes at English Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,600,000	Title:	Fee
Cut-off Date Principal Balance:	$24,600,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	103,187
Loan Purpose:	Refinance	Location:	North Wales, PA
Borrower:	Stanbery English Village, L.P.	Year Built / Renovated:	2003 / N/A
Sponsors:	P. Jonathan Meyer and Mark Pottschmidt	Occupancy(1):	90.9%
		Occupancy Date:	11/18/2013
Interest Rate:	4.82500%	Number of Tenants:	23
Note Date:	11/26/2013	2010 NOI:	$2,482,784
Maturity Date:	12/6/2023	2011 NOI:	$2,577,135
Interest-only Period:	24 months	2012 NOI:	$2,771,997
Original Term:	120 months	TTM NOI (as of 10/2013):	$2,503,032
Original Amortization:	360 months	UW Economic Occupancy:	90.9%
Amortization Type:	IO-Balloon	UW Revenues:	$3,984,732
Call Protection:	L(24),Grtr1%orYM(92),O(4)	UW Expenses:	$1,353,112
Lockbox:	CMA	UW NOI(2):	$2,631,620
Additional Debt:	N/A	UW NCF:	$2,498,130
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$40,500,000 / $392
Additional Debt Type:	N/A	Appraisal Date:	10/21/2013

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$238
Taxes:	$129,752	$54,556	N/A	Maturity Date Loan / SF:	$205
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.7%
Replacement Reserves:	$0	$1,290	$30,956	Maturity Date LTV:	52.3%
TI/LC:	$350,000	$8,599	$206,374	UW NCF DSCR:	1.61x
Other:	$100,000	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,600,000	100.0%	Payoff Existing Debt	$23,092,535	93.9%
Return of Equity	597,353	2.4
Upfront Reserves	579,752	2.4
Closing Costs	330,359	1.3
Total Sources	$24,600,000	100.0%	Total Uses	$24,600,000	100.0%
(1)
The Shoppes at English Village was 95.2% occupied as of November 18, 2013. Ann Taylor’s lease expires on January 31, 2014 and it has not given notice of renewal.  The tenant was underwritten as vacant. Excluding Ann Taylor, the occupancy is 90.9%.

(2)	UW NOI is higher than TTM NOI primarily because 2011 and 2012 real estate taxes were retroactively adjusted and accounted for by the borrower in the October 31, 2013 trailing twelve month period.

The Loan. The Shoppes at English Village loan has an outstanding balance of $24.6 million and is secured by a first mortgage on a 103,187 square foot anchored retail center located in North Wales, Pennsylvania. The loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The sponsor developed the property in 2003 and has a reported cost basis of $27.0 million with approximately $2.4 million in remaining equity. The previously existing debt was securitized in JPMCC 2004-C2.

The Property. The Shoppes at English Village is an approximately 103,187 square foot anchored retail property located at 1460 Bethlehem Pike in North Wales, Pennsylvania. The property was constructed in 2003 and consists of three, one-story buildings on a 13.35 acre site. The property is anchored by Trader Joe’s (11,502 square feet) and Talbots (10,924 square feet). There are 460 parking spaces at the property, resulting in a parking ratio of 4.46 spaces per 1,000 square feet of net rentable area.

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The Shoppes at English Village

As of November 18, 2013, The Shoppes at English Village was 95.2% occupied by 23 tenants and has had an average occupancy level of 97.0% over the past eight years. However, Ann Taylor’s lease expires on January 31, 2014 and it has not yet given notice of renewal. The Ann Taylor space was underwritten as vacant. Excluding this tenant, the occupancy is 90.9%. Anchor tenants Trader Joe’s and Talbots make up 21.7% of net rentable area and 20.7% of the underwritten base rent. According to a third party report, as of September 2013, Trader Joe’s had sales of $1,582 per square foot, resulting in an occupancy cost of 2.5%. Other major tenants at the property include Banana Republic, Coldwater Creek, Plow & Hearth as well as two restaurants; Iron Hill Brewery and Harvest Seasonal Grill.

The Market. The Shoppes at English Village is located in North Wales, Pennsylvania, which is approximately 20 miles north of Philadelphia and part of the Philadelphia Metropolitan Statistical Area (the “Philadelphia MSA”). The property is located approximately two miles southeast of Montgomery Mall. Within a one, three and five mile radius of the property, the 2013 estimated average household income is $172,562, $131,602 and $120,477, respectively, with an estimated 2013 population level of 4,618, 48,528 and 150,625, respectively. Retailers within a one mile radius include: Whole Foods, Barnes & Noble, Target and Bed Bath & Beyond. The property is located on the main retail corridor within the city limits of North Wales on Bethlehem Pike.

According to the appraisal, the property is situated in the Montgomery County submarket within the Philadelphia MSA. The Montgomery County submarket contains approximately 11.3 million square feet of retail space and reports an average 10.2% vacancy rate as of the second quarter 2013. The average rental rate for retail space within the Montgomery County submarket is $21.44 per square foot on a net basis. According to the appraisal, there is no new construction in this submarket. The appraisal estimated base rents for tenants at the property in an amount equal to $32.00 for small in-line spaces less than 5,000 square feet and $30.00 for large in-line spaces more than 5,000 square feet. The appraisal identified six competitive properties that range in size from 57,084 to 378,193 square feet maintaining occupancies of 84% to 100%, with an average occupancy of 95%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Trader Joe’s	N/A / N/A / N/A	11,502	11.1%	$31.00	$1,582	2.5%	1/31/2019
Talbots	N/A / N/A / N/A	10,924	10.6%	$31.00	$254	15.8%	1/31/2016
Iron Hill Brewery	N/A / N/A / N/A	9,000	8.7%	$27.75	$469	7.9%	11/30/2018
Banana Republic	Baa3 / BBB- / BBB-	7,006	6.8%	$28.33	$411	9.1%	8/31/2014
Coldwater Creek	N/A / N/A / N/A	5,522	5.4%	$43.45	$269	19.6%	1/31/2019
Plow & Hearth	N/A / N/A / N/A	5,042	4.9%	$28.50	$194	19.4%	11/30/2021
Harvest Seasonal Grill	N/A / N/A / N/A	4,972	4.8%	$39.00	N/A	N/A	8/30/2023
Jos. A. Bank	N/A / N/A / N/A	4,500	4.4%	$30.00	$742	5.3%	1/31/2019
Leisure Fitness	N/A / N/A / N/A	4,053	3.9%	$32.00	N/A	N/A	9/30/2018
J. Jill	N/A / N/A / N/A	3,500	3.4%	$39.00	$360	13.4%	1/31/2014
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF represent sales for the trailing twelve-month period ending June 30, 2013, for all tenants. Sales PSF and Occupancy Costs for Trader Joe’s were based on 2013 third party estimates.

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Annex A-3	JPMBB 2013-C17

The Shoppes at English Village

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,744,792	$2,789,695	$2,917,475	$2,970,046	$3,054,117	$29.60	70.4%
Vacant Income	0	0	0	0	301,824	2.93	7.0
Percentage Rent	78,823	59,482	63,377	63,533	31,984	0.31	0.7
Gross Potential Rent	$2,823,615	$2,849,176	$2,980,852	$3,033,579	$3,387,926	$32.83	78.1%
Total Reimbursements	556,315	583,074	645,782	1,213,047	949,639	9.20	21.9
Net Rental Income	$3,379,930	$3,432,250	$3,626,634	$4,246,626	$4,337,565	$42.04	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(393,792)	(3.82)	(9.1)
Other Income	38,614	44,821	61,782	40,960	40,960	0.40	0.9
Effective Gross Income	$3,418,544	$3,477,071	$3,688,416	$4,287,585	$3,984,732	$38.62	91.9%

Total Expenses	$935,759	$899,936	$916,418	$1,784,553	$1,353,112	$13.11	34.0%

Net Operating Income(3)	$2,482,784	$2,577,135	$2,771,997	$2,503,032	$2,631,620	$25.50	66.0%

Total TI/LC, Capex/RR	0	0	0	0	133,490	1.29	3.4

Net Cash Flow	$2,482,784	$2,577,135	$2,771,997	$2,503,032	$2,498,130	$24.21	62.7%

Occupancy	97.8%	99.0%	91.4%	90.9%	90.9%
(1)	TTM column represents the trailing twelve-month period ending October 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
UW NOI is higher than TTM NOI primarily because 2011 and 2012 real estate taxes were retroactively adjusted and recorded by the borrower in the October 31, 2013 trailing twelve month period. The adjustment amounted to $484,121.

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Annex A-3	JPMBB 2013-C17

The Palms on Westheimer

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,100,000	Title:	Fee
Cut-off Date Principal Balance:	$24,100,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.2%	Net Rentable Area (Units):	798
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	WOP Palms, LLC	Year Built / Renovated:	1974 / 2012
Sponsors:	Michael J. Menzer and White Oak Real Estate Opportunity Fund 2012-1, LP	Occupancy:	92.5%
		Occupancy Date:	9/30/2013
Interest Rate:	4.85000%	Number of Tenants:	N/A
Note Date:	10/4/2013	2011 NOI:	$767,227
Maturity Date:	10/6/2018	2012 NOI:	$1,940,919
Interest-only Period:	18 months	TTM NOI (as of 6/2013)(1):	$2,526,659
Original Term:	60 months	UW Economic Occupancy:	88.9%
Original Amortization:	360 months	UW Revenues:	$5,734,890
Amortization Type:	IO-Balloon	UW Expenses:	$3,334,769
Call Protection:	L(26),Def(30),O(4)	UW NOI:	$2,400,122
Lockbox:	CMA	UW NCF:	$2,200,622
Additional Debt:	N/A	Appraised Value / Per Unit:	$34,350,000 / $43,045
Additional Debt Balance:	N/A	Appraisal Date:	8/26/2013
Additional Debt Type:	N/A

Escrows and Reserves(2)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$30,201
Taxes:	$496,170	$49,617	N/A	Maturity Date Loan / Unit:	$28,579
Insurance:	$64,351	$32,176	N/A	Cut-off Date LTV:	70.2%
Replacement Reserves:	$0	$18,288	N/A	Maturity Date LTV:	66.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.44x
Other(3):	$1,011,750	$0	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,100,000	68.2%	Purchase Price	$33,100,000	93.7%
Sponsor Equity	11,235,541	31.8	Upfront Reserves	1,572,271	4.4
Closing Costs	663,269	1.9
Total Sources	$35,335,541	100.0%	Total Uses	$35,335,541	100.0%
(1)
The increase in NOI since 2011 has been driven by capital invested in the common areas and the individual units, as well as improved management. These improvements have lead to an increase in occupancy from 75.7% in 2011 to its current occupancy of 92.5% as of September 30, 2013.

(2)
In addition to the Initial and Monthly reserves detailed in the table, upon an event of default or if the DSCR as calculated in the loan documents falls below 1.15x, all excess cash flow on deposit in the cash management account will be held as additional collateral for the loan.

(3)	The Initial Other Reserves represent a deferred maintenance reserve.

The Loan. The Palms on Westheimer loan has an outstanding principal balance of $24.1 million and is secured by a first mortgage lien on a 798-unit, multifamily property located in Houston, Texas. The loan has a five-year term and, subsequent to an 18-month interest-only period, amortizes on a 30-year schedule. The sponsors are White Oak Real Estate Opportunity Fund 2012-1, LP, an affiliated fund of White Oak Partners, and Michael J. Menzer, the founder of White Oak Partners. White Oak Partners is a team of multifamily real estate investment professionals whose leadership team averages over 25 years in the multifamily industry. The professionals at White Oak Partners have acquired, owned, managed and/or participated in the investment of more than $14 billion in multifamily projects, representing over 150,000 apartment units. Additionally, the equity ownership is structured as a joint venture with BRT Realty Trust owning 80% of the joint venture. BRT Realty Trust is a public mortgage REIT traded on the New York Stock Exchange and seeks to invest with partners who have a significant track record and expertise in the market where the asset is located. The borrower’s sponsors reported that a civil complaint has been filed by the FDIC against the borrower’s sponsors and two additional defendants alleging negligence in approving seventeen loans in violation of the loan policy of a bank for which the sponsors worked.

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The Palms on Westheimer

The lawsuit alleges $6,300,000 in damages. The complaint identifies the borrower’s sponsors as having participated in the approval of five loans that allegedly resulted in a combined loss of $3,440,000. In addition the bank did carry directors’ and officers’ liability insurance with a reported claim limit of $3.0 million and the sponsors report liquidity well in excess of the worst case potential judgment. See “Description of the Mortgage Pool—Mortgaged Property Considerations-Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement for additional information.

The Property. Proceeds from the loan along with approximately $11.2 million of equity from the sponsors were used to acquire The Palms on Westheimer, a 798-unit, multifamily property located on approximately 18 acres in Houston, Texas. The property, which consists of 31, three-story, garden style buildings, was built in 1974 and renovated in 2012. The previous owner had completed $3.8 million of capital improvements in 2012, focusing on exterior renovations which included repainting and repairs to building exteriors, parking lot repairs, foundation repairs and resurfacing the pools. The property includes three multilevel parking garages and a leasing office. Common area amenities at the property include a large resort style main pool, four ancillary pools, business center, fitness center, club house, coffee/tea bar, Wi-Fi cyber café, movie cinema, sand volleyball court, outdoor spa, picnic area, gated entrance and laundry facilities. Occupancy as of September 30, 2013 was 92.5% and has increased year-over-year since 2011.

The Market. The property is located within the Galleria submarket and approximately 20 minutes from Houston’s central business district. Galleria consists of a mixture of office, retail, residential and hotel properties and according to the appraisal, it is the 17th largest business center in the United States and is ranked the fourth largest retail complex in the country. The property is approximately two miles west of the Simon owned mall, The Galleria, which is anchored by Neiman Marcus, Nordstrom, Saks Fifth Avenue and Macy’s. According to the appraisal, the city of Houston’s population has increased 24% since 2000, which is five times greater than San Francisco, New York and Boston. Additionally, the Texas unemployment rate has been at or below the national rate for 60 consecutive months.

According to the appraisal, as of August 2013, the submarket included approximately 22,364 units and had a total occupancy of 90.9%. The appraisal identified six competitive properties, built between 1968 and 1978, that range in size from 160 units to 643 units, have a weighted average occupancy of 95.4% and a rent per unit range of $580 to $984.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Unit Size (SF)	Monthly In- place rents
1 Bed / 1 Bath	187	23.4%	172	92.0%	528	$502
1 Bed / 1 Bath	91	11.4	84	92.3%	583	$531
1 Bed / 1 Bath	229	28.7	223	97.4%	672	$557
1 Bed / 1 Bath	106	13.3	93	87.7%	732	$580
2 Bed / 1 Bath	74	9.3	69	93.2%	864	$680
2 Bed / 1 Bath	35	4.4	31	88.6%	954	$702
2 Bed / 2 Bath	50	6.3	44	88.0%	968	$786
2 Bed / 2 Bath	26	3.3	22	84.6%	1,068	$853
Total / Wtd. Avg.	798	100.0%	738	92.5%	698	$584
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2011	2012	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$2,018,512	$4,381,091	$4,996,933	$5,173,932	$6,484	80.2%
Vacant Income	662,717	1,037,500	520,107	492,900	618	7.6
Gross Potential Rent	$2,681,229	$5,418,591	$5,517,040	$5,666,832	$7,101	87.8%
Total Reimbursements	0	0	0	0	0	0.0
Other Income	206,486	645,330	879,799	784,360	$983	12.2
Net Rental Income	$2,887,715	$6,063,921	6,396,839	$6,451,192	$8,084	100.0%
(Vacancy/Credit Loss)	(940,922)	(1,170,818)	(813,223)	(716,302)	(898)	(11.1)
Effective Gross Income	$1,946,793	$4,893,103	$5,583,616	$5,734,890	$7,186	88.9%

Total Expenses	$1,179,566	$2,952,184	$3,056,957	$3,334,769	$4,179	58.1%

Net Operating Income	$767,227	$1,940,919	$2,526,659	$2,400,122	$3,008	41.9%

Total Capex/RR	0	0	0	199,500	250	3.5

Net Cash Flow	$767,227	$1,940,919	$2,526,659	$2,200,622	$2,758	38.4%

Occupancy	75.7%	90.8%	95.9%	88.9%
(1)
TTM column represents the trailing twelve month period ending June 30, 2013. The increase in NOI has been driven by capital invested in the common areas and the individual units, as well as improved management. These improvements have lead to an increase in occupancy from 75.7% in 2011 to its current occupancy of 92.5% as of September 30, 2013.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the September 30, 2013 rent roll annualized.

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Annex A-3	JPMBB 2013-C17

Dedham Executive Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$21,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	1.9%	Net Rentable Area (SF):	180,116
Loan Purpose:	Refinance	Location:	Dedham, MA
Borrower:	STJ Dedham Equity Partners, LLC	Year Built / Renovated:	1974 / 2005
Sponsor:	Kambiz Shahbazi	Occupancy:	82.7%
Interest Rate:	4.83600%	Occupancy Date:	10/24/2013
Note Date:	11/21/2013	Number of Tenants:	38
Maturity Date:	12/6/2023	2010 NOI:	$1,213,936
Interest-only Period:	36 months	2011 NOI:	$1,675,592
Original Term:	120 months	2012 NOI:	$1,862,404
Original Amortization:	360 months	TTM NOI (as of 8/2013):	$1,813,693
Amortization Type:	IO-Balloon	UW Economic Occupancy:	83.6%
Call Protection:	L(24),Grtr1%orYM(92),O(4)	UW Revenues:	$3,587,193
Lockbox:	CMA	UW Expenses:	$1,463,226
Additional Debt:	N/A	UW NOI(1):	$2,123,967
Additional Debt Balance:	N/A	UW NCF:	$1,888,190
Additional Debt Type:	N/A	Appraised Value / Per SF:	$30,000,000 / $167
		Appraisal Date:	9/16/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$117
Taxes:	$83,797	$41,899	N/A	Maturity Date Loan / SF:	$103
Insurance:	$0	$0	N/A	Cut-off Date LTV:	70.0%
Replacement Reserves:	$0	$3,903	$187,320	Maturity Date LTV:	61.7%
TI/LC(2):	$1,000,000	Springing	N/A	UW NCF DSCR:	1.42x
Other(3):	$15,000	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000	100.0%	Payoff Existing Debt	$15,145,629	72.1%
			Return of Equity	4,430,276	21.1
			Upfront Reserves	1,098,797	5.2
			Closing Costs	325,297	1.5
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%
(1)	UW NOI is higher than TTM NOI primarily due to nine leases totaling 27,859 square feet which commenced throughout 2013 and account for approximately $655,000 in annual underwritten rent.
(2)
Upon the first payment date that the TI/LC reserve balance falls below $500,000, the borrower will be required to make monthly deposits into the TI/LC reserve of $10,507. The TI/LC reserve is capped at $500,000.

(3)	Other Initial Escrows and Reserves includes an upfront engineering reserve.

The Loan. The Dedham Executive Center loan has an outstanding balance of $21.0 million and is secured by a first mortgage lien on a 180,116 square foot Class A suburban office located in Dedham, Norfolk County, Massachusetts. The loan has a 10-year term, and subsequent to a 36-month interest-only period, amortizes on a 30-year schedule. The loan’s sponsor and nonrecourse guarantor is Kambiz Shahbazi. The sponsor acquired the property in 2007 and subsequently converted it from a mostly large block tenant profile to a more diverse tenancy. Kambiz Shahbazi is the managing member of the borrower and controls and manages 16 commercial properties comprising approximately 2.7 million square feet of office and mixed use properties in Massachusetts and Connecticut.

The Property. The Dedham Executive Center is a 180,116 square foot suburban office located at 980-990 Washington Street in Dedham, Massachusetts. The property was constructed in 1974 and continually renovated throughout the 1980’s and 1990’s and most recently in 2005 with some additional renovations in 2012. There are 517 parking spaces at the property, resulting in a parking ratio of 2.87 spaces per 1,000 square feet of net rentable area.

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Dedham Executive Center

As of October 24, 2013, Dedham Executive Center was 82.7% occupied by 38 tenants. The largest tenant at the property, Woodard & Curran, leases 13.4% of the net rentable area through August 2020 and has been a tenant since 2005. Woodard & Curran is an integrated engineering, science and operations company providing services to municipalities, colleges and universities, the real estate community and food and beverage manufacturers. Tenants less than 6,500 square feet represent 66.5% of the occupied space at the property.

The Market. Dedham Executive Center is located in Dedham, Massachusetts, approximately 15 miles southwest of the Boston central business district.  The property is located approximately one half mile from the intersection of Route 1 and Route 128/Interstate 95 along Washington Street. According to the appraisal, the neighborhood is well located in relative proximity to greater Boston and the major thoroughfares providing access to the various points of the region. Additionally, the property is situated in the Route 128 South office submarket, which totals approximately 13.7 million square feet and reports a second quarter 2013 vacancy rate of 21.0%.  The Route 128 South office submarket showed the largest appreciation in rent in the second quarter 2013, rising $0.21 per square foot to $19.34 per square foot.  The appraisal also notes that throughout the region there are significant barriers of entry, most notably the overall lack of land available for development in well located areas.  Over the long term, the appraisal projects continued stability and growth for the submarket due to the recent rent and absorption trends.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Lease Expiration Date
Woodard & Curran	NA / NA / NA	24,076	13.4%	$22.25	8/31/2020
Hawthorne Direct LLC	NA / NA / NA	12,253	6.8%	$22.75	4/30/2015
Hilco	NA / NA / NA	9,015	5.0%	$21.50	1/31/2018
Bank of America	Baa2 / A- / A	8,140	4.5%	$21.00	5/31/2016
Conway Stores	NA / NA / NA	6,302	3.5%	$21.00	3/15/2015
Britt, Crowley & Cummings Planstrong	NA / NA / NA	6,169	3.4%	$23.50	6/30/2018
Dedham Ophthalmic Cons.	NA / NA / NA	5,999	3.3%	$24.00	10/31/2023
Boston Trust Management	NA / NA / NA	5,960	3.3%	$24.00	7/31/2014
Daniel Dennis	NA / NA / NA	5,943	3.3%	$22.57	10/31/2017
The Physical Therapy Network	NA / NA / NA	4,795	2.7%	$24.00	5/7/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,354,178	$2,726,375	$2,887,230	$2,860,652	$3,199,156	$17.76	74.6%
Vacant Income	0	0	0	0	701,145	3.89	16.4
Gross Potential Rent	$2,354,178	$2,726,375	$2,887,230	$2,860,652	$3,900,301	$21.65	91.0%
Total Reimbursements	353,260	298,694	320,228	384,782	361,609	2.01	8.4
Other Income	4,529	8,629	18,977	26,428	26,428	0.15	0.6
Net Rental Income	$2,711,967	$3,033,698	$3,226,435	$3,271,862	$4,288,338	$23.81	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(701,145)	(3.89)	(16.4)
Effective Gross Income	$2,711,967	$3,033,698	$3,226,435	$3,271,862	$3,587,193	$19.92	83.6%

Total Expenses	$1,498,031	$1,358,106	$1,364,031	$1,458,169	$1,463,226	$8.12	40.8%

Net Operating Income	$1,213,936	$1,675,592	$1,862,404	$1,813,693	$2,123,967	$11.79	59.2%

Total TI/LC, Capex/RR	0	0	0	0	235,777	1.31	6.6

Net Cash Flow	$1,213,936	$1,675,592	$1,862,404	$1,813,693	$1,888,190	$10.48	52.6%

Occupancy	73.0%	76.0%	81.0%	82.7%(3)	83.6%
(1)	TTM column represents the trailing twelve-month period ending August 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Occupancy as of October 24, 2013.

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Annex A-3	JPMBB 2013-C17

Wilsontown Shopping Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,000,000	Title:	Fee
Cut-off Date Principal Balance:	$18,954,417	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	1.8%	Net Rentable Area (SF):	230,506
Loan Purpose:	Refinance	Location:	Wyoming, Michigan
Borrower:	Wilsontown II, L.L.C.	Year Built / Renovated:	2000 / N/A
Sponsor:	Morton Finkelstein	Occupancy:	97.5%
Interest Rate:	5.12100%	Occupancy Date:	9/30/2013
Note Date:	11/8/2013	Number of Tenants:	18
Maturity Date:	11/6/2023	2010 NOI:	$2,172,218
Interest-only Period:	None	2011 NOI:	$2,203,137
Original Term:	120 months	2012 NOI:	$2,280,968
Original Amortization:	240 months	TTM NOI (as of 9/2013):	$2,361,593
Amortization Type:	Balloon	UW Economic Occupancy:	94.9%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$3,153,896
Lockbox:	CMA	UW Expenses:	$890,655
Additional Debt:	N/A	UW NOI:	$2,263,241
Additional Debt Balance:	N/A	UW NCF:	$2,017,385
Additional Debt Type:	N/A	Appraised Value / Per SF:	$28,500,000 / $124
		Appraisal Date:	6/14/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$82
Taxes:	$73,000	$19,178	N/A	Maturity Date Loan / SF:	$52
Insurance:	$7,500	$3,707	N/A	Cut-off Date LTV:	66.5%
Replacement Reserves:	$0	$4,802	N/A	Maturity Date LTV:	42.2%
TI/LC:	$0	$15,000	$550,000	UW NCF DSCR:	1.33x
Other(1):	$0	Springing	N/A	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,000,000	100.0%	Payoff Existing Debt	$18,204,484	95.8%
			Return of Equity	468,711	2.5
			Closing Costs	246,306	1.3
			Upfront Reserves	80,500	0.4
Total Sources	$19,000,000	100.0%	Total Uses	$19,000,000	100.0%
(1)
The borrower must deposit all excess cash into the Best Buy reserve account capped at $1,200,000 upon the earliest to occur of the following: (i) borrower failure to satisfy Best Buy Renewal Criteria, as defined in the loan agreement, on or before the date that is six months prior to the lease expiration, (ii) Best Buy goes dark or ceases operations at the property or (iii) Best Buy becomes insolvent or a debtor in any bankruptcy or insolvency proceeding.

The Loan. The Wilsontown Shopping Center loan has an outstanding balance of approximately $19.0 million and is secured by a first mortgage on a 230,506 square foot anchored retail center located in Wyoming, Michigan. The loan has a 10-year term and amortizes on a 20-year schedule. The sponsor developed the property in 2000 and has a reported cost basis of $22.7 million with approximately $3.7 million in remaining equity.

The Property. The Wilsontown Shopping Center is a 230,506 square foot anchored retail property located at 4830 Wilson Avenue Southwest in Wyoming, Michigan. The improvements were constructed in 2000 and consist of three, one-story buildings on a 59.6-acre site. The property is anchored by Best Buy (45,548 square feet), Bed Bath & Beyond (35,164 square feet), MC Sports (31,108 square Feet), Marshalls (29,678 square feet) and Michaels (23,898 square feet). Additionally, the property is shadow anchored by a Home Depot. There are 1,104 parking spaces at the property, resulting in a parking ratio of 4.79 spaces per 1,000 square feet of net rentable area.

A-3-90

Annex A-3	JPMBB 2013-C17

Wilsontown Shopping Center

As of September 30, 2013, the Wilsontown Shopping Center was 97.5% occupied by 18 tenants and has had an occupancy level of 95.0% and above over the past ten years. Anchor tenants Best Buy, Bed Bath & Beyond, MC Sports, Marshalls and Michaels make up 71.8% of net rentable area and 66.8% of the underwritten base rent. Other major tenants at the property include Pier 1 Imports, Dress Barn, Pets Plus, Big Boy and Cato. According to a third party report estimate, the shadow anchor Home Depot had sales of approximately $276 per square foot.

The Market. The Wilsontown Shopping Center is located in Wyoming, Michigan, which is approximately 7.5 miles northeast of the Grand Rapids Central Business District. The property is located along the east side of Wilson Avenue and adjacent to Rivertown Crossings Mall, a 1,270,555 square foot super regional mall that is anchored by Macy’s, Kohl’s, Dick’s Sporting Goods, Sears, Younkers and JCPenney. Within a three, seven and 12 mile radius of the property, the 2013 estimated average household income is $60,023, $55,010 and $53,505, respectively, with an estimated 2013 population of 47,105, 226,379 and 530,961, respectively.

According to the appraisal, the property is situated in the Grand Rapids market. The Grand Rapids market contains approximately 17.2 million square feet of retail space and reports an average 8.5% vacancy rate as of the second quarter 2013. The average rental rate for retail space within the Grand Rapids market is $8.93 per square foot on a net basis. According to the appraisal, there is no new construction in this market. The appraisal estimated base rents for tenants at the property in an amount equal to $11.00 for anchor tenants, $13.00 for in-line spaces greater than 3,000 square feet and $18.00 for inline spaces less than 3,000 square feet. The appraisal identified seven competitive properties that range in size from 127,006 to 421,767 square feet maintaining occupancies of 66% to 100%, with an average occupancy of 92%.

Top 10 Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Best Buy	Baa2 / BB / BB-	45,548	19.8%	$11.71	$828	1.7%	1/31/2016
Bed Bath & Beyond	NA / NA / NA	35,164	15.3%	$9.25	$222	5.4%	1/31/2026
MC Sports	NA / NA / NA	31,108	13.5%	$10.91	$119	11.5%	2/29/2016
Marshalls	A3 / A++ / NA	29,678	12.9%	$10.00	$382	3.3%	1/31/2021
Michaels	B3 / B / B-	23,898	10.4%	$10.50	$152	8.7%	2/28/2018
Pier 1 Imports	NA / NA / NA	9,935	4.3%	$15.00	$123	14.4%	2/28/2017
Dress Barn	NA / NA / NA	8,456	3.7%	$13.50	$134	12.1%	12/31/2017
Pets Plus	NA / NA / NA	7,967	3.5%	$16.00	N/A	N/A	12/31/2021
Big Boy	NA / NA / NA	5,504	2.4%	$10.90	$235	5.8%	5/31/2019
Cato	NA / NA / NA	5,032	2.2%	$10.00	$90	14.2%	1/31/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Sales PSF represent sales for the trailing twelve-month period ending December 31, 2012 for all tenants. Sales PSF and Occupancy Costs for Best Buy, Bed Bath & Beyond and Michaels were based on 2013 third party estimates.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,357,159	$2,418,252	$2,457,296	$2,445,905	$2,531,844	$10.98	78.1%
Vacant Income	0	0	0	0	80,658	0.35	2.5
Gross Potential Rent	$2,357,159	$2,418,252	$2,457,296	$2,445,905	$2,612,502	$11.33	80.6%
Total Reimbursements	588,975	583,737	635,134	649,312	630,377	2.73	19.4
Net Rental Income	$2,946,135	$3,001,989	$3,092,430	$3,095,217	$3,242,880	$14.07	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(165,995)	(0.72)	(5.1)
Other Income	60,900	76,977	77,011	62,011	77,011	0.33	2.4
Effective Gross Income	$3,007,035	$3,078,966	$3,169,441	$3,157,228	$3,153,896	$13.68	97.3%

Total Expenses	$834,816	$875,829	$888,473	$795,635	$890,655	$3.86	28.2%

Net Operating Income	$2,172,218	$2,203,137	$2,280,968	$2,361,593	$2,263,240	$9.82	71.8%

Total TI/LC, Capex/RR	0	0	0	0	245,856	1.07	7.8
Net Cash Flow	$2,172,218	$2,203,137	$2,280,968	$2,361,593	$2,017,384	$8.75	64.0%

Occupancy	99.4%	97.7%	99.4%	97.5%	94.9%
(1)	TTM column represents the trailing 12-month period ending September 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

A-3-91

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

DISTRIBUTION DATE STATEMENT

	STATEMENT SECTIONS	PAGE(s)

	Certificate Distribution Detail	2
	Certificate Factor Detail	3
	Reconciliation Detail	4
	Other Required Information	5
	Cash Reconciliation Detail	6
	Current Mortgage Loan and Property Stratification Tables	7-9
	Mortgage Loan Detail	10
	NOI Detail	11
	Principal Prepayment Detail	12
	Historical Detail	13
	Delinquency Loan Detail	14
	Specially Serviced Loan Detail	15-16
	Advance Summary	17
	Modified Loan Detail	18
	Historical Liquidated Loan Detail	19
	Historical Bond / Collateral Loss Reconciliation	20
	Interest Shortfall Reconciliation Detail	21-22
	Defeased Loan Detail	23
	Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Senior Trust Advisor
J.P. Morgan Chase Commercial Mortgage Securities Corp. 383 Madison Avenue New York, NY 10179 Contact: Brian Baker Phone Number: (212) 834-3813	Wells Fargo Bank, N.A. 1901 Harrison Street Oakland, CA 94612 Contact: REAM_InvestorRelations@WellsFargo.com Phone Number:	Situs Holdings LLC 2 Embarcadero Center, Suite 1300 San Francisco, CA 94111 Contact: George Wisniewski Phone Number: (415) 374-2832	Pentalpha Surveillance LLC PO Box 4839 Greenwich, CT 06831 Contact: Don Simon Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties.  Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices.  In addition, certificateholders may register online for email notification when special notices are posted.  For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
EC		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
PST		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
EC		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
EC	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
			Appraisal	Cumulative	Most Recent
		Loan	Reduction	ASER	App. Red.
		Number	Effected	Amount	Date

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Deutsche Bank Trust Company	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Senior Trust Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00
			Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Equity Payments Received	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Equity Payments Paid	0.00
Total Other Collected		0.00	Net Swap Counterparty Payments Paid	0.00
Total Funds Collected		0.00	Total Payments to Certificateholders & Others		0.00
			Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds
Document	Balance at	Scheduled	Current Month	Left to Reimburse		Comments
Cross-Reference	Contribution	Balance		Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2013-C17 Commercial Mortgage Pass- Through Certificates Series 2013-C17	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	01/17/2014
		Record Date:	12/31/2013
		Determination Date:	01/13/2014

Supplemental Reporting

ANNEX C

FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement.
Transaction: JPMBB Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2013-C17
Senior Trust Advisor: Pentalpha Surveillance LLC
Special Servicer:  Situs Holdings, LLC
Directing Certificateholder: [___]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Senior Trust Advisor that [●] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.
Asset Status Reports were issued with respect to [●] of such Specially Serviced Mortgage Loans. This report is based only on the Specially Serviced Mortgage Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Senior Trust Advisor (in accordance with the Senior Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such limited review, the Senior Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Senior Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Senior Trust Advisor:

1.
Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Mortgage Loans: [List applicable mortgage loans]

2.
Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Senior Trust Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Senior Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

Annex C-1

Mortgage Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower.  In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Senior Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.
During the prior year, the Senior Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans: [LIST]. The Senior Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Senior Trust Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction calculations and net present value calculations:

4.
The Senior Trust Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

a.
The senior trust advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.
After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Senior Trust Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Senior Trust Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Senior Trust Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Senior Trust Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Senior Trust Advisor generally relied upon the information delivered to it

Annex C-2

by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Senior Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Senior Trust Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Senior Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Senior Trust Advisor does not participate in any discussions regarding such actions. As such, Senior Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
The Senior Trust Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated December 1, 2013.

Annex C-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The mortgage loan seller will make the representations and warranties set forth below as of the date specified below or, if no such date is specified, generally as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex D-1 to this prospectus supplement. Prior to the execution of the related final mortgage loan purchase agreement (the “MLPA”), there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus supplement.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the trust fund, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and certificates relating to the trust fund, you should read and rely solely on the prospectus supplement. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement.

2.    Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not an interest in a mortgage loan. Each Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loans), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency

Annex D-1-1

legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.    Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since December 6, 2013.

7.    Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage,

Annex D-1-2

except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, provides that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

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9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

10.  Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.  Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-2 or UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.  Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.  Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and

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delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14.  Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.  Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.  Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.  No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the

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mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the

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lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.  Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20.  No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.  No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.  REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of

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Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.  Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.  Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.  Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.  Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.  Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

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28.  Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to apply such an amount to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof,

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including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

30.  Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.  Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

Annex D-1-10

33.  Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.  Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.  Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.  Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other

Annex D-1-11

agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(A)  The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)  The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)  The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)  The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)  The ground lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)  The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)  The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)  A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)   The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(J)   Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to

Annex D-1-12

restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)  In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)   Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

37.  Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

38.  ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. The ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.  Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

Annex D-1-13

40.  No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the MLPA. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.  Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.  Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.  Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental

Annex D-1-14

Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (1) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to the MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.  Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease

Annex D-1-15

represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.  Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.  Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

48.  Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.  Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50.  Litigation. Whether or not a Mortgage Loan was originated by the Mortgage Loan Seller, to the Mortgage Loan Seller’s knowledge, with respect to each Mortgage Loan originated by the Mortgage Loan Seller and each Mortgage Loan originated by any Person other than the Mortgage Loan Seller, as of the date of origination of the related Mortgage Loan, and, to the Mortgage Loan Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Mortgage Loan Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Mortgage Loan Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

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“Servicing File.” A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	Springhill Suites Chattanooga Downtown (Loan No. 26)
(Hospitality Provisions) – A comfort letter was issued for the benefit of the lender which may be relied upon by the Trust, provided that the lender gives written notice to the franchisor of the assignment of the related Mortgage Loan to the Trust within ninety (90) days of such assignment.

5	Hampton Inn Richmond South (Loan No. 46)
(Hospitality Provisions) – A comfort letter was issued for the benefit of the lender which may be relied upon by the Trust, provided that the lender gives notice to the franchisor of the assignment of the related Mortgage Loan to the Trust within thirty (30) days of such assignment.

8	Arbors at Century Center (Loan No. 19)
(Permitted Liens; Title Insurance) – 2013 real estate taxes for Shelby County, Tennessee, are due and payable but will not be delinquent until February 2014.  The lender reserved $164,893 at origination of the Mortgage Loan to pay for the outstanding taxes.  A lien currently exists on the Mortgaged Property with respect to such taxes.

9	Jordan Creek Town Center (Loan No. 1)
(Junior Liens) – Future mezzanine debt is permitted in accordance with the related Mortgage Loan documents, provided that certain conditions are satisfied, which conditions include (but are not limited to) the following: (i) a combined maximum loan-to-value ratio of not greater than 54.1%; (ii) a combined minimum debt service coverage ratio of at least 1.6398x; (iii) a combined minimum debt yield of at least 9.3679%; and (iv) the execution of an intercreditor agreement satisfactory to the lender.  Additionally, the Mortgage Loan documents permit the sponsor and certain other owners of indirect equity interests in the Mortgagor to pledge their equity interests as part of a corporate financing secured by all or substantially all of the entity’s assets provided that (a) following the exercise of any remedies, the Mortgagor delivers to the lender a new non-consolidation opinion and an acceptable replacement guarantor, (b) neither the pledge nor the exercise of remedies will result in a change in the property management (unless the replacement is a qualified manager as defined in the Mortgage Loan documents), and (c) the net asset value, when combined with any other co-borrowers or guarantors in connection with the financing, is at least equal to $600,000,000.

9	EIP National (Loan No. 2)
(Junior Liens) – There is a mezzanine loan in the amount of $16,100,000, which has been sold to a third party investor.  In connection with the mezzanine loan, the Mortgage Loan Seller and the mezzanine lender entered into an intercreditor agreement,  a copy of which is included in the related Mortgage File.

Annex D-2-1

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	The Aire (Loan No. 3)
(Junior Liens) – There is a mezzanine loan in the amount of $25,000,000, which has been sold to a third party investor.  In connection with the mezzanine loan, the Mortgage Loan Seller and the mezzanine lender entered into an intercreditor agreement,  a copy of which is included in the related Mortgage File.

9	Chinatown Row (Loan No. 7)
(Junior Liens) – Future mezzanine debt is permitted in accordance with the related Mortgage Loan documents, provided that certain conditions are satisfied, which conditions include (but are not limited to) the following: (i) a combined maximum loan-to-value ratio of not greater than 70%; (ii) a combined minimum debt service coverage ratio of at least 1.25x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.

9	Springfield Plaza (Loan No. 8)
(Junior Liens) – Future mezzanine debt is permitted in accordance with the related Mortgage Loan documents, provided that certain conditions are satisfied, which conditions include (but are not limited to) the following: (i) a combined maximum loan-to-value ratio of not greater than 75%; (ii) a combined minimum debt service coverage ratio of at least 1.35x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.

9	801 Travis (Loan No. 9)
(Junior Liens) – Future mezzanine debt is permitted in accordance with the related Mortgage Loan documents, provided that certain conditions are satisfied, which conditions include (but are not limited to) the following: (i) a combined maximum loan-to-value ratio of not greater than 75%; (ii) a combined minimum debt service coverage ratio of at least 1.20x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.

9	Concord Mills Marketplace (Loan No. 18)
(Junior Liens) – The related Mortgage Loan documents permit direct and indirect owners of the Mortgagor to pledge their interests in the Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.  There is no requirement for an intercreditor agreement, a combined minimum debt service coverage ratio or a combined maximum loan-to-value ratio.

12	Highlands of Grand Pointe (Loan No. 39)
(Condition of Property) – No escrow was established for deferred maintenance at the related Mortgaged Property, which are estimated to cost $68,500. The Mortgagor is required to complete the maintenance by the time periods specified in the related Mortgage Loan documents.

14	Highlands of Grand Pointe (Loan No. 39)	(Condemnation) – the Lafayette, Louisiana Consolidated Government intends to take a strip of land located at the front of the related Mortgaged Property as part of a planned road widening.

Annex D-2-2

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	Jordan Creek Town Center (Loan No. 1)
(Insurance) – The general liability insurance coverage has a self-insured retention of $500,000.

The related Mortgagor may maintain property all-risk insurance with deductibles that do not exceed (i) five percent (5%) of the insured value for windstorm coverage, (ii) the higher of $100,000 or five percent (5%) of the insured value (to the extent available at commercially reasonable rates) for earthquake coverage, (iii) the lesser of $50,000 or the maximum deductible permitted under applicable law for flood coverage, and (iv) $100,000 for all other such coverage.  If the earthquake coverage is not available at commercially reasonable rates, then the Mortgagor may maintain such coverage with a deductible of ten percent (10%) of the insured value, provided that Mortgagor reserves the difference in the deductibles with the lender.  The amount of these deductibles may be considered higher than customary.

The related Mortgage Loan documents prohibit the lender from requiring excess limits for flood insurance in an amount greater than $100,000,000.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having (A) a rating of “A:VII” or better in the current Best’s Insurance Reports and (B) a claims paying ability rating of “A” or better by S&P (or its equivalent by one of the rating agencies), and the balance of the coverage is, in each case, provided by insurers with (C) a rating of “A-:VII” or better in the current Best’s Insurance Reports and (D) a claims paying ability rating of “BBB” or better by S&P (or its equivalent by one of the rating agencies).

The Mortgage Loan Documents permit RSUI Indemnity Company and Ironshore Insurance Ltd. to be part of Mortgagor’s insurance syndicate, provided that such insurers do not move lower in the syndicate,  increase their limits or fail to maintain the following ratings from Moody’s: “Baa1” for Ironshore Insurance Ltd. and “A3” for RSUI Indemnity Company.

If any insurers or reinsurance carriers fail to provide or maintain the insurer ratings required by the Mortgage Loan documents, the Mortgagor may satisfy the applicable ratings requirement by providing a “cut-through” endorsement or credit wrap issued by an insurer satisfactory to the lender or by such other credit enhancement or guaranty as may be satisfactory to the lender and the rating agencies.

Annex D-2-3

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	EIP National (Loan No. 2)
(Insurance) – The Mortgage Loan documents do not require a National Flood Insurance Program policy for the 9647 West Wingfoot Road Mortgaged Property so long as the Mortgagor provides a private flood policy with no deductible in excess of $50,000, plus additional excess flood coverage, as required by the lender.

18	801 Travis (Loan No. 9)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $50,000.  The amount of this deductible may be considered higher than customary.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) and eighty percent (80%) of the primary layer of coverage is with carriers having (A) a rating of “A:X” or better in the current Best’s Insurance Reports and (B) a claims paying ability rating of “A” or better by at least two of the rating agencies, including S&P, Moody’s and Fitch, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P and “Baa2” or better by Moody’s.

With respect to the property all risk insurance and windstorm coverage, the lender agreed to accept $50,000,000 of coverage instead of the full replacement cost.

18	Concord Mills Marketplace (Loan No. 18)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed (i) five percent (5%) of the insured value for earthquake and windstorm coverage, (ii) $5,000,000 for coverage over acts or perils of terror, (iii) $500,000 for flood coverage, and (iv) $500,000 for all other such coverage. The amounts of these deductibles may be considered higher than customary.

The general liability insurance coverage contains a deductible of $5,000,000.

The related Mortgage Loan documents permit insurance through a syndicate of insurers provided that: (i) if there are four (4) or fewer members of the syndicate, then at least seventy-five percent (75%) of the coverage and the primary layer of coverage is with carriers having a claims paying ability rating of “A-” or better by S&P, with the remaining twenty-five percent (25%) of coverage with insurers having a claims paying ability rating of “BBB” or better by S&P; and (ii) if there are five (5) or more members of the syndicate, then at least sixty percent (60%) of the coverage and the primary layer of coverage is with carriers having a claims paying ability rating of “A-” or better by S&P, with the remaining forty percent (40%) of coverage with insurers having a claims paying ability rating of “BBB” or better by S&P.

Annex D-2-4

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	Arbors at Century Center (Loan No. 19)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with deductibles that do not exceed (i) five percent (5%) of the insured value for windstorm and earthquake coverage, and (ii) $50,000 for all other such coverage.  The amount of these deductibles may be considered higher than customary.

The related Mortgage Loan documents permit the Mortgagor to maintain general liability insurance coverage with a deductible of $15,000. The amount of this deductible may be considered higher than customary.

19	Jordan Creek Town Center (Loan No. 1)
(Access; Utilities; Separate Tax Lots) - There is a parcel of land that is part of the Mortgaged Property’s tax parcel but is not part of the Mortgaged Property. The Mortgagor’s local counsel provided the lender with a letter which states that a separate tax parcel number was assigned to the parcel on November 25, 2013 and that the new tax parcel number will appear on a tax bill for the first time with respect to the installment of real estate taxes which will be due on September 30, 2015. The letter further states that this is an administrative process and not a matter for the auditor’s discretion.

Annex D-2-5

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	Jordan Creek Town Center (Loan No. 1)
(Recourse Obligations) – The Mortgage Loan is recourse for losses only (as opposed to full recourse) in the event of transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents.  Additionally, if such violation results solely from Borrower’s failure to provide any required notice (and, but for such notice failure, such transfer would otherwise be permitted under the Mortgage Loan documents), no such liability shall arise if Borrower provides such notice within 5 Business Days of lender’s request therefor.

The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards is limited to misapplication or conversion of the foregoing by the Mortgagor or related guarantor.

The carve-out for commission of material physical waste is limited to intentional acts or intentional omissions by the Mortgagor only.

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect after payment in full of the related Mortgage Loan, provided the related Mortgagor delivers an acceptable Phase I environmental assessment showing no hazardous substances in violation of applicable laws on the Mortgaged Property.

The obligations and liabilities of the related guarantor with respect to all carve-outs will terminate and be of no further force and effect with respect to any claims asserted after the date that the guaranteed obligations are paid in full, except for those obligations which by their own terms survive the repayment in full of the guaranteed obligations.

Annex D-2-6

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	EIP National (Loan No. 2)	(Recourse Obligations) – The carve-out for commission of material physical waste is limited to intentional material physical waste.
28	Chinatown Row (Loan No. 7)
(Recourse Obligations) - The obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim after the date that is two (2) years after payment in full of the related Mortgage Loan, provided that: (i) the related Mortgage Loan shall have been paid in full on or prior to the maturity date and indemnitee has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the date of origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full, and (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

Annex D-2-7

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	Springfield Plaza (Loan No. 8)
(Recourse Obligations) - The obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim after the date that is twelve (12) months after payment in full of the related Mortgage Loan, provided that: (i) the related Mortgage Loan shall have been paid in full on or prior to the maturity date and indemnitee has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the date of origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full, and (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

The carve-out for material physical waste is limited to intentional waste.

The carve-out for security deposits not delivered to the lender after a foreclosure contains an exception to the extent that the Mortgagor lacks the legal right to direct disbursement of the deposits due to the filing of an involuntary bankruptcy petition against Mortgagor without the collusion, assistance or solicitation of the Mortgagor and guarantor.

28	Concord Mills Marketplace (Loan No. 18)
(Recourse Obligations) – There is no separate carve-out guarantor, and the related Mortgagor is solely responsible for any breaches or violations of the carve-out provisions in the related Mortgage Loan documents.

There is no carve-out for material physical waste.

The obligations and liabilities of the related Mortgagor with respect to environmental issues will terminate and be of no further force and effect upon the payment or defeasance in full of the related Mortgage Loan if the indemnitee receives a satisfactory environmental report dated no earlier than the date the related Mortgage Loan is paid or defeased in full, showing no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

Annex D-2-8

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	Arbors at Century Center (Loan No. 19)
(Recourse Obligations) - The obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim after the date that is two (2) years after payment in full of the related Mortgage Loan, provided that: (i) the related Mortgage Loan shall have been paid in full on or prior to the maturity date and indemnitee has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the date of origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full, and (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

Upon the acceptance by lender of any cure by related Mortgagor of a recourse trigger for any failure to obtain lender’s prior written consent to any transfer, the debt shall no longer be fully recourse to the Mortgagor and guarantor solely as a result of such trigger, provided, however, the Mortgagor and guarantor remain liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such trigger.  Lender is not obligated to accept any such cure and may reject or accept in its sole and absolute discretion.

The carve-out for commission of material physical waste is limited to the acts or omissions of Mortgagor, its principal, a guarantor or any of their respective affiliates, and to the extent there is sufficient cash flow from operations at the related Mortgaged Property (unless such insufficiency arises from the intentional misappropriation or conversion of revenues by the Mortgagor, its principal, a guarantor or any of their respective affiliates).

Annex D-2-9

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	1235 North Loop West (Loan No. 24)
(Recourse Obligations) – The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect upon the payment in full of the related Mortgage Loan or a permitted transfer of the related Mortgaged Property, provided that no event of default exists, the indemnitee has not foreclosed or otherwise taken possession of the Mortgaged Property, the indemnitee receives a reasonably acceptable Phase I environmental assessment, all representations and warranties of the indemnitors contained in the environmental indemnity agreement are still true and correct as determined by the lender, and no liability under the environmental indemnity has arisen in the interim.

The carve-out for commission of material physical waste is limited to the extent that the lender has not made funds available for operations and maintenance of the property as required by the Mortgage Loan documents.

28	Greenway Park (Loan No. 31)
(Recourse Obligations) – The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect upon the payment in full of the related Mortgage Loan or a permitted transfer of the related Mortgaged Property, provided that no event of default exists, the indemnitee has not foreclosed or otherwise taken possession of the Mortgaged Property, the indemnitee receives a reasonably acceptable Phase I environmental assessment, all representations and warranties of the indemnitors contained in the environmental indemnity agreement are still true and correct as determined by the lender, and no liability under the environmental indemnity has arisen in the interim.

The carve-out for commission of material physical waste is limited to the extent that the lender has not made funds available for operations and maintenance of the property as required by the Mortgage Loan documents.

Annex D-2-10

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	Highlands of Grand Pointe (Loan No. 39)
(Recourse Obligations) - The obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim after the date that is two (2) years after payment in full of the related Mortgage Loan, provided that: (i) the related Mortgage Loan shall have been paid in full on or prior to the maturity date and indemnitee has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the date of origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full, and (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

Upon the acceptance by lender of any cure by related Mortgagor of a recourse trigger for any failure to obtain lender’s prior written consent to any transfer, the debt shall no longer be fully recourse to the Mortgagor and guarantor solely as a result of such trigger, provided, however, the Mortgagor and guarantor remain liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such trigger.  Lender is not obligated to accept any such cure and may reject or accept in its sole and absolute discretion.

28	Hampton Inn Richmond South (Loan No. 46)	(Recourse Obligations) – The carve-out for material physical waste excludes termination of the related hotel franchise agreement.
29	EIP National (Loan No. 2)
(Mortgage Releases) – The related Mortgagor may obtain the release of the 7900 North Haggerty Mortgaged Property in connection with the exercise of a tenant’s purchase option, subject to compliance with the related Mortgage Loan documents, including any payments as required by the REMIC Provisions.  The release price is $8,460,000.

30	Jordan Creek Town Center (Loan No. 1)
(Financial Reporting and Rent Rolls) – Annual financial statements are not required to be audited, unless (i) shares of GGP Inc. are not traded on a public securities exchange, (ii) GGP Inc.’s financial statements are not audited or (iii) the Mortgagor is no longer controlled by certain affiliates of GGP Inc. as described in the Mortgage Loan documents.

Annex D-2-11

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
31	Jordan Creek Town Center (Loan No. 1)
(Acts of Terrorism Exclusion) – If any of the policies for the all-risk special form property insurance, business interruption/rent loss insurance, commercial general liability insurance, owner’s contingent or protective liability insurance or comprehensive boiler and machinery insurance (to the extent the same are required by the Mortgage Loan documents) contains an exclusion for terrorism coverage and if TRIA or a similar statute is not in effect, then the related Mortgagor must obtain and maintain terrorism coverage in the amounts and for periods required by the related Mortgage Loan documents; provided, however, Mortgagor is not required to pay more than two (2) times the cost of then current casualty insurance and business interruption/rent loss insurance (excluding the terrorism/earthquake components of such policies) allocable to the Mortgaged Property based on market rates to obtain such coverage.  If the capped amount is not sufficient to purchase the amount of coverage required by the related Mortgage Loan documents, then the related Mortgagor shall purchase the amount of coverage that is available for the capped premium.

31	Springfield Plaza (Loan No. 8)
(Acts of Terrorism Exclusion) – For any stand-alone terrorism insurance policy, the related Mortgagor is not required to spend more than two (2) times the cost of the annual premiums for the then-current all-risk insurance required by the related Mortgage Loan documents.

31	Concord Mills Marketplace (Loan No. 18)
(Acts of Terrorism Exclusion) – The related Mortgagor may maintain insurance coverage for acts or perils of terror with a deductible that does not exceed $5,000,000. The amount of this deductible may be considered higher than customary.

33	Belmont at Park Central (Loan No. 10), Charles Towne at Park Central (Loan No. 11) and Manor Row at Park Central (Loan No. 12)	(Single-Purpose Entity) – The three separate Mortgage Loans secured by three separate Mortgaged Properties have one Mortgagor. The Mortgage Loans have been cross-collateralized and cross-defaulted.
33	Highlands of Grand Pointe (Loan No. 39)
(Single-Purpose Entity) – The related property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the Mortgagor in which the funds have been and are separately accounted and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and Mortgagor.

Annex D-2-12

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
36	EIP National (Loan No. 2)
(Ground Leases) – The ground lease for the 9647 West Wingfoot Road Mortgaged Property does not expressly provide that amendments, modifications, cancellations or terminations without the lender’s consent will not be binding on the lender or its successors and assigns, or that the lender will be entitled to a new lease in the event that the ground lease is rejected during bankruptcy proceedings.

If there is an event of default under the ground lease for the 9647 West Wingfoot Road Mortgaged Property, then the ground lessor is entitled to condemnation awards to the extent necessary to cure the event of default.

38	Greenway Park (Loan No. 31)
(ARD Loans) – The Mortgage Loan may not substantially fully amortize over its stated term.  The maturity date is not 60 months or more past the Anticipated Repayment Date.  The property manager may be removed by the lender on the basis of a debt service coverage ratio test which takes into account the increase in the related interest rate after the Anticipated Repayment Date.

42	Jordan Creek Town Center (Loan No. 1)	(Organization of Mortgagor) – The related guarantor and certain other entities affiliated with the sponsor, General Growth Properties, Inc., were parties to federal bankruptcy proceedings.
42	Chinatown Row (Loan No. 7)
(Organization of Mortgagor) - Douglas Jemal, the founder and president of Douglas Development Corporation and the direct and indirect owner of an approximately 31% interest in the related Mortgagor, was charged in 2004 in the United States District Court for the District of Columbia with several offenses and was convicted on a single count of wire fraud. In 2007, he was sentenced to probation for a term of five years subject to various conditions, which probation was terminated in 2009, including payment of a $175,000 fine.

50	The Aire (Loan No. 3)
(Litigation) – A trust which formerly owned certain equity interests in the sole member of the mezzanine borrower has filed a lawsuit against such company and one of the sponsors and guarantors of the related Mortgage Loan in his individual capacity. The lawsuit alleges, among other claims, that certain capital calls required by the company were defective under the company’s operating agreement and that the plaintiff’s equity interests in the company were inappropriately diluted to 0% as a result of such capital calls. The lawsuit also alleges that the defendant sponsor and guarantor breached his fiduciary duty and engaged in self-dealing in connection with the company’s business.  The sponsor plans to defend the lawsuit, and the related Mortgage Loan documents contain a carve-out for any losses resulting from the lawsuit. The company is the indirect owner of the all of the equity interests in the related Mortgagor.

Annex D-2-13

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	Radisson Rochester Riverside (Loan No. 25)
(Junior Liens) - The related Mortgage Loan documents permit future mezzanine debt after two years from the closing date of the Mortgage Loan, subject to, among other things, (i) a maximum combined LTV ratio (mortgage and mezzanine loan) of 65%, (ii) a minimum combined DSCR (mortgage and mezzanine loan) of 1.50x, (iii) a minimum combined debt yield (mortgage and mezzanine loan) of at least 14.5%, (iv) the execution of an intercreditor agreement satisfactory to the lender, and (v) rating agency confirmation.

18	Residence Inn Seattle Bellevue Downtown (Loan No. 5)
(Insurance) - The related Mortgage Loan documents allow the related Mortgagor to utilize Ironshore Specialty Insurance Company as a provider of property insurance in its current participation amount and position within the insurance syndicate as long as such entity maintains a Baa1 rating from Moody’s and no ratings downgrade would result from using such entity.

18	Rivertowne Commons (Loan No. 6)
(Insurance) - The related Mortgage Loan documents allow the related Mortgagor to maintain the required insurance coverage with Affiliated FM Insurance Company as long as such entity maintains a Fitch rating of A or better.

18	Brittonfield Medical Office Complex (Loan No. 22)
(Insurance) - The threshold at or above which lender has the right to hold and disburse insurance proceeds in respect of a property loss is 5% of the original principal amount of the related Mortgage Loan (rather than of the then outstanding principal amount).

28
Residence Inn Seattle Bellevue Downtown (Loan No. 5)

The Shoppes at English Village (Loan No. 14)

Newport Apartments (Loan No. 23)

Deville Plaza (Loan No. 32)

Timber Creek Apartments (Loan No. 36)

Park Place Apartments (Loan No. 37)

Forum Apartments (Loan No. 58)

All-Stor Prospect SS (Loan No. 61)

(Recourse Obligations) - There is no recourse for willful misconduct by the Mortgagor or guarantor.  (The Mortgage Loan documents do, however, provide for recourse in connection with similar bad acts of the Mortgagor, such as its fraud, intentional and material misrepresentation, misappropriation of rents and acts of physical waste at the Mortgaged Property.)

Annex D-2-14

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
32	Dedham Executive Center (Loan No. 16)
(Due on Sale or Encumbrance) - The related Mortgage Loan documents permit certain equity transfers that would result in a change of control of the Mortgagor and require the lender to consent to the transfer of the Mortgaged Property and the assumption of the Mortgage Loan, in each case, upon satisfaction of certain conditions, including (i) that the transferee has demonstrated at least 5 years’ experience in owning and operating similar properties, (ii) that the transferee and/or its principals have a minimum net worth of $10,000,000.00 and liquidity of $1,000,000.00, and (iii) delivery of rating confirmation.

32	Radisson Rochester Riverside (Loan No. 25)
(Due on Sale or Encumbrance) - The related Mortgage Loan documents permit future mezzanine debt after two years from the closing date of the Mortgage Loan, subject to, among other things, (i) a maximum combined LTV ratio (mortgage and mezzanine loan) of 65%, (ii) a minimum combined DSCR (mortgage and mezzanine loan) of 1.50x, (iii) a minimum combined debt yield (mortgage and mezzanine loan) of at least 14.5%, (iv) the execution of an intercreditor agreement satisfactory to the lender, and (v) rating agency confirmation.

Annex D-2-15

General Electric Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	Self Storage Zone (Loan No. 55)
(Recourse Obligations) - Phase I environmental site assessment (ESA) did not identify recognized environmental conditions. In lieu of environmental carve-out from guarantors, however, lender required an environmental insurance policy (Lender Environmental Collateral Protection and Liability Insurance form) in amount of $2 million from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term and 3 year policy tail, and having a $25,000 deductible. The policy premium was pre-paid at closing.  Zurich North America has an S & P rating of “AA-”.

43	Self Storage Zone (Loan No. 55)
(Environmental Conditions) - Phase I environmental site assessment (ESA) did not identify recognized environmental conditions. In lieu of environmental carve-out from guarantors, however, lender required an environmental insurance policy (Lender Environmental Collateral Protection and Liability Insurance form) in amount of $2 million from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term and 3 year policy tail, and having a $25,000 deductible. The policy premium was pre-paid at closing.  Zurich North America has an S & P rating of “AA-”.

44	Wildwood Center (Loan No. 4)
(Lease Estoppels) - The subject loan is a refinancing of an existing GECC on-book loan originated in July 2013. Combining that financing with the subject loan originated in November 2013, estoppels were received from 99.8% of square feet occupied by tenants, including each of the five largest tenants at the mortgaged property. However, in connection with the origination of the subject loan, requests for current estoppels were limited to new tenants and those tenants with rent concessions or unreleased tenant improvement or leasing commission allowances. Current estoppels within 90 days of the subject loan origination were received from approximately 65% of the total in-place base rent, and approximately 76% of the square footage for the five largest tenants at the mortgaged property.

Annex D-2-16

Redwood Commercial Mortgage Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
26	Oak Creek Apartments (Loan No. 21)
(Local Law Compliance) – The Borrower did not deliver certificates of occupancy at origination. Borrower and the Guarantor are liable for losses incurred by Lender by reason of the failure of the Borrower to obtain and maintain certificates of occupancy or certificates of compliance for all or any portion of the Mortgaged Property as required by applicable Legal Requirements.

Annex D-2-17

RAIT Funding, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7 and 8	1033 Third Street (Loan No. 28)
(Lien; Valid Assignment) and  (Permitted Liens; Title Insurance) -The lease for the single tenant, Kaiser  Foundation Health Plan, Inc., provides that if the landlord desires to sell the Mortgaged Property, it  shall provide a written notice thereof and of the terms and conditions upon which landlord would be willing to sell the Mortgaged Property, and the tenant shall have a right of first offer to purchase the Mortgaged Property upon all of the terms and conditions contained in such notice, exercisable within 60 days. The tenant has waived such right in connection with the financing and any foreclosure of the mortgage or delivery of a deed-in-lieu of foreclosure, but such right does apply to any subsequent sales after the foreclosure.

7 and 8	Discount Drug Mart Hills & Dale (Loan No. 63)
(Lien; Valid Assignment) and (Permitted Liens; Title Insurance) -The lease for the tenant Discount Drug Mart, Inc. provides that if the landlord decides to sell the Mortgaged Property, the tenant has the exclusive right to purchase the Mortgaged Property at the price established by the landlord for a period of 30 days after the landlord provides the tenant with written notice of its intention to sell and the terms of sale. The lease further provides that in the event landlord and tenant fail to agree to the sale and purchase within that period, or an extension period agreed to in writing, the tenant’s exclusive right to purchase will terminate. The lease also provides that if the landlord receives a bona fide offer  of purchase, the landlord agrees to give the tenant the right to purchase the Mortgaged Property on terms and conditions identical to those offered and accepted by the landlord.  Such rights have not been listed as an exception to the title insurance policy for the Mortgage Loan. However, such rights do apply to any subsequent sales after a foreclosure.

7 and 8	Discount Drug Mart Plaza (Loan No. 64)
(Lien; Valid Assignment)  and (Permitted Liens; Title Insurance) - The lease for the tenant Discount Drug Mart, Inc. provides that if the landlord decides to sell the Mortgaged Property, the tenant has the exclusive right to purchase the Mortgaged Property at the price established by the landlord for a period of 30 days after the landlord provides the tenant with written notice of its intention to sell and the terms of sale. The lease further provides that in the event landlord and tenant fail to agree to the sale and purchase within that period, or an extension period agreed to in writing, the tenant’s exclusive right to purchase will terminate. The lease also provides that if the landlord receives a bona fide offer  of purchase, the landlord agrees to give the tenant the right to purchase the Mortgaged Property on terms and conditions identical to those offered and accepted by the landlord.  The tenant has agreed the lease and the rights of the tenant, including without limitation its right of first refusal to purchase the property, shall be subject and subordinate to the mortgage.  However, the above-described rights may apply to any subsequent sales after the foreclosure.

Annex D-2-18

RAIT Funding, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	All RAIT Mortgage Loans
(Insurance) - The related Mortgage Loan documents permit the Mortgagor to maintain insurance that does not satisfy the requirements of the Mortgage Loan documents to the extent approved by the lender and a rating confirmation has been obtained.

18	170 5th Avenue (Loan No. 51)
(Insurance) - The threshold above which lender has the right to hold and disburse insurance proceeds in respect of a property loss is $250,000 (rather than 5% of the then outstanding principal amount). Because the original loan amount is $5,150,000, as the loan amortizes, some net proceeds in excess of 5% of the then outstanding principal balance may be required to be made directly available to the Mortgagor.

18	170 5th Avenue (Loan No. 51)
(Insurance)  The Mortgagor maintains insurance relating to its condominium unit, and the related condominium association maintains insurance related to the building and common elements.  The related Mortgage Loan documents do not require the Mortgagor to maintain insurance policies satisfying the requirements of the Mortgage Loan documents to the extent the condominium is providing insurance coverage pursuant to the terms of  the condominium documents.  The condominium association is entitled to hold the insurance proceeds relating to the building/common elements if it is restoring the condominium building.

The Mortgagor is not required to restore the Mortgaged Property if the condominium association is not required to do so under the condominium documents and elects not to do so.

Annex D-2-19

RAIT Funding, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
26	Ravenswood Gardens (Loan No. 33)
(Local Law Compliance) - The use of the Mortgaged Property located at 4541 N. Beacon Street, Chicago, Illinois as a multifamily property is listed as a legal non-conforming use in the zoning report.  In addition, all of the Mortgaged Properties were listed as having other legal non-conforming zoning characteristics in the zoning reports.  The zoning ordinance provides that following damage or destruction to a structure with nonconforming elements  by fire or other causes beyond the control of the property owner, the structure may be rebuilt, provided that such rebuilding does not result in a building that is more out of compliance than the building being replaced and provided that a building permit to replace the structure is obtained within 18 months of the date of damage or destruction.  The zoning report states that such ordinance applies to both use and structure nonconformities.  The loan documents include a non-recourse carveout for losses associated with the borrower’s failure to obtain the necessary permits.  In addition, several of the Mortgaged Properties are located in special and landmark districts and listed on historical registers; however, the zoning reports state that such designation would only restrict expansion of the existing building or in the case of damage, would protect the existing building to be re-constructed to the state immediately prior to such damage.  The loan documents include a non-recourse carveout for losses in the event the borrower is not permitted to use all or any part of the Mortgaged Property as a multifamily apartment under applicable law.

In addition, the zoning reports obtained at closing stated there were 3 unresolved building code violations at 4612 N. Beacon Street: (i): repair exterior platform, (ii) arrange for premise inspection  and (iii) post owner/manager name.  The loan documents include a recourse carveout for losses in the event the property fails to comply with legal requirements as a result of such violations.

28	Ravenswood Gardens (Loan No. 33)	(Recourse Obligations) -Carveout is for “misappropriation” or “conversion” (not “misapplication”), “in violation of” the loan documents, of proceeds, awards, rents and security deposits.

Annex D-2-20

RAIT Funding, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
33	Old Bank District Garage (Loan No. 48)
(Single-Purpose Entity) - The Mortgagor previously incurred indebtedness to the property manager of the related Mortgaged Property in the amount of $67,766.00.  The Mortgagor has represented that such indebtedness has been assumed by an affiliate of the Mortgagor, and that the Mortgagor has obtained from the property manager an unconditional release and covenant not to sue with respect to such indebtedness.

The Mortgagor previously made and held loans to certain affiliates in an aggregate amount equal to approximately $4,593,581.00.  The Mortgagor has represented that such loans have been assigned to an affiliate of the Mortgagor without representation or warranty and the Mortgagor has obtained an unconditional release and covenant not to sue by the borrowers.

The Mortgagor’s utility bills include charges for an adjacent building owned by an affiliate, and the Mortgagor has represented that such affiliate reimburses it for such charges.

33	Ventana Plaza (Loan No. 57)	(Single-Purpose Entity) - The Mortgagor previously owned an adjacent parcel of land which was made into a separate lot and transferred to a separate entity in August 2013.
43	Ravenswood Gardens (Loan No. 33)
(Environmental Conditions) - The related environmental assessments indicated potential environmental issues might exist with respect to two of the related Mortgaged Properties and recommended a Phase II subsurface investigation be performed. The assessment for the Mortgaged Property located at 4547 N. Dover Street, Chicago, Illinois, recommended a Phase II subsurface investigation due to the historic presence of a dry cleaner at the property. The Phase II investigation found no evidence of subsurface impact to the groundwater. The assessment for the Mortgaged Property located at 4612 N. Dover Street, Chicago, Illinois, recommended a Phase II subsurface investigation due to the presence of an active dry cleaner at an adjacent property and a filled-in fill port located behind another adjacent property.  The dry cleaner was listed on the regulatory database as a hazardous waste generator which was enrolled in the Illinois Environmental Protection Agency (“IEPA”) remediation program. Review of prior investigations indicated that groundwater beneath such property had been impacted by the dry cleaner release. Although such property’s water source is piped municipal water, the concern with underlying groundwater contamination was the potential for vapor intrusion. The Phase II indicated evidence of “subsurface soil vapor and groundwater impacts beneath the 4612 N. Dover Street parcel…” and that the tetrachlorethylene (“PCE”) concentrations in the groundwater beneath such property were below the indoor air inhalation standard established by the IEPA; however, the PCE concentrations in the soil vapor samples exceeded the IEPA’s residential standard.  The report further stated “(t)he updated Tier 1 Evaluation guidance document recently adopted by the IEPA in

Annex D-2-21

RAIT Funding, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

July 2013 indicates that regulatory compliance for the vapor intrusion pathway is met by achieving either the soil gas or the groundwater remediation objectives; and accordingly, additional investigation to further comply with IEPA regulatory guidelines appears unwarranted.”   Nonetheless, in order to further evaluate the exposure risk with regard to indoor inhalation of PCE vapors at such property, the environmental consultant performed an indoor air simulation and concluded that at the “Best Estimate Indoor Air Prediction” the PCE concentrations would not exceed the United States Environmental Protection Agency (“USEPA”) Regional Screening Level (“RSL”) and at the “High Indoor Air Prediction” the PCE concentration would not exceed the RSL if the hazard quotient used by the IEPA, rather than the USEPA hazard index, is used.  The environmental consultant report stated that no additional investigation was recommended.

Annex D-2-22

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
1/2014	$98,635,000.00	7/2019	$85,233,115.82
2/2014	98,635,000.00	8/2019	83,805,297.20
3/2014	98,635,000.00	9/2019	82,371,422.52
4/2014	98,635,000.00	10/2019	80,805,739.11
5/2014	98,635,000.00	11/2019	79,359,140.73
6/2014	98,635,000.00	12/2019	77,781,091.66
7/2014	98,635,000.00	1/2020	76,321,662.80
8/2014	98,635,000.00	2/2020	74,856,043.34
9/2014	98,635,000.00	3/2020	73,134,809.91
10/2014	98,635,000.00	4/2020	71,655,670.56
11/2014	98,635,000.00	5/2020	70,045,996.18
12/2014	98,635,000.00	6/2020	68,553,753.22
1/2015	98,635,000.00	7/2020	66,931,343.95
2/2015	98,635,000.00	8/2020	65,425,887.39
3/2015	98,635,000.00	9/2020	63,914,044.31
4/2015	98,635,000.00	10/2020	62,272,586.44
5/2015	98,635,000.00	11/2020	60,747,365.24
6/2015	98,635,000.00	12/2020	59,092,905.69
7/2015	98,635,000.00	1/2021	57,554,194.08
8/2015	98,635,000.00	2/2021	56,008,954.38
9/2015	98,635,000.00	3/2021	54,090,801.25
10/2015	98,635,000.00	4/2021	52,530,865.51
11/2015	98,635,000.00	5/2021	50,842,668.23
12/2015	98,635,000.00	6/2021	49,268,950.66
1/2016	98,635,000.00	7/2021	47,567,359.33
2/2016	98,635,000.00	8/2021	45,979,744.22
3/2016	98,635,000.00	9/2021	44,385,392.82
4/2016	98,635,000.00	10/2021	42,663,748.26
5/2016	98,635,000.00	11/2021	41,055,326.10
6/2016	98,635,000.00	12/2021	39,320,006.70
7/2016	98,635,000.00	1/2022	37,697,395.64
8/2016	98,635,000.00	2/2022	36,067,899.29
9/2016	98,635,000.00	3/2022	34,073,319.37
10/2016	98,635,000.00	4/2022	32,428,442.86
11/2016	98,635,000.00	5/2022	30,657,694.84
12/2016	98,635,000.00	6/2022	28,998,323.36
1/2017	98,635,000.00	7/2022	27,213,488.22
2/2017	98,635,000.00	8/2022	25,539,500.06
3/2017	98,635,000.00	9/2022	23,858,407.84
4/2017	98,635,000.00	10/2022	22,052,463.12
5/2017	98,635,000.00	11/2022	20,356,571.84
6/2017	98,635,000.00	12/2022	18,536,244.46
7/2017	98,635,000.00	1/2023	16,825,429.85
8/2017	98,635,000.00	2/2023	15,107,354.35
9/2017	98,635,000.00	3/2023	13,032,426.76
10/2017	98,635,000.00	4/2023	11,298,251.76
11/2017	98,635,000.00	5/2023	9,440,717.84
12/2017	98,635,000.00	6/2023	7,691,298.02
1/2018	98,635,000.00	7/2023	3,526,431.65
2/2018	98,635,000.00	8/2023	1,766,936.09
3/2018	98,635,000.00	9/2023 and	0.00
4/2018	98,635,000.00	thereafter
5/2018	98,635,000.00
6/2018	98,635,000.00
7/2018	98,635,000.00
8/2018	98,635,000.00
9/2018	98,635,000.00
10/2018	98,634,359.42
11/2018	97,188,678.35
12/2018	95,683,816.70
1/2019	94,300,326.33
2/2019	92,910,968.57
3/2019	91,134,211.34
4/2019	89,731,422.93
5/2019	88,195,951.04
6/2019	86,780,699.82

Annex E-1

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PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES
(ISSUABLE IN SERIES)

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

DEPOSITOR

          J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

          The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

          The primary assets of the trust fund may include:

●	one or more multifamily and commercial mortgage loans;

●	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

●	direct obligations of the United States or other government agencies; or

●	a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

December 6, 2013

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

          Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

          You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

          This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction where such offer would be unlawful.

          Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 132 in this prospectus.

          In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

          If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, and telephone number is (212) 272-6858.

SUMMARY OF PROSPECTUS	1	Investors to Greater Risks of
RISK FACTORS	9	Default and Loss	24
Your Ability to Resell Certificates		Limitations of Appraisals	25
May Be Limited Because of Their		Your Lack of Control Over Trust
Characteristics	9	Fund Can Create Risks	25
The Assets of the Trust Fund		One Action Jurisdiction May Limit
May Not Be Sufficient to Pay		the Ability of the Servicer to
Your Certificates	10	Foreclose on a Mortgaged
Prepayments of the Mortgage		Property	25
Assets Will Affect the Timing of		Rights Against Tenants May Be
Your Cash Flow and May Affect		Limited if Leases Are Not
Your Yield	10	Subordinate to Mortgage or Do
Ratings Do Not Guarantee Payment		Not Contain Attornment
and Do Not Address Prepayment		Provisions	26
Risks	11	If Mortgaged Properties Are Not in
Commercial and Multifamily		Compliance With Current Zoning
Mortgage Loans Have Risks That		Laws Restoration Following a
May Affect Payments on Your		Casualty Loss May Be Limited	26
Certificates	12	Inspections of the Mortgaged
The Borrower’s Form of Entity May		Properties Will Be Limited	27
Cause Special Risks	16	Compliance with Americans with
Ability to Incur Other Borrowings		Disabilities Act May Result in
Entails Risk	17	Additional Losses	27
Borrowers May Be Unable to Make		Litigation Concerns	27
Balloon Payments	18	Risks to the Financial Markets
Credit Support May Not Cover		Relating to Terrorist Attacks	27
Losses	19	Risks to the Mortgaged Properties
Tenant Concentration Entails Risk	20	Relating to Terrorist Attacks and
Certain Additional Risks Relating to		Foreign Conflicts	28
Tenants	20	Some Certificates May Not Be
Mortgaged Properties Leased to		Appropriate for Benefit Plans	28
Multiple Tenants Also Have Risks	21	Material Federal Tax Considerations
Mortgaged Properties Leased to		Regarding Residual Certificates	28
Borrowers or Borrower Affiliated		Material Federal Tax Considerations
Entities Also Have Risks	21	Regarding Original Issue
Tenant Bankruptcy Entails Risks	21	Discount	29
Assignment of Leases and Rents		Bankruptcy Proceedings Could
May Be Limited by State Law	22	Adversely Affect Payments on
Failure to Comply with		Your Certificates	29
Environmental Law May Result in		Risks Relating to Enforceability of
Additional Losses	22	Yield Maintenance Charges,
Hazard Insurance May Be		Prepayment Premiums or
Insufficient to Cover All Losses		Defeasance Provisions	30
on Mortgaged Properties	22	Risks Relating to Borrower Default	30
Poor Property Management		Risks Relating to Certain Payments	31
May Adversely Affect the		Risks Relating to Enforceability	31
Performance of the Related		Book-Entry System for Certain
Mortgaged Property	23	Classes May Decrease Liquidity
Property Value May Be Adversely		and Delay Payment	31
Affected Even When Current		Delinquent and Non-Performing
Operating Income Is Not	24	Mortgage Loans Could Adversely
Mortgage Loans Secured by		Affect Payments on Your
Leasehold Interests May Expose		Certificates	32

Changes to REMIC Restrictions on		Exchangeable Certificates	57
Loan Modifications May Impact		Reports to Certificateholders	59
an Investment in the Certificates	32	Voting Rights	61
In The Event of an Early		Termination	61
Termination of a Swap		Book-Entry Registration and
Agreement Due to Certain Swap		Definitive Certificates	61
Termination Events, a Trust May		DESCRIPTION OF THE POOLING
Be Required to Make a Large		AGREEMENTS	64
Termination Payment to any		General	64
Related Swap Counterparty	33	Assignment of Mortgage Loans;
Your Securities Will Have Greater		Repurchases	65
Risk if an Interest Rate Swap		Representations and Warranties;
Agreement Terminates	33	Repurchases	66
DESCRIPTION OF THE TRUST		Collection and Other Servicing
FUNDS	33	Procedures	67
General	33	Sub-Servicers	67
Mortgage Loans	34	Special Servicers	67
MBS	38	Certificate Account	68
Certificate Accounts	39	Modifications, Waivers and
Other Accounts	39	Amendments of Mortgage Loans	71
Credit Support	40	Realization Upon Defaulted
Cash Flow Agreements	40	Mortgage Loans	71
YIELD AND MATURITY		Hazard Insurance Policies	71
CONSIDERATIONS	40	Due-on-Sale and
General	40	Due-on-Encumbrance Provisions	72
Pass-Through Rate	40	Servicing Compensation and
Payment Delays	40	Payment of Expenses	72
Certain Shortfalls in Collections of		Evidence as to Compliance	73
Interest	41	Certain Matters Regarding the
Yield and Prepayment		Master Servicer and the
Considerations	41	Depositor	73
Weighted Average Life and Maturity	43	Servicer Termination Events	74
Controlled Amortization Classes and		Amendment	74
Companion Classes	44	List of Certificateholders	75
Other Factors Affecting Yield,		The Trustee	75
Weighted Average Life and		Duties of the Trustee	75
Maturity	44	Certain Matters Regarding the
THE SPONSOR	46	Trustee	75
THE DEPOSITOR	47	Resignation and Removal of the
THE ISSUING ENTITY	47	Trustee	76
USE OF PROCEEDS	47	DESCRIPTION OF CREDIT SUPPORT	76
DESCRIPTION OF THE		General	76
CERTIFICATES	48	Subordinate Certificates	77
General	48	Cross-Support Provisions	77
Distributions	49	Insurance or Guarantees with
Distributions of Interest on the		Respect to Mortgage Loans	77
Certificates	49	Letter of Credit	77
Determination of Interest Rates	50	Certificate Insurance and Surety
Distributions of Principal on the		Bonds	78
Certificates	55	Reserve Funds	78
Distributions on the Certificates in		Credit Support with Respect to MBS	78
Respect of Prepayment		CERTAIN LEGAL ASPECTS OF
Premiums	56	MORTGAGE LOANS	78
Allocation of Losses and Shortfalls	56	General	79
Advances in Respect of		Types of Mortgage Instruments	79
Delinquencies	56	Leases and Rents	79

Personalty	80	3.8% Medicare Tax On “Net
Foreclosure	80	Investment Income”	117
Bankruptcy Laws	83	Backup Withholding	117
Environmental Risks	87	Reporting Requirements	117
Due-on-Sale and		Federal Income Tax Consequences
Due-on-Encumbrance	89	for Certificates as to which No
Subordinate Financing	89	REMIC Election Is Made	118
Default Interest and Limitations on		Standard Certificates	118
Prepayments	89	Stripped Certificates	121
Applicability of Usury Laws	89	3.8% Medicare Tax On “Net
Servicemembers Civil Relief Act	90	Investment Income”	124
Type of Mortgaged Property	90	Reporting Requirements and
Americans with Disabilities Act	91	Backup Withholding	124
Anti-Money Laundering, Economic		Taxation of Certain Foreign
Sanctions and Bribery	91	Investors	125
Potential Forfeiture of Assets	91	STATE AND OTHER TAX
MATERIAL FEDERAL INCOME TAX		CONSIDERATIONS	125
CONSEQUENCES	92	CERTAIN ERISA CONSIDERATIONS	125
Federal Income Tax Consequences		General	125
for REMIC Certificates	92	Plan Asset Regulations	126
General	92	Administrative Exemptions	127
Characterization of Investments in		Insurance Company General
REMIC Certificates	93	Accounts	127
Qualification as a REMIC	93	Unrelated Business Taxable
Taxation of Regular Certificates	95	Income; Residual Certificates	127
Tax Treatment of Exchangeable		LEGAL INVESTMENT	128
Certificates	103	METHOD OF DISTRIBUTION	129
Taxation of Residual Certificates	106	INCORPORATION OF CERTAIN
Taxes That May Be Imposed on the		INFORMATION BY REFERENCE	130
REMIC Pool	113	WHERE YOU CAN FIND MORE
Liquidation of the REMIC Pool	114	INFORMATION	131
Administrative Matters	114	LEGAL MATTERS	131
Limitations on Deduction of Certain		FINANCIAL INFORMATION	131
Expenses	115	RATING	131
Taxation of Certain Foreign		INDEX OF DEFINED TERMS	132
Investors	115

v

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SUMMARY OF PROSPECTUS

          This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates	Mortgage pass-through certificates, issuable in series.

Depositor
J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware corporation.

Sponsor
The related prospectus supplement will identify the sponsor for each series. JPMorgan Chase Bank, National Association, a national banking association may be a sponsor. For more information, see “The Sponsor” in this prospectus.

Issuing Entity
For each series of certificates, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more information, see “Issuing Entity” in this prospectus.

Master Servicer
The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor, sponsor or a special servicer.

Special Servicer
One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor, sponsor or the master servicer.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets	The mortgage assets with respect to each series of certificates will, in general, consist of one or more loans secured by liens on, or security interests in:

● residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

● office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will be guaranteed only to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

As described in the related prospectus supplement, a mortgage loan:

●
may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

●	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

●	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

●	may provide for defeasance of the mortgage loan; and

●	may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

If so specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

●	private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

●
certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association, the Federal Agricultural Mortgage Corporation or any other agency of the United States of America.

Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See “Description of the Trust Funds—MBS” in this prospectus.

B. Certificate Account
Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See “Description of the Trust Funds—Certificate Accounts” and “Description of the Pooling Agreements—Certificate Account” in this prospectus.

C. Other Accounts	The prospectus supplement for each trust will also describe any other accounts established for such series.

D. Credit Support
If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See “Risk Factors—Credit Support May Not Cover Losses,” “Description of the Trust Funds—Credit Support” and “Description of Credit Support” in this prospectus.

E. Cash Flow Agreements
If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See “Description of the Trust Funds—Cash Flow Agreements” in this prospectus.

Description of Certificates
We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

	●	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

	●	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

	●	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

●
provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

●
provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	provide for controlled distributions of principal to be made based on a specified schedule or other methodology, subject to available funds; or

	●	provide for distributions based on collections of prepayment premiums or yield maintenance penalties on the mortgage assets in the related trust fund.

Each class of certificates, other than interest-only certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

The certificates will be guaranteed or insured only to the extent specified in the related prospectus supplement. See “Risk Factors—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” and “Description of the Certificates” in this prospectus.

Distributions of Interest on the Certificates
Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield”; “Yield and Maturity Considerations” and “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

Distributions of Principal of the Certificates
Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may:

	●	not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

	●	be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates;

●
be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received;

●
be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; or

●
be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.

See “Description of the Certificates—Distributions of Principal on the Certificates” in this prospectus.

Advances
If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances (i) with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans and (ii) to pay delinquent real estate taxes, assessments and hazard insurance premiums and other similar costs and expenses in connection with the servicing of the mortgage loans. Any of the advances of principal and interest or servicing advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus.

Termination
If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See “Description of the Certificates— Termination” in this prospectus.

Registration of Book-Entry Certificates

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Material Federal Income Tax Consequences

The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more “real estate mortgage investment conduits” (each, a “REMIC”) or grantor trusts under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See “Material Federal Income Tax Consequences” in this prospectus.

Certain ERISA Considerations
If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See “Certain ERISA Considerations” in this prospectus and in the related prospectus supplement.

Legal Investment
Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and “Ratings” in the related prospectus supplement.

RISK FACTORS

You should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the applicable series of certificates before making an investment decision.  In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates.  The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so and may discontinue such a secondary market at any time.  Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you.  See “Description of the Certificates—Reports to Certificateholders” in this prospectus.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

●	The perceived liquidity of the certificates;

●
The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

●
The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

●
The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates.  Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement.  See “Description of the Certificates—Termination” in this prospectus.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

If not described in the related prospectus supplement,

●
The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

●	The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments.  Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates.  If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable.  Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled.  Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.  For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans.  Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans.  We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement.  As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

●
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule.  Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  As described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

A series of certificates may include one or more classes of offered certificates offered at a premium or discount.  Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund.  Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios.  The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates.  You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.  See “Yield and Maturity Considerations” in this prospectus.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks

Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled.  This rating will not constitute an assessment of the probability that:

●	principal prepayments on the related mortgage loans will be made;

●	the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

●	the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.  In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund.  However, we cannot assure you that those values will not decline in the future.  See “Description of Credit Support” and “Rating” in this prospectus.

If one or more of the rating agencies downgrade, suspend or withdraw a rating of a class of your offered certificates, those certificates will decrease in value and the liquidity and regulatory characteristics of such certificates may also be adversely affected.  Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement will have any obligation to maintain a rating on a class of offered certificates, you will have no recourse if your offered certificates decrease in value by reason of a downgrade, suspension or withdrawal of a rating.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies.  Those rating agencies may issue their own ratings of the certificates in reliance on that information or otherwise, which ratings may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for a class of offered certificates that is lower than the rating issued by a retained rating agency, that may have an adverse effect on the liquidity, market value and regulatory characteristics of such class.

Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates

A description of risks associated with investments in mortgage loans is included under “Certain Legal Aspects of Mortgage Loans” in this prospectus.  Commercial and multifamily lending are generally thought to expose the lender to a greater risk of loss than one  to four family residential lending.  Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.  Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans” in this prospectus.  If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.  Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property.  For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.  A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants.  Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage”  which is generally  the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	Changes in general or local economic conditions and/or specific industry segments;

●	Declines in real estate values;

●	Declines in rental or occupancy rates;

●	Increases in interest rates, real estate tax rates and other operating expenses;

●	Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

●	Acts of God; and

●	Other factors beyond the control of a master servicer or special servicer.

The type and use of a particular mortgaged property may present additional risk.  For instance:

●
Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator.  Moreover, the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative.  Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

●	Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	Construction of competing hotels or resorts;

●	Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

●	Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.  The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements.  The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor’s consent.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property.  It is more likely that those persons would have to apply for new licenses.  We cannot assure you that a new license could be obtained or that it could be obtained promptly.

Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers.  The leasing of real estate is highly competitive.  The principal means of competition are price, location and the nature and condition of the facility to be leased.  A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located.  Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities.  While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk.  Increased competition could adversely affect income from and market value of the mortgaged properties.  In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low.  The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses.  Tenant privacy and lack of efficient access may heighten environmental risks.

It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable.  As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan.  However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member of the borrower.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Ability to Incur Other Borrowings Entails Risk

When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower, or its constituent members, defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

The mortgage loans will generally permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property.  In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business.

Additionally, the terms of certain mortgage loans may permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See “—The Borrower’s Form of Entity May Cause Special Risks” above and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement, and provided that foreclosure is not stayed by the commencement of a bankruptcy proceeding involving the mezzanine borrowers. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers.  Preferred equity in a borrower will generally require such borrower to make certain specified dividend payments to the preferred equity holder on a preferred basis. Since a borrower’s assets are generally limited to its mortgaged property, any preferred equity in the borrower effectively reduces the borrower’s economic stake in the related mortgaged property. The existence of preferred equity may reduce cash flow on the borrower’s mortgaged property after payment of debt service on the mortgage loans and any mezzanine loans, and may thus increase the likelihood that a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on a mortgage loan secured by a mortgaged property whose value or income is relatively weak.

See “Description of the Mortgage Pool—General” in the prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Subordinate Financing” in this prospectus.

Borrowers May Be Unable to Make Balloon Payments

Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Mortgage loans of this type involve a greater degree of risk than self-amortizing mortgage loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property.  A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	The fair market value of the related mortgaged property;

●	The level of available mortgage interest rates at the time of sale or refinancing;

●	The borrower’s equity in the related mortgaged property;

●	The borrower’s financial condition;

●	The operating history and occupancy level of the related mortgaged property;

●	Tax laws;

●	Reductions in government assistance/rent subsidy programs;

●	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

●	Prevailing general and regional economic conditions; and

●	The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

Credit Support May Not Cover Losses

The prospectus supplement for a series of certificates will describe any credit support provided for those certificates.  Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.  For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement.  Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement.  In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates.  Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors.  However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels.  See “—Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks,” “Description of the Certificates” and “Description of Credit Support” in this prospectus.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner–occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income.  Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier’s business operations are negatively impacted or if such a tenant fails to renew its lease.  This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●      space in the mortgaged properties could not be leased or re-leased;

●      leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●      substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●      tenants were unwilling or unable to meet their lease obligations;

●      a significant tenant were to become a debtor in a bankruptcy case;

●      a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

●      rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.  Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations.  Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%.  Any such “dark” space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you that the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property would be considered a shopping center by a court considering the question.

Assignment of Leases and Rents May Be Limited by State Law

Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

Failure to Comply with Environmental Law May Result in Additional Losses

Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup.  In several states, that lien has priority over an existing mortgage lien on that property.  In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property.  This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances.  The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “off-site” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s or neighboring property, if agents or employees of the lender have participated in the management of the borrower’s property.  This liability could exist even if a previous owner caused the environmental damage.  The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.  See “Certain Legal Aspects of Mortgage Loans—Environmental Risks” in this prospectus.

Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties

The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance.  The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

●	fire;

●	lightning;

●	explosion;

●	smoke;

●	windstorm and hail; and

●	riot, strike and civil commotion.

Each subject to the conditions and exclusions specified in each policy.

The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions.  However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks.  Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support.  See “Description of the Pooling Agreements—Hazard Insurance Policies” in this prospectus.

Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property

The successful operation of a real estate project also depends upon the performance and viability of the property manager.  Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases.  The property manager is generally responsible for:

●	operating the properties;

●	providing building services;

●	establishing and implementing the rental structure;

●	managing operating expenses;

●	responding to changes in the local market; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Property managers may not be in a financial condition to fulfill their management responsibilities.

Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property.  This may adversely affect cash flow.  However, the mortgage loans may permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

●      the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

●      potential environmental legislation or liabilities or other legal liabilities;

●      the availability of refinancing; and

●      changes in interest rate levels.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless the leasehold lender holds a fee mortgage, the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the federal bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the federal bankruptcy code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)–(4) of the federal bankruptcy code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the federal bankruptcy code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

Limitations of Appraisals

Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  We cannot assure you that the information set forth in the prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Your Lack of Control Over Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust.  See “Servicing of the Mortgage Loans—General” in the prospectus supplement.  Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable.  Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions

Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure.  Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.  In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss.  Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited

The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties.  There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Compliance with Americans with Disabilities Act May Result in Additional Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in this prospectus.  To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Concerns

There may be legal proceedings pending and, from time to time, threatened against, or other past or present adverse regulatory circumstances experienced by the borrowers, their sponsors and managers of the mortgaged properties or their respective affiliates relating to the business of or arising out of the ordinary course of business of the borrowers, their sponsors, managers and affiliates.  There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Risks to the Financial Markets Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.

In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future.  The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent.  As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certificates May Not Be Appropriate for Benefit Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans.  Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws.  Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series.  See “Certain ERISA Considerations” in this prospectus.

Material Federal Tax Considerations Regarding Residual Certificates

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in this prospectus.  Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period.  The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal.  A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which:

●	generally, will not be subject to offset by losses from other activities;

●	if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

●	if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer.  Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates may substantially exceed the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.  As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

Material Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in this prospectus.

Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the pending sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender.  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce periodic payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) assignment of rents and leases.  The federal bankruptcy code also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law.  Those provisions also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Risks Relating to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●      the aggregate amount of distributions on the offered certificates;

●      their yield to maturity;

●      the rate of principal payments; and

●      their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, that yield could be negative.  In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Risks Relating to Certain Payments

To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

Risks Relating to Enforceability

The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates.  Each class of book-entry  certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

●
the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

●
your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

●
your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

●
you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates

If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.  In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.  None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series.  If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund.  Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans.  You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series.  See “Description of the Trust Funds—Mortgage Loans—General” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations). The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty

To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements.  A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement.  Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates

If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated.  If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement.  In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

1.      one or more types of multifamily or commercial mortgage loans,

2.      mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

3.      a combination of mortgage loans and MBS.

J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Depositor”) will establish each trust fund.  Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a “Mortgage Asset Seller”), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate.  The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement.  The discussion under the heading “—Mortgage Loans” below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.  The mortgage loans will be evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or similar security instruments (the “Mortgages”) that create liens on fee or leasehold estates in properties (the “Mortgaged Properties”) consisting of

●	Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

●
Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations (“Cooperatives”), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units.  Each Mortgage will create a first priority or junior priority mortgage lien on a borrower’s fee estate in a Mortgaged Property.  If a Mortgage creates a lien on a borrower’s leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years.  Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction.  In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed.  In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued.  In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.  Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income).  Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio and the Debt Yield of a loan secured by income-producing property as important factors in evaluating the risk of default on and / or losses related to that loan. The “Debt Service Coverage Ratio” or “DSCR” of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property.  The “Debt Yield” of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period divided by (2) the outstanding principal amount of the mortgage loan secured by the related Mortgaged Property, expressed in percentage terms. The prospectus supplement may describe certain variations in the calculation of Debt Service Coverage Ratio and / or Debt Yield that are applicable to a specific series. “Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time.  The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series.  As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy.  In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial properties may be owner-occupied or leased to a small number of tenants.  Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan.  As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”).  However, the existence of these “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The “Loan-to-Value Ratio” or “LTV” of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

●	the Value of the related Mortgaged Property.

The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

The “Value” of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan.  The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a Mortgaged Property, and thus

(a)      the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

(b)      the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans.  For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus.  Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on:

●	the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method which calculates the cost of replacing the property at that date,

●	the income capitalization method which projects value based upon the property’s projected net cash flow, or

●	upon a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods can present analytical difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.  Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant.  See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” and “—Borrowers May Be Unable to Make Balloon Payments” in this prospectus.

Payment Provisions of the Mortgage Loans.  In general, each mortgage loan:

●	will provide for scheduled payments of principal, interest or both, to be made on specified dates (“Due Dates”) that occur monthly, quarterly, semi-annually or annually,

●
may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of that prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with certain prepayments, in each case as described in the related prospectus supplement.

Mortgage Loan Information in Prospectus Supplements.  Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date of the mortgage loans,

●
the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

●
the Loan-to-Value Ratios of the mortgage loans as of the cut-off date, or the range of the Loan-to-Value Ratios as of the cut-off date, and the weighted average Loan-to-Value Ratio of the mortgage loans as of the cut-off date,

●	the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable mortgage interest rates (“ARM Loans”), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●
the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

●	the geographic distribution of the Mortgaged Properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties.  If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) contemporaneously with the final prospectus.

MBS

MBS may include:

●
private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

●
certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”) provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”).  The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will have entered into the MBS Agreement, generally with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement.  The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

●	the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

●	the original and remaining term to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate of the MBS or the formula for determining the rates,

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

●	a description of the credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●
the type of mortgage loans underlying the MBS and such other applicable information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above,

●	such other applicable information in respect of the mortgage loans underlying the MBS required under Regulation AB, and

●	the characteristics of any cash flow agreements that relate to the MBS.

Any MBS either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS:

1.      neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued;

2.      neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, Depositor, issuing entity or underwriter of the related series of securities to be issued; and

3.      the Depositor would be free to publicly resell the MBS without registration under the Securities Act.

If the issuer of the MBS is required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the related prospectus supplement will describe how to locate such reports of the MBS issuer.  The MBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts.  If the related prospectus supplement so specifies, the MBS issuer may be one of our affiliates where the MBS have been previously registered under the Securities Act or the MBS themselves are exempt from registration under Section 3 of the Securities Act.  The obligations of the MBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets.  The MBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage backed securities issued under the MBS pooling and servicing agreement.  Additionally, although the mortgage loans underlying the MBS may be guaranteed by an agency or instrumentality of the United States, the MBS themselves will not be so guaranteed.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund.  A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Other Accounts

The prospectus supplement for each trust will also describe any other accounts established for such series.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them.  The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates.  See “Risk Factors—Credit Support May Not Cover Losses” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates.  The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a “Cash Flow Agreement”), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price you paid, the fixed, variable rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate.  See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus.  The following discussion contemplates a trust fund that consists solely of mortgage loans.  While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.  The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders.  That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment.  However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period.  “Due Period” is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date.  Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.  If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected.  The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates.  If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls.  The related prospectus supplement will also describe any other amounts available to offset those shortfalls.  See “Description of the Pooling Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate.  The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund).  Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.  An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.  In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor’s yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments.  As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.  Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates.  If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates.  Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans.  However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the Mortgaged Properties are located,

●	the quality of management of the Mortgaged Properties,

●	the servicing of the mortgage loans,

●	possible changes in tax laws and other opportunities for investment,

●	the existence of Lock-out Periods,

●	requirements that principal prepayments be accompanied by Prepayment Premiums, and

●	by the extent to which these provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan.  Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.  We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class.  Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model.  CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans.  Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.  The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur.  A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant.  This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series.  In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series.  The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.  The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates.  Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.  Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan.  This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.  See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans.  The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.  The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls.  In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.  In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

1.      amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

2.      Excess Funds, or

3.      any other amounts described in the related prospectus supplement.

“Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.  The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates.  The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.  If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement.  In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

THE SPONSOR

The related  prospectus supplement will identify the sponsor or sponsors of the applicable series.  JPMorgan Chase Bank, National Association (“JPMCB”), a national banking association, may be a sponsor (in such capacity, the “Sponsor”).  JPMCB is a national bank and acquires and originates mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally.  JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at http://www.sec.gov.

JPMCB may also act as a Mortgage Asset Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to  the offered certificates.  JPMCB is an affiliate of the Depositor and J.P. Morgan Securities LLC.

THE DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994.  The Depositor is a wholly owned subsidiary of JPMCB.  The Depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179.  Its telephone number is (212) 272-6858.  The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

On December 22, 2009, the Depositor merged with its affiliate, Bear Stearns Commercial Mortgage Securities Inc.  Prior to the merger, Bear Stearns Commercial Mortgage Securities Inc. separately purchased commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets.  The Depositor is the surviving entity of the merger.

The Depositor remains responsible under the Pooling Agreement for providing the master servicer, special servicer and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling Agreement.  The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling Agreement.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement.  The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates.  The Issuing Entity will operate under a fiscal year ending each December 31st.  The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

USE OF PROCEEDS

We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets.  We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in a trust fund.  As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

●	provide for the accrual of interest on the certificates at a fixed rate, variable rate or adjustable rate;

●
are senior (collectively, “Senior Certificates”) or subordinate (collectively, “Subordinate Certificates”) to one or more other classes of certificates in entitlement to certain distributions on the certificates;

●	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

●	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

●
provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

●
provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

●	provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

●	provide for distributions based on collections of Prepayment Premiums on the mortgage assets in the related trust fund.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.  As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, “Definitive Certificates”) or may be offered in book-entry format (those certificates, “Book-Entry Certificates”) through the facilities of The Depository Trust Company (“DTC”).  The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith.  Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations.  See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” in this prospectus.

Distributions

Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date.  The “Available Distribution Amount” for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date.  The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement.  The Record Date for each series will be set forth in the related prospectus supplement.  All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class.  Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates (“Residual Certificates”) that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable.  The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class.  If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement (“Accrual Certificates”), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date.  With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

1.      based on the principal balances of some or all of the mortgage assets in the related trust fund,

2.      equal to the principal balances of one or more other classes of certificates of the same series, or

3.      an amount or amounts specified in the applicable prospectus supplement.

Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.  If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls.  The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.  The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement.  See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield and Maturity Considerations” in this prospectus.

Determination of Interest Rates

Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year, and (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

●	“30/360” which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

●	“Actual/360” which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

●	“Actual/365 (fixed)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

●	“Actual/Actual (accrual basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

●
“Actual/Actual (payment basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

●
“Actual/Actual (ISMA)” is a calculation in accordance with the definition of “Actual/Actual” adopted by the International Securities Market Association (“ISMA”), which means that interest is calculated on the following basis:

●
where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

●	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)
the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)
the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where “determination period” means the period from and including one calculation date to but excluding the next calculation date and “calculation date” means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under “—LIBOR” below.

LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Reuters Screen LIBOR01 Page, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

●	“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

●
“Reuters Screen LIBOR01 Page” means the display on the Reuters service, or any successor service, on the page designated as “LIBOR01” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

●	“Reference Banks” means four major banks in the London interbank market selected by the trustee, the paying agent or another person performing similar functions.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15 (519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.

If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

●
If the rate described above is not published in H.15 (519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having a similar index maturity, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper— Financial”. The “Bond Equivalent Yield” will be calculated as follows:

                    Bond Equivalent Yield =        N x D         x 100
                                                          360 (D × 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

●	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

●	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate. If the certificates of any series bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Reuters Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

●	If the Designated CMT Reuters Page is the Reuters Screen FRBCMT Page, the rate on that interest determination date; or

●	If the Designated CMT Reuters Page is the Reuters Screen FEDCMT Page, the average for the month ended immediately before the week in which the related interest determination date occurs.

For this purpose:

“Designated CMT Reuters Page”  means the Reuters page specified in the applicable prospectus supplement that displays treasury constant maturities as reported in H.15 (519). If no Reuters page is so specified, then the applicable page will be the Reuters Screen FEDCMT Page. If the Reuters Screen FEDCMT Page applies but the applicable prospectus supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

“Reuters Screen FEDCMT page” means the display on the Reuters service, or any successor service, on the page designated as “FEDCMT” or any replacement page or pages on which CMT Rates are displayed.

“Reuters Screen FRBCMT Page” means the display on the Reuters service, or any successor service, on the page designated as “FRBCMT” or any replacement page or pages on which CMT Rates are displayed.

The following procedures will apply if the CMT Rate cannot be determined as described above:

●
If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15 (519) or another recognized electronic source for displaying the rate.

●
If the applicable rate described above is not published in H.15 (519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the trustee, the paying agent or another person performing similar functions determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page shown above and published in H.15 (519).

●
If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City.  The trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

●
If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury

Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

●
If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

●
If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15 (519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on the display on the Reuters service, or any successor service, on the page designated as “FEDFUNDS1” or any replacement page or pages on which U.S. dollar federal funds rates are displayed (the “Reuters Screen FEDFUNDS1 Page”) under the heading “EFFECT”. The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15 (519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15 (519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the trustee, the paying agent or another person performing similar functions, on that interest determination date.

●	If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15 (519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate. If certificates of any series bear interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15 (519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be observed if the Prime Rate cannot be determined as described above:

●
If the rate described above is not published in H.15 (519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

●
If the above rate is not published in either H.15 (519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the trustee, the paying agent or another person performing similar functions will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the display on the Reuters service, or any successor service, on the page designated as “US PRIME 1” or any replacement page or pages on which prime rates or base lending rates of major U.S. banks are displayed (the “Reuters Screen US PRIME 1 Page”), as that bank’s prime rate or base lending rate as in effect on that interest determination date.

●
If fewer than four rates appear on the Reuters Screen US PRIME 1 Page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the trustee, the paying agent or another person performing similar functions.

●	If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund.  The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time.  In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above).  The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement.  As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero.  Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.  Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.  Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule.  Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.  If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

Distributions on the Certificates in Respect of Prepayment Premiums

If so provided in the related prospectus supplement, Prepayment Premiums received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

Advances in Respect of Delinquencies

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

In addition, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, in respect of any mortgage loan in connection with the servicing and administration of any related Mortgaged Property or REO Property, amounts necessary to pay delinquent real estate taxes, assessments and hazard insurance premiums, and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents, or to protect, lease, manage and maintain the related Mortgaged Property or REO Property, as described in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, “Related Proceeds”) and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates.  No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.  If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and, to the extent set forth in the related prospectus supplement, payment to the trustee of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.”  Each combination of Exchangeable Certificates will be issued by the related Trust Fund.  At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations, tax and legal investment considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges.  If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two or  more classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two or more classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate  interest equal to the aggregate annual interest amount of the two or more classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics.  Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

●
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●	A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates.  A Certificateholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and, to the extent set forth in the related prospectus supplement, payment of the exchange fee. A Certificateholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement.  Distributions will be made to the Certificateholder of record as of the applicable record date.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a “Distribution Date Statement”) that will set forth, among other things, in each case to the extent applicable:

●
the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●
the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●
the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to Prepayment Premiums expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●	the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

●	if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

●
if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

●	information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

●	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

●
if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

●
the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

●
if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

●	the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

●
if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

●	to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder.  This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the “Code”), as are from time to time in force.  See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement.  See “Description of the Pooling Agreements—Amendment” in this prospectus.  The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a termination event with respect to the related master servicer.  See “Description of the Pooling Agreements—Servicer Termination Events,” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

●	the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

●	the payment to the certificateholders of the series of all amounts required to be paid to them.

Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System,

a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participating organizations (“Participants”) and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates.  “Direct Participants”, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations.  DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC’s records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a “Certificate Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction.  Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners.  Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners.  The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date.  Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.  Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued.  Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

●
the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

●
the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates.  Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

Transfers between Participants of Euroclear Bank, as operator of the Euroclear System, in Europe (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants.  In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants.  Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC.  DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates.  Except as otherwise provided under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates.  Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners.  Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a “Pooling Agreement”).  In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement.  However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.  All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement.  If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer.  Any party to a Pooling Agreement may own certificates.

A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund.  The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued.  The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement.  The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement.  We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund.  The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series.  Each mortgage loan will be identified in a schedule.  That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form.  The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.  In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series.  Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series or the value of the mortgage loan affected by such document defect, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller.  In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.  A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.  This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.  Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

Representations and Warranties; Repurchases

The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

●	the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement.  It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor.  The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series or the value of the related mortgage loan.  If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.  If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.  This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.  However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance.  The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

1.      the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

2.      applicable law, and

3.      the servicing standard specified in the related Pooling Agreement and prospectus supplement (the “Servicing Standard”).

The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

Sub-Servicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related Pooling Agreement.  A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer.  Each sub-servicing agreement between a master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under that Sub-Servicing Agreement.  A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay those fees.  Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement.  See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses” in this prospectus.

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party.  A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.  A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer.  The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates.  The master servicer will not be liable for the performance of a special servicer.

Certificate Account

General.  The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series.  A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”).  Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation.  A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards.  If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

Deposits.  A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

1.      all payments on account of principal, including principal prepayments, on the mortgage loans;

2.      all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3.      all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, “Insurance and Condemnation Proceeds”) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (“Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

4.      any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

5.      any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

6.      any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

7.      all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and

Warranties; Repurchases” in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans” in this prospectus, and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus (all of the foregoing, also “Liquidation Proceeds”);

8.      any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” in this prospectus;

9.      to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums with respect to the mortgage loans;

10.    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” in this prospectus;

11.    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

12.    any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals.  A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

1.      to make distributions to the certificateholders on each distribution date;

2.      to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

3.      to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

4.      to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

5.      to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

6.      if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

7.      if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

8.      to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Master Servicer and the Depositor” in this prospectus;

9.      if described in the related prospectus supplement, to pay the fees of trustee;

10.    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Trustee” in this prospectus;

11.    if described in the related prospectus supplement, to pay the fees of any provider of credit support;

12.    if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

13.    to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14.    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

15.    if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool” in this prospectus;

16.    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

17.    to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

18.    to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

19.    to clear and terminate the certificate account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard and the REMIC provisions, or grantor trust provisions, as applicable.  For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property.  In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard.  A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located.  If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings.  See “Certain Legal Aspects of Mortgage Loans” in this prospectus.

The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan.  Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

Hazard Insurance Policies

Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property.  The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers.  All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account.  The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund.  If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.  Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender’s consent.  Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.  The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard.  The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

A master servicer’s primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.  Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans.  As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account.  Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders.  Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls.  See “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB under the Securities Act (17 C.F.R. 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement.  For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met.  In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment.  The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates.  In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

Servicer Termination Events

Each prospectus supplement will describe the events which will trigger a termination event (each a “Servicer Termination Event”).  For example, the related prospectus supplement may provide that a servicer termination event will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

The related prospectus supplement will describe the remedies available if a Servicer Termination Event occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

Amendment

Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

1.      to cure any ambiguity,

2.      to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

3.      to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

4.      to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose.  The related prospectus supplement may provide that these types of amendments may not:

1.      reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

2.      adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

3.      modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person.  If that list is of a date more than 90 days prior to the date of receipt of that certificateholder’s request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.  If no Servicer Termination Event has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders.  Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee.  If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee.  In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.  Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.  If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement.  If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under the credit support,

●	any conditions to payment under the credit support not otherwise described in this prospectus,

●	any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

●	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

●	a brief description of its principal business activities;

●	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

●	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

●
its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date that will be specified in the prospectus supplement.  See “Risk Factors—Credit Support May Not Cover Losses” in this prospectus.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates.  To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates.  If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls.  The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees.  A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC contemporaneously with the final prospectus.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the “L/C Bank”).  Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates.  If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the L/C

Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.  A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes.  Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  The related prospectus supplement will describe any limitations on the draws that may be made under that instrument.  A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement.  If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement.  If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.  Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

Amounts deposited in any reserve fund will generally be invested in short-term debt obligations.  Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund.  However, that income may be payable to any related master servicer or another service provider as additional compensation for its services.  The reserve fund, if any, for a series will not be a part of the trust fund.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.  Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated.  Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

General

Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located.  Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.”  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.  However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.  In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.  Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note.  A deed to secure debt typically has two parties.  The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid.  In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender the its right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC.  In cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue.  In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest.  Even if the lender’s security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default.  See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.  Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower’s filing for bankruptcy protection.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment.  Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.  Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Non-Judicial Foreclosure/Power of Sale.  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law.  In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.  Washington National Insurance Company and other decisions that have followed its reasoning.  The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code.  Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v.  Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.  Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale.  Frequently, the lender employs a third party management company to manage and operate the property.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes, hospitals or casinos, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold.  In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated.  See “—Environmental Risks” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

Anti-Deficiency Legislation.  Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security.  Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks.  Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease.  Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Cooperative Shares.  Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants.  Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property.  This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative.  Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.  Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale.  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Generally.  The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences of a delay caused by an automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified.  In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so-called “ipso facto clauses” could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is "necessary to an effective reorganization" for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

Rents and leases may also escape an assignment (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, or (iv) to the extent the bankruptcy court determines that the lender is adequately protected.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor.  The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned.  If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long term debt may be protected from recovery as preferences if they qualify for the "ordinary course" exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.  The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, under certain circumstances, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

 Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks.  Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as “CERCLA”) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that:

●	may pose an imminent or substantial endangerment to human health or welfare or the environment,

●	may result in a release or threatened release of any hazardous material,

●	may give rise to any environmental claim or demand, or

●
may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government.  In several states, the lien has priority over the lien of an existing mortgage against the property.  Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or hazardous material treatment, storage or disposal activity.  Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender.  Under the laws of some states and under CERCLA, a lender may become liable as an “owner” or an “operator” of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property.  The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

Excluded from CERCLA’s definition of “owner or operator” is any person “who, without participating in the management of a vessel or facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property

(whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations.  Additionally, the amendments provide certain protections from CERCLA liability as an “owner or operator” to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms.  The amendments also limit the potential liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.  Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on “generators” or “transporters” of hazardous substances.

Environmental clean-up costs may be substantial.  It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer.  It is possible that a property securing a mortgage loan could be subject to these transfer restrictions.  If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

To reduce the likelihood of this kind of loss, the related Pooling Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so.  There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected.  In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower’s repayment.  Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.  Compliance could be complicated and may entail substantial expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.  That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property.  The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that “due-on-sale” clauses in certain loans are enforceable within certain limitations as set forth in the Garn Act.  Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980.  A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or

(2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question.  For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.  Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

1.      hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

2.      the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under this act (the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer or the Trustee could be requested or required to obtain certain assurances from prospective investors intending to purchase Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer and the Trustee to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer or the Trustee to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer or the Trustee to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Certificates.  In addition, each of the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer and the Trustee intends to comply with the U.S. Bank Secrecy Act, the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its Mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the Mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules.  Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively.  No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.  This discussion reflects the applicable provisions of the Code as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”).  Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest.  References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a “REMIC Pool.”  For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of Residual Certificates in the case of each REMIC Pool.  Qualification as a REMIC requires ongoing compliance with certain conditions.  With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

1.      the making of an election,

2.      compliance with the Pooling Agreement and any other governing documents and

3.      compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code,

each REMIC Pool will qualify as a REMIC.

In that case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to that REMIC Pool.  If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.  See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Characterization of Investments in REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans .  .  .  secured by an interest in real property which is .  .  .  residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment.  REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated.  If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety.  Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment.  Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%.  Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of Code Section 851(b)(3)(A)(i).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The Pooling Agreement for each series will contain a provision designed to meet this requirement.  See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

1.      the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

2.      substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified prior to the closing date other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last modification or at closing.  A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter.  A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable,

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

●	a mortgage that was fraudulently procured by the mortgagor, and

●	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies.  In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms.  A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent no longer required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool.  Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.  A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.  A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.  An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool.  The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief.  Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “Reform Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates.  If a series of certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Taxation of Regular Certificates

General.

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes.  In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income).  Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income.  The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act.  Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.  To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act.  We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income.  The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.”  The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date.  The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.  The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute “qualified stated interest.”  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest.  However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest.  Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates.  Likewise, we intend to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount, a so-called “super-premium” class, as having no qualified stated interest.  Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate.  For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate.  The

Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates.  The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.  Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset.  However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.  See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition.  We intend to treat the monthly period ending on the day before each distribution date as the accrual period.  With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate.  The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

1.      the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over

2.      the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

1.      the yield to maturity of the Regular Certificate at the issue date,

2.      events (including actual prepayments) that have occurred prior to the end of the accrual period, and

3.      the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption.  In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed.  We believe that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole.  You are advised to consult your tax advisors as to this treatment.

The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular Certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days.  The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium.

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates.

Regular Certificates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

1.      the issue price does not exceed the original principal balance by more than a specified amount, and

2.      the interest compounds or is payable at least annually at current values of

(a)     one or more “qualified floating rates,”

(b)     a single fixed rate and one or more qualified floating rates,

(c)     a single “objective rate,” or

(d)     a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a qualified floating rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors (each, a “variable rate”), or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity.  Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount.  The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans.  In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.  Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof.  Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278.  Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates.  The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year.  The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of.  As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.  Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules.  You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If you hold a Regular Certificate as a “capital asset” within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method.  The election to amortize premium applies to all the premium bonds you hold at the beginning of the taxable year and to all premium bonds you acquire thereafter.  Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates.  However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available.  Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to an election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.  However, if you make the election with respect to a premium bond,  then you are deemed to make the election to amortize premium for all the premium bonds you hold at the beginning of the taxable year and all premium bonds you acquire thereafter.  If you make the election with respect to a market discount bond,  then you are deemed to make the election to accrue market discount for all the market discount bonds you acquire at the beginning of the taxable year and all market discount bonds you acquire thereafter.   The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Prepayment Premiums.

Prepayment Premiums actually collected on the mortgage loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale or Exchange of Regular Certificates.

If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate.  The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below).  That gain will be treated as ordinary income as follows:

1.      if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction,

2.      in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

3.      to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible.  Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless.  Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Tax Treatment of Exchangeable Certificates

In General.  The Exchangeable Certificates for a series may represent either (1)  beneficial ownership of  proportionate interests in each related Exchangeable Certificate corresponding to that Exchangeable Certificate or (2) beneficial ownership of disproportionate interests in the related Exchangeable Certificates corresponding to that Exchangeable Certificate.  The prospectus supplement for any series offering Exchangeable Certificates will specify whether the Exchangeable Certificates for such series represent either proportionate or disproportionate interests in the related Exchangeable Certificates.  An Exchangeable Certificate may be (1) a REMIC Regular Certificate or (2) a Standard Certificate representing beneficial ownership in one or more uncertificated REMIC regular interests.

Exchangeable Certificates Representing Proportionate Interests in Two or More Related Exchangeable Certificates.  If an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each related Exchangeable Certificate corresponding to that Exchangeable Certificate, then each beneficial owner of such an Exchangeable Certificate should account separately for its ownership interest in each related Exchangeable Certificate underlying that Exchangeable Certificate as if such related Exchangeable Certificate were a Regular Certificate, as described under “—Taxation of Regular Certificates.”  If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying related Exchangeable Certificates other than in an exchange described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the underlying related Exchangeable Certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying related Exchangeable Certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more related Exchangeable Certificates, those related Exchangeable Certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more related Exchangeable Certificates underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the underlying related Exchangeable Certificates, (ii) sell one of those related Exchangeable Certificates and (iii) retain one or more of the remaining related Exchangeable Certificates, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the underlying related Exchangeable Certificates sold and the related Exchangeable Certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the related Exchangeable Certificates sold using its basis allocable to those related Exchangeable Certificates. Also, the beneficial owner then must treat the related Exchangeable Certificates underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those related Exchangeable Certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the related Exchangeable Certificates retained based on the beneficial owner’s basis in those related Exchangeable Certificates.

As a result, when compared to treating each related Exchangeable Certificate underlying an Exchangeable Certificate as a separate debt instrument, aggregating the related Exchangeable Certificates underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of such an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each related Exchangeable Certificate underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more related Exchangeable Certificates underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to such an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the related Exchangeable Certificates underlying an Exchangeable Certificate should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in Related Exchangeable Certificates.  If an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the related Exchangeable Certificates corresponding to that Exchangeable Certificate, then the tax consequences to the beneficial owner of the Exchangeable Certificate will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying related Exchangeable Certificates. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying related Exchangeable Certificate, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying related Exchangeable Certificate to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying related Exchangeable Certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Exchangeable Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Taxation of Regular Certificates—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying related Exchangeable Certificates.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of one or more Exchangeable Certificates exchanges them for another Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of such exchanged Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related underlying Exchangeable Certificates.   As of the date of such a sale, the beneficial owner must allocate its basis in the underlying related Exchangeable Certificates between the part of the related Exchangeable Certificates underlying the Exchangeable Certificates sold and the part of the related Exchangeable Certificates underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges the underlying related Exchangeable Certificates for other Exchangeable Certificates and retains all such Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of the related Exchangeable Certificates allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale or Exchange of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying related Exchangeable Certificates, the owner should be treated as owning the underlying related Exchangeable Certificates, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges.  If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each underlying related Exchangeable Certificate that it owned immediately prior to the exchange.

Taxation of Residual Certificates

Taxation of REMIC Income.

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

1.      the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

2.      all bad loans will be deductible as business bad debts, and

3.      the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.  The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand.  In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.  When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following the issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount.  If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made.  Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses.

The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool.  However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets.  Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests.  These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder.  Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.  If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.  Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.  Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described in that section, and “—Premium” above.

Deferred Interest.  Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under “—Taxation of Regular Certificates—Deferred Interest” above.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described under “—Taxation of Regular Certificates—Market Discount” above.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS or MBS that are REMIC regular interests under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder.  The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period.  For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period.  Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return.  However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise.  See “—Taxation of Certain Foreign Investors—Residual Certificates” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder.  First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions.  Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.  Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates.

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent.  However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  This tax would be deductible from the ordinary gross income of the

Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” as defined in Code Section 775 holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c).  An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

For these purposes:

1.      “Disqualified Organization” means any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership”, as defined in Section 775 of the Code and (vi) any other person so designated by the Trustee or the Certificate Administrator based upon an opinion of counsel as provided to the Trustee or the Certificate Administrator (at no expense to the Trustee or the Certificate Administrator) that the holding of an ownership interest in a Class R Certificate by such person may cause either (i) the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or (ii) any person having an ownership interest in any Class of Certificates (other than such person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Class R Certificate to such person.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions, and

2.      “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.  The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under “—Foreign Investors” below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax.  A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under “—Disqualified Organizations” above.  The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the “formula test” or the “assets test,” (each described below) is satisfied.  The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading “—Disqualified Organizations” above.  The transferor must have no actual knowledge or reason to know that those statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

  (i)     the present value of any consideration given to the transferee to acquire the interest;

 (ii)     the present value of the expected future distributions on the interest; and

(iii)     the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate.  Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The assets test is satisfied if (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Foreign Investors.  The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule appears intended to apply to a transferee who is not a U.S. Person (a “Non-U.S. Person”), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.  If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a non-U.S. Person.

Sale or Exchange of a Residual Certificate.

Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under “—Basis and Losses” above, in the Residual Certificate at the time of the sale or exchange.  In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date.  That income will be treated as gain from the sale or exchange of the Residual Certificates.  It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

The Treasury has issued regulations, the “Mark to Market Regulations,” under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include

1.      the disposition of a qualified mortgage other than for:

(a)     substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

(b)     foreclosure, default or imminent default of a qualified mortgage,

(c)     bankruptcy or insolvency of the REMIC Pool, or

(d)     a qualified (complete) liquidation,

2.      the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

3.      the receipt of compensation for services or

4.      the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding.  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool:

1.      during the three months following the Startup Day,

2.      made to a qualified reserve fund by a Residual Certificateholder,

3.      in the nature of a guarantee,

4.      made to facilitate a qualified liquidation or clean-up call, and

5.      as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property.

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.  In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding.  The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool.  Each Residual

Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.  If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates.

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-

U.S. Person is a partnership.  An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If that statement, or any other required statement, is not provided, 30% withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person.  In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates.  Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates.

The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).  Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates.  If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount.  See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

FATCA.

Under Sections 1471 through 1474 of the Code (“FATCA”) “foreign financial institutions” will be required to enter into an agreement with the IRS requiring them to obtain and to disclose to the IRS information about certain of their U.S. investors, if any. FATCA also requires certain other foreign entities to obtain and disclose information about their investors to the relevant withholding agent who would, in turn, be required to provide such information to the IRS.  FATCA imposes a 30% withholding tax on certain payments of income and gross proceeds to an applicable foreign entity (which includes foreign financial institutions as well as certain other financial entities) if that foreign entity fails to enter into an information sharing agreement with the IRS or otherwise fails to comply with the requirements of the legislation.  Withholding under FATCA will be effective for payments of income made after June 30, 2014, and for gross proceeds realized after December 31, 2016, but would not apply to obligations, such as any Regular Certificates, outstanding on or before July 1, 2014.  Non-U.S. Persons should consult their tax advisors regarding their requirements with respect to the new legislation and related Treasury regulations and announcements.

3.8% Medicare Tax On “Net Investment Income”

U.S. holders of REMIC Certificates that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain with respect to the REMIC Certificates, to the extent that their net investment income, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax.  U.S. Persons should consult their advisors with respect to the application of the 3.8% Medicare tax to their income and gains, if any, with respect to the REMIC Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a current rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may also apply regardless of whether withholding is required.  Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee.  All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates.  Holders through nominees must request that information from the nominee.

Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.  Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see “—Limitations on Deduction of Certain Expenses” above, allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Federal Income Tax Consequences
for Certificates as to which No REMIC Election Is Made

Standard Certificates

General.

In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as “—Stripped Certificates,” as described below, as a REMIC (certificates of that kind of series are referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a “Standard Certificateholder”) in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under “—Recharacterization of Servicing Fees” below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” below.

Tax Status.

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.      Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans....secured by an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.      Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      Standard Certificate owned by a REMIC will be considered to represent an “obligation .  .  .  which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount.

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium.  The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium” above.

Original Issue Discount.  The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans  originated with original issue discount.  Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.  If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.  However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal.  Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

Market Discount.  Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met.  Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply.  Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected.  If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders.  In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.  If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules.  That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.  Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed under “—Stripped Certificates” below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder.  While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest.  Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose.  In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated.  See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate.  In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates.  Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset.  However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General.

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

1.      we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

2.      the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See “—Standard Certificates—Recharacterization of Servicing Fees” above), and

3.      certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered.  See discussion under “—Standard Certificates—Recharacterization of Servicing Fees” above.  Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods.  The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under “—Standard Certificates—General” above, subject to the limitation described there.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased.  Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of  the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.  This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations.  While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under “—Taxation of Stripped Certificates—Possible Alternative Characterizations” below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes.  The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.  In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium.  This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.  This market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans.  Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans .  .  .  secured by an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

Original Issue Discount.  Except as described under “—General” above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes.  Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income.  Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates” above.  However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under “—General” above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder’s Stripped Certificate.  While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates.  However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.  Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Certificates.  Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in that Stripped Certificate, as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates” above.  To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.  Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.  The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions.  For example, the Stripped Certificateholder may be treated as the owner of

1.      one installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan,

2.      as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

3.      a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.  Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable.  The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

3.8% Medicare Tax On “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income”, above.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns.  The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements.  The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price.  In particular, in the case of Stripped Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates.  The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% may be required in respect of any reportable payments, as described under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder.  The same requirements would be imposed on middlemen holding certificates on behalf of holders.  Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman.  The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans will be “portfolio interest” and will be treated in the manner, and those persons will be subject to the same certification and reporting requirements, described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates” above.

Holders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—FATCA”, above.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences”, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates.  State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.  However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code.  Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.  Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates.  Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the trust assets to be deemed Plan assets.  Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan.  If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of

ERISA and the Code.  In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the “Exemptions”) which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent.  If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability. Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Exemptions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied.  If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions.  All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available.  Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) to ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.  Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.  Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets.  In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account.  Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Unrelated Business Taxable Income; Residual Certificates

The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC

Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

 The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties.  Except as may be specified in the related prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of offered certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

METHOD OF DISTRIBUTION

The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below.  The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and our net proceeds from that sale.

We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.  Those methods are as follows:

1.      by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.      by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

3.      through direct offerings by the Depositor.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the offered certificates, the underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by us to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by J.P. Morgan Securities LLC, acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or J.P. Morgan Securities LLC may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of J.P. Morgan Securities LLC and, as such, J.P. Morgan Securities LLC will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to J.P. Morgan Securities LLC, any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of any series of offered certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, and the underwriters will indemnify us and our controlling persons, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of offered certificates.  If you purchase offered certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale.

All or part of any class of offered certificates may be acquired by us or by one or more of our affiliates in a secondary market transaction or from an affiliate.  Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to each series of certificates, only those classes rated in an investment grade rating category by an NRSRO will be offered by this prospectus and the related prospectus supplement.  We may initially retain any class rated below investment grade, or any unrated class, and we may sell it at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which such underwriter acts as principal.  An underwriter may also act as agent in such transactions.  Sales may be made at negotiated prices determined at the time of sale.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on Form 10-K) filed or caused to be filed by the Depositor with respect to a trust fund before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, that relate specifically to the related series of certificates.  The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents).  Requests to the Depositor should be directed in writing to its principal executive offices at 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President, or by telephone at (212) 272-6858.  The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

The Depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the SEC.  This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549.  Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the Registration Statement (SEC File No. 333-190246), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s Web site.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable Trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates of each series and material federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSROs that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they obtain pursuant to Rule 17g-5 under the Exchange Act or otherwise.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated.  As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

30/360	50	FATCA	116
401(c) Regulations	127	Federal Funds Rate	54
91-day Treasury Bill Rate	54	FHLMC	38
91-day Treasury Bills	54	FNMA	38
Accrual Certificates	49	Garn Act	89
Accrued Certificate Interest	49	GNMA	38
Actual/360	50	Indirect Participants	62
Actual/365 (fixed)	50	Insurance and Condemnation Proceeds	68
Actual/Actual (accrual basis)	50	IRS	92
Actual/Actual (ISMA)	51	ISMA	51
Actual/Actual (payment basis)	51	Issuing Entity	1
ADA	91	JPMCB	46
ARM Loans	37	L/C Bank	77
Assessment of Compliance	73	LIBOR Determination Date	52
Attestation Report	73	Liquidation Proceeds	68, 69
Available Distribution Amount	49	Loan-to-Value Ratio	35
Bankruptcy Code	81	Lock-out Date	37
Bond Equivalent Yield	52	Lock-out Period	37
Book-Entry Certificates	48	LTV	35
Cash Flow Agreement	40	MBS	33
CERCLA	87	MBS Agreement	38
Certificate Owner	62	MBS Issuer	38
Clearstream	63	MBS Servicer	38
CMT Rate	52	MBS Trustee	38
Code	60	Mortgage Asset Seller	34
Commercial Paper Rate	52	Mortgage Notes	34
Cooperatives	34	Mortgaged Properties	34
CPR	43	Mortgages	34
Debt Service Coverage Ratio	35	Net Leases	35
Debt Yield	35	Net Operating Income	35
defective obligation	94	Nonrecoverable Advance	57
Definitive Certificates	48	Non-U.S. Person	112
Depositor	ii, 34	NRSRO	128
Designated CMT Reuters Page	53	OID Regulations	96
Determination Date	41	Participants	62
Direct Participants	62	Parties in Interest	126
Disqualified Organization	110, 127	Pass-Through Entity	110
Distribution Date Statement	59	Patriot Act	91
DOL	126	Permitted Investments	68
DSCR	35	Plans	126
DTC	48	Pooling Agreement	64
Due Dates	36	prepayment	43
Due Period	41	Prepayment Assumption	97
EDGAR	131	Prepayment Interest Shortfall	41
Euroclear	63	Prepayment Premium	37
Excess Funds	46	Prime Rate	54
excess servicing	120	PTCE	127
Exchange Act	39	Random Lot Certificates	96
Exchangeable Certificates	57	Record Date	49
Exemptions	127	Reference Banks	52
FAMC	38	Reform Act	95

Registration Statement	130	Servicer Termination Event	74
Regular Certificateholder	95	Servicing Standard	67
Regular Certificates	92	Similar Law	126
Related Proceeds	56	SMMEA	128
Relief Act	90	SPA	43
REMIC	7, 92	Sponsor	46
REMIC Certificates	92	Standard Certificateholder	118
REMIC Pool	92	Standard Certificates	118
REMIC Regulations	92	Startup Day	93
REO Property	67	Stripped Certificateholder	122
Residual Certificateholders	106	Stripped Certificates	121
Residual Certificates	49	Subordinate Certificates	48
Reuters Screen FEDCMT Page	53	Sub-Servicing Agreement	67
Reuters Screen FEDFUNDS1 Page	54	Terms and Conditions	64
Reuters Screen FRBCMT Page	53	Title V	89
Reuters Screen LIBOR01 Page	52	Treasury	92
Reuters Screen US PRIME 1 Page	55	Treasury Notes	53
SEC	37	U.S. Person	112
secured-creditor exemption	87	Value	36
Securities Act	39	variable rate	99
Senior Certificates	48	Warranting Party	66

IMPORTANT NOTICE TO ALL POTENTIAL INVESTORS

The attached CD-ROM relates to this prospectus supplement. The CD-ROM contains Annex A-1 to this prospectus supplement, which will be included with and form part of the paper version of this prospectus supplement. Defined terms used in Annex A-1, but not otherwise defined in Annex A-1, shall have the respective meanings assigned to them in the paper portion of this prospectus supplement. All of the information contained in the CD-ROM is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read the paper portion of this prospectus supplement in its entirety prior to accessing the disc, and if the CD-ROM is received separately, any information on the CD-ROM will be supplemented in its entirety by the paper portion of this prospectus supplement. If the CD-ROM was not received in a sealed package, we cannot assure you that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Kunal Singh of J.P. Morgan Securities LLC at (212) 834-5467 to receive an original copy of the CD-ROM.

The delivery of this CD-ROM is not an offer to sell or a solicitation of an offer to buy any securities, nor an offer of any securities to any person in any country, state or other jurisdiction in which such offer would be unlawful. The delivery of this CD-ROM does not imply that the information set forth in this CD-ROM is correct as of any date subsequent to the date of such information.

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

$950,919,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
Depositor

JPMBB
Commercial Mortgage
Securities Trust 2013-C17
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2013-C17

Prospectus supplement

Summary of Certificates	S-2
Important Notice Regarding The Offered Certificates	S-8
Important Notice About Information Presented in This Prospectus supplement and the Accompanying Prospectus	S-8
Summary of Terms	S-13
Risk Factors	S-46
Description of the Mortgage Pool	S-109
Transaction Parties	S-162
Description of the Certificates	S-218
Servicing of the Mortgage Loans	S-259
Certain Affiliations, Relationships and Related
Transactions Involving Transaction Parties	S-296
Pending Legal Proceedings Involving Transaction
Parties	S-296
Use Of Proceeds	S-297
Yield and Maturity Considerations	S-297
Material Federal Income Tax Consequences	S-311
Certain State and Local Tax Considerations	S-314
Method of Distribution (Underwriter Conflicts of
Interest)	S-314
Certain ERISA Considerations	S-316
Certain Legal Aspects of the Mortgage Loans	S-318	Class A-1	$62,159,000
Legal Investment	S-319	Class A-2	$67,592,000
Legal Matters	S-320	Class A-3	$210,000,000
Ratings	S-320	Class A-4	$319,103,000
Index of Defined Terms	S-322	Class A-SB	$98,635,000
		Class X-A	$841,354,000
Prospectus		Class A-S	$83,865,000
		Class B	$62,222,000
Summary of Prospectus	1	Class C	$47,343,000
Risk Factors	9	Class EC	$193,430,000
Description of the Trust Funds	33
Yield and Maturity Considerations	40
The Sponsor	46
The Depositor	47
The Issuing Entity	47
Use of Proceeds	47
Description of the Certificates	48	PROSPECTUS SUPPLEMENT
Description of the Pooling Agreements	64
Description of Credit Support	76
Certain Legal Aspects of Mortgage Loans	78
Material Federal Income Tax Consequences	92	J.P. Morgan Co-Lead Manager and Joint Bookrunner Barclays Co-Lead Manager and Joint Bookrunner RBS Co-Manager December 20, 2013
State and Other Tax Considerations	125
Certain ERISA Considerations	125
Legal Investment	128
Method of Distribution	129
Incorporation of Certain Information by Reference	130
Where You Can Find More Information	131
Legal Matters	131
Financial Information	131
Rating	131
Index of Defined Terms	132

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until March 20, 2014